UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Royal Gold, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☐	No fee required
☐	Fee paid previously with preliminary materials
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Preliminary Proxy Statement – Subject To Completion, Dated August 18, 2025
1144 15th Street, Suite 2500
Denver, Colorado 80202
            , 2025
PROPOSED ARRANGEMENTS – YOUR VOTE IS VERY IMPORTANT
Dear Stockholders,
I am pleased to inform you that Royal Gold, Inc., a Delaware corporation (“Royal Gold”), International Royalty Corporation, a Canadian corporation and wholly owned subsidiary of Royal Gold (“IRC”), and Sandstorm Gold Ltd., a British Columbia corporation (“Sandstorm”), have agreed to a strategic business combination transaction whereby Royal Gold (through IRC) will acquire all of the issued and outstanding Sandstorm common shares (each, a “Sandstorm common share”) pursuant to a plan of arrangement (the “Sandstorm Arrangement”), with Sandstorm becoming a wholly owned subsidiary of Royal Gold upon completion of the transaction. Pursuant to the Sandstorm Arrangement, Sandstorm shareholders will receive 0.0625 of a share of Royal Gold common stock, par value $0.01 per share (“Royal Gold common stock”), in exchange for each Sandstorm common share held (other than Sandstorm common shares held by dissenting Sandstorm shareholders), subject to adjustment if applicable, pursuant to the terms of an arrangement agreement entered into by Royal Gold, IRC and Sandstorm on July 6, 2025 (as may be amended from time to time, the “Sandstorm Arrangement Agreement”).
In addition, Royal Gold, IRC and Horizon Copper Corp., a British Columbia corporation (“Horizon”), have also agreed to a strategic business combination transaction whereby Royal Gold (through IRC) will acquire all of the issued and outstanding Horizon common shares (each, a “Horizon common share”) pursuant to a plan of arrangement (the “Horizon Arrangement” and together with the Sandstorm Arrangement, the “Arrangements”), with Horizon becoming a wholly owned subsidiary of Royal Gold upon completion of the transaction. Pursuant to the Horizon Arrangement, Horizon shareholders will receive C$2.00 in cash in exchange for each Horizon common share held (other than Horizon common shares held by Sandstorm or its subsidiaries, or dissenting Horizon shareholders), subject to adjustment if applicable, pursuant to the terms of an arrangement agreement entered into by Royal Gold, IRC and Horizon on July 6, 2025 (as may be amended from time to time, the “Horizon Arrangement Agreement” and together with the Sandstorm Arrangement Agreement, the “Arrangement Agreements”).
Each of the Arrangements will be implemented by way of a plan of arrangement (respectively, the “Sandstorm Plan of Arrangement” and the “Horizon Plan of Arrangement”) under the Business Corporations Act (British Columbia) and is subject to the approval by the Supreme Court of British Columbia (the “Court”). The Sandstorm Arrangement is also subject to approval by the Sandstorm shareholders, the approval of the Stock Issuance Proposal (as defined below) by the Royal Gold stockholders, the conditions to Royal Gold’s obligation to complete the Horizon Arrangement having been satisfied (subject to limited exceptions and provided that Royal Gold may waive this condition), regulatory approvals in Canada and South Africa, and certain other customary conditions precedent. The Horizon Arrangement is also subject to approval by the Horizon securityholders, the conditions to Royal Gold’s obligation to complete the Sandstorm Arrangement having been satisfied (subject to limited exceptions and provided that Royal Gold may waive this condition), regulatory approvals in Canada, and certain other customary conditions precedent.
Upon completion of the Sandstorm Arrangement, it is expected that Royal Gold stockholders will own approximately 77% and Sandstorm shareholders will own approximately 23% of the combined company on a fully diluted basis, based on the number of securities of Royal Gold and Sandstorm outstanding as of the date of the Sandstorm Arrangement Agreement.
We are sending you the accompanying proxy statement to cordially invite you to attend a special meeting of the stockholders of Royal Gold (the “Special Meeting”), which will be held entirely online at the following website: www.virtualshareholdermeeting.com/RGLD2025SM, at           , Mountain Time, on          , 2025, or such other date, time and place to which the Special Meeting may be adjourned or postponed, for the purpose of considering and voting upon the following proposals in connection with the Sandstorm Arrangement:
•Proposal No. 1 — The Stock Issuance Proposal — to approve the issuance of shares of Royal Gold common stock to Sandstorm shareholders and option holders in connection with the Sandstorm Arrangement (the “Stock Issuance Proposal”); and
•Proposal No. 2 — The Adjournment Proposal — to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal, subject to the provisions of the Sandstorm Arrangement Agreement.

After careful consideration, the Royal Gold Board of Directors has unanimously determined that it is advisable and in the best interests of Royal Gold and its stockholders to consummate the Sandstorm Arrangement with Sandstorm as contemplated by the Sandstorm Arrangement Agreement. The Royal Gold Board of Directors unanimously recommends that you vote “FOR” each of the proposals described above.
We are not asking for your approval of the Horizon Arrangement. However, subject to limited exceptions, each of the Sandstorm Arrangement and the Horizon Arrangement is subject to the conditions to Royal Gold’s obligation to complete the other Arrangement having been satisfied, provided Royal Gold may waive these conditions. Accordingly, if the Stock Issuance Proposal is not approved at the Special Meeting, the Sandstorm Arrangement will not be completed and Royal Gold may elect not to consummate the Horizon Arrangement.
The accompanying proxy statement provides you with information about the Arrangements and the Special Meeting. Royal Gold encourages you to read the proxy statement carefully and in its entirety, including the Sandstorm Arrangement Agreement and Horizon Arrangement Agreement, which are attached thereto as Annex A and Annex B, respectively. Before deciding how to vote, you should consider the risk factors discussed in the “Risk Factors” section of the proxy statement. You may also obtain more information about Royal Gold and Sandstorm from the documents each of them has filed with the Securities and Exchange Commission (the “SEC”) as described under the “Where You Can Find More Information” section of the proxy statement.
YOUR VOTE IS VERY IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.
The Sandstorm Arrangement cannot be completed unless the Stock Issuance Proposal is approved. Assuming a quorum is present, approval of the Stock Issuance Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting by the holders of shares entitled to vote on such matter, voting as a single class. Whether or not you plan to attend the Special Meeting in person (online), please vote as soon as possible to ensure that your shares are represented and voted at the Special Meeting. Accordingly, whether or not you plan to attend the Special Meeting in person (online), you are requested to promptly vote your shares by completing, signing and dating the enclosed proxy card or voting instruction form and returning it in the postage-paid envelope provided, or by voting over the telephone or via the internet as instructed in these materials. If you are a stockholder of record and sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” each of the proposals described above.
Banks, brokers and other nominees that hold their customers’ shares in “street name” may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As the Stock Issuance Proposal and the Adjournment Proposal to be voted upon at the Special Meeting are considered “non-routine,” such organizations do not have discretion to vote on those proposals. Therefore, if you hold your shares in “street name” and fail to provide your bank, broker or other nominee with any instructions regarding how to vote your shares with respect to the Stock Issuance Proposal and the Adjournment Proposal, your shares will not be considered present at the Special Meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted with respect to the Stock Issuance Proposal or the Adjournment Proposal. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions provided by that institution to vote your shares.
I strongly support the proposed Sandstorm Arrangement and join with our Board of Directors in unanimously recommending that you vote “FOR” each of the proposals described in this proxy statement.
Thank you for your continued support of Royal Gold.
By Order of the Board of Directors,
William H. Heissenbuttel
President and Chief Executive Officer
            , 2025
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE ARRANGEMENTS, PASSED UPON THE MERITS OR FAIRNESS OF THE ARRANGEMENT AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED IN THE ARRANGEMENT AGREEMENTS, INCLUDING THE ARRANGEMENTS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The accompanying proxy statement is dated            , 2025 and, together with the enclosed form of proxy card, is first being mailed or otherwise distributed to stockholders of Royal Gold on or about            , 2025.

Notice of Special Meeting of Stockholders
A special meeting (“Special Meeting”) of stockholders of Royal Gold, Inc. will be held entirely online at the following website: www.virtualshareholdermeeting.com/RGLD2025SM, at           , Mountain Time, on             , 2025, or such other date, time and place to which the Special Meeting may be adjourned or postponed, for the purpose of considering and voting upon the following proposals in connection with a strategic business combination transaction pursuant to an arrangement agreement entered into by Royal Gold, International Royalty Corporation, and Sandstorm Gold Ltd. on July 6, 2025, whereby Royal Gold (through IRC) will acquire all of the issued and outstanding Sandstorm common shares and Sandstorm will become a wholly owned subsidiary of Royal Gold:

Approval of the issuance of shares of Royal Gold common stock to Sandstorm shareholders and option holders in connection with the Sandstorm Arrangement (the “Stock Issuance Proposal”).

FOR

Approval of the adjournment or postponement of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal, subject to the provisions of the Sandstorm Arrangement Agreement.

FOR

Your vote is important. All stockholders are cordially invited to attend the Special Meeting in person (online) or by proxy. It is important that your shares be represented at the Special Meeting whether or not you are personally able to attend. If you are unable to attend, please promptly vote your shares by telephone or internet or by signing, dating and returning the enclosed proxy card at your earliest convenience. Voting by the internet or telephone is fast, convenient, and enables your vote to be immediately confirmed and tabulated, which helps Royal Gold reduce postage and proxy tabulation costs.
By Order of the Board of Directors
David Crandall, Corporate Secretary
Denver, Colorado
             , 2025

When , , 2025 Mountain Time

Where
You can attend and participate in the Special Meeting by visiting www.virtualshareholdermeeting.com/RGLD2025SM, where authenticated stockholders will be able to listen to the meeting live, submit questions, and vote. The Special Meeting will be held entirely online via live audio webcast. The webcast is designed to provide stockholders the opportunity to participate virtually to facilitate stockholder attendance and to provide a consistent experience to all stockholders, regardless of location.

Who
You are eligible to vote at the Special Meeting and any postponement or adjournment of the meeting if you are a holder of Royal Gold common stock at the close of business on         , 2025 (the “Record Date”).

How to Vote
Telephone 1-800-690-6903

Internet www.proxyvote.com

Mail Mark, sign, date, and return the enclosed proxy card or voting instruction form.

At the Virtual Special Meeting Vote through the online platform.

IMPORTANT VOTING INSTRUCTIONS
WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON (ONLINE), ROYAL GOLD URGES YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE, (2) VIA THE INTERNET OR (3) BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before your proxy is voted at the Special Meeting. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions provided by that institution to vote your shares.
Royal Gold urges you to read the proxy statement, including all documents incorporated by reference into the proxy statement, and its annexes carefully and in their entirety.
If you are a Royal Gold stockholder and have any questions concerning the Sandstorm Arrangement or the proxy statement, would like additional copies of the proxy statement, need to obtain proxy cards or need help voting, please contact Royal Gold’s proxy solicitor:
Saratoga Proxy Consulting LLC
520 8th Avenue
New York, New York 10018
Banks, Brokerage Firms and Stockholders, please call: (212) 257-1311
Email: info@saratogaproxy.com
To receive timely delivery of requested documents, you should make your request to Saratoga Proxy Consulting LLC no later than ten days in advance of the Special Meeting. You will not be charged for any of the documents that you request.
For additional information about documents incorporated by reference into the accompanying proxy statement, please see the “Where You Can Find More Information” section of this proxy statement.

i

The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement	129

The Sandstorm Arrangement	129
ii

iii

Certain Defined Terms
Unless otherwise stated or unless the context otherwise requires, the terms “Royal Gold,” “the Company,” “we,” “us” or “our” refer to Royal Gold, Inc., a Delaware corporation. References to “$” refer to the lawful currency of the United States of America; and “C$” refer to the lawful currency of Canada.
In this proxy statement, unless otherwise stated or the context otherwise requires:
•“acquisition proposal” has the meaning set forth under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation”;
•“Adjournment Proposal” means the proposal to Royal Gold stockholders to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal, subject to the provisions of the Sandstorm Arrangement Agreement;
•“Advance” has the meaning set forth under “Summary—Recent Developments”;
•“Advance Ruling Certificate” means an advance ruling certificate issued by the Commissioner under section 102 of the Canadian Competition Act with respect to the transactions contemplated by the Arrangement Agreements, such certificate having not been modified or withdrawn prior to the effective time of the Arrangements;
•“Arrangements” means, together, the Sandstorm Arrangement and the Horizon Arrangement, and “Arrangement” means either one of them;
•“Arrangement Agreements” means, together, the Sandstorm Arrangement Agreement and the Horizon Arrangement Agreement, and “Arrangement Agreement” means either one of them;
•“Artmin” means Artmin Madencilik Sanayi ve Ticaret A.Ş.;
•“BCBCA” means the Business Corporations Act (British Columbia);
•“Blakes” means Blake, Cassels & Graydon LLP, legal counsel to the Horizon Special Committee;
•“Canadian Competition Act” means the Competition Act (Canada);
•“Canadian Competition Act Approval” means, with respect of the transactions contemplated by the Arrangement Agreements, (a) that the Commissioner shall have issued to Royal Gold an Advance Ruling Certificate, or (b) that (i) the waiting period under section 123 of the Canadian Competition Act shall have expired or been terminated by the Commissioner, or the Commissioner shall have waived the requirement to submit a Notification pursuant to paragraph 113(c) of the Canadian Competition Act, and, unless waived in writing by Royal Gold, (ii) the Commissioner shall have issued to Royal Gold a No Action Letter;
•“Cassels” means Cassels Brock & Blackwell LLP, Canadian legal counsel to Sandstorm;
•“Change in Recommendation” with respect to each of Royal Gold and Sandstorm has the meaning set forth under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation”;
•“Closings” means, together, the Sandstorm Closing and the Horizon Closing;
•“Combined Company” means Royal Gold after the consummation of the Arrangements;
•“Commissioner” means the Commissioner of Competition appointed under subsection 7(1) of the Canadian Competition Act or any person authorized to perform duties on behalf of the Commissioner of Competition;

•“Court” means the Supreme Court of British Columbia;
•“Crowell & Moring” means Crowell & Moring LLP, U.S. legal counsel to Sandstorm;
•“DGCL” means Delaware General Corporation Law;
•“Exchange Act” refers to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;
•“Exchange Ratio” means, for each Sandstorm common share (other than Sandstorm common shares held by dissenting Sandstorm shareholders), 0.0625 of a share of Royal Gold common stock, subject to adjustment in accordance with the Sandstorm Arrangement Agreement, if applicable;
•“Fasken” means Fasken Martineau DuMoulin LLP, legal counsel to the Sandstorm Special Committee;
•“First Quantum” has the meaning set forth under “Summary—Recent Developments”;
•“Forecasted Financial Information” has the meaning set forth under “The Sandstorm Arrangement — Certain Unaudited Prospective Financial and Operating Information”;
•“Governmental Entity” means: (a) any international, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, international arbitration institution, commission, board, ministry bureau, agency or entity, domestic or foreign, including the SEC, the British Columbia Securities Commission and any other applicable securities commissions and securities regulatory authority of a province or territory of Canada; (b) any stock exchange, including the TSX, the TSXV, the NYSE and Nasdaq; (c) any subdivision, agent, commission, board or authority of any of the foregoing; or (d) any quasi-governmental or private body or self-regulatory organization exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;
•“Gowling” means Gowling WLG (Canada) LLP, Canadian legal counsel to Horizon;
•“Hod Maden Project” means the Hod Maden gold/copper project in Artvin, Turkey;
•“Hod Maden Joint Venture” means the shareholders agreement dated May 8, 2023 between Mariana Turkey Limited, Lidya Madencilik Sanayi Ticaret A.Ş., and Alacer Gold Corp., in relation to Artmin;
•“Horizon” means Horizon Copper Corp., a corporation existing under the laws of the Province of British Columbia;
•“Horizon Arrangement” means the arrangement of Horizon under Part 9, Division 5 of the BCBCA on the terms and subject to the conditions set out in the Horizon Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of the Horizon Arrangement Agreement, the Horizon Plan of Arrangement, or made at the direction of the Court in the Horizon Final Order (with the prior written consent of Royal Gold, IRC and Horizon, each acting reasonably);
•“Horizon Arrangement Agreement” means the arrangement agreement, dated July 6, 2025, among Royal Gold, IRC and Horizon, a copy of which is attached to this proxy statement as Annex B;
•“Horizon Arrangement Resolution” means the special resolution of Horizon securityholders approving the Horizon Plan of Arrangement, which is to be considered and, if thought fit, passed at the Horizon Meeting;
•“Horizon Board of Directors” means the board of directors of Horizon;
•“Horizon Change in Recommendation” has the meaning set forth under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement  —  Non-Solicitation of Alternative Transactions and Change in Recommendation”;

•“Horizon Closing” means the closing of the Horizon Arrangement;
•“Horizon common shares” means the common shares in the capital of Horizon;
•“Horizon Consideration” means C$2.00 in cash per Horizon common share outstanding (other than Horizon common shares held by Sandstorm or its subsidiaries, or dissenting Horizon shareholders);
•“Horizon Effective Date” means the date upon which the Horizon Arrangement becomes effective in accordance with Section 2.10(a) of the Horizon Arrangement Agreement;
•“Horizon Effective Time” means 12:01 a.m. (Toronto time) on the Horizon Effective Date or such other time as Royal Gold and Horizon agree to in writing before the Horizon Effective Date;
•“Horizon Final Order” means the final order of the Court, in a form and substance acceptable to Horizon and Royal Gold, each acting reasonably, after a hearing upon the procedural and substantive fairness of the terms and conditions of the Horizon Arrangement, approving the Horizon Arrangement, as such order may be amended, supplemented, modified or varied by the Court (with the consent of both Horizon and Royal Gold, each acting reasonably) at any time prior to the Horizon Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both Horizon and Royal Gold, each acting reasonably) on appeal;
•“Horizon Interim Order” means the interim order of the Court to be issued following the application therefor submitted to the Court, in a form and substance acceptable to Horizon and Royal Gold, each acting reasonably, providing for, among other things, the calling and holding of the Horizon Meeting, as the same may be amended, supplemented, modified or varied by the Court with the consent of Horizon and Royal Gold, each acting reasonably;
•“Horizon Key Regulatory Approvals” means the Canadian Competition Act Approval and TSXV conditional acceptance described under “The Horizon Arrangement — Regulatory Approvals”;
•“Horizon Matching Period” has the meaning set forth under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation”;
•“Horizon Meeting” means the special meeting of Horizon securityholders, including any adjournment or postponement thereof, to be called and held in accordance with the Horizon Interim Order to consider the Horizon Arrangement Resolution;
•“Horizon Outside Date” means January 6, 2026 or such later date as may be agreed to in writing by Royal Gold and Horizon, provided that if the Horizon Effective Date has not occurred by January 6, 2026 as a result of the failure to satisfy certain conditions set out in the Horizon Arrangement Agreement and no Horizon Key Regulatory Approval has been denied by a non-appealable decision of a Governmental Entity, then either Royal Gold or Horizon may elect to extend the Horizon Outside Date by a specified period of not less than 30 days from the then-current Horizon Outside Date for up to an aggregate of 90 days from January 6, 2026, subject to certain exceptions, and provided further that the Horizon Outside Date shall be automatically extended if the Sandstorm Outside Date is extended;
•“Horizon Plan of Arrangement” means the plan of arrangement of Horizon, substantially in the form of Schedule A to the Horizon Arrangement Agreement attached as Annex B hereto, and any amendments or variations thereto made in accordance with the Horizon Plan of Arrangement or upon the direction of the Court in the Horizon Final Order with the consent of Horizon, Royal Gold and IRC, each acting reasonably;
•“Horizon Pre-Acquisition Reorganization” has the meaning set forth under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement — Covenants — Horizon Pre-Acquisition Reorganization”;

•“Horizon Requisite Securityholder Approval” has the meaning set forth under “Questions and Answers About the Special Meeting — What will the Sandstorm shareholders and Horizon securityholders be asked to vote on?”;
•“Horizon securityholders” means the Horizon shareholders and the Horizon warrantholders;
•“Horizon shareholders” means the holders of Horizon common shares;
•“Horizon Special Committee” means the special committee of independent directors of the Horizon Board of Directors;
•“Horizon Support and Voting Agreements” means the support and voting agreements, dated as of July 6, 2025, of Horizon directors and senior officers, Sandstorm directors and certain senior officers and other Horizon securityholders, including Sandstorm;
•“Horizon warrantholders” means the holders of Horizon warrants;
•“Horizon warrants” means the common share purchase warrants of Horizon;
•“IASB” means the International Accounting Standards Board;
•“IFRS” means the International Financial Reporting Standards as issued by IASB;
•“Investment Canada Act” means the Investment Canada Act (Canada);
•“IRC” means International Royalty Corporation, a Canadian corporation and wholly owned subsidiary of Royal Gold;
•“Kansanshi” has the meaning set forth under “Summary—Recent Developments”;
•“Kansanshi Transaction” has the meaning set forth under “Summary—Recent Developments”;
•“MARA” means the brownfield copper-gold project located in the province of Catamarca, Argentina;
•“material adverse effect,” in regards to Royal Gold and Sandstorm, has the meaning set forth under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement  —  Representations and Warranties,” and in regards to Horizon, has the meaning set forth under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement  —  Representations and Warranties”;
•“McCarthy Tétrault” means McCarthy Tétrault LLP, Canadian legal counsel to Royal Gold;
•“MI 61-101” means Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions of the Canadian Securities Administrators;
•“Minister” means the person defined as the “Minister” under section 3 of the Investment Canada Act;
•“Nasdaq” means the Nasdaq Global Select Market;
•“NAV” means net asset value, which in the streaming and royalty sector refers to the present value of expected future after-tax cash flows generated by a company’s portfolio of streaming, royalty and other interests, plus the value of any other assets held such as equity or debt securities, less any net debt or other liabilities;
•“No Action Letter” means written confirmation from the Commissioner that he does not, at that time, intend to make an application under section 92 of the Canadian Competition Act in respect of the transactions contemplated by the Arrangement Agreements, such written confirmation having not been modified or withdrawn prior to the effective time of the Arrangements;

•“notifiable transaction” has the meaning set forth under “The Sandstorm Arrangement—Regulatory Approvals—Canadian Competition Act Approval”;
•“notification” has the meaning set forth under “The Sandstorm Arrangement—Regulatory Approvals—Canadian Competition Act Approval”;
•“NYSE” means The New York Stock Exchange;
•“OTCQB” means the OTCQB Venture Market;
•“Platreef” means the development-stage project located in northeast South Africa, within the Bushveld Igneous Complex’s northern limb;
•“Plans of Arrangement” means, together, the Sandstorm Plan of Arrangement and the Horizon Plan of Arrangement, and “Plan of Arrangement” means either one of them;
•“Raymond James” means Raymond James Ltd., as a financial advisor to Royal Gold in connection with the Sandstorm Arrangement;
•“Record Date” means the close of business on             , 2025;
•“reviewable transaction” has the meaning set forth under “The Sandstorm Arrangement—Regulatory Approvals—Sandstorm ICA Approval”;
•“RG AG” has the meaning set forth under “Summary—Recent Developments”;
•“Royal Gold Board of Directors” means the board of directors of Royal Gold;
•“Royal Gold Bylaws” means the Amended and Restated Bylaws of Royal Gold, as amended through May 26, 2024;
•“Royal Gold common stock” means common stock of Royal Gold, par value of $0.01 per share;
•“Royal Gold Stockholder Approval” means Royal Gold stockholder approval of the Stock Issuance Proposal;
•“Royal Gold stockholders” means holders of Royal Gold common stock;
•“Royal Gold Support and Voting Agreements” means the support and voting agreements, dated as of July 6, 2025, between Sandstorm and each director and certain senior officers of Royal Gold;
•“SA Competition Act” means the Competition Act, No. 89 of 1998 (as amended), applicable to all activity within or having an effect within South Africa;
•“SA Competition Act Approval” means, with respect to the transactions contemplated by the Sandstorm Arrangement Agreement, (a) that the SA Competition Commission shall have issued its written approval on a conditional or unconditional basis, or (b) deemed approval under Section 14(2) of the SA Competition Act, the review period applicable to intermediate mergers under Section 14(1) of the SA Competition Act having expired without the SA Competition Commission extending the review period under Section 14(1)(a) of the SA Competition Act, or an extended review period having expired without the SA Competition Commission issuing a decision under Section 14(1)(b) of the SA Competition Act;
•“SA Competition Commission” means the Competition Commission of South Africa, established under the SA Competition Act;
•“Sandstorm” means Sandstorm Gold Ltd., a corporation existing under the laws of the Province of British Columbia;

•“Sandstorm Amended and Restated Stock Option Plan” means the amended and restated stock option plan of Sandstorm effective May 10, 2013, as amended;
•“Sandstorm Arrangement” means the arrangement of Sandstorm under Part 9, Division 5 of the BCBCA on the terms and subject to the conditions set out in the Sandstorm Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of the Sandstorm Arrangement Agreement, the Sandstorm Plan of Arrangement, or made at the direction of the Court in the Sandstorm Final Order (with the prior written consent of Royal Gold, IRC and Sandstorm, each acting reasonably);
•“Sandstorm Arrangement Agreement” means the arrangement agreement, dated July 6, 2025, among Royal Gold, IRC and Sandstorm, a copy of which is attached to this proxy statement as Annex A;
•“Sandstorm Arrangement Resolution” means the special resolution of Sandstorm shareholders approving the Sandstorm Plan of Arrangement, which is to be considered and, if thought fit, passed at the Sandstorm Meeting;
•“Sandstorm Board of Directors” means the board of directors of Sandstorm;
•“Sandstorm Closing” means the closing of the Sandstorm Arrangement;
•“Sandstorm common shares” means the common shares in the capital of Sandstorm;
•“Sandstorm Consideration” means 0.0625 of a share of Royal Gold common stock for each Sandstorm common share outstanding (other than Sandstorm common shares held by dissenting Sandstorm shareholders);
•“Sandstorm Effective Date” means the date upon which the Sandstorm Arrangement becomes effective in accordance with Section 2.11(a) of the Sandstorm Arrangement Agreement;
•“Sandstorm Effective Time” means 12:01 a.m. (Toronto time) on the Sandstorm Effective Date or such other time as Royal Gold and Sandstorm agree to in writing before the Sandstorm Effective Date;
•“Sandstorm Final Order” means the final order of the Court, in a form and substance acceptable to Sandstorm and Royal Gold, each acting reasonably, after a hearing upon the procedural and substantive fairness of the terms and conditions of the Sandstorm Arrangement, approving the Sandstorm Arrangement, as such order may be amended, supplemented, modified or varied by the Court (with the consent of both Sandstorm and Royal Gold, each acting reasonably) at any time prior to the Sandstorm Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both Sandstorm and Royal Gold, each acting reasonably) on appeal;
•“Sandstorm ICA Approval” means (a) the responsible Minister shall have sent a written notice pursuant to subsection 21(1) of the Investment Canada Act to Royal Gold stating that the Minister is satisfied that the transactions contemplated by the Sandstorm Arrangement Agreement are likely to be of net benefit to Canada, or alternatively, the time period provided for such notice under subsection 21(1) of the Investment Canada Act shall have expired such that the Minister shall be deemed, pursuant to subsection 21(2) of the Investment Canada Act, to be satisfied that the transactions contemplated by the Sandstorm Arrangement Agreement are of net benefit to Canada; and (b) more than 45 days shall have elapsed from the time that the Director of Investments under the Investment Canada Act has certified the application for review filed with the Minister in connection with the transactions contemplated by the Sandstorm Arrangement Agreement as complete and the Minister has not sent to Royal Gold a notice under subsection 25.2(1) of the Investment Canada Act and the Minister shall not have issued an order under subsection 25.3(1) of the Investment Canada Act in relation to the transactions contemplated by the Sandstorm Arrangement Agreement or, if such a notice has been sent or such an order has been made, Royal Gold has subsequently received in relation to the transactions contemplated by the Sandstorm Arrangement Agreement: (i) the notice referred to under paragraphs 25.2(2)(a) or (b) of the Investment Canada Act, (ii) the notice referred to under paragraph 25.3(3)(a) of the Investment Canada Act, or (iii) a copy of an order under paragraph 25.4(1)(b) of the Investment Canada Act authorizing the transactions contemplated by the Sandstorm Arrangement Agreement, provided that such order is on terms and conditions that are consistent with Royal Gold’s obligations under the Sandstorm Arrangement Agreement;
•“Sandstorm Interim Order” means the interim order of the Court, to be issued following the application therefor submitted to the Court after being informed of the intention of Royal Gold and Sandstorm to rely upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof with respect to the Sandstorm Consideration issued pursuant to the Sandstorm Arrangement as contemplated by Section 2.3 of the Sandstorm Arrangement Agreement, in a form and substance acceptable to Sandstorm and Royal Gold, each acting reasonably, providing for, among other things, the calling and holding of the Sandstorm Meeting, as the same may be amended, supplemented, modified or varied by the Court with the consent of Sandstorm and Royal Gold, each acting reasonably;
•“Sandstorm Key Regulatory Approvals” means the Sandstorm ICA Approval, Canadian Competition Act Approval and SA Competition Act Approval described under “The Sandstorm Arrangement — Regulatory Approvals”;
•“Sandstorm Matching Period” has the meaning set forth under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation”;
•“Sandstorm Meeting” means the special meeting of Sandstorm shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Sandstorm Interim Order to consider the Sandstorm Arrangement Resolution;
•“Sandstorm Outside Date” means January 6, 2026, or such later date as may be agreed to in writing by Royal Gold and Sandstorm, provided that if the Sandstorm Effective Date has not occurred by January 6, 2026 as a result of the failure to satisfy certain conditions set out in the Sandstorm Arrangement Agreement and no Sandstorm Key Regulatory Approval has been denied by a non-appealable decision of a Governmental Entity, then either Royal Gold or Sandstorm may elect to extend the Sandstorm Outside Date by a specified period of not less than 30 days from the then-current Sandstorm Outside Date for up to an aggregate of 90 days from January 6, 2026, subject to certain exceptions;
•“Sandstorm Performance Share Plan” means the performance share plan of Sandstorm effective December 12, 2024;
•“Sandstorm Plan of Arrangement” means the plan of arrangement of Sandstorm, substantially in the form of Schedule A to the Sandstorm Arrangement Agreement attached as Annex A hereto, and any amendments or variations thereto made in accordance with the Sandstorm Plan of Arrangement or upon the direction of the Court in the Sandstorm Final Order with the consent of Sandstorm, Royal Gold and IRC, each acting reasonably;
•“Sandstorm Pre-Acquisition Reorganization” has the meaning set forth under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Covenants — Sandstorm Pre-Acquisition Reorganization.”
•“Sandstorm Requisite Shareholder Approval” has the meaning set forth under “Questions and Answers About the Special Meeting — What will the Sandstorm shareholders and Horizon securityholders be asked to vote on?”;
•“Sandstorm shareholders” means the holders of Sandstorm common shares;

•“Sandstorm Special Committee” means the special committee of independent directors of the Sandstorm Board of Directors;
•“Sandstorm Support and Voting Agreements” means the support and voting agreements, dated as of July 6, 2025, between Royal Gold and each director and certain senior officers of Sandstorm;
•“Saratoga Proxy” means Saratoga Proxy Consulting LLC;
•“Scotia Capital” means Scotia Capital (USA) Inc., as a financial advisor to Royal Gold in connection with the Arrangements;
•“SEC” refers to the United States Securities and Exchange Commission;
•“Securities Act” means the Securities Act of 1933, as amended;
•“SEDAR+” means the System for Electronic Document Analysis and Retrieval maintained on behalf of the applicable securities commissions and other securities regulatory authorities in each of the applicable provinces and territories of Canada;
•“Shivee Tolgoi and Javkhlant Mining Licenses” means the Shivee Tolgoi and Javkhlant mining licenses in connection with the Entrée/Oyu Tolgoi joint venture;
•“Skadden” means Skadden, Arps, Slate, Meagher & Flom LLP, U.S. legal counsel to Royal Gold in connection with the Arrangements;
•“Special Meeting” means the Special Meeting of Royal Gold stockholders organized for the purpose of considering and voting on the Stock Issuance Proposal, and, if necessary, the Adjournment Proposal, including any adjournment or postponement thereof;
•“Stock Issuance Proposal” means the proposal to Royal Gold stockholders to approve the issuance of shares of Royal Gold common stock to Sandstorm shareholders and option holders in connection with the Sandstorm Arrangement;
•“superior proposal” has the meaning set forth under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement  —  Non-Solicitation of Alternative Transactions and Change in Recommendation”;
•“supplementary information request” has the meaning set forth under “The Sandstorm Arrangement—Regulatory Approvals—Canadian Competition Act Approval”;
•“TSX” means the Toronto Stock Exchange;
•“TSXV” means the TSX Venture Exchange; and
•“U.S. GAAP” means the generally accepted accounting principles in the United States of America in effect from time to time.

Cautionary Statement Regarding Forward Looking Statements
This proxy statement and the documents incorporated by reference into this proxy statement include “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements.
Forward-looking statements are often identified by words like “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include, among others, statements regarding the following: plans and expectations with respect to the Arrangements; the results, effects, benefits and synergies of the Arrangements; the expected timing for completing the Arrangements; future growth and opportunities for the Combined Company; the anticipated impact of the Arrangements on the Combined Company’s results of operations, financial position, growth opportunities and competitive position; guidance, projections and any other statements regarding Royal Gold’s, Sandstorm’s or Horizon’s future expectations, beliefs, plans, objectives, or assumptions; operators’ expected operating and financial performance and other anticipated developments relating to their properties and operations, including production, deliveries, environmental and feasibility studies, technical reports, mine plans, capital requirements, liquidity and capital expenditures; anticipated liquidity, capital resources, financing, and stockholder returns; borrowings and repayments under Royal Gold’s revolving credit facility; and prices for gold, silver, copper and other metals.
Factors that could cause actual results to differ materially from these forward-looking statements include, among others, the following: the possibility that stockholders of Royal Gold may not approve the Stock Issuance Proposal or that security holders of Sandstorm or Horizon may not approve the Sandstorm Arrangement or the Horizon Arrangement, respectively; the risks that a condition to closing of either Arrangement may not be satisfied, that a party may terminate an Arrangement Agreement or that the Sandstorm Closing or Horizon Closing might be delayed or not occur at all; delays or adverse decisions regarding any of the Sandstorm Key Regulatory Approvals or the Horizon Key Regulatory Approvals; potential adverse reactions or changes to business or employee relationships of Royal Gold, Sandstorm or Horizon, including those resulting from the announcement or completion of the Arrangements; the risk of any litigation relating to the Arrangements; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Royal Gold, Sandstorm and Horizon; failure to realize the anticipated benefits and synergies from the Arrangements in the timeframe expected or at all; changes in capital markets and the ability of the Combined Company to finance operations in the manner expected; changes in the price of gold, silver, copper or other metals; operating activities or financial performance of properties on which the Royal Gold, Sandstorm or Horizon hold stream or royalty interests, including variations between actual and forecasted performance, operators’ ability to complete projects on schedule and as planned, operators’ changes to mine plans and mineral reserves and mineral resources (including updated mineral reserve and mineral resource information), liquidity needs, mining and environmental hazards, labor disputes, distribution and supply chain disruptions, permitting and licensing issues, other adverse government or court actions, or operational disruptions; the risk that Sandstorm or Horizon may have liabilities that are not known to Royal Gold; changes of control of properties or operators; contractual issues involving stream or royalty agreements; the timing of deliveries of metals from operators and subsequent sales of metal; risks associated with doing business in foreign countries; increased competition for stream and royalty interests; environmental risks, including those caused by climate change; potential cyber-attacks, including ransomware; adverse economic and market conditions; effects of health epidemics and pandemics; changes in laws or regulations governing Royal Gold, Sandstorm, Horizon, operators or operating properties; changes in management and key employees; and other factors described under “Risk Factors” in this proxy statement, Royal Gold’s most recent Annual Report on Form 10-K, including under the caption “Risk Factors,” Royal Gold’s other filings with the SEC, in Sandstorm’s most recent Annual Report on Form 40-F and corresponding annual information form for the year ended December 31, 2024 and Sandstorm’s most recent management’s discussion and analysis for the three and six months ended June 30, 2025, filed on Form 6-K and in other documents that Sandstorm files with the SEC. Most of these factors are beyond Royal Gold’s ability to predict or control. Other unpredictable or unknown factors not discussed in this proxy statement could also have material adverse effects on forward-looking statements.
Forward-looking statements speak only as of the date on which they are made. Royal Gold disclaims any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.
Reference to Other Materials
This proxy statement includes website addresses and references to additional materials found on those websites, which are provided for convenience only. Such websites and materials are not incorporated into this proxy statement by reference.

Questions and Answers About the Special Meeting
The following questions and answers briefly address some commonly asked questions about the Arrangements and the matters being considered at the Special Meeting. The following questions and answers do not include all the information that is important to our stockholders with respect to the Arrangements. We urge our stockholders to carefully read this entire proxy statement, including its annexes and other documents incorporated by reference into this proxy statement.
Q:Why am I receiving this proxy statement?
A:Royal Gold has agreed to acquire Sandstorm pursuant to the terms and conditions of the Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement that are described in this proxy statement. If completed, the Sandstorm Arrangement will result in Royal Gold acquiring all of the issued and outstanding Sandstorm common shares in exchange for shares of Royal Gold common stock pursuant to the Sandstorm Plan of Arrangement, and Sandstorm will become a wholly owned subsidiary of Royal Gold. Shares of Royal Gold common stock representing approximately 29% of Royal Gold’s currently outstanding common stock will be issued to Sandstorm shareholders and Sandstorm option holders (upon exercise of their Sandstorm stock options following the Sandstorm Effective Time) in the Sandstorm Arrangement. Immediately after the completion of the Sandstorm Arrangement, it is expected that Royal Gold’s stockholders as of immediately prior to the completion of the Sandstorm Arrangement will own approximately 77% and Sandstorm shareholders as of immediately prior to the completion of the Sandstorm Arrangement will own approximately 23% of the Combined Company on a fully diluted basis, based on the number of securities of Royal Gold and Sandstorm outstanding as of the date of the Sandstorm Arrangement Agreement. A copy of the Sandstorm Arrangement Agreement is attached to this proxy statement as Annex A.
You are receiving this proxy statement because you have been identified as a holder of shares of Royal Gold common stock on the Record Date. This proxy statement is being used to solicit proxies on behalf of the Royal Gold Board of Directors for the Special Meeting to obtain the required approval of Royal Gold stockholders. This proxy statement contains important information about the Sandstorm Arrangement and related transactions, including the Horizon Arrangement, and the Special Meeting, and you should read it carefully.
In order to complete the Sandstorm Arrangement, Royal Gold stockholders must approve the issuance of Royal Gold common stock, Sandstorm must obtain the Sandstorm Interim Order from the Court, Sandstorm shareholders must approve the Sandstorm Arrangement, Sandstorm must obtain the Sandstorm Final Order from the Court approving the Sandstorm Arrangement and all other conditions to the Sandstorm Arrangement must be satisfied or waived. Sandstorm will hold a separate shareholder meeting to obtain the required approval of its shareholders, which is currently expected to be held on          , 2025 as discussed below.
Q:What will I receive under the Arrangements?
A:Royal Gold stockholders will not receive any consideration in the Arrangements. Royal Gold stockholders will continue to own their existing shares of Royal Gold common stock after completion of the Arrangements. Immediately after the completion of the Sandstorm Arrangement, it is expected that Royal Gold stockholders as of immediately prior to the completion of the Sandstorm Arrangement will own approximately 77% and Sandstorm shareholders as of immediately prior to the completion of the Sandstorm Arrangement will own approximately 23% of the Combined Company on a fully diluted basis, based on the number of securities of Royal Gold and Sandstorm outstanding as of the date of the Sandstorm Arrangement Agreement.
Q:When and where is the Special Meeting?
A:The Special Meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/RGLD2025SM, on              , 2025 at         , Mountain Time.
Q:How do I attend the Special Meeting?
A:Royal Gold stockholders will only be able to attend the Royal Gold Special Meeting virtually via www.virtualshareholdermeeting.com/RGLD2025SM. A Royal Gold stockholder may participate, vote and examine Royal Gold’s stockholder list at the Royal Gold Special Meeting by visiting www.virtualshareholdermeeting.com/RGLD2025SM and using the control number found on such stockholder’s proxy card or in the instructions that accompanied your proxy materials. For additional information on attending the Special Meeting, please see “The Special Meeting.”
Q:What will the Royal Gold stockholders be asked to vote on at the Special Meeting?
A:At the Special Meeting, Royal Gold stockholders will be asked to consider and vote on the following proposals:
•Proposal No. 1 — The Stock Issuance Proposal — to approve the issuance of shares of Royal Gold common stock to Sandstorm shareholders and option holders in connection with the Sandstorm Arrangement; and
•Proposal No. 2 — The Adjournment Proposal — to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal, subject to the provisions of the Sandstorm Arrangement Agreement.
Q:What will the Sandstorm shareholders and Horizon securityholders be asked to vote on?
A:Sandstorm shareholders and Horizon securityholders will not be asked to vote on any of the proposals to be considered and voted upon at the Special Meeting. Rather, in accordance with applicable Canadian corporate and securities laws, Sandstorm shareholders will be asked to vote on the Sandstorm Arrangement Resolution at the Sandstorm Meeting, and Horizon securityholders will be asked to vote on the Horizon Arrangement Resolution at the Horizon Meeting.
The Sandstorm Meeting is expected to be held on , 2025 at the same time as the Special Meeting and the Horizon Meeting. Among other things, the Sandstorm Closing is conditioned on the approval of the Sandstorm Arrangement Resolution by at least (i) 66⅔% of the votes cast by holders of Sandstorm common shares present in person or represented by proxy and entitled to vote at the Sandstorm Meeting and (ii) a simple majority of the votes cast by Sandstorm shareholders present in person or represented by proxy and entitled to vote at the Sandstorm Meeting, excluding the votes held by Sandstorm shareholders whose votes are required to be excluded under MI 61-101 (collectively the “Sandstorm Requisite Shareholder Approval”).
The Horizon Meeting is expected to be held on , 2025 at the same time as the Special Meeting and the Sandstorm Meeting. Among other things, the Horizon Closing is conditioned on the approval of the Horizon Arrangement Resolution by at least (i) 66⅔% of the votes cast by holders of Horizon common shares present in person or represented by proxy and entitled to vote at the Horizon Meeting, (ii) 66⅔% of the votes cast by holders of Horizon common shares and warrants present in person or represented by proxy and entitled to vote at the Horizon Meeting, voting as a single class, and (iii) a simple majority of the votes cast by Horizon shareholders present in person or represented by proxy and entitled to vote at the Horizon Meeting, excluding the votes held by Horizon shareholders whose votes are required to be excluded under MI 61-101 (collectively, the “Horizon Requisite Securityholder Approval”).
Q:Who is eligible to vote at the Special Meeting?
A:Holders of shares of Royal Gold common stock as of the Record Date,             , 2025, are eligible to vote at the Special Meeting.
Q:How many votes do Royal Gold stockholders have?
A:Holders of Royal Gold common stock are entitled to cast one vote on each proposal properly brought before the Special Meeting for each share of Royal Gold common stock that such holder owned at the Record Date.
Q:What constitutes a quorum for the Special Meeting?
A:The holders of a majority of the voting power of Royal Gold’s common stock issued and outstanding and entitled to vote at the Special Meeting, present in person (online) or represented by proxy, will constitute a quorum. Abstentions are counted for purposes of determining whether a quorum is present at the Special Meeting.
If you hold your Royal Gold common stock through a bank, broker or other nominee, you hold your shares in “street name.” Banks, brokers and other nominees that hold their customers’ shares in “street name” may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As the Stock Issuance Proposal and the Adjournment Proposal to be voted upon at the Special Meeting are considered “non-routine,” such organizations do not have discretion to vote on those proposals. Therefore, if you hold your shares in “street name” and fail to provide your bank, broker or other nominee with any instructions regarding how to vote your shares with respect to the Stock Issuance Proposal and the Adjournment Proposal, your shares will not be considered present at the Special Meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted with respect to the Stock Issuance Proposal or the Adjournment Proposal. If you provide instructions to your bank, broker or other nominee which indicate how to vote your shares with respect to one proposal but not with respect to the other proposal, your shares will be considered present at the Special Meeting and be counted for purposes of determining the presence of a quorum and voted, as instructed, with respect to the appropriate proposal.
The Special Meeting may be adjourned or postponed from time to time to reconvene at the same or some other place by holders of a majority of the voting power of Royal Gold’s common stock issued and outstanding and entitled to vote thereat, present in person (online) or represented by proxy, though less than a quorum, or by the presiding officer of such meeting. At the adjourned or postponed meeting, Royal Gold may transact any business that might have been transacted at the original meeting. If the adjournment or postponement is for more than 30 days, notice of the adjourned or postponed meeting in accordance with the Royal Gold Bylaws will be given to each stockholder of record entitled to vote at the meeting.
Q:What vote by the Royal Gold stockholders is required to approve the Stock Issuance Proposal?
A:Pursuant to the Nasdaq Listing Rule 5635(a) and the Royal Gold Bylaws, approval of the Stock Issuance Proposal will require, assuming a quorum is present, the affirmative vote of the holders of a majority of the votes cast at the Special Meeting by the holders of shares entitled to vote on such matter.
Q:Why is my vote important?
A:The Sandstorm Arrangement cannot be completed unless the Stock Issuance Proposal is approved. Assuming a quorum is present, approval of the Stock Issuance Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting by the holders of shares entitled to vote on such matter. Whether or not you plan to attend the Special Meeting in person (online), please vote as soon as possible to ensure that your shares are represented and voted at the Special Meeting.
Q:What happens if I abstain from voting or fail to submit a proxy or vote at the Special Meeting?
A:An abstention or a failure to submit a proxy or vote at the Special Meeting will have no effect on the outcome of the Stock Issuance Proposal so long as a quorum is present. Abstentions are counted for purposes of determining whether a quorum is present at the Special Meeting. Banks, brokers and other nominees that hold their customers’ shares in street name may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As the Stock Issuance Proposal and the Adjournment Proposal to be voted upon at the Special Meeting are considered “non-routine,” such entities do not have discretion to vote on any proposal for which they do not receive instructions from their customers. Therefore, if you hold your shares in street name and fail to provide your bank, broker or other nominee with any instructions regarding how to vote your shares with respect to the Stock Issuance Proposal and the Adjournment Proposal, your shares will not be considered present at the Special Meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted with respect to the Stock Issuance Proposal or the Adjournment Proposal.
Q:Has anyone already agreed to vote for the Stock Issuance Proposal?
A:In connection with the execution of the Sandstorm Arrangement Agreement, each director and certain senior officers of Royal Gold entered into the Royal Gold Support and Voting Agreements, dated July 6, 2025, a form of which is included as Annex C-1, pursuant to which such Royal Gold directors and senior officers have agreed to vote their shares of Royal Gold common stock in favor of the Stock Issuance Proposal. As of the Record Date, such Royal Gold directors and senior officers beneficially owned an aggregate of          shares of Royal Gold common stock, representing approximately      % of the shares of Royal Gold common stock entitled to vote at the Special Meeting. See “The Sandstorm Arrangement—Support and Voting Agreements.”
Q:Why am I being asked to consider and vote on the Stock Issuance Proposal?
A:As Royal Gold common stock is listed for trading on Nasdaq, issuances of shares of Royal Gold common stock are subject to the Nasdaq Listing Rules. Pursuant to Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of stock or assets of another company that would result in the issuance, or potential issuance, of shares of common stock (including upon the conversion or exercise of securities into common stock) (a) having voting power equal to or in excess of 20% of the voting power of the common stock outstanding prior to the issuance of the common stock or securities convertible into or exercisable for common stock or (b) in excess of 20% of the number of shares of common stock outstanding prior to the issuance of the common stock or securities convertible into or exercisable for common stock. The number of shares of Royal Gold common stock to be issued to Sandstorm shareholders as consideration and issuable upon exercise of the Sandstorm stock options in connection with the Sandstorm Arrangement will exceed 20% of the number of shares of Royal Gold common stock outstanding before the issuance. Therefore, under Nasdaq Listing Rule 5635(a), stockholder approval of the Stock Issuance Proposal is required.
Q:Will Royal Gold stockholders vote to approve the Horizon Arrangement?
A:Neither the Nasdaq Listing Rules nor the DGCL require Royal Gold stockholders to approve the Horizon Arrangement, and we are not asking for your approval of the Horizon Arrangement. However, subject to limited exceptions, each of the Sandstorm Arrangement and the Horizon Arrangement is subject to the conditions to Royal Gold’s obligation to complete the other Arrangement having been satisfied, provided Royal Gold may waive these conditions. Accordingly, if the Stock Issuance Proposal is not approved at the

Special Meeting (and Royal Gold has not breached the Sandstorm Arrangement Agreement so as to cause or result in the non-approval), the Sandstorm Arrangement will not be completed and Royal Gold may elect not to consummate the Horizon Arrangement.
Q:Will the newly issued shares of Royal Gold common stock be traded on an exchange?
A:It is a condition to the completion of the Sandstorm Arrangement that the shares of Royal Gold common stock to be issued to Sandstorm shareholders in exchange for their Sandstorm common shares and issuable upon exercise of Sandstorm stock options pursuant to the Sandstorm Arrangement be approved for listing on Nasdaq, subject to official notice of issuance. Accordingly, Royal Gold has agreed to use commercially reasonable efforts to obtain approval of the listing for trading on Nasdaq of the shares of Royal Gold common stock issuable pursuant to the Sandstorm Arrangement. Royal Gold will provide the required notice to Nasdaq of the listing of the shares of Royal Gold common stock to be issued in connection with the Sandstorm Arrangement prior to the Sandstorm Closing.
Q:What are Royal Gold’s reasons for entering into the Arrangement Agreements?
A:The Royal Gold Board of Directors concluded that the Arrangements provide significant potential benefits to Royal Gold, including, among other things, Royal Gold’s belief that the Arrangements will generate long-term value for its stockholders and will be immediately accretive to Royal Gold’s net asset value upon the Closings. For a more detailed discussion of the reasoning of the Royal Gold Board of Directors, see “The Sandstorm Arrangement — Royal Gold’s Reasons for the Arrangements” and “The Sandstorm Arrangement — Recommendation of the Royal Gold Board of Directors.”
Q:How does the Royal Gold Board of Directors recommend that I vote?
A:The Royal Gold Board of Directors unanimously recommends that you vote “FOR” each of the Stock Issuance Proposal and the Adjournment Proposal.
Q:What will Royal Gold do if one of the Arrangement Agreements, but not the other, is terminated?
A:Subject to limited exceptions, the Arrangements are cross-conditional, with only Royal Gold able to waive the condition and close on a single Arrangement should Royal Gold no longer have an obligation to complete an Arrangement due to a termination of the other Arrangement, subject to the terms of the Arrangement Agreements. Should this situation occur, the Royal Gold Board of Directors will evaluate the specific circumstances surrounding the termination of an Arrangement, and will make a decision on the remaining Arrangement that is in the best interests of Royal Gold and its stockholders.
Q:What is an arrangement?
A:An arrangement is a statutory procedure under various corporate statutes in Canada that allows companies domiciled under an applicable corporate statute in Canada, such as Sandstorm and Horizon, to carry out certain transactions, such as the proposed business combinations of Royal Gold and Sandstorm and Royal Gold and Horizon, upon receiving applicable securityholder and court approval that then becomes binding on all other securityholders of such corporation and other parties to the arrangement by operation of law. The Arrangements that are being proposed by Sandstorm and Horizon, corporations existing under the laws of the Province of British Columbia, Canada, will allow Royal Gold to directly or indirectly acquire all of the outstanding Sandstorm common shares and Horizon common shares pursuant to the Plans of Arrangement under the BCBCA.
Q:What do I need to do now?
A:After you have carefully read and considered the information contained in or incorporated by reference into this proxy statement, please submit your proxy in accordance with the instructions set forth on the applicable enclosed proxy card, or complete, sign, date, and return the applicable enclosed proxy card in the self-addressed, stamped envelope provided as soon as possible so that your shares will be represented and voted at the Special Meeting. For additional information on voting procedures, please see “The Special Meeting.”
Q:How do I vote?
A:You may vote by any of the four methods listed below. If your Royal Gold common stock is held in “street name” by your bank, broker or other nominee, please see “How do I vote if my Royal Gold common stock is held in “street name” by my bank, broker or other nominee?” below.
Internet. You may vote on the internet at http://www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions that accompanied your proxy materials. If you vote on the internet, you can request electronic delivery of future proxy materials. Internet voting facilities for Royal Gold stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on             , 2025.
Telephone. You may vote by telephone by following the instructions that accompanied your proxy materials. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for Royal Gold stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on            , 2025.
Mail. If you received a proxy card by mail, you may vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you are a stockholder of record and vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Royal Gold Board of Directors. If mailed, your completed and signed proxy card must be received before the date of the Special Meeting.
Meeting. You may attend and vote electronically at the Special Meeting.
The Royal Gold Board of Directors recommends that you vote using one of the first three methods discussed above. Using one of the first three methods discussed above to vote will not limit your right to vote at the Special Meeting if you later decide to attend in person (online).
Q:How do I vote if my Royal Gold common stock is held in street name by my bank, broker or other nominee?
A:If your shares are held in “street name” by your bank, broker or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials will be forwarded to you by your bank, broker or nominee. The bank, broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your bank, broker or nominee how to vote. Beneficial owners that receive the proxy materials by mail from the stockholder of record should follow the instructions included in those materials (usually a voting instruction form) to transmit voting instructions.
Q:Who will count the votes?
A:The votes at the Special Meeting will be tabulated and certified by the inspector of elections appointed by the Royal Gold Board of Directors.
Q:What should I do if I receive more than one set of materials?
A:You may receive more than one set of voting materials for the Special Meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares of Royal Gold common stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please submit each separate proxy or voting instruction form that you receive by following the instructions set forth in each separate proxy or voting instruction form. If you fail to submit each separate proxy or voting instruction form that you receive, not all of your shares will be voted.
Q:What happens if I sell my shares of Royal Gold common stock before the Special Meeting?
A:The Record Date for Royal Gold stockholders entitled to vote at the Special Meeting is earlier than the date of the Special Meeting. If you transfer your shares of Royal Gold common stock after the Record Date, but before the date of the Special Meeting, you will retain your right to vote at the Special Meeting unless special arrangements are made between you and the person to whom you transfer your shares. If you sell your shares after the Record Date, you are encouraged to still vote the shares you owned on the Record Date.
Q:Do any of the officers or directors of Royal Gold have interests in the Arrangements that may differ from or be in addition to my interests as a Royal Gold stockholder?
A:None of the current Royal Gold directors or executive officers own Sandstorm or Horizon common shares. None of the current Royal Gold directors or executive officers or their associates has any substantial financial interest, direct or indirect, in the Arrangements, the issuance of Royal Gold common stock to Sandstorm shareholders under the Sandstorm Arrangement, or the payment of the applicable consideration to Horizon securityholders under the Horizon Arrangement, other than in their capacity as a director or executive officer of Royal Gold or stockholder of Royal Gold.
Q:May I vote at the Special Meeting?
A:Yes. If you are a Royal Gold stockholder of record on the Record Date, you may attend the Special Meeting and vote your shares electronically by visiting the Special Meeting website at www.virtualshareholdermeeting.com/RGLD2025SM and entering a 16-digit control number, in lieu of submitting your proxy by internet, by telephone or by completing, signing, dating and returning the enclosed proxy card. If you hold your shares of Royal Gold common stock as a stockholder of record, your 16-digit control number will be printed on your proxy card. Please note that attendance alone at the Special Meeting will not cause the voting of your shares; you must affirmatively vote the proxy card or meeting ballot provided.
If you are a beneficial owner of shares of Royal Gold common stock, you are also invited to attend the Special Meeting. Your bank, broker or other nominee may provide you with your 16-digit control number on the voting instruction form it furnishes to you; otherwise, you should contact your bank, broker or other nominee (preferably at least five business days before the date of the Special Meeting) to obtain a legal proxy that will permit you to attend, and vote at, the Special Meeting.
If you join the Special Meeting by using your 16-digit control number or obtaining a legal proxy and logging in to the Special Meeting website, you will be able to attend and participate in the Special Meeting, submit your questions during the Special Meeting and vote your shares online during the Special Meeting. If you appoint a non-management proxy holder, please make sure he or she is aware and ensure he or she will attend and submit a vote on your behalf at the Special Meeting, with the proper authority from you, for your vote to count.
Q:How can I change or revoke my vote?
A:You may revoke your proxy before the voting polls are closed at the Special Meeting by (i) voting at a later time by internet or telephone until 11:59 p.m., Eastern Time, on          , 2025, (ii) voting in person (online) at the Special Meeting or (iii) delivering to Royal Gold’s Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy.

If your Royal Gold common stock is held in street name by a bank, broker or other nominee, and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.
Q:Am I entitled to appraisal rights?
A:No. Under the DGCL, holders of shares of Royal Gold common stock are not entitled to appraisal rights in connection with the Arrangements or any of the matters to be acted on at the Special Meeting.
Q:Is completion of the Arrangements subject to any conditions?
A:Yes. Royal Gold and Sandstorm cannot complete the Sandstorm Arrangement unless a number of conditions are satisfied or waived, including receipt of the required approvals from Royal Gold stockholders, Sandstorm shareholders and the Court, as well as certain regulatory approvals in Canada and South Africa. Royal Gold and Horizon cannot complete the Horizon Arrangement unless a number of conditions are satisfied or waived, including receipt of the required approvals from Horizon securityholders and the Court, as well as certain regulatory approvals in Canada.
Subject to limited exceptions, each of the Sandstorm Arrangement and the Horizon Arrangement is subject to the conditions to Royal Gold’s obligation to complete the other Arrangement having been satisfied, provided Royal Gold may waive these conditions. Accordingly, if the Stock Issuance Proposal is not approved at the Special Meeting (and Royal Gold has not breached the Sandstorm Arrangement Agreement so as to cause or result in the non-approval), the Sandstorm Arrangement will not be completed and Royal Gold may elect not to consummate the Horizon Arrangement.
See “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Conditions to Completion of the Sandstorm Arrangement” and “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement — Conditions to Completion of the Horizon Arrangement” sections of this proxy statement for a more complete summary of the conditions that must be satisfied or waived prior to completion of each Arrangements.
Q:What happens if either Arrangement is terminated?
A:The Sandstorm Arrangement Agreement contains certain termination rights for both Royal Gold and Sandstorm, including, among others: (i) mutual written agreement of Royal Gold and Sandstorm; (ii) by either party if the Sandstorm Arrangement has not been consummated on or prior to January 6, 2026 (which date may be extended until April 6, 2026 by either party if the Sandstorm Effective Date has not occurred by January 6, 2026 as a result of a failure to satisfy certain conditions in the Sandstorm Arrangement Agreement and no Sandstorm Key Regulatory Approval has been denied by a non-appealable decision of a Governmental Entity), subject to certain exceptions; (iii) by either party if after the date of the Sandstorm Arrangement Agreement, there is enacted, made or enforced any applicable law, or any applicable law is amended, that makes consummation of the Sandstorm Arrangement illegal or otherwise prohibits or enjoins Royal Gold or Sandstorm from consummating the Sandstorm Arrangement and such applicable law, prohibition or enjoinment has become final and non-appealable; (iv) by either party if either the Sandstorm Requisite Shareholder Approval or the Royal Gold Stockholder Approval has not been obtained, subject to certain exceptions; (v) by a party if the other party breaches any of its representations, warranties or covenants in the Sandstorm Arrangement Agreement in a manner that would cause a condition precedent of the other party not to be satisfied, subject to certain conditions; (vi) by a party if the other party’s board of directors changes its recommendation with respect to the Sandstorm Arrangement or the other party breaches applicable non-solicitation restrictions in any material respect; (vii) by Royal Gold if the Horizon Arrangement Agreement is terminated in accordance with its terms, provided such termination right will not be available to Royal Gold if the Horizon Arrangement Agreement is terminated by Horizon as specified in the Sandstorm Arrangement Agreement, or if Sandstorm has failed to comply in any material respect with its obligations under its

Horizon Support and Voting Agreement entered into with Royal Gold in respect of the voting of the Horizon securities held by Sandstorm; and (viii) by either party in order for such party to enter into a definitive agreement with respect to a superior proposal prior to receiving approval from such party’s shareholders in respect of the Sandstorm Arrangement Resolution (in the case of Sandstorm) or the Stock Issuance Proposal (in the case of Royal Gold), provided that such party is then in compliance with applicable non-solicitation restrictions in all material respects and pays the applicable termination fee (as described below) prior to or concurrently with such termination.
Similarly, the Horizon Arrangement Agreement contains certain termination rights for both Royal Gold and Horizon, including, among others: (i) mutual written agreement of Royal Gold and Horizon; (ii) by either party if the Horizon Arrangement has not been consummated on or prior to January 6, 2026 (which date may be extended until April 6, 2026 by either party if the Horizon Effective Date has not occurred by January 6, 2026 as a result of a failure to satisfy certain conditions in the Horizon Arrangement Agreement and no Horizon Key Regulatory Approval has been denied by a non-appealable decision of a Governmental Entity), subject to certain exceptions; (iii) by either party if after the date of the Horizon Arrangement Agreement, there is enacted, made or enforced any applicable law, or any applicable law is amended, that makes consummation of the Horizon Arrangement illegal or otherwise prohibits or enjoins Royal Gold or Horizon from consummating the Horizon Arrangement and such applicable law, prohibition or enjoinment has become final and non-appealable; (iv) by either party if the Horizon Requisite Securityholder Approval has not been obtained, subject to certain exceptions; (v) by a party if the other party breaches any of its representations, warranties or covenants in the Horizon Arrangement Agreement in a manner that would cause a condition precedent of the other party not to be satisfied, subject to certain conditions; (vi) by Royal Gold if the Horizon Board of Directors changes its recommendation with respect to the Horizon Arrangement or Horizon breaches applicable non-solicitation restrictions in any material respect; (vii) by Royal Gold if the Sandstorm Arrangement Agreement is terminated in accordance with its terms, provided such termination right will not be available to Royal Gold if the Sandstorm Arrangement Agreement is terminated by Sandstorm as specified in the Horizon Arrangement Agreement; and (viii) by Horizon in order for Horizon to enter into a definitive agreement with respect to a superior proposal prior to obtaining the Horizon Requisite Securityholder Approval, provided that Horizon is then in compliance with its non-solicitation restrictions in all material respects and pays the applicable termination fee (as described below) prior to or concurrently with such termination.
If the Sandstorm Arrangement Agreement is terminated in certain specified circumstances, Royal Gold or Sandstorm would be required to pay the other party a termination fee of $200 million or $130 million, respectively, or reimburse the other party for up to $5 million of expenses of the other party’s representatives. If the Horizon Arrangement Agreement is terminated in certain specified circumstances, Royal Gold or Horizon would be required to pay the other party a termination fee of $15 million or $10 million, respectively. See “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement  —  Termination of the Sandstorm Arrangement Agreement” and “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement  —  Termination of the Horizon Arrangement Agreement” for a more detailed summary of the termination provisions under the Arrangement Agreements.
Q:When does Royal Gold expect the Arrangements to become effective?
A:The Arrangements are currently expected to close in the fourth quarter of 2025. The Sandstorm Closing is conditional on Sandstorm shareholders approving the Sandstorm Arrangement Resolution, the approval of Royal Gold stockholders of the Stock Issuance Proposal, and the satisfaction of other closing conditions, including the receipt of the Sandstorm Key Regulatory Approvals and certain conditions to the completion of the Horizon Arrangement having been satisfied or waived by Royal Gold. The Horizon Closing is conditional on Horizon securityholders approving the Horizon Arrangement Resolution and the satisfaction of other closing conditions, including the receipt of the Horizon Key Regulatory Approvals and certain conditions to the completion of the Sandstorm Arrangement having been satisfied or waived by Royal Gold. See “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement  —  Conditions to Completion of the Sandstorm Arrangement” and “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement  —  Conditions to Completion of the Horizon Arrangement”.
Q:What will happen if the Arrangements are completed?
A:If the Sandstorm Arrangement is completed, Royal Gold (through IRC) will acquire all of the issued and outstanding Sandstorm common shares and Sandstorm will become a wholly owned subsidiary of Royal Gold, and if the Horizon Arrangement is completed, Royal Gold (through IRC) will acquire all of the issued and outstanding Horizon common shares (other than those Horizon common shares held by Sandstorm or its subsidiaries) and Horizon will become a wholly owned subsidiary of Royal Gold. Royal Gold intends to cause (i) the Sandstorm common shares to be delisted from the TSX and NYSE as promptly as practicable following completion of the Sandstorm Arrangement and (ii) the Horizon common shares to be delisted from the TSXV as promptly as practicable following completion of the Horizon Arrangement. In addition, it is expected that Royal Gold will, subject to applicable law, apply to have Sandstorm and Horizon cease to be reporting issuers in the applicable provinces and territories of Canada and thus will terminate their reporting obligations in the applicable provinces and territories of Canada following completion of the Arrangements.
Q:Will there be any changes to the Board of Directors of Royal Gold as a result of the Arrangements?
A:Royal Gold has not entered into any agreement or understanding with Sandstorm or Horizon regarding changes to the Royal Gold Board of Directors or management, and no changes to the composition of the Royal Gold Board of Directors or management are contemplated in connection with the Arrangements.
Q:Are there any risks I should consider in connection with the Arrangements?
A:Yes. There are a number of risk factors relating to Royal Gold’s business and operations, the Arrangements and the Combined Company’s business and operations, all of which should be carefully considered. See “Risk Factors.”
Q:Is this Royal Gold’s annual meeting? Will I be voting on the election of directors at the Special Meeting?
A:No. This is not Royal Gold’s annual meeting and you will not be asked to elect directors at the Special Meeting. The Special Meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/RGLD2025SM, at              , Mountain Time, on        , 2025, unless adjourned or postponed to a later date. If you were a Royal Gold stockholder of record as of the Record Date, you are receiving a proxy card for the Special Meeting.
Q:Is this proxy statement the only way that proxies are being solicited, and who is paying for the proxy solicitation?
A:Royal Gold is making this solicitation and is paying for the costs of soliciting proxies. In addition to mailing the proxy materials, certain directors, officers or employees of Royal Gold may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so. Further, Royal Gold has retained Saratoga Proxy to assist in the solicitation of proxies. For these proxy solicitation services, Royal Gold will pay Saratoga Proxy an estimated fee of up to $          , plus reasonable expenses and fees for any additional services. Royal Gold may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Royal Gold common stock that those companies or persons hold of record, and Royal Gold will reimburse the forwarding expenses.

Q:Who can help answer my questions?
A:The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information in this proxy statement. You should carefully read the entire proxy statement, including its annexes and other documents incorporated by reference into this proxy statement. If you would like additional copies of this proxy statement, without charge, or if you have questions about the Arrangements, including the procedures for voting your shares, you should contact:
Investor Relations
Royal Gold Inc.
1144 15th Street, Suite 2500
Denver, Colorado 80202
(303) 573-1660
Email: investorrelations@royalgold.com
or our proxy solicitor:
Saratoga Proxy Consulting LLC
520 8th Avenue
New York, New York 10018
Banks, Brokerage Firms and Stockholders, please call: (212) 257-1311
Email: info@saratogaproxy.com
You may also wish to consult your legal, tax or financial advisors with respect to any aspect of the Arrangements, the Arrangement Agreements or other matters discussed in this proxy statement. You may also obtain additional information about Royal Gold from the documents we file with the SEC, or by following the instructions in “Where You Can Find More Information.”

Summary
This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand each of the proposals to be submitted for a vote at the Special Meeting, you should carefully read this proxy statement, including its annexes, other documents incorporated by reference into this proxy statement and the other documents referred to by Royal Gold. See also the “Where You Can Find More Information” section of this proxy statement.
The Parties to the Arrangements
Royal Gold
Royal Gold, Inc., a Delaware corporation, is engaged in the business of acquiring and managing precious metals streams, royalties and similar interests. Royal Gold seeks to acquire existing stream and royalty interests or to finance projects that are in the production, development or exploration stage in exchange for stream or royalty interests. Royal Gold common stock currently trades on Nasdaq under the symbol “RGLD.” Royal Gold’s principal executive offices are located at 1144 15th Street, #2500, Denver, Colorado 80202 USA. Its telephone number is (303) 573-1660 and its website address is www.royalgold.com. Information contained on its website is not incorporated by reference into this proxy statement. See the “Where You Can Find More Information” section of this proxy statement.
IRC
International Royalty Corporation, a Canadian corporation, is a wholly owned subsidiary of Royal Gold acquired by Royal Gold in 2010.
Sandstorm
Sandstorm is a corporation existing under the BCBCA. Sandstorm is a non-operating gold streaming and royalty company which generates its revenue primarily from the sale of gold and other metals and from the receipt of royalty payments. Sandstorm is a growth-focused company that seeks to acquire royalties and gold and other metals purchase agreements (“Streams”) from companies that have advanced stage development projects or operating mines. In return for making upfront payments to acquire a Stream, Sandstorm receives the right to purchase, at a fixed price per unit or at various fixed percentages of the spot price, a percentage of a mine’s gold, silver or other commodity production for the operating life of the asset. Sandstorm is focused on acquiring Streams and royalties on mines with low production costs, significant exploration potential and strong management teams. Sandstorm’s common shares are listed on the NYSE under the symbol “SAND” and on the TSX under the symbol “SSL.” Sandstorm’s head, registered and records offices are located at Suite 3200, 733 Seymour Street, Vancouver, British Columbia, V6B 0S6 Canada. Its telephone number is (604) 689-0234 and its website address is www.sandstormgold.com. Information contained on Sandstorm’s website is not incorporated by reference into this proxy statement. See the “Where You Can Find More Information” section of this proxy statement.
Horizon
Horizon is a corporation existing under the BCBCA. Horizon is a resource company with a portfolio of high-quality cash-flowing and development stage copper assets. Horizon common shares are listed on the TSXV under the symbol “HCU” and are quoted on the OTCQB under the symbol “HNCUF.” Horizon’s head, registered and records offices are located at Suite 3200, 733 Seymour Street, Vancouver, British Columbia, V6B 0S6 Canada. Its telephone number is (604) 336-8189 and Horizon’s website address is www.horizoncopper.com. Information contained on its website is not incorporated by reference into this proxy statement.

Special Meeting of Royal Gold Stockholders
The Special Meeting
The Special Meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/RGLD2025SM, on           , 2025, at            , Mountain Time, or such other date, time and place to which the Special Meeting may be adjourned or postponed. Royal Gold stockholders are being asked to consider and vote on the following proposals in connection with the Sandstorm Arrangement:
•Proposal No. 1 — The Stock Issuance Proposal — to approve the issuance of shares of Royal Gold common stock to Sandstorm shareholders in connection with the Sandstorm Arrangement; and
•Proposal No. 2 — The Adjournment Proposal — to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal, subject to the provisions of the Sandstorm Arrangement Agreement.
Record Date for the Special Meeting
You can vote at the Special Meeting all of the shares of Royal Gold common stock you held of record as of the close of business on            , 2025, which is the Record Date for the Special Meeting. As of the Record Date, there were             shares of Royal Gold common stock outstanding.
Recommendation of the Royal Gold Board of Directors
The Royal Gold Board of Directors unanimously recommends that you vote “FOR” each of the proposals to be considered and voted upon at the Special Meeting. In connection with this recommendation, the Royal Gold Board of Directors has unanimously determined that it is advisable and in the best interests of Royal Gold and its stockholders to issue the shares of Royal Gold common stock in connection with the Sandstorm Arrangement, conditioned upon the Sandstorm Closing. See “The Sandstorm Arrangement — Royal Gold’s Reasons for the Arrangements” and “The Sandstorm Arrangement — Recommendation of the Royal Gold Board of Directors” for more information about the factors considered by the Royal Gold Board of Directors.
Required Vote
Each share of Royal Gold common stock is entitled to one vote at the Special Meeting. A majority of the outstanding shares of Royal Gold common stock entitled to vote, represented in person or by proxy, will constitute a quorum at the Special Meeting. Abstentions will be counted as being present for purposes of determining whether there is a quorum.
The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve the Stock Issuance Proposal and the Adjournment Proposal. Abstentions and broker non-votes will have no effect on the outcome of the Stock Issuance Proposal or the Adjournment Proposal, so long as a quorum is present.
If you hold your Royal Gold common stock through a bank, broker or other nominee, you hold your shares in “street name.” Banks, brokers and other nominees that hold their customers’ shares in “street name” may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As the Stock Issuance Proposal and the Adjournment Proposal to be voted upon at the Special Meeting are considered “non-routine,” such organizations do not have discretion to vote on those proposals. Therefore, if you hold your shares in “street name” and fail to provide your bank, broker or other nominee with any instructions regarding how to vote your shares with respect to the Stock Issuance Proposal and the Adjournment Proposal, your shares will not be considered present at the Special Meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted with respect to the Stock Issuance Proposal or the Adjournment Proposal. If you provide instructions to your bank, broker or other nominee which indicate how to vote your shares with respect to one proposal but not with respect to the other proposal, your shares will be considered present at the Special Meeting and be counted for purposes of determining the presence of a quorum and voted, as instructed, with respect to the appropriate proposal.
Security Ownership of Certain Beneficial Owners and Management
As of the close of business on the Record Date, the current directors and executive officers of Royal Gold were deemed to beneficially own             shares of Royal Gold common stock, constituting, in the aggregate,          percent of the shares of Royal Gold common stock outstanding on that date. Beneficial ownership is determined in accordance with SEC rules as described under “The Special Meeting — Beneficial Ownership of Securities.”
Support and Voting Agreements
In connection with the execution of the Sandstorm Arrangement Agreement, Sandstorm entered into the Royal Gold Support and Voting Agreements with each director and certain senior officers of Royal Gold, who collectively held less than 1% of the outstanding shares of Royal Gold common stock as of the date of the Sandstorm Arrangement Agreement. The Royal Gold Support and Voting Agreements provide that the signatories will, subject to the terms of the applicable Royal Gold Support and Voting Agreement, (i) vote their securities in favor of approving the Stock Issuance Proposal and in favor of any other matter necessary for the consummation of the Sandstorm Arrangement, and (ii) vote their securities against any resolution, action, proposal, transaction or agreement that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Sandstorm Arrangement, or delay, frustrate or interfere with the completion of the Sandstorm Arrangement. The signatories have also agreed, among other things and subject to the terms of the applicable Royal Gold Support and Voting Agreement, not to exercise any rights of appraisal provided under any laws or otherwise in connection with the Sandstorm Arrangement or any shareholder rights or remedies available at common law or pursuant to securities or corporate laws which would reasonably be regarded as likely to delay or prevent the Sandstorm Arrangement and not to, subject to certain exceptions, transfer their securities before the Sandstorm Effective Time or earlier termination of their applicable Royal Gold Support and Voting Agreement.
Each Royal Gold Support and Voting Agreement terminates upon the earliest to occur of: (i) mutual written agreement of the parties; (ii) the Sandstorm Effective Time; (iii) delivery by written notice of the signatory to Sandstorm if, without the written consent of the signatory, the Sandstorm Outside Date is changed to a date that is later than January 6, 2026 or the conditions to the closing of the Sandstorm Arrangement Agreement are amended in a manner that is materially adverse to the signatory; (iv) provided that a party has not breached the applicable Royal Gold Support and Voting Agreement and is not then in default of its obligations under the applicable Royal Gold Support and Voting Agreement, written notice by such party to the other party if any of the other party’s representation and warranties in the applicable Royal Gold Support and Voting Agreement are not true and correct in all material respects, or the other party has not complied with such party’s covenants in the applicable Royal Gold Support and Voting Agreements in all material respects; (v) the Sandstorm Outside Date; (vi) a Change in Recommendation by Royal Gold; or (vii) termination of the Sandstorm Arrangement Agreement in accordance with its terms.
Royal Gold has also entered into similar Sandstorm Support and Voting Agreements with directors and certain senior officers of Sandstorm, and Horizon Support and Voting Agreements with directors and senior officers of Horizon, Sandstorm, directors and certain officers of Sandstorm, and certain other securityholders of Horizon, regarding, among other things, the voting of their securities at the Sandstorm Meeting and Horizon Meeting, as applicable. See “The Sandstorm Arrangement — Support and Voting Agreements” and “The Horizon Arrangement — Support and Voting Agreements.”

The Sandstorm Arrangement
On July 6, 2025, Royal Gold, IRC and Sandstorm entered into the Sandstorm Arrangement Agreement, pursuant to which, on the terms and subject to the conditions set forth therein, Royal Gold (through IRC) will acquire all of the issued and outstanding Sandstorm common shares pursuant to the Sandstorm Plan of Arrangement, with Sandstorm becoming a wholly owned subsidiary of Royal Gold upon completion of the Sandstorm Arrangement. The Sandstorm Arrangement will be implemented by way of a plan of arrangement under the BCBCA and is subject to the approval by the Court, the Sandstorm Requisite Shareholder Approval, the approval of the Stock Issuance Proposal by Royal Gold stockholders, the receipt of Sandstorm Key Regulatory Approvals, certain conditions to the completion of the Horizon Arrangement having been satisfied or waived by Royal Gold and certain other customary conditions precedent. Royal Gold and Sandstorm intend to rely upon the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof with respect to the issuance of Royal Gold common stock under the Sandstorm Arrangement.
If the Sandstorm Arrangement is completed, Sandstorm shareholders will receive 0.0625 of a share of Royal Gold common stock in exchange for each Sandstorm common share held (other than Sandstorm common shares with respect to which dissent rights have been validly exercised and not validly withdrawn), subject to adjustment, if applicable, pursuant to the terms of the Sandstorm Arrangement Agreement. Any Sandstorm common shares in respect of which dissent rights have been properly exercised and not withdrawn, pursuant to Division 2 of Part 8 of the BCBCA, will be deemed to be transferred and assigned to IRC, but will not be entitled to receive the Sandstorm Consideration and will, instead, be subject to dissent rights under the BCBCA, as modified by the Sandstorm Plan of Arrangement and the Sandstorm Interim Order. Royal Gold stockholders will continue to own their existing shares, and the Royal Gold common stock will not be affected by the completion of the Sandstorm Arrangement. Upon completion of the Sandstorm Arrangement, it is expected that Royal Gold stockholders as of immediately prior to the completion of the Sandstorm Arrangement will own approximately 77% and Sandstorm shareholders as of immediately prior to the completion of the Sandstorm Arrangement will own approximately 23% of the Combined Company on a fully diluted basis, based on the number of securities of Royal Gold and Sandstorm outstanding as of the date of the Sandstorm Arrangement Agreement.
The Horizon Arrangement
On July 6, 2025, Royal Gold, IRC and Horizon entered into the Horizon Arrangement Agreement, pursuant to which, on the terms and subject to the conditions set forth therein, Royal Gold (through IRC) will acquire all of the issued and outstanding Horizon common shares pursuant to the Horizon Plan of Arrangement, with Horizon becoming a wholly owned subsidiary of Royal Gold upon completion of the Horizon Arrangement. The Horizon Arrangement will be implemented by way of a plan of arrangement under the BCBCA and is subject to the approval by the Court, the Horizon Requisite Securityholder Approval, the receipt of Horizon Key Regulatory Approvals, certain conditions to the completion of the Sandstorm Arrangement having been satisfied or waived by Royal Gold, and certain other customary conditions precedent.
If the Horizon Arrangement is completed, Horizon shareholders (other than Sandstorm and holders of Horizon common shares with respect to which dissent rights have been validly exercised and not validly withdrawn) will receive C$2.00 in cash for each Horizon common share held, subject to adjustment, if applicable, pursuant to the terms of the Horizon Arrangement Agreement. Any Horizon common shares in respect of which dissent rights have been properly exercised and not withdrawn, pursuant to Division 2 of Part 8 of the BCBCA, will be deemed to be transferred and assigned to IRC, but will not be entitled to receive the Horizon Consideration and will, instead, be subject to dissent rights under the BCBCA, as modified by the Horizon Plan of Arrangement and the Horizon Interim Order.

Royal Gold’s Reasons for the Arrangements
In evaluating the Arrangements, including the issuance of shares of Royal Gold common stock to Sandstorm shareholders in connection with the Sandstorm Arrangement, the Royal Gold Board of Directors consulted with Royal Gold’s senior management, outside legal counsel and independent financial advisors. In recommending that Royal Gold stockholders vote in favor of the Stock Issuance Proposal, the Royal Gold Board of Directors also considered a number of factors that it believed supported its determination. For a more detailed discussion of the reasoning of the Royal Gold Board of Directors, see “The Sandstorm Arrangement — Royal Gold’s Reasons for the Arrangements” and “The Sandstorm Arrangement — Recommendation of the Royal Gold Board of Directors.”
Recommendation of the Royal Gold Board of Directors
After careful consideration, the Royal Gold Board of Directors has unanimously determined that it is advisable and in the best interests of Royal Gold and its stockholders to consummate the Sandstorm Arrangement as contemplated by the Sandstorm Arrangement Agreement, conditioned upon the Sandstorm Closing. Accordingly, the Royal Gold Board of Directors unanimously recommends that Royal Gold stockholders vote:
•“FOR” the Stock Issuance Proposal; and
•“FOR” the Adjournment Proposal.
Opinion of Financial Advisors to Royal Gold
Royal Gold retained Scotia Capital to act as financial advisor to Royal Gold in connection with the Arrangements and Raymond James to act as financial advisor to Royal Gold in connection with the Sandstorm Arrangement. As part of these engagements, Royal Gold requested (i) Scotia Capital to evaluate the fairness, from a financial point of view, of the Sandstorm Consideration and Horizon Consideration to Royal Gold and (ii) Raymond James to evaluate the fairness, from a financial point of view, of the Sandstorm Consideration to Royal Gold. At a meeting of the Royal Gold Board of Directors held on July 6, 2025, representatives of Scotia Capital and Raymond James each rendered to the Royal Gold Board of Directors an oral opinion, which were subsequently confirmed by delivery of written opinions dated July 6, 2025, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by each of Scotia Capital and Raymond James, respectively, as set forth therein, as to the fairness, from a financial point of view, to Royal Gold of the Sandstorm Consideration (and, in the case of Scotia Capital, the Horizon Consideration).
The summaries of the written opinions of Scotia Capital and Raymond James in this proxy statement are qualified in their entirety by reference to the full text of the written opinions of Scotia Capital and Raymond James, each dated as of July 6, 2025, which set forth, among other things, the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by each of Scotia Capital and Raymond James in rendering its opinion, and which are attached as Annex D and Annex E, respectively, to this proxy statement and incorporated herein by reference. Royal Gold encourages you to read the written opinions carefully and in their entirety. The written opinions of Scotia Capital and Raymond James were addressed to, and provided for the information and benefit of, the Royal Gold Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Arrangements. The written opinions do not constitute a recommendation to the Royal Gold Board of Directors or to any other persons in respect of the Sandstorm Arrangement, including as to how the Royal Gold Board of Directors or any holder of shares of Royal Gold common stock should vote or act or make any election in respect of the Stock Issuance Proposal, whether to enter into a voting agreement, or any other matters. The written opinions of Scotia Capital and Raymond James do not address the relative merits of the Arrangements as compared to other business or financial strategies that might be available to Royal Gold, nor do they address the underlying business decision of Royal Gold to engage in the Arrangements. For additional information, see “The Sandstorm Arrangement — Opinion of Scotia Capital to the Royal Gold Board of Directors” and “The Sandstorm Arrangement — Opinion of Raymond James to the Royal Gold Board of Directors.”
Board of Directors and Management Following the Arrangements
Royal Gold has not entered into any agreement or understanding with Sandstorm or Horizon regarding changes to the Royal Gold Board of Directors or management, and no changes to the composition of the Royal Gold Board of Directors or management are contemplated in connection with the Arrangements.
Interests of Royal Gold Directors and Executive Officers in the Arrangements
None of the current Royal Gold directors or executive officers own Sandstorm or Horizon securities. None of the current Royal Gold directors or executive officers or their associates has any substantial financial interest, direct or indirect, in the Arrangements, the issuance of Royal Gold common stock to Sandstorm shareholders under the Sandstorm Arrangement, or the payment of the applicable consideration to Horizon securityholders under the Horizon Arrangement, other than in their capacity as a (i) director or executive officer of Royal Gold or (ii) stockholder of Royal Gold.
Accounting Treatment
Royal Gold prepares its financial statements in accordance with U.S. GAAP. The Arrangements will be accounted for by using the business combination accounting rules, which first requires the application of a screen test to evaluate if substantially all the fair value of the assets acquired and liabilities assumed are concentrated in a single identifiable asset or group of similar identifiable assets to determine whether a transaction is accounted for as an asset acquisition or business combination. If substantially all of the fair value of the assets assumed are not concentrated in a single identifiable assets or group of similar identifiable assets, one must determine if the acquired assets represent a business. The primary accounting differences between an asset acquisition and a business combination are that transaction costs are capitalized in an asset acquisition versus expensed in a business combination, and that no goodwill is recorded in an asset acquisition. In an asset acquisition, Royal Gold will measure the acquired streaming and royalty interests, other assets and liabilities at their relative fair value basis. After consideration of all applicable factors pursuant to the business combination accounting rules, the Arrangements are expected to be treated as an asset acquisition under U.S. GAAP, with Royal Gold and its subsidiaries as the acquirer.
Court Approvals
The Arrangements require approval by the Court under Section 291 of the BCBCA. Sandstorm must first obtain the Sandstorm Interim Order which will, among other things, authorize and direct Sandstorm to call, hold and conduct the Sandstorm Meeting and submit the Sandstorm Arrangement Resolution to the Sandstorm shareholders for approval. Sandstorm has scheduled an interim order hearing for             , 2025 and expects to hold the Sandstorm Meeting on             , 2025. Under the Sandstorm Arrangement Agreement, Sandstorm is required to seek the Sandstorm Final Order as soon as reasonably practicable, but in any event not later than four business days following the approval of the Sandstorm Arrangement Resolution by Sandstorm shareholders at the Sandstorm Meeting and the approval of the Stock Issuance Proposal by Royal Gold stockholders at the Special Meeting.
Similarly, Horizon must first obtain the Horizon Interim Order which will, among other things, authorize and direct Horizon to call, hold and conduct the Horizon Meeting and submit the Horizon Arrangement Resolution to the Horizon securityholders for approval. Horizon has scheduled an interim order hearing for             , 2025 and expects to hold the Horizon Meeting on             , 2025. Under the Horizon Arrangement Agreement, Horizon is required to seek the Horizon Final Order as soon as reasonably practicable, but in any event not later than four business days following the approval of the Horizon Arrangement Resolution by Horizon securityholders at the Horizon Meeting.
The Plans of Arrangement will be implemented pursuant to Part 9, Division 5 of the BCBCA, which provides that, despite any other provision of the BCBCA, a corporation may propose to the Court an arrangement with shareholders, creditors or other persons. Pursuant to this part of the BCBCA, such a proposal may be made by Sandstorm for approval of the Sandstorm Plan of Arrangement and Horizon for approval of the Horizon Plan of Arrangement. The Court has broad discretion under the BCBCA when making orders with respect to plans of arrangement and the Court will consider, among other things, the fairness and reasonableness of the Arrangements, both from a substantive and a procedural point of view. The Court may approve the Arrangements either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit. Depending upon the nature of any required amendments, Sandstorm or Royal Gold, in the case of the Sandstorm Arrangement, and Horizon or Royal Gold, in the case of the Horizon Arrangement, and each acting reasonably, may determine not to proceed with the applicable Arrangement.
Prior to the hearing on the Sandstorm Interim Order, the Court will be informed that Royal Gold and Sandstorm intend to rely on the exemption from the registration requirements under the Securities Act for the issuance of the Sandstorm Consideration pursuant to the Sandstorm Arrangement, provided by Section 3(a)(10) thereof, on the basis of the Sandstorm Final Order.
There can be no assurance that the Court will approve the Arrangements.
Regulatory Approvals
It is a mutual condition to the completion of the Sandstorm Arrangement that each of the approvals or clearances set out below shall have been obtained prior to the Sandstorm Closing. It is also a mutual condition to the completion of the Horizon Arrangement that the Canadian Competition Act Approval shall have been obtained prior to the Horizon Closing.
Sandstorm ICA Approval
Under the Investment Canada Act, certain transactions involving the direct “acquisition of control” of a Canadian business by a non-Canadian are subject to review and cannot be implemented unless the responsible minister or ministers is satisfied or deemed to be satisfied that a reviewable transaction is likely to be of “net benefit” to Canada. The transactions contemplated by the Sandstorm Arrangement Agreement constitute a reviewable transaction under the Investment Canada Act. Pursuant to the Sandstorm Arrangement Agreement, Royal Gold submitted its application for review with the Foreign Investment Review and Economic Security Branch of Innovation, Science and Economic Development Canada on July 18, 2025. As of the date of this proxy statement, the review of the transactions contemplated by the Sandstorm Arrangement Agreement under the Investment Canada Act is ongoing, and the Sandstorm ICA Approval required under the Sandstorm Arrangement Agreement has not been obtained. For additional information regarding Sandstorm ICA Approval, see “The Sandstorm Arrangement — Regulatory Approval — Sandstorm ICA Approval.”
Canadian Competition Act Approvals
Part IX of the Canadian Competition Act requires that parties to notifiable transactions provide notifications to the Commissioner where the applicable thresholds set out in sections 109 and 110 of the Canadian Competition Act are met and no exemption applies. Subject to certain limited exceptions, a notifiable transaction cannot be completed until the parties to the transaction have each submitted a notification to the Commissioner and the applicable waiting period has expired, or has been terminated or waived by the Commissioner. Alternatively, or in addition to filing notifications, parties to a notifiable transaction may apply to the Commissioner for an Advance Ruling Certificate under subsection 102(1) of the Canadian Competition Act or in the alternative a No Action Letter. Transactions for which an Advance Ruling Certificate or a waiver under paragraph 113(c) of the Canadian Competition Act has been issued are exempt from the notification requirements of the Canadian Competition Act.
Both the Sandstorm Arrangement and the Horizon Arrangement are notifiable transactions under the Canadian Competition Act. On July 16, 2025, Sandstorm, Horizon and Royal Gold filed with the Commissioner a request for an Advance Ruling Certificate or, in the alternative, a No Action Letter and waiver of the obligation to provide notifications to the Commissioner pursuant to paragraph 113(c) of the Canadian Competition Act. On July 29, 2025, the Commissioner issued a No Action Letter and waiver of the obligation to provide notifications to the Commissioner pursuant to paragraph 113(c) of the Canadian Competition Act to the parties, thereby satisfying the Canadian Competition Act Approval required pursuant to the Arrangement Agreements. For additional information regarding the Canadian Competition Act Approvals, see “The Sandstorm Arrangement — Regulatory Approval — Canadian Competition Act Approval” and “The Horizon Arrangement — Regulatory Approval — Canadian Competition Act Approval.”
SA Competition Act Approval
Under the SA Competition Act, the Sandstorm Arrangement exceeds the relevant thresholds for pre-notification as an intermediate merger, and cannot be completed until a merger notification has been filed with the SA Competition Commission and the SA Competition Commission has approved or is deemed to have approved the Sandstorm Arrangement under the SA Competition Act. On July 23, 2025, Sandstorm and Royal Gold filed notifications with the SA Competition Commission. As of the date of this proxy statement, the review of the transactions contemplated by the Sandstorm Arrangement Agreement under the SA Competition Act is ongoing, and the SA Competition Act Approval required under the Sandstorm Arrangement Agreement has not been obtained. For additional information regarding SA Competition Act approval, see “The Sandstorm Arrangement — Regulatory Approval — SA Competition Act Approval.”
TSX/NYSE Delisting and TSXV Approvals
The Sandstorm common shares are listed and posted for trading on the NYSE under the symbol “SAND” and on the TSX under the symbol “SSL.” Following the completion of the Sandstorm Arrangement, the Sandstorm common shares will be delisted from the NYSE and TSX as promptly as practicable. For additional information regarding the TSX delisting approval, see “The Sandstorm Arrangement—Regulatory Approval—NYSE and TSX Delisting.”
Completion of the Horizon Arrangement is conditioned on the TSXV’s conditional acceptance of the Horizon Arrangement. Horizon has applied for conditional acceptance under applicable TSXV Policies. As of the date of this proxy statement, the review of the Horizon Arrangement by the TSXV is ongoing, and the TSXV conditional acceptance has not been obtained. For additional information regarding TSXV conditional acceptance, see “The Horizon Arrangement—Regulatory Approval—TSXV Conditional Acceptance.”
No Appraisal Rights
Under the DGCL, holders of shares of Royal Gold common stock are not entitled to appraisal rights in connection with the Arrangements or any of the matters to be acted on at the Special Meeting.
Recent Developments
Kansanshi Gold Stream Acquisition
On August 5, 2025, Royal Gold’s wholly owned subsidiary RGLD Gold AG (“RG AG”) entered into a precious metals purchase agreement for gold deliveries referenced to copper production from the Kansanshi copper-gold mine (“Kansanshi”) in the North Western Province of Zambia, operated and 80% owned by a subsidiary of First Quantum Minerals Ltd. (“First Quantum,” and such transaction, the “Kansanshi Transaction”).
RG AG made an advance payment of $1.0 billion (the “Advance”) in return for a gold stream referenced to copper production, with deliveries of 75 ounces of gold per million pounds of recovered copper produced until the delivery of 425,000 ounces; 55 ounces of gold per million pounds of recovered copper produced between the delivery of 425,001 ounces and 650,000 ounces; and 45 ounces of gold per million pounds of recovered copper produced thereafter. Additionally, and depending on the achievement of certain objectives as described below, RG AG has granted options to First Quantum to accelerate stream deliveries and reduce the outstanding Advance:
•Acceleration Option 1: From the earlier of the achievements by First Quantum of a minimum ‘BB’ or equivalent senior unsecured debt rating from a rating agency, or a Net Debt/TTM EBITDA ratio of 2.25x or less over three consecutive quarters starting from March 31, 2026, it will have a one-year period to exercise the option and deliver gold worth up to $200 million over a 14-month period from the date of option exercise and reduce the stream rates and delivery thresholds by up to 20%.
•Acceleration Option 2: If First Quantum achieves either a minimum ‘BBB-’ or equivalent senior unsecured debt rating from a rating agency, or show a Net Debt/TTM EBITDA ratio of 1.25x or less, over four consecutive quarters. and achieves certain operational conditions, it will have a one-year period to exercise the option and deliver gold worth up to $100 million over a 7-month period from the date of option exercise and reduce the stream rates and delivery thresholds by up to a further 10%.
RG AG will pay 20% of the spot gold price for each ounce delivered. Should one of the conditions in Acceleration Option 1 be met, RG AG will pay 35% of the spot gold price for each ounce delivered.
The acquisition was funded with available cash and a draw of $825 million on Royal Gold’s revolving credit facility on August 1, 2025.
RG AG’s interests under the stream agreement are guaranteed by all entities within the Kansanshi ownership chain, from the project company (Kansanshi Mining PLC) through to the parent, First Quantum Minerals Ltd. RG AG also has customary additional protections for a stream agreement including limitations on certain additional encumbrances, restrictions on transfer of mine ownership, sharing for insurance and expropriation proceeds, and typical remedies for events of default.
The Kansanshi mine is owned and operated by Kansanshi Mining PLC, which is 80% owned indirectly by First Quantum and 20% by ZCCM Investments Holdings PLC, a company majority-owned by the Government of the Republic of Zambia. First Quantum acquired its interest in the project in 2001, began construction soon after, and achieved commercial production in 2005. First Quantum expects a mine life of more than 20 years, and the All-In Sustaining Cost is expected to be in the lower half of the global copper cost curve during the next 10 years of mine life.
Royal Gold Revolving Credit Facility
As noted above, on August 1, 2025, Royal Gold borrowed $825 million under its revolving credit facility to fund a portion of the Advance relating to the Kansanshi precious metals purchase agreement.
On August 5, 2025, Royal Gold and certain of its subsidiaries entered into an incremental joinder to the revolving credit facility, pursuant to which Royal Gold exercised the full $400 million accordion feature under the revolving credit facility, bringing the aggregate commitments under the revolving credit facility to $1.4 billion. Following exercise of the accordion feature and the August 1, 2025 borrowings, $575 million remains available under Royal Gold’s revolving credit facility as of the date of this proxy statement. Royal Gold’s management believes that Royal Gold’s current financial resources and funds generated from operations will be adequate to cover anticipated expenditures for the foreseeable future, including funding costs and expenses related to the closings of the Arrangements.
Summary of Risk Factors
In deciding how to vote, Royal Gold stockholders should carefully consider the risk relating to the Arrangements and to the Combined Company following the Arrangements. Set forth below is a high-level summary of some, but not all, of these risks. Please read the information in the “Risk Factors” section of this proxy statement for a more thorough description of these and other risks.
Risk Factors Relating to the Arrangements
•The Exchange Ratio will not be adjusted in the event of any change in either Royal Gold’s or Sandstorm’s share price.
•The issuance of a significant number of shares of Royal Gold common stock and a resulting “market overhang” could adversely affect the market price of shares of Royal Gold common stock after completion of the Sandstorm Arrangement.
•The market price of Royal Gold common stock may decline if large amounts of Royal Gold common stock are sold following the completion of the Sandstorm Arrangement and may be affected by factors different from those that historically have affected or that are currently affecting the market price of Royal Gold common stock.
•Royal Gold stockholders will have reduced ownership in the Combined Company.
•The Sandstorm Arrangement Agreement subjects Royal Gold to restrictions on its ability to pursue alternatives to the Sandstorm Arrangement and may discourage other companies from making a favorable alternative transaction proposal.
•The Arrangements are subject to a number of conditions which may not be satisfied or waived, may delay the completion of the Arrangements and could result in additional expenditures of money and resources.
•Termination of the Arrangement Agreements could negatively impact Royal Gold.
•If a governmental authority asserts objections to the Arrangements, Royal Gold may be unable to complete the Arrangements, or in order to do so, Royal Gold, Sandstorm and/or Horizon may be required to comply with material restrictions or satisfy material conditions.
•The Arrangements may be completed even though material adverse changes may result from the announcement of the Arrangements, industry-wide changes or other causes.
•Royal Gold, Sandstorm or Horizon may waive one or more of the closing conditions without re-soliciting approval by Royal Gold stockholders.
•Royal Gold does not currently control Sandstorm and its subsidiaries or Horizon and its subsidiaries.
•The market price of our common stock declined following announcement of the Arrangements, and significant delays in the consummation of the Arrangements or the termination of either Arrangement Agreement could further adversely affect the price of our common stock.
•Royal Gold, Sandstorm and Horizon are expected to incur significant transaction costs in connection with the Arrangements, which may be in excess of those anticipated by them.
•Royal Gold, Sandstorm and Horizon may be the targets of legal claims, securities class actions, derivative lawsuits and other claims related to the Arrangements.
•Sandstorm and Horizon may have liabilities that are not known to Royal Gold.
•Potential payments to Sandstorm and Horizon shareholders who exercise dissent rights could have an adverse effect on the Combined Company’s financial condition or result in the Arrangements not being completed.

Risk Factors Relating to the Combined Company Following the Arrangements
•The Combined Company may be unable to integrate the businesses of Royal Gold, Sandstorm and Horizon successfully or realize the anticipated benefits of the Arrangements.
•Significant demands will be placed on the Combined Company as a result of the Arrangements.
•The trading price and volume of our common stock may be volatile following the Arrangements.
•The unaudited pro forma condensed combined financial statements and the unaudited prospective financial and operating information prepared by Royal Gold included in this proxy statement are based on a number of preliminary estimates and assumptions and the actual results of operations, cash flows and financial position of the Combined Company after the Arrangements may differ materially.
•The benefits and synergies realized from the Arrangements may vary from our expectations.
•Our indebtedness or difficulties in accessing the commercial debt market could adversely affect our financial condition and impair our ability to operate our business.
•The Combined Company’s interest in the Hod Maden Project following the Horizon Closing will subject the Combined Company to the risks associated with the conduct of joint ventures and joint operations.
Who Can Answer Your Questions About Voting Your Shares
If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the Special Meeting, please contact Royal Gold’s proxy solicitor:
Saratoga Proxy Consulting LLC
520 8th Avenue
New York, New York 10018
Banks, Brokerage Firms and Stockholders, please call: (212) 257-1311
Email: info@saratogaproxy.com

Unaudited Pro Forma Condensed Combined Financial Information
Introduction
On July 6, 2025, Royal Gold, Inc. entered into the Arrangement Agreements with each of Sandstorm and Horizon. Under the terms of the Sandstorm Arrangement Agreement, Royal Gold has agreed to acquire 100% of the issued and outstanding common shares of Sandstorm in exchange for Royal Gold common stock at an exchange ratio of 0.0625 of a share of Royal Gold common stock for each common share of Sandstorm outstanding. The Exchange Ratio implies a premium of 21% based on the 20-day volume-weighted average price (“VWAP”) and 17% based on the closing price of Sandstorm common shares on the NYSE and of Royal Gold common stock on Nasdaq on July 3, 2025, and reflected a transaction equity value of approximately $3.5 billion at the time of signing. The Sandstorm Arrangement is subject to approvals by the Sandstorm shareholders and Royal Gold stockholders.
Under the terms of the Horizon Arrangement Agreement, Royal Gold has agreed to acquire 100% of the issued and outstanding common shares of Horizon (other than Horizon common shares held by Sandstorm or its subsidiaries) in exchange for cash of C$2.00 per share. The price per Horizon common share implies a premium of 85% to the 20-day VWAP and 72% to the closing price of Horizon shares on the TSX Venture Exchange on July 4, 2025, and reflected a transaction equity value of approximately $196 million at the time of signing. Royal Gold shareholder approval is not being solicited for the Horizon Arrangement, although the Horizon Arrangement is subject to approval by Horizon securityholders. Royal Gold may, but is not obligated to, complete the Sandstorm Arrangement or Horizon Arrangement if the Horizon securityholders or Sandstorm shareholders, respectively, do not approve the applicable Arrangement.
On August 5, 2025, RG AG, a wholly owned subsidiary of Royal Gold, entered into a precious metals purchase agreement for gold deliveries referenced to copper production from the Kansanshi copper-gold mine in the North Western Province of Zambia, operated and 80% owned by a subsidiary of First Quantum. RG AG made an advance payment of $1.0 billion in return for a gold stream referenced to copper production, with deliveries of 75 ounces of gold per million pounds of recovered copper produced until the delivery of 425,000 ounces; 55 ounces of gold per million pounds of recovered copper produced between the delivery of 425,001 ounces and 650,000 ounces; and 45 ounces of gold per million pounds of recovered copper produced thereafter. Additionally, and depending on the achievement of certain objectives as described in the precious metals purchase agreement, RG AG has granted options to First Quantum to accelerate stream deliveries and reduce the outstanding Advance. RG AG will pay 20% of the spot gold price for each ounce delivered. Should First Quantum achieve a certain credit rating or leverage ratio, RG AG will pay 35% of the spot gold price for each ounce delivered. The Advance was funded with available cash and a draw of $825 million on Royal Gold’s revolving credit facility. There are no historical balances associated with the acquired mineral rights of Kansanshi.
The Sandstorm Arrangement and Horizon Arrangement are considered to be target acquisitions and the repayment of debt of Sandstorm and Horizon as well as the draw down on the revolving credit facility to finance these acquisitions and the Kansanshi Transaction are considered to be material under Regulation S-X Rule 11-01(a)(8). The Sandstorm Arrangement, Horizon Arrangement and Kansanshi Transaction are collectively referred to as the “Transactions” for which pro formas are being prepared.
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” in May 2020, which is herein referred to as “Article 11.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“transaction accounting adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“management’s adjustments”). Royal Gold has elected not to present management’s adjustments and has only presented transaction accounting adjustments in the following unaudited pro forma condensed combined financial information. Therefore, the unaudited pro forma condensed combined financial information does not reflect any cost savings or associated costs to achieve such savings from operating efficiencies, synergies or other restructuring that may result from the Transactions.
The unaudited pro forma condensed combined balance sheet as of June 30, 2025 combines the unaudited condensed consolidated balance sheet of Royal Gold as of June 30, 2025, after giving effect to the Kansanshi Transaction, with the unaudited condensed consolidated statement of financial position of Sandstorm as of June 30, 2025 and Horizon as of June 30, 2025, giving effect to the Transactions as if they had been consummated on June 30, 2025.
The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2025 combines the unaudited condensed consolidated statement of operations of Royal Gold after giving effect to the Kansanshi Transaction for the six months ended June 30, 2025 with the unaudited condensed consolidated income statement of Sandstorm for the six months ended June 30, 2025 and Horizon for the six months ended June 30, 2025, giving effect to the Transactions as if they had been consummated on January 1, 2024.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 combines the audited consolidated statement of operations of Royal Gold after giving effect to the Kansanshi Transaction for the year ended December 31, 2024 with the audited consolidated income statement of Sandstorm for the year ended December 31, 2024 and Horizon for the year ended December 31, 2024, giving effect to the Transactions as if they had been consummated on January 1, 2024.
The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:
•The historical audited consolidated financial statements of Royal Gold as of and for the year ended December 31, 2024, included in Royal Gold’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 13, 2025;
•The historical unaudited condensed consolidated financial statements of Royal Gold as of and for the six months ended June 30, 2025, included in Royal Gold’s Quarterly Report on Form 10-Q for the six months ended June 30, 2025 filed with the SEC on August 7, 2025;
•The historical audited consolidated financial statements of Sandstorm as of and for the year ended December 31, 2024, included in Sandstorm’s Annual Report on Form 40-F for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025;
•The historical unaudited condensed consolidated financial statements of Sandstorm as of and for the six months ended June 30, 2025, included in Sandstorm’s Report on Form 6-K filed with the SEC on August 7, 2025;
•The historical audited consolidated financial statements of Horizon as of and for the year ended December 31, 2024, included in this proxy statement beginning on page F-1; and
•The historical unaudited condensed consolidated financial statements of Horizon as of and for the six months ended June 30, 2025, included in this proxy statement beginning on page F-30.
The historical consolidated financial statements of Sandstorm and Horizon have been prepared in accordance with IFRS Accounting Standards as issued by the IASB and in their presentation and reporting currency of

U.S. Dollars (“USD”). The historical consolidated financial statements of Royal Gold have been prepared in accordance with U.S. GAAP and in their presentation and reporting currency of USD.
All references to “$” herein are to USD unless otherwise specified. All references to “C$” are to Canadian dollars.
Accounting for the Transactions
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with U.S. GAAP. Royal Gold has been treated as the acquirer for accounting purposes and has preliminarily concluded it will account for the Transactions as asset acquisitions in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The accounting for asset acquisitions is accounted for by using a cost accumulation model, where the cost of the acquisition is allocated to the assets acquired on the basis of relative fair values. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined financial information. There may be differences between these preliminary estimates used to prepare the accompanying unaudited pro forma condensed combined financial information and the final purchase accounting which could have a material impact on the Combined Company’s future results of operations and financial position.
Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information appearing below does not consider any potential effects of changes in market conditions on revenues or expense efficiencies, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the Transactions. Because each of the Sandstorm and Horizon transactions could be completed in the absence of the other transaction, the unaudited pro forma condensed combined financial information appearing below presents the historical financial information, adjusted for material IFRS differences and transaction accounting adjustments, separately for Sandstorm and Horizon. Additionally, the pro forma elimination adjustment column is presented for Sandstorm and Horizon to illustrate the pro forma effect of the consolidated entities, assuming the consummation of the acquisition of both entities, to illustrate the eliminations between Sandstorm and Horizon which are further discussed in Note 5.
The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical consolidated financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Transactions. Amounts presented reflect the accounting for the acquisition of the Kansanshi stream, Sandstorm and Horizon by Royal Gold. These transaction accounting adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information. Therefore, the unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to represent the Combined Company’s consolidated results of operations or consolidated financial position that would actually have occurred had the Transactions been consummated on the dates assumed or to project the Combined Company’s consolidated results of operations or consolidated financial position for any future date or period.
In addition, for purposes of the unaudited pro forma condensed combined financial information, certain amounts within the applicable historical consolidated financial statements of Sandstorm and Horizon have been reclassified to align to the financial statement presentation of Royal Gold. The applicable historical consolidated financial statements of Sandstorm and Horizon are prepared in accordance with IFRS. Royal Gold has performed a preliminary analysis and has identified material differences between IFRS and U.S.

GAAP for the purposes of presenting the unaudited pro forma condensed combined financial information. A more comprehensive comparison and assessment including review of the accounting policies of Sandstorm and Horizon will occur in connection with consummation of the Arrangements, which may result in additional differences identified.
The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not reflect the costs of any management adjustments, including integration activities or cost savings or synergies that may be achieved because of the Transactions.
Royal Gold did not have any material relationships with Sandstorm or Horizon prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. However, Sandstorm and Horizon had material relationships prior to the Transactions and therefore pro forma adjustment have been presented to eliminate activities between the companies as disclosed in Note 3.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2025

	As of June 30, 2025										As of June 30, 2025
(in $ 000s)	Royal Gold Historical	Kansanshi Pro Forma Adjustments	Royal Gold Historical, as adjusted	Sandstorm Historical, adjusted for Reclassifications	IFRS Differences	Financing Adjustment		Transaction Accounting Adjustments		Pro Forma Combined	Horizon Historical, adjusted for Reclassifications	Eliminations		Financing Adjustment		Transaction Accounting Adjustments		Pro Forma Combined
		Note 2		Note 3	Note 3	Note 5		Note 5			Note 3	Note 5		Note 5		Note 5
Cash and cash equivalents	248,180	(175,000)	73,180	6,595	—	321,403	(f)	(21,900)	(d)	57,875	2,266	—		133,378	(f)	(84,918)	(a)	62,531
								(315,000)	(c)							(2,400)	(d)
								(6,403)	(g)							(5,000)	(c)
																(38,670)	(g)
Royalty and other receivables	64,994	—	64,994	25,011	(492)	—		—		89,513	5,025	—		—		—		94,538
Income tax receivable	13,573	—	13,573	—	—	—		—		13,573	—	—		—		—		13,573
Stream inventory	13,337	—	13,337	—	—	—		—		13,337	—	—		—		—		13,337
Prepaid expenses and other	1,929	—	1,929	8,619	—	—		—		10,548	—	(3,894)	(b)	—		—		6,654
Total Current Assets	342,013	(175,000)	167,013	40,225	(492)	321,403		(343,303)		184,846	7,291	(3,894)		133,378		(130,988)		190,633
Stream, royalty, and other interests, net	3,141,548	1,000,000	4,141,548	1,449,504	(3,205)	—		2,303,838	(a,e)	7,891,685	227,197	(297,397)	(b)	—		130,807	(a,e)	7,952,292
Investments in associates	—	—	—	71,094	—	—		123,003	(a)	194,097	251,904	(7,473)	(b)	—		75,580	(a)	514,108
Investments	—	—	—	235,157	—	—		—		235,157	—	(170,361)	(b)	—		—		64,796
Loans to associate	—	—	—	—	—	—		—		—	30,689	—		—		—		30,689
Other assets	88,892	—	88,892	33,056	2,175	—		2,890	(a)	127,013	656	—		—		—		127,669
Total Non-Current Assets	3,230,440	1,000,000	4,230,440	1,788,811	(1,030)	—		2,429,731		8,447,952	510,446	(475,231)		—		206,387		8,689,554
Total Assets	3,572,453	825,000	4,397,453	1,829,036	(1,522)	321,403		2,086,428		8,632,798	517,737	(479,125)		133,378		75,399		8,880,187

Trade and other payables	5,506	—	5,506	16,787	—	—		—		22,293	729	—		—		—		23,022
Dividends payable	29,640	—	29,640	—	—	—		—		29,640	—	—		—		—		29,640
Income tax payable	24,421	—	24,421	—	—	—		—		24,421	—	—		—		—		24,421
Current portion of debt	—	—	—	—	—	—		—		—	13,728	(13,728)	(b)	—		—		—
Other current liabilities	16,534	—	16,534	—	—	—		—		16,534	—	—		—		—		16,534
Total Current Liabilities	76,101	—	76,101	16,787	—	—		—		92,888	14,457	(13,728)		—		—		93,617
Mount Milligan deferred liability	25,000	—	25,000	—	—	—		—		25,000	—	—		—		—		25,000
Debt	—	825,000	825,000	315,000	—	321,403	(f)	(315,000)	(c)	1,146,403	194,687	(189,687)	(b)	133,378	(f)	(5,000)	(c)	1,279,781
								6,403	(g)							38,670	(g)
								(6,403)	(g)							(38,670)	(g)
Deferred income tax liability	131,644	—	131,644	22,415	—	—		686,157	(e)	840,216	—	—		—		28,554	(e)	868,770
Stream obligations	—	—	—	—	—	—		—		—	401,508	(401,508)	(b)	—		—		—
Other liabilities	20,749	—	20,749	22,097	—	—		—		42,846	—	—		—		—		42,846
Total Non-Current Liabilities	177,393	825,000	1,002,393	359,512	—	321,403		371,157		2,054,465	596,195	(591,195)		133,378		23,554		2,216,397
Total Liabilities	253,494	825,000	1,078,494	376,299	—	321,403		371,157		2,147,353	610,652	(604,923)		133,378		23,554		2,310,014

	As of June 30, 2025									As of June 30, 2025
(in $ 000s)	Royal Gold Historical	Kansanshi Pro Forma Adjustments	Royal Gold Historical, as adjusted	Sandstorm Historical, adjusted for Reclassifications	IFRS Differences	Financing Adjustment	Transaction Accounting Adjustments		Pro Forma Combined	Horizon Historical, adjusted for Reclassifications	Eliminations		Financing Adjustment	Transaction Accounting Adjustments		Pro Forma Combined

Preferred stock	—	—	—	—	—	—	—		—	—	—		—	—		—
Common stock	658	—	658	1,284,821	—	—	185	(a)	843	37,304	—		—	(37,304)	(a)	843
							(1,284,821)	(a)
Additional paid-in capital	2,229,722	—	2,229,722	35,867	(1,522)	—	3,171,556	(a)	5,399,756	8,169	—		—	(8,169)	(a)	5,399,756
							(35,867)	(a)
Accumulated earnings	1,076,562	—	1,076,562	107,479	—	—	(107,479)	(a)	1,048,259	(138,388)	604,923	(b)	—	138,388	(a)	1,132,987
							(21,900)	(d)			(479,125)	(b)		(2,400)	(d)
							(6,403)	(g)						(38,670)	(g)
Total Equity	3,306,942	—	3,306,942	1,428,167	(1,522)		1,715,271		6,448,858	(92,915)	125,798		—	51,845		6,533,586
Noncontrolling interests	12,017	—	12,017	24,570	—	—	—		36,587	—	—		—	—		36,587
Total Liabilities and Equity	3,572,453	825,000	4,397,453	1,829,036	(1,522)	321,403	2,086,428		8,632,798	517,737	(479,125)		133,378	75,399		8,880,187
See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2025

	For the Six Months Ended June 30, 2025									For the Six Months Ended June 30, 2025
(in $ 000s, except share data)	Royal Gold Historical	Kansanshi Pro Forma Adjustments		Royal Gold Historical, as adjusted	Sandstorm Historical, adjusted for Reclassifications	IFRS Differences	Transaction Accounting Adjustments		Pro Forma Combined	Horizon Historical, adjusted for Reclassifications	IFRS Differences	Eliminations		Transaction Accounting Adjustments		Financing Adjustment		Pro Forma Combined
		Note 2, Note 6 (ee)			Note 3	Note 3, Note 6 (ee)	Note 6			Note 3	Note 3	Note 6		Note 6		Note 6
Revenue	255,673	—		255,673	63,597	—	—		319,270	—	—	—		—		—		319,270
Royalty revenue	147,407	—		147,407	37,890	—	—		185,297	6,490	—	—		—		—		191,787
Total revenue	403,080	—		403,080	101,487	—	—		504,567	6,490	—	—		—		—		511,057
Cost of sales, excluding depletion	48,685	—		48,685	12,144	—	—		60,829	—	—	—		—		—		60,829
General and administrative	21,333	—		21,333	7,207	1,828	449	(gg)	52,717	1,450	—	—		2,400	(dd)	—		56,567
							21,900	(dd)
Production taxes	3,962	—		3,962	—	—	—		3,962	—	—	—		—		—		3,962
Depreciation, depletion, and amortization	64,148	—		64,148	27,179	(988)	148	(aa)	103,606	2,436	5,251	—		(4,376)	(aa)	—		106,917
						11,487	1,632	(aa)
Other expenses	—	—		—	4,986	—	—		4,986	15	—	—		—		—		5,001
Total costs and expenses	138,128	—		138,128	51,516	12,327	24,129		226,100	3,901	5,251	—		(1,976)		—		233,276
Operating income (loss)	264,952	—		264,952	49,971	(12,327)	(24,129)		278,467	2,589	(5,251)	—		1,976		—		277,781
Fair value changes in equity securities	(34)	—		(34)	—	—	—		(34)	—	—	—		—		—		(34)
Interest and other income	4,762	—		4,762	—	343	—		5,105	899	—	—		—		—		6,004
Interest and other expense	(2,701)	(22,688)		(25,389)	(13,318)	767	13,318	(cc)	(24,622)	(5,962)	—	5,777	(bb)	185	(cc)	(12,506)	(ff)	(37,128)
Other gains (losses)	—	—		—	4,992	—	—		4,992	21	—	2,877	(bb)	—		—		4,503
												(2,489)	(bb)
												(898)	(bb)
Loss on revaluation of stream obligations	—	—		—	—	—	—		—	(40,727)	—	40,727	(bb)	—		—		—
Income (loss) before taxes	266,979	(22,688)		244,292	41,645	(11,217)	(10,811)		263,908	(43,180)	(5,251)	45,994		2,161		(12,506)		251,126
Income tax expense	(20,927)	4,785	(ee)	(16,142)	(13,439)	3,029	2,919	(ee)	(23,634)	(76)	1,418	(12,418)	(ee)	(583)	(ee)	2,638	(ee)	(32,656)
Net income (loss) and comprehensive income	246,052	(17,903)		228,149	28,206	(8,188)	(7,892)		240,275	(43,256)	(3,833)	33,576		1,578		(9,869)		218,470
Net income (loss) attributable to shareholders	245,847				25,963				237,827	(43,256)								216,022
Net income (loss) attributable to non-controlling interests	205				2,243				2,448	—								2,448
Basic EPS	3.73				0.09					(0.50)								2.57
Diluted EPS	3.73				0.09					(0.50)								2.56
See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2024

	For the Year Ended December 31, 2024									For the Year Ended December 31, 2024
(in $ 000s, except share data)	Royal Gold Historical	Kansanshi Pro Forma Adjustments		Royal Gold Historical, as adjusted	Sandstorm Historical, adjusted for Reclassifications	IFRS Differences	Transaction Accounting Adjustments		Pro Forma Combined	Horizon Historical, adjusted for Reclassifications	IFRS Differences	Eliminations		Transaction Accounting Adjustments		Financing Adjustment		Pro Forma Combined
		Note 2, Note 6 (ee)			Note 3	Note 3, Note 6 (ee)	Note 6			Note 3	Note 3	Note 6		Note 6		Note 6
Revenue	483,294	—		483,294	107,742	—	—		591,036	—	—	—		—		—		591,036
Royalty revenue	236,101	—		236,101	68,541	—	—		304,642	12,781	—	—		—		—		317,423
Total revenue	719,395	—		719,395	176,283	—	—		895,678	12,781	—	—		—		—		908,459
Cost of sales, excluding depletion	97,514	—		97,514	19,994	—	—		117,508	—	—	—		—		—		117,508
General and administrative	40,934	—		40,934	17,887	3,658	449	(gg)	84,828	1,563	—	—		2,400	(dd)	—		88,791
							21,900	(dd)
Production taxes	6,622	—		6,622	—	—	—		6,622	—	—	—		—		—		6,622
Depreciation, depletion, and amortization	144,426	—		144,426	60,308	(2,000)	296	(aa)	222,156	7,699	14,434	—		(12,600)		—		231,689
						11,914	7,212	(aa)
Other expenses	—	—		—	7,063	—	—		7,063	97	—	—		—		—		7,160
Total costs and expenses	289,496	—		289,496	105,252	13,572	29,858		438,178	9,359	14,434	—		(10,200)		—		451,771
Operating income (loss)	429,899	—		429,899	71,031	(13,572)	(29,858)		457,500	3,422	(14,434)	—		10,200		—		456,688
Fair value changes in equity securities	(66)	—		(66)	—	—	—		(66)	—	—	—		—		—		(66)
Interest and other income	6,008	—		6,008	—	704	—		6,712	1,519	—	—		—		—		8,231
Interest and other expense	(9,749)	(45,375)		(55,124)	(35,028)	1,629	35,028	(cc)	(53,495)	(11,558)	—	11,448	(bb)	110	(cc)	(25,013)	(ff)	(78,508)
Other gains (losses)	—	—		—	(6,469)	(3,205)	—		(9,674)	376	—	3,491	(bb)	—		—		(24,388)
	—	—		—	—	—	—		—	—	—	(16,133)	(bb)	—		—		—
	—	—		—	—	—	—		—	—	—	(2,448)	(bb)	—		—		—
Loss on revaluation of stream obligations	—	—		—	—	—	—		—	(50,865)	—	50,865	(bb)	—		—		—
Income (loss) before taxes	426,092	(45,375)		380,717	29,534	(14,444)	5,170		400,977	(57,106)	(14,434)	47,223		10,310		(25,013)		361,957
Income tax expense	(93,613)	9,570	(ee)	(84,043)	(14,030)	3,900	(1,396)	(ee)	(95,570)	(73)	3,897	(12,750)	(ee)	(2,784)	(ee)	5,275	(ee)	(102,004)
Net income (loss) and comprehensive income	332,479	(35,805)		296,674	15,504	(10,544)	3,774		305,408	(57,179)	(10,537)	34,473		7,526		(19,738)		259,953
Net income (loss) attributable to shareholders	332,023				14,293				303,741	(57,179)								258,286
Net income (loss) attributable to non-controlling interests	456				1,211				1,667	—								1,667
Basic EPS	5.04				0.05							(0.66)						3.07
Diluted EPS	5.04				0.05							(0.66)						3.07
See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
1. Basis of Presentation
The pro forma adjustments have been prepared as if the Transactions had been consummated on June 30, 2025, in the case of the unaudited pro forma condensed combined balance sheet, and, in the case of the unaudited pro forma condensed combined statements of operations, as if the Transactions had been consummated on January 1, 2024, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.
The historical consolidated financial statements of Sandstorm and Horizon have been prepared in accordance with IFRS as issued by IASB and in their presentation and reporting currency of USD. The historical consolidated financial statements of Royal Gold have been prepared in accordance with U.S. GAAP and in their presentation and reporting currency of USD.
For purposes of the unaudited pro forma condensed combined financial information, certain amounts within the historical consolidated financial statements of Sandstorm and Horizon have been reclassified to conform to Royal Gold’s financial statement presentation. Royal Gold has performed a preliminary analysis and has identified material differences between IFRS and U.S. GAAP and accounting policies of Sandstorm and Horizon for the purposes of presenting the unaudited pro forma condensed combined financial information.
The preparation of the unaudited pro forma condensed combined financial information is based on reasonable estimates, assumptions and adjustments that affect the amounts reported in such financial statements and the notes thereto. The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily reflect the operating results or financial position that would have occurred if the Transactions had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations or financial condition that may be expected for any future period or date. Differences between these preliminary estimates and the final transaction accounting, expected to be completed after the closing of the Transactions, will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the Combined Company’s future results of operations and financial position.
One-time direct and incremental transaction costs will be capitalized as part of the assets acquired under ASC 805 and are assumed to be cash settled.
2. Kansanshi Transaction
On August 5, 2025, RG AG entered into a precious metals purchase agreement for gold deliveries referenced to copper production from the Kansanshi copper-gold mine in the North Western Province of Zambia, operated and 80% owned by a subsidiary of First Quantum. RG AG paid the $1.0 billion Advance in return for a gold stream referenced to copper production, with deliveries of 75 ounces of gold per million pounds of recovered copper produced until the delivery of 425,000 ounces; 55 ounces of gold per million pounds of recovered copper produced between the delivery of 425,001 ounces and 650,000 ounces; and 45 ounces of gold per million pounds of recovered copper produced thereafter. Additionally, and depending on the achievement of certain objectives as described in the precious metals purchase agreement, RG AG has granted options to First Quantum to accelerate stream deliveries and reduce the outstanding Advance. RG AG will pay

20% of the spot gold price for each ounce delivered. Should First Quantum achieve a certain credit rating or leverage ratio, RG AG will pay 35% of the spot gold price for each ounce delivered.
There are no historical balances associated with the acquired mineral stream rights of Kansanshi and, accordingly, we have omitted the historical balance column from the pro forma financial statements. Further, no pro forma revenue or depletion related to the Kansanshi Transaction is included in the unaudited pro forma statements of comprehensive income, as such amounts would be forward-looking and are not factually supportable as of the dates presented. To finance the transaction, Royal Gold has drawn $825.0 million on its revolving credit facility, which bears interest at SOFR + 1.10%. The interest expense included as a pro forma adjustment for the Kansanshi Transaction is calculated based on an interest rate of 5.50%. An increase or decrease in the interest rate of 50 basis points would result in an increase or decrease in estimated interest expense of $2.1 million for the six months ended June 30, 2025 and $4.1 million for the year ended December 31, 2024.
3. Reclassifications and IFRS Adjustments
Sandstorm’s and Horizon’s historical balances were derived from their respective historical consolidated financial statements described above and are presented under IFRS.
During the preparation of the unaudited pro forma condensed combined financial information, Royal Gold performed a preliminary review of Sandstorm’s and Horizon’s financial statements to identify differences in financial statement presentation as compared to the presentation of Royal Gold. Based on the information currently available, certain reclassifications have been made to Sandstorm’s and Horizon’s historical consolidated financial statements to conform to Royal Gold’s presentation. Upon consummation of the Sandstorm Arrangement and Horizon Arrangement, further review of Sandstorm’s and Horizon’s financial statements may result in additional reclassifications, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein. As of the date of this proxy statement, Royal Gold is not aware of any additional reclassifications that would have a material impact on the unaudited pro forma condensed combined financial information presented herein that are not reflected in the pro forma adjustments.
Refer to the tables below for a preliminary reconciliation of the historical balance sheets of Sandstorm and Horizon to Royal Gold’s presentation:

Sandstorm Financial Statement Line Item	Sandstorm Historical Amount As of June 30, 2025	Royal Gold Financial Statement Line Item
	(in $ 000s)
Trade and other receivables	25,011	Royalty and other receivables
Short-term investments	8,179	Prepaid expenses and other
Other current assets	440	Prepaid expenses and other
Stream, royalty, and other interests	1,449,504	Stream, royalty, and other interests, net
Other long-term assets	33,056	Other assets
Share capital	1,284,821	Common stock
Reserves	35,867	Additional paid-in capital
Retained deficit	137,491	Accumulated earnings
Accumulated other comprehensive income	(30,012)	Accumulated earnings

Horizon Financial Statement Line Item	Horizon Historical Amount As of June 30, 2025	Royal Gold Financial Statement Line Item
	(in $ 000s)
Receivables and other current assets	5,025	Royalty and other receivables
Hod Maden and Entrée investments in associated	251,904	Investments in associates
Expected settlement of promissory notes	4,852	Current portion of debt
Expected settlement of stream obligations	8,876	Current portion of debt
Promissory notes	189,687	Debt
Revolving debt facility	5,000	Debt
Share capital	37,304	Common stock
Reserves	8,169	Additional paid-in capital
Retained deficit	(141,916)	Accumulated earnings
Accumulated other comprehensive income	3,528	Accumulated earnings
Refer to the tables below for a preliminary reconciliation of the historical income statements of Sandstorm and Horizon to Royal Gold’s presentation:

Sandstorm Financial Statement Line Item	Sandstorm Historical Amount Six Months Ended June 30, 2025	Sandstorm Historical Amount Year Ended December 31, 2024	Royal Gold Financial Statement Line Item
	(in $ 000s)	(in $ 000s)
Sales	63,597	107,742	Revenue
Depletion	27,179	60,308	Depreciation, depletion, and amortization
Administration expenses	7,207	17,887	General and administrative
Project evaluation	4,986	7,063	Other expenses
Financing expenses	13,318	35,028	Interest and other expense
(Loss) gain on disposal, impairment and contractual income from Stream, royalty and other interests	752	(3,689)	Other gains (losses)
Gain on revaluation of investments	4,616	(4,628)	Other gains (losses)
Other	(376)	1,848	Other gains (losses)
Current income tax expense	(5,760)	(8,490)	Income tax expense
Deferred income tax expense	(7,679)	(5,540)	Income tax expense

Horizon Financial Statement Line Item	Horizon Historical Amount Six Months Ended June 30, 2025	Horizon Historical Amount Year Ended December 31, 2024	Royal Gold Financial Statement Line Item
	(in $ 000s)	(in $ 000s)
Depletion	2,436	7,699	Depreciation, depletion, and amortization
Administration expenses	1,098	1,079	General and administrative
Stock based compensation	352	484	General and administrative
Exploration expenses	15	97	Other expenses
Share of loss in associates	(2,822)	(3,081)	Other gains (losses)
Gain from change in estimated timing of cash flows of promissory notes	2,877	3,491	Other gains (losses)
Finance expense	(5,962)	(11,558)	Interest and other expense
Finance income	899	1,519	Interest and other income
Foreign exchange and other	(34)	(34)	Other gains (losses)
Current income tax expense	(76)	(73)	Income tax expense
Refer to the tables below for a summary of the preliminary material differences between IFRS and U.S. GAAP for Sandstorm and Horizon.

Financial Statement Line Item	Sandstorm Historical Amount as of June 30, 2025	Sandstorm Historical Amount Year Ended December 31, 2024	Description
	(in $ 000s)	(in $ 000s)
Balance Sheet
Stream, royalty, and other interests, net	(3,205)	N/A	To reverse the impairment recovery which is not permissible under U.S. GAAP
Other assets	2,175	N/A	To convert the ROU asset, and related accounts, from IFRS 16 to ASC 842
Royalty and other receivables	(492)	N/A	To convert the ROU asset, and related accounts, from IFRS 16 to ASC 842
Additional paid-in capital	(1,522)	N/A	To convert the ROU asset, and related accounts, from IFRS 16 to ASC 842
Income Statement
Other gains (losses)	N/A	(3,205)	To reverse the impairment recovery which is not permissible under U.S. GAAP
Interest and other expense	767	1,629	To convert the ROU asset, and related accounts, from IFRS 16 to ASC 842
Depreciation, depletion, and amortization	(988)	(2,000)	To convert the ROU asset, and related accounts, from IFRS 16 to ASC 842
Depreciation, depletion, and amortization	11,487	11,914	To record the incremental depletion which would be recognized as resources are not depletable under U.S. GAAP as compared to IFRS
General and administrative	1,828	3,658	To convert the ROU asset, and related accounts, from IFRS 16 to ASC 842
Interest and other income	343	704	To convert the ROU asset, and related accounts, from IFRS 16 to ASC 842

Financial Statement Line Item	Horizon Historical Amount as of June 30, 2025	Horizon Historical Amount Year Ended December 31, 2024	Description
	(in $ 000s)	(in $ 000s)
Income Statement
Depreciation, depletion, and amortization	5,251	14,434	To record the incremental depletion which would be recognized as resources are not depletable under U.S. GAAP as compared to IFRS

4. Preliminary Purchase Price Consideration and Related Allocation
Pursuant to the terms of the Sandstorm Arrangement Agreement, Royal Gold will acquire 100% of the issued and outstanding common shares of Sandstorm in exchange for Royal Gold common stock at an exchange ratio of 0.0625 shares of Royal Gold common stock for each common share of Sandstorm outstanding. Under the terms of the Horizon Arrangement Agreement, Royal Gold will acquire 100% of the issued and outstanding common shares of Horizon (other than the Horizon common shares held by Sandstorm) in exchange for cash of C$2.00 per share. The total preliminary purchase consideration amounts to approximately $3.2 billion related to the acquisition of Sandstorm and approximately $0.09 billion related to the acquisition of Horizon. Approximately $0.09 billion in cash will be paid at closing related to the acquisition of Horizon; and the acquisition of Sandstorm will be financed through the issuance of common stock. The purchase consideration includes $3.5 million in transaction costs related to Sandstorm and $0.2 million in transaction costs related to Horizon.
The final purchase consideration for the acquisition of Sandstorm will be based on the actual closing price per share of Royal Gold common stock on the closing date, which could differ materially from the assumed closing price per share of Royal Gold common stock used to estimate the purchase consideration for the purposes of the unaudited pro forma condensed combined financial information. Further, no effect has been given to any other new Sandstorm common shares that may be issued (e.g. pursuant to the exercise or settlement of outstanding Sandstorm equity incentive awards) subsequent to the date of this proxy statement and prior to the closing of the Sandstorm Arrangement. The stock price used for the preliminary purchase consideration for the acquisition of Sandstorm is the closing price of Royal Gold common stock on August 8, 2025 ($168.97 per share), the most recent date practicable prior to the date of this proxy statement. A hypothetical 10% change in the closing price of each share of Royal Gold common stock as of August 8, 2025 would have an approximate $312 million impact on the purchase consideration, which would result in an additional $312 million in Stream, royalty, and other interests, net and a corresponding increase to Additional paid-in capital to reflect the issuance of the Royal Gold common stock.
The following is a preliminary estimate of the assets acquired and the liabilities assumed by Royal Gold in the Sandstorm Arrangement and Horizon Arrangement, reconciled to the estimated purchase consideration. The newly acquired in-place lease of Sandstorm will be amortized over a period of approximately 10 years.

Purchase Price Allocation Adjustments

	Sandstorm	Horizon
(in $ 000s)	Fair Value of Acquired Asset/ Liability	Fair Value of Acquired Asset/ Liability
Cash and cash equivalents	6,595	2,266
Royalty and other receivables	25,011	5,025
Prepaid expenses and other	8,619	—
Stream, royalty, and other interests, net	3,067,185	329,450
Investments in associates	194,097	327,484
Investments	235,157	—
Loans to associate	—	30,689
Other assets	33,056	656
In-place lease	2,890	—
Total Assets	3,572,610	695,570

Trade and other payables	16,787	729
Deferred income tax liability	22,415	—
Stream obligations	—	401,508
Debt	315,000	208,415
Other liabilities	22,097	—
Total Liabilities	376,299	610,652
5. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2025
The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2025 are as follows:
(A)Reflects the purchase price allocation adjustments to record the assets and liabilities at estimated fair value based on the consideration conveyed. The related income statement adjustments are reflected at (AA) below in Note 6.
(1)Preliminary Purchase Consideration – Reflects preliminary purchase consideration amounting to approximately $3.2 billion related to the acquisition of Sandstorm and approximately $0.09 billion related to the acquisition of Horizon. Approximately $0.09 billion in cash will be paid at closing related to the acquisition of Horizon; and the acquisition of Sandstorm will be financed through the issuance of common stock. The purchase consideration includes $3.5 million in transaction costs related to Sandstorm and $0.2 million in transaction costs related to Horizon. See Note 4 regarding the estimate of the preliminary purchase consideration for the acquisition of Sandstorm.
(2)Historical equity balances – Reflects the elimination of historical equity balances of Sandstorm and Horizon as 100% of the outstanding shares of Sandstorm and Horizon will be held by Royal Gold.
(3)Deferred tax liabilities – Reflects the anticipated tax treatment resulting from the pro forma fair value adjustments of the acquired assets and assumed liabilities based on the statutory tax rate of 27%. The effective tax rate of the post-acquisition company could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income and changes in tax law and finalization of the purchase price allocation. Because the tax rates used for the unaudited pro forma condensed combined financial information are estimated, the rate used will likely vary from the actual effective rate in periods subsequent to consummation of the Transactions. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.
(B)Reflects the eliminations of Sandstorm’s equity and debt interests in Horizon. Sandstorm holds a 34% equity investment in Horizon, as well as convertible debt instruments and stream obligations. The promissory notes (Horizon) and convertible debt investments (Sandstorm) are effectively settled prior to the consummation of the Sandstorm Arrangement and Horizon Arrangement, and there will be no contractual relationship between the two entities associated with the investment upon completion of the Sandstorm Arrangement and Horizon Arrangement. The following intercompany balances have been eliminated:

Sandstorm Financial Statement Line Item	Sandstorm Historical Amount as of June 30, 2025	Description
	(in $ 000s)
Stream, royalty, and other interests, net	96,220	Elimination of silver stream interest
Stream, royalty, and other interests, net	201,177	Elimination of gold stream interest
Prepaid expenses and other	3,894	Elimination of Short-Term Convertible Debt
Investments in associates	7,473	Elimination of investment in Horizon
Investments	170,361	Elimination of Convertible Debt - Antamina and Hod Maden

Horizon Copper Financial Statement Line Item	Horizon Historical Amount as of June 30, 2025	Description
	(in $ 000s)
Current portion of debt	8,876	Elimination of current portion of silver stream liability
Stream obligations	112,320	Elimination of silver stream liability
Stream obligations	289,188	Elimination of gold stream liability
Current portion of debt	4,852	Elimination of current portion of promissory notes
Debt	67,632	Elimination of Promissory Note - Hod Maden
Debt	122,055	Elimination of Promissory Note - Antamina
(C)Reflects the pay off of $320.0 million in aggregate principal amount of outstanding debt ($315.0 million attributable to Sandstorm and $5.0 million attributable to Horizon), which will be required to be repaid by Royal Gold upon closing of the Sandstorm Arrangement and Horizon Arrangement.
(D)Represents the severance costs associated with certain employment contracts ($21.9 million attributable to Sandstorm and $2.4 million attributable to Horizon) which will be paid out upon closing of the Sandstorm Arrangement and Horizon Arrangement.

(E)Reflects the $686.2 million and $28.6 million deferred tax liability recognized for Sandstorm and Horizon, respectively, using the statutory tax rate of 27%.
(F)Reflects the amount drawn on the revolving credit facility ($454.8 million) to finance the Sandstorm Arrangement and Horizon Arrangement.
(G)Reflects the incremental debt recognized to settle Sandstorm’s performance share rights ($6.4 million) and Horizon’s restricted share rights, options, and warrants ($38.7 million). The incremental debt recognized as a part of the Sandstorm Arrangement and Horizon Arrangement will be paid off simultaneously with the closing of the Sandstorm Arrangement and Horizon Arrangement.
6. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2025 and the Year Ended December 31, 2024
The adjustments included in the unaudited pro forma condensed combined statement of operations for the period ended June 30, 2025 and December 31, 2024 are as follows:
(AA)Reflects the pro forma impacts related to the purchase price allocation discussed at adjustment (A). This includes the following impacts:
(1)The incremental amortization expense expected to be incurred as a result of the in-place lease intangible acquired from Sandstorm
(2)The incremental depletion expense expected to be incurred as a result of the increase in fair value in the stream and royalty interests, after the effect of adjusting for differences between IFRS and U.S. GAAP. Production stage stream and royalty interests are depleted using the units of production method over the life of the mineral property (as stream sales occur or royalty payments are recognized), which are estimated using proven and probable reserves as provided by the operator.

	Sandstorm Historical Amount as of June 30, 2025	Sandstorm Historical Amount as of December 31, 2024
	(in $ 000s)	(in $ 000s)
Depletion expense	1,632	7,212

	Horizon Historical Amount as of June 30, 2025	Horizon Historical Amount as of December 31, 2024
	(in $ 000s)	(in $ 000s)
Depletion expense	(4,376)	(12,600)
(BB)Reflects the eliminations of Sandstorm’s equity and debt interests in Horizon. Sandstorm holds a 34% equity investment in Horizon as well as convertible debt instruments and stream obligations. The promissory notes (Horizon) and convertible debt investments (Sandstorm) are effectively settled prior to the consummation of the Sandstorm Arrangement and Horizon Arrangement and there will be no contractual relationship between the two entities associated with the investment upon completion of the Sandstorm Arrangement and Horizon Arrangement. The following intercompany balances have been eliminated:

Sandstorm Financial Statement Line Item	Sandstorm Historical Amount as of June 30, 2025	Sandstorm Historical Amount as of December 31, 2024	Description
	(in $ 000s)	(in $ 000s)
Other gains (losses)	(2,489)	(16,133)	Elimination of fair value adjustment on convertible debt investment
Other gains (losses)	(898)	(2,448)	Elimination of Horizon equity pickup

Horizon Financial Statement Line Item	Horizon Historical Amount as of June 30, 2025	Horizon Historical Amount as of December 31, 2024	Description
	(in $ 000s)	(in $ 000s)
Loss on revaluation of stream obligations	40,727	50,865	Elimination of mark-to-market on gold and silver stream obligations
Interest and other expense	5,777	11,448	Elimination of interest expense on promissory notes
Other gains (losses)	2,877	3,491	Elimination of change in estimated cash flows related to the promissory notes
(CC)Reflects the elimination of interest expense ($13.3 million attributable to Sandstorm and $6.0 million attributable to Horizon for the six months ended June 30, 2025 and $35.0 million attributable to Sandstorm and $11.6 million attributable to Horizon for the year ended December 31, 2024, including amounts which will be eliminated as discussed in Note 3) associated with the historical debt which will be extinguished concurrent with the closing of the Sandstorm Arrangement and Horizon Arrangement.
(DD)Represents the severance costs associated with certain employment contracts ($21.9 million attributable to Sandstorm and $2.4 million attributable to Horizon) which will be paid out upon closing of the Sandstorm Arrangement and Horizon Arrangement. This is a non-recurring expense that will be paid out upon closing.
(EE)Reflects the tax impact of all pro forma adjustments for the six months ended June 30, 2025 and the year ended December 31, 2024, calculated based on the statutory tax rates of the jurisdictions (21.09% for Kansanshi pro forma adjustments and 27% for all other adjustments) in which the related pro forma adjustments is recorded. Tax rates vary by jurisdiction and therefore are adjusted for accordingly.
(FF)Reflects the incremental interest expense incurred associated with the draw on the revolving credit facility, which bears interest at SOFR + 1.10%. The interest expense is based on an interest rate of 5.50%. An increase or decrease in the interest rate of 50 basis points would result in an increase or decrease in estimated interest expense of $1.3 million for the six months ended June 30, 2025 and $2.5 million for the year ended December 31, 2024.
(GG)Reflects the incremental expense ($0.4 million) recognized as a result of the incremental value of the adjusted Sandstorm stock options which will become exercisable for shares of Royal Gold common stock following completion of the Sandstorm Arrangement.

7. Unaudited Pro Forma Net Income Per Share
Unaudited pro forma net income per share for the six months ended June 30, 2025 and the year ended December 31, 2024 is computed by dividing pro forma net income attributable to common shareholders by the pro forma weighted average number of shares of common stock outstanding for the same period, assuming the Sandstorm Arrangement and Horizon Arrangement occurred on January 1, 2024.
The following tables assume the issuance of approximately 18.5 million shares of Royal Gold common stock in connection with the Sandstorm Arrangement, which assumes the completion of the Sandstorm Arrangement on January 1, 2024 based on the number of outstanding Sandstorm common shares as of June 30, 2025. As discussed herein, the actual number of shares of Royal Gold common stock issuable under the Sandstorm Arrangement will be adjusted based on the number of Sandstorm common shares outstanding on closing of the Sandstorm Arrangement.
Earnings per Share

(in $ 000s, except share and per share data)	Six Months Ended June 30, 2025, as reported	Pro Forma Adjustments	Six Months Ended June 30, 2025, as adjusted
Net income attributable to Royal Gold common shareholders	$245,847	(29,825)	$216,022
Weighted-average shares for basic EPS	65,726,903	18,473,548	84,200,451
Effect of other dilutive securities	79,257	—	79,257
Weighted-average shares for diluted EPS	65,806,160	—	84,279,708
Basic EPS	$3.73	—	$2.57
Diluted EPS	$3.73	—	$2.56

(in $ 000s, except share and per share data)	Year Ended December 31, 2024, as reported	Pro Forma Adjustments	Year Ended December 31, 2024, as adjusted
Net income attributable to Royal Gold common shareholders	$332,023	(73,737)	$258,286
Weighted-average shares for basic EPS	65,662,185	18,473,548	84,135,733
Effect of other dilutive securities	114,649	—	114,649
Weighted-average shares for diluted EPS	65,776,834	—	84,250,382
Basic EPS	$5.04	—	$3.07
Diluted EPS	$5.04	—	$3.07

Risk Factors
In deciding how to vote, Royal Gold stockholders should carefully consider the following risk factors and all of the information contained in or incorporated by reference herein, including, but not limited to, the matters addressed in “Cautionary Statement Regarding Forward Looking Statements” as well as Royal Gold’s and Sandstorm’s other filings with the SEC incorporated herein by reference. Please see “Where You Can Find More Information.”
Risk Factors Relating to the Arrangements
The Exchange Ratio will not be adjusted in the event of any change in either Royal Gold’s or Sandstorm’s share price.
On the Sandstorm Effective Date, each Sandstorm common share held by a Sandstorm shareholder (other than dissenting Sandstorm shareholders) will be exchanged for 0.0625 of a share of Royal Gold common stock, subject to adjustment in accordance with the Sandstorm Arrangement Agreement if applicable. This Exchange Ratio was fixed in the Sandstorm Arrangement Agreement and will not be adjusted to reflect changes in the market price of either Sandstorm common shares or Royal Gold common stock before the Sandstorm Arrangement is completed. Stock price changes may result from a variety of factors (many of which are beyond Royal Gold’s and Sandstorm’s control), including the following:
•changes in Royal Gold’s and Sandstorm’s respective businesses, operations and prospects;
•investor behavior and strategies, including market assessments of the likelihood that the Sandstorm Arrangement will be completed;
•changes in the price of gold, silver, copper and other metals, general market and economic conditions, and other factors generally affecting the price of Royal Gold’s and Sandstorm’s shares; and
•foreign, federal, state, provincial and local legislation, governmental regulation and legal developments in the properties underlying the streaming and royalty interests of Royal Gold and Sandstorm.
The price of shares of Royal Gold common stock at the completion of the Sandstorm Arrangement will vary from its price on the date the Sandstorm Arrangement Agreement was executed, the date of this proxy statement, and the date of the Special Meeting. As a result, the market value represented by the Exchange Ratio will also vary. For example, based on the range of closing prices of Royal Gold common stock during the period from July 3, 2025, the last trading day before the date of the public announcement of the Sandstorm Arrangement, through to August 11, 2025, the latest practicable date before the date of this Proxy Statement, the Exchange Ratio represented a market value ranging from a low of $9.46 to a high of $11.24 for each Sandstorm common share.
The issuance of a significant number of shares of Royal Gold common stock and a resulting “market overhang” could adversely affect the market price of shares of Royal Gold common stock after completion of the Sandstorm Arrangement.
On completion of the Sandstorm Arrangement, a significant number of additional shares of Royal Gold common stock will be issued and available for trading in the public market. The increase in the number of shares of our common stock may lead to sales of such shares or the perception that such sales may occur (commonly referred to as “market overhang”), either of which may adversely affect the market for, and the market price of, shares of our common stock.

The market price of Royal Gold common stock may decline if large amounts of Royal Gold common stock are sold following the completion of the Sandstorm Arrangement and may be affected by factors different from those that historically have affected or that are currently affecting the market price of Royal Gold common stock.
The market price of Royal Gold common stock may fluctuate significantly following completion of the Sandstorm Arrangement and holders of Royal Gold common stock could lose some or all of the value of their investment. If the Sandstorm Arrangement is consummated, Royal Gold will issue shares of Royal Gold common stock to former Sandstorm shareholders. The Sandstorm Arrangement Agreement contains no restrictions on the ability of former Sandstorm shareholders to sell or otherwise dispose of such shares following completion of the Sandstorm Arrangement. Former Sandstorm shareholders may decide not to hold the shares of Royal Gold common stock that they receive in the Sandstorm Arrangement, and Royal Gold’s historic stockholders may decide to reduce their investment in Royal Gold as a result of the changes to Royal Gold’s investment profile as a result of the Sandstorm Arrangement. These sales of Royal Gold common stock (or the perception that these sales may occur) could have the effect of depressing the market price for Royal Gold common stock. In addition, Royal Gold’s financial position after completion of the Sandstorm Arrangement may differ from its financial position before the completion of the Sandstorm Arrangement, and the results of Royal Gold’s operations and cash flows after the completion of the Sandstorm Arrangement may be affected by factors different from those currently affecting its financial position or results of operations and cash flows, all of which could adversely affect the market price of Royal Gold common stock. Accordingly, the market price and performance of Royal Gold common stock is likely to be different from the performance of Royal Gold common stock prior to the Sandstorm Arrangement.
Royal Gold stockholders will have reduced ownership in the Combined Company.
Royal Gold will issue 0.0625 of a share of Royal Gold common stock in exchange for each Sandstorm common share outstanding on the Sandstorm Effective Date (other than Sandstorm common shares held by dissenting Sandstorm shareholders), subject to adjustment if applicable, pursuant to the terms of the Sandstorm Arrangement Agreement. Following the completion of the Sandstorm Arrangement, it is anticipated that persons who were stockholders of Royal Gold and shareholders of Sandstorm immediately prior to the Sandstorm Effective Time will own approximately 77% and 23% of the Combined Company, respectively, on a fully diluted basis, based on the number of securities of Royal Gold and Sandstorm outstanding as of the date of the Sandstorm Arrangement Agreement. As a result, Royal Gold’s current stockholders will have less influence over the Combined Company as stockholders than they currently have over Royal Gold.
The Sandstorm Arrangement Agreement subjects Royal Gold to restrictions on its ability to pursue alternatives to the Sandstorm Arrangement and may discourage other companies from making a favorable alternative transaction proposal.
Royal Gold is subject to customary restrictions on its ability to solicit alternative acquisition proposals or engage in discussions with third parties regarding such proposals, except that Royal Gold is permitted to engage, subject to limitations set out in the Sandstorm Arrangement Agreement, with an unsolicited acquisition proposal that the Royal Gold Board of Directors has determined constitutes or would reasonably be expected to constitute or lead to a superior proposal. Furthermore, in limited circumstances, prior to receiving stockholder approval, the Royal Gold Board of Directors may make a Change in Recommendation and/or enter into a definitive agreement with respect to an acquisition proposal if it determines in good faith that another acquisition proposal constitutes a superior proposal.
Under specified circumstances, including, among other circumstances, if Sandstorm terminates the Sandstorm Arrangement Agreement as a result of a Change in Recommendation by Royal Gold or if Royal Gold terminates the Sandstorm Arrangement Agreement in order to enter into a definitive agreement with respect to a superior proposal, Royal Gold may be required to pay Sandstorm a termination fee of $200 million. These provisions could affect the decision by a third party to make a competing acquisition proposal, including the structure, pricing, and terms proposed by a third party seeking to acquire or merge with Royal Gold.
The Arrangements are subject to a number of conditions which may not be satisfied or waived, may delay the completion of the Arrangements and could result in additional expenditures of money and resources.
Each of Royal Gold’s, Sandstorm’s and Horizon’s obligations to consummate the Arrangements, as applicable, are subject to the satisfaction (or waiver by Royal Gold, Sandstorm, or Horizon to the extent permissible under applicable laws) of a number of conditions described in the Arrangements, including, for the Sandstorm Arrangement, the approval by Royal Gold stockholders of the Stock Issuance Proposal, the Sandstorm Requisite Shareholder Approval, the Sandstorm Interim Order and the Sandstorm Final Order each being obtained and receipt of certain regulatory clearances and approvals in Canada and South Africa, and, for the Horizon Arrangement, the Horizon Requisite Securityholder Approval, the Horizon Interim Order and the Horizon Final Order each being obtained and receipt of certain regulatory clearances and approvals. Many of the conditions to completion of the Arrangements are not within Royal Gold’s control and Royal Gold cannot predict when, or if, these conditions will be satisfied.
If any of these conditions are not satisfied or waived prior to the Outside Date set out in the applicable Arrangement Agreements, it is possible that either, or both, of the Arrangements may be terminated. The Sandstorm Arrangement Agreement provides that, upon termination of the Sandstorm Arrangement Agreement under certain circumstances, Royal Gold or Sandstorm would be required to pay the other party a termination fee of $200 million or $130 million, respectively, or reimburse the other party for up to $5 million of expenses of the other party’s representatives. The Horizon Arrangement Agreement provides that, upon termination of the Horizon Arrangement Agreement under certain circumstances, Royal Gold or Horizon would be required to pay the other party a termination fee of $15 million or $10 million, respectively. See “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Termination of the Sandstorm Arrangement Agreement” and “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement — Termination of the Horizon Arrangement Agreement” for a more complete summary.
Although Royal Gold, Sandstorm and Horizon have each agreed to use commercially reasonable efforts for specific covenants, subject to certain limitations, to complete the Arrangements promptly, these and other conditions may fail to be satisfied. In addition, completion of the Arrangements may take longer and could cost more than we expect. The requirements for obtaining the required regulatory approvals and clearances could delay the completion of the Arrangements for a significant period of time or prevent them from occurring. Any delay in completing the Arrangements may adversely affect the expected benefits and synergies that Royal Gold expects to achieve if the Arrangements and the integration of businesses were to be completed within the expected timeframe.
Further, each of the Sandstorm Arrangement and the Horizon Arrangement is subject to the conditions to Royal Gold’s obligation to complete the other Arrangement having been satisfied, subject to limited exceptions and provided Royal Gold may waive these conditions. Accordingly, if the Horizon Arrangement Agreement is terminated due to one of these conditions not being satisfied, it is possible that the Sandstorm Arrangement Agreement will also be terminated. Similarly, if the Sandstorm Arrangement Agreement is terminated due to one of these conditions not being satisfied, it is possible that the Horizon Arrangement Agreement will also be terminated. Completion of one but not both of the Arrangements may have a material and adverse effect on Royal Gold’s ability to realize the expected benefits and synergies currently contemplated by the Arrangements.
Termination of the Arrangement Agreements could adversely affect Royal Gold.
Each of Royal Gold and Sandstorm has the right to terminate the Sandstorm Arrangement Agreement in certain circumstances, including if the Sandstorm Arrangement is not consummated by January 6, 2026 (subject to certain extension terms). The Sandstorm Arrangement Agreement provides that, upon termination of the Sandstorm Arrangement Agreement under certain circumstances, Royal Gold or Sandstorm would be required to pay the other party a termination fee of $200 million or $130 million, respectively, or reimburse the other party for up to $5 million of expenses of the other party’s representatives.
Similarly, each of Royal Gold and Horizon has the right to terminate the Horizon Arrangement Agreement in certain circumstances, including if the Horizon Arrangement is not consummated by January 6, 2026 (subject to certain extension terms). The Horizon Arrangement Agreement provides that, upon termination of the Horizon Arrangement Agreement under certain circumstances, Royal Gold or Horizon would be required to pay the other party a termination fee of $15 million or $10 million, respectively.
Failure to complete either Arrangement could adversely affect the trading price of our common stock or otherwise adversely affect Royal Gold’s business.
If a governmental authority asserts objections to the Arrangements, Royal Gold may be unable to complete the Arrangements, or in order to do so, Royal Gold, Sandstorm and/or Horizon may be required to comply with material restrictions or satisfy material conditions.
In each of the Arrangements, closing is subject to the condition that there is no law applicable to each Arrangement that makes consummation of such Arrangement illegal as well as the procurement of relevant approvals. There can be no assurance as to the cost, scope or impact of the actions that may be required to address any governmental authority objections to the Arrangements. If Royal Gold, Sandstorm or Horizon takes such actions, it may adversely affect them or the Combined Company following the consummation of the Arrangements. Furthermore, these actions may have the effect of delaying or preventing consummation of the Arrangements or imposing additional costs on or limiting the business operations of the Combined Company following the consummation of the Arrangements. Depending on the nature of any objections by any governmental authorities to the Arrangements, Royal Gold may decline to agree to take such actions resulting in the failure of the Arrangements to be completed.
The Arrangements may be completed even though material adverse changes may result from the announcement of the Arrangements, industry-wide changes or other causes.
Royal Gold or Sandstorm can refuse to complete the Sandstorm Arrangement if a material adverse effect has occurred in respect of the other party and is continuing as of the Sandstorm Effective Time. Similarly, Royal Gold can refuse to complete the Horizon Arrangement if a material adverse effect has occurred in respect of Horizon and is continuing as of the Horizon Effective Time. However, some types of changes that would result in a material adverse effect of a party are excluded from the definition of a material adverse effect according to the applicable Arrangement Agreement and do not permit a party to refuse to complete the applicable Arrangement. If such adverse changes occur but Royal Gold still completes the Arrangements, the market price of Royal Gold common stock could decline.
Royal Gold, Sandstorm or Horizon may waive one or more of the closing conditions without re-soliciting approval by Royal Gold stockholders.
Royal Gold, Sandstorm or Horizon may determine to waive, in whole or part, one or more of the conditions to closing, including, in the case of Royal Gold, the cross-conditionality between the Sandstorm Arrangement and Horizon Arrangement. Royal Gold expects to evaluate the materiality of any proposed waiver and its effect on Royal Gold stockholders in light of the facts and circumstances at the time, to determine whether any amendment of this proxy statement or any re-solicitation of proxies is required in light of such waiver. Any determination whether to waive any condition to closing or to re-solicit stockholder approval or amending or supplementing this Proxy Statement as a result of a waiver will be made by Royal Gold at the time of such waiver based on the facts and circumstances as they exist at that time.

Royal Gold does not currently control Sandstorm and its subsidiaries or Horizon and its subsidiaries.
Royal Gold will not control Sandstorm and its subsidiaries or Horizon and its subsidiaries until completion of the Arrangements, and the business and results of operations of Sandstorm and Horizon may be adversely affected by events that are outside of Royal Gold’s control during the interim period. The performance of Sandstorm and Horizon may be influenced by, among other factors, economic downturns, changes in commodity prices, political instability in the countries in which Sandstorm or Horizon operates, changes in applicable laws, increased regulation, volatility in the financial markets, unfavorable regulatory decisions, litigation, rising costs, civic and labor unrest, disagreements with business partners and other factors beyond Royal Gold’s control. As a result of any one or more of these factors, among others, the operations and financial performance of Sandstorm or Horizon may be negatively affected, which may adversely affect the future financial results of the Combined Company.
The market price of our common stock declined following announcement of the Arrangements, and significant delays in the consummation of the Arrangements or the termination of either Arrangement Agreement could further adversely affect the price of our common stock.
The market price of our common stock declined following the announcement of the Arrangements. Negative market response to the Arrangements, the issuance of shares of Royal Gold common stock resulting in dilution of our existing stockholders, or any significant delays in the consummation of the Arrangements could further adversely affect our stock price. In addition, there can be no assurance that the conditions to the consummation of the Arrangements will be satisfied in a timely manner or at all. If the Arrangements are not consummated or are delayed, the market price of our common stock may decline significantly, particularly to the extent the market price reflects a market assumption that the Arrangements will be consummated or will be consummated in a particular timeframe.
Stock price changes may result from a variety of factors that are beyond our control, including:
•the assessment of the likelihood of the Arrangements being consummated;
•changes in the respective businesses, operations or prospects of Royal Gold, Sandstorm or Horizon, including their respective ability to meet earnings estimates;
•governmental or litigation developments or regulatory considerations affecting Royal Gold, Sandstorm or Horizon, the precious metals streaming and royalty industry, or the mining industry;
•general business, market, industry or economic conditions or global supply chain disruptions;
•volatility in the prices of gold, silver, copper and other metals, the worldwide supply and demand balance for such metals, and the prevailing commodity price environment; and
•other factors beyond our control, including those described elsewhere in, or incorporated by reference into, this “Risk Factors” section.
Royal Gold, Sandstorm and Horizon are expected to incur significant transaction costs in connection with the Arrangements, which may be in excess of those anticipated by them.
Royal Gold, Sandstorm and Horizon have incurred and are expected to continue to incur a number of non-recurring costs associated with negotiating and completing the Arrangements, combining the operations of the companies and achieving desired synergies. These costs have been, and will continue to be, substantial and, in many cases, will be borne by Royal Gold whether or not the Arrangements are completed. A substantial majority of non-recurring expenses will consist of transaction costs and include, among others, fees paid to financial, legal, accounting and other advisors, employee retention, severance and benefit costs, and filing fees. Royal Gold will also incur costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and other employment-related costs. Royal Gold, Sandstorm and Horizon will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in connection with the Arrangements and the integration of the companies’ businesses. While Royal Gold, Sandstorm and Horizon have assumed that a certain level of expenses would be incurred, there are many factors beyond their control that could affect the total amount or the timing of the expenses. The elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may not offset integration-related costs and achieve a net benefit in the near term, or at all. The costs described above and any unanticipated costs and expenses, many of which will be borne by Royal Gold even if the Arrangements are not completed, could have an adverse effect on Royal Gold’s financial condition and operating results.
Royal Gold, Sandstorm and Horizon may be the targets of legal claims, securities class actions, derivative lawsuits and other claims related to the Arrangements.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisitions, mergers or other business combination agreements. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could adversely affect Royal Gold’s, Sandstorm’s and Horizon’s respective liquidity and financial condition.
Lawsuits that may be brought against Royal Gold, Sandstorm, Horizon or their respective directors which could seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the Arrangement Agreements already implemented and to otherwise enjoin the parties from consummating the Arrangements. In each Arrangement Agreement, one of the conditions to the Closing is that no law (including injunction or judgments) is in effect that makes the Arrangement illegal or enjoins or otherwise prohibits Royal Gold, Sandstorm or Horizon, as applicable, from consummating the Arrangement. Consequently, if a plaintiff is successful in obtaining an injunction prohibiting completion of an Arrangement, that injunction may delay or prevent the Arrangements from being completed within the expected timeframe or at all, which may adversely affect Royal Gold’s, Sandstorm’s and Horizon’s respective business, financial position, results of operations and cash flows.
Sandstorm and Horizon may have liabilities that are not known to Royal Gold.
Sandstorm and Horizon may have liabilities that Royal Gold was unable to discover in the course of performing its due diligence investigations. Other than publicly available information, all historical information relating to Sandstorm and Horizon has been provided in exclusive reliance on the information made available to us by Sandstorm, Horizon and their representatives. Through the completion of the Arrangements, Sandstorm continues to be obligated to file certain reports with the SEC and on SEDAR+ while Horizon is obligated to file certain reports on SEDAR+. Additionally, pursuant to the Arrangement Agreements, during the period from the date of the Arrangement Agreements until the earlier of the Effective Time and the termination thereof, Sandstorm and Horizon are required to keep us reasonably informed regarding Sandstorm’s and Horizon’s business and operations, as applicable. Royal Gold may learn additional information about Sandstorm and Horizon that materially adversely affects each company, including, without limitation, unknown or contingent liabilities, environmental liabilities, significant capital expenditures that may not be known to Royal Gold or liabilities related to compliance with applicable laws. As a result of these factors, the Combined Company may incur additional costs and expenses and may be forced to later write-down or write-off assets, restructure operations or incur impairment or other charges that could result in the Combined Company reporting losses. Even if Royal Gold’s due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with its preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on the Combined Company’s financial condition and results of operations and could contribute to negative market perceptions about Royal Gold common stock.

Potential payments to Sandstorm and Horizon shareholders who exercise dissent rights could have an adverse effect on the Combined Company’s financial condition or result in the Arrangements not being completed.
Sandstorm and Horizon shareholders have the right to exercise dissent rights and demand payment equal to the fair value of their common shares as provided for in the BCBCA as modified by the applicable Plan of Arrangement, interim order and final order of the Court. If dissent rights are properly exercised in respect of a significant number of Sandstorm or Horizon common shares, a substantial payment may be required to be made to such shareholders, which could have an adverse effect on the Combined Company’s financial condition and cash flows. If, as of the Sandstorm Effective Date, the aggregate number of Sandstorm common shares in respect of which Sandstorm shareholders have validly exercised dissent rights exceeds 5% of the Sandstorm common shares outstanding, Royal Gold is entitled, in its discretion, not to complete the Sandstorm Arrangement. Similarly, if, as of the Horizon Effective Date, the aggregate number of Horizon common shares in respect of which Horizon shareholders have validly exercised dissent rights exceeds 10% of the Horizon common shares outstanding, Royal Gold is entitled, in its discretion, not to complete the Horizon Arrangement.
The financial forecasts are based on various assumptions that may not be realized.
The Forecasted Financial Information set forth in the forecasts included under the section “The Sandstorm Arrangement — Certain Unaudited Prospective Financial and Operating Information” was based on assumptions of, and information available to, Royal Gold management when prepared, and these estimates and assumptions are subject to uncertainties, many of which are beyond Royal Gold’s control and may not be realized. Many factors mentioned in this proxy statement, including the risks outlined in this “Risk Factors” section and the events or circumstances described under “Cautionary Statement Regarding Forward Looking Statements,” will be important in determining the Combined Company’s future results. As a result of these contingencies, actual future results may vary materially from Royal Gold’s, Sandstorm’s and Horizon’s estimates. In view of these uncertainties, the inclusion of financial estimates in this proxy statement is not and should not be viewed as a representation that the forecasted results will necessarily reflect actual future results.
The Forecasted Financial Information included in this proxy statement has been prepared by, and is the responsibility of, Royal Gold management. None of Royal Gold’s independent registered public accounting firm (Ernst & Young LLP), Sandstorm’s independent registered public accounting firm (PricewaterhouseCoopers LLP), Horizon’s independent registered public accounting firm (PricewaterhouseCoopers LLP), or any other independent registered public accounting firm has audited, reviewed, examined, compiled, performed or applied agreed-upon procedures with respect to the accompanying Forecasted Financial Information and, accordingly, Ernst & Young LLP and PricewaterhouseCoopers LLP do not express an opinion or any other form of assurance with respect thereto nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Forecasted Financial Information. The Ernst & Young LLP report incorporated by reference in this proxy statement relates to Royal Gold’s previously issued financial statements. It does not extend to the Royal Gold management forecasts of Royal Gold prospective information set forth below and should not be read to do so. The PricewaterhouseCoopers LLP report incorporated by reference in this proxy statement relates to Sandstorm’s previously issued financial statements. It does not extend to the Royal Gold management forecasts of Sandstorm prospective information set forth in this proxy statement and should not be read to do so. The PricewaterhouseCoopers LLP report included in this proxy statement relates to Horizon’s previously issued financial statements. It does not extend to the Royal Gold management forecasts of Horizon prospective information set forth in this proxy statement and should not be read to do so. See “The Sandstorm Arrangement — Certain Unaudited Prospective Financial and Operating Information” for more information.

Risk Factors Relating to the Combined Company Following the Arrangements
The Combined Company may be unable to integrate the businesses of Royal Gold, Sandstorm and Horizon successfully or realize the anticipated benefits of the Arrangements.
The Arrangements involve the combination of companies that currently operate as independent public companies. The combination of independent businesses is complex, costly and time consuming, and significant management attention and resources will be required to integrate the business practices and operations of Sandstorm and Horizon into Royal Gold. This may divert our focus and resources from other strategic opportunities and/or operational matters during this integration stage. The success and the ability to realize the anticipated benefits of the Arrangements will depend upon our ability to effectively manage the integration of Sandstorm and Horizon. Potential difficulties and risks that may accompany the Arrangements include the following:
•the inability to successfully combine the business or personnel of Royal Gold, Sandstorm and Horizon in a manner that permits the Combined Company to achieve, on a timely basis, or at all, the cost savings and other benefits anticipated to result from the Arrangements;
•complexities associated with managing and supporting the combined businesses and the expanded operations and portfolio;
•the inability to retain employees at Sandstorm and Horizon with significant institutional knowledge of the respective portfolios of the companies; and
•potential unknown liabilities and unforeseen increased expenses or delays associated with the Arrangements.
Significant demands will be placed on the Combined Company as a result of the Arrangements.
As a result of the pursuit and completion of the Arrangements, significant demands will be placed on the managerial, operational and financial personnel and systems of the Combined Company. We cannot provide any assurance that the systems, procedures and controls of the Combined Company will be adequate to support the expanded portfolio of streaming and royalty interests and other assets and associated increased costs and complexity following and resulting from the Arrangements.
The trading price and volume of our common stock may be volatile following the Arrangements.
The trading price and volume of our common stock may be volatile following completion of the Arrangements. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. As a result, you may suffer a loss on your investment. Many factors may impair the market for our common stock and the ability of investors to sell shares at an attractive price, and could also cause the market price and demand for our common stock to fluctuate substantially, which may negatively affect the price and liquidity of our common stock. Many of these factors and conditions are beyond the control of the Combined Company or its stockholders.
The unaudited pro forma condensed combined financial statements and the unaudited prospective financial and operating information prepared by Royal Gold included in this proxy statement are based on a number of preliminary estimates and assumptions and the actual results of operations, cash flows and financial position of the Combined Company after the Arrangements may differ materially.
The unaudited pro forma condensed combined financial statements and the unaudited prospective financial information and operating information in this proxy statement is presented for illustrative purposes only, has been prepared based on available information and certain assumptions and estimates that Royal Gold believes are reasonable, and is not necessarily indicative of what Royal Gold’s actual financial position or results of operations would have been had the pro forma events been completed on the dates indicated. Further, the Combined Company’s actual results and financial position after the pro forma events occur may differ materially and adversely from the unaudited pro forma information included in this proxy statement. The unaudited pro forma condensed combined financial statements have been prepared with Royal Gold as the accounting acquirer under U.S. GAAP and reflect adjustments based on estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed.
The benefits and synergies realized from the Arrangements may vary from our expectations.
The Combined Company may fail to realize the anticipated benefits and synergies expected from the Arrangements, which could adversely affect the Combined Company’s business, financial condition and operating results. For example, no assurances can be given that certain development assets which are expected to be completed in the near to mid-term, including Platreef, MARA and the Hod Maden Project, will begin production on the expected timelines or at all, or that their actual operating performance will meet our expectations. Expected benefits from the Arrangements are based on estimates of a variety of key factors, including mineral reserves and resources, grade, recovery rates, and the ability of processing infrastructure to meet desired throughput rates, among others, and such estimates may prove incorrect.
Our indebtedness or difficulties in accessing the commercial debt market could adversely affect our financial condition and impair our ability to operate our business.
Following our payment of the Advance under the Kansanshi precious metals purchase agreement and exercise of the accordion feature under our revolving credit facility, we had $1.4 billion available under our revolving credit facility, $825 million of which was drawn. We anticipate making additional draws under our revolving credit facility to fund the closings of the Arrangements. Historically, we have used borrowings under our revolving credit facility to finance investments and acquisitions, and we may incur indebtedness for investments, acquisitions or other purposes in future periods.
Higher borrowing costs, future increases in our level of indebtedness, or difficulties in accessing the commercial debt market could adversely affect us as follows:
•require us to dedicate a substantial portion of our cash flow from operations to service indebtedness, thereby reducing the availability of cash flow to fund acquisitions, working capital, or dividends;
•limit our flexibility in planning for, or reacting to, changes in our business;
•restrict us from exploiting business opportunities;
•make us more vulnerable to a downturn in our business or the economy;
•place us at a competitive disadvantage compared to our competitors with less indebtedness or greater access to financing;
•require the consent of our existing lenders to incur additional indebtedness;
•limit our ability to borrow additional funds for acquisitions, working capital, or debt-service requirements;
•increase our cost of capital, including as a result of higher interest rates and the effects of exchange rates;
•decrease our future earnings; and
•increase our exposure to the credit risks of bank group lenders or those institutions with which we maintain deposits.

Our credit agreement contains financial and other restrictive covenants. These covenants could limit our ability to engage in activities that are in our long-term best interests. Our failure to comply with these covenants could result in an event of default that, if not waived, could result in the acceleration of all outstanding indebtedness.
The Combined Company’s interest in the Hod Maden Project following the Horizon Closing will subject the Combined Company to the risks associated with the conduct of joint ventures and joint operations.
Horizon has a 30% equity interest in the Hod Maden Joint Venture, and following the Horizon Closing, the Combined Company will hold this interest. Horizon is not the operator of the Hod Maden Project and Horizon’s interest in the Hod Maden Project is subject to the risks normally associated with the conduct of joint ventures or joint operations. The existence or occurrence of one or more of the following circumstances and events could adversely affect the Combined Company’s profitability or the viability of its interests held through the joint arrangement, which could adversely affect the Combined Company’s future cash flows, earnings, results of operations and financial condition:
•increases in the capital requirements to develop the Hod Maden Project;
•the inability of the operator to secure sufficient project-level financing for a portion of the development costs for Hod Maden or not being able to obtain such sufficient financing on favorable terms to the Combined Company or the other joint venture interest holders;
•changes in the timing or amount of cash calls to fund the equity portion of the Hod Maden Project by the joint venture interest holders and the ability of the joint venture interest holders (including the Combined Company) to fund or finance such cash calls;
•the ability of the operator to fulfil its role as operator of the Hod Maden Project, including social and regulatory licenses to operate;
•that mining, environmental or operating licenses already issued for the Hod Maden Project could be suspended or revoked, or amendments to existing permits be rejected;
•disagreements with the other joint venture interest holders on how to develop and operate the Hod Maden Project efficiently;
•the Combined Company’s inability to exert influence over certain strategic decisions made in respect of the Hod Maden Project;
•the inability of the other joint venture interest holders to meet their obligations to the joint operation or third parties; and
•litigation with the other joint venture interest holders regarding joint operation matters.
The success of any joint operation will be dependent on the operator for the timing of activities related to the Hod Maden Project and the Combined Company will be largely unable to direct or control the activities of the operator. The Combined Company will be unable to provide assurance that all decisions of the operator will achieve the expected goals, including the successful development of the Hod Maden Project and its transition to commercial production.
Other Risk Factors Relating to Royal Gold, Sandstorm and Horizon
As a result of entering into the Arrangement Agreements, Royal Gold’s, Sandstorm’s and Horizon’s businesses are and will be subject to the risks described above. In addition, Royal Gold is, and following completion of the Arrangements, Royal Gold will be, subject to the risks described in Royal Gold’s most recent Annual Report on Form 10-K as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are filed with the SEC and incorporated by reference into this proxy statement, Sandstorm is subject to the risks described in Sandstorm’s most recent annual report on Form 40-F for the year ended December 31, 2024 as updated by subsequent reports on Form 6-K, which are filed with the SEC and incorporated by reference into this proxy statement, and Horizon is subject to the risks described in Horizon’s annual information form for the year ended December 31, 2024, which is filed on SEDAR+. See “Where You Can Find More Information” for the location of information incorporated by reference into this proxy statement.

The Special Meeting
General
This proxy statement is being provided to Royal Gold stockholders as part of a solicitation of proxies by the Royal Gold Board of Directors for use at the Special Meeting and at any adjournments or postponements of the Special Meeting. This proxy statement provides Royal Gold stockholders with important information about the Special Meeting and should be read carefully in its entirety.
Date, Time and Place of the Special Meeting
The Special Meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/RGLDD2025SM, on            , 2025 at          Mountain Time.
Purpose of the Special Meeting
At the special meeting, Royal Gold is asking its stockholders to vote on the following proposals:
•Proposal No. 1 – The Stock Issuance Proposal – to approve the issuance of shares of Royal Gold common stock to Sandstorm shareholders in connection with the Sandstorm Arrangement; and
•Proposal No. 2 – The Adjournment Proposal – to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal, subject to the provisions of the Sandstorm Arrangement Agreement.
Board Recommendation
After determining that it is advisable and in the best interests of Royal Gold and its stockholders to consummate the Sandstorm Arrangement as contemplated by the Sandstorm Arrangement Agreement, the Royal Gold Board of Directors unanimously authorized, approved and declared advisable the issuance of shares of Royal Gold common stock pursuant to the Sandstorm Arrangement. Accordingly, the Royal Gold Board of Directors unanimously recommends that Royal Gold stockholders vote “FOR” each of the proposals to be considered and voted upon at the Special Meeting.
Royal Gold stockholders can cast separate votes on each proposal.
There are certain risks associated with the Arrangements. See the “Risk Factors” section of this proxy statement for more information regarding such risks. Royal Gold stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the Arrangements. In particular, Royal Gold stockholders are directed to the Sandstorm Arrangement Agreement and Horizon Arrangement Agreement, which are attached as Annex A and Annex B to this proxy statement, respectively.
Stockholders Entitled to Vote as of Record Date
Stockholders of record holding shares of Royal Gold common stock at the close of business on          , 2025, the Record Date, are eligible to vote at the Special Meeting and any postponement and adjournment of the Special Meeting. There were              shares outstanding on the Record Date.
Voting Your Shares
Each share of Royal Gold common stock that you own as of the Record Date entitles you to one vote. If you are a stockholder of record, your proxy card shows the number of shares of Royal Gold common stock that you own. If your Royal Gold common stock is held in the name of your broker, bank, or another nominee, the nominee holding your stock will send you a voting instruction form. You may elect to vote in one of three methods:

•By phone or the internet—You may vote your shares by following the instructions on your proxy card or voting instruction form. If you vote by telephone or the internet, you do not need to return your proxy card.
•By mail—If this proxy statement was mailed to you or if you requested that a proxy statement be mailed to you, you may vote your shares by signing and returning the enclosed proxy card or voting instruction form. If you vote by proxy card, your “proxy” (each or either of the individuals named on the proxy card) will vote your shares as you instruct on the proxy card. If you sign and return your proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by our Board (FOR the Stock Issuance Proposal and FOR the Adjournment Proposal). If you vote by voting instruction form, the bank, broker, or nominee holding your stock will vote your shares as you instruct on the voting instruction form. If you sign and return your voting instruction form but do not give instructions to your bank, broker, or nominee on how to vote your shares, your shares will not be voted on either the Stock Issuance Proposal or the Adjournment Proposal.
•By voting at the Special Meeting—You may attend the Special Meeting virtually and vote your shares through the online platform. All stockholders attending the Special Meeting will be authenticated using your 16-digit control number included in your stockholder materials. You will be able to vote while the polls are open during the Special Meeting.
Instructions for the Special Meeting
The Special Meeting will be a completely virtual meeting; there will be no physical meeting location. To participate in the virtual Special Meeting, visit www.virtualshareholdermeeting.com/RGLD2025SM and enter the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest,” but you will not be able to vote or ask questions. You may begin to log into the meeting platform beginning at       Mountain Time on              , 2025. The Special Meeting will begin promptly at         Mountain Time on                  , 2025. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Special Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Special Meeting. If you wish to submit a question prior to the Special Meeting, you may do so starting at         Mountain Time on             , 2025, via the virtual stockholder meeting platform. Questions pertinent to meeting matters will be answered during the Special Meeting, subject to time constraints. Questions regarding personal matters are not pertinent to meeting matters and will not be answered. Any questions pertinent to meeting matters that cannot be answered during the Special Meeting due to time constraints will be answered on our website at www.royalgold.com/investors/proxy-materials; the questions and answers will be available as soon as practical after the Special Meeting and will remain available until one week after posting. If you encounter any technical difficulties with the virtual meeting platform on the meeting day, technical support phone numbers will be posted at the bottom of the virtual meeting log-in page. Technical support will be available starting at          Mountain Time on                , 2025, and will remain available until 30 minutes after the Special Meeting has finished.
Quorum and Votes Required to Approve Proposals
A majority of the outstanding shares of Royal Gold common stock entitled to vote, represented in person or by proxy, will constitute a quorum at the Special Meeting. Abstentions and broker non-votes (if any) will be counted as being present for purposes of determining whether there is a quorum. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote those shares on a proposal because the nominee does not have discretionary voting authority and has not received voting instructions from the beneficial owner with respect to that proposal.

Proposal	Vote Required to Approve Proposals at a Meeting at Which a Quorum Is Present	Broker Non-Votes	Abstentions
1.Stock Issuance Proposal	Affirmative vote of a majority of the votes cast	No impact	No impact
2.Adjournment Proposal

Beneficial Ownership of Securities
Directors and Executive Officers
The following table shows the beneficial ownership, as of              , 2025, of Royal Gold common stock by each director, director nominee, named executive officer, and all current directors and executive officers as a group. The address of each beneficial owner listed in the table is c/o Royal Gold, Inc., 1144 15th Street, Suite 2500, Denver, Colorado 80202.

Name of Beneficial Owner	Common Stock	Stock options / SARs Exercisable within 60 Days	Shares Issuable within 60 Days under Director Deferred Compensation Plan	Total Beneficial Ownership*
Non-Employee Directors and Director Nominees
William Hayes
Fabiana Chubbs
Mark Isto
Jamie Sokalsky
Ronald Vance
Sybil Veenman
Named Executive Officers
William Heissenbuttel
Paul Libner
Daniel Breeze
Martin Raffield
Randy Shefman
All current directors and executive officers as a group (12 individuals)
*    All directors and executive officers as a group own less than 1% of our outstanding common stock. The persons listed have sole voting and investment power with respect to the shares listed.
Other Beneficial Owners
The following table includes certain information about each person or entity known to us to be the beneficial owner of more than 5% of our common stock, based on our review of documents filed with the SEC.

Name and Address of >5% Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding*
Capital World Investors(1) 333 South Hope Street, 55th Floor, Los Angeles, CA 90071
BlackRock, Inc.(2) 55 East 52nd Street, New York, NY 10055
The Vanguard Group(3) 100 Vanguard Boulevard, Malvern, PA 19355
Van Eck Associates Corporation(4) 666 Third Avenue, 9th Floor, New York, NY 10017
First Eagle Investment Management, LLC(5) 1345 Avenue of the Americas, New York, NY 10105
*     Based on               shares outstanding as of                , 2025.
(1)As reported by Capital World Investors on Amendment No. 6 to Schedule 13G filed with the SEC on February 7, 2024. Capital World Investors reported that it had sole dispositive and voting power over all the reported shares.
(2)As reported by BlackRock, Inc. on Amendment No. 15 to Schedule 13G filed with the SEC on January 24, 2024. BlackRock reported that it had sole dispositive power over all the reported shares and sole voting power over 6,530,185 of the shares.
(3)As reported by The Vanguard Group on Amendment No. 11 to Schedule 13G filed with the SEC on February 13, 2024. The Vanguard Group reported that it had sole dispositive power over 6,550,767 of the shares, shared dispositive power over 92,801 of the shares, sole voting power over none of the shares, and shared voting power over 23,150 of the shares.
(4)As reported by Van Eck Associates Corporation on Amendment No. 12 to Schedule 13G filed with the SEC on February 14, 2023. Van Eck Associates Corporation reported that it had sole dispositive power over all the reported shares and sole voting power over 3,976,263 of the shares.
(5)As reported by First Eagle Investment Management, LLC on Amendment No. 2 to Schedule 13G filed with the SEC on February 8, 2024. First Eagle Investment Management, LLC reported that it had sole dispositive power over all the reported shares and sole voting power over 3,567,355 of the shares.
Revocation of Proxy or Voting Instruction Form
You may revoke your proxy at any time before the proxy is voted at the Special Meeting. This can be done by submitting another properly completed proxy card with a later date, sending a written notice of revocation to our Corporate Secretary with a later date, or attending and voting at the Special Meeting. You should be aware, however, that simply logging onto the Special Meeting will not automatically revoke your previously submitted proxy; rather, you must submit your vote at the Special Meeting or deliver written notice to us before the start of the Special Meeting. Written notices revoking a proxy should be sent to our Corporate Secretary at Royal Gold, Inc., 1144 15th Street, Suite 2500, Denver, Colorado 80202.
Tabulation of Votes
Broadridge Financial Solutions, Inc. will tabulate and certify votes at the Special Meeting.
Solicitation of Proxies
Royal Gold will bear all costs of solicitation related to the Special Meeting. In addition to solicitation of proxies by mail or by electronic data transfers, our directors, officers, and employees may, without additional compensation, make solicitations by telephone, facsimile, or personal interview. We engaged Saratoga Proxy Consulting LLC to assist us with the solicitation of proxies for a fee of $            , plus expenses. We will bear all costs of the solicitation of proxies. We will also reimburse the banks and brokers for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our common stock.

Eliminating Duplicate Mailings
Royal Gold has adopted a procedure called “householding,” in accordance with SEC rules. Under this procedure, Royal Gold delivers a single copy of the proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the proxy materials to any stockholder.
To receive a separate copy of the proxy materials for this or future meetings, stockholders may contact us at the following address:
Corporate Secretary
Royal Gold, Inc.
1144 15th Street, Suite 2500
Denver, Colorado 80202
corporatesecretary@royalgold.com
Stockholders who hold shares in street name (as described under the heading “Voting Your Shares” above) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.
Other Matters
As of the date of this proxy statement, the Royal Gold Board of Directors knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement. If, however, other matters are properly brought before the Special Meeting, or any adjournment or postponement of the Special Meeting, the persons named as proxies will vote in accordance with their judgment.
Stockholder Proposals for the 2026 Annual Meeting

	Proposals to Include in Proxy Statement*	Other Proposals or Nominees to be Presented at the Annual Meeting**
Deadline for proposal to be received by Royal Gold	On or before December 5, 2025 (120 calendar days prior to anniversary of the mailing date for the proxy statement for the 2025 annual meeting)	Between January 22, 2026, and February 21, 2026 (not less than 90 nor more than 120 calendar days prior to the first anniversary of the 2025 annual meeting)***
What to include in the proposal	Information required by SEC rules	Information required by the Royal Gold Bylaws
Where to send the proposal	By mail to our principal executive office: Corporate Secretary, Royal Gold, Inc., 1144 15th Street, Suite 2500, Denver, CO 80202
*    Proposals must satisfy SEC requirements, including Rule 14a-8.
**    Proposals not submitted pursuant to SEC Rule 14a-8 and any director nominees must satisfy the Royal Gold Bylaws requirements. The Royal Gold Bylaws are available on our website at www.royalgold.com under “Investment Stewardship  — Document Library.” In addition to satisfying the requirements under the Royal Gold Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than Royal Gold’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026.
***    If the number of directors to be elected at the 2026 annual meeting is increased and there is no public announcement by us specifying the size of the increased Board at least 100 days before the annual meeting date, the stockholder’s notice with respect to nominees for any new positions created by the increase must be received not later than the close of business on the 10th day following the day on which we first make the public announcement.
Assistance in Completing the Proxy Card
If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the Special Meeting, please contact Royal Gold’s proxy solicitor:
Saratoga Proxy Consulting LLC
520 8th Avenue
New York, New York 10018
Banks, Brokerage Firms and Stockholders, please call: (212) 257-1311
Email: info@saratogaproxy.com

The Sandstorm Arrangement
This section of the proxy statement describes the material aspects of the proposed Sandstorm Arrangement. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the documents incorporated by reference into this proxy statement, including the full text of the Sandstorm Arrangement Agreement, a copy of which is attached to this proxy statement as Annex A, for a more complete understanding of the proposed Sandstorm Arrangement. In addition, important business and financial information about each of Sandstorm and Royal Gold is included in, or incorporated by reference into, this proxy statement. See the “Where You Can Find More Information” section of this proxy statement.
Structure of the Sandstorm Arrangement
On July 6, 2025, Royal Gold, IRC and Sandstorm entered into the Sandstorm Arrangement Agreement, pursuant to which, on the terms and subject to the conditions set forth therein, Royal Gold (through IRC) will acquire all of the issued and outstanding Sandstorm common shares pursuant to the Sandstorm Plan of Arrangement, with Sandstorm becoming a wholly owned subsidiary of Royal Gold upon completion of the Sandstorm Arrangement. The Sandstorm Arrangement will be implemented by way of the Sandstorm Plan of Arrangement under the BCBCA and is conditional upon the approval by the Court, the Sandstorm Requisite Shareholder Approval, the approval of the Stock Issuance Proposal by Royal Gold stockholders, the receipt of Sandstorm Key Regulatory Approvals, certain conditions to the completion of the Horizon Arrangement having been satisfied or waived by Royal Gold and certain other customary conditions precedent. The parties intend to rely upon the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof with respect to the issuance of Royal Gold common stock under the Sandstorm Arrangement.
If the Sandstorm Arrangement is completed, Sandstorm shareholders will receive 0.0625 of a share of Royal Gold common stock in exchange for each Sandstorm common share held (other than Sandstorm common shares with respect to which dissent rights have been validly exercised and not validly withdrawn), subject to adjustment, if applicable, pursuant to the terms of the Sandstorm Arrangement Agreement. Any Sandstorm common shares in respect of which dissent rights have been properly exercised and not withdrawn, pursuant to Division 2 of Part 8 of the BCBCA, will be deemed to be transferred and assigned to IRC, but the holder thereof will not be entitled to receive the Sandstorm Consideration and will, instead, be entitled to be paid an amount equal to the fair value of such shares provided that they have strictly complied with the dissent procedures under the BCBCA, as modified by the Sandstorm Plan of Arrangement and the Sandstorm Interim Order. Royal Gold stockholders will continue to own their existing shares, and the Royal Gold common stock will not be affected by the completion of the Sandstorm Arrangement (other than effects resulting from the Stock Issuance Proposal and the issuance of the Sandstorm Consideration). Upon completion of the Sandstorm Arrangement, it is expected that Royal Gold stockholders as of immediately prior to the completion of the Sandstorm Arrangement will own approximately 77% and Sandstorm shareholders as of immediately prior to the completion of the Sandstorm Arrangement will own approximately 23% of the Combined Company on a fully diluted basis, based on the number of securities of Royal Gold and Sandstorm outstanding as of the date of the Sandstorm Arrangement Agreement.
Background of the Arrangements
Royal Gold continually reviews opportunities to grow its portfolio, whether through the creation or acquisition of new or existing stream or royalty interests or other acquisition activity. Royal Gold regularly engages consultants and advisors, including McCarthy Tétrault, to analyze opportunities, and analyzes financial, legal and technical and other confidential information regarding opportunities. The following is a summary of the events leading up to the signing of the Arrangement Agreements, including certain meetings, negotiations, discussions and actions involving Royal Gold, Sandstorm, Horizon and their respective representatives that preceded the public announcement of the Arrangements. This summary does not purport to be a complete description of every meeting, call or communication relating to the Arrangements. It should be read together with the more detailed information appearing elsewhere in this proxy statement.
Royal Gold and Sandstorm are two of the six largest publicly-traded precious metals streaming and royalty companies, and their senior representatives have periodically discussed industry dynamics and potential joint acquisition opportunities. In addition, senior representatives of each of Royal Gold and Sandstorm have discussed the potential for a strategic transaction between them from time to time over the past eight years. No specific terms of a strategic transaction were discussed in such conversations.
As part of regular relationship management among industry peers, Jason Hynes, Senior Vice President, Business Development and Strategy of Royal Gold, and Nolan Watson, President and Chief Executive Officer of Sandstorm and Chairman of Horizon, periodically met in Vancouver, British Columbia, including lunch meetings on December 6, 2023 and October 1, 2024, during which, among other topics, they briefly discussed the merits of potential strategic opportunities involving the parties. No specific terms of a transaction were discussed.
On December 9, 2024, Royal Gold management held a regular meeting to discuss opportunities to grow Royal Gold’s portfolio, which included discussion of potential combinations with Sandstorm and Horizon. At such time, Royal Gold management did not consider the combinations to be viable because of Sandstorm’s discounted market valuation relative to industry peers and the expectation that Sandstorm would demand a significant premium as a result.
In early January 2025, Royal Gold management held discussions with representatives of McCarthy Tétrault regarding a potential combination with Sandstorm, both with and without a concurrent combination with Horizon.
On January 7, 2025, Sandstorm issued preliminary results for the fourth quarter and year ended December 31, 2024. On January 7, 2025, the closing price of Sandstorm common shares on the NYSE was $5.64 per share and the closing price of Royal Gold common stock on Nasdaq was $133.63 per share.
On January 15, 2025, Royal Gold management held a regular meeting, with McCarthy Tétrault in attendance, to discuss opportunities to grow Royal Gold’s portfolio. This meeting included a discussion of a potential combination with Sandstorm, both with and without a concurrent combination with Horizon, and advice from McCarthy Tétrault regarding any such potential combinations. Royal Gold management again determined that Sandstorm’s discounted market valuation relative to industry peers posed a significant challenge to any such potential combinations. However, it was determined that Mr. Hynes would seek to meet with Mr. Watson at the CIBC Institutional Investor Conference in Whistler, British Columbia, Canada, to discuss Sandstorm’s business and a potential combination between Royal Gold and Sandstorm.
On January 23, 2025, Mr. Hynes and Mr. Watson held a meeting at the CIBC conference during which they discussed industry matters, their respective businesses and the strategic merits of a business combination between Sandstorm and Royal Gold. Mr. Watson expressed to Mr. Hynes that Sandstorm was not interested in pursuing a combination at that time, but Mr. Watson agreed to meet with Mr. Hynes and William Heissenbuttel, President and Chief Executive Officer of Royal Gold, at the BMO Global Metals & Mining Conference in late February 2025. No specific terms of a transaction were discussed.
On January 29, 2025, at the invitation of Royal Gold management, representatives of Scotia Capital met with Royal Gold management to provide an overview of potential combinations with Sandstorm and Horizon. At the time, Scotia Capital was not aware of the prior discussions between Mr. Hynes and Mr. Watson.
On February 12, 2025, Royal Gold issued an earnings release disclosing, among other things, revenue, operating cash flow and earnings for both the fourth quarter and full year ended December 31, 2024, as well as Royal Gold’s outlook for the first quarter of 2025. On February 12, 2025, the closing price of Royal Gold’s common stock on Nasdaq was $147.19 per share.

On February 13, 2025, Horizon issued its results for the fourth quarter and year ended December 31, 2024. On February 13, 2025, the closing price of Horizon common shares on the TSXV was C$1.30 per share.
On February 26, 2025, Mr. Heissenbuttel, Mr. Hynes and Mr. Watson met at the BMO Global Metals & Mining Conference in Hollywood, Florida, during which they held informal discussions around strategic opportunities including a potential combination of Royal Gold and Sandstorm. No specific terms of a transaction were discussed.
On February 27-28, 2025, the Royal Gold Board of Directors held a regular meeting attended by members of Royal Gold management during which, among other things, a potential combination with Sandstorm, both with and without a concurrent combination with Horizon, and other opportunities to expand Royal Gold’s portfolio were discussed. Royal Gold management presented various valuation scenarios for Sandstorm and Horizon and the potential effect on Royal Gold’s NAV and cash flows on a per share basis. The Royal Gold Board of Directors expressed support for Royal Gold management to continue preliminary discussions with Sandstorm regarding a potential combination.
Over the course of March 2025, Royal Gold performed technical due diligence on Sandstorm’s streaming and royalty portfolio and Horizon’s assets based on information publicly disclosed by Sandstorm, Horizon and the operators of the relevant properties.
On March 20, 2025, following discussions between Mr. Hynes and Mr. Watson whereby Mr. Hynes advised Mr. Watson that the Royal Gold Board of Directors had expressed support for continued discussions between Royal Gold and Sandstorm, Mr. Hynes sent Mr. Watson an initial draft of a mutual confidentiality agreement.
On March 25, 2025, Royal Gold presented Sandstorm with an execution copy of a mutual confidentiality agreement, which contained, among other things, mutual standstill obligations of each party. Such mutual confidentiality agreement was countersigned by Sandstorm on March 27, 2025.
On April 1, 2025, representatives of Sandstorm, including Mr. Watson, David Awram, Sandstorm’s Senior Executive Vice President, and Ian Grundy, Sandstorm’s Executive Vice President, Corporate Development, and Royal Gold, including Mr. Heissenbuttel and Mr. Hynes, held a virtual meeting during which representatives of Sandstorm provided an overview of Sandstorm’s business and key assets, and representatives of Royal Gold reviewed the strategic rationale for a combination between Royal Gold and Sandstorm. No specific terms of a transaction were discussed.
On April 8, 2025, Sandstorm announced preliminary results for the first quarter of 2025, including, among other things, revenue and cash operating margins, and share buybacks during the first quarter of 2025 of 3.1 million common shares for total consideration of approximately $19.0 million. On April 8, 2025, the closing price of Sandstorm common shares on the NYSE was $6.82 per share and the closing price of Royal Gold common stock on Nasdaq was $155.48 per share.
On April 10, 2025, Sandstorm provided representatives of Royal Gold with preliminary due diligence materials via a virtual data room. Over the remainder of April 2025, Sandstorm provided additional due diligence materials via the virtual data room, and representatives of Royal Gold and Sandstorm held multiple virtual and in-person meetings during which the parties discussed their respective businesses and streaming and royalty interests.
On April 24, 2025, representatives of Scotia Capital met with Royal Gold management to provide an update to the overview of a potential combination with Sandstorm, both with and without a concurrent combination with Horizon.
On April 30, 2025, the Royal Gold Board of Directors convened a special meeting with certain members of the Royal Gold management team in attendance to discuss potential growth opportunities, including, among other things, potential combinations with Sandstorm and Horizon, including the potential risks and benefits of pursuing such combinations relative to other growth opportunities. At the meeting, Mr. Heissenbuttel and

Mr. Hynes updated the Royal Gold Board of Directors on developments following the February 2025 board meeting, including preliminary due diligence findings and the relative strength of Sandstorm’s share price performance compared to industry peers following its April 8, 2025 release of preliminary results. After discussion, the Royal Gold Board of Directors authorized Royal Gold management to make non-binding proposals to acquire (i) Sandstorm at a fixed exchange ratio within a range proposed by Royal Gold management at the meeting, which range included a base case of 0.060 of a share of Royal Gold common stock for each outstanding Sandstorm common share, and (ii) Horizon at a cash price of C$2.00 for each outstanding Horizon common share, subject in each case to the completion of due diligence and negotiation and board approval of definitive documentation.
On April 30, 2025, Mr. Hynes called Mr. Watson to verbally convey a non-binding proposal of 0.060 of a share of Royal Gold common stock for each outstanding Sandstorm common share, subject to the completion of due diligence and negotiation and board approval of definitive documentation. The proposal implied a total value of approximately $10.96 per Sandstorm common share, which represented a 26% premium to the closing price of Sandstorm common shares on the NYSE on April 30, 2025, based on the closing price of Royal Gold common stock on the Nasdaq of $182.71 per share and the closing price of Sandstorm common shares on the NYSE of $8.70 per share. The proposal would have resulted in Royal Gold stockholders and Sandstorm shareholders owning approximately 78% and 22% of the Combined Company, respectively. Mr. Hynes also informed Mr. Watson that Royal Gold was prepared to make a non-binding proposal to Horizon, but that Royal Gold would not convey such proposal until after Royal Gold and Sandstorm had reached a preliminary consensus on the exchange ratio. Mr. Watson informed Mr. Hynes that he would seek to call a meeting of the Sandstorm Board of Directors during the following week to consider the proposal, and that Mr. Watson would reach out following the meeting.
On May 1, 2025, Horizon issued its results for the first quarter of 2025. On May 1, 2025, the closing price of Horizon common shares on the TSXV was C$1.12 per share.
On May 2, 2025, representatives of Royal Gold contacted Scotia Capital to discuss its potential engagement as a financial advisor to Royal Gold in connection with the proposed transactions with Sandstorm and Horizon.
On May 6, 2025, Mr. Watson called Mr. Hynes to propose an exchange ratio of 0.0625 of a share of Royal Gold common stock for each outstanding Sandstorm common share, subject to the completion of due diligence and negotiation and board approval of definitive documentation. The Sandstorm counteroffer implied a total value of approximately $11.53 per Sandstorm common share, which represented a 30% premium to the closing price of Sandstorm common shares on the NYSE on May 6, 2025, based on the closing price of Royal Gold common stock on the Nasdaq of $184.53 per share and the closing price of Sandstorm common shares on the NYSE of $8.86 per share.
On May 7, 2025, Royal Gold issued an earnings release disclosing, among other things, earnings and Royal Gold’s entry into an additional streaming agreement relating to the Xavantina mine. On May 7, 2025, the closing price of Royal Gold’s common stock on Nasdaq was $182.65 per share.
Also on May 7, 2025, Mr. Heissenbuttel and Mr. Hynes conferred with members of Royal Gold management regarding Sandstorm’s counteroffer.
On May 8, 2025, Mr. Hynes called Mr. Watson to convey that Royal Gold management supported the 0.0625 exchange ratio (which was within the range of exchange ratios authorized by the Royal Gold Board of Directors at the April 30 board meeting), subject to the completion of due diligence and negotiation and board approval of definitive documentation. Mr. Hynes and Mr. Watson discussed process, logistics and timing of the proposed combination and Royal Gold’s anticipated timing for delivery of a non-binding letter of interest and term sheet to Sandstorm. Mr. Hynes also conveyed to Mr. Watson Royal Gold’s intent to make a non-binding verbal proposal to Horizon now that Royal Gold and Sandstorm had reached a preliminary consensus on the exchange ratio.

Also on May 8, 2025, Mr. Hynes contacted Erfan Kazemi, Chief Financial Officer of Sandstorm and President and Chief Executive Officer and a director of Horizon, with a view to verbally convey a non-binding proposal to Horizon. Because of Mr. Kazemi’s position as Chief Financial Officer of Sandstorm, Mr. Kazemi directed Mr. Hynes to contact Mr. H. Clark Hollands, an independent member of the Horizon Board of Directors. Mr. Hynes and Mr. Hollands then held a telephone call during which Mr. Hynes advised Mr. Hollands that Royal Gold wished to initiate discussions with Horizon regarding a transaction whereby Royal Gold would acquire all of the outstanding common shares of Horizon at an indicative price of C$2.00 for each outstanding Horizon common share, payable in cash, subject to the completion of due diligence and negotiation and board approval of definitive documentation with both Sandstorm and Horizon. Mr. Hynes and Mr. Hollands also discussed process, including entry by Royal Gold and Horizon into a confidentiality agreement to facilitate the exchange of non-public information. Royal Gold’s proposal for Horizon represented a 94% premium to the closing price of Horizon common shares on the TSXV of C$1.03 per share on May 8, 2025.
On May 9, 2025, Mr. Hynes sent Mr. Hollands a draft confidentiality agreement to be entered into between Royal Gold and Horizon and a draft side letter to the confidentiality agreement permitting Horizon, Sandstorm and Royal Gold to share information regarding the proposed transaction that would otherwise be restricted by the confidentiality agreement.
Over the course of the following week, Mr. Hynes discussed with Mr. Hollands and Craig McMillan, Chief Financial Officer of Horizon, the terms of the confidentiality agreement with Royal Gold and access to information regarding certain of Horizon’s assets. Mr. Hynes also discussed with Mr. Hollands and Mr. Watson proposed side letters permitting information sharing between Sandstorm and Horizon.
On May 15, 2025, Royal Gold and Horizon entered into a confidentiality agreement, which contained, among other things, a standstill obligation in favor of Horizon. In addition, on May 15, 2025 and May 16, 2025, Royal Gold, Sandstorm and Horizon entered into side letter agreements supplementing the respective confidentiality agreements to permit information sharing between and among Royal Gold, Sandstorm and Horizon.
During the remainder of May 2025, Horizon provided Royal Gold and McCarthy Tétrault with due diligence materials and began preparing a virtual data room, and Sandstorm provided Royal Gold and McCarthy Tétrault with additional due diligence materials via a virtual data room.
Between the end of May and early June 2025, Royal Gold provided representatives of Sandstorm and Cassels with initial due diligence materials via a virtual data room.
On May 21-22, 2025, the Royal Gold Board of Directors held a regular meeting attended by members of Royal Gold management and representatives of Scotia Capital during which, among other things, Royal Gold management provided an update on the status of due diligence and negotiations with Sandstorm and Horizon and developments since the last Board meeting. At the request of the Royal Gold Board of Directors, Scotia Capital reviewed industry conditions and its preliminary financial analysis of the proposed consideration payable by Royal Gold in the proposed combinations. After consideration of the potential risks and benefits of the combinations and the effect of the combinations on Royal Gold’s ability to pursue other growth opportunities, the Royal Gold Board of Directors expressed support for Royal Gold management to continue conducting due diligence on Sandstorm and Horizon and proceed with negotiations, including by entering into non-binding letters of intent with each of Sandstorm and Horizon reflecting the terms discussed at the meeting.
On May 22, 2025, representatives of Royal Gold submitted a non-binding letter of intent and term sheet to Sandstorm, outlining the material terms of Royal Gold’s proposed acquisition of all outstanding Sandstorm common shares in an all-stock transaction at an exchange ratio of 0.0625 of a share of Royal Gold common stock for each outstanding Sandstorm common share, subject to, among other conditions, the completion of due diligence, the negotiation of a mutually acceptable arrangement agreement, and a closing condition with respect to the completion of Royal Gold’s acquisition of Horizon, which condition Royal Gold could waive. The non-binding letter of intent and term sheet also included a binding exclusivity period for Sandstorm to negotiate exclusively with Royal Gold until the earlier of June 30, 2025 or such time Royal Gold notifies Sandstorm that it has stopped pursuing a potential transaction between the parties. The proposal implied a total value of approximately $11.05 per Sandstorm common share, which represented a 30% premium to the closing price of Sandstorm common shares on the NYSE on May 22, 2025, based on the closing price of Royal Gold common stock on the Nasdaq of $176.73 per share and the closing price of Sandstorm common shares on the NYSE of $8.52 per share.
On May 23, 2025, Royal Gold executed an engagement letter with Scotia Capital to act as financial advisor to Royal Gold in connection with the proposed transactions with Sandstorm and Horizon.
On May 26, 2025, Mr. Hynes held a telephone discussion with Mr. Grundy regarding the draft non-binding letter of intent and term sheet. McCarthy Tétrault held discussions with Cassels regarding the draft non-binding letter of intent and term sheet. Representatives of Sandstorm sent a revised non-binding letter of intent and term sheet to Royal Gold.
On May 27, 2025, representatives of Royal Gold submitted a non-binding letter of intent and term sheet to Horizon, outlining the material terms of Royal Gold’s proposed acquisition of all outstanding Horizon common shares in an all-cash transaction at C$2.00 for each outstanding Horizon common share, subject to, among other conditions, the completion of due diligence, the negotiation of a mutually acceptable arrangement agreement, and a closing condition with respect to the completion of Royal Gold’s acquisition of Sandstorm, which condition Royal Gold could waive. The non-binding letter of intent and term sheet also included a binding exclusivity period for Horizon to negotiate exclusively with Royal Gold until the earlier of June 30, 2025 or such time Royal Gold notifies Horizon that it has stopped pursuing a potential transaction between the parties. The proposed cash consideration reflected a 71% premium to the closing price of Horizon common shares on the TSXV of C$1.17 on May 27, 2025.
On May 28, 2025, Mr. Heissenbuttel, Mr. Hynes and Mr. Watson held a telephone discussion during which Mr. Heissenbuttel relayed to Mr. Watson Royal Gold’s requirement to conduct further due diligence on certain assets. Mr. Heissenbuttel also conveyed to Mr. Watson the framework of a gold stream transaction being pursued by RGLD Gold AG in relation to an operating mine in an African jurisdiction, which ultimately culminated in the Kansanshi Transaction.
Also on May 28, 2025, representatives of Royal Gold and representatives of Sandstorm discussed the Sandstorm non-binding letter of intent and term sheet.
On May 29, 2025, Royal Gold and Sandstorm executed the non-binding letter of intent and term sheet. The Exchange Ratio implied a total value of approximately $11.21 per Sandstorm common share, which represented a 26% premium to the closing price of Sandstorm common shares on the NYSE on May 29, 2025, based on the closing price of Royal Gold common stock on the Nasdaq of $179.40 per share and the closing price of Sandstorm common shares on the NYSE of $8.89 per share.
Following Royal Gold’s submission of the non-binding letter of intent and term sheet to Horizon, McCarthy Tétrault held discussions and exchanged comments regarding the Horizon non-binding letter of intent and term sheet with Gowling. On June 1, 2025, Royal Gold presented Horizon with an execution copy of the non-binding letter of intent and term sheet, which Horizon countersigned on June 2, 2025.
From June 2025 through July 6, 2025, Sandstorm and Horizon continued to provide additional due diligence materials via their respective virtual data rooms as well as by other means, and representatives of Royal Gold and Sandstorm met with representatives of their respective advisors to conduct ongoing detailed operational, financial and commercial evaluations for the purpose of determining key transaction assumptions. From June 2025 through July 6, 2025, representatives of Royal Gold and each of Sandstorm and Horizon held various meetings to discuss customary operational, financial and commercial due diligence matters.

On June 5, 2025, representatives of Royal Gold contacted representatives of Raymond James to discuss its potential engagement as a financial advisor to Royal Gold in connection with the proposed transactions with Sandstorm and Horizon.
On June 6, 2025, representatives of Royal Gold contacted Skadden in connection with the potential combinations with Sandstorm and Horizon, and shortly thereafter Royal Gold engaged Skadden.
Prior to the delivery of the initial drafts of the Sandstorm Arrangement Agreement and Sandstorm Plan of Arrangement, McCarthy Tétrault, Cassels and Gowling discussed the preparation of the definitive agreements with respect to both the Sandstorm Arrangement and the Horizon Arrangement. Given the cross-conditionality of the proposed transactions, it was agreed that a similar form of agreement would be used for both the Sandstorm Arrangement Agreement and the Horizon Arrangement Agreement and that, for purposes of efficiency, Royal Gold would initially deliver a draft of the Sandstorm Arrangement Agreement and Sandstorm Plan of Arrangement to both Sandstorm and Horizon. Sandstorm and its advisors would then review and comment on such agreement from the perspective of the Sandstorm Arrangement, and Horizon and its advisors would review and comment on relevant provisions of such agreement from the perspective of the Horizon Arrangement until such time that the agreement had been sufficiently advanced, at which point Royal Gold would then deliver a separate draft of the Horizon Arrangement Agreement to Horizon, with a copy to Sandstorm.
On June 13, 2025, McCarthy Tétrault delivered an initial draft of the Sandstorm Arrangement Agreement, including the Sandstorm Plan of Arrangement, to Cassels and Gowling, contemplating a transaction pursuant to which a wholly owned subsidiary of Royal Gold would acquire Sandstorm in an all-stock transaction. The draft Sandstorm Arrangement Agreement included, among other things: (i) limited representations and warranties and covenants of Royal Gold relative to those applicable to Sandstorm; (ii) non-solicitation covenants applicable to Sandstorm only, with customary exceptions; (iii) a condition precedent to Royal Gold’s obligations to complete the Sandstorm Arrangement that Royal Gold be satisfied, acting reasonably, that the Horizon Plan of Arrangement will become effective at or after the Sandstorm Effective Time on the Sandstorm Effective Date, and the right of Royal Gold to terminate the Sandstorm Arrangement Agreement if the Horizon Arrangement Agreement is terminated in accordance with its terms; (iv) more limited circumstances in which Royal Gold would pay a termination payment to Sandstorm relative to the circumstances in which Sandstorm would pay a termination payment to Royal Gold; and (v) equal termination payments by Royal Gold and Sandstorm in the event of termination of the Sandstorm Arrangement Agreement in certain circumstances. McCarthy Tétrault also delivered an initial draft of a support and voting agreement whereby Sandstorm would agree, subject to certain exceptions, to vote its Horizon securities in favor of the Horizon Arrangement and any other matter necessary for the consummation of the Horizon Arrangement.
On June 20, 2025, Mr. Hynes and Randy Shefman, Senior Vice President and General Counsel of Royal Gold, held a virtual meeting with Mr. Watson and Mr. Grundy during which Mr. Watson and Mr. Grundy conveyed certain comments on the draft Sandstorm Arrangement Agreement, including, among other things: (i) the expansion of representations and warranties and covenants of Royal Gold to be more comparable to the Sandstorm representations and warranties and covenants; (ii) the addition of non-solicitation covenants applicable to Royal Gold; (iii) the inclusion of parameters on the conditions precedent to Royal Gold’s obligation to complete the Sandstorm Arrangement based on the status of the Horizon Arrangement and Royal Gold’s termination rights under the Sandstorm Arrangement Agreement in the event of the termination of the Horizon Arrangement Agreement; and (iv) an adjustment to the method of determining the applicable termination payment for each party to reflect the same percentage of the applicable party’s equity value instead of the same dollar value, and the addition of circumstances in which Royal Gold would make a termination payment to Sandstorm. Later on June 20, 2025, Cassels shared a revised draft of the Sandstorm Arrangement Agreement with McCarthy Tétrault, with copy to Gowling, reflecting these discussions between Sandstorm and Royal Gold along with comments from Gowling.

On June 26, 2025, Mr. Hynes and Mr. Shefman held a virtual meeting with Mr. Grundy during which they addressed certain comments raised in the June 20 draft of the Sandstorm Arrangement Agreement circulated by Cassels.
On June 27, 2025, Mr. Hynes held separate virtual meetings with Mr. Kazemi and Mr. McMillan regarding potential termination payments and expense reimbursement provisions for inclusion in the Horizon Arrangement Agreement and the continuation of certain agreements and waivers currently in place between Sandstorm and Horizon in the event the Sandstorm Arrangement is consummated but the Horizon Arrangement is not consummated.
On June 28, 2025, McCarthy Tétrault shared a revised draft of the Sandstorm Arrangement Agreement, including the Sandstorm Plan of Arrangement, with Cassels, with a copy to Gowling, which, among other things: (i) limited the non-solicitation covenants applicable to Royal Gold proposed in Sandstorm’s June 20 draft of the Sandstorm Arrangement Agreement; (ii) revised the proposed parameters on the conditions precedent to Royal Gold’s obligation to complete the Sandstorm Arrangement based on the status of the Horizon Arrangement and Royal Gold’s termination rights under the Sandstorm Arrangement Agreement in the event of termination of the Horizon Arrangement Agreement; and (iii) lowered the termination payment payable by Royal Gold proposed in Sandstorm’s June 20 draft of the Sandstorm Arrangement Agreement to reflect a smaller percentage of Royal Gold’s equity value.
Also on June 28, 2025, Mr. Hynes held separate telephonic meetings with Mr. Watson and Mr. McMillan during which Mr. Hynes indicated Royal Gold’s desire to extend the exclusivity periods for the proposed transactions with Sandstorm and Horizon until July 9, 2025 to facilitate the completion of reciprocal due diligence and the continued negotiation of the Arrangement Agreements by the parties, which extensions were formalized in writing effective June 29, 2025.
On June 30, 2025, McCarthy Tétrault delivered an initial draft of the Horizon Arrangement Agreement, including the Horizon Plan of Arrangement, to Gowling and Cassels, contemplating a transaction pursuant to which a wholly owned subsidiary of Royal Gold would acquire Horizon in an all-cash transaction. The initial draft Horizon Arrangement Agreement was based on the then-advanced form of the draft Sandstorm Arrangement Agreement, and included, among other things: (i) limited representations and warranties and covenants of Royal Gold relative to those applicable to Horizon; (ii) non-solicitation covenants applicable to Horizon only, with customary exceptions; (iii) a condition precedent to Royal Gold’s obligations to complete the Horizon Arrangement based on the status of the Sandstorm Arrangement, and the right of Royal Gold to terminate the Horizon Arrangement Agreement if the Sandstorm Arrangement Agreement is terminated in accordance with its terms, in each case subject to certain limitations; (iv) more limited circumstances in which Royal Gold would pay a termination payment to Horizon relative to the circumstances in which Horizon would pay a termination payment to Royal Gold; and (v) proposed termination payments.
On July 1, 2025, Royal Gold engaged Raymond James to act as financial advisor to Royal Gold in connection with the proposed transaction with Sandstorm.
Also on July 1, 2025, representatives of Royal Gold, Sandstorm and Horizon held a virtual meeting in which they discussed, among other things, the quantum of the proposed termination payments, the conditions precedent and termination rights related to cross conditionality between the Arrangements, and continuation of certain agreements and waivers currently in place between Sandstorm and Horizon in the event the Sandstorm Arrangement is consummated but the Horizon Arrangement is not consummated. Cassels shared a revised draft of the Sandstorm Arrangement Agreement, including the Sandstorm Plan of Arrangement, reflecting these discussions and certain other changes with McCarthy Tétrault, with a copy to Gowling. On the same day, Mr. McMillan delivered an initial draft of the resulting side letter agreement to Mr. Hynes.
On July 2, 2025, Mr. McMillan delivered to Mr. Hynes an initial draft of a form of support and voting agreement for Horizon securityholders, other than Sandstorm and the directors and officers of Sandstorm and Horizon.

Also on July 2, 2025, representatives of McCarthy Tétrault, Cassels and Fasken held a virtual meeting in which they discussed open items regarding the Sandstorm Arrangement Agreement.
In addition, on July 2, 2025, Gowling shared a revised draft of the Horizon Arrangement Agreement, including the Horizon Plan of Arrangement, with McCarthy Tétrault, with a copy to Cassels, which, among other things, added covenants of Royal Gold relating to its efforts to consummate the Sandstorm Arrangement and revised the proposed limitations on the conditions precedent to Royal Gold’s obligation to complete the Horizon Arrangement based on the status of the Sandstorm Arrangement and Royal Gold’s termination rights of the Horizon Arrangement Agreement in the event of the termination of the Sandstorm Arrangement Agreement.
On July 3, 2025, the Royal Gold Board of Directors convened a special meeting attended by members of Royal Gold management and representatives of Scotia Capital and McCarthy Tétrault. Royal Gold management presented the due diligence undertaken on Sandstorm and Horizon, their respective streaming and royalty interests and other assets, and the underlying properties. Representatives of McCarthy Tétrault discussed with the Royal Gold Board of Directors the terms of the Arrangement Agreements and Plans of Arrangement. At the request of the Royal Gold Board of Directors, Scotia Capital reviewed industry conditions and its preliminary financial analysis of the proposed consideration payable by Royal Gold in the proposed combinations. After consideration of the potential risks and benefits of the Arrangements and the effect of the Arrangements on Royal Gold’s ability to pursue other growth opportunities, including the Kansanshi Transaction under consideration at that time, the Royal Gold Board of Directors expressed support for Royal Gold management to finalize the proposed Arrangement Agreements.
Also on July 3, 2025, McCarthy Tétrault shared a revised draft of the Sandstorm Arrangement Agreement, including the Sandstorm Plan of Arrangement, with Cassels which, among other things: (i) revised the amount of the termination payment for each party and the circumstances under which such payments are payable; (ii) revised the threshold for a superior proposal in regards to Royal Gold; (iii) revised certain covenants of Royal Gold regarding its efforts to consummate the Horizon Arrangement; and (iv) revised the condition precedent to Royal Gold’s obligations to complete the Sandstorm Arrangement based on the status of the Horizon Arrangement, and the right of Royal Gold to terminate the Sandstorm Arrangement Agreement if the Horizon Arrangement Agreement is terminated in accordance with its terms, in each case subject to certain limitations. McCarthy Tétrault also shared an initial draft of the support and voting agreement for Sandstorm’s directors and officers with Cassels and a revised draft of the side letter agreement with Cassels and Gowling reflecting, among other things, revised periods for the continuation of certain agreements and waivers between Sandstorm and Horizon.
Also on July 3, 2025, Gowling shared a revised draft of the Horizon Arrangement Agreement, including the Horizon Plan of Arrangement, with McCarthy Tétrault, with a copy to Cassels, which, among other things, reflected changes resulting from the preparation of the Horizon disclosure letter.
On July 4, 2025, McCarthy Tétrault, Gowling, Blakes and Cassels held a virtual meeting and telephone discussions in which they discussed open items regarding the Horizon Arrangement Agreement.
Also on July 4, 2025, Cassels shared with McCarthy Tétrault, copying Gowling and Fasken, a revised draft of the Sandstorm Arrangement Agreement, including the Sandstorm Plan of Arrangement, which, among other things: (i) revised the threshold for a superior proposal in regards to Royal Gold; (ii) revised the amount of the Sandstorm termination payment; and (iii) revised the circumstances in which Royal Gold would pay a termination payment to Sandstorm. Cassels also shared with McCarthy Tétrault revised drafts of the support and voting agreements for Sandstorm, in relation to its Horizon securities, and Sandstorm’s directors and officers, in relation to their Sandstorm securities.
On July 5, 2025, representatives of Royal Gold, Sandstorm, McCarthy Tétrault, Cassels, Crowell and Fasken held a virtual meeting and engaged in additional discussions regarding open items on the Sandstorm Arrangement Agreement, including the threshold for a superior proposal in regards to Royal Gold and when

Royal Gold could terminate the Sandstorm Arrangement Agreement to pursue a superior proposal. McCarthy Tétrault shared a revised draft of the Sandstorm Arrangement Agreement with Cassels and Fasken, with a copy to Gowling, reflecting these discussions. McCarthy Tétrault also shared a revised draft of the Horizon Arrangement Agreement, including the Horizon Plan of Arrangement, with Gowling, with a copy to Cassels, which, among other things, (i) removed certain covenants of Royal Gold regarding its efforts to consummate the Sandstorm Arrangement, and (ii) revised the condition precedent to Royal Gold’s obligations to complete the Horizon Arrangement based on the status of the Sandstorm Arrangement, and the right of Royal Gold to terminate the Horizon Arrangement Agreement if the Sandstorm Arrangement Agreement is terminated in accordance with its terms, in each case subject to certain limitations.
Later on July 5, 2025, Cassels shared a revised draft of the Sandstorm Arrangement Agreement with McCarthy Tétrault, which, among other things, revised Royal Gold’s right to terminate the Sandstorm Arrangement Agreement to pursue a superior proposal to the period before Royal Gold stockholder approval of the Stock Issuance Proposal. McCarthy Tétrault also shared with Cassels a draft of the support and voting agreement for the Royal Gold directors and officers and revised drafts of the support and voting agreements for Sandstorm, in relation to its Horizon securities, and Sandstorm’s directors and officers, in relation to their Sandstorm securities.
On July 6, 2025, the Royal Gold Board of Directors convened a special meeting attended by members of Royal Gold management and representatives of each of Scotia Capital, Raymond James and McCarthy Tétrault. Royal Gold management updated the Royal Gold Board of Directors on the resolution of the outstanding open issues in the negotiations and the proposed final terms of the Arrangement Agreements. Representatives of each of Raymond James and Scotia Capital reviewed their respective financial analyses of Royal Gold, Sandstorm and Horizon, and the proposed Arrangements. After such review, at the request of the Royal Gold Board of Directors, Scotia Capital rendered its opinion to the Royal Gold Board of Directors to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Scotia Capital as set forth in its opinion, the Sandstorm Consideration and the Horizon Consideration, taken together, in the Arrangements pursuant to the Arrangement Agreements was fair, from a financial point of view, to Royal Gold, and representatives of Raymond James rendered the opinion of Raymond James to the Royal Gold Board of Directors to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Raymond James as set forth in its opinion, the Sandstorm Consideration in the Sandstorm Arrangement pursuant to the Sandstorm Arrangement Agreement was fair, from a financial point of view, to Royal Gold. The Royal Gold Board of Directors further discussed the advantages and risks of the proposed Arrangements, including the advantages and risks that are described below in greater detail under the sections entitled “The Sandstorm Arrangement — Royal Gold’s Reasons for the Arrangements” and “The Sandstorm Arrangement — Recommendation of the Royal Gold Board of Directors.” Following further discussion, the Royal Gold Board of Directors unanimously (i) authorized and approved the Arrangement Agreements, the Plans of Arrangement and each ancillary document to be executed in connection therewith, (ii) authorized and approved the reservation and issuance of shares of Royal Gold common stock and assumption of the Sandstorm stock options pursuant to the Sandstorm Arrangement, and (iii) resolved to recommend that Royal Gold stockholders approve the stock issuance pursuant to the Sandstorm Arrangement.
Following the Royal Gold Board of Directors meeting on July 6, 2025, representatives of each of Royal Gold, Sandstorm, Horizon, McCarthy Tétrault, Cassels, Fasken, Gowling and Blakes finalized the Arrangement Agreements, Plans of Arrangement, support and voting agreements, disclosure letters, and side letter agreement. Later that evening, Royal Gold, IRC and Sandstorm executed and delivered the Sandstorm Arrangement Agreement and related documents, and Royal Gold, IRC and Horizon executed and delivered the Horizon Arrangement Agreement and related documents.

On July 7, 2025, prior to the opening of the U.S. and Canadian stock markets, each of Royal Gold, Sandstorm and Horizon issued a press release announcing the execution of the Arrangement Agreements and the proposed Arrangements pursuant to which Royal Gold would acquire Sandstorm and Horizon.
Royal Gold’s Reasons for the Arrangements
In evaluating the Arrangement Agreements and the transactions contemplated thereby, the Royal Gold Board of Directors consulted with Royal Gold’s management and legal and financial advisors. The Royal Gold Board of Directors considered a number of factors when evaluating the Arrangements, many of which support the Royal Gold Board of Directors’ determination that the transactions contemplated by the Arrangement Agreements are advisable and in the best interests of Royal Gold and its stockholders. The Royal Gold Board of Directors considered these factors as a whole and without assigning relative weight to each such factor, and overall considered the relevant factors to be favorable to, and supportive of, its determinations and recommendations. These factors (which are not necessarily presented in order of relative importance and are not exhaustive) included:
•the complementary nature of Royal Gold’s portfolio (which is weighted toward interests in production stage mines) with Sandstorm’s and Horizon’s portfolios (which are more weighted toward interests in development stage projects), which collectively are expected to provide significant ongoing production and future organic growth potential;
•the benefits of increased diversification of the Combined Company’s portfolio, which is expected to reduce exposure to the risks of any particular project and provide a more appealing choice for investors looking for exposure to precious metals;
•Royal Gold’s view that the Arrangements are expected to generate long-term value, be immediately accretive to NAV, and be accretive to production and cash flow over the mid- to long-term;
•the simplification of the commercial arrangements between Sandstorm and Horizon, compared to Sandstorm and Horizon as independent companies;
•the likelihood of consummation of both Arrangements, including because of the support and voting agreements entered into between Royal Gold and certain securityholders of Sandstorm and Horizon, and the Royal Gold Board of Directors’ evaluation of the likely timeframe necessary to close the Arrangements;
•the Royal Gold Board of Directors’ knowledge of, and discussions with, Royal Gold management and its advisors regarding the business, operations, financial condition, results of operations and prospects of Royal Gold, Sandstorm and Horizon, taking into account Royal Gold’s due diligence investigation of Sandstorm and Horizon;
•Royal Gold’s expectation that the increased cash flows from the combined portfolios will allow the Combined Company to continue to compete for the best opportunities in the precious metals streaming and royalty industry and quickly repay borrowings incurred to fund acquisitions;
•Royal Gold’s market capitalization is expected to increase following the Closings, moving Royal Gold closer in size to its larger peers in the precious metals streaming and royalty industry, which should provide greater trading liquidity to Royal Gold stockholders and potentially allow Royal Gold to appeal to more investors;
•the jurisdictional mix of the Combined Company’s assets, including approximately 41% of NAV in Canada and the United States (or 38% following the closing of the Kansanshi Transaction), and the remainder primarily in countries where mining is a welcome and well-established contributor to local economies;

•the issuance of Royal Gold common stock pursuant to the Sandstorm Arrangement, preserving Royal Gold’s cash and capacity under its revolving credit facility for other transactions, including the Kansanshi Transaction;
•the Royal Gold management team’s recommendation in support of the Arrangements and its continued leadership of the Combined Company;
•the expected synergies resulting from the Arrangements, including as the result of a substantial reduction in general and administrative expenses at Sandstorm and Horizon;
•the ability of Royal Gold to continue to pay increasing dividends consistent with its past practice;
•the fact that Royal Gold stockholders will have the opportunity to vote on the Stock Issuance Proposal, which is a condition precedent to the Sandstorm Arrangement;
•the terms of the Arrangement Agreements, taken as a whole, including the parties’ respective representations, warranties, and covenants, as well as the circumstances under which each party may terminate an Arrangement Agreement, and that the Arrangement Agreements provide that, in certain circumstances, Sandstorm and Horizon could be required to make termination payments of $130 million and $10 million, respectively, to Royal Gold;
•Royal Gold’s belief that the restrictions imposed on Royal Gold’s business and operations during the pendency of the Arrangements are reasonable and not unduly burdensome;
•that the Exchange Ratio for Sandstorm shareholders is fixed and will not fluctuate in the event that the market price of Sandstorm common shares increases relative to the market price of Royal Gold common stock between the date of the Sandstorm Arrangement Agreement and the Sandstorm Closing;
•the ability of the Royal Gold Board of Directors to engage with third parties regarding alternative proposals in certain circumstances and the ability of the Royal Gold Board of Directors to change its recommendation with respect to the transactions contemplated by the Sandstorm Arrangement Agreement under certain circumstances;
•the conditions to Royal Gold’s obligation to close the Arrangements, including that holders of no more than 5% of the Sandstorm common shares, in the case of the Sandstorm Arrangement, and that holders of no more than 10% of the Horizon common shares, in the case of the Horizon Arrangement, shall have validly exercised, and not withdrawn, dissent rights;
•the financial analysis reviewed by Scotia Capital with the Royal Gold Board of Directors on July 6, 2025, as well as the oral opinion of Scotia Capital rendered to the Board on July 6, 2025, which was subsequently confirmed by delivery of a written opinion dated the same date, as to, as of such date, the fairness, from a financial point of view, to Royal Gold of the Sandstorm Consideration and the Horizon Consideration, taken together, provided for in the Arrangements pursuant to the Arrangement Agreements, based upon and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Scotia Capital in preparing its opinion, as more fully described in the section of this proxy statement below entitled “Opinion of Scotia Capital to the Royal Gold Board of Directors;” and
•the financial analysis reviewed by Raymond James with the Royal Gold Board of Directors on July 6, 2025, as well as the oral opinion of Raymond James rendered to the Board on July 6, 2025, which was subsequently confirmed by delivery of a written opinion dated the same date, with respect to the fairness, from a financial point of view, as of that date, of the Sandstorm Consideration provided for in the Sandstorm Arrangement pursuant to the Sandstorm Arrangement Agreement to Royal Gold, based upon and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Raymond James in preparing its opinion, as further described in the section of this proxy statement below entitled “Opinion of Raymond James to the Royal Gold Board of Directors.”
The Royal Gold Board of Directors also considered a variety of risks and other potentially negative factors associated with the Arrangement Agreements and the transactions contemplated thereby. These factors (which are not necessarily presented in order of relative importance and are not exhaustive) included:
•the possibility that the Arrangements may not be completed, or that the Closings may be unduly delayed, for reasons beyond the control of Royal Gold, Sandstorm or Horizon, which could result in significant cost and disruptions to Royal Gold’s normal business;
•the fact that completion of each Arrangement is subject to numerous conditions and the risk that such conditions may not be satisfied on acceptable terms or at all;
•the possibility that the conditions to only one of the Arrangements may be satisfied, leaving Royal Gold with a choice of either terminating both Arrangements (subject to certain conditions) or closing on only one Arrangement and losing the benefit of the simplification of the commercial arrangements between Sandstorm and Horizon;
•the negative effects that the length of time from announcement of the Arrangements until completion of the Arrangements could have on the market price of Royal Gold common stock, Royal Gold’s operating results and Royal Gold’s relationship with its employees and stockholders and others who do business with Royal Gold;
•Royal Gold’s increased borrowings and more limited liquidity as a result of a successful closing of the Kansanshi Transaction and the Closings, potentially limiting Royal Gold’s ability to pursue large transactions in the short term;
•the risks inherent in integrating the operations of Sandstorm and Horizon into Royal Gold, including that expected synergies may not be realized;
•Royal Gold’s management team is expected to expend a significant amount of its time and attention to implement the Arrangements, including making arrangements for the integration of the operations, assets and employees of Royal Gold, Sandstorm and Horizon following the Arrangements;
•the substantial costs to be incurred in connection with the Arrangements, including cash consideration and stock consideration, integrating the businesses of Royal Gold, Sandstorm and Horizon, and advisor and other transaction costs incurred in connection with the Arrangements;
•the fact that some assets of the pro forma portfolio will be located in jurisdictions in which Royal Gold has not previously held interests, and the risks of holding interests in such jurisdictions;
•the capital calls and potential liability arising from the Combined Company’s 30% equity interest in the Hod Maden Project;
•the development and exploration properties within Sandstorm’s and Horizon’s portfolios may not enter production on the timelines expected or at all or may not achieve the production expected, and the production at currently producing properties within Sandstorm’s and Horizon’s portfolios may decline or stop sooner than expected;
•the possibility that few or none of the employees from Sandstorm or Horizon might join the Combined Company after the Closings, resulting in a loss of significant institutional knowledge regarding the legacy Sandstorm and Horizon portfolios;

•that while the Arrangement Agreements only permit the Sandstorm and Horizon Board of Directors to change their recommendations in certain circumstances, Sandstorm or Horizon may terminate the applicable Arrangement Agreement in certain circumstances in order to enter into a definitive agreement with respect to a superior proposal;
•the Sandstorm Arrangement Agreement restricts Royal Gold’s ability to entertain alternative transactions unless certain conditions are satisfied;
•the restrictions on the conduct of Royal Gold’s business prior to the consummation of the Arrangements, although believed to be reasonable and not unduly burdensome, may delay or prevent Royal Gold from undertaking business opportunities that may arise or other actions it would otherwise take with respect to the operations of Royal Gold pending the consummation of the Arrangements;
•the Arrangement Agreements provide, in certain circumstances, that Royal Gold may be required to make termination payments of $200 million and $15 million to Sandstorm and Horizon, respectively;
•the fact that the Exchange Ratio in the Sandstorm Arrangement Agreement is fixed and, as a result, Royal Gold stockholders cannot be certain at the time of the Special Meeting of the total market value of the consideration to be paid, and the possibility that Royal Gold stockholders could be adversely affected in the event that the market price of Royal Gold common stock increases relative to the market price of Sandstorm common shares between the date of the Sandstorm Arrangement Agreement and the Sandstorm Closing;
•the risks associated with the occurrence of events that may materially and adversely affect the financial condition, properties, assets, liabilities, business or results of operations of Sandstorm, Horizon or their respective subsidiaries, but that may not entitle Royal Gold to terminate the applicable Arrangement Agreement;
•the potential for litigation related to the Arrangements and the associated costs, burden and inconvenience involved in defending these proceedings; and
•other risks of the type and nature described in the section titled “Risk Factors.”
After taking into account the factors set forth above, among others, the Royal Gold Board of Directors concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Arrangements were outweighed by the potential benefits of the Arrangements to Royal Gold and its stockholders.
This foregoing discussion of the information and factors considered by the Royal Gold Board of Directors as a whole in reaching its conclusion and recommendations includes the principal factors considered by the Royal Gold Board of Directors with respect to the Arrangements but is not intended to be exhaustive and is not provided in any specific order or ranking. In view of the wide variety of factors considered by the Royal Gold Board of Directors in evaluating the Arrangement Agreements and the transactions contemplated thereby, and the complexity of these matters, the Royal Gold Board of Directors did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the Royal Gold Board of Directors may have given different weight to different factors. The Royal Gold Board of Directors did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall analysis of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Arrangement Agreements, the issuance of Royal Gold common stock pursuant to the Sandstorm Arrangement Agreement, and the issuance of the Horizon Consideration pursuant to the Horizon Arrangement Agreement.

It should be noted that this explanation of the reasoning of the Royal Gold Board of Directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements.”
Recommendation of the Royal Gold Board of Directors
After careful consideration, the Royal Gold Board of Directors has unanimously determined that it is advisable and in the best interests of Royal Gold and its stockholders to consummate the Sandstorm Arrangement as contemplated by the Sandstorm Arrangement Agreement. Accordingly, the Royal Gold Board of Directors unanimously recommends that Royal Gold stockholders vote:
•“FOR” the Stock Issuance Proposal; and
•“FOR” the Adjournment Proposal.
Opinion of Scotia Capital to the Royal Gold Board of Directors
On July 6, 2025, Scotia Capital orally rendered its opinion to the Board (which was subsequently confirmed in writing by delivery of Scotia Capital’s written opinion addressed to the Board dated July 6, 2025) as to, as of such date, the fairness, from a financial point of view, to Royal Gold of the Sandstorm Consideration and the Horizon Consideration, taken together, provided for in the Arrangements pursuant to the Arrangement Agreements, based upon and subject to the procedures followed, qualifications, limitations, assumptions and other matters considered in connection with the preparation of its opinion.
Scotia Capital’s opinion was furnished for the use of the Board (in its capacity as such), and only addressed the fairness, from a financial point of view, to Royal Gold of the Sandstorm Consideration and the Horizon Consideration, taken together, provided for in the Arrangements pursuant to the Arrangement Agreements and did not address any other aspect or implication of the Arrangements or any other agreement, arrangement or understanding. The summary of Scotia Capital’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex D to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Scotia Capital in connection with the preparation of its opinion. However, neither Scotia Capital’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Board, Royal Gold, Sandstorm, Horizon, any security holder or any other person as to how to act or vote with respect to any matter relating to the Stock Issuance Proposal or the Arrangements or otherwise.
In connection with rendering its opinion, Scotia Capital, among other things:
•reviewed a draft, dated July 3, 2025, of the Sandstorm Agreement;
•reviewed a draft, dated July 5, 2025, of the Horizon Agreement;
•reviewed certain publicly available business and financial information relating to the Royal Gold, Sandstorm and Horizon that Scotia Capital deemed to be relevant;
•reviewed certain non-public financial and operating data relating to Royal Gold made available to Scotia Capital by Royal Gold, including financial projections, commodity price estimates and other estimates and data relating to Royal Gold prepared by the management of Royal Gold (the “Royal Gold Projections for Royal Gold”);
•reviewed certain non-public financial and operating data relating to Sandstorm and Horizon made available to Scotia Capital by Royal Gold, including financial projections, commodity price estimates and other estimates and data relating to Sandstorm, which included information related to assets of Horizon, prepared by the management of Sandstorm (the “Sandstorm Projections”), as adjusted by the management of Royal Gold to, among other things, reflect Sandstorm and Horizon combined (the “Royal Gold Projections for Sandstorm and Horizon”);
•had discussions with members of the management, and certain representatives and advisors, of Royal Gold concerning the businesses, operations, financial condition and prospects of Royal Gold, Sandstorm and Horizon, the Arrangements and related matters;
•reviewed the publicly available financial terms of certain other transactions Scotia Capital deemed relevant;
•reviewed the financial and operating performance of Royal Gold, and Sandstorm and Horizon taken together, as compared to that of other companies with publicly traded equity securities that Scotia Capital deemed relevant;
•reviewed the reported prices and the historical trading activity of the Royal Gold common stock, Sandstorm common shares and Horizon common shares;
•solely for informational purposes reviewed (a) certain estimates as to potential cost savings expected by the management of Royal Gold to result from the Arrangements and (b) certain potential pro forma financial effects of the Arrangements on the net asset value per share of Royal Gold; and
•performed such other analyses and examinations and considered such other factors that Scotia Capital deemed appropriate.
For purposes of Scotia Capital’s analysis and opinion, Scotia Capital, with the consent of the Royal Gold Board of Directors, assumed and relied upon, without independent verification, the accuracy and completeness of all data, material, and other information furnished, or otherwise made available to Scotia Capital, discussed with or reviewed by Scotia Capital, or publicly available, and did not assume any responsibility with respect to such data, material, or other information. Scotia Capital also assumed that the Sandstorm Projections were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Sandstorm as to the future financial and operating results of Sandstorm. Management of Royal Gold advised Scotia Capital, and, with the consent of the Royal Gold Board of Directors, Scotia Capital assumed, that the Royal Gold Projections for Royal Gold were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of such management as to the future financial and operating results Royal Gold. In addition, management of Royal Gold advised Scotia Capital, and, with the consent of the Royal Gold Board of Directors, Scotia Capital assumed, that the Royal Gold Projections for Sandstorm and Horizon were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of such management as to the future financial and operating results of Sandstorm and Horizon, taken together. At the direction of the Royal Gold Board of Directors, Scotia Capital used and relied upon the Royal Gold Projections for Royal Gold and the Royal Gold Projections for Sandstorm and Horizon for purposes of its analyses and opinion, and Scotia Capital assumed that the Royal Gold Projections for Royal Gold and the Royal Gold Projections for Sandstorm and Horizon provided a reasonable basis upon which to evaluate Royal Gold, Sandstorm, Horizon and the proposed Arrangements. Scotia Capital expressed no view as to the Royal Gold Projections for Royal Gold, the Sandstorm Projections, the Royal Gold Projections for Sandstorm and Horizon, or the respective assumptions on which they were based.
As the Royal Gold Board of Directors was aware, Scotia Capital was not provided with access to the management of Sandstorm or Horizon regarding the businesses, operations, financial condition and prospects of Sandstorm or Horizon and, accordingly, at the direction of Royal Gold, Scotia Capital relied upon Royal Gold with respect to such matters and Scotia Capital assumed, with the consent of the Royal Gold Board of Directors, that had such access been provided, any information received would not have affected Scotia Capital’s analyses or opinion. Scotia Capital understood that the financial statements, financial forecasts and other information relating to Sandstorm and Horizon were prepared in accordance with IFRS and Scotia Capital assumed that any reconciliations or other differences with respect to such financial statements, financial forecasts and other information between IFRS and U.S. GAAP would not be material to its analyses or opinion. With respect to financial statements, financial forecasts and other information and data utilized in Scotia Capital’s analyses that were prepared in foreign currencies and converted based on certain exchange rates, Scotia Capital assumed that such exchange rates were reasonable to utilize for purposes of Scotia Capital’s analyses and opinion and Scotia Capital expressed no view as to currency or exchange rate fluctuations or the impact thereof on its analyses or opinion. Scotia Capital also assumed, without independent verification, that there had not been any change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of Royal Gold, Sandstorm or Horizon since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Scotia Capital that would be material to Scotia Capital’s analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by Scotia Capital incomplete or misleading.
Scotia Capital relied upon the assessments of the management of Royal Gold as to, among other things, (i) the potential impact on Royal Gold, Sandstorm and Horizon of market, competitive, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the mining industry and the geographies in which Royal Gold, Sandstorm and Horizon operate or have interests, including with respect to mineral reserves and mineral resources, the pricing of, and supply and demand for, metals and the exploration and development projects in which Royal Gold, Sandstorm and Horizon may participate, including the likelihood and timing of such projects and activities and associated production profile and capital expenditures, operating and other costs and other financial aspects involved, which are subject to significant volatility and which, if different than as assumed, could have a material impact on Scotia Capital’s analyses or opinion, (ii) existing and future agreements and other arrangements involving, and ability to attract, retain and replace, key employees, suppliers, service providers and other commercial relationships of Royal Gold, Sandstorm and Horizon, and (iii) the ability of Royal Gold to integrate the businesses of Royal Gold, Sandstorm and Horizon and to realize the potential cost savings expected by the management of Royal Gold to result from the Arrangements as contemplated. Scotia Capital assumed that there would be no developments with respect to any such matters that would have an adverse effect on Royal Gold, Sandstorm, Horizon or the Arrangements (including the contemplated benefits thereof) or that otherwise would be material to Scotia Capital’s analyses or opinion.
Furthermore, for purposes of rendering Scotia Capital’s opinion, Scotia Capital assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Arrangement Agreements were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Agreements and that all conditions to the consummation of the Arrangements would be satisfied without waiver or modification thereof. Scotia Capital further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Arrangements would be obtained without any delay, limitation, restriction or condition that would have had an adverse effect on Royal Gold, Sandstorm, Horizon or the consummation of the Arrangements or reduce the contemplated benefits of the Arrangements. Scotia Capital did not review the exhibits and schedules to the Arrangement Agreements (other than the Plans of Arrangement included therein) and assumed no responsibility for the contents thereof. Scotia Capital also assumed that the final executed Arrangement Agreements would conform in all material respects to the drafts of the Arrangement Agreements identified above.
Furthermore, in connection with its opinion, Scotia Capital did not make nor did it assume any responsibility for making any independent appraisal of the assets or liabilities of Royal Gold, Sandstorm or Horizon, nor was Scotia Capital furnished with any such appraisals. Scotia Capital is not an expert in the evaluation of mining resources or reserves and Scotia Capital expressed no view or opinion as to the exploration, development or production with respect to any properties or projects in which Royal Gold, Sandstorm or Horizon may have had an interest. Scotia Capital did not evaluate the solvency or fair value of Royal Gold, Sandstorm or Horizon under any state, provincial, or federal laws relating to bankruptcy, insolvency or similar matters. Scotia Capital did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, or any settlements thereof, to which Royal Gold, Sandstorm or Horizon was or may have been a party or was or may have been subject. Scotia Capital’s opinion was necessarily based upon information made available to Scotia Capital as of the date of its opinion, and financial, economic, monetary, market and other conditions and circumstances as they existed and as could be evaluated on the date thereof. It was understood that subsequent developments may affect Scotia Capital’s opinion and that Scotia Capital does not have any obligation to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date thereof. As the Royal Gold Board of Directors is aware, the industries and geographies in which Royal Gold, Sandstorm and Horizon operate or participate (including commodity prices relating to such industries), and the securities of Royal Gold, Sandstorm and Horizon, experienced and could continue to experience volatility and Scotia Capital expressed no view or opinion as to any potential effects of such volatility on Royal Gold, Sandstorm, Horizon or the Arrangements (including the contemplated benefits thereof).
Scotia Capital was not asked to pass upon, and expressed no view with respect to, any matter other than the fairness, from a financial point of view, as of the date of its opinion, to Royal Gold of the Sandstorm Consideration and the Horizon Consideration, taken together, provided for in the Arrangements pursuant to the Arrangement Agreements. Scotia Capital did not express any view on, and its opinion did not address, the fairness of the Arrangements to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of Royal Gold, Sandstorm or Horizon or the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Royal Gold, Sandstorm or Horizon, or any class of such persons, whether relative to the Sandstorm Consideration or the Horizon Consideration or otherwise. Scotia Capital’s opinion did not address the relative merits of the Arrangements as compared to other business or financial strategies that might have been available to Royal Gold, Sandstorm or Horizon, nor did it address the underlying business decision of Royal Gold, Sandstorm or Horizon to engage in the Arrangements.
Scotia Capital’s opinion does not constitute a recommendation to the Board, or to any other persons, in respect of the Arrangements, including, without limitation, as to how any holder of shares of Royal Gold common stock should vote or act in respect of the Stock Issuance Proposal. Scotia Capital expressed no view in its opinion as to the price at which Royal Gold common stock, Sandstorm common shares, Horizon common shares or any other security of Royal Gold, Sandstorm or Horizon would trade at any time. In addition, Scotia Capital did not express any opinion as to the impact of the Arrangements on the solvency or viability of Royal Gold, Sandstorm or Horizon or the ability of Royal Gold, Sandstorm or Horizon to pay their obligations when they come due. Scotia Capital is not a legal, regulatory, accounting or tax expert, and Scotia Capital assumed the accuracy and completeness of assessments by Royal Gold, Sandstorm, Horizon and their respective advisors with respect to legal, regulatory, accounting and tax matters.
Material Financial Analyses
In preparing its opinion to the Board, Scotia Capital performed a variety of analyses, including those described below. The summary of Scotia Capital’s analyses is not a complete description of the analyses underlying Scotia Capital’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Scotia Capital’s opinion nor its underlying analyses are readily susceptible to summary description. Scotia Capital believes that its analyses must be considered as a whole and that selecting portions of its analyses and specific factors, without considering all factors and analyses together, could create a misleading view of the considerations underlying its opinion. Scotia Capital arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor.

The following is a summary of the material financial analyses performed by Scotia Capital in connection with the preparation of its opinion and reviewed with the Royal Gold Board of Directors on July 6, 2025. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Scotia Capital, the tables should be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. For purposes of its analyses, Scotia Capital reviewed a number of financial metrics, including “Net Asset Value Per Share” which generally refers to the total value of all assets, less any liabilities, of the relevant company, divided by the number of shares outstanding of such company as of a specified date, adjusted for, among other things, certain balance sheet items, including net cash or net debt, as well the estimated, tax-effected, present value of future corporate and general administrative expenses.
Unless the context indicates otherwise, share prices used in the selected companies analysis described below were based on the closing price of the common stock of the selected companies listed below as of July 3, 2025. The estimates of the future financial performance of Royal Gold relied upon for the financial analyses described below were based on the Royal Gold Projections for Royal Gold, and the estimates of the future financial performance of Sandstorm and Horizon, taken together, relied upon for the financial analyses described below were based on the Royal Gold Projections for Sandstorm and Horizon. For purposes of the selected companies analysis described below and, for Sandstorm and Horizon combined, the selected transactions analysis described below, Scotia Capital calculated an implied Net Asset Value Per Share of Sandstorm and Horizon, on a combined basis, and Royal Gold (on a standalone basis), by calculating the implied net present value of the standalone unlevered after-tax free cash flows that the relevant company was forecasted to generate based on the Royal Gold Projections for Sandstorm and Horizon and the Royal Gold Projections for Royal Gold, applying a real discount rate of 5% for all assets, except for Hod Maden, for which a real discount rate of 8% was applied, and commodity pricing projections based on analyst consensus estimates. The selected discount rates were selected taking into account Scotia Capital’s professional judgment and experience and its views of discount rates commonly used for assets of a similar nature by equity research analysts, as well as other financial and industry participants.
Selected Companies Analysis. Scotia Capital reviewed certain financial data for selected companies with publicly traded equity securities that Scotia Capital deemed relevant. The financial data reviewed included share price as a multiple of Net Asset Value Per Share based on publicly available research analyst estimates for the selected companies (representing for each selected company the average of multiples calculated from publicly available research analyst estimates). The selected companies and corresponding financial data were:

Share Price / Net Asset Value Per Share
Wheaton Precious Metals Corp.	2.49x
Franco-Nevada Corporation	2.25x
OR Royalties Inc.	1.56x
Triple Flag Precious Metals Corp.	1.64x
The selected companies were chosen based on Scotia Capital’s professional judgment and experience. Although none of the selected companies are directly comparable to Royal Gold or Sandstorm and Horizon taken together, the selected companies were chosen because, among other things, they are publicly traded companies with businesses that for the purposes of analysis may be considered similar to Royal Gold or Sandstorm and Horizon taken together.
Sandstorm and Horizon Combined. Taking into account the results of the selected companies analysis, Scotia Capital applied a selected range of 1.30x to 1.60x to Sandstorm and Horizon’s combined implied Net Asset Value per Sandstorm common share of $7.16. This resulted in an implied value reference range for Sandstorm and Horizon combined, after reduction of the $152 million in cash consideration to be paid by Royal Gold in the Horizon Arrangement to acquire the Horizon common shares not owned by Sandstorm, of $8.82 to $10.97 per Sandstorm common share.
Royal Gold. Taking into account the results of the selected companies analysis, Scotia Capital applied a selected range of 1.60x to 2.10x to Royal Gold’s implied Net Asset Value Per Share of $100.10, which resulted in an implied value reference range of $160.15 to $210.20 per share of Royal Gold common stock.
Implied Exchange Ratio Reference Range. Taking into account the results of the selected companies analysis, Scotia Capital calculated an implied exchange ratio reference range by dividing (i) the low end of the implied value reference range for Sandstorm and Horizon combined per Sandstorm common share (after reduction for the cash consideration to be paid by Royal Gold in the Horizon Arrangement to acquire the Horizon common shares not owned by Sandstorm) by the high end of the implied value reference range per share of Royal Gold common stock and (ii) the high end of the implied value reference range for Sandstorm and Horizon combined per Sandstorm common share (after reduction for the cash consideration to be paid by Royal Gold in the Horizon Arrangement to acquire the Horizon common shares not owned by Sandstorm) by the low end of the implied value reference range per share of Royal Gold common stock. This resulted in an implied exchange ratio reference range of 0.0420x to 0.0685x, as compared to the exchange ratio of 0.0625 shares of Royal Gold common stock for each Sandstorm common share provided for in the Arrangements pursuant to the Arrangement Agreements.
Selected Transactions Analysis. With respect to Sandstorm and Horizon combined, Scotia Capital considered certain financial terms of selected transactions that Scotia Capital deemed relevant. The financial data reviewed included share price as a multiple of Net Asset Value Per Share based on publicly available research analyst estimates (representing for each selected transaction the average of multiples calculated from publicly available research analyst estimates). The selected transactions and corresponding financial data were:

Parties to Transaction (Seller or Target / Acquiror)	Transaction Date	Price/NAV Per Share
Cortez Gold Complex (Rio Tinto) / Royal Gold	August 2022	1.71x
Cote Gold (Third-party) / Franco Nevada Corporation	May 2025	1.68x
Portfolio of Royalties and Stream (BaseCore Metals LP) / Sandstorm	May 2022	1.26x
Nomad Royalty Company / Sandstorm	May 2022	1.05x
Maverix Metals Inc. / Triple Flag Precious Metals Corp	November 2022	0.96x
Scotia Capital recognizes that no company or transaction reviewed in the selected transactions analysis is directly comparable to Sandstorm and Horizon taken together or the Arrangements, and that each of the selected transactions is: (i) unique in terms of size, geographic location, commodity mix, prevailing market conditions and transaction structure, and (ii) reflective of the strategic rationale of both the respective acquiror and target.
Taking into account the results of the selected transactions analysis, Scotia Capital applied a selected multiple range of 1.00x to 1.70x to Sandstorm and Horizon’s implied Net Asset Value per Sandstorm common share of $7.16. This resulted in an implied value reference range for Sandstorm and Horizon combined, after reduction of the $152 million in the cash consideration to be paid by Royal Gold in the Horizon Arrangement to acquire the Horizon common shares not owned by Sandstorm, of $6.67 to $11.69 per Sandstorm common share.
Implied Exchange Ratio Reference Range. Taking into account the results of the selected transactions analysis for Sandstorm and Horizon combined and the results of the selected companies analysis for Royal Gold (on a standalone basis), Scotia Capital calculated an implied exchange ratio reference range by dividing (i) the low end of the implied value reference range for Sandstorm and Horizon combined per Sandstorm common share (after reduction for the cash consideration to be paid by Royal Gold in the Horizon Arrangement to acquire the Horizon common shares not owned by Sandstorm) by the high end of the implied value reference range per share of Royal Gold common stock and (ii) the high end of the implied value reference range for Sandstorm and Horizon combined per Sandstorm common share (after reduction for the cash consideration to be paid by Royal Gold in the Horizon Arrangement to acquire the Horizon common shares not owned by Sandstorm) by the low end of the implied value reference range per share of Royal Gold common stock. This resulted in an implied exchange ratio reference range of 0.0318x to 0.0730x, as compared to the exchange ratio of 0.0625 shares of Royal Gold common stock for each Sandstorm common share provided for in the Arrangements pursuant to the Arrangement Agreements.
Discounted Cash Flow Analysis.
Scotia Capital calculated implied Net Asset Value Per Share reference ranges for Sandstorm and Horizon combined and for Royal Gold (on a standalone basis) based on the Royal Gold Projections for Sandstorm and Horizon and the Royal Gold Projections for Royal Gold, respectively. For purposes of this analysis, Scotia Capital applied real discount rates ranging from 5.75% to 7.25% to the projected unlevered, after-tax free cash flows of Sandstorm and Horizon based on the Royal Gold Projections for Sandstorm and Horizon and real discount rates ranging from 4.50% to 6.00% to the projected unlevered, after-tax free cash flows of Royal Gold based on the Royal Gold Projections for Royal Gold, in each case using two alternative commodity pricing scenarios, one based on spot pricing as of July 3, 2025 (“Spot Pricing”) and a second based on pricing estimates provided by Royal Gold management (“Management Pricing”), which was the average of Spot Pricing and consensus price forecasts for each year based on publicly available analyst estimates available as of May 20, 2025. The range of discount rates for each of Sandstorm and Horizon taken together, as well as Royal Gold were determined based on Scotia Capital’s analysis of the weighted average cost of capital for the relevant company using the Capital Asset Pricing Model and based on considerations that Scotia Capital deemed relevant in its professional judgment and experience.
The discounted cash flow analysis indicated an implied Net Asset Value reference range for Sandstorm and Horizon combined, after reduction of the $152 million in cash consideration to be paid by Royal Gold in the Horizon Arrangement to acquire the Horizon common shares not owned by Sandstorm, of $6.89 to $8.18 per Sandstorm common share using Spot Pricing and $6.01 to $7.14 per Sandstorm common share using Management Pricing. The discounted cash flow analysis for Royal Gold indicated an implied Net Asset Value reference range of $118.25 to $131.10 per share of Royal Gold common stock using Spot Pricing and $106.05 to $117.32 per share of Royal Gold common stock using Management Pricing.
Implied Exchange Ratio Reference Range. Taking into account the results of the discounted cash flow analysis, Scotia Capital calculated implied exchange ratio reference ranges for each pricing scenario by dividing (i) the low end of the applicable implied value reference range for Sandstorm and Horizon combined per Sandstorm common share (after reduction for the cash consideration to be paid by Royal Gold in the Horizon Arrangement to acquire the Horizon common shares not owned by Sandstorm) by the high end of the applicable implied value reference range per share of Royal Gold common stock and (ii) the high end of the applicable implied value reference range for Sandstorm and Horizon combined per Sandstorm common share (after reduction for the cash consideration to be paid by Royal Gold in the Horizon Arrangement to acquire the Horizon common shares not owned by Sandstorm) by the low end of the applicable implied value reference range per share of Royal Gold common stock. This resulted in implied exchange ratio reference ranges of 0.0525x to 0.0691x based on Spot Pricing and 0.0513x to 0.0673x based on Management Pricing, in each case as compared to the exchange ratio of 0.0625 shares of Royal Gold common stock for each Sandstorm common share provided for in the Arrangements pursuant to the Arrangement Agreements.
Other Matters
Scotia Capital acted as financial advisor to Royal Gold in connection with the Arrangements and is entitled to an advisory fee of $11,000,000 for its services, of which $9,000,000 is payable and contingent upon the consummation of the Sandstorm Arrangement and $2,000,000 is payable and contingent upon the consummation of the Horizon Arrangement. In addition, Scotia Capital became entitled to a fee of $1,500,000 upon the rendering of its opinion, all of which is creditable against the advisory fee. Royal Gold has also agreed to reimburse Scotia Capital’s expenses and to indemnify Scotia Capital and its affiliates and their respective directors, officers, employees, partners, agents and shareholders against certain liabilities arising out of Scotia Capital’s engagement.
Scotia Capital is wholly owned by The Bank of Nova Scotia which, together with its affiliates (collectively, “Scotiabank”), is a full-service financial institution that conducts a full range of investment banking, merchant banking, corporate banking and securities brokerage activities. Scotiabank provides loans, structured products, investment banking, corporate banking and financial advisory services to governments, corporations and institutions. In addition, Scotiabank has an active proprietary trading book that trades securities on behalf of Scotiabank in a wide range of public companies. In the ordinary course of its activities and subject to compliance with applicable securities laws, Scotiabank may hold long or short positions, may trade or otherwise effect transactions for its own account or for the account of Scotiabank’s clients, in debt or equity securities or related derivative securities (including in the securities of Royal Gold, Sandstorm, Horizon and their respective affiliates). In addition, as of the date of its opinion, Scotiabank held, on a proprietary basis, less than 0.1% of the outstanding Royal Gold common stock, Sandstorm common shares and Horizon common shares.
Scotiabank has in the past provided, and is currently providing, corporate and investment banking and other financial advice and services to Royal Gold, Sandstorm, Horizon and their respective affiliates for which advice and services Scotiabank has received and would expect to receive compensation, including among other things, during the past two years, (i) with respect to Royal Gold, (a) acting as Co-Lead Arranger, Joint Bookrunner and Administrative Agent on its revolving credit facility (the “Royal Gold Revolving Credit Facility”) and (b) providing certain syndication and cash management services, for which Scotiabank has received aggregate compensation of approximately C$2,000,000 (and for which current services Scotiabank would expect to compensation during the upcoming year of less than such amount), (ii) with respect to Sandstorm, (a) acting as Co-Lead Arranger, Joint Bookrunner and Administrative Agent on its revolving credit facility (the “Sandstorm Revolving Credit Facility”), and (b) providing certain syndication, cash management and foreign exchange services, for which Scotiabank has received aggregate compensation of approximately C$6,000,000 (and for which current services Scotiabank would expect to compensation during the upcoming year of less than such amount), and (iii) with respect to Horizon, (a) acting as Co-Lead Arranger and Joint Bookrunner on its revolving credit facility (the “Horizon Revolving Credit Facility”), and (b) providing certain cash management services, for which Scotiabank has received aggregate compensation of approximately C$250,000 (and for which current services Scotiabank would expect to compensation during the upcoming year of a similar amount). In addition, proceeds from current or future borrowings under the Royal Gold Revolving Credit Facility, or a refinancing thereof, or other indebtedness in which Scotiabank expects to participate, are expected to be used by Royal Gold to fund a portion of the amounts necessary to finance the Arrangements, including the expected repayment of the amounts owed to Scotiabank under the Sandstorm Revolving Credit Facility and the Horizon Revolving Credit Facility. Scotiabank may provide investment banking, financial advisory or other services to Royal Gold, Sandstorm, Horizon or any of their respective affiliates in the future, and in connection with any such services Scotiabank may receive compensation.
Opinion of Raymond James to the Royal Gold Board of Directors
At the July 6, 2025 meeting of the Royal Gold Board of Directors, representatives of Raymond James discussed the financial analyses of Raymond James with the Royal Gold Board of Directors. On July 6, 2025, Raymond James rendered its written opinion to the Royal Gold Board of Directors as to the fairness, as of that date, from a financial point of view, of the Sandstorm Consideration in the Sandstorm Arrangement pursuant to the Sandstorm Arrangement Agreement to Royal Gold, based upon and subject to the procedures followed, qualifications, limitations, assumptions and other matters considered in connection with the preparation of its opinion.

The full text of the written opinion of Raymond James is attached as Annex E to this proxy statement. The summary of the opinion of Raymond James set forth in this proxy statement is qualified in its entirety by reference to the full text of the written opinion of Raymond James. Raymond James provided its opinion for the information of the Royal Gold Board of Directors (in its capacity as such) in connection with its consideration of the proposed Sandstorm Arrangement. No limitations were imposed by the Royal Gold Board of Directors upon Raymond James with respect to the investigations made or procedures followed in rendering its opinion. The opinion only addresses the fairness, from a financial point of view, of the Sandstorm Consideration in the Sandstorm Arrangement pursuant to the Sandstorm Arrangement Agreement to Royal Gold, and does not address any other term, aspect or implication of the Sandstorm Arrangement Agreement, the Sandstorm Arrangement or any other agreement, arrangement or understanding entered into in connection therewith or otherwise. Holders of Royal Gold common stock are urged to read such opinion carefully and in its entirety. Raymond James’ opinion speaks only as of the date of its opinion. Raymond James’ opinion does not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the Sandstorm Arrangement. Raymond James’ opinion does not constitute a recommendation to the Royal Gold Board of Directors, any Royal Gold stockholder or any other party as to how to vote or act on any matter relating to the proposed Sandstorm Arrangement, or whether to enter into a voting agreement with respect to the Sandstorm Arrangement, or any other matter. Furthermore, as provided by the terms of Raymond James’ engagement by Royal Gold, Raymond James’ opinion should not be construed as creating any fiduciary duty on the part of Raymond James to the Royal Gold Board of Directors, any Royal Gold stockholder or any other party, regardless of any prior or ongoing advice or relationships.
In connection with its review of the proposed Sandstorm Arrangement and the preparation of its opinion, Raymond James, among other things:
•reviewed the financial terms and conditions as stated in the draft, dated July 5, 2025, of the Sandstorm Arrangement Agreement;
•reviewed certain information related to the historical condition and prospects of Sandstorm, Royal Gold and Horizon, as made available to Raymond James by or on behalf of the Royal Gold, including, but not limited to, (a) financial projections of Sandstorm prepared by the management of Sandstorm, as adjusted by management of Royal Gold (the “Sandstorm Projections”), (b) financial projections of Royal Gold prepared by the management of Royal Gold (the “Royal Gold Projections”), (c) financial projections of Horizon prepared by the management of Horizon, as adjusted by management of Royal Gold (the “Horizon Projections” and, collectively with the Sandstorm Projections and the Royal Gold Projections, the “Projections”), and (d) certain forecasts and estimates of potential cost savings expected to result from the Sandstorm Arrangement, as prepared by management of Royal Gold (the “Cost Savings”);
•reviewed Sandstorm’s, Royal Gold’s and Horizon’s audited financial statements for the fiscal years ended December 31, 2022, December 31, 2023, and December 31, 2024, and unaudited financial statements for the three-month period ended March 31, 2025;
•reviewed Sandstorm’s, Royal Gold’s and Horizon’s recent public filings and certain other publicly available information regarding Sandstorm, Royal Gold and Horizon;
•reviewed the financial and operating performance of Sandstorm and Royal Gold and those of other public companies that Raymond James deemed to be relevant;

•considered certain publicly available financial terms of certain transactions Raymond James deemed to be relevant;
•reviewed the current and historical market prices and trading volume for the Sandstorm common shares and the Royal Gold common stock;
•conducted other financial studies, analyses and inquiries and considered other information and factors as Raymond James deemed appropriate;
•compared the relative contributions of Royal Gold, on the one hand, and Sandstorm and Horizon, on the other hand, to certain financial statistics of the Combined Company on a pro forma basis;
•reviewed certain potential pro forma financial effects of the Sandstorm Arrangement on estimated cash flow per share for 2027, 2028 and 2029 as well as net asset value per share for Royal Gold;
•received a certificate addressed to Raymond James from a member of senior management of Royal Gold regarding, among other things, the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Raymond James by or on behalf of Royal Gold; and
•discussed with members of the senior management of Royal Gold certain information relating to the aforementioned and any other matters which Raymond James deemed to be relevant to its inquiry including, but not limited to, the past and current business operations of Sandstorm, Royal Gold and Horizon and the financial condition and future prospects and operations of Sandstorm, Royal Gold and Horizon.
With Royal Gold’s consent, Raymond James assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of Royal Gold, Sandstorm or Horizon or otherwise reviewed by or discussed with Raymond James, and Raymond James did not undertake any duty or responsibility to, nor did Raymond James, independently verify any of such information. Furthermore, Raymond James did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Sandstorm, Royal Gold or Horizon was a party or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Sandstorm, Royal Gold or Horizon was a party or may be subject. With Royal Gold’s consent, Raymond James’ opinion made no assumption concerning, and therefore did not consider, the potential effects of any such litigation, claims or investigations or possible assertions. At the direction of Royal Gold, Raymond James assumed and relied upon, without independent verification, that (i) Royal Gold had approximately 66.2 million shares issued and outstanding on a fully diluted basis, (ii) Sandstorm had approximately 310.3 million shares issued and outstanding on a fully diluted basis; and (iii) Horizon had approximately 132.8 million shares issued and outstanding on a fully diluted basis. Raymond James did not make or obtain an independent appraisal of the assets or liabilities (contingent or otherwise) of Sandstorm, Royal Gold or Horizon. With respect to the Royal Gold Projections, the Cost Savings and any other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James, with the consent of Royal Gold, assumed that the Royal Gold Projections and such other information and data were reasonably prepared in good faith on bases reflecting the best then-currently available estimates and judgments of the management of Royal Gold, and Raymond James relied upon Royal Gold to advise it promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. Raymond James also assumed, at the direction of Royal Gold, that Royal Gold’s acquisition of Horizon would close substantially concurrently with the Sandstorm Arrangement and on terms not material to its opinion. With respect to the Sandstorm Projections, Raymond James, with the consent of Royal Gold, assumed that the Sandstorm Projections were reasonably prepared in good faith on bases reflecting the best then-currently available estimates and judgments of the managements of each of Royal Gold and Sandstorm, and with respect to the Horizon Projections, Raymond James, with the consent of Royal Gold, assumed that the Horizon Projections were reasonably prepared in good faith on bases reflecting the best then-currently available estimates and judgments of the managements of each of Royal Gold and Horizon. Furthermore, upon the advice of the management of Royal Gold, Raymond James assumed that the estimated Cost Savings reviewed by it had been reasonably prepared in good faith on bases reflecting the best then-currently available estimates and judgments of the management of Royal Gold and that the Cost Savings would be realized in the amounts and the time periods indicated thereby. Raymond James expressed no opinion with respect to the Projections or Cost Savings, or the assumptions on which they were based. Raymond James assumed that the final form of the Sandstorm Arrangement Agreement would be substantially similar to the draft reviewed by Raymond James, and that the Sandstorm Arrangement would be consummated in accordance with the terms of the Sandstorm Arrangement Agreement without waiver or amendment of any conditions thereto. Furthermore, Raymond James assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Sandstorm Arrangement Agreement were true and correct and that each such party would perform all of the covenants and agreements required to be performed by it under the Sandstorm Arrangement Agreement without being waived. Raymond James relied upon and assumed, without independent verification, that (i) the Sandstorm Arrangement would be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Sandstorm Arrangement would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of Horizon, Sandstorm or Royal Gold, or otherwise have an effect on the Sandstorm Arrangement, Sandstorm, Royal Gold or Horizon or any expected benefits of the Sandstorm Arrangement that would be material to Raymond James’ opinion or its financial analyses related thereto.
Raymond James relied upon and assumed, without independent verification, that there were no changes in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Royal Gold, Sandstorm or Horizon since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Raymond James that would be material to Raymond James’ analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Raymond James incomplete or misleading in any material respect.
Raymond James expressed no opinion as to the underlying business decision of the Royal Gold Board of Directors to effect the Sandstorm Arrangement, the structure or tax consequences of the Sandstorm Arrangement or the availability or advisability of any alternatives to the Sandstorm Arrangement. Raymond James did not provide advice to Royal Gold or the Royal Gold Board of Directors with respect to the proposed Sandstorm Arrangement, nor did Raymond James recommend any specific amount of consideration or that any specific consideration constituted the only appropriate consideration for the Sandstorm Arrangement. Raymond James was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Sandstorm Arrangement, the securities, assets, businesses or operations of Royal Gold or any other party, or any alternatives to the Sandstorm Arrangement, (b) negotiate the terms of the Sandstorm Arrangement, or (c) advise the Royal Gold Board of Directors or any other party with respect to alternatives to the Sandstorm Arrangement. Raymond James’ opinion did not express any opinion as to the likely trading range of the Sandstorm common shares, the Royal Gold common stock or the Horizon common shares following the announcement or closing of the Sandstorm Arrangement, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of Sandstorm, Royal Gold and Horizon at that time. Raymond James’ opinion is limited to the fairness, from a financial point of view, to Royal Gold of the Sandstorm Consideration in the Sandstorm Arrangement pursuant to the Sandstorm Arrangement Agreement.
Raymond James expressed no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Royal Gold Board of Directors to approve or consummate the Sandstorm Arrangement. Furthermore, no opinion, counsel or interpretation was intended by Raymond James on matters that require legal, accounting, regulatory, environmental or tax advice. Raymond James assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Raymond James relied, with the consent of the Royal Gold Board of Directors, on the fact that Royal Gold was assisted by legal, accounting, regulatory, environmental and tax advisors and Raymond James, with the consent of the Royal Gold Board of Directors, relied upon and assumed the accuracy and completeness of the assessments by Royal Gold and its advisors as to all legal, accounting, regulatory, environmental and tax matters with respect to Royal Gold, Sandstorm, Horizon and the Arrangements.
In formulating its opinion, Raymond James considered only what it understood to be the Exchange Ratio as described in its opinion, and Raymond James did not consider and Raymond James expressed no opinion on the fairness of the amount or nature of any compensation to be paid or payable to any person or entity (including any officers, directors or employees of Royal Gold, Sandstorm or Horizon), or class of any persons and/or entities, whether relative to the Exchange Ratio or otherwise. Raymond James was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things, (i) the fairness of the Sandstorm Arrangement, relative or otherwise, to the holders of any class of securities, creditors or other constituencies of Royal Gold, Sandstorm, Horizon, or to any other party, or (ii) the fairness of the Sandstorm Arrangement to any one class or group of Royal Gold’s, Sandstorm’s, Horizon’s or any other party’s security holders or other constituencies vis-à-vis any other class or group of Royal Gold’s, Sandstorm’s, Horizon’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Sandstorm Arrangement amongst or within such classes or groups of security holders or other constituents). Raymond James did not express any opinion as to the impact of the Sandstorm Arrangement on the solvency or viability of Royal Gold, Sandstorm, or Horizon or the ability of Royal Gold, Sandstorm or Horizon to pay their respective obligations when they come due.
Material Financial Analyses
The following summarizes the material financial analyses reviewed by Raymond James with the Royal Gold Board of Directors during its meeting on July 6, 2025. Unless the context indicates otherwise, the analyses relied upon the closing price of the common stock of the selected companies listed below as of July 3, 2025. Unless otherwise indicated, for each of the following analyses performed by Raymond James, financial and market data and earnings estimates for the selected companies were based on the companies’ filings with the SEC and certain publicly available research analyst estimates for those companies. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Raymond James, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Raymond James. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Raymond James.
Selected Public Company Analyses
Royal Gold
Raymond James reviewed certain financial and stock market information for publicly traded North American royalty and streaming companies in the precious metals industry with a market capitalization of at least $1 billion to perform a selected public company analysis. Raymond James considered both price to net asset value (“P/NAV”) and price to cash flow (“P/CF”). P/NAV is measured as the share price relative to the net asset value per share, whereas P/CF is measured as the price for a company’s shares relative to the company’s operating cash flow per share. None of the companies described in the analysis below is identical or directly comparable to Royal Gold. The selected companies and resulting data are below:
•Wheaton Precious Metals Corp.
•Franco-Nevada Corporation

•Triple Flag Precious Metals Corp.
•OR Royalties Inc.
•Sandstorm
Raymond James reviewed, among other information, closing stock prices on July 3, 2025 as multiples of publicly available equity research analysts’ net asset value per share and calendar year 2026 cash flow per share estimates. Financial data of the selected companies were based on publicly available equity research analysts’ estimates, public filings and other publicly available information. Financial data of Royal Gold were based on financial forecasts, commodity price estimates and other estimates and data provided by the management of Royal Gold, public filings and other publicly available information.
The overall low to high estimated P/NAV and 2026 estimated P/CF multiples observed for the selected companies were 1.33x to 2.42x (with a median of 1.68x), and 18.2x to 28.9x (with a median of 23.6x). Based on its professional judgment, Raymond James selected a P/NAV range of 1.70x to 2.00x (with a modeled net asset value per share of $100.69), and a 2026 estimated P/CF range of 17.0x to 21.0x (with a modeled 2026 estimated cash flow per share of $9.81).
Sandstorm
Raymond James reviewed certain financial and stock market information for publicly traded North American royalty and streaming companies in the precious metals industry with a market capitalization of at least $1 billion to perform a selected public company analysis. Raymond James considered both P/NAV and P/CF. None of the companies described in the analysis below is identical or directly comparable to Sandstorm. The selected companies and resulting data are below:
•Wheaton Precious Metals Corp.
•Franco-Nevada Corporation
•Triple Flag Precious Metals Corp.
•OR Royalties Inc.
•Royal Gold
Raymond James reviewed, among other information, closing stock prices on July 3, 2025 as multiples of publicly available equity research analysts’ net asset value per share and calendar year 2026 cash flow per share estimates. Financial data of the selected companies were based on publicly available equity research analysts’ estimates, public filings and other publicly available information. Financial data of Sandstorm were based on financial forecasts, commodity price estimates and other estimates and data provided by the management of Royal Gold, public filings and other publicly available information.
The overall low to high estimated P/NAV and 2026 estimated P/CF multiples observed for the selected companies were 1.53x to 2.42x (with a median of 1.85x), and 15.8x to 28.9x (with a median of 23.6x). Based on its professional judgment, Raymond James selected a P/NAV range of 1.25x to 1.60x (with a modeled net asset value per share of $7.45), and a 2026 estimated P/CF range of 19.0x to 26.0x (with a modeled 2026 estimated cash flow per share of $0.46).
Illustrative Sandstorm Select Precedent Transactions Analysis
For informational purposes only, Raymond James analyzed publicly available information relating to selected transactions closed since January 1, 2021 involving North American royalty companies in the precious metal industry with a transaction value of at least $50 million. For each of the selected transactions, Raymond James reviewed the acquisition value, consideration type, premium to spot, premium to 20-day volume weighted average price (“VWAP”), and P/NAV. None of the transactions or target companies described in the analysis below is identical or directly comparable to the Sandstorm Arrangement or Sandstorm, respectively. The selected transactions included:
•Acquisition of Orogen Royalties Inc. by Triple Flag Precious Metals Corp. (Announced April 22, 2025)
•Acquisition of Nova Royalty Corp. by Metalla Royalty & Streaming Ltd. (Announced September 8, 2023)
•Acquisition of Maverix Metals Inc. by Triple Flag Precious Metals Corp. (Announced November 10, 2022)
•Acquisition of Great Bear Royalties Corp. by Royal Gold (Announced July 11, 2022)
•Acquisition of Altus Strategies plc by Elemental Royalties Corp. (Announced June 14, 2022)
•Acquisition of Nomad Royalty Company Ltd. by Sandstorm (Announced May 2, 2022)
•Acquisition of Golden Valley Mines and Royalties Ltd. by Gold Royalty Corp. (Announced September 7, 2021)
•Acquisition of Abitibi Royalties Inc. by Gold Royalty Corp. (Announced September 7, 2021)
•Acquisition of Ely Gold Royalties Inc. by Gold Royalty Corp. (Announced June 21, 2021)
The low to high acquisition values for the selected transactions were $72 million to $606 million (with a median of $154 million and a mean of $259 million). The overall low to high P/NAV for the selected transactions was 0.5x to 1.8x (with a median of 1.0x and a mean of 1.1x). The overall low to high premium to spot and premium to 20-day VWAP were 6% to 66% (with a median of 24% and a mean of 28%) and 5% to 87% (with a median of 33% and a mean of 36%), respectively.
Assessment of Exchange Ratio
Taking into account the results of the selected public companies analysis for each of Royal Gold and Sandstorm, Raymond James applied the low and high of the modeled net asset value per share and modeled 2026 estimated P/CF multiples based on the financial information provided to Raymond James by Royal Gold management to corresponding financial data for each of Royal Gold and Sandstorm. Raymond James reviewed the ranges of implied per share values and calculated a range of implied exchange ratios by dividing the higher implied per share value of Royal Gold by the lower implied per share value of Sandstorm to calculate the high implied exchange ratio, and by dividing the lower implied per share value of Royal Gold by the higher implied per share value of Sandstorm to calculate the low implied exchange ratio. Raymond James compared the results of the selected public companies analysis (summarized in the table below) to the Exchange Ratio of 0.0625x:

	Implied Equity Value per share				Implied Exchange Ratio
	Royal Gold		Sandstorm
	Low	High	Low	High	Low - High
Selected Public Companies (NAVPS)	$171.17	$201.38	$9.31	$11.92	0.0462x - 0.0696x
Selected Public Companies (2026E P/CF)	$166.69	$205.91	$8.72	$11.93	0.0424x - 0.0716x

Certain Additional Information
Raymond James also observed certain additional information related to the Exchange Ratio that was not considered as part of its financial analyses with respect to its opinion but was noted solely for information purposes, including the following:
•Historical closing prices of Royal Gold common stock and Sandstorm common shares during the 52-week period ended July 3, 2025, which indicated low and high closing prices of Royal Gold common stock of approximately $127.93 per share and $186.71 per share, respectively, and low and high closing prices of Sandstorm common shares of approximately $5.04 and $9.53, respectively, resulting in an approximate implied exchange ratio of 0.0270x to 0.0753x.
•Discounted publicly available equity research analysts’ price targets for Royal Gold common stock and Sandstorm common shares, which indicated low and high target price ranges for Royal Gold common stock and Sandstorm common shares of $179.63 per share and $210.19 per share (with a median of $209.50 per share) and $8.29 per share and $11.45 per share (with a median of $10.50 per share), respectively, resulting in an approximate implied exchange ratio reference range of 0.0395x to 0.0637x.
•Consensus net asset value per share of the selected public companies utilized for the selected public companies analyses of Royal Gold and Sandstorm, which indicated low to high consensus net asset value ranges for Royal Gold common stock and Sandstorm common shares of $165.29 per share to $194.46 per share and $9.02 per share to $11.54 per share, respectively, resulting in an approximate implied exchange ratio range of 0.0464x to 0.0698x.
•Consensus 2026 estimated P/CF of the selected public companies utilized for the selected public companies analyses of Royal Gold and Sandstorm, which indicated low to high ranges for Royal Gold common stock and Sandstorm common shares of $193.86 per share to $239.48 per share and $9.99 per share to $13.67 per share, respectively, resulting in an approximate implied exchange ratio range of 0.0417x to 0.0705x.
•Discounted cash flow/weighted average cost of capital analysis (modeled net present value) of Royal Gold and Sandstorm, which indicated low to high ranges for Royal Gold common stock and Sandstorm common shares of $112.70 per share to $128.56 per share and $7.65 per share to $9.14 per share, respectively, resulting in an approximate implied exchange ratio range of 0.0595x to 0.0811x.
Additional Considerations
The preparation of an opinion regarding fairness from a financial point of view is a complex process and is not susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Raymond James considered the results of all its analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor.
In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Royal Gold, Sandstorm and Horizon. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by its analyses. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and estimates are inherently subject to uncertainty. The opinion of Raymond James was one of many factors taken into account by the Royal Gold Board of Directors in making its determination to approve the Sandstorm Arrangement. Neither Raymond James’ opinion nor the analyses described above should be viewed as determinative of positions held by the Royal Gold Board of Directors or Royal Gold management with respect to Royal Gold, Sandstorm, Horizon, the Combined Company or the Sandstorm Arrangement.
Raymond James’ opinion was based upon market, economic, financial and other circumstances and conditions existing and disclosed to Raymond James as of July 3, 2025 and any material change in such circumstances and conditions, including potential changes in U.S. trade, tax or other laws, regulations and government policies and the enforcement thereof as had been or may be proposed or effected, and the potential effects such changes may have on the Sandstorm Arrangement or the participants in the Sandstorm Arrangement or their respective businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects, would require a reevaluation of its opinion, which Raymond James is under no obligation to undertake. Raymond James relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Royal Gold, Sandstorm or Horizon since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Raymond James that would be material to its opinion or its financial analyses related thereto, and that there was no information or any facts that would have made any of the information reviewed by Raymond James incomplete or misleading in any material respect. The issuance of Raymond James’ opinion was authorized by an opinion committee of Raymond James. Raymond James is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Royal Gold selected Raymond James to serve as financial advisor with request to the Sandstorm Arrangement in part because it is a nationally recognized investment banking firm that regularly advises companies in connection with mergers and acquisitions and because of its familiarity with Royal Gold and the precious metals industry generally. Upon rendering its opinion dated July 6, 2025, Raymond James was paid $2,250,000, which fee was not contingent upon the successful completion of the Sandstorm Arrangement or the conclusion reached in Raymond James’ opinion. In addition, Royal Gold agreed to reimburse certain of Raymond James’ expenses and to indemnify Raymond James against certain liabilities arising out of its engagement.
In the ordinary course of its business, Raymond James may trade in the securities of Sandstorm, Royal Gold and Horizon for its own account or for the accounts of its customers and, accordingly, may at any time hold a long or short position in those securities. Furthermore, Raymond James may provide investment banking, financial advisory and other financial services to Sandstorm, Royal Gold and/or Horizon or other participants in the Arrangements in the future, for which Raymond James may receive compensation. Raymond James did not provide investment banking, financial advisory or lending services to Sandstorm, Royal Gold or Horizon (in the previous two years), for which it was paid any fees.
Certain Unaudited Prospective Financial and Operating Information
Royal Gold does not, as a matter of course, make public long-term forecasts or projections as to future performance, revenues, earnings, attributable production or other results given, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the evaluation of the Arrangements, Royal Gold management prepared and provided to the Royal Gold Board of Directors and Royal Gold’s financial advisors (i) certain unaudited internal financial and operating forecasts with respect to Royal Gold on a stand-alone basis and (ii) certain unaudited financial and operating forecasts with respect to Sandstorm on a stand-alone basis, Horizon on a stand-alone basis, and Sandstorm and Horizon together utilizing information provided by the management of Sandstorm and Horizon, as updated for certain Royal Gold management assumptions and adjustments (collectively, the “Forecasted Financial Information”).
The Forecasted Financial Information was not prepared with a view toward public disclosure or compliance with (i) the requirements of the SEC, (ii) the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information, or (iii) U.S. GAAP or IFRS. The Forecasted Financial Information was provided by Royal Gold management to the Royal Gold Board of Directors in connection with its evaluation of the Arrangements and to Royal Gold’s financial advisors, Scotia Capital and Raymond James, for their use and reliance in connection with the financial analyses and opinions as described in the sections entitled “The Sandstorm Arrangement — Opinion of Scotia Capital to the Royal Gold Board of Directors” and “The Sandstorm Arrangement — Opinion of Raymond James to the Royal Gold Board of Directors.” The inclusion of this Forecasted Financial Information should not be regarded as an indication that Royal Gold or its affiliates, officers, directors, advisors or other representatives or any other recipient of this Forecasted Financial Information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.
The Forecasted Financial Information includes financial measures that are not calculated in accordance with U.S. GAAP or IFRS, including adjusted revenue, adjusted operating cash flow, EBITDA, Adjusted EBITDA, and after-tax free cash flow. Please see the tables below for a description of how Royal Gold defines these financial measures. Royal Gold believes that EBITDA and Adjusted EBITDA provide useful information because the measures reflect Royal Gold’s operating performance before the effects of certain non-cash items and other items that Royal Gold management believes are not indicative of core operations. However, EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP and should not be considered in isolation from, or as substitutes for, net income, operating income or other measures prepared in accordance with U.S. GAAP. Royal Gold believes that adjusted revenue and adjusted operating cash flow are useful in comparing Forecasted Financial Information for Royal Gold on a stand-alone basis and Forecasted Financial Information for the Combined Company, because the financial statements of the Combined Company are expected to include material investments in equity method investees. However, adjusted revenue and adjusted operating cash flow are not measures of financial performance under U.S. GAAP and should not be considered in isolation from, or as substitutes, for revenue, net cash provided by operating activities or other measures prepared in accordance with U.S. GAAP. Royal Gold believes that after-tax free cash flow represents an additional way of viewing liquidity as it is adjusted for contractual investments made during the applicable periods, although after-tax free cash flow does not represent the residual cash flow available for discretionary expenditures and should not be considered in isolation from, or as a substitute, for net cash provided by operating activities or any other measure prepared in accordance with U.S. GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures used by other companies. These financial measures were provided to the Royal Gold Board of Directors and Royal Gold’s financial advisors as indicated below and are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, these financial measures are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of each non-GAAP financial measure to a U.S. GAAP financial measure.
This Forecasted Financial Information was prepared solely for internal use and is subjective in many respects. While presented with numerical specificity, the Forecasted Financial Information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of the Royal Gold management team, including, among others, Royal Gold’s, Sandstorm’s and/or Horizon’s future results, production from the properties underlying the parties’ streaming and royalty interests and other assets, the timing of first production from development and exploration stage properties, prices for gold, silver, copper and other metals, geopolitical uncertainties, general economic and regulatory conditions, and other matters described in the sections entitled “Cautionary Statement Regarding Forward Looking Statements,” “Where You Can Find More Information” and “Risk Factors.” The Forecasted Financial Information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Neither Royal Gold nor its affiliates, officers, directors, advisors or other representatives can give any assurance that the Forecasted Financial Information and the underlying estimates and assumptions will be realized. This Forecasted Financial Information constitutes “forward-looking statements” and actual results may differ materially and adversely from those set forth below.

The Forecasted Financial Information included in this proxy statement has been prepared by, and is the responsibility of, Royal Gold management. None of Royal Gold’s independent registered public accounting firm (Ernst & Young LLP), Sandstorm’s independent registered public accounting firm (PricewaterhouseCoopers LLP), Horizon’s independent registered public accounting firm (PricewaterhouseCoopers LLP), or any other independent registered public accounting firm has audited, reviewed, examined, compiled, performed or applied agreed-upon procedures with respect to the accompanying Forecasted Financial Information and, accordingly, Ernst & Young LLP and PricewaterhouseCoopers LLP do not express an opinion or any other form of assurance with respect thereto nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Forecasted Financial Information. The Ernst & Young LLP report incorporated by reference in this proxy statement relates to Royal Gold’s previously issued financial statements. It does not extend to the Royal Gold management forecasts of Royal Gold prospective information set forth below and should not be read to do so. The PricewaterhouseCoopers LLP report incorporated by reference in this proxy statement relates to Sandstorm’s previously issued financial statements. It does not extend to the Royal Gold management forecasts of Sandstorm prospective information set forth below and should not be read to do so. The PricewaterhouseCoopers LLP report included in this proxy statement relates to Horizon’s previously issued financial statements. It does not extend to the Royal Gold management forecasts of Horizon prospective information set forth below and should not be read to do so.
The Forecasted Financial Information does not take into account any circumstances or events occurring after the date on which it was prepared. Royal Gold cannot give assurance that, had the Forecasted Financial Information been prepared either as of the date of the Arrangement Agreements or as of the date of this proxy statement, similar estimates and assumptions would be used. Except as required by applicable securities laws, Royal Gold does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Forecasted Financial Information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to be inappropriate, including with respect to the accounting treatment of the Arrangements under U.S. GAAP, or to reflect changes in general economic or industry conditions. The Forecasted Financial Information does not take into account all of the possible financial and other effects of the Arrangements on Royal Gold, Sandstorm or Horizon, the effect on Royal Gold, Sandstorm or Horizon of any business or strategic decision or action that has been or will be taken as a result of the Arrangement Agreements having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Arrangement Agreements had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Arrangements. Further, the Forecasted Financial Information does not take into account the effect on Royal Gold, Sandstorm or Horizon of any possible failure of the Arrangements to occur. None of Royal Gold, Sandstorm, Horizon or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Royal Gold stockholder, Sandstorm shareholder or Horizon securityholder regarding the ultimate performance of Royal Gold, Sandstorm or Horizon compared to the information contained in the Forecasted Financial Information or that the Forecasted Financial Information will be achieved. The inclusion of the Forecasted Financial Information herein should not be deemed an admission or representation by Royal Gold, Sandstorm, Horizon or their respective affiliates, officers, directors, advisors or other representatives or any other person that it is viewed as material information of Royal Gold, Sandstorm or Horizon, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the Forecasted Financial Information included below is not included in this proxy statement to influence any Royal Gold stockholder’s decision or to induce any stockholder to vote in favor of any of the proposals at the Special Meeting, but is provided solely because the Forecasted Financial Information was made available to the Royal Gold Board of Directors and Royal Gold’s financial advisors in connection with the Arrangements.
The Forecasted Financial Information should not be relied upon as being indicative of future results. The assumptions and estimates underlying the Forecasted Financial Information are inherently uncertain and, though considered reasonable by the management of the Royal Gold as of the date of its preparation and for the purposes for which it was prepared, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the Forecasted Financial Information. Inclusion of the Forecasted Financial Information should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.
In light of the foregoing, and considering that the Special Meeting will be held several months after the Forecasted Financial Information was prepared, and the uncertainties inherent in any forecasted information, Royal Gold stockholders are cautioned not to place undue reliance on such information, and Royal Gold urges you to review (i) Royal Gold’s and Sandstorm’s most recent public filings with the SEC and on SEDAR+ for a description of Royal Gold’s and Sandstorm’s reported financial results included therein, and (ii) the financial results of Horizon included in this proxy statement. See the sections entitled “Where You Can Find More Information” and “Index to Financial Statements of Horizon.”
In preparing the prospective financial and operating information described below, Royal Gold management used the following consensus metal prices, which were based on analyst research available on S&P Capital IQ as of May 20, 2025:

Metal	2025	2026	2027	2028	2029	Long-Term
Gold (US$/oz)	$3,025	$3,030	$2,860	$2,755	$2,615	$2,435
Silver (US$/oz)	$32.95	$33.15	$32.25	$31.05	$30.30	$28.80
Copper (US$/lb)	$4.20	$4.40	$4.60	$4.65	$4.60	$4.35
In addition to the consensus metal prices set forth in the table above, Royal Gold Management directed Scotia Capital to use an alternative commodity price forecast which was the simple average of Spot Pricing as of July 3, 2025 ($3,343 per ounce of gold, $37.08 per ounce of silver, and $5.14 per pound for copper) and the consensus metal prices set forth above for each of the periods indicated.
The table below sets forth prospective information provided to Scotia Capital and Raymond James related to Royal Gold on a stand-alone basis, as prepared by Royal Gold management based on the consensus metal prices disclosed above. The prospective information included in the table incorporates the May 2025 acquisition of the gold purchase agreement and net smelter return relating to the Warintza project for $200 million, with $150 million of the consideration paid in 2025 and the remaining $50 million paid in 2026, but it does not reflect the consummation of the Kansanshi Transaction or the expected contributions from the related precious metals purchase agreement.

	Royal Gold Stand-Alone
($ in millions; GEOs in thousands)	GEOs(1)	Revenue	EBITDA(2)	Operating cash flow	After-tax free cash flow(3)
Pro-rated 2025(4)	205.3	$621.0	$494.2	$426.3	$402.5
2026	316.6	$959.2	$756.0	$649.4	$625.1
2027	377.8	$1,080.6	$853.1	$722.4	$746.6
2028	373.7	$1,029.6	$801.7	$686.7	$684.8
2029	374.1	$978.4	$728.3	$627.2	$625.4
2030	346.0	$842.4	$582.4	$506.9	$505.3
2031	346.0	$842.5	$577.3	$493.8	$498.5
2032	351.3	$855.4	$571.8	$488.4	$493.0
2033	341.4	$831.2	$550.8	$467.9	$472.6
2034	314.2	$765.0	$521.7	$440.6	$445.4
2035	327.4	$797.1	$531.8	$454.2	$458.9
2036	319.3	$777.4	$512.2	$437.6	$436.0
2037	297.1	$723.5	$463.4	$398.3	$397.1
2038	233.3	$568.1	$363.5	$310.4	$309.5
2039	240.3	$585.1	$370.3	$316.6	$315.6
2040	234.0	$569.8	$340.9	$292.8	$292.8
(1)Gold equivalent ounces (“GEOs”) represent total revenues for the period divided by the assumed gold price.
(2)EBITDA is a non-GAAP financial measure that is calculated by Royal Gold as earnings before interest, taxes, depreciation, depletion and amortization.
(3)After-tax free cash flow is a non-GAAP financial measure that is calculated by Royal Gold as net cash provided by operating activities for a period minus the cost of acquisitions of stream and royalty interests for that same period.
(4)Royal Gold also provided to Raymond James full-year 2025 forecasts for total GEO production (approximately 272,900 GEOs), adjusted revenue ($814.5 million), EBITDA ($650.3 million), and adjusted operating cash flow ($572.0 million).

The tables below set forth prospective information related to Sandstorm on a stand-alone basis and Horizon on a stand-alone basis, as prepared by Royal Gold management based on the consensus metal prices disclosed above and adjusted based on Royal Gold’s due diligence and assumptions. Royal Gold management provided the prospective information in the tables below to Raymond James for its use and reliance in connection with its evaluation of the fairness, from a financial point of view, of the Sandstorm Consideration to Royal Gold. See “The Sandstorm Arrangement — Opinion of Raymond James to the Royal Gold Board of Directors.”

	Sandstorm Stand-Alone
($ in millions; GEOs in thousands)	GEOs(1)	Adjusted revenue(2)	EBITDA(3)	Adjusted operating cash flow(2)	After-tax free cash flow(5)
Pro-rated 2025(5)	49.6	$150.0	$117.8	$110.9	$104.4
2026	70.1	$212.3	$171.9	$142.4	$142.4
2027	64.8	$185.3	$149.2	$119.2	$119.2
2028	61.5	$169.4	$132.6	$110.1	$110.1
2029	97.6	$255.3	$181.2	$155.5	$85.9
2030	116.7	$284.1	$190.2	$164.8	$98.3
2031	119.5	$291.0	$196.7	$167.8	$108.9
2032	136.2	$331.7	$235.7	$196.8	$196.8
2033	148.4	$361.4	$261.7	$212.0	$212.0
2034	132.1	$321.5	$238.4	$190.7	$190.7
2035	128.5	$312.9	$232.3	$182.3	$182.3
2036	142.0	$345.7	$255.7	$202.4	$202.4
2037	144.8	$352.6	$258.8	$197.8	$197.8
2038	136.7	$332.9	$240.9	$181.1	$181.1
2039	124.2	$302.4	$220.0	$162.6	$162.6
2040	107.6	$262.0	$191.8	$140.2	$140.2
(1)GEOs represent total revenues for the period divided by the assumed gold price.
(2)Adjusted revenue and adjusted operating cash flow are non-GAAP financial measures that include a proportionate share of the revenue and operating cash flow from assets expected to be accounted for as equity method investees under U.S. GAAP. Under U.S. GAAP, revenue and operating cash flow of equity method investees will not be included in the revenue and operating cash flow of the Combined Company. Instead, Royal Gold anticipates that the Combined Company will recognize equity in earnings from the equity method investees. As a result, revenue and operating cash flow for the Combined Company are expected to be materially different from the amounts set forth in the table above.
(3)EBITDA is a non-GAAP financial measure that is calculated by Royal Gold as earnings before interest, taxes, depreciation, depletion and amortization.
(4)After-tax free cash flow is a non-GAAP financial measure that is calculated by Royal Gold as net cash provided by operating activities for a period minus the cost of acquisitions of stream and royalty interests for that same period.
(5)Royal Gold also provided to Raymond James full-year 2025 forecasts for total GEO production (approximately 67,100 GEOs), adjusted revenue ($200.0 million), EBITDA ($157.0 million), and adjusted operating cash flow ($147.9 million).

	Horizon Stand-Alone
($ in millions; GEOs in thousands)	GEOs(1)	Adjusted revenue(2)	EBITDA(3)	Adjusted operating cash flow(2)	After-tax free cash flow(5)
Pro-rated 2025(5)	4.1	$12.5	$2.2	$2.2	$(30.1)
2026	4.6	$13.8	$2.1	$2.1	$(105.3)
2027	6.5	$18.6	$5.3	$5.3	$(62.6)
2028	7.5	$20.6	$6.1	$5.9	$(22.4)
2029	69.4	$181.5	$106.5	$99.6	$65.8
2030	71.1	$173.1	$93.3	$82.3	$71.3
2031	70.2	$170.9	$90.7	$42.8	$36.0
2032	49.1	$119.7	$52.3	$17.4	$23.9
2033	55.4	$134.8	$64.9	$28.5	$24.8
2034	44.5	$108.3	$39.1	$16.2	$19.3
2035	57.3	$139.5	$72.3	$37.4	$30.7
2036	56.5	$137.5	$71.1	$33.5	$31.1
2037	55.5	$135.1	$70.7	$32.8	$31.1
2038	55.1	$134.1	$71.5	$33.5	$30.7
2039	45.6	$111.0	$53.6	$24.2	$25.6
2040	42.8	$104.2	$46.3	$25.8	$24.6
(1)GEOs represent total revenues for the period divided by the assumed gold price.
(2)Adjusted revenue and adjusted operating cash flow are non-GAAP financial measures that include a proportionate share of the revenue and operating cash flow from assets expected to be accounted for as equity method investees under U.S. GAAP. Under U.S. GAAP, net revenue and operating cash flow of equity method investees will not be included in the revenue and operating cash flow of the Combined Company. Instead, Royal Gold anticipates that the Combined Company will include recognize equity in earnings from the equity method investees. As a result, revenue and operating cash flow for the Combined Company are expected to be materially different from the amounts set forth in the table above.
(3)EBITDA is a non-GAAP financial measure that is calculated by Royal Gold as earnings before interest, taxes, depreciation, depletion and amortization.
(4)After-tax free cash flow is a non-GAAP financial measure that is calculated by Royal Gold as net cash provided by operating activities for a period minus acquisition of stream and royalty interests for that same period.
(5)Royal Gold also provided full-year 2025 forecasts for total GEO production (approximately 5,500 GEOs), adjusted revenue ($16.6 million), EBITDA ($2.9 million), and adjusted operating cash flow ($2.9 million).

The table below sets forth prospective information related to Sandstorm and Horizon on a combined basis, as prepared by Royal Gold management based on the consensus metal prices disclosed above and adjusted based on Royal Gold’s due diligence and assumptions. Royal Gold management provided the prospective information in the table below to Scotia Capital for its use and reliance in connection with its evaluation of the fairness, from a financial point of view, of the Sandstorm Consideration and Horizon Consideration to Royal Gold. See “The Sandstorm Arrangement — Opinion of Scotia Capital to the Royal Gold Board of Directors.”

	Sandstorm and Horizon Combined
($ in millions; GEOs in thousands)	Adjusted revenue(1)	EBITDA(2)	Adjusted operating cash flow(1)	After-tax free cash flow(3)
Pro-rated 2025	$154.1	$120.0	$113.1	$74.3
2026	$216.6	$173.9	$144.5	$37.1
2027	$193.3	$154.5	$124.5	$56.6
2028	$178.4	$138.8	$116.1	$87.7
2029	$386.1	$287.7	$255.1	$151.7
2030	$387.1	$283.5	$247.1	$169.7
2031	$387.5	$287.5	$210.5	$144.9
2032	$390.9	$288.0	$217.2	$223.6
2033	$440.2	$326.6	$252.5	$248.8
2034	$378.7	$277.5	$216.6	$219.7
2035	$401.4	$304.6	$229.8	$223.1
2036	$428.7	$326.8	$246.8	$244.4
2037	$433.9	$329.5	$241.5	$239.9
2038	$413.6	$312.4	$225.5	$222.7
2039	$365.3	$273.6	$196.3	$197.6
2040	$328.6	$238.1	$171.3	$170.2
(1)Adjusted revenue and adjusted operating cash flow are non-GAAP financial measures that include a proportionate share of the revenue and operating cash flow from assets expected to be accounted for as equity method investees under U.S. GAAP. Under U.S. GAAP, revenue and operating cash flow of equity method investees will not be included in the revenue and operating cash flow of the Combined Company. Instead, Royal Gold anticipates that the Combined Company will recognize equity in earnings from the equity method investees. As a result, revenue and operating cash flow for the Combined Company are expected to be materially different from the amounts set forth in the table above.
(2)EBITDA is a non-GAAP financial measure that is calculated by Royal Gold as earnings before interest, taxes, depreciation, depletion and amortization.
(3)After-tax free cash flow is a non-GAAP financial measure that is calculated by Royal Gold as net cash provided by operating activities for a period minus the cost of acquisitions of stream and royalty interests for that same period.

The table below sets forth net GEOs for Royal Gold on a stand-alone basis, Sandstorm and Horizon on a combined basis, and the Combined Company, as prepared by Royal Gold management based on the consensus metal prices disclosed above and adjusted based on Royal Gold’s due diligence and assumptions, including some assumptions regarding streaming and royalty interests and other assets different from the assumptions relating to GEOs in the tables above. Net GEOs represent revenue for the period, less costs of sales (for streaming agreements), cost of production (for other assets), and all-in sustaining costs (for the Hod Maden Project) for the period, divided by the assumed gold price. The prospective information included in the table incorporates the May 2025 acquisition of the gold purchase agreement and net smelter return relating to the Warintza project for $200 million, with $150 million of the consideration paid in 2025 and the remaining $50 million paid in 2026, but it does not reflect the consummation of the Kansanshi Transaction or the expected contributions from the related precious metals purchase agreement. Royal Gold management provided the prospective information in the table below to the Royal Gold Board of Directors.

	Net GEOs
(in thousands)	Royal Gold	Sandstorm and Horizon Combined	Combined Company(1)
2025	235	60	296
2026	267	64	331
2027	322	61	383
2028	314	58	372
2029	302	124	426
2030	261	131	392
2031	259	132	391
2032	256	130	387
2033	247	147	394
2034	234	126	360
2035	237	138	375
2036	227	147	374
2037	205	148	353
2038	160	141	301
(1)Net GEOs for the Combined Company may not equal the sum of net GEOs for Royal Gold and net GEOs for Sandstorm and Horizon combined due to rounding.

The table below sets forth additional prospective information related to the Combined Company, as prepared by Royal Gold management based on the consensus metal prices disclosed above and adjusted based on Royal Gold’s due diligence and assumptions. Royal Gold management provided the prospective information in the table below to the Royal Gold Board of Directors.

(in millions)	Combined Company Adjusted EBITDA(1)		Capital expenditures and commitments
	Base Case	w/ Kansanshi Transaction
2025	$799	$836	$(76)
2026	$957	$1,041	$(157)
2027	$1,038	$1,131	$(62)
2028	$971	$1,044	$(25)
2029	$1,059	$1,134	$(84)
2030	$906	$978	$(74)
(1)Adjusted EBITDA is a non-GAAP financial measure that is calculated by Royal Gold as earnings before interest, taxes, depreciation, depletion and amortization, as further adjusted to add back non-cash general and administrative expense.
ROYAL GOLD DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE FORECASTED FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH FORECASTED FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.
Royal Gold Board of Directors and Management Following the Sandstorm Closing
Royal Gold has not entered into any agreement or understanding with Sandstorm regarding changes to the Royal Gold Board of Directors or management, and no changes to the composition of the Royal Gold Board of Directors or management are contemplated in connection with the Sandstorm Arrangement.
Interests of Royal Gold Directors and Executive Officers in the Sandstorm Arrangement
None of the current Royal Gold directors or executive officers own Sandstorm common shares. None of the current Royal Gold directors or executive officers or their associates has any substantial financial interest, direct or indirect, in the Sandstorm Arrangement or the issuance of Royal Gold common stock to Sandstorm shareholders under the Sandstorm Arrangement, other than in their capacity as a director or executive officer of Royal Gold or stockholder of Royal Gold.
Accounting Treatment
Royal Gold prepares its financial statements in accordance with U.S. GAAP. The Arrangements will be accounted for by using the business combination accounting rules, which first requires the application of a screen test to evaluate if substantially all the fair value of the assets acquired and liabilities assumed are concentrated in a single identifiable asset or group of similar identifiable assets to determine whether a transaction is accounted for as an asset acquisition or business combination. If substantially all of the fair value of the assets assumed are not concentrated in a single identifiable assets or group of similar identifiable assets, one must determine if the acquired assets represent a business. The primary accounting differences between an asset acquisition and a business combination are that transaction costs are capitalized in an asset acquisition versus expensed in a business combination, and that no goodwill is recorded in an asset acquisition. In an asset acquisition, Royal Gold will measure the acquired streaming and royalty interests, other assets and liabilities at their relative fair value basis. After consideration of all applicable factors pursuant to the business combination accounting rules, the Arrangements are expected to be treated as an asset acquisition under U.S. GAAP, with Royal Gold and its subsidiaries as the acquirer.
Federal Securities Laws Consequences; Stock Transfer Restrictions
Exemption from the Registration Requirements of the Securities Act
The Sandstorm Consideration issued pursuant to the Sandstorm Arrangement has not been and will not be registered under the Securities Act or the U.S. securities laws of any state of the United States and the Sandstorm Consideration will be issued and exchanged in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof. Section 3(a)(10) of the Securities Act exempts from the registration requirements under the Securities Act the issuance of securities which have been approved, after a hearing upon the substantive and procedural fairness of the terms and conditions of the relevant transaction, at which all persons to whom it is proposed the securities will be issued have the right to appear, by any court expressly authorized by law to grant such approval. Under the Sandstorm Arrangement Agreement, Sandstorm will apply to the Court for the Sandstorm Interim Order in connection with the Sandstorm Arrangement after informing the Court of the intention to rely upon the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof, and permitting notice to all persons entitled to receive the Sandstorm Consideration and all other securityholders of Sandstorm.
Sandstorm has scheduled the Sandstorm Interim Order hearing for           , 2025 and expects to hold the Sandstorm shareholder meeting on           , 2025. Under the Sandstorm Arrangement Agreement, Sandstorm is required to ensure that each person entitled to receive the Sandstorm Consideration will be given adequate notice of their right to attend the hearing of the Court to give approval of the Sandstorm Arrangement and providing them with sufficient information necessary to exercise that right. The Sandstorm Interim Order will also specify such a right of Sandstorm securityholders to appear before the Court so long as they enter an appearance within a reasonable time. Persons entitled to receive the Sandstorm Consideration will also be advised that the Sandstorm Consideration will not be registered under the Securities Act and will be issued in reliance on the exemption under section 3(a)(10) of the Securities Act.
Following Sandstorm’s receipt of the Sandstorm Interim Order, the Sandstorm shareholder approval of the Sandstorm Arrangement Resolution and a hearing at which such persons will have the right to appear and assuming the requisite approval of the Stock Issuance Proposal is obtained at the Special Meeting, Sandstorm will seek the Sandstorm Final Order from the Court as to the substantive and procedural fairness of the Sandstorm Plan of Arrangement. Notwithstanding the granting of the Sandstorm Final Order, the Sandstorm Arrangement will not become effective until all other conditions precedent to the Sandstorm Closing are satisfied or waived, including the issuance of the Sandstorm Consideration, and the Sandstorm Effective Time occurs. Royal Gold therefore anticipates that, if the Sandstorm Plan of Arrangement becomes effective under the terms and conditions described in the Sandstorm Arrangement Agreement (including the receipt of the Sandstorm Final Order from the Court), the issuance of the Sandstorm Consideration to the Sandstorm shareholders will be exempt from the registration requirements under the Securities Act pursuant to Section 3(a)(10) thereof.
Resales of Royal Gold Common Stock After the Sandstorm Effective Time
The shares to be received by Sandstorm shareholders in exchange for their Sandstorm common shares pursuant to the Sandstorm Arrangement will be freely transferable under U.S. securities laws, except by persons who are “affiliates” (as defined in Rule 144) of Royal Gold after the Sandstorm Effective Time, or were “affiliates” of Royal Gold within 90 days prior to the Sandstorm Effective Time. Persons who may be deemed to be “affiliates” of an issuer include individuals or entities that control, are controlled by, or are under common control with, the issuer, whether through the ownership of voting securities, by contract or otherwise, and generally include executive officers and directors of the issuer as well as principal shareholders of the issuer.

Any resale of Royal Gold common stock by such an “affiliate” or former “affiliate” may be subject to the registration requirements of the Securities Act, absent an exemption therefrom, such as the exemption contained in Rule 144.
The exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) of the Securities Act does not exempt the issuance of securities upon the exercise of the Sandstorm stock options. As a result, the Royal Gold common stock issuable upon exercise of the Sandstorm stock options after the Sandstorm Effective Date may not be issued in reliance upon Section 3(a)(10) of the Securities Act and the Sandstorm stock options may only be exercised if issued pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and applicable state securities laws. Royal Gold has agreed under the Sandstorm Arrangement Agreement to (i) use its commercially reasonable efforts to obtain the approval of the listing for trading on Nasdaq by the Sandstorm Effective Time of the Royal Gold common stock issuable upon exercise of the Sandstorm stock options, and (ii) to the extent Royal Gold deems necessary, on or as promptly as practicable following the Sandstorm Effective Date, file a registration statement on Form S-8 under the Securities Act with the SEC to register the issuance of the Royal Gold common stock issuable upon exercise of such Sandstorm stock options.
The foregoing discussion is only a general overview of certain provisions of United States securities law matters applicable to the issuance of the Sandstorm Consideration and the assumption of the Sandstorm stock options upon completion of the Sandstorm Arrangement. All holders of such securities are urged to consult with counsel to ensure that any subsequent transfer of such securities or securities underlying such securities complies with applicable securities legislation.
Court Approvals
The Sandstorm Arrangement requires approval by the Court under Part 9, Division 5 of the BCBCA. Sandstorm must first obtain the Sandstorm Interim Order which will, among other things, authorize and direct Sandstorm to call, hold and conduct the Sandstorm Meeting and submit the Sandstorm Arrangement Resolution to the Sandstorm shareholders for approval. Sandstorm has scheduled the Sandstorm Interim Order hearing for              , 2025 and expects to hold the Sandstorm Meeting on , 2025. Under the Sandstorm Arrangement Agreement, Sandstorm is required to diligently pursue an application for the Sandstorm Final Order as soon as reasonably practicable, but in any event not later than four business days following the approval of the Sandstorm Arrangement Resolution by Sandstorm shareholders at the Sandstorm Meeting and the approval of the Stock Issuance Proposal by Royal Gold stockholders at the Special Meeting.
The Sandstorm Plan of Arrangement will be implemented pursuant to Part 9, Division 5 of the BCBCA, which provides that, despite any other provision of the BCBCA, a corporation may propose to the Court an arrangement with shareholders, creditors or other persons. Pursuant to this part of the BCBCA, such a proposal may be made by Sandstorm for approval of the Sandstorm Plan of Arrangement. The Court has broad discretion under the BCBCA when making orders with respect to plans of arrangement and the Court will consider, among other things, the fairness and reasonableness of the Sandstorm Arrangement, both from a substantive and a procedural point of view. The Court may approve the Sandstorm Arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit. Depending upon the nature of any required amendments, Sandstorm or Royal Gold, each acting reasonably, may determine not to proceed with the Sandstorm Arrangement. Prior to the hearing on the Sandstorm Interim Order, the Court will be informed that the parties intend to rely on the exemption from the registration requirements under the Securities Act for the issuance of the Sandstorm Consideration pursuant to the Sandstorm Arrangement, provided by Section 3(a)(10) thereof, on the basis of the Sandstorm Final Order. There can be no assurance that the Court will approve the Sandstorm Arrangement.

Regulatory Approvals
Sandstorm ICA Approval
Under the Investment Canada Act, the direct “acquisition of control” of a Canadian business by a non-Canadian that exceeds the prescribed financial threshold (a “reviewable transaction”) is subject to pre-closing review and cannot be implemented unless the responsible Minister under the Investment Canada Act has sent a notice that she is satisfied, or is deemed to be satisfied under the Investment Canada Act, that the transaction is likely to be of net benefit to Canada.
The submission of the application for review triggers an initial review period of 45 days. If the Minister has not completed the review by that date, the Minister may unilaterally extend the review period for a further 30 days. Further extensions to the review period can only be made on the mutual agreement of the Minister and the investor.
The prescribed factors under section 20 of the Investment Canada Act to be considered by the Minister in determining whether a reviewable transaction is likely to be of net benefit to Canada include, among other things, (i) the effect of the investment on the level and nature of economic activity in Canada (including the effect on employment, capital investment, resource processing, utilization of Canadian products and services and exports); (ii) the degree and significance of participation by Canadians in the acquired business and the industry in which the Canadian business forms a part; (iii) the effect of the investment on productivity, industrial efficiency, technological development, product innovation and product variety in Canada; (iv) the effect of the investment on competition within any industry in Canada; (v) the compatibility of the investment with national and provincial industrial, economic and cultural policies; and (vi) the contribution of the investment to Canada’s ability to compete in world markets.
In connection with seeking approval that the transaction is likely to be of net benefit to Canada, an applicant may provide binding written undertakings to His Majesty in right of Canada in support of its application. If, within the applicable review period (including any unilateral or mutually agreed upon extension thereof), the Minister sends a notice that she is satisfied that the investment is likely to be of net benefit to Canada, or if the Minister does not send a notice within the applicable review period (including any unilateral or mutually agreed upon extension thereof) and is deemed to be satisfied that the investment is likely to be of net benefit to Canada, the reviewable transaction may be completed, subject to additional requirements in the Sandstorm ICA Approval.
However, if the Minister is not satisfied within the applicable review period (including any unilateral or mutually agreed upon extension thereof) that a reviewable transaction is likely to be of net benefit to Canada, the Minister is required to send a notice to that effect, advising the investor of its right to make further representations and submit (additional) undertakings within 30 days from the date of such notice or any further period that may be agreed to by the Minister and investor. Within a reasonable time after the expiry of the period for making representations and submitting undertakings, as described above, the Minister will send a notice to the applicant that either the Minister is satisfied that the investment is likely to be of net benefit to Canada or confirming that the Minister is not satisfied that the investment is likely to be of net benefit to Canada. In the latter case, the reviewable transaction may not be implemented.
The Sandstorm Arrangement constitutes a reviewable transaction under the Investment Canada Act, and as a result, the Sandstorm Arrangement cannot be completed until the Sandstorm ICA Approval is obtained.
Pursuant to the Sandstorm Arrangement Agreement, Royal Gold submitted its application for review with the Foreign Investment Review and Economic Security Branch of Innovation, Science and Economic Development Canada on July 18, 2025. As of the date of this proxy statement, the review of the transactions contemplated by the Sandstorm Arrangement Agreement under the Investment Canada Act is ongoing, and the Sandstorm ICA Approval required under the Sandstorm Arrangement Agreement has not been obtained.

Canadian Competition Act Approval
Part IX of the Canadian Competition Act requires that the parties to certain classes of transactions that exceed the thresholds set out in sections 109 and 110 of the Canadian Competition Act (a “notifiable transaction”) each provide the Commissioner with prescribed information pursuant to Part IX of the Canadian Competition Act (“notifications”) in respect of such transactions. Subject to certain exemptions, a notifiable transaction may not be completed until either the parties to the transaction have filed notifications and the applicable waiting period under section 123 of the Canadian Competition Act has expired or has been terminated by the Commissioner, or the Commissioner has waived the parties’ obligation to provide notifications pursuant to paragraph 113(c) of the Canadian Competition Act. Where notifications are made, the waiting period is 30 calendar days after the day on which the parties to the transaction have each submitted their respective notifications, provided that, before the expiry of this period, the Commissioner has not notified the parties that he requires additional information that is relevant to his assessment of the transaction pursuant to subsection 114(2) of the Canadian Competition Act (a “supplementary information request”). If the Commissioner provides the parties with a supplementary information request, the waiting period is extended until 30 calendar days after compliance with such supplementary information request, at which time the parties are entitled to complete the transaction provided that there is no application or order in effect prohibiting completion at the relevant time, and the Canadian Competition Act Approvals have been obtained.
Alternatively, or in addition to filing notifications, parties to a notifiable transaction may apply to the Commissioner for an Advance Ruling Certificate under subsection 102(1) of the Canadian Competition Act or in the alternative a No Action Letter. Transactions for which an Advance Ruling Certificate or a waiver under paragraph 113(c) of the Canadian Competition Act has been issued are exempt from the notification requirements of Part IX of the Canadian Competition Act.
Royal Gold and Sandstorm have determined that the Sandstorm Arrangement is a notifiable transaction under the Canadian Competition Act. On July 16, 2025, Royal Gold and Sandstorm filed with the Commissioner a request for an Advance Ruling Certificate or, in the alternative, a No Action Letter and waiver of the obligation to provide notifications to the Commissioner pursuant to paragraph 113(c) of the Canadian Competition Act. On July 29, 2025, the Commissioner issued a No Action Letter and waiver of the obligation to provide notifications to the Commissioner pursuant to paragraph 113(c) of the Canadian Competition Act to Sandstorm and Royal Gold regarding the transactions contemplated by the Sandstorm Arrangement Agreement, with the result that the Canadian Competition Act Approval required pursuant to the Sandstorm Arrangement Agreement has been obtained.
At any time before or within one year after the completion of the Sandstorm Arrangement, notwithstanding the termination of the waiting period and issuance of a No Action Letter, the Commissioner could make an application under section 92 of the Canadian Competition Act where the Commissioner believes that the Sandstorm Arrangement will, or is likely to, prevent or lessen competition substantially, including seeking to enjoin the completion of the Sandstorm Arrangement, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights.
SA Competition Act Approval
The parties to the Sandstorm Arrangement exceed the relevant thresholds for notification of the Sandstorm Arrangement to the SA Competition Commission as an intermediate merger, and the Sandstorm Arrangement cannot be completed until a merger notification has been filed with the SA Competition Commission and the SA Competition Commission has approved or is deemed to have approved the Sandstorm Arrangement under the SA Competition Act.
On fulfillment by Sandstorm and Royal Gold of their notification obligations, section 14(1) of the SA Competition Act requires the SA Competition Commission to issue a certificate approving the Sandstorm Arrangement unconditionally; approving the Sandstorm Arrangement subject to any conditions; or

prohibiting the implementation of the Sandstorm Arrangement, within 20 business days. Under section 14(1)(a) of the SA Competition Act, the SA Competition Commission may extend the period within which it has to consider the Sandstorm Arrangement by a single period not exceeding 40 business days. If, upon expiry of the initial 20 business day period, or extended period where invoked, the SA Competition Commission has not issued a certificate reflecting its decision, the Sandstorm Arrangement will be regarded as having been approved. If the SA Competition Commission determines that the Sandstorm Arrangement does not substantially prevent or lessen competition and does not raise public interest concerns, it will approve the Sandstorm Arrangement.
On July 23, 2025, Sandstorm and Royal Gold submitted a merger notification to the SA Competition Commission. As of the date of this proxy statement, the review of the transactions contemplated by the Sandstorm Arrangement Agreement under the SA Competition Act is ongoing, and the SA Competition Act approval required pursuant to the Sandstorm Arrangement Agreement has not been obtained.
NYSE and TSX Delisting
The Sandstorm common shares are listed and posted for trading on the NYSE under the symbol “SAND” and on the TSX under the symbol “SSL.” Following the completion of the Sandstorm Arrangement, the Sandstorm common shares will be delisted from the NYSE and TSX as promptly as practicable. Sandstorm has applied to the TSX for approval to delist the Sandstorm common shares following the Sandstorm Closing.
Royal Gold common stock is currently listed for trading on Nasdaq under the symbol “RGLD.” It is a condition to the completion of the Sandstorm Arrangement that the shares of Royal Gold common stock to be issued pursuant to the Sandstorm Arrangement to Sandstorm shareholders in exchange for their Sandstorm common shares and to Sandstorm option holders upon exercise of the Sandstorm stock options be approved for listing on Nasdaq, subject only to official notice of issuance. Accordingly, Royal Gold has agreed to use commercially reasonable efforts to obtain approval of the listing of the Sandstorm Consideration for trading on Nasdaq by the Sandstorm Effective Time. Royal Gold will provide the required notice to Nasdaq of the listing of the shares of Royal Gold common stock to be issued in connection with the Sandstorm Arrangement prior to the Sandstorm Closing.
Fees, Costs and Expenses
All fees, costs and expenses incurred in connection with the Sandstorm Arrangement and the Sandstorm Plan of Arrangement will be paid by the party incurring those fees, costs or expenses. However, pursuant to the Sandstorm Arrangement Agreement, certain termination fees or expense reimbursements are payable by Royal Gold or Sandstorm if the Sandstorm Arrangement Agreement is terminated under certain circumstances.
Support and Voting Agreements
In connection with the execution of the Sandstorm Arrangement Agreement, Royal Gold entered into the Sandstorm Support and Voting Agreements with each director and certain senior officers of Sandstorm, who collectively hold approximately 1.4% of the outstanding Sandstorm common shares (on an undiluted basis) and 6% of the outstanding Sandstorm common shares (on a fully diluted basis) as of the date of the Sandstorm Arrangement Agreement, and Sandstorm entered into the Royal Gold Support and Voting Agreements with each director and certain senior officers of Royal Gold, who collectively hold less than 1% of the outstanding shares of Royal Gold common stock as of the date of the Sandstorm Arrangement Agreement. The Sandstorm Support and Voting Agreements and Royal Gold Support and Voting Agreements provide that the signatories will, subject to the terms of the applicable Sandstorm Support and Voting Agreement or Royal Gold Support and Voting Agreement, (i) vote their securities in favor of approving the Sandstorm Arrangement Resolution or the Stock Issuance Proposal, as applicable, and in favor of any other matter necessary for the consummation of the Sandstorm Arrangement, and (ii) vote their securities against any resolution, action, proposal, transaction or agreement that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Sandstorm Arrangement, or delay, frustrate or interfere with the completion of the Sandstorm Arrangement. The signatories have also agreed, among other things and subject to the terms of their applicable Sandstorm Support and Voting Agreement or Royal Gold Support and Voting Agreement, not to exercise any rights to dissent or rights of appraisal, as applicable, provided under any laws or otherwise in connection with the Sandstorm Arrangement or any shareholder rights or remedies available at common law or pursuant to securities or corporate laws which would reasonably be regarded as likely to delay or prevent the Sandstorm Arrangement and not to, subject to certain exceptions, transfer their securities before the Sandstorm Effective Time or earlier termination of their applicable Sandstorm Support and Voting Agreement or Royal Gold Support and Voting Agreement.
Each Sandstorm Support and Voting Agreement and each Royal Gold Support and Voting Agreement terminates upon the earliest to occur of:
•mutual written agreement of the parties;
•the Sandstorm Effective Time;
•delivery by a signatory of written notice to Sandstorm (for Royal Gold directors and senior officers) or to Royal Gold (for Sandstorm directors and senior officers) if, without the signatory’s written consent, (i) the Sandstorm Outside Date is extended to a date later than January 6, 2026, or (ii) the conditions to closing in the Sandstorm Arrangement Agreement are amended in a manner that is materially adverse to such signatory;
•provided that a party has not breached the applicable Support and Voting Agreement and is not then in default of its obligations thereunder, written notice by such party to the other party if (i) any of the other party’s representations and warranties in the applicable Sandstorm Support and Voting Agreement or Royal Gold Support and Voting Agreement are not true and correct in all material respects, or (ii) the other party has not complied, in all material respects, with its covenants in the applicable Sandstorm Support and Voting Agreement or Royal Gold Support and Voting Agreement;
•the Sandstorm Outside Date;
•a Change in Recommendation by Sandstorm (for Sandstorm directors and senior officers) or by Royal Gold (for Royal Gold directors and senior officers); and
•termination of the Sandstorm Arrangement Agreement in accordance with its terms.
In addition, the Sandstorm directors and senior officers may terminate their Sandstorm Support and Voting Agreements with Royal Gold by delivering written notice to Royal Gold if, without the signatory’s written consent, there is any decrease in, or change in the form of, the Sandstorm Consideration.
The summary of the material provisions of the Sandstorm Support and Voting Agreements and Royal Gold Support and Voting Agreements above and elsewhere in this proxy statement is qualified in its entirety by reference to the Sandstorm Support and Voting Agreements and Royal Gold Support and Voting Agreements, respectively, forms of which are attached to this proxy statement as Annex C-1 (for the Royal Gold Support and Voting Agreements) and Annex C-2 (for the Sandstorm Support and Voting Agreements).

The Horizon Arrangement
This section of the proxy statement describes the material aspects of the proposed Horizon Arrangement. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the full text of the Horizon Arrangement Agreement, a copy of which is attached to this proxy statement as Annex B, for a more complete understanding of the proposed Horizon Arrangement.
Royal Gold stockholders are not being asked to approve the Horizon Arrangement. However, subject to limited exceptions, the obligation of Royal Gold to complete each of the Sandstorm Arrangement and the Horizon Arrangement is subject to Royal Gold’s conditions precedent in the other Arrangement having been satisfied, provided Royal Gold may waive these conditions.
Structure of the Horizon Arrangement
On July 6, 2025, Royal Gold, IRC and Horizon entered into the Horizon Arrangement Agreement, pursuant to which, on the terms and subject to the conditions set forth therein, Royal Gold (through IRC) will acquire all of the issued and outstanding Horizon common shares, other than the Horizon common shares owned by Sandstorm or its subsidiaries, and Horizon will acquire all of the outstanding Horizon warrants pursuant to the Horizon Plan of Arrangement, with Horizon becoming a wholly owned subsidiary of Royal Gold. The Horizon Arrangement will be implemented by way of the Horizon Plan of Arrangement under the BCBCA and is conditional upon the approval by the Court, the Horizon Requisite Securityholder Approval, the receipt of Horizon Key Regulatory Approvals, certain conditions to the completion of the Sandstorm Arrangement having been satisfied or waived by Royal Gold and certain other customary conditions precedent.
If the Horizon Arrangement is completed, Horizon shareholders (other than Sandstorm and holders of Horizon common shares with respect to which dissent rights have been validly exercised and not validly withdrawn) will receive C$2.00 in cash for each Horizon common share held, and Horizon warrantholders will receive C$2.00 less the applicable exercise price in cash for each Horizon warrant held, subject to adjustment, if applicable, pursuant to the terms of the Horizon Arrangement Agreement. Any Horizon common shares in respect of which dissent rights have been properly exercised and not withdrawn, pursuant to Division 2 of Part 8 of the BCBCA, will be deemed to be transferred and assigned to IRC, but the holder thereof will not be entitled to receive the Horizon Consideration and will, instead, be entitled to be paid an amount equal to the fair value of such shares provided that they have strictly complied with the dissent procedures under the BCBCA, as modified by the Horizon Plan of Arrangement and the Horizon Interim Order.
Royal Gold Board of Directors and Management Following the Horizon Closing
Royal Gold has not entered into any agreement or understanding with Horizon regarding changes to the Royal Gold Board of Directors or management, and no changes to the composition of the Royal Gold Board of Directors or management are contemplated in connection with the Horizon Arrangement.
Interests of Royal Gold Directors and Executive Officers in the Horizon Arrangement
None of the current Royal Gold directors or executive officers own Horizon common shares. None of the current Royal Gold directors or executive officers or their associates has any substantial financial interest, direct or indirect, in the Horizon Arrangement or the payment of the applicable consideration to Horizon securityholders under the Horizon Arrangement, other than in their capacity as a director or executive officer of Royal Gold or stockholder of Royal Gold.

Accounting Treatment
Royal Gold prepares its financial statements in accordance with U.S. GAAP. The Arrangements will be accounted for by using the business combination accounting rules, which first requires the application of a screen test to evaluate if substantially all the fair value of the assets acquired and liabilities assumed are concentrated in a single identifiable asset or group of similar identifiable assets to determine whether a transaction is accounted for as an asset acquisition or business combination. If substantially all of the fair value of the assets assumed are not concentrated in a single identifiable assets or group of similar identifiable assets, one must determine if the acquired assets represent a business. The primary accounting differences between an asset acquisition and a business combination are that transaction costs are capitalized in an asset acquisition versus expensed in a business combination, and that no goodwill is recorded in an asset acquisition. In an asset acquisition, Royal Gold will measure the acquired streaming and royalty interests, other assets and liabilities at their relative fair value basis. After consideration of all applicable factors pursuant to the business combination accounting rules, the Arrangements are expected to be treated as an asset acquisition under U.S. GAAP, with Royal Gold and its subsidiaries as the acquirer.
Court Approvals
The Horizon Arrangement requires approval by the Court under Part 9, Division 5 of the BCBCA. Horizon must first obtain the Horizon Interim Order which will, among other things, authorize and direct Horizon to call, hold and conduct the Horizon Meeting and submit the Horizon Arrangement to the Horizon securityholders for approval. Horizon has scheduled the Horizon Interim Order hearing for          , 2025 and expects to hold the Horizon Meeting on           , 2025. Under the Horizon Arrangement Agreement, Horizon is required to diligently pursue an application for the Horizon Final Order as soon as reasonably practicable, but in any event not later than four business days following the approval of the Horizon Arrangement Resolution by Horizon securityholders at the Horizon securityholder meeting.
The Horizon Plan of Arrangement will be implemented pursuant to Part 9, Division 5 of the BCBCA, which provides that, despite any other provision of the BCBCA, a corporation may propose to the Court an arrangement with shareholders, creditors or other persons. Pursuant to this part of the BCBCA, such a proposal may be made by Horizon for approval of the Horizon Plan of Arrangement. The Court has broad discretion under the BCBCA when making orders with respect to plans of arrangement and the Court will consider, among other things, the fairness and reasonableness of the Horizon Arrangement, both from a substantive and a procedural point of view. The Court may approve the Horizon Arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit. Depending upon the nature of any required amendments, Horizon or Royal Gold, each acting reasonably, may determine not to proceed with the Horizon Arrangement.
Regulatory Approvals
Canadian Competition Act Approval
Part IX of the Canadian Competition Act requires that the parties to notifiable transactions each provide notifications in respect of such transactions. Subject to certain exemptions, a notifiable transaction may not be completed until either the parties to the transaction have filed notifications and the applicable waiting period under section 123 of the Canadian Competition Act has expired or has been terminated by the Commissioner, or the Commissioner has waived the parties’ obligation to provide notifications pursuant to paragraph 113(c) of the Canadian Competition Act. Where notifications are made, the waiting period is 30 calendar days after the day on which the parties to the transaction have each submitted their respective notifications, provided that, before the expiry of this period, the Commissioner has not notified the parties of a supplementary information request. If the Commissioner provides the parties with a supplementary information request, the waiting period is extended until 30 calendar days after compliance with such supplementary information request, at which time the parties are entitled to complete the transaction provided that there is no application or order in effect prohibiting completion at the relevant time, and the Canadian Competition Act Approvals have been obtained.
Alternatively, or in addition to filing notifications, parties to a notifiable transaction may apply to the Commissioner for an Advance Ruling Certificate under subsection 102(1) of the Canadian Competition Act or in the alternative a No Action Letter. Transactions for which an Advance Ruling Certificate or a waiver under paragraph 113(c) of the Canadian Competition Act has been issued are exempt from the notification requirements of Part IX of the Canadian Competition Act.
Royal Gold and Horizon have determined that the Horizon Arrangement is a notifiable transaction under the Canadian Competition Act. On July 16, 2025, Royal Gold and Horizon filed with the Commissioner a request for an Advance Ruling Certificate or, in the alternative, a No Action Letter and waiver of the obligation to provide notifications to the Commissioner pursuant to paragraph 113(c) of the Canadian Competition Act. On July 29, 2025, the Commissioner issued a No Action Letter and waiver of the obligation to provide notifications to the Commissioner pursuant to paragraph 113(c) of the Canadian Competition Act to Horizon and Royal Gold regarding the transactions contemplated by the Horizon Arrangement Agreement, with the result that the Canadian Competition Act Approval required pursuant to the Horizon Arrangement Agreement has been obtained.
At any time before or within one year after the completion of the Horizon Arrangement, notwithstanding the termination of the waiting period and issuance of a No Action Letter, the Commissioner could make an application under section 92 of the Canadian Competition Act where the Commissioner believes that the Horizon Arrangement will, or is likely to, prevent or lessen competition substantially, including seeking to enjoin the completion of the Horizon Arrangement, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights.
TSXV Conditional Acceptance
Completion of the Horizon Arrangement is conditioned on the TSXV’s conditional acceptance of the Horizon Arrangement. Horizon has applied for conditional acceptance under applicable TSXV Policies. As of the date of this proxy statement, the review of the Horizon Arrangement by the TSXV is ongoing, and the TSXV conditional acceptance has not been obtained.
TSXV Delisting
The Horizon common shares are listed and posted for trading on the TSXV under the symbol “HCU” and quoted on the OTCQB under the symbol “HNCUF.” Following the completion of the Horizon Arrangement, the Horizon common shares will be delisted from the TSXV as promptly as practicable and are expected to be removed from quotation on the OTCQB.
Fees, Costs and Expenses
All fees, costs and expenses incurred in connection with the Horizon Arrangement and the Horizon Plan of Arrangement will be paid by the party incurring those fees, costs or expenses. However, pursuant to the Horizon Arrangement Agreement, certain termination fees are payable by Royal Gold or Horizon if the Horizon Arrangement Agreement is terminated under certain circumstances. In addition, Sandstorm has agreed to reimburse certain expenses of Horizon in certain circumstances where the Horizon Arrangement Agreement is terminated.
Support and Voting Agreements
In connection with the execution of the Horizon Arrangement Agreement, Royal Gold entered into the Horizon Support and Voting Agreements with each director and senior officer of Horizon and certain other securityholders of Horizon, including Sandstorm and each of the directors and certain senior officers of

Sandstorm, who collectively hold approximately 54% of the outstanding Horizon common shares as of the date of the Horizon Arrangement Agreement. The Horizon Support and Voting Agreements provide that the signatories will, subject to the terms of the applicable Horizon Support and Voting Agreement, vote their securities in favor of approving the Horizon Arrangement, and in favor of any other matter necessary for the consummation of the Horizon Arrangement. The signatories have also agreed, among other things and subject to certain exceptions, not to transfer their securities before the Horizon Effective Time or earlier termination of the applicable Horizon Support and Voting Agreement. In addition, the Horizon Support and Voting Agreements with Sandstorm and directors and senior officers of Horizon and Sandstorm provide that the signatories will, subject to the terms of the applicable Horizon Support and Voting Agreement, (i) vote their securities against any resolution, action, proposal, transaction or agreement that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Horizon Arrangement, or delay, frustrate or interfere with the completion of the Horizon Arrangement, and (ii) not exercise any rights of dissent or rights of appraisal provided under any laws or otherwise in connection with the Horizon Arrangement or any shareholder rights or remedies available at common law or pursuant to securities or corporate laws which would reasonably be regarded as likely to delay or prevent the Horizon Arrangement.
The Horizon Support and Voting Agreements automatically terminate upon the earliest to occur of the following:
•mutual written agreement of the parties;
•the Horizon Effective Time;
•except with respect to the Horizon Support and Voting Agreement with Sandstorm, termination of the Horizon Arrangement Agreement in accordance with its terms;
•with respect to the Horizon Support and Voting Agreement with Sandstorm, termination of the Sandstorm Arrangement Agreement in accordance with its terms;
•with respect to the Horizon Support and Voting Agreements with the directors and senior officers of Horizon and the directors and certain senior officers of Sandstorm, a Change in Recommendation by Horizon;
•with respect to the Horizon Support and Voting Agreements with Sandstorm, the directors and senior officers of Horizon, and the directors and certain senior officers of Sandstorm:
•the Horizon Outside Date;
•provided that a party has not breached the applicable Horizon Support and Voting Agreement and is not then in default of its obligations thereunder, written notice by such party to the other party if (i) any of the other party’s representations and warranties in the applicable Horizon Support and Voting Agreement are not true and correct in all material respects, or (ii) the other party has not complied, in all material respects, with its covenants in the applicable Horizon Support and Voting Agreement;
•delivery by a signatory to Royal Gold of written notice if, without the signatory’s written consent, (i) the Horizon Outside Date is extended to a date later than January 6, 2026, (ii) there is any decrease in, or change in the form of, the Horizon Consideration, or (iii) the conditions to closing in the Horizon Arrangement Agreement are amended in a manner that is (A) materially adverse to such signatory (in the case of directors and senior officers of Horizon or directors and certain senior officers of Sandstorm) or (B) material in any respect (in the case of Sandstorm); and

•with respect to the Horizon Support and Voting Agreement with Sandstorm, Sandstorm’s delivery of written notice to Royal Gold if, without Sandstorm’s written consent, (i) the covenants of Royal Gold or IRC described under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement — Covenants — Covenants of Horizon, Royal Gold and IRC Relating to the Horizon Arrangement” are amended to make such covenants less burdensome on either Royal Gold or IRC, or (ii) the termination rights of either party to the Horizon Arrangement Agreement are amended in any material respect.
The summary of the material provisions of the Horizon Support and Voting Agreements above and elsewhere in this proxy statement is qualified in its entirety by reference to the Horizon Support and Voting Agreements, forms of which are attached to this proxy statement as Annex C-3 (between Sandstorm and Royal Gold), Annex C-4 (for the Horizon directors and senior officers), Annex C-5 (for the Sandstorm directors and certain senior officers) and Annex C-6 (for the other Horizon securityholders).
Side Letter Agreement
In connection with the execution of the Horizon Arrangement Agreement, Royal Gold, Sandstorm and Horizon entered into a side letter agreement, pursuant to which, on the terms and subject to the conditions therein, Royal Gold will cause Sandstorm to continue to perform its obligations under certain agreements between Sandstorm and Horizon if the Sandstorm Arrangement has closed but the Horizon Arrangement has not closed. In addition, on the terms and subject to the conditions set forth in the side letter agreement, Royal Gold has agreed to certain amendments to the agreements between Sandstorm and Horizon and to continue providing waivers under certain agreements between Sandstorm and Horizon for up to five years following the closing of the Sandstorm Arrangement.
The summary of the material provisions of the side letter agreement above is qualified in its entirety by reference to the side letter agreement, a copy of which is attached to this proxy statement as Annex G.

No Appraisal Rights
Under the DGCL, holders of shares of Royal Gold common stock are not entitled to appraisal rights in connection with the Sandstorm Arrangement or Horizon Arrangement or any of the matters to be acted on at the Special Meeting.

Information About the Parties to the Arrangements
Royal Gold
Royal Gold, Inc., a Delaware corporation, is engaged in the business of acquiring and managing precious metals streams, royalties and similar interests. Royal Gold seeks to acquire existing stream and royalty interests or to finance projects that are in the production, development or exploration stage in exchange for stream or royalty interests. Royal Gold common stock currently trades on Nasdaq under the symbol “RGLD.” Royal Gold’s principal executive offices are located at 1144 15th Street, #2500, Denver, Colorado 80202 USA. Its telephone number is (303) 573-1660 and its website address is www.royalgold.com. Information contained on its website is not incorporated by reference into this proxy statement. See the “Where You Can Find More Information” section of this proxy statement.
IRC
International Royalty Corporation, a Canadian corporation, is a wholly owned subsidiary of Royal Gold acquired by Royal Gold in 2010.
Sandstorm
Sandstorm is a corporation existing under the BCBCA. Sandstorm is a non-operating gold streaming and royalty company which generates its revenue primarily from the sale of gold and other metals and from the receipt of royalty payments. Sandstorm is a growth-focused company that seeks to acquire royalties and gold and other metals purchase agreements (“Streams”) from companies that have advanced stage development projects or operating mines. In return for making upfront payments to acquire a Stream, Sandstorm receives the right to purchase, at a fixed price per unit or at various fixed percentages of the spot price, a percentage of a mine’s gold, silver or other commodity production for the operating life of the asset. Sandstorm is focused on acquiring Streams and royalties on mines with low production costs, significant exploration potential and strong management teams. Sandstorm’s common shares are listed on the NYSE under the symbol “SAND” and on the TSX under the symbol “SSL.” Sandstorm’s head, registered and records offices are located at Suite 3200, 733 Seymour Street, Vancouver, British Columbia, V6B 0S6 Canada. Its telephone number is (604) 689-0234 and its website address is www.sandstormgold.com. Information contained on Sandstorm’s website is not incorporated by reference into this proxy statement. See the “Where You Can Find More Information” section of this proxy statement.
Horizon
Horizon is a corporation existing under the BCBCA. Horizon is a resource company with a portfolio of high-quality cash-flowing and development stage copper assets. Horizon common shares are listed on the TSXV under the symbol “HCU” and are quoted on the OTCQB under the symbol “HNCUF.” Horizon’s head, registered and records offices are located at Suite 3200, 733 Seymour Street, Vancouver, British Columbia, V6B 0S6 Canada. Its telephone number is (604) 336-8189 and its website address is www.horizoncopper.com. Information contained on Horizon’s website is not incorporated by reference into this proxy statement.

Description of Horizon’s Business
Overview
Horizon is a resource company with a portfolio of high-quality cash-flowing and development stage copper assets.
Horizon Copper Corp. was originally incorporated under the Business Corporations Act of British Columbia on March 17, 2011. Horizon’s principal executive offices are located at Suite 3200, 733 Seymour Street, Vancouver, British Columbia, V6B 0S6 Canada.
Description of Principal Interests and Operations
Horizon’s material assets include a net profits interest on the Antamina copper mine in Peru (the “Antamina NPI”), a 30% equity interest in the entity which holds the Hod Maden copper-gold project in Türkiye, and an approximate 24% equity stake in Entrée Resources Ltd. (“Entrée”), which, in turn, holds interests in deposits at the Oyu Tolgoi copper mine in Mongolia.
Horizon’s interests are non-operating in nature. Accordingly, Horizon is dependent on third-party operators for development decisions, operating performance, capital spending, permitting, and disclosure.
Horizon’s material interests are located in Peru, Türkiye and Mongolia and are subject to host-country mining, environmental and other regulations. Horizon is a non-operator and relies on counterparties for permitting, community relations and compliance.
Antamina Net Profits Interest (Peru)
Antamina is an open-pit copper mine located in the Andes Mountain range of Peru, 270 kilometers north of Lima. It is the world’s fourth-largest copper mine on a copper equivalent basis, producing approximately 560,000 copper equivalent tonnes per annum. Antamina has been in consistent production since 2001, including a throughput expansion completed in 2012 to the mine’s current operating capacity of 145,000 tonnes per day. The asset operates in the first cost quartile of copper mines.
On June 15, 2023, Horizon acquired the Antamina NPI, representing a 1.66% net profits interest on the Antamina copper mine. The Antamina NPI is paid 45 days after each calendar quarter end by a Canadian affiliate of Teck Resources Limited (“Teck”) and is guaranteed by Teck. The Antamina NPI is calculated as 1.66% of the net proceeds (gross revenue less operating and capital expenses) of the entity which owns and operates the Antamina mine, Compañía Minera Antamina S.A., adjusted for changes in working capital and movements in provisions such as asset retirement obligations. Compañía Minera Antamina S.A. is jointly owned by the subsidiaries of major stakeholders BHP Billiton plc (33.75%), Glencore plc (33.75%), Teck (22.5%), and Mitsubishi Corporation (10%).
Part of the purchase consideration for the Antamina NPI included a silver stream with Sandstorm referenced to silver production from the Antamina mine (the “Antamina Silver Stream”), whereby Horizon has agreed to sell to Sandstorm silver ounces equal to 1.66% of all silver produced at the Antamina mine at a price equal to 2.5% of the silver spot price. In addition, Sandstorm retained a residual royalty on Antamina with payments equal to one-third of the total Antamina NPI after deducting the Antamina Silver Stream servicing commitments (the “Residual Royalty”).
Since 2006, the Antamina NPI has paid between $7 million and $42 million per year, with an average annual payment of $19 million (prior to deducting the Antamina Silver Stream obligation and the Residual Royalty).

Hod Maden Project (Türkiye)
Horizon has a 30% equity interest in the entity that holds the Hod Maden Project, which is located in Artvin Province, northeastern Türkiye. Assuming the terms of the earn-in milestone payments are fulfilled ($150 million in structured cash milestone payments, linked to construction and commercial production milestones at the Hod Maden Project), SSR Mining Inc. (“SSR”) will hold a 40% operating interest, with the remaining passive ownership held by Lidya Madencilik Sanayi ve Ticaret A.S. (“Lidya”) at 30% and Horizon at 30%. SSR is now the project operator and it is anticipated that SSR will lead the development of the project to a formal construction decision and commercial production.
In October 2021, the Hod Maden Project received the final approval of the Environmental Impact Assessment for the project from the Ministry of Environment and Urbanization of Türkiye, and in November 2021, a feasibility study was released. With the approval of the Environmental Impact Assessment, the release of the feasibility study and the receipt of key permits (with the award of the final permit from the Ministry of Forestry in 2022), Hod Maden moved into the next stage of development including detailed engineering and mine design. Early-works construction activities at Hod Maden are ongoing and have been focused on site access and earthworks, power supply construction and the land expropriation process. In March 2025, SSR announced expected capital expenditure in 2025 for early-works construction at Hod Maden to be between $60 and $100 million on a 100% basis.
Horizon entered into a gold stream on Hod Maden as part of the consideration paid to acquire the asset (the “Hod Maden Gold Stream”). Under the terms of the stream, Horizon has agreed to purchase and deliver to Sandstorm 20% of all gold produced from Hod Maden (on a 100% basis) for ongoing payments of 50% of the gold spot price until 405,000 ounces of gold are delivered. Once the delivery threshold has been reached, Horizon has agreed to deliver 12% of the gold produced for the life of the mine for ongoing payments of 60% of the gold spot price.
Entrée / Oyu Tolgoi Interests (Mongolia)
Horizon has an approximate 24% equity interest in Entrée, which holds a 20% interest in the Hugo North Extension and Heruga deposits of the Oyu Tolgoi copper mine located in Mongolia.
The Hugo North Extension is a copper-gold porphyry deposit and Heruga is a copper-gold-molybdenum porphyry deposit. Both projects are located in the South Gobi Desert of Mongolia, approximately 570 kilometers south of the capital city of Ulaanbaatar and 80 kilometers north of the border with China. The Hugo North Extension and Heruga deposits are part of the Oyu Tolgoi mining complex and are managed by Oyu Tolgoi LLC, a subsidiary of Rio Tinto plc, with a 34% minority interest owned by the Government of Mongolia.
In 2021, Entrée announced the completion of an updated feasibility study on its interest in the Entrée/Oyu Tolgoi joint venture property. The updated report aligns Entrée’s disclosure with that of other Oyu Tolgoi project stakeholders on development of the first lift of the underground mine which will be mined as three panels (Panel 0, Panel 1 and Panel 2). Entrée further announced that optimization studies on Panel 1 of the underground block cave were planned (subsequently completed in the second quarter of 2023) which have the potential to further improve Lift 1 economics for the Entrée/Oyu Tolgoi joint venture.
Underground production has commenced at Oyu Tolgoi with over 124 drawbells blasted since January 2022 and the first sustainable production from the underground mine achieved in the first quarter of 2023 on the area of the mine wholly owned by Oyu Tolgoi LLC. In January 2025, Rio Tinto announced that the Oyu Tolgoi Lift 1 underground mine continues to successfully ramp-up. Oyu Tolgoi is set to become the world’s fourth largest copper mine by 2030 with the operation expected to deliver average mined copper production of approximately 500,000 tonnes per annum between 2028 and 2036.
The Lift 1 mine plan incorporates the development of three panels, and in order to reach the full sustainable production rate of 95,000 tonnes per day from the underground operations, all three panels need to be in production. The Mongolian regulatory acceptance process for Oyu Tolgoi LLC’s 2023 Oyu Tolgoi feasibility study for the Lift 1 underground mine is ongoing. The Hugo North Extension deposit on the Entrée/Oyu Tolgoi joint venture property is located at the northern portion of Panel 1.
In June 2025, Entrée announced that the Entrée/Oyu Tolgoi joint venture had paused Oyu Tolgoi Lift 1 Panel 1 underground lateral development work on the Shivee Tolgoi mining license in Mongolia. Under the 2025 Oyu Tolgoi mine plan approved by the Mineral Resources and Petroleum Authority of Mongolia (“MRPAM”), work in the Hugo North Extension deposit footprint was conditionally scheduled to commence in June 2025 but cannot proceed until the Shivee Tolgoi and Javkhlant mining licenses have been transferred from Entrée’s Mongolian subsidiary to Oyu Tolgoi LLC as manager on behalf of the Entrée/Oyu Tolgoi joint venture participants. The licenses are the subject of license transfer agreements between a subsidiary of Entrée and Oyu Tolgoi LLC that were executed following a partial final award made by an arbitration tribunal appointed in connection with Entrée’s binding arbitration proceedings against Oyu Tolgoi LLC. The parties jointly lodged the license transfer agreements and supporting documentation with the Mongolian tax authority for the assessment of tax on the transfer of the licenses in accordance with applicable laws of Mongolia. The Entrée/Oyu Tolgoi joint venture partners continue to work diligently and cooperatively with the Mongolian tax authority, however, to date no assessment has been delivered. The methodology of calculation must be confirmed by the Mongolian tax authority and taxes paid before the documentation necessary to affect the transfer of the licenses may be submitted to the MRPAM for registration. As of the date of this proxy statement, while the Entrée/Oyu Tolgoi joint venture partners remain hopeful that any delay will be brief, the parties are unable to determine how long the pause will be due to ongoing uncertainty about timing for completion of the license transfers.
Horizon is not required to contribute any further capital, exploration, or operating expenditures to Entrée and Entrée has a carried joint venture interest in the Hugo North Extension and Heruga deposits.
Human Capital
As of December 31, 2024, Horizon and its subsidiaries employed two people. Horizon has entered into a services agreement with Sandstorm for general administrative services including rent and other shared office costs. Horizon relies on its operating partners, contractors and advisors for technical, operating and development expertise related to its interests.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Horizon
The following management’s discussion and analysis of financial condition and results of operation should be read in conjunction with the accompanying financial statements of Horizon and related notes included in this proxy statement beginning on page F-1. Such financial statements have been prepared in accordance with IFRS Accounting Standards, which differ in a number of significant respects from U.S. GAAP.
The following discussion contains forward-looking statements that reflect Horizon’s plans, estimates and beliefs, including with respect to its streaming, royalty and other interests and the underlying properties. See “Cautionary Statement Regarding Forward-Looking Statements.”
Overview of Horizon’s Business
Horizon is a resource-based company that holds interests in mining assets with a focus on copper. Horizon’s material assets include the Antamina NPI, a 30% equity interest in the entity which holds the Hod Maden Project, and an approximate 24% equity stake in Entrée, which, in turn, holds interests in deposits at the Oyu Tolgoi copper mine in Mongolia. Horizon is not the operator of these assets and does not control operating decisions.
Horizon is a party to precious metals purchase agreements with Sandstorm. See “Description of Horizon’s Business” above for a description of these agreements.
Results of Operations
Results for the Years Ended December 31, 2024 and 2023

(amounts in thousands, except for per share amounts)	Years Ended
	December 31, 2024	December 31, 2023
Total revenue	$12,781	$4,054
Net loss	$(57,179)	$(23,682)
Basic loss per share	$(0.66)	$(0.29)
Diluted loss per share	$(0.66)	$(0.29)
Cash flows from (used in) operating activities	$13,196	$3,962
For the year ended December 31, 2024, net loss was $57.2 million, compared with net loss of $23.7 million for the comparable period in 2023. The increase in net loss is primarily attributable to the following:
•A non-cash fair value loss of $24.8 million on the Antamina Silver Stream obligation during the year ended December 31, 2024 compared to a non-cash fair value loss of $1.8 million in the comparable period. The non-cash fair value loss of $24.8 million during the year ended December 31, 2024 was due to an increase in forward silver prices which ranged from $29.56 to $46.08 per ounce, compared to $24.32 to $36.80 in the prior year period, and changes in the estimated timing of future silver deliveries, partially offset by an increase in the discount rate used to value the liability at the end of the period. The corresponding asset associated with the Antamina Silver Stream obligation is accounted for as a mineral property at cost less depletion and is not revalued based on increases in the forward silver price.

•A non-cash fair value loss of $26.1 million on the Hod Maden Gold Stream obligation during the year ended December 31, 2024 compared to a non-cash fair value loss of $19.1 million in the prior year period. The non-cash fair value loss of $26.1 million during the year ended December 31, 2024 was due to an increase in forward gold prices which ranged from $2,692 to $4,218 per ounce, compared to $2,111 to $3,261 per ounce in the prior year period, partially offset by an increase in the discount rate used to value the liability at the end of the period and changes in the estimated timing of future gold deliveries. The corresponding asset associated with the gold stream obligation is accounted for as an investment in associate under the equity method and is not revalued based on increases in the forward gold price.
•A non-cash gain of $3.5 million as a result of changes in the estimated timing of cash flows related to Horizon’s Antamina and Hod Maden Promissory Notes described below under “Related Party Transactions,” compared to a $9.3 million gain in the prior year.
•Depletion expense of $7.7 million during the year ended December 31, 2024 related to the Antamina NPI, compared to depletion expense of $4.5 million in the prior year, which only covered the period following the acquisition of the Antamina NPI in June 2023.
•Non-cash accretion expense related to Horizon’s Antamina and Hod Maden Promissory Notes of $11.6 million during the year ended December 31, 2024, compared to accretion expense of $8.4 million during the prior year period which primarily related to the Hod Maden Promissory Note because the Antamina Promissory Note was issued in June 2023.
Partially offset by:
•$12.8 million of revenue earned during the year ended December 31, 2024, compared to revenue of $4.1 million in the prior year period which only covered the period following the acquisition of the Antamina NPI in June 2023.
Results for the Six Months Ended June 30, 2025 and 2024

(amounts in thousands, except for per share amounts)	Six Months Ended
	June 30, 2025	June 30, 2024
Total revenue	$6,490	$7,420
Net loss	$(43,256)	$(19,819)
Basic loss per share	$(0.50)	$(0.23)
Diluted loss per share	$(0.50)	$(0.23)
Cash flows from operating activities	$2,193	$1,909
For the six months ended June 30, 2025, net loss was $43.3 million, compared with net loss of $19.8 million for the comparable period in 2024. The increase in net loss is primarily attributable to the following:
•A non-cash fair value loss of $37.2 million on the Hod Maden Gold Stream obligation during the six months ended June 30, 2025, compared to a non-cash fair value gain of $0.9 million in the prior year comparable period. The non-cash fair value loss of $37.2 million during the six months ended June 30, 2025 was primarily due to an increase in forward gold prices which ranged from $3,322 to $4,640 per ounce, compared to $2,692 to $4,218 per ounce in the prior year period, used to value the liability at the end of the period. The corresponding asset associated with the gold stream obligation is accounted for as an investment in associate under the equity method and is not revalued based on increases in the forward gold price.
•A non-cash fair value gain of $2.9 million as a result of changes in the estimated timing of cash flows related to Horizon’s Antamina and Hod Maden Promissory Notes compared to a $4.3 million gain in the prior year period.

•Horizon’s share of loss in associate was $2.8 million during the six months ended June 30, 2025, compared to $1.6 million in the comparable period, primarily related to the Entrée investment in associate.
•A $0.9 million decrease in revenue from the Antamina NPI earned during the six months ended June 30, 2025 when compared to the comparable period. The decrease in revenue was primarily driven by negative working capital adjustments and a decrease in production at Antamina during the six months ended June 30, 2025 when compared to the comparable period, partially offset by higher commodity prices.
Partially offset by:
•A non-cash fair value loss of $3.5 million on the Antamina Silver Stream obligation during the six months ended June 30, 2025, compared to a non-cash fair value loss of $20.8 million in the comparable period. The non-cash fair value loss of $3.5 million during the six months ended June 30, 2025 was primarily due to an increase in forward silver prices, which ranged from $36.17 to $52.73 per ounce, compared to $29.56 to $46.08 per ounce in the prior year period, used to value the liability at the end of the period, partially offset by changes in the estimated timing and amount of future silver deliveries based on the most recently filed technical report related to Antamina. The corresponding asset associated with the Antamina Silver Stream obligation is accounted for as a mineral property at cost less depletion and is not revalued based on changes in the forward silver price.
•A $1.6 million decrease in depletion expense during the six months ended June 30, 2025 when compared to the comparable period due to lower production with respect to the Antamina NPI.
Related Party Transactions
Sandstorm is a related party of Horizon as a result of Sandstorm having significant influence through its 34% equity interest in Horizon. As part of the consideration for Horizon’s acquisitions of the Antamina NPI and 30% equity interest in the entity that holds the Hod Maden Project, Horizon entered into the Antamina Silver Stream and Hod Maden Gold Stream described above in “Description of Horizon’s Business,” as well as promissory notes in favor of Sandstorm (“Promissory Notes”), the material terms of which are described below. Sandstorm and Horizon are also party to a revolving credit facility, the materials terms of which are described below.

Term	Antamina Promissory Note	Hod Maden Promissory Note	Sandstorm Revolving Credit Facility
Principal amount (as at June 30, 2025)	$145.1 million	$95 million	Nil(1) (undrawn availability up to $150 million)
Maturity Date	June 15, 2033	August 31, 2032	August 31, 2032
Maturity extension option	Note maturity can be extended in two-year intervals at Horizon’s option
Cash Sweep Rate(2)	100%	75% (100% if any maturity extension option is elected)	100%
Interest rate	3.0% until maturity date; SOFR + 2.5%-3.5% if any maturity extension option is elected	SOFR + 2.0%-3.5%	SOFR + 2.0%-3.5%
Interest holiday	N/A	Until January 1, 2030	N/A
(1)Subsequent to June 30, 2025, Horizon made a draw of $8 million under the revolving credit facility with Sandstorm.
(2)The cash sweep represents the amounts of excess cash flow (as defined in the note agreements) from (i) the Hod Maden Project in connection with the Hod Maden Promissory Note and Sandstorm revolving credit facility; and (ii)

the Antamina NPI in connection with the Antamina Promissory Note, which is applied to the principal amount outstanding.
The amount expected by Horizon to be settled under the Antamina Silver Stream within the 12-months following June 30, 2025 is $8.9 million. Settlements of Horizon’s stream obligations in 2026 and beyond will be based on the future production of silver (Antamina) and gold (Hod Maden).
Liquidity and Capital Resources
As of June 30, 2025, Horizon had cash and cash equivalents of $2.3 million, compared to $12.2 million as of December 31, 2024, and a working capital deficit (current assets less current liabilities) of $7.2 million, compared to working capital of $5.6 million as of December 31, 2024. Excluding the expected settlement of promissory notes and stream obligations (which are funded through proceeds from the Antamina NPI), Horizon had working capital of $6.6 million as of June 30, 2025, compared to $12.5 million as of December 31, 2024. Horizon can also access up to $30 million through a revolving credit facility with National Bank of Canada and The Bank of Nova Scotia, which also has an uncommitted accordion of up to $20 million. As of June 30, 2025, $5 million was drawn on such revolving credit facility. In addition, Horizon can access up to $150 million, in certain circumstances, under the revolving credit facility with Sandstorm described above. No amounts had been drawn under the revolving credit facility with Sandstorm as of June 30, 2025. Subsequent to the period end, Horizon made a draw of $8 million under the revolving credit facility with Sandstorm. In the opinion of Horizon’s management, Horizon’s working capital and current financial resources are sufficient for Horizon’s present requirements.
During the six months ended June 30, 2025, Horizon generated cash flows from operating activities of $2.2 million compared with cash flows from operating activities of $1.9 million during the comparable period in 2024. The cash inflows during the six months ended June 30, 2025 were primarily a result of $2.3 million of royalty revenue received from the Antamina NPI and $0.4 million of interest income offset by general and administrative expenses, compared to cash inflows in the comparable period in 2024 being generated from $1.9 million of royalty revenue received from the Antamina NPI and $0.6 million of interest income offset by general and administrative expenses.
During the year ended December 31, 2024, Horizon generated cash flows from operating activities of $13.2 million compared with cash flows from operating activities of $4.0 million during the comparable period in 2023. The cash inflows during the year ended December 31, 2024 were primarily a result of $13.0 million of royalty revenue received from the Antamina NPI and $1.3 million of interest income offset by general and administrative expenses, compared to cash inflows in the comparable period in 2023 being generated from $4.1 million of royalty revenue received from the Antamina NPI and $1.6 million of interest income offset by general and administrative and other expenses.
During the six months ended June 30, 2025, Horizon had cash outflows from investing activities of $13.9 million related to $12.9 million of shareholder loans to fund Horizon’s share of cash calls for ongoing development costs at Hod Maden and $1.0 million related to Horizon’s participation in Entrée’s private placement. During the six months ended June 30, 2024, Horizon had cash outflows from investing activities of $1.6 million related to $3.5 million of shareholder loans to fund Horizon’s share of cash calls for ongoing development costs at Hod Maden, partially offset by receipt of $1.9 million from Horizon’s receivable from Sandstorm acquired in 2022.
During the year ended December 31, 2024, Horizon had cash outflows from investing activities of $9.4 million related to $11.4 million of shareholder loans to fund Horizon’s share of cash calls for ongoing development costs at Hod Maden, partially offset by receipt of $1.9 million from Horizon’s receivable from Sandstorm acquired in 2022. During the year ended December 31, 2023, Horizon had cash outflows from investing activities of $15.9 million related to (i) $18.7 million related to the cash component of the consideration to acquire the Antamina NPI in June 2023, including related transaction costs and an adjustment related to the actual amount received in excess of the estimated Antamina NPI receivable at acquisition and (ii) a $6.4 million shareholder loan to fund Horizon’s share of cash calls for ongoing development costs at Hod Maden, partially offset by receipt of $6.4 million from Horizon’s receivable from Sandstorm acquired in 2022 and receipt of the $2.9 million Antamina NPI receivable at acquisition.
During the six months ended June 30, 2025, Horizon had net cash inflows from financing activities of $1.7 million due to a $5 million draw under Horizon’s revolving credit facility with National Bank of Canada and The Bank of Nova Scotia, partially offset by $3.2 million of Antamina Silver Stream servicing payments. During the six months ended June 30, 2024, Horizon had net cash outflows from financing activities of $4.5 million primarily from interest payments on the Antamina Promissory Note and Antamina Silver Stream servicing payments.
During the year ended December 31, 2024, Horizon had net cash outflows from financing activities of $9.8 million primarily from interest payments on the Antamina Promissory Note and Antamina Silver Stream servicing payments. During the year ended December 31, 2023, Horizon had net cash outflows from financing activities of $2.5 million primarily from $7.4 million of interest and principal repayments on the Antamina Promissory Note and Antamina Silver Stream servicing payments, partially offset by $4.9 million of proceeds from a private placement completed in April 2023.
During the six months ended June 30, 2025 it was agreed with Sandstorm to defer the interest payments on the Antamina Promissory Note due during the period to 2026. There were no principal repayments on the Antamina Promissory Note during the period. There were no principal repayments on the Antamina Promissory Note during the year ended December 31, 2024 as it was agreed with Sandstorm that the excess proceeds from the Antamina NPI could be retained and used for general corporate purposes.

The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement
The summary of the material provisions of the Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Sandstorm Arrangement Agreement, a copy of which is attached to this proxy statement as Annex A, and the Sandstorm Plan of Arrangement which is attached as Schedule A to the Sandstorm Arrangement Agreement. This summary may not contain all of the information about the Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement that is important to you. We urge you to carefully read the Sandstorm Arrangement Agreement in its entirety, including all of its schedules, as it is the legal document governing the Sandstorm Arrangement. The Sandstorm Arrangement Agreement contains representations and warranties that the parties have made to each other as of specific dates. The assertions embodied in the representations and warranties in the Sandstorm Arrangement Agreement were made solely for purposes of the Sandstorm Arrangement Agreement and the Sandstorm Arrangement and agreements contemplated thereby among the parties thereto, and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and the assertions embodied in the representations and warranties contained in the Sandstorm Arrangement Agreement (and summarized below) are qualified by information in disclosure letters provided by Sandstorm to Royal Gold and by Royal Gold to Sandstorm in connection with the signing of the Sandstorm Arrangement Agreement and by certain information contained in certain of Royal Gold’s and Sandstorm’s filings with the SEC and on SEDAR+. The disclosure letters and filings with the SEC and on SEDAR+ contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Sandstorm Arrangement Agreement. In addition, information concerning the subject matter of the representations and warranties may have changed or may change after July 6, 2025 and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. In addition, if specific material facts arise that contradict the representations and warranties in the Sandstorm Arrangement Agreement, Royal Gold or Sandstorm, as applicable, will disclose those material facts in the public filings that it makes with the SEC in accordance with, and to the extent required by, applicable law. Accordingly, the representations and warranties in the Sandstorm Arrangement Agreement, the Sandstorm Plan of Arrangement and their descriptions in this proxy statement should not be read alone, but instead should be read in conjunction with the other information contained in the reports, statements and filings Royal Gold and Sandstorm publicly file with the SEC. For more information, see the “Where You Can Find More Information” section of this proxy statement.
The Sandstorm Arrangement
The Sandstorm Arrangement Agreement provides that at the Sandstorm Effective Time, Royal Gold (through IRC) will acquire all of the issued and outstanding Sandstorm common shares in exchange for Royal Gold common stock, with Sandstorm continuing as a wholly owned subsidiary of Royal Gold. The Sandstorm Arrangement will be implemented by way of the Sandstorm Plan of Arrangement under the provisions of the BCBCA and requires approval of at least (i) 66⅔% of the votes cast by holders of Sandstorm common shares present in person or represented by proxy and entitled to vote at the Sandstorm Meeting, (ii) a simple majority of the votes cast by Sandstorm shareholders present in person or represented by proxy and entitled to vote at the Sandstorm Meeting, excluding the votes cast by Sandstorm shareholders whose votes are required to be excluded under MI 61-101, and (iii) the Court.
The Sandstorm Arrangement will become effective at the Sandstorm Effective Time on the Sandstorm Effective Date in accordance with the Sandstorm Plan of Arrangement. If the Sandstorm Final Order is

granted, and all other conditions to completion of the Sandstorm Arrangement as set out in the Sandstorm Arrangement Agreement are satisfied or waived (to the extent that such conditions are capable of being satisfied prior to the Sandstorm Effective Date and, if waived, are not prohibited from being waived), the Sandstorm Effective Date is expected to occur in the fourth quarter of 2025.
Consideration Received Pursuant to the Sandstorm Arrangement
On the Sandstorm Effective Date, each Sandstorm shareholder (other than dissenting Sandstorm shareholders) will receive 0.0625 of a share of Royal Gold common stock in exchange for each Sandstorm common share, subject to adjustment as set forth in the Sandstorm Arrangement Agreement, if applicable.
If between the date of the Sandstorm Arrangement Agreement and the Sandstorm Effective Time, either Sandstorm or Royal Gold pays any dividend or distribution on its shares, or declares a dividend or distribution with a record date prior to the Sandstorm Effective Date, other than regular quarterly dividends made in accordance with the Sandstorm Arrangement Agreement, the Sandstorm Consideration and any other dependent items will be adjusted to achieve for the Sandstorm shareholders the economic effect contemplated by the Sandstorm Arrangement Agreement and the Sandstorm Arrangement prior to the occurrence of such dividend or other distribution.
No fractional shares of Royal Gold common stock will be issued as part of the Sandstorm Arrangement. Where the aggregate number of shares of Royal Gold common stock to be issued to a Sandstorm shareholder would result in a fraction of securities of Royal Gold being issuable, the number of Royal Gold common stock to be received by such Sandstorm shareholder will be rounded to the nearest whole number of Royal Gold common stock.
Treatment of Sandstorm Equity Awards in the Sandstorm Arrangement
Sandstorm equity-based awards that are outstanding immediately prior to the Sandstorm Effective Time will be treated in accordance with the Sandstorm Plan of Arrangement and the applicable Sandstorm equity incentive plan.
Sandstorm Stock Options
Each option to purchase Sandstorm common shares outstanding immediately prior to the Sandstorm Effective Time, whether vested or unvested, will fully vest, will remain outstanding in accordance with the terms of the Sandstorm Amended and Restated Stock Option Plan (notwithstanding section 4.4 of such plan), and, following the Sandstorm Effective Time, will become exercisable to purchase from Royal Gold that number of shares of Royal Gold common stock equal to the product of (1) the number of Sandstorm common shares that were issuable upon exercise of such Sandstorm stock option immediately before the Sandstorm Effective Time, multiplied by (2) the Exchange Ratio (rounded down to the nearest whole number of shares of Royal Gold common stock), at an exercise price equal to the quotient determined by dividing (x) the exercise price per Sandstorm common share at which the applicable Sandstorm stock option was exercisable immediately prior to the Sandstorm Effective Time, by (y) the Exchange Ratio (rounded up to the nearest whole cent).
Royal Gold agreed under the Sandstorm Arrangement Agreement that, to the extent Royal Gold deems it necessary, on or as promptly as practicable following the Sandstorm Effective Date, Royal Gold will file a registration statement on Form S-8 under the Securities Act with the SEC to register the issuance of the Royal Gold common stock issuable upon exercise of the Sandstorm stock options. As a result of such registration under the Securities Act, Royal Gold common stock received upon exercise of Sandstorm stock options after filing the registration statement on Form S-8 by holders in the United States or who are U.S. persons, as applicable, will be freely transferable by such holders that are not, and have not been for the preceding 90 days, affiliates of Royal Gold, as such term is defined in Rule 144.

Sandstorm Restricted Share Rights
Each Sandstorm restricted share right outstanding immediately prior to the Sandstorm Effective Time, whether vested or unvested, will be deemed to be fully vested and will be settled by Sandstorm at the Sandstorm Effective Time for Sandstorm common shares (less any applicable withholdings), following which, each such Sandstorm common share will be transferred to IRC in exchange for the Sandstorm Consideration.
Sandstorm Performance Share Rights
Each Sandstorm performance share right outstanding immediately prior to the Sandstorm Effective Time will fully vest and will be transferred to Sandstorm in exchange for a cash payment from Sandstorm equal to the fair market value (as defined in the Sandstorm Performance Share Plan) of one Sandstorm common share on the last trading day before the Sandstorm Effective Date multiplied by 200%, being the payout percentage applicable to the Sandstorm performance share rights, less any applicable withholdings.
Dissent Rights of Sandstorm Shareholders
A registered Sandstorm shareholder may exercise rights of dissent with respect to all (but not less than all) of the Sandstorm common shares held by such Sandstorm shareholder pursuant to Division 2 of Part 8 of the BCBCA, as modified by the Sandstorm Interim Order, the Sandstorm Final Order and the Sandstorm Plan of Arrangement. A Sandstorm shareholder validly exercising, and not validly withdrawing, dissent rights will be entitled to be paid the fair value of the Sandstorm common shares held by such Sandstorm shareholder, which fair value will be the fair value of such Sandstorm common shares determined as of the close of business on the day immediately before the approval of the Sandstorm Arrangement Resolution. All payment of any kind in settlement or satisfaction of the rights of any Sandstorm shareholder exercising dissent rights will be made by IRC. Sandstorm shareholders exercising their dissent rights shall be deemed not to have participated in the Sandstorm Arrangement and will be deemed to have transferred and assigned such dissent shares, free and clear of any liens, to IRC pursuant to the Sandstorm Plan of Arrangement.
None of the following will be entitled to exercise dissent rights: (i) a person who is not a registered holder of Sandstorm common shares as of the record date for the Sandstorm Meeting and as of the deadline for exercising dissent rights, (ii) Sandstorm shareholders who vote or have instructed a proxyholder to vote their Sandstorm common shares in favor of the Sandstorm Arrangement Resolution, (iii) a holder of Sandstorm incentive awards in respect of such incentive awards, or (iv) a Sandstorm shareholder who has not complied with the dissent right procedures or who withdrew such exercise prior to the Sandstorm Effective Time.
Deposit of Sandstorm Consideration
Royal Gold and Sandstorm expect to appoint Computershare Investor Services Inc. to act as depositary to handle the exchange of Sandstorm common shares for shares of Royal Gold common stock. Following receipt by Sandstorm of the Sandstorm Final Order and at least one business day prior to the Sandstorm Effective Date, Royal Gold will deposit in escrow or cause to be deposited in escrow sufficient shares of Royal Gold common stock to satisfy the Sandstorm Consideration payable pursuant to the Sandstorm Arrangement.
Upon surrender to the depositary for cancellation of a certificate or a direct registration statement advice (“DRS Advice”) which immediately prior to the Sandstorm Effective Time represented outstanding Sandstorm common shares that were transferred pursuant to the Sandstorm Arrangement, together with a duly completed and executed letter of transmittal and any such additional documents and instruments as the depositary or Royal Gold may reasonably require, the registered holder of such Sandstorm common shares represented by such surrendered certificate or DRS Advice will be entitled to receive the corresponding Sandstorm Consideration, less any amounts withheld pursuant to the Sandstorm Plan of Arrangement, and any certificate or DRS Advice so surrendered will be cancelled.
After the Sandstorm Effective Time and until surrendered for cancellation, each certificate or DRS Advice that immediately prior to the Sandstorm Effective Time represented one or more outstanding Sandstorm common shares (other than Sandstorm common shares held by dissenting Sandstorm shareholders) will be deemed at all times to represent only the right to receive in exchange therefor the Sandstorm Consideration that the holder of such certificate or DRS Advice is entitled to receive in accordance with the Sandstorm Arrangement, less any amounts withheld pursuant to the Sandstorm Plan of Arrangement.
Efforts to Obtain Required Sandstorm Shareholder Approval
Sandstorm is required to duly call, give notice of, convene and conduct the Sandstorm Meeting in accordance with the Sandstorm Interim Order, Sandstorm’s constating documents and applicable laws, using commercially reasonable efforts to convene and conduct the Sandstorm Meeting as soon as practicable, and in any event, within 45 days of the receipt of the clearance of this proxy statement by the SEC. Sandstorm will cooperate with Royal Gold to schedule and convene the Sandstorm Meeting on the same date and time as the Special Meeting and the Horizon Meeting.
Sandstorm may not adjourn, postpone or cancel the Sandstorm Meeting except (i) as required by applicable laws, (ii) as required for quorum purposes (in which case the Sandstorm Meeting will be adjourned or postponed and not cancelled) for up to ten days following the prior-scheduled date but no later than the fifth business day preceding the Sandstorm Outside Date, (iii) for up to six business days if the Sandstorm Meeting is scheduled to occur during the Sandstorm Matching Period (as described below under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation”), (iv) for up to 15 business days following delivery of a notice from a party to the other party of its intent to terminate the Sandstorm Arrangement Agreement because of breaches of covenants, representations and warranties or other matters giving rise to such termination right, but not later than the fifth business day preceding the Sandstorm Outside Date, or (v) with Royal Gold’s prior written consent.
Unless the Sandstorm Board of Directors has changed its recommendation regarding the Sandstorm Arrangement as permitted under the Sandstorm Arrangement Agreement, Sandstorm has agreed that it will solicit proxies in favor of the Sandstorm Arrangement Resolution and against any resolution submitted by any Sandstorm shareholder (unless otherwise consented to by Royal Gold) and include in its circular the recommendation of the Sandstorm Board of Directors to the Sandstorm shareholders that they vote in favor of the Sandstorm Arrangement Resolution.
Efforts to Obtain Required Royal Gold Stockholder Approval
Royal Gold is required to duly call, give notice of, convene and conduct the Special Meeting in accordance with Royal Gold’s constating documents and applicable laws, using commercially reasonable efforts to convene and conduct the Special Meeting as soon as practicable, and in any event, within 45 days of the receipt of the clearance of this proxy statement by the SEC. Royal Gold will cooperate with Sandstorm to schedule and convene the Special Meeting on the same date and time as the Sandstorm Meeting and the Horizon Meeting.
Royal Gold may not adjourn, postpone or cancel the Special Meeting except (i) as required by applicable laws, (ii) as required for quorum purposes (in which case the Special Meeting will be adjourned or postponed and not cancelled) for up to ten days following the prior-scheduled date but no later than the fifth business day preceding the Sandstorm Outside Date, (iii) for up to 15 business days following delivery of a notice described below under “—Termination of the Sandstorm Arrangement Agreement—Notice and Cure,” but not later than the fifth business day preceding the Sandstorm Outside Date, or (iv) with Sandstorm’s prior written consent.
Unless the Royal Gold Board of Directors has changed its recommendation regarding the Sandstorm Arrangement as permitted under the Sandstorm Arrangement Agreement, Royal Gold has agreed that it will solicit proxies in favor of the Stock Issuance Proposal and against any resolution submitted by any Royal Gold stockholder (unless otherwise consented to by Sandstorm) and include in the proxy statement the unanimous recommendation of the Royal Gold Board of Directors to the Royal Gold stockholders that they vote in favor of the Stock Issuance Proposal.

Final Court Approval
After the Sandstorm Interim Order has been obtained, the Sandstorm shareholders have approved the Sandstorm Arrangement and the Royal Gold stockholders have approved the Stock Issuance Proposal, Sandstorm is required to pursue an application for the Sandstorm Final Order pursuant to Section 291 of the BCBCA as soon as reasonably practicable, but in any event within four business days after the Sandstorm Requisite Shareholder Approval and Royal Gold Stockholder Approval are obtained. The Court will consider, among other things, the procedural and substantive fairness of the terms and conditions of the Sandstorm Arrangement to the Sandstorm shareholders.
Corporate Governance
Royal Gold has not entered into any agreement or understanding with Sandstorm regarding changes to the Royal Gold Board of Directors or management, and no changes to the composition of the Royal Gold Board of Directors or management are contemplated in connection with the Sandstorm Arrangement.
Representations and Warranties
The Sandstorm Arrangement Agreement contains certain representations and warranties of Sandstorm relating to the following: organization and qualification; authority relative to the Sandstorm Arrangement Agreement; no conflicts; required filings and consent; subsidiaries; ownership of Horizon common shares; strategic review assets; compliance with laws and constating documents; authorizations; capitalization and listing; shareholder and similar agreements; reporting issuer status; reports; stock exchange matters; financial statements; auditors; no undisclosed liabilities; real property; operational matters; royalty and stream interests; scientific and technical information; employment matters; absence of certain changes or events; litigation; intellectual property; taxes; books and records; insurance; benefit plans; non-arm’s length transactions; material contracts; standstill agreements; whistleblower reporting; restrictions on business activities; brokers; corrupt practices legislation; sanctions; modern slavery; trade laws; bankruptcy; privacy and security; and certain matters related to MI 61-101.
The Sandstorm Arrangement Agreement also contains certain representations and warranties of Royal Gold and, in certain cases, IRC relating to the following: organization and qualification; authority relative to the Sandstorm Arrangement Agreement; no conflict; required filings and consent; subsidiaries; compliance with laws and constating documents; authorizations; capitalization and listing; shareholder and similar agreements; reporting issuer status; reports; stock exchange matters; financial statements; no undisclosed liabilities; royalty and stream interests; scientific and technical information; absence of certain changes or events; litigation; taxes; non-arm’s length transactions; material contracts; whistleblower reporting; brokers; corrupt practices legislation; sanctions; trade laws; antitakeover statutes; bankruptcy; and the Investment Canada Act.
Certain of the representations and warranties of Sandstorm, Royal Gold and IRC, as applicable, are qualified by the disclosure letter provided by Sandstorm to Royal Gold or by the disclosure letter provided by Royal Gold to Sandstorm, as applicable. Certain of the representations and warranties of Sandstorm, Royal Gold and IRC, as applicable, are also qualified as to “materiality” or “material adverse effect.” For purposes of the Sandstorm Arrangement Agreement, the term “material adverse effect” means, with respect to either Royal Gold or Sandstorm, as applicable, any one or more changes, effects, events, occurrences or states of fact or circumstance, either individually or in the aggregate, that (i) prevents, materially delays or materially impairs, or would reasonably be expected to prevent, materially delay or materially impair, the ability of such party or its subsidiaries to consummate the transactions contemplated by the Sandstorm Arrangement Agreement, or (ii) is, or would reasonably be expected to be, material and adverse to the business, results of operations or condition (financial or otherwise) of such party and its subsidiaries, taken as a whole, except for any such change, effect, event, occurrence or state of facts or circumstance resulting or arising from or relating to:

•the announcement or execution of the Sandstorm Arrangement Agreement or the implementation of the transactions contemplated thereby (including the impact of any of the foregoing on the relationships, contractual or otherwise, of the party with customers, suppliers, service providers and employees), other than with respect to any representation or warranty meant to address the consequences resulting from the execution and delivery of the Sandstorm Arrangement Agreement or the consummation of the transactions or performance of the obligations thereunder;
•any change in the market price or trading volume of any securities of the party;
•the failure of the party to meet any internal or published projections, forecasts, guidance, budgets, or estimates of revenues, earnings, cash flow or other financial performance or results of operations for any period;
•any change affecting the mining industry as a whole;
•any change (on a current or forward basis) in the price of metals or any changes in commodity prices or general market prices affecting the mining industry generally;
•general political, economic, financial, currency exchange, inflation, interest rates, securities or commodity market conditions including the imposition, adjustment or revocation of tariffs;
•any change or prospective change after the date of the Sandstorm Arrangement Agreement in IFRS (in the case of Sandstorm) or U.S. GAAP (in the case of Royal Gold), or changes or prospective changes in regulatory accounting requirements applicable to the industries in which the party conducts business;
•the commencement, continuation or escalation of any war, armed hostilities or acts of terrorism;
•the occurrence of any cyber-attack or data breach, other than a cyber-attack that is primarily directed at (or a data breach that primarily involves) the party or any of its subsidiaries;
•any general outbreak of illness, pandemic (including COVID-19 or derivatives or variants thereof), epidemic, national health emergency, forced quarantine, lockdown or similar event, or the worsening thereof;
•any natural disaster, including any hurricane, flood, tornado, earthquake, forest fire, weather-related event or man-made natural disaster; or
•any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable law of and by any Governmental Entity (including with respect to taxes);
provided, however, that if with respect to all but the first three bullet points above, any such change, effect, event, occurrence or state of facts or circumstance has a disproportionate effect on the party and its subsidiaries, taken as a whole, compared to other entities that own and manage mining royalty and streaming interests, the disproportionate change, effect, event, occurrence or state of facts or circumstance may be taken into account in determining whether a material adverse effect has occurred, and references in the Sandstorm Arrangement Agreement to dollar amounts are not intended to be illustrative or interpretive for the purposes of determining whether a “material adverse effect” has occurred.
The representations and warranties of Royal Gold and Sandstorm contained in the Sandstorm Arrangement Agreement will not survive the completion of the Sandstorm Arrangement and will expire and be terminated on the earlier of the Sandstorm Effective Time and the date on which the Sandstorm Arrangement Agreement is terminated in accordance with its terms.

Covenants
Sandstorm, Royal Gold and IRC have agreed to certain covenants between the date of the Sandstorm Arrangement Agreement and the earlier of the Sandstorm Effective Time and the termination of the Sandstorm Arrangement Agreement. A brief summary of certain covenants of each party is provided below.
Covenants of Sandstorm Relating to the Conduct of Business
Sandstorm has covenanted and agreed that, during the period from the date of the Sandstorm Arrangement Agreement until the earlier of the Sandstorm Effective Time and the termination of the Sandstorm Arrangement Agreement in accordance with its terms, except (i) as required by law, (ii) with the prior written consent of Royal Gold (not to be unreasonably withheld, conditioned or delayed), (iii) as set out in the disclosure letter provided by Sandstorm to Royal Gold, or (iv) as otherwise expressly contemplated or permitted by the Sandstorm Arrangement Agreement or the Sandstorm Plan of Arrangement:
•Sandstorm will, and will cause each of its subsidiaries to, conduct its and their respective businesses in, not take any action except in, and maintain and preserve its and their respective assets, contractual rights (including under its royalty and stream agreements), facilities, books and records in, the ordinary course and will use commercially reasonable efforts to maintain and preserve in all material respects its and their present business organization, operations, assets, contractual rights (including under its royalty and stream agreements), properties and goodwill, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships consistent with past practice with joint venture partners, suppliers, distributors, counterparties under its royalty and stream agreements, employees and Governmental Entities having business relationships with them;
•Sandstorm will, subject to compliance with applicable laws, cooperate with and keep Royal Gold reasonably informed regarding Sandstorm’s business and operations, including through meetings with Royal Gold, and will provide such other access to its officers, employees, agents, properties, books and records as Royal Gold may reasonably request, including by providing Royal Gold with a reasonable opportunity to access and discuss material information or other technical information with respect to Sandstorm’s royalty and stream interests and underlying mineral properties, and by facilitating business integration planning; provided, however, that Sandstorm will not be required to provide Royal Gold with any information that would (i) violate any obligations of Sandstorm or any of its subsidiaries with respect to confidentiality to any third party, or otherwise breach, contravene or violate any contract to which Sandstorm or any of its subsidiaries is a party, or (ii) breach, contravene or violate any applicable law;
•without limiting the generality of the first bullet point above:
•Sandstorm will not, and will not permit any of its subsidiaries to, directly or indirectly, sell, lease, dispose of, license, permit a lien (other than a permitted lien for Sandstorm as specified in the Sandstorm Arrangement Agreement) to be created on or agree to sell, dispose of, license, permit a lien (other than a permitted lien for Sandstorm as specified in the Sandstorm Arrangement Agreement) to be created on or otherwise transfer (other than through the creation of a permitted lien for Sandstorm as specified in the Sandstorm Arrangement Agreement) any royalty and stream interest or in any interest in a royalty and stream interest;
•Sandstorm will comply (and cause its subsidiaries to comply) with its material obligations under its principal royalty and stream agreements, and comply with its obligations under its non-principal royalty and stream agreements except where such non-compliances with non-principal royalty and stream agreements would not individually or in the aggregate materially and adversely impact Sandstorm and its subsidiaries;
•Sandstorm will not, and will not permit any of its subsidiaries to, directly or indirectly, alter, amend or otherwise modify or supplement, or waive any material provision of a principal royalty and stream agreement, or any provision of a non-principal royalty and stream agreement except where such alterations, amendments, modifications, supplements or waivers of non-principal royalty and stream agreements would not individually or in the aggregate materially and adversely impact Sandstorm and its subsidiaries;
•Sandstorm will not, and will not permit any of its subsidiaries to, directly or indirectly take or omit to take any action, or cause or permit any of its subsidiaries to take or omit to take any action, which would cause any loss or diminishment of any of its contractual rights under any royalty and stream agreement, except as would not individually or in the aggregate materially and adversely impact Sandstorm and its subsidiaries;
•without limiting the generality of the first bullet point above, Sandstorm will not, and will not permit any of its subsidiaries to, directly or indirectly:
•other than as required by the terms of any Sandstorm equity incentive plan or written employment agreement, issue, sell, grant, award, pledge, dispose of, or permit a lien (other than a permitted lien for Sandstorm as specified in the Sandstorm Arrangement Agreement) to be created, or agree to issue, sell, grant, award, pledge, dispose of, or permit a lien (other than a permitted lien for Sandstorm as specified in the Sandstorm Arrangement Agreement) to be created, on any Sandstorm common shares, or other equity or voting interests or any options, stock appreciation rights, warrants, calls, conversion or exchange privileges or rights of any kind to acquire (whether on exchange, exercise, conversion or otherwise) any Sandstorm common shares or other equity or voting interests or other securities or any shares of its subsidiaries, other than pursuant to the exercise or settlement of any Sandstorm incentive awards that were outstanding as of the date of the Sandstorm Arrangement Agreement;
•amend or propose to amend the notice of articles, articles or other constating documents of Sandstorm and its subsidiaries or the terms of any securities of Sandstorm or any of its subsidiaries;
•declare, accrue, set aside or pay any dividend or make any other distribution to Sandstorm shareholders (whether in cash, securities or property or any combination thereof) in respect of any Sandstorm common shares or the securities of any of its subsidiaries, other than regular quarterly dividends not exceeding C$0.02 per share per quarter and certain permitted share dividends;
•other than in connection with any Sandstorm Pre-Acquisition Reorganization, split, consolidate or reclassify any outstanding Sandstorm common shares or the securities of any of its subsidiaries or undertake any other capital reorganization other than a certain permitted share consolidations that accompany matching share dividends;
•redeem, purchase or offer to purchase any Sandstorm common shares or other securities of Sandstorm or any shares or other securities of its subsidiaries, other than (i) in connection with any Sandstorm Pre-Acquisition Reorganization, (ii) pursuant to any share redemption or repurchase program of Sandstorm disclosed in the Sandstorm disclosure letter, and (iii) pursuant to the settlement of any Sandstorm incentive awards that were outstanding as of the date of the Sandstorm Arrangement Agreement, in each case in accordance with their terms and except as may be required in connection with a Sandstorm Pre-Acquisition Reorganization;
•except in connection with a Sandstorm Pre-Acquisition Reorganization, reorganize, amalgamate or merge Sandstorm or any of its subsidiaries with any other person;
•except in connection with a Sandstorm Pre-Acquisition Reorganization, reduce the stated capital of the shares of Sandstorm or of any of its subsidiaries;
•sell, lease, dispose of, license, permit a lien (other than a permitted lien for Sandstorm as specified in the Sandstorm Arrangement Agreement) to be created on or agree to sell, dispose of, license, permit a lien (other than a permitted lien for Sandstorm as specified in the Sandstorm Arrangement Agreement) to be created on or otherwise transfer (other than through the creation of a permitted lien for Sandstorm as specified in the Sandstorm Arrangement Agreement) any other Sandstorm assets or in any interest in any other Sandstorm assets;
•acquire (by merger, consolidation, acquisition of stock or assets or otherwise) or agree to acquire, directly or indirectly, in one transaction or in a series of related transactions, any person, or make any investment or agree to make any investment (by purchase of shares or securities, contributions of capital (other than to wholly-owned subsidiaries), property transfer, purchase of any property or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, in any person, other than acquisitions of assets, equipment and supplies in the ordinary course with a value that does not exceed $20 million (in the aggregate), excluding certain capital expenditures permitted under the Sandstorm Arrangement Agreement;
•incur, create, assume or otherwise become liable for any indebtedness for borrowed money or any other material liability or obligation or issue any debt securities, or guarantee or otherwise become responsible for, the obligations of any other person or make any loans or advances to any person that is not a subsidiary of Sandstorm in excess of $20 million (in the aggregate), except in connection with ordinary course working capital needs (including, without limitation, the indebtedness incurred or to be incurred under Sandstorm credit facility);
•adopt a plan of liquidation or resolutions providing for the winding-up, liquidation or dissolution of Sandstorm or any of its subsidiaries;
•pay, discharge, settle, satisfy, compromise, waive, assign or release any material claims, liabilities or obligations prior to the same becoming due, other than (i) the payment, discharge or satisfaction of liabilities reflected or reserved against in Sandstorm’s financial statements or incurred in the ordinary course, (ii) for an aggregate amount of no greater than $5 million, or (iii) payment of any fees related to the Sandstorm Arrangement;
•waive, release, grant, transfer, exercise, modify or amend in any material respect, other than in the ordinary course, any material authorization, lease, concession, contract or other document (excluding any of Sandstorm’s royalty and stream agreements, which are governed under the third bullet point above);
•take any action or fail to take any action which action or failure to act would result in the material loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension, revocation or limitation of rights under, any material authorizations necessary to conduct its businesses as now conducted or planned to be conducted;
•other than (i) as required by the terms of Sandstorm equity incentive plans in the ordinary course, (ii) in accordance with the Sandstorm Arrangement Agreement or the Sandstorm Plan of Arrangement, or (iii) as is necessary to comply with applicable laws or the current terms of any contracts or Sandstorm benefit plans:
•grant to any Sandstorm employee an increase in compensation in any form, or grant any general salary increase (other than base salary increases for Sandstorm employees in the ordinary course);
•make any loan to any Sandstorm employee (other than expense reimbursements in the ordinary course);
•take any action with respect to the grant of any severance, retention, change of control or bonus (or other payment that would be triggered by the transactions contemplated in the Sandstorm Arrangement Agreement) to, or enter into any employment agreement, deferred compensation or other similar agreement (or amend any such existing agreement) with, any Sandstorm employee, former Sandstorm employee, director, officer, contractor, former contractor or agent of Sandstorm or any of its subsidiaries, or to any other person;
•increase any benefits payable under any existing severance or termination pay policies or employment agreements, or adopt or materially amend or make any contribution to any Sandstorm benefit plan or other bonus, profit sharing, option, pension, retirement, deferred compensation, insurance, incentive compensation, compensation or other similar plan, agreement, trust, fund or arrangement for the benefit of directors or Sandstorm employees or former directors or former Sandstorm employees;
•adopt, enter into, establish, modify, amend or terminate any Sandstorm benefit plan or any benefit plan, program, policy, practice, program, agreement, arrangement, or undertaking that would be a Sandstorm benefit plan if in effect as of the date of the Sandstorm Arrangement Agreement;
•increase bonus levels or other benefits payable to any director or executive officer;
•provide for accelerated vesting, removal of restrictions or an exercise of any stock-based or stock-related awards (including Sandstorm stock options);
•establish, adopt or amend (except as required by applicable law) any collective bargaining agreement or similar agreement;
•hire or engage, or amend the terms of employment or engagement of, any Sandstorm employee or independent contractor with total annual salaries or fees for services (as applicable) exceeding $250,000 (other than to replace any existing Sandstorm employee or dependent or independent contractor performing a similar function on substantially similar annual salaries or fees for services, as applicable); or
•terminate the employment or engagement of any Sandstorm employees (vice president or above), directors or other material service providers (other than for cause);
•save and except in connection with the termination of Sandstorm credit facility pursuant to the Sandstorm Arrangement Agreement, enter into or terminate any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or other financial instruments or like transaction other than in the ordinary course;
•materially change the business carried on by Sandstorm and its subsidiaries, as a whole;
•amend its accounting policies or adopt new accounting policies, except as required by concurrent changes in IFRS;
•knowingly take any action or knowingly permit any inaction or knowingly enter into any transaction (other than the implementation and fulfillment of a Sandstorm Pre-Acquisition Reorganization and actions taken in the ordinary course) that would have the effect of preventing Royal Gold or a subsidiary of Royal Gold from obtaining a tax cost “bump,” otherwise available, pursuant to paragraphs 88(1)(c) and (d) of the Income Tax Act (Canada) in respect of the non-depreciable capital property owned by Sandstorm or a subsidiary of Sandstorm for the purposes of the Income Tax Act (Canada) upon an amalgamation with Sandstorm or such subsidiary or a winding-up of Sandstorm or such subsidiary into Royal Gold or a subsidiary of Royal Gold (or successor by amalgamation to Royal Gold or a subsidiary of Royal Gold);

•enter into any contract or series of contracts resulting in a new contract or series of related new contracts having a term in excess of 12 months and that would not be terminable by Sandstorm or its subsidiaries upon notice of 90 days or less from the date of the relevant contract, or that would impose financial obligations on Sandstorm or any of its subsidiaries in excess of $20 million (in the aggregate) or would otherwise be a material contract;
•(i) alter, amend or otherwise modify or supplement, or waive any material contract with Horizon (save for non-material amendments); (ii) with respect to any material contract to which Horizon is not party and which is not a principal royalty and stream agreement, alter, amend, or otherwise modify or supplement or waive any material provision or condition of, any such material contract (other than Sandstorm credit facility pursuant to the terms of the Sandstorm Arrangement Agreement); (iii) enter into any new standstill agreement; or (iv) alter, amend or otherwise modify or supplement, or waive, any indemnity or payment agreement of Sandstorm or its subsidiaries;
•incur any capital expenditures or enter into any agreement obligating Sandstorm or its subsidiaries to provide for future capital expenditures involving payments in excess of $5 million (in the aggregate), other than expenditures pursuant to existing commitments;
•cause or permit any subsidiary of Sandstorm to take any action which would render, or which would reasonably be expected to render, any representation or warranty made by Sandstorm in the Sandstorm Arrangement Agreement untrue or inaccurate in any material respect (disregarding for this purpose all materiality or material adverse effect qualifications contained therein);
•commence, as plaintiff, any legal proceeding before a Governmental Entity that would reasonably be expected to prevent or delay the consummation of the transactions contemplated by the Sandstorm Arrangement Agreement;
•alter, amend or otherwise modify or supplement, or waive any material provision of certain strategic review assets, including any settlement, waiver, amendment, restructuring, or deferment of the maturity date of amounts payable thereunder; or
•take any action or fail to take any action which action or failure to act would result in Sandstorm and any of its subsidiaries to, whether individually or jointly with any associates, affiliates, or other persons, hold more than 19.99% of the total outstanding common shares in the capital of a certain strategic review party on a non-diluted basis;
•Sandstorm will not terminate, let lapse or amend or modify any insurance policy maintained by Sandstorm and its subsidiaries; and except as contemplated by the Sandstorm Arrangement Agreement, Sandstorm will use its commercially reasonable efforts to cause its and its subsidiaries’ current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect, provided that, subject to an exception for a customary “tail” policy, neither Sandstorm nor any of its subsidiaries will obtain or renew any insurance (or re-insurance) policy for a term exceeding 12 months;
•Sandstorm and each of its subsidiaries will:
•duly and timely file all tax returns required to be filed by it on or after the date of the Sandstorm Arrangement Agreement and all such tax returns will be true, complete and correct in all material respects;
•timely deduct, withhold, collect, remit and pay all taxes which are required to be deducted, withheld, collected, remitted or paid by it to the extent due and payable;

•not make, change or rescind any material election, information return or designation relating to taxes, except as may be required by applicable laws;
•not make a request for a tax ruling, voluntarily disclose any potential or actual tax issue to any taxing authority, or enter into or amend any agreement with any taxing authorities, or consent to any extension or waiver of any limitation period with respect to taxes;
•not settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes affecting Sandstorm or any of its subsidiaries (other than the payment, discharge or satisfaction of liabilities reflected in or reserved against in the audited consolidated financial statements of Sandstorm for the year ended December 31, 2024);
•not surrender any right to claim any abatement, reduction, deduction, exemption, credit or refund in respect of taxes;
•not enter into any tax sharing agreement;
•terminate all tax sharing agreements without further liability to Royal Gold, Sandstorm, or its subsidiaries following the Sandstorm Effective Time;
•not amend any tax return or change any of its methods or periods of reporting income, deductions or accounting for income tax purposes from those employed in the preparation of its income tax return for the tax year ended December 31, 2024, except as may be required by applicable laws;
•keep Royal Gold reasonably informed of any events, discussions, correspondence or other action with respect to any tax audit, investigation or assessment (other than ordinary course communications which could not reasonably be expected to be material to Sandstorm and its subsidiaries); and
•Sandstorm will not authorize, agree or otherwise commit to do any of the matters prohibited by the foregoing.
Covenants of Royal Gold and IRC Relating to the Conduct of Business
Each of Royal Gold and IRC has covenanted and agreed that, during the period from the date of the Sandstorm Arrangement Agreement until the earlier of the Sandstorm Effective Time and the termination of the Sandstorm Arrangement Agreement in accordance with its terms, except (i) as required by law, (ii) with the prior written consent of Sandstorm (not to be unreasonably withheld, conditioned or delayed), (iii) as set out in the disclosure letter provided by Royal Gold to Sandstorm, or (iv) as otherwise expressly contemplated or permitted by the Sandstorm Arrangement Agreement or the Sandstorm Plan of Arrangement:
•it will, and will cause each of its subsidiaries to, conduct its and their respective businesses in, not take any action except in, and maintain and preserve its and their respective assets, contractual rights (including under its royalty and stream agreements), facilities, books and records in the ordinary course and will use commercially reasonable efforts to, maintain and preserve in all material respects its and their present business organization, operations, assets, contractual rights (including under its royalty and stream agreements), properties and goodwill, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships consistent with past practice with suppliers, distributors, counterparties under its royalty and stream agreements, employees and Governmental Entities having business relationships with them;
•without limiting the generality of the first bullet point above:
•Royal Gold will not, and will not permit any of its subsidiaries to, directly or indirectly, sell, lease, dispose of, license, permit a lien (other than a permitted lien for Royal Gold as specified in the Sandstorm Arrangement Agreement) to be created on or agree to sell, dispose of, license, permit a lien (other than a permitted lien for Royal Gold as specified in the

Sandstorm Arrangement Agreement) to be created on or otherwise transfer (other than through the creation of a permitted lien for Royal Gold as specified in the Sandstorm Arrangement Agreement) any royalty and stream interest or in any interest in a royalty and stream interest;
•Royal Gold will comply (and cause its subsidiaries to comply) with its material obligations under its principal royalty and stream agreements, and comply with its obligations under its non-principal royalty and stream agreements except where such non-compliances with non-principal royalty and stream agreements would not individually or in the aggregate materially and adversely impact Royal Gold and its subsidiaries;
•Royal Gold will not, and will not permit any of its subsidiaries to, directly or indirectly, alter, amend or otherwise modify or supplement, or waive any material provision of a principal royalty and stream agreement, or any provision of a non-principal royalty and stream agreement except where such alterations, amendments, modifications, supplements or waivers of non-principal royalty and stream agreements would not individually or in the aggregate materially and adversely impact Royal Gold and its subsidiaries;
•Royal Gold will not, and will not permit any of its subsidiaries to, directly or indirectly take or omit to take any action, or cause or permit any of its subsidiaries to take or omit to take any action, which would cause any loss or diminishment of any of its contractual rights under any royalty and stream agreement, except as would not individually or in the aggregate materially and adversely impact Royal Gold and its subsidiaries;
•without limiting the generality of the first bullet point above, Royal Gold will not, and will not permit any of its subsidiaries to, directly or indirectly:
•issue, sell, grant, award, pledge, dispose of, or permit a lien (other than a permitted lien for Royal Gold as specified in the Sandstorm Arrangement Agreement) to be created on, or agree to issue, sell, grant, award, pledge, dispose of, or permit a lien (other than a permitted lien for Royal Gold as specified in the Sandstorm Arrangement Agreement) to be created, any shares of Royal Gold common stock, other than: (i) pursuant to the exercise or settlement of any incentive awards that were outstanding as of the date of the Sandstorm Arrangement Agreement in accordance with their terms or as required by the terms of a Royal Gold incentive plan; (ii) Royal Gold’s incentive awards that are issued in the ordinary course (including pursuant to the exercise or settlement of any such awards); or (iii) issuance of shares of Royal Gold common stock in connection with the acquisition of securities or assets of one or more third parties, provided that the aggregate number of shares of Royal Gold common stock issued in respect of all such transactions, individually or in the aggregate, will not exceed 2% of shares of Royal Gold common stock issued and outstanding at the date of the Sandstorm Arrangement Agreement;
•amend or propose to amend the articles, bylaws or other constating documents of IRC or Royal Gold or the terms of any securities of IRC or Royal Gold;
•split, consolidate or reclassify any shares of Royal Gold common stock or undertake any other capital reorganization, or declare, accrue, set aside or pay any dividend or other distribution to Royal Gold stockholders (whether in cash, securities or property or any combination thereof) in respect of any shares of Royal Gold common stock, other than regular quarterly dividends consistent with past practice (subject to periodic increases to the declared dividend in such amounts as are consistent with past practice) and the declaration and issuance of rights in connection with a shareholder rights plan, stockholder rights agreement or similar “poison pill” adopted, renewed, amended or terminated by Royal Gold in a manner that (i) does not prevent or materially delay consummation of the Sandstorm Arrangement and (ii) “grandfathers” persons who are Sandstorm shareholders at the time of such declaration and issuance, adoption, renewal, amendment or termination, if and as necessary to ensure such Sandstorm shareholders are not adversely impacted (in comparison to a Royal Gold stockholder) by such declaration and issuance of rights, adoption, renewal, amendment or termination;
•reorganize, amalgamate or merge Royal Gold or any of its subsidiaries with any other person, other than any internal reorganizations between Royal Gold and its subsidiaries;
•reduce the stated capital of shares of Royal Gold common stock;
•acquire (by merger, consolidation, acquisition of stock or assets or otherwise) or agree to acquire, directly or indirectly, in one transaction or in a series of related transactions, any person, or make any investment or agree to make any investment (by purchase of shares or securities, contributions of capital (other than to wholly-owned subsidiaries), property transfer, purchase of any property or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, in any person, other than acquisitions (i) in the ordinary course or (ii) where the value of such acquisitions, investments, contributions of capital, property transfers or purchases does not exceed $500 million;
•adopt a plan of liquidation or resolutions providing for the winding-up, liquidation or dissolution of IRC or Royal Gold;
•materially change the business carried on by Royal Gold and its subsidiaries, as a whole;
•waive, release, grant, transfer, exercise, modify or amend in any material respect, other than in the ordinary course, any material authorization, lease, concession, contract or other document (excluding any of Royal Gold’s royalty and stream agreements, which are governed under the second bullet point above);
•commence, as plaintiff, any legal proceeding before a Governmental Entity that could reasonably be expected to prevent or delay the consummation of the transactions contemplated by the Sandstorm Arrangement Agreement;
•cause or permit any subsidiary of Royal Gold to take any action which would render, or which reasonably may be expected to render, any representation or warranty made by Royal Gold in the Sandstorm Arrangement Agreement untrue or inaccurate in any material respect (disregarding for this purpose all materiality or material adverse effect qualifications contained therein); and
•Royal Gold will not authorize, agree or otherwise commit to do any of the matters otherwise prohibited by the foregoing.
Covenants of Sandstorm, Royal Gold and IRC Relating to the Sandstorm Arrangement
Each of Sandstorm, Royal Gold and IRC has covenanted and agreed that, during the period from the date of the Sandstorm Arrangement Agreement until the earlier of the Sandstorm Effective Time and the termination of the Sandstorm Arrangement Agreement in accordance with its terms, it will and will cause its subsidiaries to perform all obligations required to be performed by it or any of its subsidiaries under the Sandstorm Arrangement Agreement, co-operate with the other parties in connection therewith, and do all such other acts and things as may be reasonably necessary or desirable in order to consummate and make effective the transactions contemplated in the Sandstorm Arrangement Agreement, and each of Sandstorm, Royal Gold and IRC will, and will cause its subsidiaries to:
•other than in respect of regulatory approvals, use its commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from it or its subsidiaries relating to the Sandstorm Arrangement;

•use its commercially reasonable efforts to obtain all third party consents, approvals and notices required to complete the transactions contemplated by the Sandstorm Arrangement Agreement under any material contract (other than the Sandstorm credit facility in the case of Sandstorm);
•upon reasonable consultation with the other parties, use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings challenging or affecting the Sandstorm Arrangement Agreement or the consummation of the transactions contemplated by the Sandstorm Arrangement Agreement;
•other than in respect of regulatory approvals, use commercially reasonable efforts to satisfy all conditions precedent applicable to such party, as described below under “—Conditions to Completion of the Sandstorm Arrangement,” and take all steps set forth in the Sandstorm Interim Order and the Sandstorm Final Order applicable to it and comply promptly with all requirements imposed by law on it or its subsidiaries with respect to the Sandstorm Arrangement Agreement or the Sandstorm Arrangement to the extent the same is within its control;
•use its commercially reasonable efforts to carry out all actions necessary to ensure the availability of the exemption from registration under Section 3(a)(10) of the U.S. Securities Act and applicable U.S. state securities laws for the issuance of the Sandstorm Consideration pursuant to the Sandstorm Plan of Arrangement;
•not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with the Sandstorm Arrangement Agreement or, in the case of Sandstorm, its Horizon Support and Voting Agreement, or which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Sandstorm Arrangement or the transactions contemplated by the Sandstorm Arrangement Agreement or, in the case of Sandstorm, its Horizon Support and Voting Agreement, provided that this covenant will not require a party to (i) change the time for performance of any of the obligations or acts of the other parties; (ii) waive any inaccuracies or modify any representation or warranty contained in the Sandstorm Arrangement Agreement or in any document delivered pursuant to the Sandstorm Arrangement Agreement; (iii) waive compliance with or modify any of the covenants contained in the Sandstorm Arrangement Agreement and waive or modify performance of any of the obligations of the other parties; or (iv) waive compliance with or modify any conditions for the benefit of such party described below under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement—Conditions to Completion of the Sandstorm Arrangement”; and
•promptly (and, in any event, within 24 hours) notify the other parties of:
•any material adverse effect or change, effect, event, occurrence or state of facts or circumstance that would reasonably be expected to have, individually or in the aggregate, a material adverse effect;
•any notice or other communication from any person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such person (or another person) is required in connection with the Sandstorm Arrangement Agreement or the Sandstorm Arrangement; or
•any material proceedings commenced or, to the knowledge of the party, threatened against, relating to or involving or otherwise affecting the party or any of its subsidiaries in connection with the Sandstorm Arrangement Agreement or the Sandstorm Arrangement.
Sandstorm has also covenanted and agreed that, during the period from the date of the Sandstorm Arrangement Agreement until the earlier of the Sandstorm Effective Time and the termination of the Sandstorm Arrangement Agreement in accordance with its terms, it will and will cause its subsidiaries to:

•cooperate with, and provide commercially reasonable assistance to, Royal Gold in the preparation of an election by Sandstorm under the Income Tax Act (Canada) such that Sandstorm ceases to be a “public corporation” for the purposes of the Income Tax Act (Canada);
•use its and their commercially reasonable efforts to procure, effective as of the Sandstorm Effective Time, resignations and mutual releases in form and substance satisfactory to Sandstorm and Royal Gold, acting reasonably, from the directors and officers of Sandstorm and its subsidiaries (other than any directors and officers who will be continuing their employment or services with Sandstorm or Royal Gold after the Sandstorm Effective Time); and
•give Royal Gold a reasonable opportunity to participate in the defense or settlement of any substantive shareholder litigation against Sandstorm or its directors or officers relating to the Sandstorm Arrangement, and no such settlement will be agreed to without the prior written consent of Royal Gold, which consent will not be unreasonably withheld, conditioned or delayed.

Royal Gold has also covenanted and agreed that, with respect to the Sandstorm Consideration, it will:
•apply for and use its commercially reasonable efforts to obtain approval of the listing for trading on Nasdaq by the Sandstorm Effective Time of the shares of Royal Gold common stock issuable pursuant to the Sandstorm Arrangement, subject to official notice of issuance;
•apply for and use its commercially reasonable efforts to obtain approval of the listing for trading on Nasdaq by the Sandstorm Effective Time of the shares of Royal Gold common stock issuable upon exercise of the Sandstorm stock options to be assumed by Royal Gold, subject to official notice of issuance; and
•to the extent Royal Gold deems necessary, on or as promptly as practicable following the Sandstorm Effective Date, file a registration statement on Form S-8 with the SEC to register the issuance of shares of Royal Gold common stock upon exercise of the Sandstorm stock options to be assumed by Royal Gold.
Each of Royal Gold and IRC has covenanted and agreed that it will ensure that the Sandstorm Consideration will, at the Sandstorm Effective Time, either be registered or qualified under all applicable U.S. state securities laws, or exempt from such registration and qualification requirements.
Covenants of Sandstorm and Royal Gold Relating to the Horizon Arrangement
Sandstorm has covenanted and agreed that it will comply with its obligations under its Horizon Support and Voting Agreement in all material respects. Sandstorm will not: (i) take any action that would cause a breach by Horizon of Horizon’s material obligations under the Horizon Arrangement Agreement; (ii) fail to take any action (provided that such action is commercially reasonable) that would cause a breach by Horizon of Horizon’s material obligations under the Horizon Arrangement Agreement; or (iii) consent to, assent to or approve any breach by Horizon of Horizon’s material obligations under the Horizon Arrangement Agreement.
Royal Gold has covenanted and agreed that it will not, without the prior written consent of Sandstorm, which will not be unreasonably withheld or delayed, take any action that would amend the Horizon Arrangement Agreement for any of the following purposes: (i) so that the Horizon Outside Date becomes a date that is later than January 6, 2026; (ii) so that the Horizon Consideration is decreased; (iii) so that the covenants of Royal Gold and IRC described below under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement—Covenants—Covenants of Horizon, Royal Gold and IRC Relating to the Horizon Arrangement” are amended to make such covenants less burdensome on either of Royal Gold or IRC; (iv) so that the conditions to the Horizon Closing are amended in any material respect; or (v) so that the termination rights of either party to the Horizon Arrangement Agreement are amended in any material respect.
Royal Gold has covenanted and agreed that it will, subject to compliance with applicable laws, provide information reasonably requested by Sandstorm regarding the status of the Horizon Arrangement and the Horizon Arrangement’s progress towards consummation, including by providing Sandstorm with a reasonable opportunity to discuss the same with Royal Gold, provided, however, that Royal Gold will not be required to provide Sandstorm with any information that would violate any contractual obligation of Royal Gold or its subsidiaries or breach, contravene or violate any applicable law.
Employment Matters
Prior to the Sandstorm Effective Time, Sandstorm has agreed to use commercially reasonable efforts to cause, and cause its subsidiaries to cause, directors and officers of Sandstorm and its subsidiaries (other than any directors or officers who will be continuing their employment or services with Sandstorm or Royal Gold after the Sandstorm Effective Time) to enter into mutual releases with Sandstorm and its subsidiaries of all claims against the other, in form and substance satisfactory to Sandstorm and Royal Gold, acting reasonably, excluding any claims arising from (i) any rights to indemnity that the director or officer may have under applicable law, including the BCBCA or the articles of Sandstorm, or any agreement with Sandstorm, (ii) any rights to contribution or indemnification that the director may have with respect to coverage under any applicable director’s and officer’s insurance policy of Sandstorm and (iii) any amounts payable pursuant to the Sandstorm Arrangement.
As of and from the Sandstorm Effective Time, Royal Gold has agreed that it will cause Sandstorm, its subsidiaries and any successor to Sandstorm to honor and fully comply with the terms of all of the severance, change of control, termination or other payment obligations of Sandstorm or its subsidiaries under the existing employment, consulting, change of control and severance agreements of Sandstorm or its subsidiaries which have been disclosed to Royal Gold.
Sandstorm Pre-Acquisition Reorganization
Subject to the following paragraph, Sandstorm has agreed to use commercially reasonable efforts to effect such reorganization of its business, operations, subsidiaries and assets or such other transactions (each, a “Sandstorm Pre-Acquisition Reorganization”) as Royal Gold may reasonably request prior to the Sandstorm Effective Date, reasonably cooperate with Royal Gold in structuring, planning and implementing any such Sandstorm Pre-Acquisition Reorganization, and the Sandstorm Plan of Arrangement, if required, will be modified accordingly in a manner acceptable to Sandstorm, acting reasonably, provided that the Sandstorm Pre-Acquisition Reorganization:
•will not prejudice Sandstorm or the Sandstorm shareholders;
•would not impede or materially delay the consummation of the Sandstorm Arrangement;
•does not require the approval of any of the Sandstorm shareholders (other than the approval of the Sandstorm Arrangement Resolution);
•is effected as close as reasonably practicable prior to the Sandstorm Effective Time, and, in any event, after all regulatory approvals have been obtained;
•will not be effected until after Royal Gold has waived or confirmed that all of the conditions stipulated in Royal Gold’s favor under the Sandstorm Arrangement Agreement (as described below under “—Conditions to Completion of the Sandstorm Arrangement—Mutual Conditions Precedent” and “—Conditions to Completion of the Sandstorm Arrangement—Additional Conditions Precedent to the Obligations of Royal Gold”) have been satisfied, and has confirmed in writing that Royal Gold is prepared to promptly and without condition proceed to effect the Sandstorm Arrangement;
•does not require any filings with, notifications to or approvals of any Governmental Entity or third party which may not be made, effected or obtained prior to the Sandstorm Effective Date;
•can be unwound in the event the Sandstorm Arrangement is not consummated without adversely affecting, or being prejudicial to, Sandstorm, its subsidiaries or the Sandstorm shareholders;
•does not result in a change of control, default or acceleration of any of Sandstorm’s existing credit facilities, except as otherwise triggered by the Sandstorm Arrangement and the transactions contemplated by the Sandstorm Arrangement Agreement;
•does not unreasonably interfere with Sandstorm’s operations prior to the Sandstorm Effective Time;
•does not result in any breach by Sandstorm or any of its subsidiaries of any Sandstorm material contract or authorization material to Sandstorm, or any breach of Sandstorm’s constating documents or by any of its subsidiaries of their respective organizational documents or law; and
•does not require Sandstorm or its subsidiaries to take any action that could reasonably be expected to result in any taxes being imposed on, or any adverse tax or other consequences to, any Sandstorm shareholder or holder of Sandstorm incentive awards incrementally greater than the taxes or other consequences to such party in connection with the consummation of the Sandstorm Arrangement in the absence of any Sandstorm Pre-Acquisition Reorganization.

Royal Gold is required to provide written notice to Sandstorm of any proposed Sandstorm Pre-Acquisition Reorganization (including full particulars of all material steps and transactions with respect to such Sandstorm Pre-Acquisition Reorganization) at least 15 business days prior to the Sandstorm Effective Date. Royal Gold and Sandstorm have agreed to work cooperatively and use commercially reasonable efforts to prepare prior to the Sandstorm Effective Time all documentation necessary and do such other acts and things as are necessary to give effect to any such Sandstorm Pre-Acquisition Reorganization. Subject to the terms of the Sandstorm Arrangement Agreement, Sandstorm will use its commercially reasonable efforts to obtain any consents required to effect each Sandstorm Pre-Acquisition Reorganization.
Royal Gold has acknowledged and agreed that the planning for and implementation of any Sandstorm Pre-Acquisition Reorganization will not be considered a breach of any covenant under the Sandstorm Arrangement Agreement and will not be considered in determining whether a representation or warranty of Sandstorm under the Sandstorm Arrangement Agreement has been breached.
If the Sandstorm Arrangement Agreement is terminated (other than by Royal Gold for certain breaches by Sandstorm), Royal Gold has agreed to reimburse Sandstorm for all reasonable and documented out-of-pocket costs, fees and expenses incurred by Sandstorm and its subsidiaries in connection with any proposed Sandstorm Pre-Acquisition Reorganization or any voiding, reversing or unwinding thereof. In addition, following such a termination, Royal Gold has agreed to indemnify and hold harmless Sandstorm, its subsidiaries and their respective officers, directors, employees, agents, advisors and representatives from and against any and all liabilities, losses, damages, claims, penalties, interests, awards, judgments and taxes suffered or incurred by any of them in connection with or as a result of any Sandstorm Pre-Acquisition Reorganization or any reversing, terminating, modifying or unwinding thereof.
Other Covenants and Agreements
The Sandstorm Arrangement Agreement contains certain other covenants and agreements, including covenants relating to:
•the prepayment and termination of Sandstorm’s existing credit facility and consents under Royal Gold’s existing credit facility;
•the delisting of the Sandstorm common shares from the TSX and NYSE;
•the obligation of Sandstorm and Royal Gold to use commercially reasonable efforts to obtain the regulatory approvals required in relation to the transactions contemplated by the Sandstorm Arrangement Agreement as promptly as practicable and in any event so as to allow the Sandstorm Effective Time to occur before the Sandstorm Outside Date;
•cooperation between Sandstorm and Royal Gold regarding any required reporting of the transactions contemplated by the Sandstorm Arrangement Agreement to any applicable taxing authority under the Income Tax Act (Canada);
•Royal Gold’s right to make an election under Section 338(g) of the Internal Revenue Code of 1986, and cooperation between Sandstorm and Royal Gold regarding such election;
•reasonable access to Sandstorm information by Royal Gold until the earlier of the Sandstorm Effective Time and the termination of the Sandstorm Arrangement Agreement pursuant to its terms;
•cooperation between Sandstorm and Royal Gold in connection with public announcements and communications;
•cooperation between Sandstorm and Royal Gold in the preparation and filing of the management information circular of Sandstorm in connection with the Sandstorm Meeting and this proxy statement;
•cooperation of Sandstorm with Royal Gold in listing the Sandstorm Consideration on Nasdaq prior to the Sandstorm Effective Time; and

•indemnification of directors and officers of Sandstorm and its respective subsidiaries in respect of claims arising from facts or events which occurred prior to the Sandstorm Effective Time.
Non-Solicitation of Alternative Transactions and Change in Recommendation
Non-Solicitation
Sandstorm and Royal Gold have each agreed that, except as expressly provided in the Sandstorm Arrangement Agreement, it will not and will cause its subsidiaries not to (and will not authorize any representatives to and will direct its representatives not to):
•solicit, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of Sandstorm or its subsidiaries or Royal Gold or its subsidiaries, as applicable) any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to an acquisition proposal;
•engage or participate in any discussions or negotiations with any person (other than Royal Gold or its affiliates or Sandstorm or its affiliates, as applicable) in respect of any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to an acquisition proposal, provided that the party may (i) advise any person of the restrictions of the Sandstorm Arrangement Agreement, (ii) clarify the terms of any inquiry, proposal or offer in order to determine if it may reasonably be expected to result in a superior proposal, and (iii) advise any person making an acquisition proposal that the party’s board of directors has determined that such acquisition proposal does not constitute, or is not reasonably expected to result in, a superior proposal;
•approve or authorize, or cause or permit the party or any of its subsidiaries to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or any other agreement or commitment providing for, any acquisition proposal (other than an acceptable confidentiality agreement permitted pursuant to the Sandstorm Arrangement Agreement); or
•do, or commit or agree to do, any of the following (each a “Change in Recommendation”):
•adopt, approve, publicly endorse or publicly recommend or publicly propose to adopt, approve, endorse or recommend, any acquisition proposal;
•withdraw, change, amend, modify or qualify, or otherwise publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to the other party, the recommendation of the party’s board of directors in favor of the Sandstorm Arrangement or Stock Issuance Proposal, as applicable (except as a result of the occurrence of a material adverse effect of the other party);
•if an acquisition proposal has been publicly disclosed, fail to (i) publicly recommend against any such acquisition proposal within five business days after the other party’s written request that the party or its board of directors do so (or subsequently withdraw, change, amend, modify or qualify (or publicly propose to do so), in a manner adverse to the other party, such rejection of such acquisition proposal) and (ii) reaffirm the recommendation of the party’s board of directors in favor of the Sandstorm Arrangement or Stock Issuance Proposal, as applicable, within such five business day period (or, with respect to any acquisition proposal or any material amendment, revision or change to the terms of any such previously publicly disclosed acquisition proposal that is publicly disclosed within the last five days immediately prior to the then-scheduled date of the Sandstorm Meeting or Special Meeting, as applicable, fail to take the actions referred to in this bullet point, with references to the applicable five business day period being replaced with three business days);

•fail to include the recommendation of the party’s board of directors in favor of the Sandstorm Arrangement or Stock Issuance Proposal, as applicable, in the management information circular of Sandstorm in connection with the Sandstorm Meeting or this proxy statement, respectively;
•make any public announcement or take any other action inconsistent with, or that could reasonably be likely to be regarded as detracting from, the approval, recommendation or declaration of advisability of the party’s board of directors of the transactions contemplated by the Sandstorm Arrangement Agreement; or
•permit the party to accept or enter into any contract requiring the party to abandon, terminate or fail to consummate the Sandstorm Arrangement or providing for the payment of any break, termination or other fees or expenses to any person proposing an acquisition proposal in the event that Sandstorm or Royal Gold, as applicable, completes the transactions contemplated by the Sandstorm Arrangement Agreement or any other transaction with the other party or any of its affiliates.
Sandstorm and Royal Gold have further agreed that each will (and will cause its subsidiaries and direct their respective representatives to) immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any person (other than the other party or its affiliates) with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to an acquisition proposal and, in connection therewith, each party agreed that it will discontinue access to any of its and its subsidiaries’ confidential information (and not establish or allow access to any of its confidential information, or any data room, virtual or otherwise, in each case, except as permitted by the Sandstorm Arrangement Agreement) and will as promptly as reasonably practicable request, and use commercially reasonable efforts to exercise all rights it has (or cause its subsidiaries to exercise rights that they have) to require the return or destruction of all confidential information regarding such party and its subsidiaries provided in the preceding 12-month period in connection therewith (to the extent such information has not already been returned or destroyed and will use its commercially reasonable efforts to confirm that such requests are complied with in accordance with the terms of such rights), and shall, on the request of the other party, provide written confirmation that it has done so. Sandstorm and Royal Gold have agreed that neither party will, or will authorize or permit any of its subsidiaries to, directly or indirectly, amend, modify or release any third party from any confidentiality, non-solicitation or standstill agreement (or standstill provisions contained in any such agreement) to which such third party is a party (it being understood that the automatic termination or release of any standstill provisions contained in any such agreements as a result of the entering into or announcement of the Sandstorm Arrangement Agreement will not be a violation of the Sandstorm Arrangement Agreement, or terminate, modify, amend or waive the terms thereof).
Notification of Acquisition Proposals
Sandstorm and Royal Gold have agreed that if it (or any of its subsidiaries or their respective representatives), receives any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to an acquisition proposal or any request for non-public information relating to it or any of its subsidiaries or access to the properties, books or records of it or any of its subsidiaries in connection with any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to an acquisition proposal, then such party will:
•promptly notify the other party orally and then as soon as reasonably practicable thereafter (and, in any event, within 24 hours) in writing of such acquisition proposal, inquiry, proposal, offer or request; and
•indicate the identity of the person or group of persons making such proposal, inquiry or contact and all material terms and conditions thereof; and

•provide a copy of any such acquisition proposal, inquiry, proposal, offer or request and unredacted copies of all material written communications (and a summary of all substantive discussions) related thereto; and
•keep the other party, as applicable, promptly (and, in any event, within 24 hours) informed of the status, including any change to the material terms, of any such acquisition proposal, inquiry, proposal, offer or request.
Responding to an Acquisition Proposal
Notwithstanding the obligations described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation — Non-Solicitation” above, if, prior to the approval of the Sandstorm Arrangement Resolution by the Sandstorm shareholders or approval of the Stock Issuance Proposal by the Royal Gold stockholders, respectively, Sandstorm or Royal Gold receives a bona fide written acquisition proposal, such party may (i) engage in or participate in discussions or negotiations with the person or group of persons making such acquisition proposal, (ii) provide such person or group of persons non-public information relating to the party or any of its subsidiaries or access to the properties, books or records of the party or any of its subsidiaries, and (iii) in the case of Sandstorm, share any information relating to the acquisition proposal with Horizon and participate in and facilitate discussions between Horizon and such person or group of persons with respect to an acquisition proposal with respect to Horizon, if and only if:
•such acquisition proposal did not result from a breach of the party’s non-solicitation obligations described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation — Non-Solicitation” above in any material respect;
•the party’s board of directors first determines, in good faith after consultation with such party’s legal and financial advisors, that such acquisition proposal constitutes or would reasonably be expected to constitute or lead to a superior proposal and has provided the other party with written notice of such determination;
•the party’s board of directors first determines, in good faith after consultation with such party’s legal advisors, that the failure to participate in such discussions or negotiations or to disclose such non-public information to such third party would be inconsistent with the fiduciary duties of the board of directors under applicable law; and
•prior to providing any such information, copies, access or disclosures, (i) the party enters into a confidentiality agreement with such person, or confirms it has previously entered into such an agreement which remains in effect, in either case on terms not materially less stringent than the confidentiality agreement between Sandstorm and Royal Gold, (ii) the party provides the other party with a true, complete and final executed copy of such confidentiality agreement, and (iii) any such copies, access or disclosure provided to such person will have already been or will concurrently be provided to the other party.
Sandstorm Superior Proposals and Royal Gold Right to Match
Notwithstanding any other provision of the Sandstorm Arrangement Agreement, if, prior to the approval of the Sandstorm Arrangement Resolution by the Sandstorm shareholders or approval of the Stock Issuance Proposal by the Royal Gold stockholders, respectively, Sandstorm or Royal Gold receives a written acquisition proposal that its board of directors (after consultation from such party’s legal and financial advisors) determines in good faith constitutes a superior proposal, such party’s board of directors may make a Change in Recommendation, as applicable, and/or such party may enter into a definitive agreement (a “proposed agreement”) with respect to such superior proposal if and only if:

•in the case of Sandstorm:
•such acquisition proposal did not result from a breach of Sandstorm’s non-solicitation obligations described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation — Non-Solicitation” above in any material respect;
•prior to the Sandstorm Board of Directors making a Change in Recommendation and/or Sandstorm entering into a proposed agreement with respect to such superior proposal, Sandstorm has provided Royal Gold with a notice in writing, which notice contains (i) a statement as to the intention of the Sandstorm Board of Directors to determine such acquisition proposal constitutes a superior proposal, (ii) the value in financial terms that the Sandstorm Board of Directors has determined should be ascribed to any non-cash consideration offered (other than securities consideration for which a “liquid market” exists, within the meaning of applicable Canadian regulations, at the time of the delivery of such notice) under such superior proposal, (iii) a copy of any proposed agreement relating to such superior proposal, and (iv) copies of any material financing documents provided to Sandstorm in connection therewith (with customary redactions);
•at least five business days (the “Sandstorm Matching Period”) has elapsed from the date that Royal Gold received the foregoing notice from Sandstorm;
•during the Sandstorm Matching Period, Royal Gold has had the opportunity (but not the obligation) to propose amendments to the terms of the Sandstorm Arrangement in accordance with the Sandstorm Arrangement Agreement;
•after the Sandstorm Matching Period, the Sandstorm Board of Directors (after consultation with Sandstorm’s legal and financial advisors) has determined in good faith that such acquisition proposal continues to constitute a superior proposal compared to any proposed amendments to the terms of the Sandstorm Arrangement by Royal Gold and has (i) provided Royal Gold with material details of the basis on which such determination was made and (ii) determined in good faith that failure to take such action would be inconsistent with the fiduciary duties of the Sandstorm Board of Directors under applicable law; and
•prior to or concurrently with entering into the proposed agreement with respect to such superior proposal, Sandstorm has terminated the Sandstorm Arrangement Agreement and paid to Royal Gold the termination payment described below under “— Termination of the Sandstorm Arrangement Agreement — Termination Payments”;
•in the case of Royal Gold:
•such acquisition proposal did not result from a breach of Royal Gold’s non-solicitation obligations described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation — Non-Solicitation” above in any material respect;
•at least three business days prior to the Royal Gold Board of Directors making a Change in Recommendation and/or Royal Gold entering into a proposed agreement with respect to such superior proposal, Royal Gold has provided Sandstorm with a notice in writing, which notice contains (i) a statement as to the intention of the Royal Gold Board of Directors to determine such acquisition proposal constitutes a superior proposal, (ii) the value in financial terms that the Royal Gold Board of Directors has determined should be ascribed to any non-cash consideration offered (other than securities consideration for which a “liquid market” exists within the meaning of applicable Canadian regulations, at the time of the delivery of such notice) under such superior proposal, (iii) a copy of any proposed agreement relating to such superior proposal, and (iv) copies of any material financing documents provided to Royal Gold in connection therewith (with customary redactions); and
•prior to or concurrently with entering into the proposed agreement with respect to such superior proposal, Royal Gold has terminated the Sandstorm Arrangement Agreement and paid to Sandstorm the termination payment described below under “— Termination of the Sandstorm Arrangement Agreement — Termination Payments.”
Sandstorm has agreed that, during the Sandstorm Matching Period, (i) Royal Gold will have the opportunity, but not the obligation, to propose amendments to the terms of the Sandstorm Arrangement, (ii) Sandstorm will negotiate in good faith with Royal Gold to enable Royal Gold to make such amendments to the terms of the Sandstorm Arrangement as would enable Royal Gold to proceed with the Sandstorm Arrangement and any related transactions on such amended terms, and (iii) the Sandstorm Board of Directors will review any proposal by Royal Gold to amend the terms of the Sandstorm Arrangement in order to determine in good faith whether such proposal would result in the acquisition proposal previously constituting a superior proposal ceasing to constitute a superior proposal compared to the proposed amendments to the terms of the Sandstorm Arrangement. If the Sandstorm Board of Directors determines that the acquisition proposal would cease to constitute a superior proposal as compared to the proposed amendments to the terms of the Sandstorm Arrangement, Sandstorm and Royal Gold have agreed they will promptly amend the Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement to reflect such proposed amendments. If the Sandstorm Meeting is scheduled to occur during a Sandstorm Matching Period, Sandstorm may, and upon Royal Gold’s written request, Sandstorm has agreed to, adjourn or postpone the Sandstorm Meeting to (x) a date specified by Royal Gold in writing that is not later than six business days after the date on which the Sandstorm Meeting was originally scheduled to be held or (y) if Royal Gold does not specify such date, to the sixth business day after the date on which the Sandstorm Meeting was originally scheduled to be held. In the case of Sandstorm, each successive amendment or modification of any acquisition proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Sandstorm shareholders or other material terms or conditions thereof, will constitute a new acquisition proposal.
Sandstorm and Royal Gold have each agreed to promptly reaffirm the recommendation of its board of directors in favor of the Sandstorm Arrangement Resolution or Stock Issuance Proposal, as applicable, by press release after (i) any acquisition proposal which such party’s board of directors determines not to constitute a superior proposal is publicly announced, or (ii) in the case of Sandstorm, the Sandstorm Board of Directors determines that a proposed amendment to the terms of the Sandstorm Arrangement pursuant to the terms of the immediately preceding paragraph would result in any acquisition proposal which has been publicly announced no longer constituting a superior proposal.
Nothing contained in the Sandstorm Arrangement Agreement will prohibit either party’s board of directors from responding through a directors’ circular or otherwise as required by applicable securities laws to an acquisition proposal that it determines is not a superior proposal if: (i) in the good faith judgment of the board of directors, after consultation with outside legal counsel, failure to make such disclosure would be inconsistent with the fiduciary duties of the board of directors under applicable law, (ii) the party provides each of the other party and its legal counsel with a reasonable opportunity to review and comment on the form and content of any such disclosure, including but not limited to the directors’ circular or otherwise, and (iii) the party considers all proposed amendments to such disclosure as requested by other party and its legal counsel, acting reasonably. Nothing in the Sandstorm Arrangement Agreement will prevent a party’s board of directors from (x) calling and holding a meeting of the party’s shareholders or stockholders, as applicable, duly requisitioned by the shareholders or stockholders in accordance with the BCBCA or DGCL, as applicable, or (y) calling and holding a meeting of the party’s shareholders or stockholders, as applicable, ordered to be held by a court of competent jurisdiction in accordance with law.

Sandstorm and Royalty Gold have agreed that neither will become a party to any contract with any person subsequent to the date of the Sandstorm Arrangement Agreement that limits or prohibits such party from (i) providing or making available to the other party and its affiliates and representatives any information provided or made available to such person or its officers, directors, employees, consultants, advisors, agents or other representatives (including solicitors, accountants, investment bankers and financial advisors) pursuant to any confidentiality agreement described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation — Sandstorm Superior Proposals and Royal Gold Right to Match”, or (ii) providing the other party and its affiliates and representatives with any other information required to be given to it by such party under the provisions described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation — Sandstorm Superior Proposals and Royal Gold Right to Match”.
An “acquisition proposal” means, with respect to Sandstorm or Royal Gold, other than the transactions contemplated by the Sandstorm Arrangement Agreement, any offer, proposal or inquiry, from any person or group of persons “acting jointly or in concert” (within the meaning of applicable Canadian regulations), other than Royal Gold or Sandstorm or any controlled affiliates of Royal Gold or Sandstorm, as applicable, whether written or oral, made after the date of the Sandstorm Arrangement Agreement, relating to:
•any sale or disposition (or any joint venture, lease, license, royalty agreement or other arrangement, in each such case having the same economic effect as a sale or disposition), in a single transaction or series of related transactions, of:
•the assets of the party and/or one or more of its subsidiaries that, individually or in the aggregate, (i) represent 20% or more of the consolidated assets of the party and its subsidiaries, taken as a whole, or (ii) contribute 20% or more of the consolidated revenue of the party and its subsidiaries, taken as a whole (in each case, determined based upon the most recent publicly available consolidated financial statements of the party);
•20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of the party; or
•20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of one or more subsidiaries of the party, the assets of which, individually or in the aggregate, constitute 20% or more of the consolidated assets of the party and its subsidiaries, taken as a whole (in each case, determined based upon the most recent publicly available consolidated financial statements of the party);
•any take-over bid, tender offer, exchange offer, treasury issuance or other transaction that, if consummated, would result in such person or group of persons beneficially owning:
•20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of the party; or
•20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of one or more subsidiaries of the party, the assets of which, individually or in the aggregate, constitute 20% or more of the consolidated assets of the party and its subsidiaries, taken as a whole (determined based upon the most recent publicly available consolidated financial statements of the party);
•a plan of arrangement, merger, amalgamation, consolidation, share exchange, share reclassification, business combination, reorganization, recapitalization, liquidation, dissolution, winding up or other similar transaction involving the party and/or any of its subsidiaries that, if consummated, would result in such person or group of persons beneficially owning:

•20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of the party; or
•20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of one or more subsidiaries of the party whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the party and its subsidiaries, taken as a whole (determined based upon the most recent publicly available consolidated financial statements of the party); or
•any other similar transaction or series of transactions (including a combination of one or more transactions described above which when considered individually would not constitute an acquisition proposal), the consummation of which would reasonably be expected to impede, interfere with, prevent or delay the transactions contemplated by the Sandstorm Arrangement Agreement, the Sandstorm Arrangement or the Horizon Arrangement Agreement.
A “superior proposal” with respect to Sandstorm means a bona fide unsolicited written acquisition proposal (with references to 20% in such definition being deemed to be replaced with references to 100%) in respect of Sandstorm and its subsidiaries that did not result from a breach of Sandstorm’s non-solicitation obligations described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation — Non-Solicitation” above:
•that, in the opinion of the Sandstorm Board of Directors, acting in good faith, is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the acquisition proposal and the person or group of persons making the acquisition proposal;
•that is not subject to any financing condition and in respect of which adequate arrangements have been made to complete any required financing to consummate the acquisition proposal to the satisfaction of the Sandstorm Board of Directors, acting in good faith (after consultation with Sandstorm’s legal and financial advisors);
•that is not subject to a due diligence and/or access condition (but, for greater certainty, may include a customary access covenant);
•that complies with applicable securities laws in all material respects;
•in the case of an acquisition proposal that relates to the acquisition of the outstanding Sandstorm common shares, that is made available to all Sandstorm shareholders on the same terms and conditions; and
•in respect of which the Sandstorm Board of Directors (after consultation with Sandstorm’s legal and financial advisors) determines in good faith, and after taking into account all the terms and conditions of the acquisition proposal, including all legal, financial, regulatory and other aspects of the acquisition proposal, would, if consummated in accordance with its terms (but not assuming away any risk of non-completion), result in a transaction that is more favorable, from a financial point of view, to the Sandstorm shareholders, than the Sandstorm Arrangement (including any amendments to the terms and conditions of the Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement proposed by Royal Gold as described above).
A “superior proposal” with respect to Royal Gold means a bona fide unsolicited written acquisition proposal (with references to 20% in such definition being deemed to be replaced with references to 50%) in respect of Royal Gold and its subsidiaries and that did not result from a breach of Royal Gold’s non-solicitation obligations described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation — Non-Solicitation” above:

•that, in the opinion of the Royal Gold Board of Directors, acting in good faith, is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the acquisition proposal and the person or group of persons making the acquisition proposal;
•that is not subject to any financing condition and in respect of which adequate arrangements have been made to complete any required financing to consummate the acquisition proposal to the satisfaction of the Royal Gold Board of Directors, acting in good faith (after consultation with Royal Gold’s legal and financial advisors);
•that is not subject to a due diligence and/or access condition (but, for greater certainty, may include a customary access covenant);
•that complies with applicable securities laws in all material respects;
•in the case of an acquisition proposal that relates to the acquisition of the outstanding shares of Royal Gold common stock, that is made available to all Royal Gold stockholders on the same terms and conditions; and
•in respect of which the Royal Gold Board of Directors (after consultation with Royal Gold’s legal and financial advisors) determines in good faith, and after taking into account all the terms and conditions of the acquisition proposal, including all legal, financial, regulatory and other aspects of the acquisition proposal, would, if consummated in accordance with its terms (but not assuming away any risk of non-completion), result in a transaction that is more favorable, from a financial point of view, to the Royal Gold stockholders than the Sandstorm Arrangement, taking into account, among other things, the expected benefits to Royal Gold arising from the Sandstorm Arrangement.
Conditions to Completion of the Sandstorm Arrangement
Set forth below are conditions to the closing of the Sandstorm Arrangement. The conditions precedent set forth below will be conclusively deemed to have been satisfied at the Sandstorm Effective Time.
As further discussed under the section entitled “Risk Factors,” Royal Gold cannot be certain when, or if, the conditions to the Sandstorm Arrangement will be satisfied or waived, or that the Sandstorm Arrangement will be completed.
Mutual Conditions Precedent
The obligations of Royal Gold, IRC and Sandstorm to complete the Sandstorm Arrangement are subject to the fulfillment of each of the following conditions precedent on or before the Sandstorm Effective Time, each of which may only be waived, in whole or in part, with the mutual consent of Royal Gold, IRC and Sandstorm:
•the Sandstorm Arrangement Resolution having been approved and adopted by the Sandstorm shareholders at the Sandstorm Meeting in accordance with the Sandstorm Interim Order;
•the Sandstorm Interim Order and the Sandstorm Final Order each having been obtained on terms consistent with the Sandstorm Arrangement Agreement, and having not been set aside or modified in a manner unacceptable to either Royal Gold or Sandstorm, each acting reasonably, on appeal or otherwise;
•approval of the Stock Issuance Proposal having been obtained in accordance with Nasdaq rules and applicable law at the Special Meeting;
•all of the Sandstorm Key Regulatory Approvals having been obtained and remaining in full force and effect;
•no law being in effect making consummation of the Sandstorm Arrangement illegal or otherwise prohibiting or enjoining Royal Gold or Sandstorm from consummating the Sandstorm Arrangement;

•the distribution of the Sandstorm Consideration being exempt from the prospectus and registration requirements of applicable Canadian securities laws either by virtue of exemptive relief from the securities regulatory authorities of each of the provinces and territories of Canada or by virtue of applicable exemptions under Canadian securities laws and the Sandstorm Consideration not being subject to resale restrictions under applicable Canadian securities laws;
•the shares of Royal Gold common stock to be issued pursuant to or in connection with the Sandstorm Arrangement, including the shares of Royal Gold common stock to be issued upon exercise of Sandstorm stock options to be assumed by Royal Gold, having been approved for listing on Nasdaq (subject only to official notice of issuance); and
•the Sandstorm Arrangement Agreement not having been terminated in accordance with its terms.
Additional Conditions Precedent to the Obligations of Royal Gold
The obligations of Royal Gold and IRC to complete the Sandstorm Arrangement are subject to the fulfillment of each of the following conditions precedent on or before the Sandstorm Effective Time (each of which is for the exclusive benefit of Royal Gold and IRC and may be waived by Royal Gold and IRC, in whole or in part, at any time):
•all covenants of Sandstorm under the Sandstorm Arrangement Agreement to be performed on or before the Sandstorm Effective Time having been duly performed by Sandstorm in all material respects, and Royal Gold and IRC having received a certificate of Sandstorm addressed to Royal Gold and IRC dated the Sandstorm Effective Date, signed on behalf of Sandstorm by a senior executive officer of Sandstorm (on Sandstorm’s behalf and without personal liability), confirming the same as of the Sandstorm Effective Date;
•(i) the representations and warranties of Sandstorm set forth in the Sandstorm Arrangement Agreement (other than as contemplated in clauses (ii) and (iii) below) being true and correct in all respects, without regard to any materiality or material adverse effect qualifications contained in them, as of the date of the Sandstorm Arrangement Agreement and as of the Sandstorm Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Sandstorm; (ii) the representations and warranties of Sandstorm regarding organization and qualification, authority relative to the Sandstorm Arrangement Agreement, the absence of conflicts with or breaches of the constating documents of Sandstorm and its subsidiaries, and the absence of a Sandstorm material adverse effect being true and correct in all respects as of the date of the Sandstorm Arrangement Agreement and as of the Sandstorm Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of that specified date); and (iii) the representations and warranties of Sandstorm regarding the identity of its subsidiaries, the ability of Sandstorm’s subsidiaries to pay dividends, make other distributions or repay loans or advances, Sandstorm’s capitalization and listing, and brokers being true and correct in all respects (except for de minimis inaccuracies and as a result of transactions, changes, conditions, events or circumstances permitted under the Sandstorm Arrangement Agreement) as of the date of the Sandstorm Arrangement Agreement and as of the Sandstorm Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of that specified date), and Royal Gold and IRC will have received a certificate of Sandstorm addressed to Royal Gold and IRC and dated the Sandstorm Effective Date, signed on behalf of Sandstorm by a senior executive officer of Sandstorm (on Sandstorm’s behalf and without personal liability), confirming the same;

•the Horizon Arrangement Agreement having been entered into and remaining in full force and effect (unless Horizon has terminated the Horizon Arrangement Agreement following a qualifying breach of a representation or warranty by Royal Gold or qualifying failure by Royal Gold to perform a covenant or agreement under the Horizon Arrangement Agreement);
•Sandstorm having complied with its obligations under its Horizon Support and Voting Agreement in all material respects;
•the conditions precedent to the obligations of Royal Gold set forth in the Horizon Arrangement Agreement as described below under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement—Conditions to Completion of the Horizon Arrangement—Mutual Conditions” and “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement—Conditions to Completion of the Horizon Arrangement—Additional Conditions Precedent to the Obligations of Royal Gold” (other than the conditions relating to the entry into and effectiveness of the Sandstorm Arrangement Agreement and the satisfaction of the conditions precedent set forth in the Sandstorm Arrangement Agreement) having been satisfied or waived by Royal Gold and IRC as of the Sandstorm Effective Time, provided that the failure of any of the foregoing conditions to be satisfied or waived is not due to Royal Gold having breached any of its representations, warranties, covenants or obligations under the Sandstorm Arrangement Agreement and provided further that the Horizon Arrangement Agreement has not been terminated by Horizon following a qualifying breach of a representation or warranty by Royal Gold or qualifying failure by Royal Gold to perform a covenant or agreement under the Horizon Arrangement Agreement ;
•certain notices set out in the disclosure letter provided by Sandstorm to Royal Gold having been delivered to the extent required by the terms of Sandstorm’s royalty and stream agreements and in accordance with the terms thereof;
•provided that Royal Gold has complied with its obligations under the Sandstorm Arrangement Agreement, there being no pending or threatened order or proceeding by any Governmental Entity or any other person that is reasonably likely to result in any:
•prohibition or restriction on the acquisition by Royal Gold of any Sandstorm common shares or the completion of the Sandstorm Arrangement or any person obtaining from any of the parties any material damages directly in connection with the Sandstorm Arrangement;
•prohibition or material limit on the ownership by Royal Gold of Sandstorm or any material portion of its businesses; or
•imposition of limitations on the ability of Royal Gold to complete the Sandstorm Arrangement or acquire or hold, or exercise full rights of ownership of, any Sandstorm common shares, including the right to vote such Sandstorm common shares;
•between the date of the Sandstorm Arrangement Agreement and the Sandstorm Effective Time, there having not occurred a material adverse effect of Sandstorm that is continuing as of the Sandstorm Effective Time; and
•dissent rights having not been exercised (or, if exercised, not withdrawn) with respect to more than 5% of the issued and outstanding Sandstorm common shares.
Additional Conditions Precedent to the Obligations of Sandstorm
The obligation of Sandstorm to complete the Sandstorm Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Sandstorm Effective Time (each of which is for the exclusive benefit of Sandstorm and may be waived by Sandstorm, in whole or in part, at any time):
•all covenants of Royal Gold and IRC under the Sandstorm Arrangement Agreement to be performed on or before the Sandstorm Effective Time having been duly performed by Royal Gold and IRC, as applicable, in all material respects and Sandstorm having received (i) a certificate of Royal Gold, addressed to Sandstorm and dated the Sandstorm Effective Date, signed on behalf of Royal Gold by a senior executive officer (on Royal Gold’s behalf and without personal liability), confirming the same with respect to Royal Gold as of the Sandstorm Effective Date, and (ii) a certificate of IRC, addressed to Sandstorm and dated the Sandstorm Effective Date, signed on behalf of IRC by a senior executive officer (on IRC’s behalf and without personal liability), confirming the same with respect to IRC as of the Sandstorm Effective Date;
•the representations and warranties of Royal Gold and IRC set forth in the Sandstorm Arrangement Agreement (other than as contemplated in clauses (ii) and (iii) below) being true and correct in all respects, without regard to any materiality or material adverse effect qualifications contained in them, as of the date of the Sandstorm Arrangement Agreement and as of the Sandstorm Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Royal Gold; (ii) the representations and warranties of Royal Gold regarding organization and qualification, authority relative to the Sandstorm Arrangement Agreement, the absence of conflicts with or breaches of the constating documents of Royal Gold and its subsidiaries, and the absence of a Royal Gold material adverse effect being true and correct in all respects as of the date of the Sandstorm Arrangement Agreement and as of the Sandstorm Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of that specified date); and (iii) the representations and warranties of Royal Gold and IRC regarding Royal Gold’s ownership of all of the outstanding equity interests in IRC, Royal Gold’s capitalization and listing, and brokers being true and correct in all respects (except for de minimis inaccuracies and as a result of transactions, changes, conditions, events or circumstances permitted under the Sandstorm Arrangement Agreement) as of the date of the Sandstorm Arrangement Agreement and as of the Sandstorm Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of that specified date), and Sandstorm having received (x) a certificate of Royal Gold addressed to Sandstorm and dated the Sandstorm Effective Date, signed on behalf of Royal Gold by a senior executive officer of Royal Gold (on Royal Gold’s behalf and without personal liability), confirming the same with respect to Royal Gold and (y) a certificate of IRC addressed to Sandstorm and dated the Sandstorm Effective Date, signed on behalf of IRC by a senior executive officer of IRC (on IRC’s behalf and without personal liability), confirming the same with respect to IRC;
•the notifications, waivers, amendments, consents, permits, approvals, releases, licenses or authorizations under or pursuant to certain Royal Gold material contracts as set out in the disclosure letter provided to Sandstorm by Royal Gold having been obtained on terms which are satisfactory to Sandstorm, acting reasonably;
•Royal Gold having complied with its obligations relating to delivery in escrow of the Sandstorm Consideration to the depositary, and the depositary having confirmed to Sandstorm its receipt in escrow of such shares of Royal Gold common stock; and
•between the date of the Sandstorm Arrangement Agreement and the Sandstorm Effective Time, there having not occurred a material adverse effect of Royal Gold that is continuing as of the Sandstorm Effective Time.

Termination of the Sandstorm Arrangement Agreement
Right to Terminate
The Sandstorm Arrangement Agreement may be terminated at any time prior to the Sandstorm Effective Time (i) by mutual written agreement of Sandstorm, Royal Gold and IRC, or (ii) by either Royal Gold or Sandstorm if:
•Occurrence of Outside Date: the Sandstorm Effective Time has not have occurred on or before the Sandstorm Outside Date; provided that such right to terminate the Sandstorm Arrangement Agreement will not be available to any party whose failure to perform any of its covenants or agreements or breach of any of its representations and warranties under the Sandstorm Arrangement Agreement has been the cause of, or resulted in, the failure of the Sandstorm Effective Time to occur by the Sandstorm Outside Date; or
•Illegality: after the date of the Sandstorm Arrangement Agreement, there has been enacted, made or enforced any applicable law (or any applicable law will have been amended) that makes consummation of the Sandstorm Arrangement illegal or otherwise prohibits or enjoins Sandstorm or Royal Gold from consummating the Sandstorm Arrangement, and such applicable law, prohibition or enjoinment has become final and non-appealable; or
•Failure to Obtain Sandstorm Requisite Shareholder Approval: the Sandstorm Requisite Shareholder Approval is not obtained at the Sandstorm Meeting (or any adjournment or postponement thereof) in accordance with the Sandstorm Interim Order, except that such right to terminate the Sandstorm Arrangement Agreement will not be available to any party whose failure to perform any of its covenants or agreements or breach of any of its representations and warranties in any material respect under the Sandstorm Arrangement Agreement has been the cause of, or resulted in, the failure to receive the Sandstorm Requisite Shareholder Approval; or
•Failure to Obtain Royal Gold Stockholder Approval: Royal Gold Stockholder Approval is not obtained at the Special Meeting (or any adjournment or postponement thereof) in accordance with applicable law, except that such right to terminate the Sandstorm Arrangement Agreement will not be available to any party whose failure to perform any of its covenants or agreements or breach of any of its representations and warranties in any material respect under the Sandstorm Arrangement Agreement has been the cause of, or resulted in, the failure to receive the Royal Gold Stockholder Approval.
Royal Gold may terminate the Sandstorm Arrangement Agreement at any time prior to the Sandstorm Effective Time if:
•Breach of Representation or Warranty or Failure to Perform Covenants by Sandstorm: subject to compliance with the notice and cure period described below under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Termination of the Sandstorm Arrangement Agreement — Notice and Cure,” (i) a breach of any representation or warranty, or (ii) failure to perform any covenant or agreement on the part of Sandstorm set forth in the Sandstorm Arrangement Agreement (other than Sandstorm’s non-solicitation obligations described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation – Non-Solicitation”), in each case, has occurred that would cause the conditions described above under “— Conditions to Completion of the Sandstorm Arrangement — Mutual Conditions Precedent” or “— Conditions to Completion of the Sandstorm Arrangement — Additional Conditions Precedent to the Obligations of Royal Gold” not to be satisfied, and such breach or failure is incapable of being cured prior to the Sandstorm Outside Date; provided that Royal Gold is not then in breach of the Sandstorm Arrangement Agreement so as to cause any condition described above under “— Conditions to Completion of the Sandstorm Arrangement —

Mutual Conditions Precedent” or “— Conditions to Completion of the Sandstorm Arrangement — Additional Conditions Precedent to the Obligations of Sandstorm” not to be satisfied;
•Change in Recommendation by Sandstorm or Material Breach of Sandstorm Non-Solicitation Obligations: there has been a Change in Recommendation by Sandstorm or Sandstorm has breached its non-solicitation obligations described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation – Non-Solicitation” in any material respect;
•Termination of Horizon Arrangement Agreement: the Horizon Arrangement Agreement has been terminated in accordance with its terms, provided that such right to terminate the Sandstorm Arrangement Agreement will not be available to Royal Gold if the Horizon Arrangement Agreement has been terminated by Horizon as described under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement – Termination of the Horizon Arrangement Agreement – Right to Terminate – Breach of Representation or Warranty or Failure to Perform Covenants by Royal Gold”; or
•Material Breach of Horizon Support and Voting Agreement: Sandstorm has failed to comply with its obligations under its Horizon Support and Voting Agreement in any material respect; or
•Royal Gold Superior Proposal: prior to the approval of Stock Issuance Proposal at the Special Meeting, Royal Gold wishes to enter into a proposed agreement with respect to a superior proposal (other than an acceptable confidentiality agreement permitted by the Sandstorm Arrangement Agreement), provided that Royal Gold is then in compliance with its non-solicitation obligations described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation – Non-Solicitation” in all material respects and that, prior to or concurrently with such termination, Royal Gold pays the termination payment described below under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Termination of the Sandstorm Arrangement Agreement — Termination Payments.”
Sandstorm may terminate the Sandstorm Arrangement Agreement at any time prior to the Sandstorm Effective Time if:
•Breach of Representation or Warranty or Failure to Perform Covenants by Royal Gold: subject to compliance with the notice and cure described below under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Termination of the Sandstorm Arrangement Agreement — Notice and Cure,” (i) a breach of any representation or warranty, or (ii) failure to perform any covenant or agreement on the part of Royal Gold set forth in the Sandstorm Arrangement Agreement (other than Royal Gold’s non-solicitation obligations described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation – Non-Solicitation”), in each case, has occurred that would cause the conditions described above under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Conditions to Completion of the Sandstorm Arrangement — Mutual Conditions Precedent” or “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Conditions to Completion of the Sandstorm Arrangement — Additional Conditions Precedent to the Obligations of Sandstorm” not to be satisfied, and such breach or failure is incapable of being cured prior to the Sandstorm Outside Date; provided that Sandstorm is not then in breach of the Sandstorm Arrangement Agreement so as to cause any condition described above under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Conditions to Completion of the Sandstorm Arrangement — Mutual Conditions Precedent” or “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Conditions to Completion of the Sandstorm Arrangement — Additional Conditions Precedent to the Obligations of Royal Gold” not to be satisfied;

•Change in Recommendation by Royal Gold or Material Breach of Royal Gold Non-Solicitation Obligations: there has been a Change in Recommendation by Royal Gold or Royal Gold has breached its non-solicitation obligations described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation – Non-Solicitation” in any material respect; or
•Sandstorm Superior Proposal: prior to the approval of the Sandstorm Arrangement Resolution, Sandstorm wishes to enter into a proposed agreement with respect to a superior proposal (other than an acceptable confidentiality agreement permitted under the Sandstorm Arrangement Agreement); provided that Sandstorm is then in compliance with its non-solicitation obligations described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation – Non-Solicitation” in all material respects and that, prior to or concurrently with such termination, Sandstorm pays the termination payment described below under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Termination of the Sandstorm Arrangement Agreement — Termination Payments.”
A party desiring to terminate the Sandstorm Arrangement Agreement, other than by mutual written consent of the parties, must give notice of such termination to the other parties, specifying in reasonable detail the basis for such party’s exercise of its termination right.
Notice and Cure
Each party will give prompt notice to the other parties of the occurrence, or failure to occur, at any time from the date of the Sandstorm Arrangement Agreement until the earlier to occur of the termination of the Sandstorm Arrangement Agreement in accordance with its terms and the Sandstorm Effective Time, of any event or state of facts which occurrence or failure would, or would be likely to:
•cause any of the representations or warranties of such party contained in the Sandstorm Arrangement Agreement to be untrue or inaccurate in any material respect from the date of the Sandstorm Arrangement Agreement to the Sandstorm Effective Time; or
•result in the failure to comply with or satisfy any agreement, covenant or condition to be complied with or satisfied by such party under the Sandstorm Arrangement Agreement prior to the Sandstorm Effective Time.
The delivery of any such notice will not limit or otherwise affect the representations, warranties, covenants and agreements of the parties (or remedies available to the party receiving that notice) or the conditions to the obligations of the parties under the Sandstorm Arrangement Agreement.
No party may elect to terminate the Sandstorm Arrangement Agreement as the result of the circumstances described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Termination of the Sandstorm Arrangement Agreement — Right to Terminate – Breach of Representation or Warranty or Failure to Perform Covenants by Sandstorm” or “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Termination of the Sandstorm Arrangement Agreement — Right to Terminate – Breach of Representation or Warranty or Failure to Perform Covenants by Royal Gold”, and no payments are payable as a result of any such termination, unless, prior to the Sandstorm Effective Date, the party seeking to terminate the Sandstorm Arrangement Agreement has delivered a written notice to the other parties indicating its intention to terminate the Sandstorm Arrangement Agreement specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the party delivering such notice is asserting as the basis for termination. After delivering such notice, provided that a party is proceeding diligently to cure such matter and such matter is capable of being cured, no party may terminate the Sandstorm Arrangement Agreement until the earlier of the Sandstorm Outside Date and the expiration of a period of 15 business days from the date of such notice. If such notice is delivered prior to the date of the Sandstorm Meeting or the Special Meeting, as the case may be, Sandstorm (in the case of the Sandstorm

Meeting) or Royal Gold (in the case of the Special Meeting) may postpone or adjourn such meeting to the earlier of a date that is five business days prior to the Sandstorm Outside Date and the date that is 15 business days following the delivery of such notice.
Termination Payments
Sandstorm has agreed to make a termination payment of $130 million to Royal Gold as liquidated damages in consideration for the disposition of Royal Gold’s rights under the Sandstorm Arrangement Agreement in the event that the Sandstorm Arrangement Agreement is terminated by:
•Royal Gold pursuant to the termination right described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Termination of the Sandstorm Arrangement Agreement — Right to Terminate — Change in Recommendation by Sandstorm or Material Breach of Sandstorm Non-Solicitation Obligations” or “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Termination of the Sandstorm Arrangement Agreement — Right to Terminate – Material Breach of Horizon Support and Voting Agreement”;
•Sandstorm pursuant to the termination right described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Termination of the Sandstorm Arrangement Agreement — Right to Terminate – Sandstorm Superior Proposal”;
•either Sandstorm or Royal Gold pursuant to the termination right described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Termination of the Sandstorm Arrangement Agreement — Right to Terminate – Failure to Obtain Sandstorm Requisite Shareholder Approval” following a Change in Recommendation by Sandstorm (but not including any such termination by either Sandstorm or Royal Gold in circumstances where the Change in Recommendation by Sandstorm resulted from an occurrence of a Royal Gold material adverse effect); or
•either Royal Gold or Sandstorm pursuant to the termination right described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Termination of the Sandstorm Arrangement Agreement — Right to Terminate – Failure to Obtain Sandstorm Requisite Shareholder Approval”, or by Royal Gold pursuant to the termination right described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Termination of the Sandstorm Arrangement Agreement — Right to Terminate – Breach of Representation or Warranty or Failure to Perform Covenants by Sandstorm”, in each case, if (for purposes of the following provisions, substituting 50% for any reference to 20% set forth in the definition of “acquisition proposal”):
•prior to such termination, a bona fide acquisition proposal for Sandstorm has been made and publicly announced by any person making the acquisition proposal (other than Royal Gold or its affiliates) after the date of the Sandstorm Arrangement Agreement and prior to the Sandstorm Meeting;
•such acquisition proposal has not expired or been withdrawn at least five business days prior to the Sandstorm Meeting; and
•either:
•Sandstorm or one or more of its subsidiaries enters into a definitive agreement in respect of any acquisition proposal for Sandstorm other than an acceptable confidentiality agreement permitted by the Sandstorm Arrangement Agreement (whether or not such acquisition proposal is the same acquisition proposal referred to above) within 12 months following the date of such termination and such acquisition proposal is subsequently consummated (whether or not within such 12-month period); or

•any acquisition proposal for Sandstorm (whether or not such acquisition proposal is the same acquisition proposal referred to above) is consummated within 12 months following the date of such termination.
Royal Gold has agreed to make a termination payment of $200 million to Sandstorm as liquidated damages in consideration for the disposition of Sandstorm’s rights under the Sandstorm Arrangement Agreement in the event that the Sandstorm Arrangement Agreement is terminated by:
•Sandstorm pursuant to the termination right described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Termination of the Sandstorm Arrangement Agreement — Right to Terminate – Change in Recommendation by Royal Gold or Material Breach of Royal Gold Non-Solicitation Obligations”;
•Royal Gold pursuant to the termination right described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Termination of the Sandstorm Arrangement Agreement — Right to Terminate – Royal Gold Superior Proposal”;
•either Sandstorm or Royal Gold pursuant to the termination right described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Termination of the Sandstorm Arrangement Agreement — Right to Terminate – Failure to Obtain Royal Gold Stockholder Approval” following a Change in Recommendation by Royal Gold (but not including any such termination by either Royal Gold or Sandstorm in circumstances where the Change in Recommendation by Royal Gold resulted from an occurrence of a Sandstorm material adverse effect); or
•either Sandstorm or Royal Gold pursuant to the termination right described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Termination of the Sandstorm Arrangement Agreement — Right to Terminate – Failure to Obtain Royal Gold Stockholder Approval”, or by Sandstorm pursuant to the termination right described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Termination of the Sandstorm Arrangement Agreement — Right to Terminate – Breach of Representation or Warranty or Failure to Perform Covenants by Royal Gold”, in each case, if (for purposes of the following provisions, substituting 50% for any reference to 20% set forth in the definition of “acquisition proposal”):
•prior to such termination, a bona fide acquisition proposal for Royal Gold has been made and publicly announced by any person making the acquisition proposal (other than Sandstorm, Horizon or their respective affiliates) after the date of the Sandstorm Arrangement Agreement and prior to the Special Meeting;
•such acquisition proposal has not expired or been withdrawn at least five business days prior to the Special Meeting; and
•either:
•Royal Gold or one or more of its subsidiaries enters into a definitive agreement in respect of any acquisition proposal for Royal Gold other than an acceptable confidentiality agreement permitted by the Sandstorm Arrangement Agreement (whether or not such acquisition proposal is the same acquisition proposal referred to above) within 12 months following the date of such termination and such acquisition proposal is subsequently consummated (whether or not within such 12-month period); or
•any acquisition proposal for Royal Gold (whether or not such acquisition proposal is the same acquisition proposal referred to above) is consummated within 12 months following the date of such termination.
In the event that either Royal Gold or Sandstorm terminates the Sandstorm Arrangement Agreement pursuant to the termination right described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Termination of the Sandstorm Arrangement Agreement — Right to

Terminate – Failure to Obtain Sandstorm Requisite Shareholder Approval”, and no Change in Recommendation of Sandstorm has occurred (provided the Special Meeting has been held and the Royal Gold Stockholder Approval has been obtained), Sandstorm will reimburse Royal Gold in respect of the reasonable and documented expenses of Royal Gold’s third party representatives incurred in respect of the Sandstorm Arrangement and the Sandstorm Arrangement Agreement up to a maximum amount of $5 million. Likewise, in the event that either Sandstorm or Royal Gold terminates the Sandstorm Arrangement Agreement pursuant to the termination right described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement — Termination of the Sandstorm Arrangement Agreement — Right to Terminate – Failure to Obtain Royal Gold Stockholder Approval”, and no Change in Recommendation of Royal Gold has occurred (provided the Sandstorm Meeting has been held and the Sandstorm Requisite Shareholder Approval has been obtained), Royal Gold will reimburse Sandstorm in respect of the reasonable and documented expenses of Sandstorm’s third party representatives incurred in respect of the Sandstorm Arrangement and the Sandstorm Arrangement Agreement up to a maximum amount of $5 million.
Expenses
Except as otherwise provided in the Sandstorm Arrangement Agreement, all fees, costs and expenses incurred by a party in connection with the Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement will be paid by the party incurring such fees, costs and expenses, whether or not the Sandstorm Arrangement is consummated.
Amendments and Waivers
Subject to the provisions of the Sandstorm Interim Order and Sandstorm Final Order, the Sandstorm Plan of Arrangement and applicable laws, the Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement may be amended by mutual written agreement of the parties any time before or after the holding of the Sandstorm Meeting but not after the Sandstorm Effective Time, without further notice to or authorization on the part of the Sandstorm shareholders. Any such amendment may, without limitation: (i) change the time for performance of any of the obligations or acts of the parties; (ii) waive any inaccuracies or modify any representation or warranty contained in the Sandstorm Arrangement Agreement or in any document delivered pursuant to the Sandstorm Arrangement Agreement; (iii) waive compliance with or modify any of the covenants contained in the Sandstorm Arrangement Agreement and waive or modify performance of any of the obligations of the parties; or (iv) waive compliance with or modify any mutual conditions precedent contained in the Sandstorm Arrangement Agreement. No waiver of the provisions of the Sandstorm Arrangement Agreement will be binding unless executed in writing by the party or parties to be bound by the waiver. A party’s failure or delay in exercising any right or remedy under the Sandstorm Arrangement Agreement will not operate as a waiver of such right or remedy.
In addition, pursuant to the Sandstorm Plan of Arrangement:
•Royal Gold and Sandstorm reserve the right to amend, modify or supplement the Sandstorm Plan of Arrangement at any time and from time to time, provided that each such amendment, modification or supplement must be (i) agreed to in writing by IRC, Sandstorm and Royal Gold, (ii) filed with the Court and, if made following the Sandstorm Meeting, approved by the Court, and (iii) communicated to Sandstorm shareholders and the holders of Sandstorm stock options, Sandstorm restricted share rights and Sandstorm performance share rights if and as required by the Court.
•Subject to the provisions of the Sandstorm Interim Order, any amendment, modification or supplement to the Sandstorm Plan of Arrangement may be proposed by Royal Gold and Sandstorm at any time prior to the Sandstorm Meeting (provided, however, that Sandstorm and Royal Gold shall have consented thereto in writing), with or without any other prior notice or communication, and, if so proposed and accepted by the persons voting at the Sandstorm Meeting (other than as may be required under the Sandstorm Interim Order), shall become part of the Sandstorm Plan of Arrangement for all purposes.
•Any amendment, modification or supplement to the Sandstorm Plan of Arrangement that is approved or directed by the Court following the Sandstorm Meeting shall be effective only if: (i) it is consented to in writing by each of IRC, Sandstorm and Royal Gold (each acting reasonably); and (ii) if required by the Court, it is consented to by the Sandstorm shareholders voting in the manner directed by the Court.
•Any amendment, modification or supplement to the Sandstorm Plan of Arrangement may be made by Sandstorm and Royal Gold without the approval of or communication to the Court or the Sandstorm shareholders, provided that it concerns a matter which, in the reasonable opinion of Sandstorm and Royal Gold, is of an administrative or ministerial nature required to better give effect to the implementation of the Sandstorm Plan of Arrangement and is not adverse to the financial or economic interests of any of the Sandstorm shareholders or holders of Sandstorm stock options, Sandstorm restricted share rights and Sandstorm performance share rights.
•The Sandstorm Plan of Arrangement may be withdrawn prior to the Sandstorm Effective Time in accordance with the terms of the Sandstorm Arrangement Agreement.
Governing Law
The Sandstorm Arrangement Agreement is governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.
Injunctive Relief
Prior to the termination of the Sandstorm Arrangement Agreement in accordance with its terms, a non-breaching party will be entitled to equitable relief, including injunctive relief and specific performance, in order to prevent breaches or threatened breaches of the Sandstorm Arrangement Agreement and to enforce specifically the terms and provisions of the Sandstorm Arrangement Agreement, in addition to any other remedy available to the parties at law or equity for breaches of the Sandstorm Arrangement Agreement.

The Horizon Arrangement Agreement and the Horizon Plan of Arrangement
The summary of the material provisions of the Horizon Arrangement Agreement and the Horizon Plan of Arrangement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Horizon Arrangement Agreement, a copy of which is attached to this proxy statement as Annex B, and the Horizon Plan of Arrangement which is attached as Schedule A to the Horizon Arrangement Agreement. This summary may not contain all of the information about the Horizon Arrangement Agreement and the Horizon Plan of Arrangement that is important to you. We urge you to carefully read the Horizon Arrangement Agreement in its entirety, including all of its schedules, as it is the legal document governing the Horizon Arrangement. The Horizon Arrangement Agreement contains representations and warranties that the parties have made to each other as of specific dates. The assertions embodied in the representations and warranties in the Horizon Arrangement Agreement were made solely for purposes of the Horizon Arrangement Agreement and the Horizon Arrangement and agreements contemplated thereby among the parties thereto, and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and the assertions embodied in the representations and warranties contained in the Horizon Arrangement Agreement (and summarized below) are qualified by information in a disclosure letter provided by Horizon to Royal Gold in connection with the signing of the Horizon Arrangement Agreement and by certain information contained in certain of Horizon’s filings on SEDAR+. The disclosure letter and SEDAR+ filings contain information that modifies, qualifies and creates exceptions to Horizon’s representations and warranties set forth in the Horizon Arrangement Agreement. In addition, information concerning the subject matter of the representations and warranties may have changed or may change after July 6, 2025 and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. In addition, if specific material facts arise that contradict the representations and warranties in the Horizon Arrangement Agreement, Royal Gold or Horizon, as applicable, will disclose those material facts in the public filings that it makes with the SEC (in the case of Royal Gold) or SEDAR+ (in the case of Horizon) in accordance with, and to the extent required by, applicable law. Accordingly, the representations and warranties in the Horizon Arrangement Agreement, the Horizon Plan of Arrangement and their descriptions in this proxy statement should not be read alone, but instead should be read in conjunction with the other information contained in the reports, statements and filings Royal Gold and Horizon publicly file with the SEC (in the case of Royal Gold) and on SEDAR+ (in the case of Horizon). For more information regarding Royal Gold’s SEC filings, see the “Where You Can Find More Information” section of this proxy statement.
The Horizon Arrangement
The Horizon Arrangement Agreement provides that at the Horizon Effective Time, Royal Gold (through IRC) will acquire all of the issued and outstanding Horizon common shares in exchange for cash consideration, with Horizon continuing as a wholly owned subsidiary of Royal Gold. The Horizon Arrangement will be implemented by way of the Horizon Plan of Arrangement under the provisions of the BCBCA and requires approval of at least (i) 66⅔% of the votes cast by Horizon shareholders present in person or represented by proxy and entitled to vote at the Horizon Meeting, (ii) 66⅔% of the votes cast by Horizon securityholders present in person or represented by proxy and entitled to vote at the Horizon Meeting, voting as a single class, (iii) a simple majority of the votes cast by Horizon shareholders present in person or represented by proxy and entitled to vote at the Horizon Meeting, excluding the votes cast by Horizon shareholders whose votes are required to be excluded under MI 61-101, and (iv) the Court.

The Horizon Arrangement will become effective at the Horizon Effective Time on the Horizon Effective Date in accordance with the Horizon Plan of Arrangement. If the Horizon Final Order is granted, and all other conditions to completion of the Horizon Arrangement as set out in the Horizon Arrangement Agreement are satisfied or waived (to the extent that such conditions are capable of being satisfied prior to the Horizon Effective Date and, if waived, are not prohibited from being waived), the Horizon Effective Date is expected to occur in the fourth quarter of 2025.
Consideration Received Pursuant to the Horizon Arrangement
On the Horizon Effective Date, each Horizon shareholder (other than Sandstorm or its subsidiaries or dissenting Horizon shareholders) will receive C$2.00 in cash in exchange for each Horizon common share, subject to adjustment as set forth in the Horizon Arrangement Agreement, if applicable.
If between the date of the Horizon Arrangement Agreement and the Horizon Effective Time, Horizon pays any dividend or distribution on the Horizon common shares, or declares a dividend or distribution with a record date prior to the Horizon Effective Date, the Horizon Consideration and any other dependent items will be adjusted to achieve for the Horizon shareholders the economic effect contemplated by the Horizon Arrangement Agreement and the Horizon Plan of Arrangement prior to the occurrence of such dividend or other distribution.
Treatment of Horizon Warrants in the Horizon Arrangement
Each Horizon warrant outstanding immediately prior to the Horizon Effective Time held by a holder, whether vested or unvested, will be transferred to Horizon in exchange for a cash payment from Horizon equal to the amount by which the Horizon Consideration exceeds the per share exercise price of such warrant (less any applicable withholdings), and such Horizon warrant shall be immediately cancelled. If the exercise price per share of a Horizon warrant is equal to or greater than the Horizon Consideration, such warrant will be cancelled for no consideration and none of Horizon, Royal Gold or IRC will be obligated to pay the holder of such warrant any amount in respect of such warrant.
Treatment of Horizon Equity Awards in the Horizon Arrangement
Horizon equity-based awards that are outstanding immediately prior to the Horizon Effective Time will be treated in accordance with the Horizon Arrangement Agreement and the applicable Horizon equity incentive plan.
Horizon Options
Each option to purchase Horizon common shares outstanding immediately prior to the Horizon Effective Time, whether vested or unvested, will be surrendered and transferred to Horizon in exchange for a cash payment from Horizon equal to the amount by which the Horizon Consideration exceeds the per share exercise price of such option (less any applicable withholdings). If the exercise price per share of a Horizon option is equal to or greater than the Horizon Consideration, such option will be cancelled for no consideration and none of Horizon, Royal Gold or IRC will be obligated to pay the holder of such option any amount in respect of such option.
Horizon Restricted Share Rights
Each Horizon restricted share right outstanding immediately prior to Horizon Effective Time, whether vested or unvested, will be transferred to Horizon and immediately canceled in exchange for a cash payment from Horizon equal to the number of Horizon common shares underlying such restricted share right multiplied by the Horizon Consideration (less any applicable withholdings).

Dissent Rights of Horizon Shareholders
A registered Horizon shareholder may exercise rights of dissent with respect to all (but not less than all) of the Horizon common shares held by such Horizon shareholder pursuant to Division 2 of Part 8 of the BCBCA, as modified by the Horizon Interim Order, the Horizon Final Order and the Horizon Plan of Arrangement. A Horizon shareholder validly exercising, and not validly withdrawing, dissent rights will be entitled to be paid the fair value of the Horizon common shares held by such Horizon shareholder, which fair value will be the fair value of such Horizon common shares determined as of the close of business on the day immediately before the approval of the Horizon Arrangement Resolution. All payment of any kind in settlement or satisfaction of the rights of any Horizon shareholder exercising dissent rights will be made by IRC. Horizon shareholders exercising their dissent rights shall be deemed not to have participated in the Horizon Arrangement and will be deemed to have transferred and assigned such dissent shares, free and clear of any liens, to IRC pursuant to the Horizon Plan of Arrangement.
None of the following will be entitled to exercise dissent rights: (i) a person who is not a registered holder of Horizon common shares as of the record date for the Horizon Meeting and as of the deadline for exercising dissent rights, (ii) Horizon shareholders who vote or have instructed a proxyholder to vote their Horizon common shares in favor of the Horizon Arrangement Resolution, (iii) a holder of Horizon incentive awards or Horizon warrants in respect of such incentive awards or Horizon warrants, respectively, or (iv) a Horizon shareholder who has not complied with the dissent right procedures or who withdrew such exercise prior to the Horizon Effective Time.
Deposit of Horizon Consideration
Royal Gold and Horizon expect to appoint Computershare Investor Services Inc. to act as depositary to handle the payment of the Horizon Consideration. Following receipt by Horizon of the Horizon Final Order and at least one business day prior to the Horizon Effective Date, Royal Gold will deposit in escrow or cause to be deposited in escrow sufficient cash to satisfy the aggregate consideration payable to Horizon shareholders pursuant to the Horizon Arrangement.
Upon surrender to the depositary for cancellation of a certificate or a direct registration statement advice (“DRS Advice”) which immediately prior to the Horizon Effective Time represented outstanding Horizon common shares that were transferred pursuant to the Horizon Arrangement, together with a duly completed and executed letter of transmittal and any such additional documents and instruments as the depositary or Royal Gold may reasonably require, the registered holder of such Horizon common shares represented by such surrendered certificate or DRS Advice will be entitled to receive the corresponding Horizon Consideration, less any amounts withheld pursuant to the Horizon Plan of Arrangement, and any certificate or DRS Advice so surrendered will be cancelled.
After the Horizon Effective Time and until surrendered for cancellation, each certificate or DRS Advice that immediately prior to the Horizon Effective Time represented one or more outstanding Horizon common shares (other than Horizon common shares held by dissenting Horizon shareholders) will be deemed at all times to represent only the right to receive in exchange therefor the consideration that the holder of such certificate or DRS Advice is entitled to receive in accordance with the Horizon Arrangement, less any amounts withheld pursuant to the Horizon Plan of Arrangement.
Efforts to Obtain Required Horizon Securityholder Approval
Horizon is required to duly call, give notice of, convene and conduct the Horizon Meeting in accordance with the Horizon Interim Order, Horizon’s constating documents and applicable laws, using commercially reasonable efforts to convene and conduct the Horizon Meeting as soon as practicable, and in any event, within 45 days of the receipt of the clearance of this proxy statement by the SEC. Horizon will cooperate with Royal Gold to schedule and convene the Horizon Meeting on the same date and time as the Special Meeting and the Sandstorm Meeting.

Horizon may not adjourn, postpone or cancel the Horizon Meeting except (i) as required by applicable laws, (ii) as required for quorum purposes (in which case the Horizon Meeting will be adjourned or postponed and not cancelled) for up to ten days following the prior-scheduled date but no later than the fifth business day preceding the Horizon Outside Date, (iii) for up to six business days if the Horizon Meeting is scheduled to occur during the Horizon Matching Period (as described below under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation”) and either party elects to adjourn or postpone the Horizon Meeting, (iv) for up to 15 business days following delivery of a notice from a party to the other party of its intent to terminate the Horizon Arrangement Agreement because of breaches of covenants, representations and warranties or other matters giving rise to such termination right, but not later than the fifth business day preceding the Horizon Outside Date, or (v) with Royal Gold’s prior written consent.
Unless the Horizon Board of Directors has changed its recommendation regarding the Horizon Arrangement as permitted under the Horizon Arrangement Agreement, Horizon has agreed that it will solicit proxies in favor of the Horizon Arrangement Resolution and against any resolution submitted by any Horizon shareholder (unless consented to by Royal Gold) and include in its circular the recommendation of the Horizon Board of Directors to the Horizon securityholders that they vote in favor of the Horizon Arrangement Resolution.
Final Court Approval
After the Horizon Interim Order has been obtained and the Horizon securityholders have approved the Horizon Arrangement, Horizon is required to pursue an application for the Horizon Final Order pursuant to Section 291 of the BCBCA as soon as reasonably practicable, but in any event within four business days after the Horizon Requisite Securityholder Approval is obtained. The Court will consider, among other things, the procedural and substantive fairness of the terms and conditions of the Horizon Arrangement to the Horizon securityholders.
Corporate Governance
Royal Gold has not entered into any agreement or understanding with Horizon regarding changes to the Royal Gold Board of Directors or management, and no changes to the composition of the Royal Gold Board of Directors or management are contemplated in connection with the Horizon Arrangement.
Representations and Warranties
The Horizon Arrangement Agreement contains certain representations and warranties of Horizon relating to the following: organization and qualification; authority; no conflicts; required filings and consent; subsidiaries; equity interests; compliance with laws and constating documents; authorizations; capitalization and listing; shareholder and similar agreements; reporting issuer status; reports; stock exchange matters; financial statements; auditors; no undisclosed liabilities; real property; operational matters; assets; scientific and technical information; employment matters; absence of certain changes or events; litigation; intellectual property; taxes; books and records; insurance; benefit plans; non-arm’s length transactions; environmental matters; material contracts; standstill agreements; whistleblower reporting; restrictions on business activities; brokers; corrupt practices legislation; sanctions; modern slavery; trade laws; bankruptcy; privacy and security; and certain matters related to MI 61-101.
The Horizon Arrangement Agreement also contains certain representations and warranties of Royal Gold and, in certain cases, IRC relating to the following: organization and qualification; authority; no conflict; required filings and consent; ownership of IRC; availability of funds; bankruptcy; and the Investment Canada Act.

Certain of the representations and warranties of Horizon, Royal Gold and IRC, as applicable, are qualified as to “materiality” or, in the case of Horizon, “material adverse effect.” For purposes of the Horizon Arrangement Agreement, the term “material adverse effect” means, with respect to Horizon, any one or more changes, effects, events, occurrences or states of fact or circumstance, either individually or in the aggregate, that (i) prevents, materially delays or materially impairs, or would reasonably be expected to prevent, materially delay or materially impair, the ability of Horizon or its subsidiaries to consummate the transactions contemplated by the Horizon Arrangement Agreement, or (ii) is, or would reasonably be expected to be, material and adverse to the business, results of operations or condition (financial or otherwise) of Horizon and its subsidiaries, taken as a whole, except for any such change, effect, event, occurrence or state of facts or circumstance resulting or arising from or relating to:
•the announcement or execution of the Horizon Arrangement Agreement or the implementation of the transactions contemplated thereby (including the impact of any of the foregoing on the relationships, contractual or otherwise, of Horizon with customers, suppliers, service providers and employees), other than with respect to any representation or warranty meant to address consequences resulting from the execution and delivery of the Horizon Arrangement Agreement or the consummation of the transactions or performance of the obligations thereunder;
•any change in the market price or trading volume of any securities of Horizon or Entrée Resources Ltd.;
•the failure of Horizon to meet any internal or published projections, forecasts, guidance, budgets, or estimates of revenues, earnings, cash flow or other financial performance or results of operations for any period;
•any change affecting the mining industry as a whole;
•any change (on a current or forward basis) in the price of metals or any changes in commodity prices or general market prices affecting the mining industry generally;
•general political, economic, financial, currency exchange, inflation, interest rates, securities or commodity market conditions including the imposition, adjustment or revocation of tariffs;
•any change or prospective change after the date of the Horizon Arrangement Agreement in IFRS, or changes or prospective changes in regulatory accounting requirements applicable to the industries in which Horizon conducts business;
•the commencement, continuation or escalation of any war, armed hostilities or acts of terrorism;
•the occurrence of any cyber-attack or data breach, other than a cyber-attack that is primarily directed at (or a data breach that primarily involves) Horizon or any of its subsidiaries;
•any general outbreak of illness, pandemic (including COVID-19 or derivatives or variants thereof), epidemic, national health emergency, forced quarantine, lockdown or similar event, or the worsening thereof;
•any natural disaster, including any hurricane, flood, tornado, earthquake, forest fire, weather-related event or man-made natural disaster; or
•any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable law of and by any Governmental Entity (including with respect to taxes);
provided, however, that if with respect to all but the first three bullet points above, any such change, effect, event, occurrence or state of facts or circumstance has a disproportionate effect on Horizon and its subsidiaries, taken as a whole, compared to other entities that own and manage mining royalty and streaming interests, the disproportionate change, effect, event, occurrence or state of facts or circumstance may be taken into account in determining whether a Horizon material adverse effect has occurred. References in the

Horizon Arrangement Agreement to dollar amounts are not intended to be illustrative or interpretive for the purposes of determining whether a “material adverse effect” has occurred.
The representations and warranties of Royal Gold and Horizon contained in the Horizon Arrangement Agreement will not survive the completion of the Horizon Arrangement and will expire and be terminated on the earlier of the Horizon Effective Time and the date on which the Horizon Arrangement Agreement is terminated in accordance with its terms.
Covenants
Horizon and Royal Gold have covenanted and agreed to undertake certain covenants between the date of the Horizon Arrangement Agreement and the earlier of the Horizon Effective Time and the termination of the Horizon Arrangement Agreement. A brief summary of certain of those covenants is provided below.
Covenants of Horizon Relating to the Conduct of Business
Horizon has covenanted and agreed that, during the period from the date of the Horizon Arrangement Agreement until the earlier of the Horizon Effective Time and the termination of the Horizon Arrangement Agreement in accordance with its terms, except (i) as required by law, (ii) with the prior written consent of Royal Gold (not to be unreasonably withheld, conditioned or delayed), (iii) as set out in the disclosure letter provided by Horizon to Royal Gold, or (iv) as otherwise expressly contemplated or permitted by the Horizon Arrangement Agreement or the Horizon Plan of Arrangement:
•Horizon will, and will cause each of its subsidiaries to, conduct its and their respective businesses in, not take any action except in, and maintain and preserve its and their respective assets, contractual rights (including under any contracts in respect of principal assets), facilities, books and records in, the ordinary course and will use commercially reasonable efforts to maintain and preserve in all material respects its and their present business organization, operations, assets, contractual rights (including under any contracts in respect of principal assets), properties and goodwill, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships consistent with past practice with joint venture partners, suppliers, distributors, employees and Governmental Entities having business relationships with them;
•Horizon will, subject to compliance with applicable laws, cooperate with and keep Royal Gold reasonably informed regarding Horizon’s business and operations, including through meetings with Royal Gold, and will provide such other access to its officers, employees, agents, properties, books and records as Royal Gold may reasonably request, including by providing Royal Gold with a reasonable opportunity to access and discuss material information or other technical information with respect to Horizon’s principal assets and underlying mineral properties, and by facilitating business integration planning; provided, however, that Horizon will not be required to provide Royal Gold with any information that would (i) violate any obligations of Horizon or any of its subsidiaries with respect to confidentiality to any third party, or otherwise breach, contravene or violate any contract to which Horizon or any of its subsidiaries is a party, or (ii) breach, contravene or violate any applicable law;
•Horizon will cause its nominees to the board of directors of Artmin Madencilik Sanayi ve Ticaret A.Ş. (“Artmin”) to timely attend all meetings of the Artmin board of directors and to promptly enforce any such nominee’s rights as a director of Artmin, including any right to receive timely notice of the business of each director meeting in advance, which notice Horizon will cause to be shared with Royal Gold, subject to applicable law and to the extent permitted under the Hod Maden Joint Venture;
•without limiting the generality of the first bullet point above, Horizon will not consent to, condone or acquiesce to, or vote or cause or permit to be voted any of its Hod Maden Project interest in favor of, and will procure that any of its nominees to the board of directors of Artmin not consent to, condone, acquiesce to or vote in favor of:

•certain specified director and shareholder matters enumerated in the Hod Maden Joint Venture;
•any matter that would prevent Artmin from continuing to carry on the Hod Maden Project in the ordinary course or maintaining the Hod Maden Project on at least a care and maintenance basis, including maintaining all Hod Maden Project assets in good standing, or would result in Artmin carrying on any business or conducting any activities other than with respect to the business of the Hod Maden Project;
•any declaration, accrual, setting aside or paying of any dividend or the making of any other distribution (whether in cash, securities or property or any combination thereof) in respect of any securities in the capital of Artmin or of any of its subsidiaries;
•any amendment to the constating documents of Artmin;
•without limiting the generality of the first bullet point above:
•Horizon will not, and will not permit any of its subsidiaries to, directly or indirectly, sell, lease, dispose of, license, permit a lien (other than a permitted lien for Horizon as specified in the Horizon Arrangement Agreement) to be created on or agree to sell, dispose of, license, permit a lien (other than a permitted lien) to be created on or otherwise transfer (other than through the creation of a permitted lien as specified in the Horizon Arrangement Agreement) any interest in its principal assets;
•Horizon will comply (and cause its subsidiaries to comply) with its material obligations under its principal assets;
•Horizon will not, and will not permit any of its subsidiaries to, directly or indirectly, alter, amend or otherwise modify or supplement, or waive any material provision of any contract in respect of any of its principal assets;
•Horizon will not, and will not permit any of its subsidiaries to, directly or indirectly take or omit to take any action, or cause or permit any of its subsidiaries to take or omit to take any action, which would cause any loss or diminishment of any of its contractual rights in respect of its principal assets, except as would not individually or in the aggregate materially and adversely impact Horizon and its subsidiaries;
•without limiting the generality of the first bullet point above, Horizon will not, and will not permit any of its subsidiaries to, directly or indirectly:
•other than as required by the terms of any Horizon warrant, equity incentive plan or written employment agreement, issue, sell, grant, award, pledge, dispose of, or permit a lien (other than a permitted lien for Horizon as specified in the Horizon Arrangement Agreement) to be created, or agree to issue, sell, grant, award, pledge, dispose of, or permit a lien (other than a permitted lien for Horizon as specified in the Horizon Arrangement Agreement) to be created, on any Horizon common shares, or other equity or voting interests or any options, stock appreciation rights, warrants, calls, conversion or exchange privileges or rights of any kind to acquire (whether on exchange, exercise, conversion or otherwise) any Horizon common shares or other equity or voting interests or other securities or any shares of its subsidiaries, other than pursuant to the exercise or settlement of any Horizon warrant or incentive awards that were outstanding as of the date of the Horizon Arrangement Agreement;
•amend or propose to amend the notice of articles, articles or other constating documents of Horizon and its subsidiaries or the terms of any securities of Horizon or any of its subsidiaries;
•declare, accrue, set aside or pay any dividend or make any other distribution to Horizon shareholders (whether in cash, securities or property or any combination thereof) in respect of any Horizon common shares or the securities of any of its subsidiaries;

•other than in connection with any Horizon Pre-Acquisition Reorganization, split, consolidate or reclassify any outstanding Horizon common shares or the securities of any of its subsidiaries or undertake any other capital reorganization;
•redeem, purchase or offer to purchase any Horizon common shares or other securities of Horizon or any shares or other securities of its subsidiaries, other than (i) in connection with any Horizon Pre-Acquisition Reorganization, and (ii) pursuant to the settlement of any Horizon incentive awards that were outstanding as of the date of the Horizon Arrangement Agreement, in each case in accordance with their terms and except as may be required in connection with a Horizon Pre-Acquisition Reorganization;
•except in connection with a Horizon Pre-Acquisition Reorganization, reorganize, amalgamate or merge Horizon or any of its subsidiaries with any other person;
•except in connection with a Horizon Pre-Acquisition Reorganization, reduce the stated capital of the shares of Horizon or of any of its subsidiaries;
•sell, lease, dispose of, license, permit a lien (other than a permitted lien for Horizon as specified in the Horizon Arrangement Agreement) to be created on or agree to sell, dispose of, license, permit a lien (other than a permitted lien for Horizon as specified in the Horizon Arrangement Agreement) to be created on or otherwise transfer (other than through the creation of a permitted lien for Horizon as specified in the Horizon Arrangement Agreement) any other Horizon assets or in any interest in any other Horizon assets;
•acquire (by merger, consolidation, acquisition of stock or assets or otherwise) or agree to acquire, directly or indirectly, in one transaction or in a series of related transactions, any person, or make any investment or agree to make any investment (by purchase of shares or securities, contributions of capital (other than to wholly-owned subsidiaries), property transfer, purchase of any property or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, in any person, other than acquisitions of assets, equipment and supplies in the ordinary course with a value that does not exceed $5 million (in the aggregate), excluding certain capital expenditures permitted under the Horizon Arrangement Agreement;
•incur, create, assume or otherwise become liable for any indebtedness for borrowed money or any other material liability or obligation or issue any debt securities, or guarantee or otherwise become responsible for, the obligations of any other person or make any loans or advances to any person that is not a subsidiary of Horizon in excess of $5 million (in the aggregate), except in connection with ordinary course working capital needs (including, without limitation, the indebtedness incurred or to be incurred under Horizon’s credit facility);
•adopt a plan of liquidation or resolutions providing for the winding-up, liquidation or dissolution of Horizon or any of its subsidiaries;
•pay, discharge, settle, satisfy, compromise, waive, assign or release any material claims, liabilities or obligations prior to the same becoming due, other than (i) the payment, discharge or satisfaction of liabilities reflected or reserved against in Horizon’s financial statements or incurred in the ordinary course, (ii) for an aggregate amount of no greater than $1 million, or (iii) payment of any fees related to the Horizon Arrangement;
•waive, release, grant, transfer, exercise, modify or amend in any material respect, other than in the ordinary course, any material authorization, lease, concession, contract or other document (other than relating to any contracts relating to Horizon’s principal assets, which are governed under the fifth bullet point above);
•take any action or fail to take any action which action or failure to act would result in the material loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension, revocation or limitation of rights under, any material authorizations necessary to conduct its businesses as now conducted or planned to be conducted;
•other than (i) as required by the terms of Horizon’s equity incentive plans in the ordinary course, (ii) in accordance with the Horizon Arrangement Agreement or the Horizon Plan of Arrangement, or (iii) as is necessary to comply with applicable laws or the current terms of any contracts or Horizon benefit plans:
•grant to any Horizon employee an increase in compensation in any form, or grant any general salary increase (other than base salary increases for Horizon employees in the ordinary course);
•make any loan to any Horizon employee (other than expense reimbursements in the ordinary course);
•take any action with respect to the grant of any severance, retention, change of control or bonus (or other payment that would be triggered by the transactions contemplated by the Horizon Arrangement Agreement) to, or enter into any employment agreement, deferred compensation or other similar agreement (or amend any such existing agreement) with, any Horizon employee, former Horizon employee, director, officer, contractor, former contractor or agent of Horizon or any of its subsidiaries, or to any other person;
•increase any benefits payable under any existing severance or termination pay policies or employment agreements, or adopt or materially amend or make any contribution to any Horizon benefit plan or other bonus, profit sharing, option, pension, retirement, deferred compensation, insurance, incentive compensation, compensation or other similar plan, agreement, trust, fund or arrangement for the benefit of directors or Horizon employees or former directors or former Horizon employees;
•adopt, enter into, establish, modify, amend or terminate any Horizon benefit plan or any benefit plan, program, policy, practice, program, agreement, arrangement, or undertaking that would be a Horizon benefit plan if in effect as of the date of the Horizon Arrangement Agreement;
•increase bonus levels or other benefits payable to any director or executive officer;
•provide for accelerated vesting, removal of restrictions or an exercise of any stock-based or stock-related awards (including Horizon options);
•establish, adopt or amend (except as required by applicable law) any collective bargaining agreement or similar agreement;
•hire or engage, or amend the terms of employment or engagement of, any Horizon employee or independent contractor with total annual salaries or fees for services (as applicable) exceeding $250,000 (other than to replace any existing Horizon employee or dependent or independent contractor performing a similar function on substantially similar annual salaries or fees for services, as applicable); or
•terminate the employment or engagement of any Horizon employees (vice president or above), directors or other material service providers (other than for cause);
•save and except in connection with the termination of Horizon’s credit facility as contemplated by the Horizon Arrangement Agreement, enter into or terminate any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or other financial instruments or like transaction other than in the ordinary course;
•materially change the business carried on by Horizon and its subsidiaries, as a whole;

•amend its accounting policies or adopt new accounting policies, except as required by concurrent changes in IFRS;
•knowingly take any action or knowingly permit any inaction or knowingly enter into any transaction (other than the implementation and fulfillment of a Horizon Pre-Acquisition Reorganization and actions taken in the ordinary course) that would have the effect of preventing Royal Gold or a subsidiary of Royal Gold from obtaining a tax cost “bump,” otherwise available, pursuant to paragraphs 88(1)(c) and (d) of the Income Tax Act (Canada) in respect of the non-depreciable capital property owned by Horizon or a subsidiary of Horizon for the purposes of the Income Tax Act (Canada) upon an amalgamation with Horizon or such subsidiary or a winding-up of Horizon or such subsidiary into Royal Gold or a subsidiary of Royal Gold (or successor by amalgamation to Royal Gold or a subsidiary of Royal Gold);
•enter into any contract or series of contracts resulting in a new contract or series of related new contracts having a term in excess of 12 months and that would not be terminable by Horizon or its subsidiaries upon notice of 90 days or less from the date of the relevant contract, or that would impose financial obligations on Horizon or any of its subsidiaries in excess of $5 million (in the aggregate) or would otherwise be a material contract;
•(i) alter, amend or otherwise modify or supplement, or waive any material contract with Sandstorm (save for non-material amendments); (ii) with respect to any material contract to which Sandstorm is not party and which is not a contract in respect of a principal asset of Horizon, alter, amend, or otherwise modify or supplement or waive any material provision or condition of, any such material contract (other than Horizon’s credit facility, the termination of which is contemplated by the Horizon Arrangement Agreement); (iii) enter into any new standstill agreement; or (iv) alter, amend or otherwise modify or supplement, or waive, any indemnity or payment agreement;
•incur any capital expenditures or enter into any agreement obligating Horizon or its subsidiaries to provide for future capital expenditures involving payments in excess of $1 million (in the aggregate), other than expenditures pursuant to existing commitments;
•cause or permit any subsidiary of Horizon to take any action which would render, or which would reasonably be expected to render, any representation or warranty made by Horizon in the Horizon Arrangement Agreement untrue or inaccurate in any material respect (disregarding for this purpose all materiality or Horizon material adverse effect qualifications contained therein); or
•commence, as plaintiff, any legal proceeding before a Governmental Entity that would reasonably be expected to prevent or delay the consummation of the transactions contemplated by the Horizon Arrangement Agreement;
•Horizon will not terminate, let lapse or amend or modify any insurance policy maintained by Horizon and its subsidiaries; and except as contemplated by the Horizon Arrangement Agreement, Horizon will use its commercially reasonable efforts to cause its and its subsidiaries’ current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect, provided that, subject to an exception for a customary “tail” policy, neither Horizon nor any of its subsidiaries will obtain or renew any insurance (or re-insurance) policy for a term exceeding 12 months;
•Horizon and each of its subsidiaries will:

•duly and timely file all tax returns required to be filed by it on or after the date of the Horizon Arrangement Agreement and all such tax returns will be true, complete and correct in all material respects;
•timely deduct, withhold, collect, remit and pay all taxes which are required to be deducted, withheld, collected, remitted or paid by it to the extent due and payable;
•not make, change or rescind any material election, information return or designation relating to taxes, except as may be required by applicable laws;
•not make a request for a tax ruling, voluntarily disclose any potential or actual tax issue to any taxing authority, or enter into or amend any agreement with any taxing authorities, or consent to any extension or waiver of any limitation period with respect to taxes;
•not settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes affecting Horizon or any of its subsidiaries (other than the payment, discharge or satisfaction of liabilities reflected in or reserved against in the audited consolidated financial statements of Horizon for the year ended December 31, 2024);
•not surrender any right to claim any abatement, reduction, deduction, exemption, credit or refund in respect of taxes;
•not enter into any tax sharing agreement;
•terminate all tax sharing agreements without further liability to Royal Gold, Horizon, or its subsidiaries following the Horizon Effective Time;
•not amend any tax return or change any of its methods or periods of reporting income, deductions or accounting for income tax purposes from those employed in the preparation of its income tax return for the tax year ended December 31, 2024, except as may be required by applicable laws;
•keep Royal Gold reasonably informed of any events, discussions, correspondence or other action with respect to any tax audit, investigation or assessment (other than ordinary course communications which could not reasonably be expected to be material to Horizon and its subsidiaries); and
•Horizon will not authorize, agree or otherwise commit to do any of the matters otherwise prohibited by the foregoing.
Covenants of Horizon, Royal Gold and IRC Relating to the Horizon Arrangement
Each of Horizon, Royal Gold and IRC has covenanted and agreed that, during the period from the date of the Horizon Arrangement Agreement until the earlier of the Horizon Effective Time and the termination of the Horizon Arrangement Agreement in accordance with its terms, it will and will cause its subsidiaries to perform all obligations required to be performed by it or any of its subsidiaries under the Horizon Arrangement Agreement, co-operate with the other parties in connection therewith, and do all such other acts and things as may be reasonably necessary or desirable in order to consummate and make effective the transactions contemplated in the Horizon Arrangement Agreement, and each of Horizon, Royal Gold and IRC will, and will cause its subsidiaries to:
•other than in respect of regulatory approvals, use its commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from it or its subsidiaries relating to the Horizon Arrangement;
•use its commercially reasonable efforts to obtain all third party consents, approvals and notices required to complete the transactions contemplated by the Horizon Arrangement Agreement, including, in the case of Horizon, under any material contract other than Horizon’s credit facility;
•upon reasonable consultation with the other parties, use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings challenging or affecting the Horizon

Arrangement Agreement or the consummation of the transactions contemplated by the Horizon Arrangement Agreement;
•other than in respect of regulatory approvals, use commercially reasonable efforts to satisfy all conditions precedent applicable to such party, as described below under “—Conditions to Completion of the Horizon Arrangement,” and take all steps set forth in the Horizon Interim Order and the Horizon Final Order applicable to it and comply promptly with all requirements imposed by law on it or its subsidiaries with respect to the Horizon Arrangement Agreement or the Horizon Arrangement to the extent the same is within its control;
•not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with the Horizon Arrangement Agreement, or which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Horizon Arrangement or the transactions contemplated by the Horizon Arrangement Agreement, provided that this covenant will not require a party to (i) change the time for performance of any of the obligations or acts of the other parties; (ii) waive any inaccuracies or modify any representation or warranty contained in the Horizon Arrangement Agreement or in any document delivered pursuant to the Horizon Arrangement Agreement; (iii) waive compliance with or modify any of the covenants contained in the Horizon Arrangement Agreement and waive or modify performance of any of the obligations of the other parties; or (iv) waive compliance with or modify any conditions for the benefit of such party described below under “—Conditions to Completion of the Horizon Arrangement”; and
•promptly (and, in any event, within 24 hours) notify the other parties of:
•any notice or other communication from any person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such person (or another person) is required in connection with the Horizon Arrangement Agreement or the Horizon Arrangement; and
•any material proceedings commenced or, to the knowledge of the party, threatened against, relating to or involving or otherwise affecting the party or any of its subsidiaries in connection with the Horizon Arrangement Agreement or the Horizon Arrangement.
Horizon has also covenanted and agreed that, during the period from the date of the Horizon Arrangement Agreement until the earlier of the Horizon Effective Time and the termination of the Horizon Arrangement Agreement in accordance with its terms, it will and will cause its subsidiaries to:
•promptly (and, in any event, within 24 hours) notify Royal Gold and IRC of any Horizon material adverse effect or change, effect, event, occurrence or state of facts or circumstance that would reasonably be expected to have, individually or in the aggregate, a Horizon material adverse effect;
•cooperate with, and provide commercially reasonable assistance to, Royal Gold in the preparation of an election by Horizon under the Income Tax Act (Canada) such that Horizon ceases to be a “public corporation” for the purposes of the Income Tax Act (Canada);
•use its and their commercially reasonable efforts to procure, effective as of the Horizon Effective Time, resignations and mutual releases in form and substance satisfactory to Horizon and Royal Gold, acting reasonably, from the directors and officers of Horizon and its subsidiaries (other than any directors and officers who will be continuing their employment or services with Horizon or Royal Gold after the Horizon Effective Time); and
•give Royal Gold a reasonable opportunity to participate in the defense or settlement of any substantive shareholder litigation against Horizon or its directors or officers relating to the Horizon Arrangement, and no such settlement will be agreed to without the prior written consent of Royal Gold, which consent will not be unreasonably withheld, conditioned or delayed.
Covenants of Royal Gold Relating to the Sandstorm Arrangement
Royal Gold has covenanted and agreed that it will not, without the prior written consent of Horizon, which will not be unreasonably withheld or delayed, take any action that would amend the Sandstorm Arrangement

Agreement for any of the following purposes: (i) so that the Sandstorm Outside Date becomes a date that is later than January 6, 2026; (ii) so that the Sandstorm Consideration is decreased; (iii) so that the covenants of Royal Gold and IRC described above under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement—Covenants—Covenants of Sandstorm, Royal Gold and IRC Relating to the Sandstorm Arrangement” are amended to make such covenants less burdensome on either of Royal Gold or IRC; (iv) so that the conditions to the Sandstorm Closing are amended in any material respect; or (v) so that the termination rights of either party to the Sandstorm Arrangement Agreement are amended in any material respect.
Royal Gold has covenanted and agreed that, subject to compliance with applicable laws, it will provide information reasonably requested by Horizon regarding the status of the Sandstorm Arrangement and the Sandstorm Arrangement’s progress towards consummation, including by providing Horizon with a reasonable opportunity to discuss the same with Royal Gold, provided, however, that Royal Gold will not be required to provide Horizon with any information that would violate any contractual obligation of Royal Gold or its subsidiaries or breach, contravene or violate any applicable law.
Employment Matters
Prior to the Horizon Effective Time, Horizon has agreed to use commercially reasonable efforts to cause, and cause its subsidiaries to cause, directors and officers of Horizon and its subsidiaries (other than any directors or officers who will be continuing their employment or services with Horizon or Royal Gold after the Horizon Effective Time) to enter into mutual releases with Horizon and its subsidiaries of all claims against the other, in form and substance satisfactory to Horizon and Royal Gold, acting reasonably, excluding any claims arising from (i) any rights to indemnity that the director or officer may have under applicable law, including the BCBCA or the articles of Horizon, or any agreement with Horizon, (ii) any rights to contribution or indemnification that the director may have with respect to coverage under any applicable director’s and officer’s insurance policy of Horizon and (iii) any amounts payable pursuant to the Horizon Arrangement.
As of and from the Horizon Effective Time, Royal Gold has agreed that it will cause Horizon, its subsidiaries and any successor to Horizon to honor and fully comply with the terms of all of the severance, change of control, termination or other payment obligations of Horizon or its subsidiaries under the existing employment, consulting, change of control and severance agreements of Horizon or its subsidiaries which have been disclosed to Royal Gold.
Horizon Pre-Acquisition Reorganization
Subject to the following paragraph, Horizon has agreed to use commercially reasonable efforts to effect such reorganization of its business, operations, subsidiaries and assets or such other transactions (each, a “Horizon Pre-Acquisition Reorganization”) as Royal Gold may reasonably request prior to the Horizon Effective Date, reasonably cooperate with Royal Gold in structuring, planning and implementing any such Horizon Pre-Acquisition Reorganization, and the Horizon Plan of Arrangement, if required, will be modified accordingly in a manner acceptable to Horizon, acting reasonably, provided that the Horizon Pre-Acquisition Reorganization:
•will not prejudice Horizon or the Horizon securityholders;
•would not impede or materially delay the consummation of the Horizon Arrangement;
•does not require the approval of any of the Horizon securityholders (other than the approval of the Horizon Arrangement Resolution);
•is effected as close as reasonably practicable prior to the Horizon Effective Time, and, in any event, after all regulatory approvals have been obtained;
•will not be effected until after Royal Gold has waived or confirmed that all of the conditions stipulated in Royal Gold’s favor under the Horizon Arrangement Agreement (as described below under “—Conditions to Completion of the Horizon Arrangement—Mutual Conditions Precedent” and “—

Conditions to Completion of the Horizon Arrangement—Additional Conditions Precedent to the Obligations of Royal Gold”) have been satisfied, and has confirmed in writing that Royal Gold is prepared to promptly and without condition proceed to effect the Horizon Arrangement;
•does not require any filings with, notifications to or approvals of any Governmental Entity or third party which may not be made, effected or obtained prior to the Horizon Effective Date;
•can be unwound in the event the Horizon Arrangement is not consummated without adversely affecting, or being prejudicial to, Horizon, its subsidiaries or the Horizon securityholders;
•does not result in a change of control, default or acceleration of any of Horizon’s existing credit facilities, except as otherwise triggered by the Horizon Arrangement and the transactions contemplated by the Horizon Arrangement Agreement;
•does not unreasonably interfere with Horizon’s operations prior to the Horizon Effective Time;
•does not result in any breach by Horizon or any of its subsidiaries of any Horizon material contract or authorization material to Horizon, or any breach of Horizon’s constating documents or by any of its subsidiaries of their respective organizational documents or law; and
•does not require Horizon or its subsidiaries to take any action that could reasonably be expected to result in any taxes being imposed on, or any adverse tax or other consequences to, any Horizon securityholder or holder of Horizon incentive awards incrementally greater than the taxes or other consequences to such party in connection with the consummation of the Horizon Arrangement in the absence of any Horizon Pre-Acquisition Reorganization.
Royal Gold is required to provide written notice to Horizon of any proposed Horizon Pre-Acquisition Reorganization (including full particulars of all material steps and transactions with respect to such Horizon Pre-Acquisition Reorganization) at least 15 business days prior to the Horizon Effective Date. Royal Gold and Horizon have agreed to work cooperatively and use commercially reasonable efforts to prepare prior to the Horizon Effective Time all documentation necessary and do such other acts and things as are necessary to give effect to any such Horizon Pre-Acquisition Reorganization. Subject to the terms of the Horizon Arrangement Agreement, Horizon will use its commercially reasonable efforts to obtain any consents required to effect each Horizon Pre-Acquisition Reorganization.
Royal Gold has acknowledged and agreed that the planning for and implementation of any Horizon Pre-Acquisition Reorganization will not be considered a breach of any covenant under the Horizon Arrangement Agreement and will not be considered in determining whether a representation or warranty of Horizon under the Horizon Arrangement Agreement has been breached.
If the Horizon Arrangement Agreement is terminated (other than by Royal Gold for certain breaches by Horizon), Royal Gold has agreed to reimburse Horizon for all reasonable and documented out-of-pocket costs, fees and expenses incurred by Horizon and its subsidiaries in connection with any proposed Horizon Pre-Acquisition Reorganization or any voiding, reversing or unwinding thereof. In addition, following such a termination, Royal Gold has agreed to indemnify and hold harmless Horizon, its subsidiaries and their respective officers, directors, employees, agents, advisors and representatives from and against any and all liabilities, losses, damages, claims, penalties, interests, awards, judgments and taxes suffered or incurred by any of them in connection with or as a result of any Horizon Pre-Acquisition Reorganization or any voiding, reversing or unwinding thereof.
Other Covenants and Agreements
The Horizon Arrangement Agreement contains certain other covenants and agreements, including covenants relating to:
•the prepayment and termination of Horizon’s credit facility;
•the delisting of the Horizon common shares from the TSXV;

•Horizon’s election under the Income Tax Act (Canada) relating to cash payments made in exchange for the surrender of the Horizon options and certain related deductions;
•the obligation of Horizon and Royal Gold to use commercially reasonable efforts to obtain the regulatory approvals required in relation to the transactions contemplated by the Horizon Arrangement Agreement as promptly as practicable and in any event so as to allow the Horizon Effective Time to occur before the Horizon Outside Date;
•cooperation between Horizon and Royal Gold regarding any required reporting of the transactions contemplated by the Horizon Arrangement Agreement to any applicable taxing authority under the Income Tax Act (Canada);
•Royal Gold’s right to make an election under Section 338(g) of the Internal Revenue Code of 1986, and cooperation between Horizon and Royal Gold regarding such election;
•access by Royal Gold to certain information about Horizon during the period prior to the earlier of the Horizon Effective Time and the termination of the Horizon Arrangement Agreement pursuant to its terms;
•cooperation between Horizon and Royal Gold in connection with public announcements and communications;
•cooperation between Horizon and Royal Gold in seeking the Horizon Interim Order and the Horizon Final Order;
•cooperation between Horizon and Royal Gold in the preparation and filing of the management information circular of Horizon in connection with the Horizon Meeting and this proxy statement; and
•indemnification of present and former directors and officers of Horizon and its respective subsidiaries in respect of claims arising from facts or events which occurred prior to the Horizon Effective Time.
Non-Solicitation of Alternative Transactions and Change in Recommendation
Non-Solicitation
Horizon has agreed that, except as expressly provided in the Horizon Arrangement Agreement, it will not and will cause its subsidiaries not to (and will not authorize any representative to and will direct its representatives not to):
•solicit, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of Horizon or any of its subsidiaries) any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to an acquisition proposal;
•engage or participate in any discussions or negotiations with any person (other than Royal Gold or its affiliates) in respect of any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to an acquisition proposal, provided that Horizon may (i) advise any person of the restrictions of the Horizon Arrangement Agreement, (ii) clarify the terms of any inquiry, proposal or offer in order to determine if it may reasonably be expected to result in a superior proposal, and (iii) advise any person making an acquisition proposal that Horizon’s Board of Directors has determined that such acquisition proposal does not constitute, or is not reasonably expected to result in, a superior proposal;
•approve or authorize, or cause or permit Horizon or any of its subsidiaries to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or any other agreement or commitment providing for, any acquisition proposal (other than an acceptable confidentiality agreement permitted pursuant to the Horizon Arrangement Agreement); or
•do, or commit or agree to do, any of the following (each a “Horizon Change in Recommendation”):
•adopt, approve, publicly endorse or publicly recommend or publicly propose to adopt, approve, endorse or recommend, any acquisition proposal;
•withdraw, change, amend, modify or qualify, or otherwise publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to Royal Gold, the recommendation of the Horizon Board of Directors in favor of the Horizon Arrangement;
•if an acquisition proposal has been publicly disclosed, fail to (i) publicly recommend against any such acquisition proposal within five business days after Royal Gold’s written request that Horizon or the Horizon Board of Directors do so (or subsequently withdraw, change, amend, modify or qualify (or publicly propose to do so), in a manner adverse to Royal Gold, such rejection of such acquisition proposal) and (ii) reaffirm the recommendation of the Horizon Board of Directors in favor of the Horizon Arrangement within such five business day period (or, with respect to any acquisition proposal or any material amendment, revision or change to the terms of any such previously publicly disclosed acquisition proposal that is publicly disclosed within the last five days immediately prior to the then-scheduled Horizon Meeting, fail to take the actions referred to in this bullet point, with references to the applicable five business day period being replaced with three business days);
•fail to include the recommendation of the Horizon Board of Directors in favor of the Horizon Arrangement in the Horizon circular;
•make any public announcement or take any other action inconsistent with, or that could reasonably be likely to be regarded as detracting from, the approval, recommendation or declaration of advisability of the Horizon Board of Directors of the transactions contemplated by the Horizon Arrangement Agreement; or
•permit Horizon to accept or enter into any contract requiring Horizon to abandon, terminate or fail to consummate the Horizon Arrangement or providing for the payment of any break, termination or other fees or expenses to any person proposing an acquisition proposal in the event that Horizon completes the transactions contemplated by the Horizon Arrangement Agreement or any other transaction with Royal Gold or any of its affiliates.
Horizon has further agreed that it will (and will cause its subsidiaries and direct its representatives to) immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any person (other than Royal Gold or its affiliates) with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to an acquisition proposal and, in connection therewith, Horizon agreed that it will discontinue access to any of its and its subsidiaries’ confidential information (and not establish or allow access to any of its confidential information, or any data room, virtual or otherwise, in each case, except as permitted by the Horizon Arrangement Agreement) and will as promptly as reasonably practicable request, and use commercially reasonable efforts to exercise all rights it has (or cause its subsidiaries to exercise rights that they have) to require the return or destruction of all confidential information regarding Horizon and its subsidiaries provided in the preceding 12-month period in connection therewith (to the extent such information has not already been returned or destroyed and will use its commercially reasonable efforts to confirm that such requests are complied with in accordance with the terms of such rights) and will, on the request of Royal Gold, provide written confirmation that it has done so. Horizon has agreed it will not, nor authorize or permit its subsidiaries to, directly or indirectly, amend, modify or release any third party from any confidentiality, non-solicitation or standstill agreement (or standstill provisions contained in any such agreement) to which such third party is a party (it being understood that the automatic termination or release of any standstill provisions contained in any such agreements as a result of the entering into or announcement of the Horizon Arrangement Agreement will not be a violation of the Horizon Arrangement Agreement, or terminate, modify, amend or waive the terms thereof).
Notification of Acquisition Proposals
Horizon has agreed that if it or any of its subsidiaries or representatives receives (a) any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to an acquisition proposal or (b) any request for non-public information relating to it or any of its subsidiaries or access to the properties, books or records of it or any subsidiary in connection with any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to an acquisition proposal then it will:
•promptly notify Royal Gold orally and then as soon as reasonably practicable thereafter (and, in any event, within 24 hours) in writing of such acquisition proposal, inquiry, proposal, offer or request; and
•indicate the identity of the person or group of persons making such proposal, inquiry or contact and all material terms and conditions thereof; and
•provide a copy of any such acquisition proposal inquiry, proposal, offer or request and unredacted copies of all material written communications (and a summary of all substantive discussions) related thereto; and
•keep Royal Gold promptly (and, in any event, within 24 hours) informed of the status, including any change to the material terms, of any such acquisition proposal, inquiry, proposal, offer or request.
Responding to an Acquisition Proposal
Notwithstanding the obligations described under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation — Non-Solicitation” above, if, prior to the approval of the Horizon Arrangement Resolution by the Horizon securityholders, Horizon receives a bona fide written acquisition proposal, Horizon may (i) engage in or participate in discussions or negotiations with the person or group of persons making such acquisition proposal, (ii) provide such person or group of persons non-public information relating to Horizon or any of its subsidiaries or access to the properties, books or records of Horizon or any of its subsidiaries, and (iii) share any information relating to the acquisition proposal with Sandstorm and participate in and facilitate discussions between Sandstorm and such person or group of persons with respect to an acquisition proposal with respect to Sandstorm, if and only if:
•such acquisition proposal did not result from a breach of Horizon’s non-solicitation obligations under the Horizon Arrangement Agreement in any material respect;
•the Horizon Board of Directors first determines, in good faith after consultation with Horizon’s legal and financial advisors, that such acquisition proposal constitutes or would reasonably be expected to constitute or lead to a superior proposal and has provided Royal Gold with written notice of such determination;
•the Horizon Board of Directors first determines, in good faith after consultation with Horizon’s legal advisors, that the failure to participate in such discussions or negotiations or to disclose such non-public information to such third party would be inconsistent with the fiduciary duties of the Horizon Board of Directors under applicable law; and
•prior to providing any such information, copies, access or disclosures, (i) Horizon enters into a confidentiality agreement with such person, or confirms it has previously entered into such an agreement which remains in effect, in either case on terms not materially less stringent than the confidentiality agreement between Horizon and Royal Gold, (ii) Horizon provides Royal Gold with a true, complete and final executed copy of such confidentiality agreement, and (iii) any such copies, access or disclosure provided to such person will have already been or will concurrently be provided to Royal Gold.

Horizon Superior Proposals and Royal Gold Right to Match
Notwithstanding any other provision of the Horizon Arrangement Agreement, if, prior to the approval of the Horizon Arrangement Resolution by the Horizon securityholders, Horizon receives a written acquisition proposal that the Horizon Board of Directors (after consultation from Horizon’s legal and financial advisors) determines in good faith constitutes a superior proposal, the Horizon Board of Directors may make a Horizon Change in Recommendation and/or Horizon may enter into a definitive agreement (a “proposed agreement”) with respect to such superior proposal if and only if:
•such acquisition proposal did not result from a breach of Horizon’s non-solicitation obligations under the Horizon Arrangement Agreement in any material respect;
•prior to the Horizon Board of Directors making a Horizon Change in Recommendation and/or Horizon entering into a proposed agreement with respect to such superior proposal, Horizon has provided Royal Gold with a notice in writing, which notice contains (i) a statement as to the intention of the Horizon Board of Directors to determine such acquisition proposal constitutes a superior proposal, (ii) the value in financial terms that the Horizon Board of Directors has determined should be ascribed to any non-cash consideration offered (other than securities consideration for which a “liquid market” exists, within the meaning of the applicable Canadian regulations, at the time of the delivery of such notice) under such superior proposal, (iii) a copy of any proposed agreement relating to such superior proposal, and (iv) copies of any material financing documents provided to Horizon in connection therewith (with customary redactions);
•at least five business days (the “Horizon Matching Period”) has elapsed from the date that Royal Gold received the foregoing notice from Horizon;
•during the Horizon Matching Period, Royal Gold has had the opportunity (but not the obligation) to propose amendments to the terms of the Horizon Arrangement in accordance with the Horizon Arrangement Agreement;
•after the Horizon Matching Period, the Horizon Board of Directors (after consultation with Horizon’s legal and financial advisors) has determined in good faith that such acquisition proposal continues to constitute a superior proposal compared to any proposed amendments to the terms of the Horizon Arrangement by Royal Gold and has (i) provided Royal Gold with material details of the basis on which such determination was made and (ii) determined in good faith that failure to take such action would be inconsistent with the fiduciary duties of the Horizon Board of Directors under applicable law; and
•prior to or concurrently with entering into the proposed agreement with respect to such superior proposal, Horizon shall have terminated the Horizon Arrangement Agreement and paid to Royal Gold the termination payment described below under “—Termination of the Horizon Arrangement Agreement—Termination Payments”;
Horizon has agreed that, during the Horizon Matching Period, (i) Royal Gold will have the opportunity, but not the obligation, to propose amendments to the terms of the Horizon Arrangement, (ii) Horizon will negotiate in good faith with Royal Gold to enable Royal Gold to make such amendments to the terms of the Horizon Arrangement as would enable Royal Gold to proceed with the Horizon Arrangement and any related transactions on such amended terms, and (iii) the Horizon Board of Directors will review any proposal by Royal Gold to amend the terms of the Horizon Arrangement in order to determine in good faith whether such acquisition proposal would result in the acquisition proposal previously constituting a superior proposal ceasing to constitute a superior proposal compared to the proposed amendments to the terms of the Horizon Arrangement. If the Horizon Board of Directors determines that the acquisition proposal would cease to constitute a superior proposal as compared to the proposed amendments to the terms of the Horizon Arrangement, Horizon and Royal Gold have agreed they will promptly amend the Horizon Arrangement Agreement and the Horizon Plan of Arrangement to reflect such proposed amendments. If the Horizon Meeting is scheduled to occur during a Horizon Matching Period, Horizon may, and upon Royal Gold’s written request, Horizon has agreed to, adjourn or postpone the Horizon Meeting to (x) a date specified by Royal Gold in writing that is not later than six business days after the date on which the Horizon Meeting was originally scheduled to be held or (y) if Royal Gold does not specify such date, to the sixth business day after the date on which the Horizon Meeting was originally scheduled to be held. In the case of Horizon, each successive amendment or modification of any acquisition proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Horizon securityholders or other material terms or conditions thereof, will constitute a new acquisition proposal.
Horizon has agreed to promptly reaffirm the recommendation of the Horizon Board of Directors in favor of the Horizon Arrangement Resolution by press release after (i) any acquisition proposal which the Horizon Board of Directors determines not to constitute a superior proposal is publicly announced, or (ii) the Horizon Board of Directors determines that a proposed amendment to the terms of the Horizon Arrangement pursuant to the terms of the immediately preceding paragraph would result in any acquisition proposal which has been publicly announced no longer constituting a superior proposal.
Nothing contained in the Horizon Arrangement Agreement will prohibit the Horizon Board of Directors from responding through a directors’ circular or otherwise as required by applicable securities laws to an acquisition proposal that it determines is not a superior proposal if: (i) in the good faith judgment of the Horizon Board of Directors, after consultation with outside legal counsel, failure to make such disclosure would be inconsistent with the fiduciary duties of the Horizon Board of Directors under applicable law, (ii) Horizon provides Royal Gold and its legal counsel with a reasonable opportunity to review and comment on the form and content of any such disclosure, including but not limited to the directors’ circular or otherwise, and (iii) Horizon considers all proposed amendments to such disclosure as requested by Royal Gold and its legal counsel, acting reasonably. Nothing in the Horizon Arrangement Agreement will prevent the Horizon Board of Directors from (x) calling and holding a meeting of Horizon’s shareholders, duly requisitioned by the shareholders in accordance with the BCBCA, or (y) calling and holding a meeting of securityholders ordered to be held by a court of competent jurisdiction in accordance with law.
Horizon has agreed that it will not become a party to any contract with any person subsequent to the date of the Horizon Arrangement Agreement that limits or prohibits Horizon from (i) providing or making available to Royal Gold and its affiliates and representatives any information provided or made available to such person or its officers, directors, employees, consultants, advisors, agents or other representatives (including solicitors, accountants, investment bankers and financial advisors) pursuant to any confidentiality agreement described under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation— Horizon Superior Proposals and Royal Gold Right to Match”, or (ii) providing Royal Gold and its affiliates and representatives with any other information required to be given to it by Horizon under the provisions described under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation— Horizon Superior Proposals and Royal Gold Right to Match.”
For purposes of the foregoing, “acquisition proposal” and “superior proposal” have substantially the same meanings for Horizon under the Horizon Arrangement Agreement as is the case for Sandstorm under the Sandstorm Arrangement Agreement, as described above under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement—Non-Solicitation of Alternative Transactions and Change in Recommendation,” substituting “Horizon” in place of Sandstorm.
Conditions to Completion of the Horizon Arrangement
Set forth below are conditions to the closing of the Horizon Arrangement. The conditions precedent set forth below will be conclusively deemed to have been satisfied at the Horizon Effective Time.
As further discussed under the section entitled “Risk Factors,” Royal Gold cannot be certain when, or if, the conditions to the Horizon Arrangement will be satisfied or waived, or that the Horizon Arrangement will be completed.

Mutual Conditions Precedent
The obligations of Royal Gold and Horizon to complete the Horizon Arrangement are subject to the fulfillment of each of the following conditions precedent on or before the Horizon Effective Time, each of which may only be waived, in whole or in part, with the mutual consent of Royal Gold and Horizon:
•the Horizon Arrangement Resolution having been approved and adopted by the Horizon securityholders at the Horizon Meeting in accordance with the Horizon Interim Order;
•the Horizon Interim Order and the Horizon Final Order each having been obtained on terms consistent with the Horizon Arrangement Agreement, and having not been set aside or modified in a manner unacceptable to either Royal Gold or Horizon, each acting reasonably, on appeal or otherwise;
•all of the Horizon Key Regulatory Approvals having been obtained and remaining in full force and effect;
•no law being in effect making the consummation of the Horizon Arrangement illegal or otherwise prohibiting or enjoining Royal Gold or Horizon from consummating the Horizon Arrangement; and
•the Horizon Arrangement Agreement not having been terminated in accordance with its terms.
Additional Conditions Precedent to the Obligations of Royal Gold
The obligations of Royal Gold and IRC to complete the Horizon Arrangement are subject to the fulfillment of each of the following conditions precedent on or before the Horizon Effective Time (each of which is for the exclusive benefit of Royal Gold and IRC and may be waived by Royal Gold and IRC, in whole or in part, at any time):
•all covenants of Horizon under the Horizon Arrangement Agreement to be performed on or before the Horizon Effective Time having been duly performed by Horizon in all material respects, and Royal Gold and IRC having received a certificate of Horizon addressed to Royal Gold and IRC dated the Horizon Effective Date, signed on behalf of Horizon by a senior executive officer of Horizon (on Horizon’s behalf and without personal liability), confirming the same as of the Horizon Effective Date;
•(i) the representations and warranties of Horizon set forth in the Horizon Arrangement Agreement (other than as contemplated in clauses (ii) and (iii) below) being true and correct in all respects, without regard to any materiality or Horizon material adverse effect qualifications contained in them, as of the date of the Horizon Arrangement Agreement and as of the Horizon Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Horizon; (ii) the representations and warranties of Horizon regarding organization and qualification, authority relative to the Horizon Arrangement Agreement, the absence of conflicts with or breaches of the constating documents of Horizon and its subsidiaries, and the absence of a Horizon material adverse effect being true and correct in all respects as of the date of the Horizon Arrangement Agreement and as of the Horizon Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of that specified date); and (iii) the representations and warranties of Horizon regarding the identity of its subsidiaries, the ability of Horizon’s subsidiaries to pay dividends, make other distributions or repay loans or advances, Horizon’s capitalization and listing, and brokers being true and correct in all respects (except for de minimis inaccuracies and as a result of transactions, changes, conditions, events or circumstances permitted under the Horizon Arrangement Agreement) as of the date of the Horizon Arrangement Agreement and as of the Horizon Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of that specified date), and Royal Gold and IRC will have received a certificate of Horizon addressed to Royal Gold and IRC and dated the Horizon Effective

Date, signed on behalf of Horizon by a senior executive officer of Horizon (on Horizon’s behalf and without personal liability), confirming the same;
•the Sandstorm Arrangement Agreement having been entered into and remaining in full force and effect (unless Sandstorm has terminated the Sandstorm Arrangement Agreement following a qualifying breach of a representation or warranty by Royal Gold or qualifying failure by Royal Gold to perform a covenant or agreement under the Sandstorm Arrangement Agreement);
•the conditions precedent to the obligations of Royal Gold set forth in the Sandstorm Arrangement Agreement as described below under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement—Conditions to Completion of the Sandstorm Arrangement—Mutual Conditions” and “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement—Conditions to Completion of the Sandstorm Arrangement—Additional Conditions Precedent to the Obligations of Royal Gold” (other than the conditions relating to the entry into and effectiveness of the Horizon Arrangement Agreement and the satisfaction of the conditions precedent set forth in the Horizon Arrangement Agreement) having been satisfied or waived by Royal Gold and IRC as of the Horizon Effective Time, provided that the failure of any of the foregoing conditions to be satisfied or waived is not due to Royal Gold having breached any of its representations, warranties, covenants or obligations under the Horizon Arrangement Agreement and provided further that the Sandstorm Arrangement Agreement has not been terminated by Sandstorm following a qualifying breach of a representation or warranty by Royal Gold or qualifying failure by Royal Gold to perform a covenant or agreement under the Sandstorm Arrangement Agreement;
•any waivers, amendments, consents, permits, approvals, releases, licenses or authorizations under or pursuant to Horizon’s material contracts, including a payout and discharge letter in respect of Horizon’s credit facility, will have been obtained on terms which are satisfactory to Royal Gold, acting reasonably;
•any required notices having been delivered, to the extent required, in form and substance satisfactory to Royal Gold, acting reasonably;
•provided that Royal Gold has complied with its obligations under the Horizon Arrangement Agreement, there being no pending or threatened order or proceeding by any Governmental Entity or any other person that is reasonably likely to result in any:
•prohibition or restriction on the acquisition by Royal Gold of any Horizon common shares or the completion of the Horizon Arrangement or any person obtaining from any of the parties any material damages directly in connection with the Horizon Arrangement;
•prohibition or material limit on the ownership by Royal Gold of Horizon or any material portion of its businesses; or
•imposition of limitations on the ability of Royal Gold to complete the Horizon Arrangement or acquire or hold, or exercise full rights of ownership of, any Horizon common shares, including the right to vote such Horizon common shares;
•between the date of the Horizon Arrangement Agreement and the Horizon Effective Time, there having not occurred a Horizon material adverse effect that is continuing as of the Horizon Effective Time; and
•dissent rights having not been exercised (or, if exercised, not withdrawn) with respect to more than 10% of the issued and outstanding Horizon common shares.
Additional Conditions Precedent to the Obligations of Horizon
The obligation of Horizon to complete the Horizon Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Horizon Effective Time (each of which is for the exclusive benefit of Horizon and may be waived by Horizon, in whole or in part, at any time):

•all covenants of Royal Gold and IRC under the Horizon Arrangement Agreement to be performed on or before the Horizon Effective Time having been duly performed by Royal Gold and IRC, as applicable, in all material respects and Horizon having received (i) a certificate of Royal Gold, addressed to Horizon and dated the Horizon Effective Date, signed on behalf of Royal Gold by a senior executive officer (on Royal Gold’s behalf and without personal liability), confirming the same with respect to Royal Gold as of the Horizon Effective Date, and (ii) a certificate of IRC, addressed to Horizon and dated the Horizon Effective Date, signed on behalf of IRC by a senior executive officer (on IRC’s behalf and without personal liability), confirming the same with respect to IRC as of the Horizon Effective Date;
•the representations and warranties of Royal Gold and IRC set forth in the Horizon Arrangement Agreement being true and correct in all respects, without regard to any materiality qualifications contained in them, as of the date of the Horizon Arrangement Agreement and as of the Horizon Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects, individually or in the aggregate, would not materially impede, interfere with, prevent or delay the completion of the Horizon Arrangement, and Horizon having received (x) a certificate of Royal Gold addressed to Horizon and dated the Horizon Effective Date, signed on behalf of Royal Gold by a senior executive officer of Royal Gold (on Royal Gold’s behalf and without personal liability), confirming the same with respect to Royal Gold and (y) a certificate of IRC addressed to Horizon and dated the Horizon Effective Date, signed on behalf of IRC by a senior executive officer of IRC (on IRC’s behalf and without personal liability), confirming the same with respect to IRC; and
•Royal Gold having complied with its obligations relating to delivery of the Horizon Consideration to the depositary, and the depositary having confirmed to Horizon its receipt of sufficient funds in escrow to satisfy the aggregate Horizon Consideration payable pursuant to the Horizon Plan of Arrangement.
Termination of the Horizon Arrangement Agreement
Right to Terminate
The Horizon Arrangement Agreement may be terminated at any time prior to the Horizon Effective Time (i) by mutual written agreement of Horizon, Royal Gold and IRC, or (ii) by either Royal Gold or Horizon if:
•Occurrence of Outside Date: the Horizon Effective Time has not occurred on or before the Horizon Outside Date; provided that such right to terminate the Horizon Arrangement Agreement will not be available to any party whose failure to perform any of its covenants or agreements or breach of any of its representations and warranties under the Horizon Arrangement Agreement has been the cause of, or resulted in, the failure of the Horizon Effective Time to occur by the Horizon Outside Date; or
•Illegality: after the date of the Horizon Arrangement Agreement, there has been enacted, made or enforced any applicable law (or any applicable law will have been amended) that makes consummation of the Horizon Arrangement illegal or otherwise prohibits or enjoins Horizon or Royal Gold from consummating the Horizon Arrangement, and such applicable law, prohibition or enjoinment has become final and non-appealable; or
•Failure to Obtain Horizon Requisite Securityholder Approval: the Horizon Requisite Securityholder Approval is not obtained at the Horizon Meeting (or any adjournment or postponement thereof) in accordance with the Horizon Interim Order, except that such right to terminate the Horizon Arrangement Agreement will not be available to any party whose failure to perform any of its covenants or agreements or breach of any of its representations and warranties in any material respect under the Horizon Arrangement Agreement has been the cause of, or resulted in, the failure to receive the Horizon Requisite Securityholder Approval.

Royal Gold may terminate the Horizon Arrangement Agreement at any time prior to the Horizon Effective Time if:
•Breach of Representation or Warranty or Failure to Perform Covenants by Horizon: subject to compliance with the notice and cure period described below under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement — Termination of the Horizon Arrangement Agreement — Notice and Cure,” (i) a breach of any representation or warranty, or (ii) failure to perform any covenant or agreement on the part of Horizon set forth in the Horizon Arrangement Agreement (other than Horizon’s non-solicitation obligations described under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement – Non-Solicitation of Alternative Transactions and Change in Recommendation – Non-Solicitation”), in each case, has occurred that would cause the conditions described above under “— Conditions to Completion of the Horizon Arrangement — Mutual Conditions Precedent” or “— Conditions to Completion of the Horizon Arrangement — Additional Conditions Precedent to the Obligations of Royal Gold” not to be satisfied, and such breach or failure is incapable of being cured prior to the Horizon Outside Date; provided that Royal Gold is not then in breach of the Horizon Arrangement Agreement so as to cause any condition described above under “— Conditions to Completion of the Horizon Arrangement — Mutual Conditions Precedent” or “— Conditions to Completion of the Horizon Arrangement — Additional Conditions Precedent to the Obligations of Horizon” not to be satisfied; or
•Change in Recommendation by Horizon or Material Breach of Horizon Non-Solicitation Obligations: there has been a Horizon Change in Recommendation or Horizon has breached its non-solicitation obligations described under “— The Horizon Arrangement Agreement and the Horizon Plan of Arrangement – Non-Solicitation of Alternative Transactions and Change in Recommendation – Non-Solicitation” in any material respect; or
•Termination of Sandstorm Arrangement Agreement: the Sandstorm Arrangement Agreement has been terminated in accordance with its terms, provided that such right to terminate the Horizon Arrangement Agreement will not be available to Royal Gold if the Sandstorm Arrangement Agreement has been terminated by Sandstorm as described under “The Sandstorm Arrangement Agreement and the Sandstorm Plan of Arrangement – Termination of the Sandstorm Arrangement Agreement – Right to Terminate”.
Horizon may terminate the Horizon Arrangement Agreement at any time prior to the Horizon Effective Time if:
•Breach of Representation or Warranty or Failure to Perform Covenants by Royal Gold: subject to compliance with the notice and cure described below under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement — Termination of the Horizon Arrangement Agreement — Notice and Cure,” (i) a breach of any representation or warranty, or (ii) failure to perform any covenant or agreement on the part of Royal Gold set forth in the Horizon Arrangement Agreement, in each case, has occurred that would cause the conditions described above under “— Conditions to Completion of the Horizon Arrangement — Mutual Conditions Precedent” or “— Conditions to Completion of the Horizon Arrangement — Additional Conditions Precedent to the Obligations of Horizon” not to be satisfied, and such breach or failure is incapable of being cured prior to the Horizon Outside Date; provided that Horizon is not then in breach of the Horizon Arrangement Agreement so as to cause any condition described above under “— Conditions to Completion of the Horizon Arrangement — Mutual Conditions Precedent” or “— Conditions to Completion of the Horizon Arrangement — Additional Conditions Precedent to the Obligations of Royal Gold” not to be satisfied; or
•Change in Recommendation by Horizon: prior to the approval of the Horizon Arrangement Resolution, Horizon wishes to enter into an agreement with respect to a superior proposal (other than an acceptable confidentiality agreement permitted under the Horizon Arrangement Agreement);

provided that Horizon is then in compliance with its non-solicitation obligations described under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement — Non-Solicitation of Alternative Transactions and Change in Recommendation — Non-Solicitation” in all material respects and that, prior to or concurrently with such termination, Horizon pays the termination payment described below under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement — Termination of the Horizon Arrangement Agreement — Termination Payments.”
A party desiring to terminate the Horizon Arrangement Agreement, other than by mutual written consent of the parties, must give notice of such termination to the other parties, specifying in reasonable detail the basis for such party’s exercise of its termination right.
Notice and Cure
Each party will give prompt notice to the other parties of the occurrence, or failure to occur, at any time from the date of the Horizon Arrangement Agreement until the earlier to occur of the termination of the Horizon Arrangement Agreement in accordance with its terms and the Horizon Effective Time, of any event or state of facts which occurrence or failure would, or would be likely to:
•cause any of the representations or warranties of such party contained in the Horizon Arrangement Agreement to be untrue or inaccurate in any material respect from the date of the Horizon Arrangement Agreement to the Horizon Effective Time; or
•result in the failure to comply with or satisfy any agreement, covenant or condition to be complied with or satisfied by such party under the Horizon Arrangement Agreement prior to the Horizon Effective Time.
The delivery of any such notice will not limit or otherwise affect the representations, warranties, covenants and agreements of the parties (or remedies available to the party receiving that notice) or the conditions to the obligations of the parties under the Horizon Arrangement Agreement.
No party may elect to terminate the Horizon Arrangement Agreement as the result of the circumstances described under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement — Right to Terminate — Breach of Representation or Warranty or Failure to Perform Covenants by Horizon or “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement — Right to Terminate — Breach of Representation or Warranty or Failure to Perform Covenants by Royal Gold”, and no payments are payable as a result of any such termination, unless, prior to the Horizon Effective Date, the party seeking to terminate the Horizon Arrangement Agreement has delivered a written notice to the other parties indicating its intention to terminate the Horizon Arrangement Agreement specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the party delivering such notice is asserting as the basis for termination. After delivering such notice, provided that a party is proceeding diligently to cure such matter and such matter is capable of being cured, no party may terminate the Horizon Arrangement Agreement until the earlier of the Horizon Outside Date and the expiration of a period of 15 business days from the date of such notice. If such notice is delivered prior to the date of the Horizon Meeting, Horizon may postpone or adjourn the Horizon Meeting to the earlier of a date that is five business days prior to the Horizon Outside Date and the date that is 15 business days following the delivery of such notice.
Termination Payments
Horizon has agreed to make a termination payment of $10 million to Royal Gold as liquidated damages in consideration for the disposition of Royal Gold’s rights under the Horizon Arrangement Agreement in the event that the Horizon Arrangement Agreement is terminated by:
•Royal Gold pursuant to the termination right described under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement — Change in Recommendation by Horizon or Material Breach of Horizon Non-Solicitation Obligations”;
•Horizon pursuant to the termination right described under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement — Termination of the Horizon Arrangement Agreement — Right to Terminate — Change in Recommendation by Horizon”;

•either Horizon or Royal Gold due to a failure to obtain the Horizon Requisite Securityholder Approval following a Horizon Change in Recommendation; or
•either Royal Gold or Horizon pursuant to the termination right described under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement — Termination of the Horizon Arrangement Agreement — Right to Terminate — Failure to Obtain Horizon Requisite Securityholder Approval”, or by Royal Gold pursuant to the termination right described under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement — Termination of the Horizon Arrangement Agreement — Right to Terminate — Breach of Representation or Warranty or Failure to Perform Covenants by Horizon”, in each case, if (for purposes of the following provisions, substituting 50% for any reference to 20% set forth in the definition of “acquisition proposal”):
•prior to such termination, a bona fide acquisition proposal for Horizon has been made and publicly announced by any person making the acquisition proposal (other than Royal Gold or its affiliates) after the date of the Horizon Arrangement Agreement and prior to the Horizon Meeting;
•such acquisition proposal has not expired or been withdrawn at least five business days prior to the Horizon Meeting; and
•either:
•Horizon or one or more of its subsidiaries enters into a definitive agreement in respect of any acquisition proposal other than an acceptable confidentiality agreement permitted by the Horizon Arrangement Agreement (whether or not such acquisition proposal is the same acquisition proposal referred to above) within 12 months following the date of such termination and such acquisition proposal is subsequently consummated (whether or not within such 12-month period); or
•any acquisition proposal (whether or not such acquisition proposal is the same acquisition proposal referred to above) is consummated within 12 months following the date of such termination.
Royal Gold has agreed to make a termination payment of $15 million to Horizon as liquidated damages in consideration for the disposition of Horizon’s rights under the Horizon Arrangement Agreement in the event that Royal Gold terminates the Horizon Arrangement Agreement following a termination of the Sandstorm Arrangement Agreement in accordance with its terms, as described above under “The Horizon Arrangement Agreement and the Horizon Plan of Arrangement — Termination of the Horizon Arrangement Agreement —Right to Terminate.”
Expenses
Except as otherwise provided in the Horizon Arrangement Agreement, all fees, costs and expenses incurred by a party in connection with the Horizon Arrangement Agreement and the Horizon Plan of Arrangement will be paid by the party incurring such fees, costs and expenses, whether or not the Horizon Arrangement is consummated.
Amendments and Waivers
Subject to the provisions of the Horizon Interim Order and Horizon Final Order, the Horizon Plan of Arrangement and applicable laws, the Horizon Arrangement Agreement and the Horizon Plan of Arrangement may be amended by mutual written agreement of the parties any time before or after the holding of the Horizon Meeting but not after the Horizon Effective Time, without further notice to or authorization on the part of the Horizon securityholders. Any such amendment may, without limitation: (i) change the time for performance of any of the obligations or acts of the parties; (ii) waive any inaccuracies or modify any representation or warranty contained in the Horizon Arrangement Agreement or in any document delivered pursuant to the Horizon Arrangement Agreement; (iii) waive compliance with or modify any of the covenants contained in the Horizon Arrangement Agreement and waive or modify performance of any of the obligations of the parties; or (iv) waive compliance with or modify any mutual conditions precedent contained in the Horizon Arrangement Agreement. No waiver of the provisions of the Horizon Arrangement Agreement will be binding unless executed in writing by the party or parties to be bound by the waiver. A party’s failure or delay in exercising any right or remedy under the Horizon Arrangement Agreement will not operate as a waiver of such right or remedy.
In addition, pursuant to the Horizon Plan of Arrangement:
•Royal Gold and Horizon reserve the right to amend, modify or supplement the Horizon Plan of Arrangement at any time and from time to time, provided that each such amendment, modification or supplement must be (i) agreed to in writing by IRC, Horizon and Royal Gold, (ii) filed with the Court and, if made following the Horizon Meeting, approved by the Court, and (iii) communicated to Horizon securityholders if and as required by the Court.
•Subject to the provisions of the Horizon Interim Order, any amendment, modification or supplement to the Horizon Plan of Arrangement may be proposed by Royal Gold and Horizon at any time prior to the Horizon Meeting (provided, however, that Royal Gold and Horizon shall have consented thereto in writing), with or without any other prior notice or communication, and, if so proposed and accepted by the persons voting at the Horizon Meeting (other than as may be required under the Horizon Interim Order), shall become part of the Horizon Plan of Arrangement for all purposes.
•Any amendment, modification or supplement to the Horizon Plan of Arrangement that is approved or directed by the Court following the Horizon Meeting shall be effective only if: (i) it is consented to in writing by each of IRC, Horizon and Royal Gold (each acting reasonably); and (ii) if required by the Court, it is consented to by the Horizon shareholders voting in the manner directed by the Court.
•Any amendment, modification or supplement to the Horizon Plan of Arrangement may be made by Horizon and Royal Gold without the approval of or communication to the Court or the Horizon shareholders, provided that it concerns a matter which, in the reasonable opinion of Horizon and Royal Gold, is of an administrative or ministerial nature required to better give effect to the implementation of the Horizon Plan of Arrangement and is not adverse to the financial or economic interests of any of the Horizon securityholders.
•The Horizon Plan of Arrangement may be withdrawn prior to the Horizon Effective Time in accordance with the terms of the Horizon Arrangement Agreement.
Governing Law
The Horizon Arrangement Agreement is governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.
Injunctive Relief
Prior to the termination of the Horizon Arrangement Agreement in accordance with its terms, a non-breaching party will be entitled to equitable relief, including injunctive relief and specific performance, in order to prevent breaches or threatened breaches of the Horizon Arrangement Agreement and to enforce specifically the terms and provisions of the Horizon Arrangement Agreement, in addition to any other remedy available to the parties at law or equity for breaches of the Horizon Arrangement Agreement.

The Stock Issuance Proposal
The Royal Gold Board of Directors has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to Royal Gold stockholders for their approval the issuance of shares of Royal Gold common stock to Sandstorm shareholders and stock option holders in connection with the Sandstorm Arrangement.
Nasdaq Listing Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of stock or assets of another company that would result in the issuance, or potential issuance, of shares of common stock (including upon the conversion or exercise of securities into common stock) (i) having voting power equal to or in excess of 20% of the voting power of the common stock outstanding prior to the issuance of the common stock or securities convertible into or exercisable for common stock or (ii) in excess of 20% of the number of shares of common stock outstanding prior to the issuance of the common stock or securities convertible into or exercisable for common stock. The number of shares of Royal Gold common stock to be issued to Sandstorm shareholders as consideration for the Sandstorm Arrangement will exceed 20% of the number of shares of Royal Gold common stock outstanding before the issuance. Therefore, Nasdaq Listing Rule 5635(a) requires stockholder approval of the Stock Issuance Proposal.
As of          , 2025, approximately        million shares of Royal Gold common stock were issued and outstanding. Upon the consummation of the Sandstorm Arrangement, Sandstorm shareholders (including holders of Sandstorm restricted share rights which will be settled in Sandstorm common shares at the Sandstorm Effective Time) would acquire an aggregate of up to approximately              million shares of Royal Gold common stock, which represents approximately            % of the shares of Royal Gold common stock issued and outstanding prior to the consummation of the Sandstorm Arrangement (subject to the number of Sandstorm common shares in respect of which dissent rights are validly exercised and the rounding of fractional shares of Royal Gold common stock in accordance with the Sandstorm Plan of Arrangement). Outstanding Sandstorm stock options would entitle the holders to acquire up to           shares of Royal Gold common stock upon exercise of such stock options following Royal Gold’s assumption of the Sandstorm stock options at the Sandstorm Closing, which represents approximately        % of the shares of Royal Gold common stock issued and outstanding prior to the Sandstorm Arrangement, on a fully diluted basis. Upon the consummation of the Sandstorm Arrangement, Sandstorm shareholders would represent approximately 23% of the shares of the Combined Company on a fully diluted basis, based on the number of securities of Royal Gold and Sandstorm outstanding as of the date of the Sandstorm Arrangement Agreement. In the event the Stock Issuance Proposal is approved by Royal Gold stockholders but the Sandstorm Arrangement Agreement is terminated (without the Sandstorm Arrangement being completed) prior to the issuance of shares of Royal Gold common stock pursuant to the Sandstorm Arrangement Agreement, Royal Gold will not issue any shares of Royal Gold common stock as a result of the approval of the Stock Issuance Proposal.
Approval by Royal Gold stockholders of the issuance of shares of Royal Gold common stock to Sandstorm shareholders and stock option holders is a condition to the Sandstorm Closing and is necessary for Royal Gold to issue the common stock as Sandstorm Consideration at the Sandstorm Closing. Accordingly, if this Proposal No. 1 – The Stock Issuance Proposal is not approved at the Special Meeting, a condition to the Sandstorm Closing will not be satisfied and the Sandstorm Arrangement will not be completed.

Vote Required for Approval
Assuming the presence of a quorum, approval of the Stock Issuance Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting by the holders of shares entitled to vote on such matter, voting as a single class. An abstention or a failure to submit a proxy or vote at the Special Meeting will have no effect on the outcome of the Stock Issuance Proposal, so long as a quorum is present.
Recommendation
The Royal Gold Board of Directors unanimously recommends that you vote “FOR” the Stock Issuance Proposal.

The Adjournment Proposal
The Royal Gold Board of Directors has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to Royal Gold stockholders for their approval the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal.
If the number of shares of Royal Gold common stock present in person (online) or represented by proxy at the Special Meeting voting in favor of the Stock Issuance Proposal is insufficient to approve the Stock Issuance Proposal at the time of the Special Meeting, then Royal Gold may move to adjourn the Special Meeting in order to enable the Royal Gold Board of Directors to solicit additional proxies in respect of the Stock Issuance Proposal. In that event, Royal Gold stockholders will be asked to vote only upon the Adjournment Proposal, and not on the Stock Issuance Proposal.
In this proposal, you are being asked to authorize the holder of any proxy solicited by the Royal Gold Board of Directors to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the Special Meeting one or more times for the purpose of soliciting additional proxies. If Royal Gold stockholders approve the Adjournment Proposal, Royal Gold could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Royal Gold stockholders that have previously returned properly executed proxies or authorized a proxy by using the internet or telephone. Among other things, approval of the Adjournment Proposal could mean that, even if Royal Gold has received proxies representing a sufficient number of votes against the Stock Issuance Proposal such that the Stock Issuance Proposal would be defeated, Royal Gold could adjourn the Special Meeting without a vote on the Stock Issuance Proposal and seek to obtain sufficient votes in favor of the Stock Issuance Proposal to obtain approval of the Stock Issuance Proposal.
Under the Royal Gold Bylaws, the Special Meeting may be adjourned from time to time to reconvene at the same or some other place by holders of a majority of the voting power of Royal Gold’s common stock issued and outstanding and entitled to vote thereat, present in person (online) or represented by proxy, though less than a quorum, or by the presiding officer of the Special Meeting, and notice need not be given of any such adjourned meeting if the time and place and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person (online) and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. Accordingly, regardless of whether a quorum is present and regardless of whether stockholders approve the Adjournment Proposal, the presiding officer of the Special Meeting may adjourn the Special Meeting to a later date, without notice other than announcement at the Special Meeting. At the adjourned meeting, Royal Gold may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting in accordance with the Royal Gold Bylaws will be given to each stockholder of record entitled to vote at the meeting.
Approval by Royal Gold stockholders of the Adjournment Proposal is not a condition to the Sandstorm Closing.

Vote Required for Approval
Approval of the Adjournment Proposal requires the affirmative vote by holders of a majority of the voting power of Royal Gold’s common stock issued and outstanding and entitled to vote at the Special Meeting, present in person (online) or represented by proxy, though less than a quorum. An abstention from voting at the Special Meeting will have the same effect as a vote “AGAINST” the Adjournment Proposal. A failure to submit a proxy or vote at the Special Meeting will have no effect on the outcome of the Adjournment Proposal.
Recommendation
The Royal Gold Board of Directors unanimously recommends that you vote “FOR” the Adjournment Proposal.

Where You Can Find More Information
Where Stockholders Can Find More Information About Royal Gold
Royal Gold files annual, quarterly and current reports, proxy statements and other information with the SEC. Royal Gold’s SEC filings are available to the public at the SEC’s website at www.sec.gov or at Royal Gold’s website at www.royalgold.com. Unless otherwise provided below, the information provided in Royal Gold’s SEC filings (or available on Royal Gold’s website) is not part of this proxy statement and is not incorporated by reference.
The SEC allows Royal Gold to incorporate by reference into this proxy statement documents it files with the SEC. This means that, if you are a Royal Gold stockholder, Royal Gold can disclose important information to you by referring you to those documents.
The information filed by Royal Gold and incorporated by reference is considered to be a part of this document, and later information that Royal Gold files with the SEC will update and supersede that information. Statements contained in this document, or in any document incorporated in this document by reference, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC. Royal Gold incorporates by reference the documents listed below and any documents filed by Royal Gold pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act (other than documents or information “furnished” to and not “filed” with the SEC) after the date of this proxy statement and before the date of the Special Meeting:
•Royal Gold’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 13, 2025;
•Royal Gold’s Quarterly Reports on Form 10-Q filed with the SEC on May 8, 2025 and August 7, 2025; and
•Royal Gold’s Current Reports on Form 8-K filed with the SEC on February 20, 2025; March 21, 2025; April 18, 2025; May 27, 2025; July 1, 2025; and July 10, 2025 (excluding any information furnished under Item 2.02 or 7.01 on any Current Report on Form 8-K).
Royal Gold undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.
Requests for copies of Royal Gold filings should be directed to the Corporate Secretary at Royal Gold, Inc. at 1144 15th Street, #2500, Denver, Colorado 80202 USA.
Document requests from Royal Gold should be made by          , 2025, which is five business days prior to the date of the Special Meeting, in order to receive them before the Special Meeting.
Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. Royal Gold has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated    , 2025. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary.

If you would like additional copies of this proxy statement, without charge, or if you have questions about the arrangement, including the procedures for voting your shares, you should contact:
Saratoga Proxy Consulting LLC
520 8th Avenue
New York, New York 10018
Banks, Brokerage Firms and Stockholders, please call: (212) 257-1311
Email: info@saratogaproxy.com
Where Stockholders Can Find More Information About Sandstorm
Sandstorm files reports with and furnishes other information to the SEC. Under the multi-jurisdictional disclosure system adopted by the United States, these reports and other information (including financial information) may be prepared, in part, in accordance with the disclosure requirements of Canadian securities laws, which differ from those in the United States. Sandstorm’s SEC filings are available to the public at the SEC’s website at www.sec.gov or at Sandstorm’s website at www.sandstormgold.com. Unless otherwise provided below, the information provided in Sandstorm’s SEC filings (or available on Sandstorm’s website) is not part of this proxy statement and is not incorporated by reference.
The SEC allows Royal Gold to incorporate by reference into this proxy statement documents Sandstorm files with the SEC. This means that, if you are a Royal Gold stockholder, Royal Gold can disclose important information to you by referring you to those documents.
The information filed by Sandstorm and incorporated by reference is considered to be a part of this document, and later information that Sandstorm files with the SEC will update and supersede that information. Statements contained in this document, or in any document incorporated in this document by reference, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC. The documents listed below and any documents filed by Sandstorm pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act (other than documents or information “furnished” to and not “filed” with the SEC) after the date of this proxy statement and before the date of the special meeting are incorporated by reference into this proxy statement:
•Sandstorm’s Annual Report on Form 40-F for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025; and
•Sandstorm’s Reports on Form 6-K furnished to, or filed with, the SEC on January 7, 2025; February 18, 2025 (two filings); February 24, 2025; March 12, 2025; March 25, 2025; March 27, 2025; March 31, 2025; April 8, 2025; April 22, 2025 (as amended May 13, 2025); May 6, 2025 (two filings); May 13, 2025; May 16, 2025; May 30, 2025; June 11, 2025; June 26, 2025; July 7, 2025; July 10, 2025; July 14, 2025; August 5, 2025; and August 7, 2025 (two filings).

Report of Independent Auditors
To the Board of Directors of Horizon Copper Corp.
Opinion
We have audited the accompanying consolidated financial statements of Horizon Copper Corp. and its subsidiaries (the Company), which comprise the consolidated statements of financial position as of December 31, 2024 and 2023, and the related consolidated statements of income (loss), comprehensive income (loss), cash flow and changes in equity for the years then ended, including the related notes (collectively referred to as the consolidated financial statements).
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IFRS Accounting Standards).
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with IFRS Accounting Standards, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, management is responsible for assessing the Company’s ability to continue as a going concern for at least, but not limited to, twelve months from the end of the reporting period, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.
Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.
PricewaterhouseCoopers LLP
PwC Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7
T.: +1 604 8o6 7000, F.: +1 604 8o6 7806, Fax to mail: ca_vancouver_main_fax@pwc.com
"PwC" refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership,

In performing an audit in accordance with US GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants
Vancouver, British Columbia, Canada
August 6, 2025

Consolidated Statements of Financial Position
Expressed in U.S. Dollars ($000s)

	Note	December 31, 2024	December 31, 2023
Assets
Current
Cash and cash equivalents		$12,221	$18,266
Receivables and other current assets		394	2,484
		$12,615	$20,750
Non-Current
Loans to associate	5	$17,789	$6,429
Hod Maden and Entrée investments in associates	5	252,645	255,734
Mineral interests	6	229,633	237,332
Deferred financing costs	7	729	—
Total assets		$513,411	$520,245

Liabilities
Current
Trade and other payables		$164	$81
Expected settlement of promissory notes	8	2,199	5,757
Expected settlement of stream obligations	9	4,647	4,563
		$7,010	$10,401

Non-Current
Promissory notes	8	$189,439	$181,987
Stream obligations	9	368,239	322,478
Total liabilities		$564,688	$514,866

Equity
Share capital	10	$37,188	$37,102
Reserves		7,838	7,393
Retained deficit		(98,660)	(41,481)
Accumulated other comprehensive income		2,357	2,365
Total equity		$(51,277)	$5,379
Total liabilities and equity		$513,411	$520,245
Subsequent event (Note 15)
On Behalf of the Board: “Clark Hollands”, Director “Erfan Kazemi”, Director

Consolidated Statements of Income (Loss)
Expressed in U.S. Dollars ($000s)
Except for per share amounts

	Note	Year Ended December 31, 2024	Year Ended December 31, 2023
Revenue
Royalty revenue		$12,781	$4,054

Depletion	6	7,699	4,536

Gross profit (loss)		$5,082	$(482)

Operating expenses
Administration expenses		$1,079	$987
Stock based compensation		484	370
Financing expenses		—	273
Exploration expenses		97	99
Operating income (loss)		$3,422	$(2,211)

Other expenses (income)
Loss on revaluation of stream obligations	9	$50,865	$20,920
Share of loss in associates	5	3,081	3,730
Gain from change in estimated timing of cash flows of promissory notes	8	(3,491)	(9,289)
Finance expense		11,558	8,428
Finance income		(1,519)	(1,598)
Foreign exchange and other		34	(743)
Net loss before taxes		$(57,106)	$(23,659)
Current income tax expense	11	73	23
Net loss for the year		$(57,179)	$(23,682)

Basic loss per share	10(e)	$(0.66)	$(0.29)
Diluted loss per share	10(e)	$(0.66)	$(0.29)

Weighted average number of common shares outstanding
Basic		86,334,195	81,095,502
Diluted		86,334,195	81,095,502

Consolidated Statements of Comprehensive Income (Loss)
Expressed in U.S. Dollars ($000s)

	Note	Year Ended December 31, 2024	Year Ended December 31, 2023
Net loss for the year		$(57,179)	$(23,682)

Other comprehensive loss for the year
Items that may subsequently be reclassified to net loss:
Currency translation differences		(8)	(4,830)
Total comprehensive loss for the year		$(57,187)	$(28,512)

Consolidated Statements of Cash Flow
Expressed in U.S. Dollars ($000s)

Cash flow from (used in):	Note	Year Ended December 31, 2024	Year Ended December 31, 2023
Operating Activities
Net loss for the year		$(57,179)	$(23,682)
Items not affecting cash:
Depletion expense	6	$7,699	$4,536
Share-based payments		484	370
Share of loss in associates	5	3,081	3,730
Loss on revaluation of stream obligations	9	50,865	20,920
Gain from change in estimated timing of cash flows of promissory notes	8	(3,491)	(9,289)
Finance expense		11,558	8,428
Unrealized foreign exchange loss (gain) and other		34	(743)
Changes in non-cash working capital	12	145	(308)
		$13,196	$3,962
Investing Activities
Loans to associate	5	$(11,360)	$(6,429)
Proceeds from Hod Maden receivable recorded on acquisition		1,918	6,429
Acquisition of Antamina NPI		—	(18,740)
Proceeds from Antamina NPI receivable recorded on acquisition		—	2,884
		$(9,442)	$(15,856)
Financing Activities
Settlement of stream obligations	9	$(5,020)	$(2,185)
Interest paid	8	(4,061)	(1,187)
Promissory note repayments	8	—	(4,026)
Proceeds from subscription receipt financing		—	5,058
Share issuance costs		—	(161)
Stock option proceeds		48	35
Deferred financing costs and other		(729)	—
		$(9,762)	$(2,466)

Effect of exchange rate changes on cash and cash equivalents		(37)	(69)

Net decrease in cash and cash equivalents		$(6,045)	$(14,429)
Cash and cash equivalents — beginning of the year		18,266	32,695
Cash and cash equivalents — end of the year		$12,221	$18,266
Supplemental cash flow information (Note 12)

Consolidated Statements of Changes in Equity
Expressed in U.S. Dollars ($000s)

	Note	Number	Amount	Share Options, Warrants and Restricted Share Units	Retained Deficit	Accumulated Other Comprehensive Income (Loss)	Total
At January 1, 2023		74,927,903	$31,269	$6,518	$(17,799)	$7,195	$27,183
Issuance of units from subscription receipts		8,378,500	4,533	525	—	—	5,058
Share issuance costs		—	(161)	—	—	—	(161)
Issuance of shares as part of asset acquisition		2,329,849	1,406	—	—	—	1,406
Share-based payments		—	—	370	—	—	370
Options exercised		464,000	55	(20)	—	—	35
Total comprehensive loss		—	—	—	(23,682)	(4,830)	(28,512)
At December 31, 2023		86,100,252	$37,102	$7,393	$(41,481)	$2,365	$5,379
Share-based payments		—	—	484	—	—	484
Options exercised	10(c)	334,521	75	(28)	—	—	47
Vesting of restricted share rights		20,000	11	(11)	—	—	—
Total comprehensive loss		—	—	—	(57,179)	(8)	(57,187)
At December 31, 2024		86,454,773	$37,188	$7,838	$(98,660)	$2,357	$(51,277)

Notes to the Consolidated Financial Statements
December 31, 2024 | Expressed in U.S. Dollars
1. Nature of Operations
Horizon Copper Corp. was incorporated under the Business Corporations Act of British Columbia on March 17, 2011.
Horizon Copper Corp. and its subsidiary entities (collectively “Horizon” or the “Company”) is a resource-based company that holds interests in mining assets with a focus on copper.
The Company’s assets include a net profits interest on the Antamina copper mine in Peru (“Antamina NPI”), a 30% equity interest in the entity which holds the Hod Maden copper-gold project in Türkiye (“Hod Maden”) and an approximate 24% equity stake in Entrée Resources Ltd. (“Entrée”). The acquisition of these assets was partially funded by precious metal streams and promissory notes with Sandstorm Gold Ltd. (“Sandstorm”).
The head office, principal address and registered office of the Company are located at Suite 3200, 733 Seymour Street, Vancouver, British Columbia, V6B 0S6.
These consolidated financial statements were authorized for issue by the Board of Directors of the Company on February 13, 2025.
2. Summary of Material Accounting Policies
a) Statement of Compliance
These consolidated financial statements, including comparatives, have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards” or “IFRS”).
b) Basis of Presentation
These consolidated financial statements have been prepared on a historical cost basis except for certain financial instruments, which are measured at fair value.
The consolidated financial statements are presented in United States dollars (“USD”), which is the Company’s functional currency, and all values are rounded to the nearest thousand except as otherwise indicated.
c) Principles of Consolidation
These consolidated financial statements include the accounts of the Company and its subsidiaries (all wholly owned). Subsidiaries are fully consolidated from the date the Company obtains control and continue to be consolidated until the date that control ceases. Control is achieved when the Company is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity.
All intercompany balances, transactions, revenues and expenses have been eliminated on consolidation.

d) Investments in Associates
An associate is an entity over which the Company has significant influence and is neither a subsidiary nor a joint arrangement. The Company has significant influence when it has the power to participate in the financial and operating policy decisions of the associate but does not have control or joint control over those policies.
The Company accounts for its investments in associates using the equity method. Under the equity method, the Company’s investments in associates are initially recognized at cost when acquired and subsequently increased or decreased to recognize the Company’s share of net income and losses of the associate, after any adjustments necessary to give effect to uniform accounting policies, any other movement in the associate’s reserves, and for impairment losses after the initial recognition date. The Company’s share of income and losses of the associate is recognized in net income during the period. Dividends received from the associate are accounted for as a reduction in the carrying amount of the Company’s investment.
At the end of each reporting period, the Company assesses whether there is objective evidence that an investment in associate is impaired. This assessment is made by considering factors such as the progress of development of the mining projects held by the associate, whether there have been any significant adverse changes in the economic or legal environment of the associate and whether there has been any significant or prolonged decline in the fair value of the associate. When there is objective evidence that an investment in associate is impaired, the recoverable amount is estimated to determine the extent of any impairment loss. The recoverable amount is the higher of the fair value less costs of disposal and value in use.
An assessment is made at each reporting period to determine whether there is any indication that a previous impairment loss may no longer exist or has decreased. If any indications are present, the carrying amount of the investment in associate is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount had no impairment loss been recognized in previous periods.
e) Mineral Interests
Mineral interests are recorded at cost and capitalized as long-term tangible assets with finite lives. They are subsequently measured at cost less accumulated depletion and accumulated impairment losses, if any. Project evaluation costs that are not related to a specific mineral interest are expensed in the period incurred.
Mineral interests related to producing mines are depleted using the units-of-production method over the life of the property, which is estimated using available information of Proven and Probable Reserves and the portion of Mineral Resources expected to be classified as Mineral Reserves at the mine corresponding to the specific interest.
Evaluation of the carrying values of mineral interests is undertaken when events or changes in circumstances indicate that the carrying values may not be recoverable and at each reporting period. If any indication of impairment exists, the recoverable amount is estimated to determine the extent of any impairment loss. The recoverable amount is the higher of the fair value less costs of disposal and value in use.
Fair value is the price that would be received from selling an asset in an orderly transaction between market participants at the measurement date. Costs of disposal are incremental costs directly attributable to the disposal of an asset. Fair value less costs of disposal is usually estimated using a discounted cash flow approach. Estimated future cash flows are calculated using estimated production, sales prices, and a discount rate. Estimated production is determined using current Mineral Reserves and the portion of Mineral Resources expected to be classified as Mineral Reserves as well as exploration potential expected to be converted into Mineral Resources. Estimated sales prices are determined by reference to long-term metal price forecasts by analysts and management’s expectations. The discount rate is estimated using a discount rate incorporating analyst views and management’s assessment of the risk profile of the underlying cash flows. Value in use is determined as the present value of future cash flows expected to be derived from continuing use of an asset in its present form. If it is determined that the recoverable amount is less than the carrying value, then an impairment is recognized within net income (loss) immediately.

An assessment is made at each reporting period to determine whether there is any indication that a previous impairment loss may no longer exist or has decreased. If any indications are present, the carrying amount of the mineral interest is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount net of depletion that would have been determined had no impairment loss been recognized for the mineral interest in previous periods.
f) Revenue Recognition
For royalty revenue, the Company has determined that each unit of a commodity that is delivered to a customer under the royalty is a performance obligation for the delivery of a good that is separate from each other unit of the commodity to be delivered under the same arrangement. In accordance with IFRS 15, the Company recognizes revenue to depict the transfer of the relevant commodity to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those commodities.
For the Antamina NPI royalty, revenue is recognized on an accruals basis and is measured at the fair value of the consideration received or receivable when management can reliably estimate the amount, pursuant to the terms of the royalty agreement. If the Company does not have access to sufficient information to make a reasonable estimate of consideration to which it expects to be entitled, revenue recognition is deferred until management can make a reasonable estimate. Differences between estimates and actual amounts are adjusted and recorded in the period that the actual amounts are known.
When the Company acquired the Antamina NPI, Sandstorm retained a portion of the royalty. Accordingly, the revenue recognized by the Company relates to only the portion of the Antamina NPI that was acquired.
g) Foreign Currency Translation
The functional currency of the Company and its subsidiaries is the principal currency of the economic environment in which they operate. For the Company and its subsidiaries: Hod Maden Holdings Ltd., Mariana Resources Limited, Mariana Turkey Limited and Upper Peninsula Holdings Ltd., the functional currency is USD. For the Entrée Resources investment in associate, the functional currency is CAD.
Transactions in foreign currencies are initially recorded in the entity’s functional currency at the rate on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the closing rate as at the reporting date.
h) Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents, receivables, loans to associate, trade and other payables, promissory notes and stream obligations. All financial instruments are initially recorded at fair value and designated as follows:
•Financial assets at amortized cost - cash and cash equivalents, receivables, loans to associate
•Financial liabilities at fair value through profit and loss (“FVTPL”) – stream obligations
•Financial liabilities at amortized cost – trade and other payables, promissory notes
The Company’s financial assets which are subject to credit risk include cash and cash equivalents, receivables and loans to associate. The Company assesses on a forward-looking basis, the expected credit losses associated with its assets carried at amortized cost.
Transaction costs on initial recognition of financial instruments classified as FVTPL are expensed as incurred. Transaction costs incurred on initial recognition of financial liabilities classified at amortized costs are offset against the related liability. Transaction costs incurred in connection with the Revolving Facility (Note 7) are amortized over the life of the facility.

Financial assets are derecognized when the contractual rights to the cash flows from the asset expire. Financial liabilities are derecognized only when the Company’s obligations are discharged, cancelled or they expire. On derecognition, the difference between the carrying amount (measured at the date of derecognition) and the consideration received (including any new asset obtained less any new liability obtained) is recognized in profit or loss.
i) Stream Obligations
The stream obligations with Sandstorm are derivative liabilities due to the variability caused by changes in future commodity prices and production levels. These liabilities are classified as at fair value through profit (loss) and accordingly, are recorded on the statement of financial position at fair value. Gains and losses on the stream obligations are recorded within the statement of income (loss).
j) Cash and Cash Equivalents
Cash and cash equivalents include cash at bank, demand deposits and money market investments with maturities from the date of acquisition of three months or less, which are readily convertible to known amounts of cash and are subject to insignificant changes in value.
k) Income Taxes
Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used are those that are substantively enacted by the end of the reporting date.
Deferred income tax is provided using the liability method on temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting. The change in the net deferred income tax asset or liability is included in income except for deferred income tax relating to equity items which is recognized directly in equity. The income tax effects of differences in the periods when revenue and expenses are recognized, in accordance with Company’s accounting practices, and the periods they are recognized for income tax purposes are reflected as deferred income tax assets or liabilities. Deferred income tax assets and liabilities are measured using the substantively enacted statutory income tax rates which are expected to apply to taxable income in the years in which the assets are realized or the liabilities settled. Deferred tax assets are only recognized if it is probable that they can be utilized against future taxable profit.
Deferred income tax assets and liabilities are offset only if a legally enforceable right exists to offset current tax assets against liabilities and the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on the same taxable entity and are intended to be settled on a net basis.
The determination of current and deferred taxes requires interpretations of tax legislation, estimates of expected timing of reversal of deferred tax assets and liabilities, and estimates of future earnings.
l) Share Capital and Warrants
The proceeds from the issue of units are allocated between common shares and warrants (with an exercise price denominated in the functional currency of the Company) on a pro-rata basis based on relative fair values at the date of issuance. The fair value of common shares is based on the market closing price on the date the units are issued and the fair value of warrants is determined using the quoted market price or if the warrants are not traded, using the Black-Scholes Model (“BSM”) as of the date of issuance. Equity instruments issued to agents as financing costs are measured at their fair value at the date the services were provided. Upon exercise, the original consideration is reallocated from share purchase warrants reserve to issued share capital along with the associated exercise price. Original consideration associated with expired warrants is reallocated to issued share capital.

m) Earnings Per Share
Basic earnings per share is computed by dividing the net income available to common shareholders by the weighted average number of common shares issued and outstanding during the period. Diluted earnings per share is calculated assuming that outstanding share options and warrants, with an average market price that exceeds the average exercise prices of the options and warrants for the year, are exercised and the proceeds are used to repurchase shares of the Company at the average market price of the common shares for the year.
n) Share-based Compensation
The Company recognizes share based compensation expense for all share purchase options and restricted share rights (“RSRs”) awarded to employees, officers and directors based on the fair values of the share purchase options and RSRs at the date of grant. The fair values of share purchase options and RSRs at the date of grant are expensed over the vesting periods of the share purchase options and RSRs, respectively, with a corresponding increase to equity. The fair value of share purchase options is determined using the BSM with market related inputs as of the date of grant. Share purchase options with graded vesting schedules are accounted for as separate grants with different vesting periods and fair values. The fair value of RSRs is the market value of the underlying shares at the date of grant. At the end of each reporting period, the Company re-assesses its estimates of the number of awards that are expected to vest and recognizes the impact of any revisions to this estimate in the Consolidated Statements of Income (Loss).
The BSM requires management to estimate the expected volatility and expected term of the equity instrument, the risk-free rate of return over the term, expected dividends, and the number of equity instruments expected to ultimately vest. The Company uses its competitor’s market data with respect to expected volatility and expected dividend yield to the extent these factors are indicative of the Company’s future expectations. The expected term is estimated using historical exercise data, and the number of equity instruments expected to vest is estimated using historical forfeiture data.
o) Related Party Transactions
Parties are considered related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party. Parties are also considered related if they are subject to common control or significant influence. A transaction is considered a related party transaction when there is a transfer of resources or obligations between related parties.
p) Segment Reporting
An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses. The Company’s operating segments are components of the Company’s business for which discrete financial information is available and which are reviewed regularly by the Company’s chief operating decision maker, which is the Chief Executive Officer to make decisions about resources to be allocated to the segment and assess its performance.
q) New and Amended Accounting Standards
Adoption of New Accounting Standards
In October 2022, the International Accounting Standards Board (“IASB”) issued amendments to IAS 1, Presentation of Financial Statements titled Non-current Liabilities with Covenants. These amendments sought to improve the information that an entity provides when its right to defer settlement of a liability is subject to compliance with covenants within 12 months after the reporting period. These amendments to IAS 1 override and incorporate the previous amendments, Classification of Liabilities as Current or Non-current, issued in January 2020, which clarified that liabilities are classified as either current or noncurrent depending on the rights that exist at the end of the reporting period. Liabilities should be classified as non-current if a company has a substantive right to defer settlement for at least 12 months at the end of the reporting period. The amendments were effective for the year ended December 31, 2024 and adoption of these amendments did not have an effect on the Company’s financial statements.

New Accounting Standards and Amendments Issued but not yet Effective
The IASB has issued classification and measurement and disclosure amendments to IFRS 9 and IFRS 7 with an effective date for years beginning on or after January 1, 2026 with earlier application permitted. The amendments clarify the date of recognition and derecognition of some financial assets and liabilities and introduce a new exception for some financial liabilities settled through an electronic payment system. Other changes include a clarification of the requirements when assessing whether a financial asset meets the solely payments of principal and interest criteria and new disclosures for certain instruments with contractual terms that can change cash flows (including instruments where cash flows changes are linked to environment, social or governance (ESG) targets).
IFRS 18, Presentation and Disclosure in Financial Statements (IFRS 18) is a new standard that will provide new presentation and disclosure requirements and replace International Accounting Standard 1, Presentation of Financial Statements (IAS 1). IFRS 18 introduces changes to the structure of the income statement; provides required disclosures in financial statements for certain profit or loss performance measures that are reported outside an entity’s financial statements; and provides enhanced principles on aggregation and disaggregation in financial statements. Many other existing principles in IAS 1 have been maintained. IFRS 18 is effective for years beginning on or after January 1, 2027, with earlier application permitted.
The Company has not yet commenced the evaluation of the impact of these new standards and amendments.
3. Key Sources of Estimation Uncertainty and Accounting Judgments
The preparation of the Company’s consolidated financial statements in conformity with IFRS Accounting Standards requires management to make judgments, estimates and assumptions that affect the reported amounts of assets, liabilities and contingent liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Estimates and assumptions are continuously evaluated and are based on management’s experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. However, actual outcomes can differ from these estimates.
Key Sources of Estimation Uncertainty
a) Valuation of Stream Obligations
The Company’s stream obligations with Sandstorm are financial liabilities which are measured at fair value through profit and loss. The calculation of the fair value at each period end utilizes a discounted cash flow model with a number of non-observable inputs. The key assumptions which impact the fair value of the stream obligations are the estimated number and timing of gold and silver ounces to be delivered under the streams, long term commodity prices and the discount rate. The production profile and Mineral Reserves are based on the information in the Feasibility Study for Hod Maden compiled by qualified persons and assessed by management’s experts. The production profile and Mineral Reserves for Antamina are based on the silver produced from the Antamina life of mine plan and Mineral Reserve information published by qualified persons employed by a shareholder of the joint operator. The impact of changes in each of these key assumptions on the value of the stream obligations as at December 31, 2024 are included in Note 9.
b) Attributable Reserves and Resource Estimates
Mineral interests are a significant class of assets of the Company, with a carrying value of $229.6 million at December 31, 2024 (December 31, 2023 — $237.3 million). This amount represents the capitalized expenditures related to the acquisition of the mineral interests net of accumulated depletion and any impairments. The Company estimates the Mineral Reserves and Mineral Resources relating to each interest. Management estimates Mineral Reserves and Mineral Resources based on information compiled by appropriately qualified persons. Mineral Reserves and Mineral Resources are estimates of the amount of minerals that can be economically and legally extracted from the mining properties at which the Company has mineral interests, adjusted where applicable to reflect the Company’s percentage entitlement to minerals produced from such mines. The public disclosures of Mineral Reserves and Mineral Resources that are released by the operators of the interests involve assessments of geological and geophysical studies and economic data and the reliance on a number of assumptions, including commodity prices and production costs. The estimates of Mineral Reserves and Mineral Resources may change based on additional knowledge gained subsequent to the initial assessment. Changes in the estimates of Mineral Reserves or Mineral Resources may impact the carrying value of the Company’s mineral interests and depletion charges.
The Company’s mineral interests are depleted on a units-of-production basis, with estimated recoverable Mineral Reserves and Mineral Resources being used to determine the depletion rate for each of the Company’s mineral interests. These calculations require determination of the amount of recoverable Mineral Resources to be converted into Mineral Reserves. Changes to depletion rates are accounted for prospectively.
Accounting Judgments
a) Impairment of Assets
Investments in Associates
There is judgment required to determine whether any indication of impairment exists at the end of each reporting period for the Hod Maden and Entrée investments in associates, including assessing whether there is objective evidence of impairment as a result of loss events such as significant adverse changes in the economic or legal environment of the associate and whether there has been any significant or prolonged decline in the fair value of the associate. For the Entrée investment in associate, where the shares are traded on an active market, management assesses whether there has been any significant or prolonged decline in the value of the shareholding at each period end. No impairment indicators were identified as at December 31, 2024.
Mineral Interests
There is judgment required to determine whether any indication of impairment exists at the end of each reporting period for each mineral interest including assessing whether there are observable indications that the asset’s value has declined during the period. Management uses judgment when assessing whether there are indicators of impairment, such as significant changes in future commodity prices, discount rates, operator Mineral Reserve and Mineral Resource estimates or other relevant information received from the operators that indicates production from mineral interests will not likely occur or may be significantly reduced in the future. No impairment indicators were identified as at December 31, 2024.
4. Financial Instruments
Capital Risk Management
The Company manages its capital such that it endeavors to continue as a going concern while maximizing the return to stakeholders through the optimization of the debt and equity balance. At December 31, 2024, the capital structure of the Company consists of $(51.3) million (2023 — $6.0 million) of equity attributable to common shareholders, comprising issued share capital (Note 10), reserves, retained deficit and accumulated other comprehensive income (loss). The Company was not subject to any externally imposed capital requirements as at December 31, 2024. The Company is required to comply with certain covenants under the Revolving Facility in order for the facility to be available (Note 7). The Company was in compliance with the debt covenants as at December 31, 2024.

Fair Value Estimation
The fair value hierarchy establishes three levels to classify the inputs of valuation techniques used to measure fair value. As required by IFRS 13, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The three levels of the fair value hierarchy are described below:
Level 1 | Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. Investments in common shares and warrants held that have direct listings on an exchange are classified as Level 1.
Level 2 | Quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability.
Level 3 | Inputs that are unobservable in markets (supported by little or no market activity).
The following table sets forth the Company's financial assets and liabilities measured at fair value on a recurring basis by level within the fair value hierarchy as at December 31, 2024 and December 31, 2023.
As at December 31, 2024:

In $000s	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Current liabilities
Expected settlement of stream obligations	$4,647	$—	$—	4,647

Non-current liabilities
Stream obligations	$368,239	$—	$—	368,239
	$372,886	$—	$—	372,886
As at December 31, 2023:

In $000s	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Current liabilities
Expected settlement of stream obligations	$4,563	$—	$—	4,563

Non-current liabilities
Stream obligations	$322,478	$—	$—	322,478
	$327,041	$—	$—	327,041
The fair value of the Company's other financial instruments including cash and cash equivalents, receivables and trade and other payables, approximate their carrying values at December 31, 2024 and December 31, 2023 due to their short-term nature. The fair value of the loans to associate, which is measured using level 2 inputs, approximates its carrying value due the absence of significant changes in the associate’s overall risk profile. The fair value of the Hod Maden Promissory Note was $55.3 million as at December 31, 2024 ($69.6 million — December 31, 2023) based on a discounted cash flow model which utilized level 2 inputs. The fair value of the Antamina Promissory Note was $116.4 million as at December 31, 2024 ($122.3 million — December 31, 2023) based on a discounted cash flow model which utilized level 2 inputs.
There were no transfers between the levels of the fair value hierarchy during the year ended December 31, 2024 and the year ended December 31, 2023.
a) Credit Risk
The Company’s credit risk is limited to cash and cash equivalents, the loan to associate and the amount of any receivable outstanding at period end from the Antamina NPI which is paid by a subsidiary of Teck Resources Limited. In order to mitigate its exposure to credit risk, the Company closely monitors its financial assets and maintains its cash deposits in several high-quality financial institutions. The impact of expected credit losses on receivables and financial assets held at amortized cost is not material.
b) Liquidity Risk
The Company manages liquidity risk through a planning and budgeting process, which is reviewed and updated on a regular basis, to help determine future funding requirements. As at December 31, 2024, the Company had cash and cash equivalents of $12.2 million available to settle its accounts payable and accrued liabilities, as well as its short-term funding obligations related to its equity interest in Hod Maden.
The Company can access up to $30 million, plus an uncommitted accordion of up to $20 million, under its Revolving Facility (Note 7). Amounts drawn on the Revolving Facility are subject to interest at SOFR plus a variable spread of between 2.50%–3.75%. No amounts had been drawn under the Revolving Facility as at December 31, 2024.
Under the terms of the Hod Maden Promissory Note with Sandstorm, the Company can also access up to $150 million, in certain circumstances, under a revolving credit facility. Interest is payable quarterly at a rate of the greater of (a) Secured Overnight Financing Rate (“SOFR”) + 2.0%; or (b) the cost of funds of Sandstorm under its revolving credit facility, commencing the earlier of (a) January 1, 2029; or (b) when Horizon receives dividends from its investment in Hod Maden. No amounts had been drawn under this facility as at December 31, 2024.
The following table shows the Company’s undiscounted contractual obligations as they fall due as at December 31, 2024 and December 31, 2023:

In $000s	Within 1 year	2-5 years	Over 5 years	Total Dec. 31, 2024	Total Dec. 31, 2023
Accounts payable	$164	$—	$—	$164	$81
Promissory notes(1)	1,186	26,460	212,419	240,065	240,065
Promissory note interest(2)	4,050	20,089	35,177	59,316	54,486
	$5,400	$46,549	$247,596	$299,545	$294,632
(1)Amounts payable within the next five years are estimated based on assumptions of expected future proceeds from the Antamina NPI.
(2)As the applicable interest rate for the Hod Maden Promissory Note is floating in nature, the interest charges are estimated based on market forward interest rate curves at the end of the reporting period. Promissory note interest for both the Hod Maden and Antamina Promissory Notes are based on expected future principal balances.
The amount expected to be settled under the Antamina Silver Stream within the next year is $4.6 million. Settlements of the Company’s stream obligations in 2026 and beyond will be based on the future production of silver (Antamina) and gold (Hod Maden) as described in Note 9.

c) Market Risk
Currency Risk
The Company does not have any financial instruments denominated in currencies other than USD that materially impact its net income (loss).
Interest Rate Risk
Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to cash flow interest rate risk through the Company’s loan to associate, which bears interest at the credit default swap rate of Türkiye + 4% and the Hod Maden Promissory note which bears interest at SOFR + 2%, commencing from the earlier of January 1, 2029 or when Horizon has started to receive dividends from its equity interest in Hod Maden. Changes in interest rates also have an impact on the discount rate used to determine the fair value of the stream obligations.
5. Hod Maden and Entrée Investments in Associates
The following table summarizes the changes in the carrying amount of the Company’s investments in associates:

In $000s	Hod Maden Interest	Entrée Resources Ltd.	Total Investments in Associates
At December 31, 2022	$227,067	$31,867	$258,934
Company’s share of net loss of associate	(1,454)	(2,276)	(3,730)
Company’s share of other comprehensive loss of associate	—	(180)	(180)
Currency translation adjustments	—	710	710
At December 31, 2023	$225,613	$30,121	$255,734
Company's share of net loss of associate	(536)	(2,545)	(3,081)
Company’s share of other comprehensive loss of associate	—	(8)	(8)
At December 31, 2024	$225,077	$27,568	$252,645
a) Hod Maden Interest
The Company has a 30% equity interest in Artmin Madencilik Sanayi ve Ticaret A.S (“Artmin”), privately incorporated in Türkiye which owns the Hod Maden project.
As at December 31, 2024, the Company had advanced $17.8 million (including $11.4 million advanced during the year ended December 31, 2024) of shareholder loans to fund the Company’s share of cash calls for ongoing development costs at Hod Maden. The loans bear interest at 4% plus the credit default swap rate of Türkiye at the start of each quarterly period and have five-year terms.
Summarized financial information for the Company’s investment in Artmin, on a 100% basis and reflecting adjustments made by the Company, including fair value adjustments made at the time of acquisition is as follows:

In $000s	Year Ended December 31, 2024	Year Ended December 31, 2023
Administration expenses	$(133)	$(848)
Other expenses	(1,785)	(4,009)
Other income	134	13
Net loss	(1,784)	(4,844)
Company’s share of net loss of associate	$(536)	$(1,454)

In $000s	December 31, 2024	December 31, 2023
Current assets	$5,072	$11,126
Non-current assets	97,936	52,454
Total assets	$103,008	$63,580

Current liabilities	$4,458	$1,709
Non-current liabilities	60,300	21,836
Total liabilities	$64,758	$23,545

Net Assets	$38,250	$40,035
Company’s share of net assets of associate	$11,475	$12,011
Fair value adjustment on acquisition	213,602	213,602
Carrying amount of investment in associate	$225,077	$225,613
b) Entrée Resources Ltd.
The Company holds a position in Entrée Resources Ltd. (“Entrée”), a public Canadian mining company with a carried joint venture interest in the Hugo North Extension and Heruga deposits located in Mongolia. As at December 31, 2024, this position represents approximately 24% of the common shares of Entrée on a non-diluted basis. Using the quoted price of Entrée’s common shares, the fair value of the Company’s interest was $83.9 million (CAD120.7 million) as at December 31, 2024 and $44.7 million (CAD59.1 million) as at December 31, 2023.
Due to the fact that Entrée’s financial statements are typically not publicly available at the time the Company files its financial statements, the share of Entrée’s results are recognized using a reporting period which is three months prior to that of the Company.
Summarized financial information for the Company’s investment in Entrée (using a reporting period which is three months prior to that of the Company), on a 100% basis and reflecting adjustments made by the Company, including fair value adjustments made at the time of acquisition is as follows:

In $000s	12 Months Ended September 30, 2024(1)	12 Months Ended September 30, 2023(1)
Administration expenses	$4,723	$4,308
Other expenses	5,700	4,845
Net loss	10,423	9,153
Company’s share of net loss of associate	$2,545	$2,276
(1)Derived by adding the results for the three months ended December 31, 2023 and December 31, 2022 to those from the nine months ended September 30, 2024 and September 30, 2023, respectively.

In $000s	September 30, 2024	September 30, 2023
Current assets	$3,745	$7,200
Non-current assets	727	775
Total assets	$4,472	$7,975

Current liabilities	$205	$319
Non-current liabilities	74,521	68,598
Total liabilities	$74,726	$68,917

Net Assets	$(70,254)	$(60,942)
Company’s share of net assets of associate	$(17,158)	$(14,940)
Fair value adjustment on acquisition and other adjustments	44,726	45,061
Carrying amount of investment in associate	$27,568	$30,121
6. Mineral Interests
The following table summarizes the changes in the carrying amount of the Company’s mineral interests as of December 31, 2024:

	Cost			Accumulated Depletion
In $000s	Jan. 1, 2024	Net Additions (Disposals)	Dec. 31, 2024	Jan. 1, 2024	Depletion	Dec. 31, 2024	Carrying Amount
Antamina NPI, Peru	$241,456	$—	$241,456	$4,536	$7,699	$12,235	$229,221
Peninsula Project, USA	412	—	412	—	—	—	412
Total	$241,868	$—	$241,868	$4,536	$7,699	$12,235	$229,633
The following table summarizes the changes in the carrying amount of the Company’s mineral interests as of December 31, 2023:

	Cost				Accumulated Depletion
In $000s	Jan. 1, 2023	Net Additions (Disposals)		Dec. 31, 2023	Jan. 1, 2023	Depletion	Dec. 31, 2023	Carrying Amount
Antamina NPI, Peru	$—	$241,456	(1)	$241,456	$—	$4,536	$4,536	$236,920
Peninsula Project, USA	412	—		412	—	—	—	412
Total	$412	$241,456		$241,868	$—	$4,536	$4,536	$237,332
(1)Includes a $1.3 million adjustment related to the actual amount received in excess of the estimated Antamina royalty receivable acquired on June 15, 2023.

7. Revolving Facility and Deferred Financing Costs
On September 9, 2024, Horizon entered into a revolving credit agreement with National Bank of Canada and The Bank of Nova Scotia allowing the Company to borrow up to $30 million with an additional uncommitted accordion of up to $20 million, for total potential availability of up to $50 million (the “Revolving Facility”). The Revolving Facility has a term of four years, maturing in September 2028 and is extendable subject to approval by the lenders. The Revolving Facility is for future asset acquisitions, the Company’s funding requirements related to the development of the Hod Maden project and general corporate purposes. As of December 31, 2024, there was no amount drawn on the Revolving Facility.
The amounts drawn on the Revolving Facility are subject to interest at SOFR plus 2.50%–3.75% per annum, and the undrawn portion of the Revolving Facility is subject to a standby fee of 0.56%–0.84% per annum, both of which are dependent on the Company’s leverage ratio.
The Company is required to maintain a leverage ratio of net debt divided by EBITDA (as defined in the Revolving Facility) of less than or equal to 4.00:1.00, and an interest coverage ratio of greater than or equal to 3.00:1.00 for each fiscal quarter. In both cases, the calculations exclude amounts related to all existing obligations held by Sandstorm. The Company is also required to maintain a total interest coverage ratio of greater than or equal to 1.10:1.00 for each fiscal quarter. The Company was in compliance with the debt covenants as at December 31, 2024.
The Revolving Facility is secured against the Company’s assets, including the Company’s mineral property interests and investments.
Deferred financing costs are amortized on a straight-line basis over the term of the Revolving Facility. At December 31, 2024, deferred financing costs, net of accumulated amortization, were $0.7 million (December 31, 2023 — nil).
8. Promissory Notes
The following table summarizes the changes in the carrying amount of the Company’s promissory notes:

In $000s	Antamina Promissory Note	Hod Maden Promissory Note	Total
At December 31, 2022	$—	$71,163	$71,163
Additions	122,745	—	122,745
Impact of change in estimated timing of cash flows	(862)	(8,427)	(9,289)
Interest and principal payments	(5,214)	—	(5,214)
Accretion expense	3,796	4,633	8,429
Currency translations adjustments	—	(90)	(90)
At December 31, 2023	$120,465	$67,279	$187,744
Impact of change in estimated timing of cash flows	706	(4,197)	(3,491)
Interest payments	(4,061)	—	(4,061)
Accretion expense	6,961	4,485	11,446
At December 31, 2024	$124,071	$67,567	$191,638

Current portion	$2,199	$—	$2,199
Long term portion	121,872	67,567	189,439
Total	$124,071	$67,567	$191,638

Antamina Promissory Note
The Antamina Promissory Note had an original principal amount of $149.1 million, of which $145.1 million remains outstanding as of December 31, 2024 ($145.1 million — December 31, 2023). Interest on $135 million of the Antamina Promissory Note is to be paid quarterly at 3% with the remaining $10.1 million principal amount being interest-free. Any excess cash flow from the Antamina NPI, after satisfying the silver stream and interest payments on the Antamina Promissory Note, will be used to repay principal on the promissory note and reduce the Company’s debt, unless it is agreed with Sandstorm that these amounts can be retained and used for other corporate purposes. If there has been a change in the equity of Horizon, the Antamina Promissory Note may be settled at any time in Horizon shares at the election of the holder based on a 20-day volume weighted average price (“VWAP”) of the market price of the shares, unless the holder would beneficially own in excess of 34% of the number of common shares outstanding immediately after giving effect to such conversion or issuance. As at December 31, 2024, the holder owned 34% of the Company’s outstanding common shares (34% — December 31, 2023). Horizon also has the option to settle the Antamina Promissory Note by issuing common shares based on the VWAP if it is above a floor of CAD0.60. The Antamina Promissory Note matures on June 15, 2033 and is secured against the Company’s interest in the Antamina NPI.
Hod Maden Promissory Note
The Hod Maden Promissory Note has a principal amount of $95 million and currently bears no interest. Interest on the Hod Maden Promissory Note is to be paid quarterly at SOFR + 2% commencing on the earlier of (i) January 1, 2029; or (ii) when Horizon receives dividends from its investment in Hod Maden. If there has been a change in the equity of Horizon, the Hod Maden Promissory Note may be settled at any time in Horizon shares at the election of the holder based on a 20-day VWAP of the market price of the shares, unless the holder would beneficially own in excess of 34% of the number of common shares outstanding immediately after giving effect to such conversion or issuance. As at December 31, 2024, the holder owned 34% of the Company’s outstanding common shares (34% — December 31, 2023). Horizon also has the option to settle the Hod Maden Promissory Note by issuing common shares based on the VWAP if it is above a floor of CAD0.60. The Hod Maden Promissory Note matures on August 31, 2032; however, if the Hod Maden Project does not enter into commercial production by December 31, 2026, the Company has the option to defer the maturity date by up to two years to August 31, 2034. The Hod Maden Promissory Note is secured against the Company’s interest in the Hod Maden Project and investment in Entrée.
9. Stream Obligations
The following table summarizes the changes in the carrying amount of the Company’s stream obligations:

In $000s	Antamina Silver Stream	Hod Maden Gold Stream	Total
At December 31, 2022	$—	$202,219	$202,219
Acquisition of Antamina NPI	$101,449	$—	$101,449
Stream deliveries	$(2,185)	$—	$(2,185)
Change in fair value of stream obligations	$1,842	$19,078	$20,920
Currency translation adjustments	$30	$4,608	$4,638
At December 31, 2023	$101,136	$225,905	$327,041
Stream deliveries	$(5,020)	$—	$(5,020)
Change in fair value of stream obligations	$24,771	$26,094	$50,865
At December 31, 2024	$120,887	$251,999	$372,886

Current portion	$4,647	$—	$4,647
Long term portion	$116,240	$251,999	$368,239
Total	$120,887	$251,999	$372,886

Antamina Silver Stream
As part of the consideration for the acquisition of the Antamina NPI from Sandstorm, Horizon entered into a silver purchase agreement (silver stream) whereby it will be required to sell and deliver refined silver in the amount of 1.66% of the produced silver from the Antamina property. Sandstorm will pay 2.5% of the London Bullion Market Association (“LBMA”) quoted price of silver for each ounce of silver delivered. There are no obligations for Horizon to sell and deliver silver ounces under the silver stream should there be no production from the Antamina mine.
The key assumptions used to determine the fair value of the silver stream as at December 31, 2024 include the production profile based on the Antamina life of mine plan and reserve information published by qualified persons employed by a shareholder of the joint operator, silver prices using the forward curve (estimates ranged from $29.56 to $46.08 per ounce) and the discount rate. Changes in each of these key assumptions would have the following impact on the value of the stream obligation as at December 31, 2024:

Key assumption	Sensitivity applied to key assumption	In $000s Impact on value of stream liability
Production profile and mineral reserves	5% increase in estimated number of silver ounces	$5,274
Silver price — forward curve	$1/oz increase in silver price	3,180
Discount rate	0.25% increase to discount rate	(2,832)
Hod Maden Gold Stream
As part of the consideration for the acquisition of the 30% interest in the Hod Maden project from Sandstorm, Horizon entered into a gold purchase agreement (gold stream) whereby it will be required to sell and deliver:
•20% of the gold produced by the Hod Maden mine until 405,000 ounces have been sold and delivered;
•12% of the gold produced by the Hod Maden mine thereafter.
Sandstorm will pay 50% of the LBMA quoted price of gold for each ounce of gold delivered (for the first 405,000 ounces) and 60% of the LBMA quoted price of gold for each ounce of gold delivered thereafter. There are no obligations for Horizon to sell and deliver gold ounces under the gold stream should there be no production from the Hod Maden mine.
The key assumptions used to determine the fair value of the gold stream as at December 31, 2024 include the production profile based on the published Hod Maden feasibility study and current estimates of the timeline to production, gold prices using the forward curve (estimates ranged from $2,692 to $4,218 per ounce) and the discount rate. Changes in each of these key assumptions would have the following impact on the value of the stream obligation as at December 31, 2024:

Key assumption	Sensitivity applied to key assumption	In $000s Impact on value of stream liability
Production profile and mineral reserves	5% increase in estimated number of gold ounces	$7,465
Gold price — forward curve	$100/oz increase in gold price	7,169
Discount rate	0.25% increase to discount rate	(5,012)

10. Share Capital and Reserves
a) Authorized Share Capital
The Company is authorized to issue an unlimited number of common shares without par value.
b) Warrants
The Company issued warrants as part of units in private placement financings. A summary of the Company’s warrants and the change for the period is as follows:

	Number of warrants	Weighted average exercise price per warrant (CAD)
Warrants outstanding at December 31, 2022	36,740,163	0.79
Issued in connection with private placement	4,189,250	1.10
Warrants outstanding at December 31, 2023 and December 31, 2024	40,929,413	0.82
In June 2023, the Company issued 4,189,250 warrants with a weighted average exercise price of CAD1.10 and a fair value of CAD0.7 million or CAD0.17 per warrant. The fair value of the warrants granted was determined using a BSM using the following weighted average assumptions: grant date share price of CAD0.80, expected volatility of 37.2%, risk-free interest rate of 3.71%, dividend yield of 0%, and an expected life of 4 years. Expected volatility was determined by considering the trailing 5 year historical average share price volatility of similar companies in the same industry and business model.
The weighted average remaining contractual life of the warrants as at December 31, 2024 was 2.59 years (year ended December 31, 2023 — 3.59 years).
A summary of the Company’s warrants as of December 31, 2024 is as follows:

Date of expiry	Number outstanding	Exercisable	Exercise price per warrant (CAD)	Weighted average exercise price per warrant (CAD)(1)
July 2025	1,144,570	1,144,570	0.35	0.35
September 2027	35,595,593	35,595,593	0.80	0.80
June 2027	4,189,250	4,189,250	1.10	1.10
	40,929,413	40,929,413		0.82
(1)Weighted average exercise price of warrants that are exercisable.

c) Stock Options
The Company has an incentive stock option plan (the “Option Plan”) whereby the Company may grant share options to eligible employees, officers, directors and consultants at an exercise price, expiry date, and vesting conditions to be determined by the Board of Directors. The maximum expiry date is 10 years from the grant date. All options are equity settled. The Option Plan permits the issuance of options which, together with the Company's other share compensation arrangements, may not exceed 10% of the Company’s issued common shares as at the date of the grant.
In June 2023, the Company granted 3,850,000 options with a weighted average exercise price of CAD0.80 and a fair value of CAD1.2 million or CAD0.31 per option. The fair value of the options granted was determined using a BSM using the following weighted average assumptions: grant date share price and exercise price of CAD0.80, expected volatility of 37.2%, risk-free interest rate of 3.71%, dividend yield of 0%, and an expected life of 5 years. Expected volatility was determined by considering the trailing 5 year historical average share price volatility of similar companies in the same industry and business model.
A summary of changes in stock options outstanding for the year is as follows:

	Number of options	Weighted average exercise price per share (CAD)
Options outstanding at December 31, 2022	798,521	0.14
Exercised	(464,000)	0.10
Granted	3,850,000	0.80
Options outstanding at December 31, 2023	4,184,521	0.75
Exercised	(334,521)	0.19
Options outstanding at December 31, 2024	3,850,000	0.80
The weighted average remaining contractual life of the options as at December 31, 2024 was 3.46 years (year ended December 31, 2023 — 4.16 years). The weighted average share price, at the time of exercise, for those share options that were exercised during the year ended December 31, 2024 was CAD0.70 per share (year ended December 31, 2023 — CAD0.55 per share).
Details of stock options outstanding as of December 31, 2024 are as follows:

Date of expiry	Number outstanding	Vested	Exercise price per option (CAD)	Weighted average exercise price per share (CAD)(1)
June 2028	3,850,000	1,283,334	0.80	0.80
(1)Weighted average exercise price of options that are exercisable.
d) Restricted Share Units
The Company has a restricted share plan (the “Restricted Share Plan”) whereby the Company may grant restricted share rights (“RSRs”) to eligible employees, officers, directors and consultants at an expiry date to be determined by the Board of Directors. Each restricted share right entitles the holder to receive a common share of the Company without any further consideration. The Restricted Share Plan permits the issuance of up to a maximum of 8,610,025 restricted share rights, of which 6,962,555 were available for grant as at December 31, 2024.
In December 2024, the Company granted 1,240,000 RSRs with a grant date fair value of CAD1.0 million, a three year vesting term, and a weighted average grant date fair value of CAD0.80 per unit. As at December 31, 2024 the Company had 1,570,000 RSRs outstanding (December 31, 2023 — 350,000 RSRs).

e) Earnings Per Share
Basic and diluted earnings per share are calculated based on the following:

In $000s (except for shares and per share amounts)	Year Ended December 31, 2024	Year Ended December 31, 2023
Net loss for the year	$(57,179)	$(23,682)

Basic weighted average number of shares	86,334,195	81,095,502
Basic loss per share	$(0.66)	$(0.29)

Effect of dilutive securities
Stock options	—	—
Warrants	—	—
Restricted share rights	—	—
Diluted weighted average number of common shares	86,334,195	81,095,502
Diluted loss per share	$(0.66)	$(0.29)
The following table lists the number of potentially dilutive securities excluded from the computation of diluted earnings per share because either their effect is not dilutive or the exercise prices exceeded the average market value of the common shares during the years ended December 31, 2024 and December 31, 2023:

	Year Ended December 31, 2024	Year Ended December 31, 2023
Stock options	3,850,000	2,109,589
Warrants	40,929,413	37,891,072
Restricted share rights	401,148	—
The Company has a net loss for the year ended December 31, 2024; however, if the Company had net earnings, 82,074 stock options, 602,307 warrants and 249,171 RSRs would have been included in the computation of diluted weighted average number of common shares as they would have been dilutive (381,739 stock options, 571,518 warrants and 56,365 RSRs in the comparable period).

11. Income Taxes
The income tax expense differs from the amount that would result from applying the federal and provincial income tax rate to the net income before income taxes.
These differences result from the following items:

In $000s	Year Ended December 31, 2024	Year Ended December 31, 2023
Loss before income taxes	$(57,106)	$(23,659)
Canadian federal and provincial income tax rates	27%	27%
Income tax recovery based on the above rates	$(15,419)	$(6,388)

Increase due to:
Non-deductible expenses and permanent differences	121	62
Change in unrecognized temporary differences and other	15,371	6,349
Income tax expense	$73	$23
Deferred Income Taxes
The Company’s deferred income taxes are as follows:

In $000s	Year Ended December 31, 2024	Year Ended December 31, 2023
Deferred Income Tax Assets (Liabilities)
Non-capital losses	$3,003	$1,773
Investment in associate	(401)	(754)
Stream obligation	23,552	9,811
Promissory note	444	(82)
Other	(1,344)	82
Total unrecognized deferred income tax assets	$25,254	$10,830
The Company has deductible unused tax losses, for which a deferred tax asset has not been recognized, expiring as follows:

In $000s	Location	Amount	Expiration
Non-capital loss carry-forwards	Canada	$11,035	2038–2043
No deferred tax asset is recognized in respect of these items because it is not probable that future taxable capital gains or taxable income will be available against which the Company can utilize the benefit.

12. Supplemental Cash Flow Information

In $000s	Year Ended December 31, 2024	Year Ended December 31, 2023
Change in non-cash working capital:
Trade receivables and other	$171	$(248)
Trade and other payables	(26)	(60)
Net increase (decrease) in cash	$145	$(308)

Significant non-cash transactions:
Common shares issued as part of the Antamina NPI asset acquisition	$—	$1,406
Stream obligation assumed as part of the Antamina NPI asset acquisition	—	101,449
Promissory note assumed as part of the Antamina NPI asset acquisition	—	122,745

Other:
Interest received	$1,309	$1,452
13. Related Party Transactions
a) Related Party Transactions
Sandstorm is a related party as a result of it having significant influence through its 34% equity interest in the Company. The amounts related to the promissory notes and stream obligations with Sandstorm are set out in Notes 8 and 9.
The Company has entered into a services agreement with Sandstorm for CAD6,500 per month for general administrative services including rent and other shared office costs. The amount outstanding related to this agreement as at December 31, 2024 was CAD19,500. In addition, during the year ended December 31, 2024, the Company received $0.2 million from Sandstorm to reimburse the Company for costs incurred on Sandstorm’s behalf in connection with corporate reorganizations following the acquisition of the Hod Maden asset.
Entrée is a related party as a result of the Company having significant influence through its approximate 24% interest in Entrée. There were no transactions with Entrée during the year.
Artmin, the entity which holds the Hod Maden project, is a related party as a result of the Company having significant influence through its indirect 30% ownership interest. The transactions with Artmin during the year are set out in Note 5.

b) Compensation of Key Management Personnel
The remuneration of directors and those persons having authority and responsibility for planning, directing and controlling activities of the Company are as follows:

In $000s	Year Ended December 31, 2024	Year Ended December 31, 2023
Salaries and benefits	$323	$170	(1)
Share-based payments	445	370
Total key management compensation expense	$768	$540
(1)Includes a recharge of CAD30,000 of salary costs borne by Sandstorm related to key management personnel of the Company from January 2023 to June 2023.
14. Segmented Information
The Company’s reportable operating segments are the Antamina NPI mineral interest and the investments in Hod Maden and Entrée. All of the Company’s revenue and depletion is generated from the Antamina NPI and details of the amounts related to the investments in Hod Maden and Entrée and the Antamina NPI are included in Notes 5 and 6 respectively.
15. Subsequent Event
In January 2025, the Company, through its wholly owned subsidiary, 1363013 B.C. Ltd., subscribed to 625,202 units in Entrée via a non-brokered private placement at a price of CAD2.21 per unit for total consideration of CAD1.4 million. Each unit consists of one common share and one-half of one non-transferable common share purchase warrant (each whole warrant, a “Warrant”). Each Warrant entitles the Company to purchase one additional common share of Entrée at a price of CAD3.00 per share for a period of two years following the date of issuance. The acquisition of the shares in this private placement maintains the Company’s current proportionate interest in Entrée.

Unaudited Condensed Consolidated Interim Financial Statements
Condensed Consolidated Interim Statements of Financial Position
Expressed in U.S. Dollars ($000s)

	Note	June 30, 2025	December 31, 2024
Assets
Current
Cash and cash equivalents		$2,266	$12,221
Receivables and other current assets		5,025	394
		$7,291	$12,615
Non-Current
Loans to associate	4	$30,689	$17,789
Hod Maden and Entrée investments in associates	4	251,904	252,645
Mineral interests	5	227,197	229,633
Other long term assets		656	729
Total assets		$517,737	$513,411

Liabilities
Current
Trade and other payables		$729	$164
Expected settlement of promissory notes	6	4,852	2,199
Expected settlement of stream obligations	8	8,876	4,647
		$14,457	$7,010
Non-Current
Promissory notes	6	$189,687	$189,439
Stream obligations	8	401,508	368,239
Revolving facility	7	5,000	—
Total liabilities		$610,652	$564,688

Equity
Share capital	9	$37,304	$37,188
Reserves		8,169	7,838
Retained deficit		(141,916)	(98,660)
Accumulated other comprehensive income		3,528	2,357
Total equity		$(92,915)	$(51,277)
Total liabilities and equity		$517,737	$513,411
Subsequent event (Note 13)
On Behalf of the Board: “Clark Hollands”, Director “Erfan Kazemi”, Director

Condensed Consolidated Interim Statements of Income (Loss)
Expressed in U.S. Dollars ($000s) Except for per share amounts

	Note	3 Months Ended Jun. 30, 2025	3 Months Ended Jun. 30, 2024	6 Months Ended Jun. 30, 2025	6 Months Ended Jun. 30, 2024
Revenue
Royalty revenue		$3,491	$5,672	$6,490	$7,420
Depletion	5	1,083	2,210	2,436	4,057
Gross profit		$2,408	$3,462	$4,054	$3,363

Operating expenses
Transaction costs		$573	$—	$573	$—
Administration expenses		288	299	525	578
Stock based compensation		178	148	352	313
Exploration expenses		9	23	15	42
Operating income		$1,360	$2,992	$2,589	$2,430

Other expenses (income)
Loss on revaluation of stream obligations	8	$24,746	$3,279	$40,727	$19,948
Share of loss in associates	4	729	721	2,822	1,603
Gain from change in estimated timing of cash flows of promissory notes	6	(571)	—	(2,877)	(4,262)
Finance expense		3,018	2,828	5,962	5,627
Finance income		(481)	(373)	(899)	(706)
Foreign exchange and other		6	6	34	12
Net loss before taxes		$(26,087)	$(3,469)	$(43,180)	$(19,792)

Current income tax expense		44	16	76	27
Net loss for the period		$(26,131)	$(3,485)	$(43,256)	$(19,819)
Basic loss per share	9(e)	$(0.30)	$(0.04)	$(0.50)	$(0.23)
Diluted loss per share	9(e)	$(0.30)	$(0.04)	$(0.50)	$(0.23)
Weighted average number of common shares outstanding
Basic		86,563,087	86,324,332	86,514,699	86,212,292
Diluted		86,563,087	86,324,332	86,514,699	86,212,292

Condensed Consolidated Interim Statements of Comprehensive Income (Loss)
Expressed in U.S. Dollars ($000s)

	Note	3 Months Ended Jun. 30, 2025	3 Months Ended Jun. 30, 2024	6 Months Ended Jun. 30, 2025	6 Months Ended Jun. 30, 2024
Net loss for the period		$(26,131)	$(3,485)	$(43,256)	$(19,819)
Other comprehensive loss for the period
Items that may subsequently be reclassified to net loss:
Currency translation differences		(19)	383	1,171	63
Total comprehensive loss for the period		$(26,150)	$(3,102)	$(42,085)	$(19,756)

Condensed Consolidated Interim Statements of Cash Flow
Expressed in U.S. Dollars ($000s)

Cash flow from (used in):	Note	3 Months Ended Jun. 30, 2025	3 Months Ended Jun. 30, 2024	6 Months Ended Jun. 30, 2025	6 Months Ended Jun. 30, 2024
Operating Activities
Net loss for the period		$(26,131)	$(3,485)	$(43,256)	$(19,819)
Items not affecting cash:
Depletion expense	5	$1,083	$2,210	$2,436	$4,057
Share-based payments		178	148	352	313
Share of loss in associates	4	729	721	2,822	1,603
Loss on revaluation of stream obligations	8	24,746	3,279	40,727	19,948
Gain from change in estimated timing of cash flows of promissory notes	6	(571)	—	(2,877)	(4,262)
Finance expense		3,018	2,828	5,962	5,627
Unrealized foreign exchange loss and other		6	6	34	12
Changes in non-cash working capital	10	(946)	(4,101)	(4,007)	(5,570)
		$2,112	$1,606	$2,193	$1,909
Investing Activities
Loans to associate	4	$(9,300)	$(3,530)	$(12,900)	$(3,530)
Investment in Entrée private placement		—	—	(963)	—
Proceeds from Hod Maden receivable recorded on acquisition		—	1,918	—	1,918
		$(9,300)	$(1,612)	$(13,863)	$(1,612)
Financing Activities
Revolving facility draw down	7	$5,000	$—	$5,000	$—
Settlement of stream obligations	8	(1,577)	(1,373)	(3,229)	(2,499)
Interest paid		(42)	(1,010)	(95)	(2,031)
Warrant exercise proceeds		72	—	95	—
Stock option proceeds		—	48	—	48
Deferred financing costs		—	(26)	(55)	(26)
		$3,453	$(2,361)	$1,716	$(4,508)

Effect of exchange rate changes on cash and cash equivalents		—	(3)	(1)	(10)

Net decrease in cash and cash equivalents		$(3,735)	$(2,370)	$(9,955)	$(4,221)
Cash and cash equivalents — beginning of the period		6,001	16,415	12,221	18,266
Cash and cash equivalents — end of the period		$2,266	$14,045	$2,266	$14,045
Supplemental cash flow information (Note 10)

Condensed Consolidated Interim Statements of Changes in Equity
Expressed in U.S. Dollars ($000s)

	Note	Number	Amount	Share Options, Warrants and Restricted Share Units	Retained Deficit	Accumulated Other Comprehensive Income (Loss)	Total
At January 1, 2024		86,100,252	$37,102	$7,393	$(41,481)	$2,365	$5,379
Share-based payments		—	—	313	—	—	313
Options exercised		334,521	75	(27)	—	—	48
Vesting of restricted share rights		20,000	11	(11)	—	—	—
Total comprehensive loss		—	—	—	(19,819)	63	(19,756)
At June 30, 2024		86,454,773	$37,188	$7,668	$(61,300)	$2,428	$(14,016)
Share-based payments		—	—	170	—	—	170
Total comprehensive loss		—	—	—	(37,360)	(71)	(37,431)
At December 31, 2024		86,454,773	$37,188	$7,838	$(98,660)	$2,357	$(51,277)
Share-based payments		—	—	352	—	—	352
Warrants exercised	9(b)	188,332	116	(21)	—	—	95
Total comprehensive loss		—	—	—	(43,256)	1,171	(42,085)
At June 30, 2025		86,643,105	$37,304	$8,169	$(141,916)	$3,528	$(92,915)

Notes to the Unaudited Condensed Consolidated Interim Financial Statements
June 30, 2025 | Expressed in U.S. Dollars
1. Nature of Operations
Horizon Copper Corp. was incorporated under the Business Corporations Act of British Columbia on March 17, 2011.
Horizon Copper Corp. and its subsidiary entities (collectively “Horizon” or the “Company”) is a resource-based company that holds interests in mining assets with a focus on copper.
The Company’s assets include a net profits interest on the Antamina copper mine in Peru (“Antamina NPI”), a 30% equity interest in the entity which holds the Hod Maden copper-gold project in Türkiye (“Hod Maden”) and an approximate 24% equity stake in Entrée Resources Ltd. (“Entrée”). The acquisition of these assets was partially funded by precious metal streams and promissory notes with Sandstorm Gold Ltd. (“Sandstorm”).
The head office, principal address and registered office of the Company are located at Suite 3200, 733 Seymour Street, Vancouver, British Columbia, V6B 0S6.
These condensed consolidated interim financial statements were authorized for issue by the Board of Directors of the Company on July 31, 2025.
2. Summary of Material Accounting Policies
a) Statement of Compliance
These condensed consolidated interim financial statements, including comparatives, have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards” or “IFRS”), as applicable to the preparation of interim financial statements including International Accounting Standard 34 – Interim Financial Reporting. Accordingly, certain disclosures included in annual financial statements prepared in accordance with IFRS have been condensed or omitted. These unaudited condensed consolidated interim financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2024.
The accounting policies applied in the preparation of these condensed consolidated interim financial statements are consistent with those applied and disclosed in the Company’s audited consolidated financial statements for the year ended December 31, 2024.
b) Basis of Presentation
These condensed consolidated interim financial statements have been prepared on a historical cost basis except for certain financial instruments, which are measured at fair value.
The condensed consolidated interim financial statements are presented in United States dollars (“USD”), which is the Company’s functional currency, and all values are rounded to the nearest thousand except as otherwise indicated.

c) New and Amended Accounting Standards
New Accounting Standards and Amendments Issued but Not Yet Effective
The International Accounting Standards Board has issued classification and measurement and disclosure amendments to IFRS 9 and IFRS 7 with an effective date for years beginning on or after January 1, 2026 with earlier application permitted. The amendments clarify the date of recognition and derecognition of some financial assets and liabilities and introduce a new exception for some financial liabilities settled through an electronic payment system. Other changes include a clarification of the requirements when assessing whether a financial asset meets the solely payments of principal and interest criteria and new disclosures for certain instruments with contractual terms that can change cash flows (including instruments where cash flows changes are linked to environment, social or governance (ESG) targets). These amendments are not expected to have a material impact on the entity in future reporting periods.
IFRS 18, Presentation and Disclosure in Financial Statements (IFRS 18) is a new standard that will provide new presentation and disclosure requirements and replace International Accounting Standard 1, Presentation of Financial Statements (IAS 1). IFRS 18 introduces changes to the structure of the income statement; provides required disclosures in financial statements for certain profit or loss performance measures that are reported outside an entity’s financial statements; and provides enhanced principles on aggregation and disaggregation in financial statements. Many other existing principles in IAS 1 have been maintained. IFRS 18 is effective for years beginning on or after January 1, 2027, with earlier application permitted. The Company has not yet commenced the evaluation of the impact of this new standard.
3. Financial Instruments
Fair Value Estimation
The fair value hierarchy establishes three levels to classify the inputs of valuation techniques used to measure fair value. As required by IFRS 13, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The three levels of the fair value hierarchy are described below:
Level 1 | Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. Investments in common shares and warrants held that have direct listings on an exchange are classified as Level 1.
Level 2 | Quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability.
Level 3 | Inputs that are unobservable in markets (supported by little or no market activity).

The following table sets forth the Company's financial assets and liabilities measured at fair value on a recurring basis by level within the fair value hierarchy as at June 30, 2025 and December 31, 2024.
As at June 30, 2025:

In $000s	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Current liabilities
Expected settlement of stream obligations	$8,876	$—	$—	$8,876

Non-current liabilities
Stream obligations	$401,508	$—	$—	$401,508
	$410,384	$—	$—	$410,384
As at December 31, 2024:

In $000s	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Current liabilities
Expected settlement of stream obligations	$4,647	$—	$—	$4,647

Non-current liabilities
Stream obligations	$368,239	$—	$—	$368,239
	$372,886	$—	$—	$372,886
The fair value of the Company's other financial instruments including cash and cash equivalents, receivables and trade and other payables, approximate their carrying values at June 30, 2025 and December 31, 2024 due to their short-term nature. The fair value of the loans to associate, which are measured using level 2 inputs, approximates their carrying value as the effects of changes in interest rates and the associate’s credit spread have not had a significant impact since origination of the loans. The fair value of the Company’s revolving facility, which is measured using level 2 inputs, approximates its carrying value due to the nature of its market-based rate of interest. The fair value of the Hod Maden Promissory Note was $56.2 million as at June 30, 2025 ($55.3 million — December 31, 2024) based on a discounted cash flow model which utilized level 2 inputs. The fair value of the Antamina Promissory Note was $118.0 million as at June 30, 2025 ($116.4 million — December 31, 2024) based on a discounted cash flow model which utilized level 2 inputs.
There were no transfers between the levels of the fair value hierarchy during the period ended June 30, 2025 and the year ended December 31, 2024.
a) Credit Risk
The Company’s credit risk is limited to cash and cash equivalents, the loans to associate and the amount of any receivable outstanding at period end from the Antamina NPI which is paid by a subsidiary of Teck Resources Limited. In order to mitigate its exposure to credit risk, the Company closely monitors its financial assets and maintains its cash deposits in several high-quality financial institutions. The impact of expected credit losses on receivables and financial assets held at amortized cost is not material.

b) Liquidity Risk
The Company manages liquidity risk through a planning and budgeting process, which is reviewed and updated on a regular basis, to help determine future funding requirements. As at June 30, 2025, the Company had cash and cash equivalents of $2.3 million available to settle its accounts payable and accrued liabilities, as well as its short-term funding obligations related to its equity interest in Hod Maden.
The Company can access up to $30 million, plus an uncommitted accordion of up to $20 million, under its revolving facility. As at June 30, 2025, $5 million had been drawn under the revolving facility (Note 7).
Under the terms of the Hod Maden Promissory Note with Sandstorm, the Company can also access up to $150 million, in certain circumstances, under a revolving credit facility. Interest is payable quarterly at a rate of the greater of (a) Secured Overnight Financing Rate (“SOFR”) + 2.0%; or (b) the cost of funds of Sandstorm under its revolving credit facility, commencing the earlier of (a) January 1, 2030; or (b) when Horizon receives dividends from its investment in Hod Maden. No amounts had been drawn under this facility as at June 30, 2025. Subsequent to the period end, the Company made a draw of $8 million under this facility with Sandstorm.
The following table shows the Company’s undiscounted contractual obligations as they fall due as at June 30, 2025 and December 31, 2024:

In $000s	Within 1 year	2-5 years	Over 5 years	Total Jun. 30, 2025	Total Dec. 31, 2024
Accounts payable	$729	$—	$—	$729	$164
Promissory notes(1)	2,815	25,486	211,764	240,065	240,065
Promissory note interest(2)	6,100	17,413	50,575	74,088	59,316
Revolving facility(3)	—	5,000	—	5,000	—
Revolving facility interest(4)	358	771	—	1,129	—
	$10,002	$48,670	$262,339	$321,011	$299,545
(1)Amounts payable within the next five years are estimated based on assumptions of expected future proceeds from the Antamina NPI. As the applicable interest rate for the Hod Maden Promissory Note is floating in nature, the interest charges are estimated based on market
(2)forward interest rate curves at the end of the reporting period. Promissory note interest for both the Hod Maden and Antamina Promissory Notes are based on expected future principal balances.
(3)Amounts payable within the next five years are estimated on the assumption that no prepayments are made and the entire balance outstanding as of June 30, 2025 is repaid at maturity.
(4)The amounts drawn on the Revolving Facility are subject to interest at SOFR plus 2.50%–3.75% per annum, and the undrawn portion of the Revolving Facility is subject to a standby fee of 0.56%–0.84% per annum, both of which are dependent on the Company’s leverage ratio. The interest charges in the table above have been estimated based on assumptions of the Company’s future leverage ratio and on market forward interest rate curves at the end of the reporting period.
The amount expected to be settled under the Antamina Silver Stream within the next year is $8.9 million. Settlements of the Company’s stream obligations in 2026 and beyond will be based on the future production of silver (Antamina) and gold (Hod Maden) as described in Note 8.

c) Market Risk
Currency Risk
The Company does not have any financial instruments denominated in currencies other than USD that materially impact its net income (loss).
Interest Rate Risk
Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is exposed to cash flow interest rate risk through the Company’s loans to associate, which bear interest at the credit default swap rate of Türkiye + 4%, the Company’s revolving facility which bears interest at SOFR plus 2.50%–3.75%, the Hod Maden Promissory note which bears interest at SOFR + 2.0%-3.5%, commencing from the earlier of January 1, 2030 or when Horizon has started to receive dividends from its equity interest in Hod Maden, and the Company’s Antamina Promissory note which bears interest after June 15, 2033 at SOFR + 2.5%-3.5% if Horizon elects to extend the maturity of the note. Changes in interest rates also have an impact on the discount rate used to determine the fair value of the stream obligations.
4. Hod Maden and Entrée Investments in Associates
The following table summarizes the changes in the carrying amount of the Company’s investments in associates:

In $000s	Hod Maden Interest	Entrée Resources Ltd.	Total Investments in Associates
At December 31, 2023	$225,613	$30,121	$255,734
Company's share of net loss of associate	(103)	(1,500)	(1,603)
Company’s share of other comprehensive loss of associate	—	63	63
At June 30, 2024	$225,510	$28,684	$254,194
Company’s share of net loss of associate	(433)	(1,045)	(1,478)
Company’s share of other comprehensive loss of associate	—	(71)	(71)
At December 31, 2024	$225,077	$27,568	$252,645
Additional investment	—	910	910
Company's share of net loss of associate	(549)	(2,273)	(2,822)
Company’s share of other comprehensive loss of associate	—	1,171	1,171
At June 30, 2025	$224,528	$27,376	$251,904
Loans to Associate
As at June 30, 2025, the Company had advanced $30.7 million ($17.8 million — December 31, 2024) of shareholder loans to fund the Company’s share of cash calls for ongoing development costs at Hod Maden, of which $9.3 million was advanced during the quarter ended June 30, 2025. Subsequent to the quarter ended June 30, 2025, the Company advanced an additional $7.5 million shareholder loan to fund the Company’s share of cash calls for ongoing development costs at Hod Maden. The loans bear interest at 4% plus the credit default swap rate of Türkiye at the start of each quarterly period and have five-year terms.

Entrée Private Placement
In January 2025, the Company, through its wholly owned subsidiary, 1363013 B.C. Ltd., subscribed to 625,202 units in Entrée Resources Ltd. (“Entrée”) via a non-brokered private placement at a price of CAD2.21 per unit for total consideration of CAD1.4 million. Each unit consists of one common share and one-half of one non-transferable common share purchase warrant (each whole warrant, a “Warrant”). Each Warrant entitles the Company to purchase one additional common share of Entrée at a price of CAD3.00 per share for a period of two years following the date of issuance. The acquisition of the shares in this private placement maintains the Company’s current proportionate interest in Entrée.
5. Mineral Interests
The following table summarizes the changes in the carrying amount of the Company’s mineral interests as of June 30, 2025:

	Cost			Accumulated Depletion
In $000s	Jan. 1, 2025	Net Additions (Disposals)	Jun. 30, 2025	Jan. 1, 2025	Depletion	Jun. 30, 2025	Carrying Amount
Antamina NPI, Peru	$241,456	$—	$241,456	$12,235	$2,436	$14,671	$226,785
Peninsula Project, USA	412	—	412	—	—	—	412
Total	$241,868	$—	$241,868	$12,235	$2,436	$14,671	$227,197
The following table summarizes the changes in the carrying amount of the Company’s mineral interests as of December 31, 2024:

	Cost			Accumulated Depletion
In $000s	Jan. 1, 2024	Net Additions (Disposals)	Dec. 31, 2024	Jan. 1, 2024	Depletion	Dec. 31, 2024	Carrying Amount
Antamina NPI, Peru	$241,456	$—	$241,456	$4,536	$7,699	$12,235	$229,221
Peninsula Project, USA	412	—	412	—	—	—	412
Total	$241,868	$—	$241,868	$4,536	$7,699	$12,235	$229,633

6. Promissory Notes
The following table summarizes the changes in the carrying amount of the Company’s promissory notes:

In $000s	Antamina Promissory Note	Hod Maden Promissory Note	Total
At December 31, 2023	$120,465	$67,279	$187,744
Impact of change in estimated timing of cash flows	(1,124)	(3,138)	(4,262)
Interest payments	(2,031)	—	(2,031)
Accretion expense	3,406	2,221	5,627
At June 30, 2024	$120,716	$66,362	$187,078
Impact of change in estimated timing of cash flows	1,830	(1,059)	771
Interest payments	(2,030)	—	(2,030)
Accretion expense	3,555	2,264	5,819
At December 31, 2024	$124,071	$67,567	$191,638
Impact of change in estimated timing of cash flows	(688)	(2,189)	(2,877)
Accretion expense	3,523	2,255	5,778
At June 30, 2025	$126,906	$67,633	$194,539

Current portion	$4,852	$—	$4,852
Long term portion	122,054	67,633	189,687
Total	$126,906	$67,633	$194,539
Antamina Promissory Note
The Antamina Promissory Note had an original principal amount of $149.1 million, of which $145.1 million remains outstanding as of June 30, 2025 ($145.1 million — December 31, 2024). Interest on $135 million of the Antamina Promissory Note is to be paid quarterly at 3% with the remaining $10.1 million principal amount being interest-free. Any excess cash flow from the Antamina NPI, after satisfying the silver stream and interest payments on the Antamina Promissory Note, will be used to repay principal on the promissory note and reduce the Company’s debt, unless it is agreed with Sandstorm that these amounts can be retained and used for other corporate purposes. As of June 30, 2025, $3.0 million of accrued interest remains outstanding (December 31, 2024 — $1.0 million). If there has been a change in the equity of Horizon, the Antamina Promissory Note may be settled at any time in Horizon shares at the election of the holder based on a 20-day volume weighted average price (“VWAP”) of the market price of the shares, unless the holder would beneficially own in excess of 34% of the number of common shares outstanding immediately after giving effect to such conversion or issuance. As at June 30, 2025, the holder owned 34% of the Company’s outstanding common shares (34% — December 31, 2024). Horizon also has the option to settle the Antamina Promissory Note by issuing common shares based on the VWAP if it is above a floor of CAD0.60. The Antamina Promissory Note matures on June 15, 2033 and is secured against the Company’s interest in the Antamina NPI.
In March 2025, the Company entered into certain amendments to the Antamina Promissory Note, which granted Horizon the option to extend the maturity date in two-year intervals if cash flows from the Antamina NPI are used to repay any remaining principal amounts. Interest is to be paid quarterly at SOFR + 2.5%–3.5% after June 15, 2033 if the extension option is elected.

Hod Maden Promissory Note
The Hod Maden Promissory Note has a principal amount of $95 million and currently bears no interest. Interest on the Hod Maden Promissory Note is to be paid quarterly at SOFR + 2% commencing on the earlier of (i) January 1, 2030; or (ii) when Horizon receives dividends from its investment in Hod Maden. Prior to an amendment during the three months ended March 31, 2025, the commencement date for interest payments was the earlier of (i) January 1, 2029; or (ii) when Horizon receives dividends from its investment in Hod Maden. If there has been a change in the equity of Horizon, the Hod Maden Promissory Note may be settled at any time in Horizon shares at the election of the holder based on a 20- day VWAP of the market price of the shares, unless the holder would beneficially own in excess of 34% of the number of common shares outstanding immediately after giving effect to such conversion or issuance. As at June 30, 2025, the holder owned 34% of the Company’s outstanding common shares (34% — December 31, 2024). Horizon also has the option to settle the Hod Maden Promissory Note by issuing common shares based on the VWAP if it is above a floor of CAD0.60. The Hod Maden Promissory Note matures on August 31, 2032 and is secured against the Company’s interest in the Hod Maden Project and investment in Entrée.
In March 2025, the Company entered into certain amendments to the Hod Maden Promissory Note, which granted Horizon the option to extend the maturity date in two-year intervals if cash flows from the Company’s interest in Hod Maden are used to repay any remaining principal amounts.
7. Revolving Facility and Deferred Financing Costs
On September 9, 2024, Horizon entered into a revolving credit agreement with National Bank of Canada and The Bank of Nova Scotia allowing the Company to borrow up to $30 million with an additional uncommitted accordion of up to $20 million, for total potential availability of up to $50 million (the “Revolving Facility”). The Revolving Facility has a term of four years, maturing in September 2028 and is extendable subject to approval by the lenders. The Revolving Facility is for future asset acquisitions, the Company’s funding requirements related to the development of the Hod Maden project and general corporate purposes. As of June 30, 2025, $5 million was drawn on the Revolving Facility.
The amounts drawn on the Revolving Facility are subject to interest at SOFR plus 2.50%–3.75% per annum, and the undrawn portion of the Revolving Facility is subject to a standby fee of 0.56%–0.84% per annum, both of which are dependent on the Company’s leverage ratio.
The Company is required to maintain a leverage ratio of net debt divided by EBITDA (as defined in the Revolving Facility) of less than or equal to 4.00:1.00, and an interest coverage ratio of greater than or equal to 3.00:1.00 for each fiscal quarter. In both cases, the calculations exclude amounts related to all existing obligations held by Sandstorm. The Company is also required to maintain a total interest coverage ratio of greater than or equal to 1.10:1.00 for each fiscal quarter. The Company was in compliance with the debt covenants as at June 30, 2025.
The Revolving Facility is secured against the Company’s assets, including the Company’s mineral property interests and investments.
Deferred financing costs are amortized on a straight-line basis over the term of the Revolving Facility. At June 30, 2025, deferred financing costs, net of accumulated amortization, were $0.6 million (December 31, 2024 — $0.7 million).

8. Stream Obligations
The following table summarizes the changes in the carrying amount of the Company’s stream obligations:

In $000s	Antamina Silver Stream	Hod Maden Gold Stream	Total
At December 31, 2023	$101,136	$225,905	$327,041
Stream deliveries	(2,209)	—	(2,209)
Change in fair value of stream obligations	20,802	(854)	19,948
At June 30, 2024	$119,729	$225,051	$344,780
Stream deliveries	(2,811)	—	(2,811)
Change in fair value of stream obligations	3,969	26,948	30,917
At December 31, 2024	$120,887	$251,999	$372,886
Stream deliveries	(3,229)	—	(3,229)
Change in fair value of stream obligations	3,537	37,190	40,727
At June 30, 2025	$121,195	$289,189	$410,384

Current portion	$8,876	$—	$8,876
Long term portion	112,319	289,189	401,508
Total	$121,195	$289,189	$410,384
Antamina Silver Stream
As part of the consideration for the acquisition of the Antamina NPI from Sandstorm, Horizon entered into a silver purchase agreement (silver stream) whereby it will be required to sell and deliver refined silver in the amount of 1.66% of the produced silver from the Antamina property. Sandstorm will pay 2.5% of the London Bullion Market Association (“LBMA”) quoted price of silver for each ounce of silver delivered. There are no obligations for Horizon to sell and deliver silver ounces under the silver stream should there be no production from the Antamina mine.
The key assumptions used to determine the fair value of the silver stream as at June 30, 2025 include the production profile based on the Antamina life of mine plan and reserve information published by qualified persons employed by a shareholder of the joint operator, silver prices using the forward curve (estimates ranged from $36.17 to $52.73 per ounce) and the discount rate. Changes in each of these key assumptions would have the following impact on the value of the stream obligation as at June 30, 2025:

Key assumption	Sensitivity applied to key assumption	In $000s Impact on value of stream liability
Production profile and mineral reserves	5% increase in estimated number of silver ounces	$5,269
Silver price — forward curve	$1/oz increase in silver price	2,753
Discount rate	0.25% increase to discount rate	(2,942)

Hod Maden Gold Stream
As part of the consideration for the acquisition of the 30% interest in the Hod Maden project from Sandstorm, Horizon entered into a gold purchase agreement (gold stream) whereby it will be required to sell and deliver:
•20% of the gold produced by the Hod Maden mine until 405,000 ounces have been sold and delivered;
•12% of the gold produced by the Hod Maden mine thereafter.
Sandstorm will pay 50% of the LBMA quoted price of gold for each ounce of gold delivered (for the first 405,000 ounces) and 60% of the LBMA quoted price of gold for each ounce of gold delivered thereafter. There are no obligations for Horizon to sell and deliver gold ounces under the gold stream should there be no production from the Hod Maden mine.
The key assumptions used to determine the fair value of the gold stream as at June 30, 2025 include the production profile based on the published Hod Maden feasibility study and current estimates of the timeline to production, gold prices using the forward curve (estimates ranged from $3,322 to $4,640 per ounce) and the discount rate. Changes in each of these key assumptions would have the following impact on the value of the stream obligation as at June 30, 2025:

Key assumption	Sensitivity applied to key assumption	In $000s Impact on value of stream liability
Production profile and mineral reserves	5% increase in estimated number of gold ounces	$8,568
Gold price — forward curve	$100/oz increase in gold price	7,284
Discount rate	0.25% increase to discount rate	(5,410)
9. Share Capital and Reserves
a) Authorized Share Capital
The Company is authorized to issue an unlimited number of common shares without par value.
b) Warrants
The Company issued warrants as part of units in private placement financings. A summary of the Company’s warrants and the change for the period is as follows:

	Number of warrants	Weighted average exercise price per warrant (CAD)
Warrants outstanding at December 31, 2024	40,929,413	0.82
Exercised	(188,332)	0.70
Warrants outstanding at June 30, 2025	40,741,081	0.82

The weighted average remaining contractual life of the warrants as at June 30, 2025 was 2.09 years (year ended December 31, 2024 — 2.59 years). The weighted average share price, at the time of exercise, for those warrants that were exercised during the period ended June 30, 2025 was CAD1.13 per share.
A summary of the Company’s warrants as of June 30, 2025 is as follows:

Date of expiry	Number outstanding	Exercisable	Exercise price per warrant (CAD)	Weighted average exercise price per warrant (CAD)(1)
July 2025	1,144,570	1,144,570	0.35	0.35
September 2027	35,407,261	35,407,261	0.80	0.80
June 2027	4,189,250	4,189,250	1.10	1.10
	40,741,081	40,741,081		0.82
(1)Weighted average exercise price of warrants that are exercisable.
In July 2025, 1,144,570 warrants with an exercise price of CAD0.35, 1,663,033 warrants with an exercise price of CAD0.80, and 914,725 warrants with an exercise price of CAD1.10 were exercised.
c) Stock Options
The Company has an incentive stock option plan (the “Option Plan”) whereby the Company may grant share options to eligible employees, officers, directors and consultants at an exercise price, expiry date, and vesting conditions to be determined by the Board of Directors. The maximum expiry date is 10 years from the grant date. All options are equity settled. The Option Plan permits the issuance of options which, together with the Company's other share compensation arrangements, may not exceed 10% of the Company’s issued common shares as at the date of the grant.
A summary of changes in stock options outstanding for the period is as follows:

	Number of options	Weighted average exercise price per share (CAD)
Options outstanding at December 31, 2024 and June 30, 2025	3,850,000	0.80
The weighted average remaining contractual life of the options as at June 30, 2025 was 2.96 years (year ended December 31, 2024 — 3.46 years).
Details of stock options outstanding as of June 30, 2025 are as follows:

Date of expiry	Number outstanding	Vested	Exercise price per option (CAD)	Weighted average exercise price per option (CAD)[1]
June 2028	3,850,000	2,566,667	0.80	0.80
(1)Weighted average exercise price of options that are exercisable.
d) Restricted Share Units
The Company has a restricted share plan (the “Restricted Share Plan”) whereby the Company may grant restricted share rights (“RSRs”) to eligible employees, officers, directors and consultants at an expiry date to be determined by the Board of Directors. Each restricted share right entitles the holder to receive a common share of the Company without any further consideration. The Restricted Share Plan permits the issuance of up to a maximum of 8,610,025 restricted share rights, of which 6,962,555 were available for grant as at June 30, 2025.

As at June 30, 2025 the Company had 1,570,000 RSRs outstanding (December 31, 2024 — 1,570,000 RSRs).
e) Earnings Per Share
Basic and diluted earnings per share are calculated based on the following:

In $000s (except for shares and per share amounts)	3 Months Ended Jun. 30, 2025	3 Months Ended Jun. 30, 2024	6 Months Ended Jun. 30, 2025	6 Months Ended Jun. 30, 2024
Net loss for the period	$(26,131)	$(3,485)	$(43,256)	$(19,819)

Basic and diluted weighted average number of shares	86,563,087	86,324,332	86,514,699	86,212,292
Basic and diluted loss per share	$(0.30)	$(0.04)	$(0.50)	$(0.23)
The following table lists the number of potentially dilutive securities excluded from the computation of diluted earnings per share because either their effect is not dilutive or the exercise prices exceeded the average market value of the common shares during the periods ended June 30, 2025 and June 30, 2024:

	3 Months Ended Jun. 30, 2025	3 Months Ended Jun. 30, 2024	6 Months Ended Jun. 30, 2025	6 Months Ended Jun. 30, 2024
Stock options	3,850,000	3,850,000	3,850,000	3,850,000
Warrants	40,741,081	40,929,413	40,741,081	40,929,413
Restricted share rights	1,570,000	330,000	1,570,000	330,000
The Company has a net loss for the three months ended June 30, 2025; however, if the Company had net earnings, 1,007,935 stock options, 11,250,993 warrants and 960,237 RSRs would have been included in the computation of diluted weighted average number of common shares as they would have been dilutive (79,977 stock options, 531,991 warrants and 206,658 RSRs in the comparable period).
The Company has a net loss for the six months ended June 30, 2025; however, if the Company had net earnings, 1,119,795 stock options, 12,443,278 warrants and 984,236 RSRs would have been included in the computation of diluted weighted average number of common shares as they would have been dilutive (157,375 stock options, 531,991 warrants and 208,417 RSRs in the comparable period).

10. Supplemental Cash Flow Information

In $000s	3 Months Ended Jun. 30, 2025	3 Months Ended Jun. 30, 2024	6 Months Ended Jun. 30, 2025	6 Months Ended Jun. 30, 2024
Change in non-cash working capital:
Trade receivables and other	$(1,542)	$(4,157)	$(4,631)	$(5,622)
Trade and other payables	596	56	624	52
Net decrease in cash	$(946)	$(4,101)	$(4,007)	$(5,570)

Other:
Interest received	$47	$328	$377	$648
11. Related Party Transactions
a) Related Party Transactions
Sandstorm is a related party as a result of it having significant influence through its 34% equity interest in the Company. The amounts related to the promissory notes and stream obligations with Sandstorm are set out in Notes 6 and 8. Subsequent to the period end, the Company made a draw of $8 million under the revolving facility with Sandstorm.
The Company has entered into a services agreement with Sandstorm for CAD6,500 per month from January to May 2025 and CAD6,900 per month effective June 2025 for general administrative services including rent and other shared office costs. The amount outstanding related to this agreement as at June 30, 2025 was CAD19,900.
Entrée is a related party as a result of the Company having significant influence through its approximate 24% interest in Entrée. The transactions with Entrée during the period are set out in Note 4.
Artmin Madencilik San. ve Tic. A.S. (“Artmin”), the entity which holds the Hod Maden project, is a related party as a result of the Company having significant influence through its indirect 30% ownership interest. The transactions with Artmin during the period are set out in Note 4.

b) Compensation of Key Management Personnel
The remuneration of directors and those persons having authority and responsibility for planning, directing and controlling activities of the Company are as follows:

In $000s	3 Months Ended Jun. 30, 2025	3 Months Ended Jun. 30, 2024	6 Months Ended Jun. 30, 2025	6 Months Ended Jun. 30, 2024
Salaries and benefits	$63	$56	$123	$112
Share-based payments	171	148	338	313
Special committee fees(1)	88	—	88	—
Total key management compensation expense	$322	$204	$549	$425
(1)Fees related to the Horizon Special Committee in connection with the Horizon Transaction.
12. Segmented Information
The Company’s reportable operating segments are the Antamina NPI mineral interest and the investments in Hod Maden and Entrée. All of the Company’s revenue and depletion is generated from the Antamina NPI, which results in a gross profit for the three and six months ended June 30, 2025 of $2.4 million and $4.1 million, respectively, compared with $3.5 million and $3.4 million for the comparable periods in 2024, which represents the measure of segment profit or loss. Details of the assets and liabilities related to the investments in Hod Maden and Entrée and the Antamina NPI are included in Notes 4 and 5 respectively.
13. Subsequent Event
On July 6, 2025, the Company entered into a definitive arrangement agreement (the “Arrangement Agreement”) with Royal Gold, Inc. (“Royal Gold”), pursuant to which Royal Gold will acquire all of the issued and outstanding common shares of Horizon, other than those held by Sandstorm, in an all-cash transaction valued at approximately $196 million (the “Horizon Transaction”). The Arrangement Agreement will be effected by way of a court-approved plan of arrangement. Under the terms of the Arrangement Agreement, Horizon shareholders (and holders of Horizon restricted share rights) will receive C$2.00 for each Horizon share (and Horizon restricted share right) held. Holders of Horizon warrants and options will receive a cash payment equal to the amount by which the consideration of C$2.00 exceeds the exercise price of such warrant and option, as applicable, for each warrant or option held, as applicable. In addition to shareholder approval, the completion of the Horizon Transaction is subject to satisfaction of certain conditions and applicable regulatory approvals, including but not limited to (i) completion of the Sandstorm Transaction pursuant to which Royal Gold will acquire all of the issued and outstanding common shares of Sandstorm in an all-share transaction (which can be waived by Royal Gold in its sole discretion), (ii) conditional acceptance by the TSX-V, (iii) approval under the Competition Act (Canada), and (iv) the satisfaction of certain other closing conditions customary for a transaction of this nature. The Sandstorm Transaction is also subject to satisfaction of certain conditions and applicable shareholder and regulatory approvals, including the completion of the Horizon Transaction (which condition can be waived by Royal Gold in its sole discretion). Subject to receiving the requisite court, regulatory and shareholder approvals as described above, the Horizon Transaction is expected to close in the fourth quarter of 2025.

Annex A
Execution Version

ARRANGEMENT AGREEMENT
AMONG
ROYAL GOLD, INC.
AND
INTERNATIONAL ROYALTY CORPORATION
AND
SANDSTORM GOLD LTD.

July 6, 2025

2.16 List of Securityholders	A-37

2.17 Adjustment to Consideration Regarding Distributions	A-38

2.18 Appraisal Rights	A-38
A-i

5.14 Access to Information; Confidentiality	A-57

5.15 Insurance and Indemnification	A-58

A-ii

ARRANGEMENT AGREEMENT
THIS ARRANGEMENT AGREEMENT dated July 6, 2025,
BETWEEN:
ROYAL GOLD, INC., a corporation existing under the laws of the State of Delaware (the “Purchaser”),
- and -
INTERNATIONAL ROYALTY CORPORATION, a corporation existing under the laws of Canada (“AcquireCo”),
- and -
SANDSTORM GOLD LTD., a corporation existing under the laws of the Province of British Columbia (the “Company”).
RECITALS:
A.The Purchaser desires to cause AcquireCo to acquire all of the issued and outstanding Company Shares by way of a plan of arrangement under the provisions of the Business Corporations Act (British Columbia), as provided for in this Agreement.
B.The Company Special Committee, after receiving financial and legal advice and the Company Special Committee Fairness Opinions, has unanimously determined that the Arrangement and the entering into of this Agreement are in the best interests of the Company and has unanimously recommended to the Company Board that the Company Board (a) approve this Agreement and the Arrangement, and (b) recommend to Company Shareholders that they vote in favour of the Arrangement.
C.The Company Board, after receiving financial and legal advice and the Company Fairness Opinion and upon the unanimous recommendation of the Company Special Committee, has (subject to a director having a “disclosable interest” within the meaning of the BCBCA and abstaining from voting) unanimously (a) determined that the Arrangement and the entering into of this Agreement are in the best interests of the Company, (b) approved the entering into of this Agreement and the Arrangement, and (c) resolved to recommend to Company Shareholders that they vote in favour of the Arrangement Resolution.
D.The Purchaser Board, after evaluating the Arrangement, in consultation with the Purchaser’s management and legal and financial advisors, has unanimously (a) determined that the Arrangement and entering into of this Agreement are in the best interests of the Purchaser and Purchaser Stockholders, and (b) resolved to recommend to Purchaser Stockholders that they vote in favour of the issuance of the Consideration Shares as contemplated by, and subject to the terms and conditions set forth in, this Agreement (the “Purchaser Stock Issuance”).
E.The Parties intend that the issuance of the Consideration Shares be exempt from the registration requirements of the U.S. Securities Act pursuant to Section 3(a)(10) thereof.
F.Concurrent with the execution of this Agreement, the Company has delivered to the Purchaser duly executed copies of the Company Voting Agreements from each of Nolan Watson, David Awram, Erfan Kazemi, Tom Bruington and Ian Grundy and each Company director on the Company Board; and the Purchaser has delivered to the Company duly executed copies of the Purchaser Voting Agreements from each of William Heissenbuttel, Paul Libner, Martin Raffield, Randy Shefman and Jason Hynes and each Purchaser director on the Purchaser Board.

G.Concurrent with the execution of this Agreement, the Horizon Arrangement Agreement has been entered into by the parties thereto and the Company has duly executed and delivered to the Purchaser the Horizon Support Agreement pursuant to which, among other things, the Company has agreed to vote the shares held by the Company in the authorized share structure of Horizon in favour of the Horizon Arrangement.
THIS AGREEMENT WITNESSES THAT in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:
ARTICLE 1
INTERPRETATION
1.1Definitions
In this Agreement, unless the context otherwise requires:
“AcquireCo” has the meaning ascribed thereto on the first page of this Agreement;
“Advance Ruling Certificate” means an advance ruling certificate issued by the Commissioner pursuant to Section 102 of the Competition Act with respect to the transactions contemplated by this Agreement, such advance ruling certificate having not been modified or withdrawn prior to the Effective Time;
“affiliate” except where otherwise indicated, has the meaning ascribed thereto in NI 45-106;
“Agreement” means this arrangement agreement together with the Company Disclosure Letter and Purchaser Disclosure Letter;
“Anti-Corruption Laws” means any applicable Law prohibiting corruption or bribery in any jurisdiction in which the Purchaser or Company, respectively, conducts their business and to which they are subject, including without limitation, the Corruption of Foreign Public Officials Act (Canada), the Criminal Code (Canada), and the Foreign Corrupt Practices Act of 1977 (United States);
“Arrangement” means the arrangement of the Company under Part 9, Division 5 of the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of this Agreement, the Plan of Arrangement, or made at the direction of the Court in the Final Order (with the prior written consent of AcquireCo, the Company and the Purchaser, each acting reasonably);
“Arrangement Resolution” means the special resolution of the Company Shareholders approving the Plan of Arrangement, which is to be considered and, if thought fit, passed at the Company Meeting, substantially in the form and content of Schedule B hereto;
“Authorization” means, with respect to any Person, any authorization, order, permit, approval, grant, agreement, licence, classification, restriction, registration, consent, order, right, notification, condition, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decision having the force of Law, of, from or required by any Governmental Entity having jurisdiction over such Person;
“BCBCA” means the Business Corporations Act (British Columbia);
“business day” means any day, other than a Saturday, a Sunday or a statutory or civic holiday in Denver, Colorado, Toronto, Ontario or Vancouver, British Columbia;

“Canadian Competition Act Approval” means, with respect to the transactions contemplated by this Agreement, (a) that the Commissioner shall have issued to the Purchaser an Advance Ruling Certificate, or (b) that (i) the waiting period under Section 123 of the Competition Act shall have expired or been terminated by the Commissioner, or the Commissioner shall have waived the requirement to submit a notification pursuant to Paragraph 113(c) of the Competition Act, and, unless waived in writing by the Purchaser, (ii) the Commissioner shall have issued to the Purchaser a No Action Letter;
“Canadian Securities Authorities” means the British Columbia Securities Commission and any other applicable securities commissions and securities regulatory authority of a province or territory of Canada;
“Canadian Securities Laws” means the Securities Act and any other applicable Canadian provincial or territorial securities Laws;
“Company” has the meaning ascribed thereto on the first page of this Agreement;
“Company Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry from any Person or group of Persons “acting jointly or in concert” (within the meaning of NI 62-104) (other than the Purchaser or any controlled affiliate of the Purchaser), whether written or oral, made after the date hereof, relating to:
(a)any sale or disposition (or any joint venture (for the avoidance of doubt, including where the Company retains an interest in a joint venture), lease, license, royalty agreement or other arrangement, in each such case having the same economic effect as a sale or disposition), in a single transaction or series of related transactions, of (i) the assets of the Company and/or one or more of its Subsidiaries that, individually or in the aggregate, (A) represent 20% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole, or (B) contribute 20% or more of the consolidated revenue of the Company and its Subsidiaries, taken as a whole (in each case, as applicable, determined based upon the most recent publicly available consolidated financial statements of the Company), or (ii) 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of the Company or (iii) 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of one or more Subsidiaries of the Company whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole (in each case, determined based upon the most recent publicly available consolidated financial statements of the Company); or
(b)any take-over bid, tender offer, exchange offer, treasury issuance or other transaction that, if consummated, would result in such Person or group of Persons beneficially owning (i) 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of the Company or (ii) 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of one or more Subsidiaries of the Company whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole (determined based upon the most recent publicly available consolidated financial statements of the Company); or
(c)a plan of arrangement, merger, amalgamation, consolidation, share exchange, share reclassification, business combination, reorganization, recapitalization, liquidation, dissolution, winding-up or other similar transaction involving the Company and/or any of its Subsidiaries that, if consummated, would result in such Person or group of Persons beneficially owning (i) 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of the Company or (ii) 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of one or more Subsidiaries of the Company whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole (determined based upon the most recent publicly available consolidated financial statements of the Company); or
(d)any other similar transaction or series of transactions (for the avoidance of doubt including a combination of one or more transactions described in clause (a), clause (b), and/or clause (c) which when considered individually would not constitute a Company Acquisition Proposal), the consummation of which would reasonably be expected to impede, interfere with, prevent or delay the transactions contemplated by this Agreement, the Arrangement or the Horizon Arrangement Agreement;
“Company Benefit Plan” means each employee benefit plan, policy, practice, agreement, arrangement, or undertaking (whether written or unwritten, insured or uninsured, registered or unregistered, funded or unfunded), including all health and welfare (including dental, vision, prescription drug, accidental death and dismemberment, critical illness, emergency travel, life insurance, short term disability, long term disability or other medical coverage), mortgage insurance, employee loan, employee assistance, supplemental unemployment benefit, post-employment benefit, post-retirement benefit, bonus, profit sharing, incentive, equity or equity-based compensation, deferred compensation, termination or severance, retention, change of control, pension, supplemental pension, retirement saving, and each other agreement, policy, program, arrangement, practice or undertaking, which are maintained by, contributed to, required to be contributed to, or binding upon the Company or any of its Subsidiaries or for which the Company or its Subsidiaries has any liability or contingent liability for the benefit of any current or former Company Employees excluding any Statutory Plan;
“Company Board” means the board of directors of the Company as the same is constituted from time to time;
“Company Board Recommendation” has the meaning ascribed thereto in Section 2.2(a)(i);
“Company Change in Recommendation” has the meaning ascribed thereto in Section 7.1(a)(iv);
“Company Circular” means the notice of the Company Meeting to be sent to the Company Shareholders and holders of Company Incentive Awards, and the accompanying management information circular in connection with the Company Meeting;
“Company Credit Facility” means the Fourth Amended and Restated Credit Agreement, dated as of July 12, 2022, among the Company, the lending institutions from time to time parties thereto, and the Bank of Nova Scotia as administrative agent;
“Company Disclosure Letter” means the disclosure letter dated the date of this Agreement in the form executed by the Company and delivered to and accepted by the Purchaser concurrently with the execution of this Agreement;
“Company Employees” means all individuals who are employed by the Company and its Subsidiaries, including unionized, non-unionized, part-time, full-time, active and inactive employees, and any officers who provide services to the Company as consultants;
“Company Equity Incentive Plans” means, collectively, the Company Option Plan, the Company RSR Plan and the Company PSR Plan;

“Company Fairness Opinion” means the opinion of the Company Financial Advisor to the effect that, as of the date of such opinion and subject to the assumptions, limitations and qualifications set out therein, the Consideration to be received by Company Shareholders pursuant to the Arrangement is fair, from a financial point of view, to the Company Shareholders;
“Company Financial Advisor” means BMO Capital Markets, as financial advisor to the Company;
“Company Incentive Awards” means, collectively, the Company Options, Company RSRs and Company PSRs;
“Company Leased Real Property” has the meaning ascribed thereto in Section (p)(i) of Schedule F;
“Company Material Adverse Effect” means any one or more changes, effects, events, occurrences or states of fact or circumstance, either individually or in the aggregate, that (x) prevents, materially delays or materially impairs, or would reasonably be expected to prevent, materially delay or materially impair, the ability of the Company or its Subsidiaries to consummate the transactions contemplated by this Agreement, or (y) is, or would reasonably be expected to be, material and adverse to the business, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, except for any such change, effect, event, occurrence or state of facts or circumstance resulting or arising from or relating to:
(a)the announcement or execution of this Agreement or the implementation of the transactions contemplated hereby (including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company with customers, suppliers, service providers and employees) (for the avoidance of doubt, provided, that this clause (a) shall not apply with respect to any representation or warranty the purpose of which is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement or the performance of obligations under this Agreement);
(b)any change in the market price or trading volume of any securities of the Company (it being understood that the changes, effects, events, occurrences or states of fact or circumstance underlying such change in market price or trading volume that are not otherwise excluded from the definition of a Company Material Adverse Effect may be taken into account in determining whether a Company Material Adverse Effect has occurred);
(c)any change affecting the mining industry as a whole;
(d)any change (on a current or forward basis) in the price of metals or any changes in commodity prices or general market prices affecting the mining industry generally;
(e)general political, economic, financial, currency exchange, inflation, interest rates, securities or commodity market conditions including the imposition, adjustment or revocation of tariffs;
(f)any change or prospective change after the date hereof in IFRS, or changes or prospective changes in regulatory accounting requirements applicable to the industries in which the Company conducts business;
(g)the commencement, continuation or escalation of any war, armed hostilities or acts of terrorism;
(h)the occurrence of any cyber-attack or data breach (other than, for the avoidance of doubt, a cyber-attack that is primarily directed at (or a data breach that primarily involves) the Company or any of its Subsidiaries);

(i)any general outbreak of illness, pandemic (including COVID-19 or derivatives or variants thereof), epidemic, national health emergency, forced quarantine, lockdown or similar event, or the worsening thereof;
(j)the failure of the Company to meet any internal or published projections, forecasts, guidance, budgets, or estimates of revenues, earnings, cash flow or other financial performance or results of operations for any period (provided, however, that the changes, effects, events, occurrences or states of fact or circumstance underlying such failure that are not otherwise excluded from the definition of a Company Material Adverse Effect may be considered to determine whether such failure constitutes a Company Material Adverse Effect);
(k)any natural disaster (including any hurricane, flood, tornado, earthquake, forest fire, weather-related event or man-made natural disaster); or
(l)any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of and by any Governmental Entity (including with respect to Taxes), provided, however, that if with respect to clauses (c), (d), (e), (f), (g), (h), (i), (k) and (l) any such change, effect, event, occurrence or state of facts or circumstance has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other entities that own and manage mining royalty and streaming interests, the disproportionate change, effect, event, occurrence or state of facts or circumstance may be taken into account in determining whether a Company Material Adverse Effect has occurred, and references in this Agreement to dollar amounts are not intended to be and shall not be deemed to be illustrative or interpretive for the purposes of determining whether a “Company Material Adverse Effect” has occurred;
“Company Material Contract” means any Contract:
(a)that, if terminated or modified or if it ceased to be in effect, would reasonably be expected to have a Company Material Adverse Effect;
(b)under which the Company or any of its Subsidiaries has directly or indirectly guaranteed any liabilities or obligations of a third party (other than endorsements for collection in the ordinary course or guarantees of Material Indebtedness for Borrowed Money) in excess of $20 million in the aggregate;
(c)relating to indebtedness for borrowed money of the Company or any of its Subsidiaries or any guarantee by the Company or any of its Subsidiaries of any other Person’s indebtedness for borrowed money, with an outstanding principal amount in excess of $20 million in the aggregate (“Material Indebtedness for Borrowed Money”);
(d)the shareholders agreement among the shareholders of Compañía Minera Caserones;
(e)other than de minimis limitations or restrictions, that limits or restricts (i) the Company or any of its Subsidiaries, or following completion of the transactions contemplated hereby, the Purchaser or any of its Subsidiaries, from engaging in any type of activity or business, (ii) the manner in which, or the localities in which, all or any portion of the business of the Company or its Subsidiaries or, following consummation of the transactions contemplated hereby, all or any portion of the business of the Purchaser or its Subsidiaries, may be conducted, or (iii) the ability of the Company or its Subsidiaries or, following completion of the transactions contemplated hereby, the ability of the Purchaser or its Subsidiaries, to solicit customers or employees, other than such terms and conditions as are customary under Company Royalty and Stream Agreements and non-disclosure or similar obligations entered into between exploration or mining companies and companies that are in the business of owning and managing mining royalty and stream interests;

(f)that contains any right on the part of any third party to acquire assets or other property rights from the Company or any of its Subsidiaries that are material to the Company and its Subsidiaries, taken as a whole;
(g)that contains any rights on the part of the Company or any of its Subsidiaries to acquire any royalty or streaming interests from any third party that, if acquired, would be material to the Company and its Subsidiaries, taken as a whole;
(h)that is a registration rights agreement;
(i)that is an agreement between the Company and any related party of the Company (excluding employment, consulting or indemnification agreements with officers or directors of the Company or its Subsidiaries) that is material to the Company and its Subsidiaries, taken as a whole;
(j)that is any of the Company Royalty and Stream Agreements listed in Schedule (r) of the Company Disclosure Letter (the “Principal Company Royalty and Stream Agreements”); or
(k)that is material to the Company and its Subsidiaries, taken as a whole; and, for greater certainty, includes the Company Material Contracts listed in Schedule (dd) of the Company Disclosure Letter;
“Company Meeting” means the special meeting of Company Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution and for any other purpose as may be set out in the Company Circular and agreed to in writing by the Purchaser, acting reasonably;
“Company Option Plan” means the amended and restated stock option plan of the Company effective May 10, 2013;
“Company Options” means the outstanding options to purchase Company Shares granted under the Company Option Plan;
“Company Owned Real Property” has the meaning ascribed thereto in Section (p)(i) of Schedule F;
“Company Permitted Consolidation” means a consolidation of Company Shares that takes place immediately after the payment of a share dividend on the Company Shares to consolidate the outstanding Company Shares into the number of Company Shares outstanding immediately before the payment of the relevant share dividend in Company Shares;
“Company Permitted Dividends” means, in respect of the Company Shares, regular quarterly dividends declared from time to time by the Company Board in the ordinary course, not exceeding C$0.02 per Company Share per quarter, with a record date occurring on or after the date of this Agreement and prior to the Effective Date;
“Company Permitted Liens” means, as of any particular time and in respect of the Company and any of its Subsidiaries, each of the following Liens:
(a)Liens for Taxes, assessments or governmental charges or levies which are not delinquent or that are being contested in good faith by appropriate proceedings, and that have been adequately reserved on the Company’s or its Subsidiary’s financial statements in accordance with IFRS;

(b)the Lien of any judgment or award rendered or the Lien of any claim filed which is being contested in good faith by appropriate proceedings and that have been adequately reserved on the Company’s or its Subsidiary’s financial statements in accordance with IFRS;
(c)the right reserved to or vested in any Governmental Entity by any statutory provision or by the terms of any lease, license, franchise, grant or Authorization of the Company or any Subsidiary, and the right reserved to or vested in any Governmental Entity to terminate any such lease, license, franchise, grant or Authorization, or to require annual or other payments as a condition of their continuance;
(d)easements, rights-of-way, encroachments, restrictions, covenants, conditions and other similar matters that, individually or in the aggregate, do not materially and adversely impact the Company’s and its Subsidiaries’ current or contemplated use, occupancy, utility or value of the applicable real property;
(e)the Lien resulting from the deposit of cash or securities (i) in connection with Contracts, tenders or expropriation proceedings, or (ii) to secure workers’ compensation, surety or appeal bonds, costs of litigation when required by Law and public and statutory obligations, or (iii) in connection with the discharge of Liens or claims incidental to construction and mechanics’, warehouseman’s, carriers’ and other similar liens;
(f)Liens to secure Permitted Indebtedness consisting of Capital Leases and Purchase Money Indebtedness referred to in paragraph (b) thereof (each as defined in the Company Credit Facility);
(g)landlords’ Liens arising in the ordinary course of business;
(h)Liens securing indebtedness pursuant to the Company Credit Facility;
(i)the extension, renewal or refinancing of any Company Permitted Lien, provided that the amount so secured does not exceed the original amount secured immediately prior to such extension, renewal or refinancing and the Lien is not extended to any additional property;
(j)escrow restrictions imposed on the shares of Versamet Royalties Corporation held by the Company pursuant to the policies and procedures of the TSX Venture Exchange;
(k)any other Liens that are, as of the date of this Agreement, registered against the Company, any of its Subsidiaries or any of their respective assets in a public personal property registry or similar registry system; and
(l)as disclosed in Schedule (p) of the Company Disclosure Letter;
“Company Permitted Share Dividends” mean dividends paid by the Company in the form of a share dividend, payable in Company Shares and where such dividend is accompanied by a Company Permitted Consolidation;
“Company Indemnity or Payment Agreement” means any Contract (a) to which the Company or any of its Subsidiaries are party that provides for rights of indemnification to any director, officer or employee by the Company or any of its Subsidiaries or (b) that provides for any change of control payments (or other payment that would be triggered by the transactions contemplated herein) to any director, officer, Company Employee or former Company Employee or Company contractor or former Company contractor or agent of the Company or any of its Subsidiaries or to any other Person;
“Company Property” has the meaning ascribed thereto in Section (p)(i) of Schedule F;
“Company Proposed Agreement” has the meaning ascribed thereto in Section 7.4(a);
“Company PSR Plan” means the performance share plan of the Company effective December 12, 2024;

“Company PSRs” means the outstanding performance share rights granted under the Company PSR Plan;
“Company Public Documents” means all forms, reports, schedules, statements and other documents filed by the Company on SEDAR+ or with the U.S. SEC, in each case since December 31, 2024;
“Company Royalty and Stream Agreements” means the definitive agreements pursuant to which the Company holds the Company Royalty and Stream Interests and any ancillary documentation relating to the Company Royalty and Stream Interests or agreements relating to any security interests granted thereunder;
“Company Royalty and Stream Interests” means (a) the royalty, streaming, net profit, production payment or other similar interests of the Company in production from any mineral property or mining project, at any stage, including greenfield, exploration, advanced exploration, evaluation, development, operation, care and maintenance and reclamation and (b) any other agreements in support of the same, including by way of guaranty or security;
“Company RSR Plan” means the restricted share plan of the Company effective April 4, 2011;
“Company RSRs” means the outstanding restricted share rights granted under the Company RSR Plan;
“Company Shareholder Approval” has the meaning ascribed thereto in Section 2.3(e);
“Company Shareholders” means the registered and/or beneficial holders of Company Shares, as the context requires;
“Company Shares” means the common shares in the capital of the Company;
“Company Special Committee” means the transaction committee of the Company Board;
“Company Special Committee Fairness Opinions” means, collectively, the opinions of each of the Company Special Committee Financial Advisors to the effect that, as of the date of such opinion and subject to the assumptions, limitations and qualifications set out therein, the Consideration to be received by Company Shareholders pursuant to the Arrangement is fair, from a financial point of view, to the Company Shareholders;
“Company Special Committee Financial Advisors” National Bank Financial Inc. and CIBC World Markets Inc., as financial advisors to the Company Special Committee;
“Company Standstill Agreement” means a Contract entered by the Company and/or any of its Subsidiaries that currently, or after the Effective Time, other than a confidentiality and standstill agreement permitted by Section 7.3, restricts the ability of the Company or any of its Subsidiaries to offer to purchase the assets or equity securities of another Person;
“Company Superior Proposal” means a bona fide unsolicited written Company Acquisition Proposal (with references to 20% in such definition being deemed to be replaced with references to 100%) in respect of the Company and its Subsidiaries that did not result from a breach of Section 7.1:
(a)that, in the opinion of the Company Board, acting in good faith, is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Company Acquisition Proposal and the Person or group of Persons making the Company Acquisition Proposal;

(b)that is not subject to any financing condition and in respect of which adequate arrangements have been made to complete any required financing to consummate the Company Acquisition Proposal to the satisfaction of the Company Board, acting in good faith (after consultation with the Company’s legal and financial advisors);
(c)that is not subject to a due diligence and/or access condition (but, for greater certainty, may include a customary access covenant);
(d)that complies with applicable Securities Laws in all material respects;
(e)in the case of a Company Acquisition Proposal that relates to the acquisition of the outstanding Company Shares, that is made available to all Company Shareholders on the same terms and conditions; and
(f)in respect of which the Company Board (after consultation with the Company’s legal and financial advisors) determines in good faith, and after taking into account all the terms and conditions of the Company Acquisition Proposal, including all legal, financial, regulatory and other aspects of the Company Acquisition Proposal, would, if consummated in accordance with its terms (but not assuming away any risk of non-completion), result in a transaction that is more favourable, from a financial point of view, to the Company Shareholders, than the Arrangement (including any amendments to the terms and conditions of this Agreement and the Plan of Arrangement proposed by the Purchaser pursuant to Section 7.4(b));
“Company Superior Proposal Notice” has the meaning ascribed thereto in Section 7.4(a)(ii);
“Company Termination Payment” means $130 million;
“Company Termination Payment Event” has the meaning ascribed thereto in Section 9.4(b);
“Company Underlying Mineral Properties” means the mineral properties and/or other assets underlying the Principal Company Royalty and Stream Interests;
“Company Voting Agreements” means the voting agreements between the Purchaser and certain Company Shareholders substantially in the form of agreement set forth in Schedule C;
“Commissioner” means the Commissioner of Competition appointed under subsection 7(1) of the Competition Act or any Person duly authorized to perform duties on behalf of the Commissioner of Competition;
“Competition Act” means the Competition Act (Canada);
“Confidentiality Agreement” means the mutual confidentiality agreement between the Purchaser and the Company dated March 25, 2025;
“Consideration” has the meaning set forth under the Plan of Arrangement;
“Consideration Shares” means the Purchaser Shares to be issued to Company Shareholders pursuant to Section 2.3(c) of the Plan of Arrangement;
“Contract” means any legally binding contract, agreement, license, franchise, lease, arrangement, commitment, understanding, joint venture arrangement, partnership arrangement or other right or obligation and any amendment thereto to which a Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or affected or to which any of their respective properties or assets is subject;

“Corporate Records” shall mean, in respect of the Company and each of its Subsidiaries, the original or electronic corporate books, duly signed by such Persons if and as required under applicable Law and under its constating documents, including (as applicable) the shareholders’ meeting minutes, share register, the capital variations book, and the directors’ meeting minutes;
“Court” means the Supreme Court of British Columbia;
“Depositary” means Computershare Investor Services Inc., or such other Person as the Parties may jointly appoint (each acting reasonably) to act as depositary in respect of the Arrangement;
“DGCL” means the Delaware General Corporation Law;
“Dissent Rights” means the rights of dissent exercisable by the Company Shareholders in respect of the Arrangement described in the Plan of Arrangement;
“Effective Date” means the date on which the Arrangement becomes effective in accordance with Section 2.11(a);
“Effective Time” means the time on the Effective Date that the Arrangement becomes effective, as set out in the Plan of Arrangement;
“Exchange Ratio” has the meaning ascribed thereto in the Plan of Arrangement;
“Final Order” means the final order of the Court contemplated by Section 2.7, in a form and substance acceptable to the Company and the Purchaser, each acting reasonably, after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, approving the Arrangement, as such order may be amended, supplemented, modified or varied by the Court (with the consent of both the Company and the Purchaser, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both the Company and the Purchaser, each acting reasonably) on appeal;
“GAAP” means the generally accepted accounting principles in the United States, including standards and interpretations issued or adopted by the Financial Accounting Standards Board;
“Governmental Entity” means: (a) any international, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, international arbitration institution, commission, board, ministry bureau, agency or entity, domestic or foreign, including the Canadian Securities Authorities and the U.S. SEC; (b) any stock exchange, including the TSX, the NYSE and Nasdaq; (c) any subdivision, agent, commission, board or authority of any of the foregoing; or (d) any quasi-governmental or private body or self-regulatory organization exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;
“Horizon” means Horizon Copper Corp., a corporation existing under the laws of the Province of British Columbia;
“Horizon Arrangement” means the proposed transaction between the Purchaser and Horizon pursuant to which (among other things) the Purchaser (or an affiliate thereof) will acquire all of the issued and outstanding shares of Horizon pursuant to a plan of arrangement under the BCBCA;
“Horizon Arrangement Agreement” means the arrangement agreement dated the date of this Agreement between the Purchaser and Horizon;

“Horizon Meeting” means the special meeting of Horizon securityholders, including any adjournment or postponement thereof, to be called and held to consider and approve the Horizon Arrangement;
“Horizon Support Agreement” means the voting and support agreement between the Purchaser and the Company substantially in the form of agreement set forth in Schedule E;
“ICA Approval” means that: (a) the responsible Minister shall have sent a written notice pursuant to Subsection 21(1) of the Investment Canada Act to the Purchaser stating that the Minister is satisfied that the transactions contemplated by this Agreement are likely to be of net benefit to Canada, or alternatively, the time period provided for such notice under Subsection 21(1) of the Investment Canada Act shall have expired such that the Minister shall be deemed, pursuant to Subsection 21(2) of the Investment Canada Act, to be satisfied that the transactions contemplated by this Agreement are of net benefit to Canada; and (b) more than 45 days shall have elapsed from the time that the Director of Investments under the Investment Canada Act has certified the application for review filed with the Minister in connection with the transactions contemplated by this Agreement as complete and the Minister has not sent to the Purchaser a notice under Subsection 25.2(1) of the Investment Canada Act and the Minister shall not have issued an order under Subsection 25.3(1) of the Investment Canada Act in relation to the transactions contemplated by this Agreement or, if such a notice has been sent or such an order has been made, the Purchaser has subsequently received in relation to the transactions contemplated by this Agreement: (i) the notice referred to under Paragraphs 25.2(2)(a) or (b) of the Investment Canada Act, (ii) the notice referred to under Paragraph 25.3(3)(a) of the Investment Canada Act, or (iii) a copy of an order under Paragraph 25.4(1)(b) of the Investment Canada Act authorizing the transactions contemplated by this Agreement provided that such order is on terms and conditions that are consistent with the Purchaser’s obligations under Section 5.10 of this Agreement;
“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board and included in the CPA Canada Handbook (Part 1) published by the Chartered Professional Accountants of Canada;
“Intellectual Property” means anything that is or may be protected by any intellectual property rights in any jurisdiction such as, but not limited to works (including software), performances, trade secrets, inventions (whether patentable or not), improvements to such inventions, industrial designs, trade-marks, trade names, business names, corporate names, domain names, website names and world wide web addresses, whether or not they may also be protected, at any given time, as a trade secret or confidential information, including proprietary and non-public business information, know-how, methods, processes, designs, technology, technical data, schematics, models, simulations and documentation relating to any of the foregoing;
“Interim Order” means the interim order of the Court to be issued following the application therefor submitted to the Court after being informed of the intention of the Parties to rely upon the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof with respect to the Consideration Shares to be issued pursuant to the Arrangement as contemplated by Section 2.3, in a form and substance acceptable to the Company and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, as the same may be amended, supplemented, modified or varied by the Court with the consent of the Company and the Purchaser, each acting reasonably;
“Investment Canada Act” means the Investment Canada Act (Canada);
“Key Regulatory Approvals” means, collectively, the Canadian Competition Act Approval, the ICA Approval and the SA Competition Act Approval;

“Law” or “Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgements, injunctions, determinations, awards, decrees or other requirements, whether domestic or foreign, that are binding upon or applicable to such Person or its business, and the terms and conditions of any Authorization of or from any Governmental Entity, and, for greater certainty, includes Securities Laws and applicable common law, and the term “applicable” with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its Subsidiaries or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party and/or its Subsidiaries or its or their business, undertaking, property or securities;
“Leases” has the meaning ascribed thereto in Section (p)(ii) of Schedule F;
“Liens” means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, encumbrances and adverse rights or claims or other third party interests or encumbrances of any kind, whether contingent or absolute, and any agreement, option, lease, sublease, restriction, easement, right-of-way, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;
“Matching Period” has the meaning ascribed thereto in Section 7.4(a)(iii);
“material fact” means a material fact relating to the Company or the Purchaser, as applicable, for purposes of applicable Securities Laws;
“Material Indebtedness for Borrowed Money” has the meaning ascribed thereto in the definition of “Company Material Contract” above;
“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions of the Canadian Securities Administrators;
“Minister” means the person defined as the “Minister” under section 3 of the Investment Canada Act;
“Modern Slavery Laws” means all Laws regarding the provision of slavery, servitude and forced or child labour and about human trafficking including the Fighting Against Forced Labour and Child Labour in Supply Chains Act (Canada), the Customs Tariff Act (Canada), the Customs Act (Canada);
“Nasdaq” means the Nasdaq Global Select Market;
“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators;
“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations of the Canadian Securities Administrators;
“NI 52-109” means National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings of the Canadian Securities Administrators;
“NI 54-101” means National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators;
“NI 62-104” means National Instrument 62-104 – Take-Over Bids and Issuer Bids of the Canadian Securities Administrators;

“No Action Letter” means written confirmation from the Commissioner that he does not, at that time, intend to make an application under Section 92 of the Competition Act in respect of the transactions contemplated by this Agreement, such written confirmation having not been modified or withdrawn prior to the Effective Time;
“Operator” means an owner or operator of any Company Underlying Mineral Property or Purchaser Underlying Mineral Property, as applicable;
“ordinary course” means, with respect to an action taken by a Person, that such action is consistent with the past practice of such Person and is taken in the ordinary course of the normal day-to-day business and operations of such Person;
“Other Company Assets” means any assets of the Company that are not Company Royalty and Stream Interests;
“Other Company Material Contracts” has the meaning ascribed thereto in Schedule F hereto;
“Other Purchaser Material Contracts” has the meaning ascribed thereto in Schedule G hereto;
“Outside Date” means January 6, 2026 or such later date as may be agreed to in writing by the Parties; provided, however, that if the Effective Date has not occurred by January 6, 2026 as a result of the failure to satisfy the conditions set forth in Section 6.1(d) and no Key Regulatory Approval has been denied by a non-appealable decision of a Governmental Entity, then any Party may elect by notice in writing delivered to the other Party by no later than 5:00 p.m. (Vancouver time) on a date that is on or prior to such date or, in the case of subsequent extensions, the date that is on or prior to the Outside Date, as previously extended, to extend the Outside Date from time to time by a specified period of not less than 30 days from the then-current Outside Date (including as previously extended), provided further that, notwithstanding the foregoing, (a) a Party shall not be permitted to extend the Outside Date if the failure to satisfy the condition set forth in Section 6.1(d) is primarily the result of the failure by such Party to perform any of its covenants or agreements or breach by such Party of any of its representations and warranties in any material respect under this Agreement, and (b) the aggregate extension period from the Outside Date for the Parties, when combined, shall not exceed 90 days from January 6, 2026;
“Parties” means, together, the Purchaser, AcquireCo and the Company, and “Party” means any one of them, as the context requires;
“Person” includes an individual, partnership, association, body corporate, trust, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;
“Personal Information” means all information or data in any form, including paper, electronic and other forms, concerning any identified or identifiable individual, as provided under the applicable Privacy Laws;
“Plan of Arrangement” means the plan of arrangement of the Company, substantially in the form of Schedule A hereto, and any amendments or variations thereto made in accordance with the Plan of Arrangement or upon the direction of the Court in the Final Order with the consent of the Company, AcquireCo and the Purchaser, each acting reasonably;
“Pre-Acquisition Reorganization” has the meaning ascribed thereto in Section 5.12;
“Principal Company Royalty and Stream Agreements” has the meaning ascribed thereto in the definition of “Company Material Contract” above;

“Principal Company Royalty and Stream Interest” means a Company Royalty and Stream Interest relating to a Principal Company Royalty and Stream Agreement;
“Principal Purchaser Royalty and Stream Agreements” has the meaning ascribed thereto in the definition of “Purchaser Material Contract” below;
“Principal Purchaser Royalty and Stream Interest” means the royalty, streaming, net profit, production payment or other similar interests relating to a Principal Purchaser Royalty and Stream Agreement;
“Privacy Laws” include applicable Laws that govern the collection, use, disclosure, retention, disposition and other processing of Personal Information, including the Personal Information Protection and Electronic Documents Act and applicable provincial privacy legislation;
“Purchaser” has the meaning ascribed thereto on the first page of this Agreement;
“Purchaser Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry from any Person or group of Persons “acting jointly or in concert” (within the meaning of NI 62-104) (other than the Company or any controlled affiliate of the Company), whether written or oral, made after the date hereof, relating to:
(a)any sale or disposition (or any joint venture (for the avoidance of doubt, including where the Purchaser retains an interest in a joint venture), lease, license, royalty agreement or other arrangement, in each such case having the same economic effect as a sale or disposition), in a single transaction or series of related transactions, of (i) the assets of the Purchaser and/or one or more of its Subsidiaries that, individually or in the aggregate, (A) represent 20% or more of the consolidated assets of the Purchaser and its Subsidiaries, taken as a whole, or (B) contribute 20% or more of the consolidated revenue of the Purchaser and its Subsidiaries, taken as a whole (in each case, as applicable, determined based upon the most recent publicly available consolidated financial statements of the Purchaser), or (ii) 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of the Purchaser or (iii) 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of one or more Subsidiaries of the Purchaser whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Purchaser and its Subsidiaries, taken as a whole (in each case, determined based upon the most recent publicly available consolidated financial statements of the Purchaser); or
(b)any take-over bid, tender offer, exchange offer, treasury issuance or other transaction that, if consummated, would result in such Person or group of Persons beneficially owning (i) 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of the Purchaser or (ii) 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of one or more Subsidiaries of the Purchaser whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Purchaser and its Subsidiaries, taken as a whole (determined based upon the most recent publicly available consolidated financial statements of the Purchaser); or
(c)a plan of arrangement, merger, amalgamation, consolidation, share exchange, share reclassification, business combination, reorganization, recapitalization, liquidation, dissolution, winding up or other similar transaction involving the Purchaser and/or any of its Subsidiaries that, if consummated, would result in such Person or group of Persons beneficially owning (i) 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of the Purchaser or (ii) 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of one or more Subsidiaries of the Purchaser whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Purchaser and its Subsidiaries, taken as a whole (determined based upon the most recent publicly available consolidated financial statements of the Purchaser); or
(d)any other similar transaction or series of transactions (for the avoidance of doubt including a combination of one or more transactions described in clause (a), clause (b), and/or clause (c) which when considered individually would not constitute a Purchaser Acquisition Proposal), the consummation of which would reasonably be expected to impede, interfere with, prevent or delay the transactions contemplated by this Agreement, the Arrangement or the Horizon Arrangement Agreement;
“Purchaser Board” means the board of directors of the Purchaser, as the same is constituted from time to time;
“Purchaser Board Recommendation” has the meaning ascribed thereto in Section 2.2(b)(ii);
“Purchaser Change in Recommendation” has the meaning ascribed thereto in Section 8.1(a)(iv);
“Purchaser Credit Facility” means the Revolving Facility Credit Agreement, dated as of June 2, 2017, among the Purchaser, certain Subsidiaries of the Purchaser, the lenders from time to time party thereto, and the Bank of Nova Scotia as administrative agent;
“Purchaser Disclosure Letter” means the disclosure letter dated the date of this Agreement in the form executed by the Purchaser and delivered to and accepted by the Company concurrently with the execution of this Agreement;
“Purchaser Incentive Awards” means, collectively, the stock options, stock appreciation rights, restricted stock units, and performance stock units granted pursuant to the Purchaser Incentive Plan;
“Purchaser Incentive Plan” means the 2025 incentive plan of the Purchaser approved by the Purchaser Stockholders and effective on May 22, 2025;
“Purchaser Material Adverse Effect” means any one or more changes, effects, events, occurrences or states of fact or circumstance, either individually or in the aggregate, that (x) prevents, materially delays or materially impairs, or would reasonably be expected to prevent, materially delay or materially impair, the ability of the Purchaser or its Subsidiaries to consummate the transactions contemplated by this Agreement, or (y) is, or would reasonably be expected to be, material and adverse to the business, results of operations or condition (financial or otherwise) of the Purchaser and its Subsidiaries, taken as a whole, except for any such change, effect, event, occurrence or state of facts or circumstance resulting or arising from or relating to:
(a)the announcement or execution of this Agreement or the implementation of the transactions contemplated hereby (including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Purchaser with customers, suppliers, service providers and employees) (for the avoidance of doubt, provided, that this clause (a) shall not apply with respect to any representation or warranty the purpose of which is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement or the performance of obligations under this Agreement);

(b)any change in the market price or trading volume of any securities of the Purchaser (it being understood that the changes, effects, events, occurrences or states of fact or circumstance underlying such change in market price or trading volume that are not otherwise excluded from the definition of a Purchaser Material Adverse Effect may be taken into account in determining whether a Purchaser Material Adverse Effect has occurred);
(c)any change affecting the mining industry as a whole;
(d)any change (on a current or forward basis) in the price of metals or any changes in commodity prices or general market prices affecting the mining industry generally;
(e)general political, economic, financial, currency exchange, inflation, interest rates, securities or commodity market conditions including the imposition, adjustment or revocation of tariffs;
(f)any change or prospective change after the date hereof in GAAP or changes or prospective changes in regulatory accounting requirements applicable to the industries in which the Purchaser conducts business;
(g)the commencement, continuation or escalation of any war, armed hostilities or acts of terrorism;
(h)the occurrence of any cyber-attack or data breach (other than, for the avoidance of doubt, a cyber-attack that is primarily directed at (or a data breach that primarily involves) the Purchaser or any of its Subsidiaries);
(i)any general outbreak of illness, pandemic (including COVID-19 or derivatives or variants thereof), epidemic, national health emergency, forced quarantine, lockdown or similar event, or the worsening thereof;
(j)the failure of the Purchaser to meet any internal or published projections, forecasts, guidance, budgets, or estimates of revenues, earnings, cash flow or other financial performance or results of operations for any period (provided, however, that the changes, effects, events, occurrences or states of fact or circumstance underlying such failure that are not otherwise excluded from the definition of a Purchaser Material Adverse Effect may be considered to determine whether such failure constitutes a Purchaser Material Adverse Effect);
(k)any natural disaster (including any hurricane, flood, tornado, earthquake, forest fire, weather-related event or man-made natural disaster), or
(l)any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of and by any Governmental Entity (including with respect to Taxes), provided, however, that if with respect to clauses (c), (d), (e), (f), (g), (h), (i), (k) and (l) any such change, effect, event, occurrence or state of facts or circumstance has a disproportionate effect on the Purchaser and its Subsidiaries, taken as a whole, compared to other entities that own and manage mining royalty and streaming interests, the disproportionate change, effect, event, occurrence or state of facts or circumstance may be taken into account in determining whether a Purchaser Material Adverse Effect has occurred, and references in this Agreement to dollar amounts are not intended to be and shall not be deemed to be illustrative or interpretive for the purposes of determining whether a “Purchaser Material Adverse Effect” has occurred;

“Purchaser Material Contract” means any Contract:
(a)that, if terminated or modified or if it ceased to be in effect, would reasonably be expected to have a Purchaser Material Adverse Effect;
(b)under which the Purchaser or any of its Subsidiaries has directly or indirectly guaranteed any liabilities or obligations of a third party (other than endorsements for collection in the ordinary course or guarantees in connection with any Purchaser Material Indebtedness for Borrowed Money) in excess of $50 million in the aggregate;
(c)relating to indebtedness for borrowed money of the Purchaser or any of its Subsidiaries or any guarantee by the Purchaser or any of its Subsidiaries of any other Person’s indebtedness for borrowed money, with an outstanding principal amount in excess of $50 million in the aggregate, including the Purchaser Credit Facility and any replacements thereof (“Purchaser Material Indebtedness for Borrowed Money”);
(d)that materially limits or restricts (i) the Purchaser or any of its Subsidiaries, or following completion of the transactions contemplated hereby, the Purchaser or any of its Subsidiaries, from engaging in any type of activity or business, (ii) the manner in which, or the localities in which, all or any portion of the business of the Purchaser or its Subsidiaries may be conducted, or (iii) the ability of the Purchaser or its Subsidiaries to solicit customers or employees, other than such terms and conditions as are customary under Purchaser Royalty and Stream Agreements and non-disclosure or similar obligations entered into between exploration or mining companies and companies that are in the business of owning and managing mining royalty and stream interests;
(e)that contains any right on the part of any third party to acquire assets or other property rights from the Purchaser or any of its Subsidiaries that are material to the Purchaser and its Subsidiaries, taken as a whole;
(f)that contains any rights on the part of the Purchaser or any of its Subsidiaries to acquire any royalty or streaming interests from any third party that, if acquired, would be material to the Purchaser and its Subsidiaries, taken as a whole;
(g)that is an agreement between the Purchaser and any related party of the Purchaser (excluding employment, consulting or indemnification agreements with officers or directors of the Purchaser or its Subsidiaries) that is material to the Purchaser and its Subsidiaries, taken as a whole;
(h)that is any of the Purchaser Royalty and Stream Agreements listed in Schedule (n) of the Purchaser Disclosure Letter (the “Principal Purchaser Royalty and Stream Agreements”); or
(i)that is material to the Purchaser and its Subsidiaries, taken as a whole; and, for greater certainty, includes the Purchaser Material Contracts listed in Schedule (u) of the Purchaser Disclosure Letter;
“Purchaser Meeting” means the meeting of the Purchaser Stockholders, including any adjournment or postponement thereof, to be called and held in accordance with applicable Law to consider the Purchaser Stock Issuance and for any other purpose as may be set out in the Purchaser Proxy Statement;
“Purchaser Permitted Dividends” means, in respect of the Purchaser Shares, regular quarterly dividends declared from time to time by the Purchaser Board in the ordinary course consistent with past practice (subject to, for the avoidance of doubt, periodic increases to the declared dividend in such amounts as are consistent with past practice), with a record date occurring on or after the date of this Agreement and prior to the Effective Date;

“Purchaser Permitted Liens” means, as of any particular time and in respect of the Purchaser and any of its Subsidiaries, each of the following Liens:
(a)Liens for Taxes, assessments or governmental charges or levies which are not delinquent or that are being contested in good faith by appropriate proceedings, and that have been adequately reserved on the Purchaser’s or its Subsidiary’s financial statements in accordance with GAAP;
(b)the Lien of any judgment or award rendered or the Lien of any claim filed which is being contested in good faith by appropriate proceedings and that have been adequately reserved on the Purchaser’s or its Subsidiary’s financial statements in accordance with GAAP;
(c)the right reserved to or vested in any Governmental Entity by any statutory provision or by the terms of any lease, license, franchise, grant or Authorization of the Purchaser or any Subsidiary, and the right reserved to or vested in any Governmental Entity to terminate any such lease, license, franchise, grant or Authorization, or to require annual or other payments as a condition of their continuance;
(d)easements, rights-of-way, encroachments, restrictions, covenants, conditions and other similar matters that, individually or in the aggregate, do not materially and adversely impact the Purchaser’s and its Subsidiaries’ current or contemplated use, occupancy, utility or value of the applicable real property;
(e)the Lien resulting from the deposit of cash or securities (i) in connection with Contracts, tenders or expropriation proceedings, or (ii) to secure workers’ compensation, surety or appeal bonds, costs of litigation when required by Law and public and statutory obligations, or (iii) in connection with the discharge of Liens or claims incidental to construction and mechanics’, warehouseman’s, carriers’ and other similar liens;
(f)landlords’ Liens arising in the ordinary course of business;
(g)Liens securing indebtedness pursuant to the Purchaser Credit Facility;
(h)the extension, renewal or refinancing of any Purchaser Permitted Lien, provided that the amount so secured does not exceed the original amount secured immediately prior to such extension, renewal or refinancing and the Lien is not extended to any additional property;
(i)any escrow restrictions pursuant to applicable stock exchange rules and policies; and
(j)any other Liens, that are, as of the date of this Agreement, registered against the Purchaser, any of its Subsidiaries or any of their respective assets in a public personal property registry or similar registry system;
“Purchaser Proposed Agreement” has the meaning ascribed thereto in Section 8.4(a);
“Purchaser Proxy Statement” means the proxy statement on Schedule 14A to be distributed to the Purchaser Stockholders in connection with the Purchaser Meeting;
“Purchaser Public Documents” means all forms, reports, schedules, statements and other documents filed by the Purchaser with the U.S. SEC or on SEDAR+, in each case since December 31, 2024;
“Purchaser Royalty and Stream Agreements” means the definitive agreements pursuant to which the Purchaser holds the Purchaser Royalty and Stream Interests;

“Purchaser Royalty and Stream Interests” means (a) the royalty, streaming, net profit, production payment or other similar interests of the Purchaser in production from any mineral property or mining project, at any stage, including greenfield, exploration, advanced exploration, evaluation, development, operation, care and maintenance and reclamation and (b) any other agreements in support of the same, including by way of guaranty or security;
“Purchaser Shares” means the common stock, par value U.S.$0.01 per share, in the capital of the Purchaser;
“Purchaser Stock Issuance” has the meaning ascribed thereto in the recitals to this Agreement;
“Purchaser Stockholder Approval” means the approval of the Purchaser Stock Issuance by the affirmative vote of at least a majority of the votes cast in person or represented by proxy at the Purchaser Meeting;
“Purchaser Stockholders” means the registered and/or beneficial holders of the Purchaser Shares, as the context requires;
“Purchaser Superior Proposal” means a bona fide unsolicited written Purchaser Acquisition Proposal (with references to 20% in such definition being deemed to be replaced with references to 50%) in respect of the Purchaser and its Subsidiaries and that did not result from a breach of Section 8.1:
(a)that, in the opinion of the Purchaser Board, acting in good faith, is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Purchaser Acquisition Proposal and the Person or group of Persons making the Purchaser Acquisition Proposal;
(b)that is not subject to any financing condition and in respect of which adequate arrangements have been made to complete any required financing to consummate the Purchaser Acquisition Proposal to the satisfaction of the Purchaser Board, acting in good faith (after consultation with the Purchaser’s legal and financial advisors);
(c)that is not subject to a due diligence and/or access condition (but, for greater certainty, may include a customary access covenant);
(d)that complies with applicable Securities Laws in all material respects;
(e)in the case of a Purchaser Acquisition Proposal that relates to the acquisition of the outstanding Purchaser Shares, that is made available to all Purchaser Stockholders on the same terms and conditions; and
(f)in respect of which the Purchaser Board (after consultation with the Purchaser’s legal and financial advisors) determines in good faith, and after taking into account all the terms and conditions of the Purchaser Acquisition Proposal, including all legal, financial, regulatory and other aspects of the Purchaser Acquisition Proposal, would, if consummated in accordance with its terms (but not assuming away any risk of non-completion), result in a transaction that is more favourable, from a financial point of view, to the Purchaser Stockholders, than the Arrangement, taking into account, among other things, the expected benefits to the Purchaser arising from the Arrangement;
“Purchaser Superior Proposal Notice” has the meaning ascribed thereto in Section 8.4(a)(ii);
“Purchaser Termination Payment” means $200 million;
“Purchaser Termination Payment Event” has the meaning ascribed thereto in Section 9.4(d);

“Purchaser Underlying Mineral Properties” means the mineral properties and/or other assets underlying the Principal Purchaser Royalty and Stream Interests;
“Purchaser Voting Agreements” means the voting agreements between the Company and certain Purchaser Stockholders substantially in the form of agreement set forth in Schedule D;
“Regulatory Approvals” means those sanctions, rulings, consents, orders, exemptions, Authorizations and other approvals (including the lapse, without objections, of a prescribed period of time under a statute or regulation that states that a transaction may be implemented if a prescribed period of time lapses following the giving of notice without an objection being made) of any Governmental Entity required in relation to the transactions contemplated hereby, including the SEC Clearance and the Key Regulatory Approvals;
“Remaining Company Royalty and Stream Agreement” means any Company Royalty and Stream Agreement that is not a Principal Company Royalty and Stream Agreement;
“Remaining Company Royalty and Stream Interest” means any Company Royalty and Stream Interest that is not a Principal Company Royalty and Stream Interest;
“Remaining Purchaser Royalty and Stream Agreement” means any Purchaser Royalty and Stream Agreement that is not a Principal Purchaser Royalty and Stream Agreement;
“Remaining Purchaser Royalty and Stream Interest” means any Purchaser Royalty and Stream Interest that is not a Principal Purchaser Royalty and Stream Interest;
“Representatives” means, with respect to a Party, such Party’s directors, officers, employees, counsel, financial advisors, accountants, agents, consultants and other authorized representatives and advisors;
“Restricted Party” means a person that is (a) listed on, or subject to sanctions as a result of being owned, held or controlled, directly or indirectly, by one or more persons listed on, or acting on behalf of a person listed on, any Sanctions List, (b) resident in, operating in, or organized under the laws of, or subject to sanctions as a result of being owned or (directly or indirectly) controlled by, or acting on behalf of, a person resident in, operating in, or organized under the laws of, Russia, Crimea, the so- called Donetsk People’s Republic and the so-called Luhansk People’s Republic of Ukraine, the Kherson and the Zaporizhzhia oblasts of Ukraine, Cuba, Iran, North Korea, or Syria or (c) otherwise a target of Sanctions and for the purpose of Canadian Sanctions also includes any entity deemed to be controlled by such person or persons described above, including the circumstances in which (i) any such person or persons, individually or in the aggregate hold, directly or indirectly, 50% or more of the shares or ownership interests in the entity or 50% or more of the voting rights in the entity or are able, directly or indirectly, to change the composition or powers of the entity’s board of directors, or (ii) it is reasonable to conclude, having regard to all the circumstances, any such person or persons, individually or in the aggregate, are able, directly or indirectly and through any means, to direct the entity’s activities;
“SA Competition Act” means the Competition Act, No. 89 of 1998 (as amended), applicable to all activity within or having an effect within South Africa;
“SA Competition Act Approval” means, with respect to the transactions contemplated by this Agreement, (a) that the SA Competition Commission shall have issued its written approval on a conditional or unconditional basis, or (b) deemed approval under Section 14(2) of the SA Competition Act, the review period applicable to intermediate mergers under Section 14(1) of the SA Competition Act having expired without the SA Competition Commission extending the review period under Section 14(1)(a) of the SA Competition Act, or an extended review period having expired without the SA Competition Commission issuing a decision under Section 14(1)(b) of the SA Competition Act;

“SA Competition Commission” means the Competition Commission of South Africa, established under the SA Competition Act;
“Sanctions” means the economic or financial sanctions laws, regulations, anti-terrorism measures, trade embargoes or restrictive measures administered, enacted or enforced by: (a) the United States government; (b) the United Nations; (c) the European Union; (d) the Canadian government; (e) the United Kingdom; or (f) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of Treasury, the United States Department of State, and Her Majesty’s Treasury, Global Affairs Canada, Public Safety Canada and the Royal Canadian Mounted Police or any other relevant sanctions authority (together the “Sanctions Authorities”);
“Sanctions List” means any lists of sanctioned persons maintained by the United Nations Security Council, or by the governments of Canada, the United States, the United Kingdom and the European Union, including but not limited to Global Affairs Canada, Public Safety Canada and the Office of Foreign Assets Control of the Department of the Treasury;
“SEC Clearance” means the earliest of: (a) confirmation from the U.S. SEC that it does not intend to review the Purchaser Proxy Statement; (b) if the Purchaser has not otherwise been informed by the U.S. SEC that the U.S. SEC intends to review the Purchaser Proxy Statement, the 11th calendar day immediately following the date of filing of the preliminary Purchaser Proxy Statement with the U.S. SEC; and (c) if the Purchaser receives comments from the U.S. SEC with respect to the Purchaser
Proxy Statement, upon confirmation from the U.S. SEC that it has no further comments on the Purchaser Proxy Statement;
“Section 338(g) Election” has the meaning ascribed thereto in Section 2.15;
“Securities Act” means the Securities Act (British Columbia);
“Securities Authorities” means, collectively, the Canadian Securities Authorities and the U.S. SEC.
“Securities Laws” means, collectively, Canadian Securities Laws and U.S. Securities Laws;
“SEDAR+” means the System for Electronic Document Analysis and Retrieval +;
“Statutory Plan” means each plan or program established by federal, provincial or state legislation and administered by a Governmental Entity, including the Canada Pension Plan, the Quebec Pension Plan, the Quebec Parental Insurance Plan, Employment Insurance, and any health, drug, or workers’ compensation insurance program;
“Strategic Review Assets” has the meaning ascribed thereto in the Company Disclosure Letter;
“Strategic Review Party” has the meaning ascribed thereto in the Company Disclosure Letter;
“Sub-Leases” has the meaning ascribed thereto in Section (p)(iii) of Schedule F;
“Subsidiary” has the meaning ascribed thereto in NI 45-106;
“Tax Act” means the Income Tax Act (Canada);
“Tax Returns” includes all returns, reports, declarations, elections, notices, filings, forms, statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto and any claims for refunds and information returns (including estimated tax returns and reports, withholding tax returns and reports, and information returns and reports), made, prepared, filed or required to be made, prepared or filed by Law in respect of Taxes;

“Tax Sharing Agreement” means any agreement or arrangement binding the Company or any of its Subsidiaries that provides for the allocation, apportionment, sharing, indemnification or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability (other than customary Tax sharing or indemnification provisions contained in a commercial agreement entered into in the ordinary course, the primary subject matter of which does not relate to Taxes);
“Taxes” includes: (a) any taxes, duties, fees, premiums, assessments, imposts, levies, expansion fees and other charges of any kind whatsoever imposed by any Governmental Entity and including, but not limited to, those levied on, or measured by, or referred to as, income, gross receipts, earnings, profits, mining, mineral, windfall, environmental, royalty, capital, capital stock, transfer, land transfer, disability, ad valorem, sales, net worth, goods and services, harmonized sales, use, value-added, excise, stamp, recording, withholding, business, franchising, property, premium, development, occupation, occupancy, employer health, alternative or add-on minimum, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping, all license, franchise and registration fees and all employment insurance, health insurance and Canada Pension Plan and other pension plan premiums or contributions imposed by any Governmental Entity; (b) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity on or in respect of amounts of the type described in clause (a) above or this clause (b); (c) any liability for the payment of any amounts of the type described in clauses (a) or (b) for or to or in respect of any other Person, including as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or by virtue of any statute (including under sections 159 and 160 of the Tax Act); and (d) any liability for the payment of any amounts of the type described in clauses (a) or (b) as a result of any express or implied obligation to indemnify any other Person or as a result of being a transferee or successor in interest to any party;
“Third Party Beneficiaries” has the meaning ascribed thereto in Section 10.11;
“Trade Laws” means the Export and Import Permits Act (Canada), the Defence Production Act (Canada), the Nuclear Safety and Control Act (Canada), the Customs Act (Canada), the Customs Tariff (Canada), the Foreign Extraterritorial Measures Act (Canada), the Special Import Measures Act (Canada), any orders issued under the foregoing, and any similar Canadian laws relating to the export, re-export, import, possession, examination or transfer of goods, services or technology, anti-boycott or blocking measures, forced or child labour or modern slavery measures, anti-dumping, countervail or safeguard measures, or any similar applicable Laws of the United States;
“Transaction Personal Information” has the meaning ascribed thereto in Section 10.1;
“Treasury Regulations” means the U.S. Department of the Treasury regulations promulgated under the U.S. Tax Code;
“TSX” means the Toronto Stock Exchange;
“U.S. Exchange Act” means the United States Securities Exchange Act of 1934;
“USRPI” has the meaning ascribed thereto in Section 2.15;
“U.S. SEC” has the meaning ascribed thereto in Section 2.3;
“U.S. Securities Act” means the United States Securities Act of 1933;
“U.S. Securities Laws” means the U.S. Exchange Act, the U.S. Securities Act and all other applicable U.S. federal securities Laws;

“U.S. Tax Code” means the United States Internal Revenue Code of 1986; and
“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.
1.2Interpretation Not Affected by Headings
The division of this Agreement into Articles and Sections, and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section or Schedule by number or letter or both refer to the Article, Section or Schedule, respectively, bearing that designation in this Agreement.
1.3Number and Gender
In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender include all genders.
1.4Calculation of Time
Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends. Where the last day of any such time period is not a business day, such time period shall be extended to the next business day following the day on which it would otherwise end.
1.5Date for Any Action
If the date on which any action is required to be taken hereunder by a Party is not a business day, such action shall be required to be taken on the next succeeding day which is a business day.
1.6Currency
Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of the United States and “$” refers to U.S. dollars.
1.7No Strict Construction
The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.
1.8Statutory, Contractual and Other References
A reference to a statute includes all rules, regulations and policies made pursuant thereto and, unless otherwise specified, the provisions of any statute, rule, regulation or policy that amends, supplements or supersedes such statute, rule, regulation or policy. A reference to an agreement, plan, order, disclosure document or filing made pursuant to applicable Law refers to such agreement, such plan, such disclosure document or such filing, as the case may be, including all schedules, exhibits, appendices and other annexes appended thereto by whatever name and any documents or information incorporated by reference (unless otherwise specified in such agreement, plan, disclosure document or filing), as amended from time to time and in whatever form such amendment is duly and validly made, including by amendment and restatement, by notice, by side letter, by supplement or otherwise.
1.9Time References
In this Agreement, unless otherwise specified, any references to time are to local time, Vancouver, British Columbia.

1.10Inclusion
In this Agreement, “including” means including without limitation, and “include” and “includes” have a corresponding meaning.
1.11Accounting Matters
Unless otherwise stated, all accounting terms used in this Agreement (a) with respect to the Company shall have the meanings attributable thereto under IFRS and all determinations of an accounting nature required to be made shall be made in a manner consistent with IFRS consistently applied, and (b) with respect to the Purchaser shall have the meanings attributable thereto under GAAP and all determinations of an accounting nature required to be made shall be made in a manner consistent with GAAP consistently applied.
1.12Knowledge
In this Agreement, references to: (a) “the knowledge of the Company” mean matters within the actual knowledge, after due enquiry, of the Company’s (i) President and Chief Executive Officer, (ii) Chief Financial Officer, (iii) Executive Vice President, Corporate Development, and (iv) Senior Executive Vice President; and (b) “the knowledge of the Purchaser” mean, (x) in the case of Sections (o), (r), (s), (t), (v), (x)(iv) and (y) of Schedule G, matters within the actual knowledge, without any obligation to make enquiry and (y) in the case of all other Sections of this Agreement, the actual knowledge, after due enquiry, of the Purchaser’s (i) President and Chief Executive Officer, (ii) Senior Vice President and Chief Financial Officer, (iii) Senior Vice President and General Counsel, (iv) Senior Vice President, Strategy and Business Development, and (v) Vice President, Corporate Secretary and Chief Compliance Officer.
1.13    Company Disclosure Letter
The Company Disclosure Letter itself and all information contained in it is confidential information and may not be disclosed unless (a) it is required to be disclosed pursuant to Law unless such Law permits the Parties to refrain from disclosing the information for confidentiality or other purposes, or (b) a Party, acting reasonably and in good faith, needs to disclose it in order to enforce or exercise its rights under this Agreement.
1.14Purchaser Disclosure Letter
The Purchaser Disclosure Letter itself and all information contained in it is confidential information and may not be disclosed unless (a) it is required to be disclosed pursuant to Law unless such Law permits the Parties to refrain from disclosing the information for confidentiality or other purposes, or (b) a Party, acting reasonably and in good faith, needs to disclose it in order to enforce or exercise its rights under this Agreement.
1.15Schedules
The following Schedules are annexed to this Agreement and are incorporated by reference into this Agreement and form a part hereof:
Schedule A -    Plan of Arrangement
Schedule B -    Arrangement Resolution
Schedule C -    Form of Company Voting Agreement
Schedule D -    Form of Purchaser Voting Agreement
Schedule E -    Horizon Support Agreement
Schedule F -    Company Representations and Warranties
Schedule G -    Purchaser Representations and Warranties

ARTICLE 2
THE ARRANGEMENT
2.1Arrangement
The Parties agree that the Arrangement will be implemented in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement.
2.2Approvals
(a)The Company represents and warrants to the Purchaser that:
(i)the Company Special Committee has received the Company Special Committee Fairness Opinions from the Company Special Committee Financial Advisors orally which shall be subsequently confirmed in writing;
(ii)the Company Board has received the Company Fairness Opinion from the Company Financial Advisor orally which shall be subsequently confirmed in writing;
(iii)the Company Special Committee, after receiving financial and legal advice and the Company Special Committee Fairness Opinions, has unanimously (A) determined that the Arrangement and the entering into of this Agreement are in the best interests of the Company, and (B) recommended to the Company Board that the Company Board (1) approve this Agreement and the Arrangement, and (2) recommend that the Company Shareholders vote in favour of the Arrangement Resolution; and
(iv)the Company Board, after receiving financial and legal advice and the Company Fairness Opinion and the recommendation of the Company Special Committee, has (subject to a director having a “disclosable interest” within the meaning of the BCBCA and abstaining from voting) unanimously (A) determined that the Arrangement and the entering into of this Agreement are in the best interests of the Company, (B) approved this Agreement and the Arrangement, and (C) resolved to recommend that the Company Shareholders vote in favour of the Arrangement Resolution (the “Company Board Recommendation”).
(b)The Purchaser represents and warrants to the Company that:
(i)the Purchaser Board has received the separate oral opinions to be subsequently confirmed in writing from each of Scotiabank and Raymond James, each to the effect that, as of the date of such opinion and based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken set forth therein, the Exchange Ratio provided for pursuant to this Agreement is fair, from a financial point of view, to the Purchaser; and
(ii)the Purchaser Board, after evaluating the Arrangement in consultation with the Purchaser’s management and legal and financial advisors, has unanimously: (A) determined that the Arrangement and the entering into of this Agreement are in the best interests of the Purchaser and the Purchaser Stockholders; and (B) resolved to recommend that the Purchaser Stockholders vote to approve the Purchaser Stock Issuance (the “Purchaser Board Recommendation”).

2.3Interim Order
As promptly as reasonably practicable following the execution of this Agreement, the Company shall apply to the Court in a manner acceptable to the Purchaser, acting reasonably, pursuant to Part 9, Division 5 of the BCBCA, to schedule the Interim Order hearing with the Court for a date on or about the 15th calendar day immediately following the date of filing of the Purchaser Proxy Statement with the U.S. Securities and Exchange Commission (“U.S. SEC”); provided that the Company shall reschedule such hearing if the SEC Clearance is not obtained (or not obtainable) by the third business day prior to the date of the Interim Order hearing; provided further that in the event such hearing is rescheduled, the Company shall use commercially reasonable efforts to reschedule such hearing to occur as soon as reasonably practicable following the receipt of SEC Clearance, in each case subject to the availability of the Court and subject to and in accordance with the requirements of NI 54-101 with respect to the Company Meeting. Notwithstanding the foregoing, the Company shall not be required to schedule the Interim Order hearing for a date prior to the 30th day following the date of this Agreement. The Company shall prepare, file and diligently pursue an application for the Interim Order, which shall provide, among other things:
(a)for the class(es) of Persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided;
(b)for confirmation of the record date for the purposes of determining the Company Shareholders entitled to notice of and to vote at the Company Meeting in accordance with the Interim Order;
(c)that the record date for Company Shareholders entitled to notice of and to vote at the Company Meeting will not change as a result of any adjournment(s) or postponement(s) of the Company Meeting;
(d)that the Company Meeting may be held as a virtual or hybrid meeting, and that Company Shareholders that participate in the Company Meeting through virtual means, if applicable, will be deemed to be present at the Company Meeting;
(e)that the requisite approval (collectively, the “Company Shareholder Approval”) for the Arrangement Resolution shall be at least:
(i)66⅔% of the votes cast on the Arrangement Resolution by the Company Shareholders present in person or by proxy at the Company Meeting and voting as a single class; and
(ii)a majority of the votes cast on the Arrangement Resolution by the Company Shareholders present in person or represented by proxy at the Company Meeting, voting as a single class, excluding, for this purpose, the votes cast by those Persons whose votes are required to be excluded by MI 61-101;
(f)that, in all other respects, the terms, conditions and restrictions of the Company’s constating documents, including quorum requirements and other matters, shall apply in respect of the Company Meeting unless otherwise ordered by the Court;
(g)for the grant of Dissent Rights to the Company Shareholders who are registered Company Shareholders as of the record date for the Company Meeting, as contemplated in the Plan of Arrangement;
(h)for the notice requirements with respect to the presentation of the application to the Court for the Final Order;
(i)that the Company Meeting may be adjourned or postponed from time to time by the Company Board subject to the terms of this Agreement or as otherwise agreed in writing between the Parties without the need for additional approval of the Court;

(j)that the Parties intend to rely on the exemption provided by Section 3(a)(10) of the U.S. Securities Act from the registration requirements of the U.S. Securities Act for the issuance of Consideration Shares pursuant to the Plan of Arrangement, subject to and conditioned upon the Court’s approval of the Arrangement and determination following a hearing at which each Person entitled to receive Consideration Shares pursuant to the Plan of Arrangement has the right to appear and be heard in accordance with the procedures set out in the Interim Order that the Arrangement is substantively and procedurally fair and reasonable to each such Person; and
(k)for such other matters as the Purchaser or the Company may reasonably require, subject to obtaining the prior consent of the other Party, such consent not to be unreasonably withheld or delayed.
2.4Company Meeting
Subject to the terms of this Agreement, as soon as reasonably practicable following receipt of the SEC Clearance, the Company shall:
(a)duly call, give notice of, convene and conduct the Company Meeting (including by virtual means) in accordance with the Interim Order, the Company’s constating documents and applicable Laws as promptly as reasonably practicable, using commercially reasonable efforts to convene and conduct the Company Meeting as soon as practicable, and in any event, within 45 days of the receipt of the SEC Clearance (and, in that regard, the Company shall abridge, as necessary, any time period that may be abridged under NI 54-101); provided that the Company shall cooperate with the Purchaser and use commercially reasonable efforts to set the record dates for, schedule and convene the Company Meeting (including any adjournment or postponement thereof in accordance with this Agreement) and the Purchaser Meeting on the same dates with the Company Meeting occurring at the same time as the Purchaser Meeting and the Horizon Meeting;
(b)in consultation with the Purchaser, fix and publish a record date for the purposes of determining the Company Shareholders entitled to receive notice of and to vote at the Company Meeting;
(c)not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Company Meeting except (i) as required by applicable Laws, (ii) as required for quorum purposes (in which case the meeting shall be adjourned or postponed and not cancelled), (iii) as permitted by Section 7.4(b), (iv) as permitted by Section 9.3(b) or (v) with the Purchaser’s prior written consent; provided, that Company shall be permitted to postpone or adjourn the Company Meeting pursuant to clause (ii) on no more than two occasions in the aggregate and no such adjournment or postponement shall delay the Company Meeting by more than 10 days from the prior-scheduled date or to a date that is on or after the fifth business day preceding the Outside Date;
(d)promptly advise the Purchaser as the Purchaser may reasonably request, and at least on a daily basis on each of the last 10 business days prior to the date of the Company Meeting as to the aggregate tally of the proxies received by the Company in respect of the Arrangement Resolution;
(e)promptly (and in no event later than two business days after receipt of notice) advise the Purchaser of any written communication from any Company Shareholder in opposition to the Arrangement or the Horizon Arrangement (except for non-substantive communications from any Company Shareholder that purports to hold less than 0.1% of Company Shares (provided that communications from such Company Shareholder are not substantive in the aggregate)), any written notice of dissent or purported exercise by any Company Shareholder of Dissent Rights received by the Company in relation to the Arrangement, any withdrawal of Dissent

Rights received by the Company and any written communications sent by or on behalf of the Company to any Company Shareholder exercising or purporting to exercise Dissent Rights in relation to the Arrangement;
(f)unless the Company Board has made a Company Change in Recommendation in accordance with Section 7.4(a), solicit proxies in favour of the Arrangement Resolution and against any resolution submitted by any Company Shareholder (unless otherwise consented to by the Purchaser) and, in connection therewith, if reasonably requested by the Purchaser, use the services of one or more proxy solicitation services (at the expense of the Company);
(g)provide the Purchaser with copies of or access to information regarding the Company Meeting generated by any proxy solicitation services engaged by the Company, as requested from time to time by the Purchaser;
(h)not change the record date for the Company Shareholders entitled to notice of or to vote at the Company Meeting in connection with any adjournment or postponement of the Company Meeting unless required by Law (it being understood that a change will not be required where such date has been provided for in the Interim Order);
(i)not make any compromise, payment or settlement offer, or agree to any compromise, payment or settlement with respect to, or otherwise negotiate any exercise of any Dissent Rights without the prior written consent of the Purchaser (not to be unreasonably withheld, conditioned or delayed); and
(j)give notice to the Purchaser of the Company Meeting and allow its Representatives and legal counsel to attend the Company Meeting (including by virtual means).
2.5Purchaser Meeting
Subject to the terms of this Agreement, as soon as reasonably practicable following receipt of the SEC Clearance, the Purchaser shall:
(a)duly call, give notice of, convene and conduct the Purchaser Meeting (including by virtual means) in accordance with the Purchaser’s constating documents and applicable Laws as promptly as reasonably practicable, using commercially reasonable efforts to convene and conduct the Purchaser Meeting as soon as practicable, and in any event, within 45 days of the receipt of the SEC Clearance; provided that the Purchaser shall cooperate with the Company and use commercially reasonable efforts to schedule and convene the Company Meeting and the Purchaser Meeting (including any adjournment or postponement thereof in accordance with this Agreement) on the same dates with the Company Meeting occurring at the same time as the Purchaser Meeting and the Horizon Meeting;
(b)in consultation with the Company, fix and publish a record date for the purposes of determining the Purchaser Stockholders entitled to receive notice of and to vote at the Purchaser Meeting;
(c)not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Purchaser Meeting except (i) as required by applicable Laws, (ii) as required for quorum purposes (in which case the meeting shall be adjourned or postponed and not cancelled), (iii) as permitted by Section 9.3(b) or (iv) with the Company’s prior written consent; provided, that Purchaser shall be permitted to postpone or adjourn the Purchaser Meeting pursuant to clause (ii) on no more than two occasions in the aggregate, and no such adjournment or postponement shall delay the Purchaser Meeting by more than 10 days from the prior-scheduled date or to a date that is on or after the fifth business day preceding the Outside Date;

(d)promptly advise the Company as the Company may reasonably request, and at least on a daily basis on each of the last 10 business days prior to the date of the Purchaser Meeting, as to the aggregate tally of the proxies received by the Purchaser in respect of the Purchaser Stock Issuance;
(e)promptly (and in no event later than two business days after receipt of notice) advise the Company of any written communication from any Purchaser Stockholder in opposition to the Arrangement, the Purchaser Stock Issuance or the Horizon Arrangement (except for non-substantive communications from any Purchaser Stockholder that purports to hold less than 0.1% of Purchaser Shares (provided that communications from such Purchaser Stockholder are not substantive in the aggregate));
(f)unless the Purchaser Board has made a Purchaser Change in Recommendation in accordance with Section 8.4(b), solicit proxies in favour of the Purchaser Stock Issuance and against any resolution submitted by any Purchaser Stockholder (unless otherwise consented to by the Company) and, in connection therewith, if reasonably requested by the Company, use the services of one or more proxy solicitation services (at the expense of the Purchaser);
(g)provide the Company with copies of or access to information regarding the Purchaser Meeting generated by any proxy solicitation services engaged by the Purchaser, as requested from time to time by the Company;
(h)not change the record date for the Purchaser Stockholders entitled to vote at the Purchaser Meeting in connection with any adjournment or postponement of the Purchaser Meeting unless required by Law;
(i)give notice to the Company of the Purchaser Meeting and allow its Representatives and legal counsel to attend the Purchaser Meeting (including by virtual means); and
(j)propose that the only matters to be acted on by Purchaser Stockholders at the Purchaser Meeting are (i) the approval of the Purchaser Stock Issuance and (ii) if the Purchaser has not received proxies representing a sufficient number of Purchaser Shares to obtain the Purchaser Stockholder Approval, the adjournment of the Purchaser Meeting to solicit additional proxies.
2.6Preparation of Company Circular and the Purchaser Proxy Statement
(a)Promptly following the entry into this Agreement, the Company shall prepare, together with any other documents required by the BCBCA, Securities Laws and all other applicable Laws, and shall use its commercially reasonable efforts to cause to be filed with the TSX, the NYSE and the Securities Authorities as promptly as practicable after obtaining the Interim Order (with the making of such filing subject to the Purchaser furnishing the information required under Section 2.6(e) and the Purchaser not otherwise failing to perform any of its covenants or agreements or breaching any of its representations and warranties in any material respect under this Agreement), the Company Circular relating to matters to be submitted to the Company Shareholders at the Company Meeting. Subject to Section 2.6(e), the Company shall use commercially reasonable efforts to cause the Company Circular to comply as to form and substance in all material respects with Securities Laws and any other requirements of applicable Law, and to respond as promptly as practicable to any comments of the TSX, the NYSE, Securities Authorities and their respective staff. The Company will advise the Purchaser promptly after it receives any request by the TSX, the NYSE or Securities Authorities to amend the Company Circular or receives any comments thereon and responses thereto or any request by the TSX, the NYSE or Securities Authorities for additional information, and shall provide the Purchaser with copies of all substantive correspondence that is provided by or on behalf of it, on one hand, and by any of the TSX, the NYSE or Securities Authorities, on the other hand. The Company shall use its commercially reasonable efforts to resolve any comments from the TSX, the NYSE and Securities Authorities with respect to the Company Circular as promptly as reasonably practicable after receipt thereof.

The Company agrees to permit the Purchaser (to the extent applicable) and its counsel, to participate in all substantive meetings and conferences with the TSX, the NYSE or Securities Authorities with respect to the foregoing matters. Notwithstanding the foregoing, prior to filing or mailing the Company Circular (or any amendment or supplement thereto) or responding to any substantive comments of the TSX, the NYSE or Securities Authorities with respect thereto, the Company will (i) provide the Purchaser with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) consider in good faith for inclusion in such document or response all comments reasonably and promptly proposed by the Purchaser and (iii) not file or mail such document or respond to the TSX, the NYSE or Securities Authorities prior to receiving the written approval of the Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed.
(b)Promptly following the entry into this Agreement, the Purchaser shall prepare, together with any other documents required by U.S. Securities Laws and all other applicable Laws, and shall use its commercially reasonable efforts to cause to be filed with the U.S. SEC as promptly as practicable following the execution of this Agreement (with the making of such filing subject to the Company furnishing the information required under Section 2.6(f) and the Company not otherwise failing to perform any of its covenants or agreements or breaching any of its representations and warranties in any material respect under this Agreement), the Purchaser Proxy Statement relating to matters to be submitted to the Purchaser Stockholders at the Purchaser Meeting. Subject to Section 2.6(f), the Purchaser shall use commercially reasonable efforts to cause the Purchaser Proxy Statement to comply as to form and substance in all material respects with the rules and regulations promulgated by the U.S. SEC and the requirements of applicable Law, and to respond as promptly as practicable to any comments of the U.S. SEC or its staff. The Purchaser will advise the Company promptly after it receives any request by the U.S. SEC for amendment of the Purchaser Proxy Statement or receives any comments thereon and responses thereto or any request by the U.S. SEC for additional information, and the Purchaser shall provide the Company with copies of all substantive correspondence that is provided by or on behalf of it, on one hand, and by the U.S. SEC on the other hand. The Purchaser shall use its commercially reasonable efforts to resolve any comments from the U.S. SEC with respect to the Purchaser Proxy Statement as promptly as reasonably practicable after receipt thereof. The Purchaser agrees to permit the Company (to the extent practicable) and its counsel, to participate in all substantive meetings and conferences with the U.S. SEC with respect to the foregoing matters. Notwithstanding the foregoing, prior to filing or mailing the Purchaser Proxy Statement (or any amendment or supplement thereto) or responding in writing to any substantive comments of the U.S. SEC with respect thereto, the Purchaser will (A) provide the Company with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (B) consider in good faith for inclusion in such document or response all comments reasonably and promptly proposed by the Company, and (C) not file or mail such document or respond to the U.S. SEC prior to receiving the written approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed.
(c)The Company Circular shall: (i) include copies of the Company Fairness Opinion and Company Special Committee Fairness Opinions; (ii) state that (A) the Company Special Committee has received the Company Special Committee Fairness Opinions, and (B) the Company Board has received the Company Fairness Opinion and the recommendation of the Company Special Committee, and, subject to the terms of this Agreement, has unanimously determined, after receiving legal and financial advice, that the Arrangement and entry into this Agreement are in the best interests of the Company; (iii), subject to the terms of this Agreement, contain the unanimous recommendation of the Company Board (subject to any abstentions due to a director having a “disclosable interest” within the meaning of the

BCBCA) to Company Shareholders that they vote in favour of the Arrangement Resolution; and (iv) include statements that each of the directors and senior officers of the Company has signed a Company Voting Agreement, pursuant to which, and subject to the terms thereof, they have agreed to, among other things, vote their Company Shares in favour of the Arrangement Resolution.
(d)The Purchaser Proxy Statement shall: (i) state that the Purchaser Board has evaluated the Arrangement in consultation with Purchaser’s management and legal and financial advisors, and has unanimously determined that the Arrangement and entry into this Agreement are in the best interests of the Purchaser; (ii) subject to the terms of this Agreement, contain the unanimous recommendation of the Purchaser Board to Purchaser Stockholders that they vote in favour of the Purchaser Stock Issuance; (iii) include a copy of the separate opinions of Scotiabank and Raymond James to the Purchaser Board; and (iv) include statements that each of the directors and senior officers of the Purchaser has signed a Purchaser Voting Agreement, pursuant to which, and subject to the terms thereof, they have agreed to, among other things, vote their Purchaser Shares in favour of the Purchaser Stock Issuance.
(e)The Purchaser will promptly furnish to the Company such data and information relating to it, its Subsidiaries, the Consideration Shares and the holders of its capital stock, as is required by applicable Laws and as the Company may reasonably request for the purpose of including such data and information in the Company Circular and any amendments or supplements thereto, including any information required for the preparation by the Purchaser of any pro forma financial statements and other information relating to the Purchaser following completion of the Arrangement. The Purchaser shall ensure that such information does not include any misrepresentation concerning the Purchaser, its Subsidiaries, the Consideration Shares and the holders of its capital stock, and will indemnify the Company for all claims, losses, costs and expenses incurred by the Company in respect of any such misrepresentation contained in any information regarding the Purchaser, its Subsidiaries, the Consideration Shares and the holders of its capital stock included in the Company Circular that was provided by the Purchaser expressly for inclusion in the Company Circular pursuant to this Section 2.6(e). The Purchaser shall use commercially reasonable efforts to obtain any necessary consents from any of its auditors or other advisors to the use of any financial, technical or other expert information required to be included in the Company Circular relating to it or its Subsidiaries and to the identification in the Company Circular of each such advisor.
(f)The Company will promptly furnish to the Purchaser such data and information relating to it, its Subsidiaries and the Company Shareholders, as is required by applicable Laws and as the Purchaser may reasonably request for the purpose of including such data and information in the Purchaser Proxy Statement and any amendments or supplements thereto, including any information required for the preparation by the Purchaser of any pro forma financial statements. The Company shall ensure that such information does not include any misrepresentation concerning the Company, its Subsidiaries and the Company Shareholders, and will indemnify the Purchaser for all claims, losses, costs and expenses incurred by the Purchaser in respect of any such misrepresentation contained in any information regarding the Company, its Subsidiaries and the Company Shareholders included in the Purchaser Proxy Statement that was provided by the Company expressly for inclusion in the Purchaser Proxy Statement pursuant to this Section 2.6(f). The Company shall use commercially reasonable efforts to obtain any necessary consents from any of its auditors or other advisors to the use of any financial, technical or other expert information required to be included in the Purchaser Proxy Statement relating to it or its Subsidiaries and to the identification in the Purchaser Proxy Statement of each such advisor.

(g)The Purchaser and the Company shall each use commercially reasonable efforts to coordinate with each other to prepare common disclosure that will be included in both the Company Circular and the Purchaser Proxy Statement, and shall, to the extent reasonably practicable, provide that such disclosure is generally consistent as between the Company Circular and the Purchaser Proxy Statement.
(h)The Purchaser and the Company shall make all necessary filings with respect to the Arrangement under the U.S. Securities Act and the U.S. Exchange Act and applicable blue sky laws and the rules and regulations thereunder. Each Party will advise the other, promptly after it receives notice thereof, of the issuance of any stop order, or the suspension of the qualification of the Consideration Shares issuable in connection with the Arrangement for offering or sale in any jurisdiction. Each of the Company and the Purchaser will use best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.
(i)If at any time prior to the Effective Time, any information relating to the Purchaser or the Company, or any of their respective affiliates, officers or directors, should be discovered by the Company or the Purchaser that should be set forth in an amendment or supplement to either of the Company Circular or the Purchaser Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the U.S. SEC, the Canadian Securities Authorities or any other Governmental Entity as required, as applicable, and, to the extent required by applicable Law, disseminated to the Company Shareholders or the Purchaser Stockholders, as applicable.
2.7Final Order
If (a) the Interim Order is obtained, (b) the Company Shareholder Approval is obtained at the Company Meeting as provided for in the Interim Order and (c) the Purchaser Stockholder Approval is obtained at the Purchaser Meeting, the Company shall (x) diligently pursue and take all steps necessary to submit the Arrangement before the Court as soon as reasonably practicable and (y) diligently pursue an application for the Final Order pursuant to section 291 of the BCBCA as soon as reasonably practicable but, in any event, within four business days after the Company Shareholder Approval and the Purchaser Stockholder Approval is obtained.
2.8Court Proceedings
Subject to the terms of this Agreement, the Company will diligently pursue all Court proceedings relating to obtaining the Interim Order and Final Order, and the Purchaser will cooperate with, assist and consent to the Company in seeking the Interim Order and the Final Order, including by providing the Company on a timely basis any information reasonably requested or required to be supplied by the Purchaser in connection therewith. The Company will provide the Purchaser and its legal counsel with a reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement, including by providing on a timely basis a description of any information to be supplied by the Purchaser for inclusion in such material, prior to the service and filing of such material, and will give reasonable consideration to all such comments. Subject to applicable Law, the Company will not file any material with the Court in connection with the Arrangement or serve any such material, and will not agree to modify or amend materials so filed or served, except as contemplated by this Section 2.8 or with the Purchaser’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; provided that nothing herein shall require the Purchaser to agree or consent to any increase in Consideration or other modification or amendment to such filed or served materials that expands or increases the Purchaser’s obligations set forth in any such filed or served materials or under this Agreement or the Arrangement. The Company shall also provide to the Purchaser’s outside counsel on a timely basis copies of any notice of appearance or other Court documents served on the Company in respect of the application for the Interim Order or the Final Order or any appeal therefrom and of any notice, whether written or oral, received by the Company indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order. The Company will ensure that all materials filed with the Court in connection with the Arrangement are consistent in all material respects with the terms of this Agreement and the Plan of Arrangement. In addition, the Company will not object to the Purchaser’s legal counsel making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as such counsel considers appropriate, provided that the Company is advised as soon as is practicable prior to the hearing of the nature of any submissions to the hearing and such submissions are consistent with this Agreement and the Plan of Arrangement. The Company will also oppose any proposal from any party that the Final Order contain any provision inconsistent with this Agreement, and, if at any time after the issuance of the Final Order and prior to the Effective Date, the Company is required by the terms of the Final Order or by Law to return to Court with respect to the Final Order, it shall do so after notice to, and in consultation and cooperation with, the Purchaser.
2.9U.S. Securities Law Matters
The Parties agree that the Arrangement will be carried out with the intention that, and will use their commercially reasonable efforts to ensure that, all Consideration Shares issued pursuant to the Arrangement will be issued by the Purchaser in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereunder and pursuant to exemptions from applicable state securities laws. In order to ensure the availability of the exemption under Section 3(a)(10) of the U.S. Securities Act and to facilitate the Purchaser’s compliance with other U.S. Securities Laws, the Parties agree that the Arrangement will be carried out on the following basis:
(a)the Court will be asked to approve the procedural and substantive fairness of the Arrangement;
(b)pursuant to Section 2.4, the Court will be advised of the intention of the Parties to rely upon the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof with respect to the issuance of the Consideration Shares prior to the hearing required to approve the procedural and substantive fairness of the Arrangement to the Company Shareholders to whom the Consideration Shares will be issued;
(c)the Court will be advised prior to the hearing to approve the Interim Order that its approval of the Arrangement will be relied upon as a determination that the Court has satisfied itself as to the procedural and substantive fairness of the Arrangement to all Company Shareholders who are entitled to receive Consideration Shares pursuant to the Arrangement;
(d)the Company will ensure that each Person entitled to receive the Consideration Shares pursuant to the Arrangement will be given adequate notice, in a timely manner, advising them of their right to attend the hearing of the Court to give approval of the Arrangement and providing them with sufficient information necessary for them to exercise that right;
(e)each Person entitled to receive the Consideration Shares will be advised that the Consideration Shares issued pursuant to the Arrangement have not been and will not be registered under the U.S. Securities Act and will be issued by the Purchaser in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof, and that certain restrictions on resale under U.S. Securities Laws may be applicable with respect to such securities;
(f)each Person entitled to receive the Purchaser Shares upon exercise of Company Options will be advised that pursuant to the Arrangement such Purchaser Shares will not be issued by the Purchaser in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof as such exemption does not exempt the issuance of securities upon the delivery of the Purchaser Shares covered by such Company Options and, as such, the underlying Purchaser Shares issuable in respect of the Company Options cannot be issued in the U.S. or to a person in the U.S. in reliance upon the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act and the Company

Options may only be exercised pursuant to an effective registration statement or a then-available exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws, if any;
(g)the Interim Order will specify that each Person entitled to receive Consideration Shares pursuant to the Plan of Arrangement will have the right to appear before the Court at the hearing of the Court to give approval to the Arrangement so long as they enter an appearance within a reasonable time;
(h)the Court will hold a hearing approving the fairness of the Arrangement before issuing the Final Order; and
(i)the Final Order will expressly state that the Arrangement serves as the basis of a claim to the exemption under Section 3(a)(10) of the U.S. Securities Act from the registration requirements otherwise imposed by the U.S. Securities Act regarding the issuance and exchange of securities pursuant to the Plan of Arrangement and is approved by the Court as being substantively and procedurally fair to the Company Shareholders.
2.10Treatment of Company Incentive Awards
(a)Subject to all other terms and conditions of this Agreement and the Plan of Arrangement, pursuant to the Arrangement:
(i)the Company RSRs, Company PSRs and Company Options shall be treated in accordance with, and subject to the provisions of, the Plan of Arrangement; and
(ii)all amounts payable in respect of the Company RSRs and Company PSRs pursuant to the Plan of Arrangement shall be paid to the applicable recipient in accordance with, and subject to the provisions of, the Plan of Arrangement.
(b)Prior to the Effective Time, the Purchaser Board (or an authorized committee thereof) and the Company Board (or an authorized committee thereof), as applicable, shall take any actions and adopt any resolutions as are required to effectuate the treatment of the Company Incentive Awards pursuant to the terms of this Section 2.10 and the Plan of Arrangement.
2.11Effective Date
(a)The Arrangement shall become effective on the date that is three business days following the date on which all the conditions set forth in Section 6.1, Section 6.2 and Section 6.3 have been satisfied or waived in accordance with the terms of this Agreement and the Plan of Arrangement (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where permitted, waiver of those conditions as of the Effective Date) unless another date or time is agreed to in writing by the Parties. From and after the Effective Time, the Plan of Arrangement will have all of the effects provided by applicable Law, including the BCBCA.
(b)The closing of the Arrangement will take place remotely by electronic exchange of documents and signatures (or their electronic counterparts) at 8:00 a.m. (Toronto time) on the Effective Date, or at such other time and place as may be agreed to by the Parties.
2.12Payment of Consideration
The Purchaser will, following receipt by the Company of the Final Order and at least one business day prior to the Effective Date determined in accordance with Section 2.11, deposit in escrow, or cause to be deposited in escrow, with the Depositary (the terms and conditions of such escrow to be satisfactory to the Parties, acting reasonably) sufficient Purchaser Shares to satisfy the Consideration payable pursuant to the Arrangement. All payment of any kind in settlement or satisfaction of the rights of any Company Shareholder exercising Dissent Rights will be made by, and from the funds set aside prior to the Effective Time by, AcquireCo.

2.13Announcement and Shareholder Communications
The Purchaser and the Company shall each publicly announce the transactions contemplated hereby promptly following the execution of this Agreement by the Parties, the text and timing of the announcements of each Party to be approved by the other Party in advance, acting reasonably. The Purchaser and the Company shall co-operate in the preparation of presentations, if any, to the Company Shareholders or the Purchaser Stockholders regarding the transactions contemplated by this Agreement, and neither the Purchaser nor the Company (except as permitted by Article 7) shall (a) issue any press release or otherwise make public announcements with respect to this Agreement or the Plan of Arrangement without the prior written consent of the other applicable Party (which consent shall not be unreasonably withheld or delayed) or (b) make any filing with any Governmental Entity with respect thereto without prior consultation with the other applicable Party; provided, however, that each Party shall be permitted to make any disclosure or filing required under applicable Law and the applicable Party making such disclosure shall use its commercially reasonable efforts to give prior oral or written notice to the other applicable Party and reasonable opportunity to review or comment on the disclosure or filing, and if such prior notice is not reasonably practicable, to give such notice immediately following the making of such disclosure or filing. Reasonable consideration shall be given to any comments made by the receiving Party and its counsel pursuant to this Section 2.13. Notwithstanding the foregoing, the provisions of this Section 2.13 related to the approval or contents of filings with Governmental Entities will not apply with respect to filings in connection with (a) the Regulatory Approvals, (b) the Company Circular, (c) the Purchaser Proxy Statement, (d) the Interim Order, (e) the Final Order, (f) any Company Change in Recommendation or action taken pursuant thereto or (g) any dispute regarding this Agreement or the transactions contemplated hereby, which are governed by other sections of this Agreement. Nor shall the provisions of this Section 2.13 prevent any Party from making internal announcements to employees and having discussions with shareholders, financial analysts and other stakeholders, in each case so long as such announcements and discussions are limited to and consistent in all material respects with the most recent press releases, public disclosures or public statements made by such Party.
2.14Withholding Taxes
The Purchaser, AcquireCo, the Company, the Depositary, their respective Subsidiaries and any other Person on their behalf, shall be entitled to deduct and withhold from any amounts payable to any Person pursuant to the Arrangement and under this Agreement, including Company Shareholders exercising Dissent Rights and from all dividends, interest, and other amounts payable or distributable to any former Company Shareholder or former holders of Company Incentive Awards, such amounts as the Purchaser, AcquireCo, the Company, the Depositary and their respective Subsidiaries, or any Person on behalf of any of the foregoing, is or may be required or permitted to deduct or withhold with respect to such payment under the Tax Act, the U.S. Tax Code, or any provision of local, state, federal, provincial or foreign Law. The Purchaser, AcquireCo, the Company, the Depositary, their respective Subsidiaries and any other Person on their behalf, shall exercise commercially reasonable efforts to reduce or eliminate any deduction or withholding with respect to payments made pursuant to the Arrangement and under this Agreement and shall be entitled to request from any recipient of any payment hereunder any necessary tax forms or any other proof of exemption from withholding or any similar information. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Person to whom such amounts would otherwise have been paid, provided that such deducted or withheld amounts are actually remitted to the appropriate authority or Person in accordance with applicable Law. In any case where the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable, the Purchaser, AcquireCo, the Company, the Depositary, their respective Subsidiaries, and any Person on behalf of the foregoing, as the case may be, is authorized to sell or otherwise dispose of (or otherwise require the recipient of such payment to irrevocably direct the sale through a broker and irrevocably direct the broker to pay the proceeds of such sale of) such portion of the consideration as is necessary in order to fully fund such deduction or withholding requirement, and the payor shall use commercially reasonable efforts to notify the recipient of such payment of such withholding and sale and such Person shall remit any unapplied balance of the net proceeds of such sale to the holder.

2.15Section 338(g) Election
(a)The Purchaser shall have the sole and exclusive right, in its discretion, to make an election under Section 338(g) of the U.S. Tax Code, and any corresponding elections under state, local or non-U.S. law (collectively, a “Section 338(g) Election”), with respect to the transfer of Company Shares to AcquireCo and any of the Company’s subsidiaries that qualify as target affiliates within the meaning of Treasury Regulation Section 1.338-2(c), in the manner set forth in the Plan of Arrangement.
(b)To the extent that any of the assets or subsidiaries of the Company constitute a United States real property interest (“USRPI”) under Section 897(c) of the U.S. Tax Code, the Company agrees to use good faith efforts to cooperate with Purchaser to minimize or eliminate withholding under Section 1445 of the U.S. Tax Code, where possible. Specifically, where applicable, the Company, with the assistance of the Purchaser, shall exercise commercially reasonable efforts to cooperate with the Purchaser in the preparation and filing, at the Purchaser’s expense, of a properly completed IRS Form 8288-B (Application for Withholding Certificate for Dispositions by Foreign Persons of U.S. Real Property Interests), together with all supporting documentation required by the Internal Revenue Service prior to the Effective Date. The Company shall provide the Purchaser with a reasonable opportunity to review and comment on the draft Form 8288-B and any supporting materials prior to submission and shall incorporate reasonable comments from the Purchaser.
2.16List of Securityholders
(a)At the reasonable request of the Purchaser from time to time, the Company shall provide the Purchaser with a list (in both written and electronic form) of the registered Company Shareholders, together with their addresses and respective holdings of Company Shares, a list of the names and addresses and holdings of all Persons having rights issued by the Company to acquire Company Shares (including holders of Company Options, Company RSRs and Company PSRs), and a list of non-objecting beneficial owners of Company Shares, together with their addresses and respective holdings of Company Shares (provided such list may only be used in the manner permitted by NI 54‑101). The Company shall from time to time furnish, and shall require that its registrar and transfer agent furnish, the Purchaser with such additional information, including updated or additional lists of the Company Shareholders, the holdings of such Company Shareholders, holders of Company Options, Company RSRs, Company PSRs and other assistance as the Purchaser may reasonably request.
(b)At the reasonable request of the Company from time to time, the Purchaser shall provide the Company with a list (in both written and electronic form) of the registered Purchaser Stockholders, together with their addresses and respective holdings of Purchaser Shares, and a list of the names and addresses and holdings of all Persons having rights issued by the Purchaser to acquire Purchaser Shares. The Purchaser shall from time to time furnish, and shall require that its registrar and transfer agent furnish, the Company with such additional information, including updated or additional lists of the Purchaser Stockholders, the holdings of such Purchaser Stockholders and other assistance as the Company may reasonably request.

2.17Adjustment to Consideration Regarding Distributions
(a)Notwithstanding anything to the contrary contained in this Agreement, if, between the date of this Agreement and the Effective Time, the Purchaser pays any dividend or other distribution on the Purchaser Shares (or declares a dividend or distribution with a record date prior to the Effective Date), other than Purchaser Permitted Dividends, then the Consideration to be paid per Company Share and any other dependent items shall be adjusted to achieve for the Company Shareholders the economic effect contemplated by this Agreement and the Arrangement prior to the occurrence of such dividend or other distribution and the Consideration so adjusted shall, from and after the date of such event, be the Consideration to be paid per Company Share or other dependent item, subject to any other further adjustment as may be permitted or required by this Agreement.
(b)Notwithstanding anything to the contrary contained in this Agreement, if, between the date of this Agreement and the Effective Time, the Company pays any dividend or other distribution on the Company Shares (or declares a dividend or distribution with a record date prior to the Effective Date), other than Company Permitted Dividends, then the Consideration to be paid per Company Share and any other dependent items shall be adjusted to achieve for the Company Shareholders the economic effect contemplated by this Agreement and the Arrangement prior to the occurrence of such dividend or other distribution and the Consideration so adjusted shall, from and after the date of such event, be the Consideration to be paid per Company Share or other dependent item, subject to any other further adjustment as may be permitted or required by this Agreement.
2.18Appraisal Rights
In accordance with the DGCL, no appraisal rights shall be available to Purchaser Stockholders with respect to the Arrangement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
3.1Representations and Warranties
Except as disclosed in (a) the forms, documents and reports filed or furnished by the Company on SEDAR+ and EDGAR since January 1, 2022 (including all exhibits, supplements and schedules thereto and information incorporated by reference therein) and publicly available prior to the date hereof (but excluding any disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” or similar section, and any other disclosures included therein in each case to the extent they are predictive or forward looking in nature), or (b) the Company Disclosure Letter (which disclosures shall apply against any representations and warranties to which it is reasonably apparent they should relate), the Company hereby represents and warrants to the Purchaser as set forth in Schedule F, and acknowledges that the Purchaser is relying upon such representations and warranties in connection with its entry into this Agreement.
3.2Survival of Representations and Warranties
The representations and warranties of the Company contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
4.1Representations and Warranties
Except as disclosed in (a) the forms, documents and reports filed or furnished by the Purchaser on EDGAR and SEDAR+ since January 1, 2022 (including all exhibits, supplements and schedules thereto and information incorporated by reference therein) and publicly available prior to the date hereof (but excluding any disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” or similar section, and any other disclosures included therein in each case to the extent they are predictive or forward looking in nature), or (b) the Purchaser Disclosure Letter (which disclosures shall apply against any representations and warranties to which it is reasonably apparent they should relate), the Purchaser and AcquireCo jointly and severally hereby represent and warrant to the Company as set forth in Schedule G, and acknowledge that the Company is relying upon such representations and warranties in connection with its entry into this Agreement.
4.2Survival of Representations and Warranties
The representations and warranties of the Purchaser contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.
ARTICLE 5
COVENANTS
5.1Covenants of the Company Relating to the Conduct of Business
The Company covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, except (i) as required by Law; (ii) with the prior written consent of the Purchaser (not to be unreasonably withheld, conditioned or delayed); (iii) as set out in the Company Disclosure Letter (which disclosures shall apply against any covenants to which it is reasonably apparent they should relate); or (iv) as otherwise expressly contemplated or permitted by this Agreement or the Plan of Arrangement:

(a)the Company shall, and shall cause each of its Subsidiaries to, conduct its and their respective businesses in, not take any action except in, and maintain and preserve its and their respective assets, contractual rights (including under Company Royalty and Stream Agreements), facilities, books and records in, the ordinary course and shall use commercially reasonable efforts to maintain and preserve in all material respects its and their present business organization, operations, assets, contractual rights (including under Company Royalty and Stream Agreements), properties and goodwill, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships consistent with past practice with joint venture partners, suppliers, distributors, counterparties under Company Royalty and Stream Agreements, employees and Governmental Entities having business relationships with them;
(b)the Company shall, subject to compliance with applicable Laws, cooperate with and keep the Purchaser reasonably informed regarding the Company’s business and operations, including through meetings with the Purchaser, and shall provide such other access to its officers, employees, agents, properties, books and records as the Purchaser may reasonably request, including by providing the Purchaser with a reasonable opportunity to access and discuss material information or other technical information with respect to the Company Royalty and Stream Interests and the Company Underlying Mineral Properties, and by facilitating business integration planning; provided, however, that the Company shall not be required to provide the Purchaser with any information that would (i) violate any obligations of the Company or any of the Company’s Subsidiaries with respect to confidentiality to any third party, or otherwise breach, contravene or violate any Contract to which the Company or any Subsidiary of the Company is a party; or (ii) breach, contravene or violate any applicable Law;
(c)without limiting the generality of Section 5.1(a):
(i)the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, lease, dispose of, licence, permit a Lien (other than a Company Permitted Lien) to be created on or agree to sell, dispose of, licence, permit a Lien (other than a Company Permitted Lien) to be created on or otherwise transfer (other than through the creation of a Company Permitted Lien) any Principal Company Royalty and Stream Interest or in any interest in a Principal Company Royalty and Stream Interest;
(ii)except as disclosed in Schedule 5.1(c)(ii) of the Company Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, lease, dispose of, licence, permit a Lien (other than a Company Permitted Lien) to be created on or agree to sell, dispose of, licence, permit a Lien (other than a Company Permitted Lien) to be created on or otherwise transfer (other than through the creation of Company Permitted Lien) any Remaining Company Royalty and Stream Interest or in any interest in a Remaining Company Royalty and Stream Interest;
(iii)the Company shall comply (and cause its Subsidiaries to comply) with its respective material obligations under the Principal Company Royalty and Stream Agreements;
(iv)the Company shall comply (and cause its Subsidiaries to comply) with its respective obligations under the Remaining Company Royalty and Stream Agreements, except for such non-compliances as would not individually or in the aggregate materially and adversely impact the Company and its Subsidiaries;
(v)except as disclosed in Schedule 5.1(c)(v) of the Company Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, alter, amend or otherwise modify or supplement, or waive any material provision of a Principal Company Royalty and Stream Agreement;

(vi)except as disclosed in Schedule 5.1(c)(vi) of the Company Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, alter, amend or otherwise modify or supplement, or waive any provision of a Remaining Company Royalty and Stream Agreement, except for such alterations, amendments, modifications, supplements or waivers as would not individually or in the aggregate materially and adversely impact the Company and its Subsidiaries;
(vii)except as disclosed in Schedule 5.1(c)(vii) of the Company Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly to take or omit to take any action, or cause or permit any of its Subsidiaries to take or omit to take any action, which would cause any loss or diminishment of any of its contractual rights under any Company Royalty and Stream Agreement, except as would not individually or in the aggregate materially and adversely impact the Company and its Subsidiaries;
(d)without limiting the generality of Section 5.1(a), the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
(i)other than as required by the terms of any Company Equity Incentive Plan or written employment agreement, issue, sell, grant, award, pledge, dispose of, or permit a Lien (other than a Company Permitted Lien) to be created, or agree to issue, sell, grant, award, pledge, dispose of, or permit a Lien (other than a Company Permitted Lien) to be created, on any Company Shares, or other equity or voting interests or any options, stock appreciation rights, warrants, calls, conversion or exchange privileges or rights of any kind to acquire (whether on exchange, exercise, conversion or otherwise) any Company Shares or other equity or voting interests or other securities or any shares of its Subsidiaries (including, for greater certainty, Company Incentive Awards), other than pursuant to the exercise or settlement of any Company Incentive Awards that are outstanding as of the date hereof and that are disclosed in Schedule (g)(ii) of the Company Disclosure Letter;
(ii)amend or propose to amend the notice of articles, articles or other constating documents of the Company and its Subsidiaries or the terms of any securities of the Company or any of its Subsidiaries;
(iii)declare, accrue, set aside or pay any dividend or make any other distribution to Company Shareholders (whether in cash, securities or property or any combination thereof) in respect of any Company Shares or the securities of any of its Subsidiaries, other than Company Permitted Dividends or Company Permitted Share Dividends;
(iv)other than in connection with any Pre-Acquisition Reorganization or as disclosed in Schedule 5.1(d)(iv) of the Company Disclosure Letter, split, consolidate or reclassify any outstanding Company Shares or the securities of any of its Subsidiaries or undertake any other capital reorganization other than a Company Permitted Consolidation;
(v)redeem, purchase or offer to purchase any Company Shares or other securities of the Company or any shares or other securities of its Subsidiaries, other than (i) in connection with any Pre-Acquisition Reorganization or as disclosed in Schedule 5.1(d)(v) of the Company Disclosure Letter, (ii) pursuant to any share redemption or repurchase program of the Company that is disclosed in Section 5.1(d)(v) of the Company Disclosure Letter, and (iii) pursuant to the settlement of any Company Incentive Awards that are outstanding as of the date hereof and that are disclosed in Schedule (g)(ii) of the Company Disclosure Letter, in each case in accordance with their terms and except as may be required in connection with a Pre-Acquisition Reorganization;

(vi)except in connection with a Pre-Acquisition Reorganization or as disclosed in Schedule 5.1(d)(vi) of the Company Disclosure Letter, reorganize, amalgamate or merge the Company or any of its Subsidiaries with any other Person;
(vii)except as disclosed in Schedule 5.1(d)(vii) of the Company Disclosure Letter or in connection with a Pre-Acquisition Reorganization, reduce the stated capital of the shares of the Company or of any of its Subsidiaries;
(viii)other than as disclosed in Schedule 5.1(d)(viii) of the Company Disclosure Letter, sell, lease, dispose of, licence, permit a Lien (other than a Company Permitted Lien) to be created on or agree to sell, dispose of, licence, permit a Lien (other than a Company Permitted Lien) to be created on or otherwise transfer (other than through the creation of a Company Permitted Lien) any Other Company Assets or in any interest in any Other Company Assets;
(ix)other than as disclosed in Schedule 5.1(d)(ix) of the Company Disclosure Letter, acquire (by merger, consolidation, acquisition of stock or assets or otherwise) or agree to acquire, directly or indirectly, in one transaction or in a series of related transactions, any Person, or make any investment or agree to make any investment (by purchase of shares or securities, contributions of capital (other than to wholly-owned Subsidiaries), property transfer, purchase of any property or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, in any Person, other than acquisitions of assets, equipment and supplies in the ordinary course with a value that does not exceed $20 million (in the aggregate), excluding capital expenditures permitted by Section 5.1(d)(xxii);
(x)incur, create, assume or otherwise become liable for any indebtedness for borrowed money or any other material liability or obligation or issue any debt securities, or guarantee or otherwise become responsible for, the obligations of any other Person or make any loans or advances to any Person that is not a Subsidiary of the Company in excess of $20 million (in the aggregate), except (A) in connection with ordinary course working capital needs (including, without limitation, the indebtedness incurred or to be incurred under the Company Credit Facility), or (B) as may be disclosed in Section 5.1(d)(x) of the Company Disclosure Letter;
(xi)adopt a plan of liquidation or resolutions providing for the winding-up, liquidation or dissolution of the Company or any of its Subsidiaries;
(xii)other than as disclosed in Schedule 5.1(d)(xii) of the Company Disclosure Letter, pay, discharge, settle, satisfy, compromise, waive, assign or release any material claims, liabilities or obligations prior to the same becoming due, other than (A) the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company’s financial statements or incurred in the ordinary course, (B) for an aggregate amount of no greater than $5 million, or (C) payment of any fees related to the Arrangement and that are disclosed in Schedule 5.1(d)(xii) of the Company Disclosure Letter;
(xiii)waive, release, grant, transfer, exercise, modify or amend in any material respect, other than in the ordinary course, any material Authorization, lease, concession, contract or other document (excluding any Company Royalty and Stream Agreements, which are governed under Section 5.1(c));
(xiv)take any action or fail to take any action which action or failure to act would result in the material loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension, revocation or limitation of rights under, any material Authorizations necessary to conduct its businesses as now conducted or planned to be conducted;

(xv)other than (A) as disclosed in Schedule 5.1(d)(xv) of the Company Disclosure Letter, (B) as required by the terms of the Company Equity Incentive Plans in the ordinary course, (C) in accordance with this Agreement or the Plan of Arrangement, or (D) as is necessary to comply with applicable Laws or the current terms of any Contracts or Company Benefit Plans: (1) grant to any Company Employee an increase in compensation in any form, or grant any general salary increase (other than base salary increases for Company Employees in the ordinary course); (2) make any loan to any Company Employee (other than expense reimbursements in the ordinary course); (3) take any action with respect to the grant of any severance, retention, change of control or bonus (or other payment that would be triggered by the transactions contemplated herein) to, or enter into any employment agreement, deferred compensation or other similar agreement (or amend any such existing agreement) with, any Company Employee, former Company Employee, director, officer, contractor, former contractor or agent of the Company or any of its Subsidiaries, or to any other Person; (4) increase any benefits payable under any existing severance or termination pay policies or employment agreements, or adopt or materially amend or make any contribution to any Company Benefit Plan or other bonus, profit sharing, option, pension, retirement, deferred compensation, insurance, incentive compensation, compensation or other similar plan, agreement, trust, fund or arrangement for the benefit of directors or Company Employees or former directors or former Company Employees; (5) adopt, enter into, establish, modify, amend or terminate any Company Benefit Plan or any benefit plan, program, policy, practice, program, agreement, arrangement, or undertaking that would be a Company Benefit Plan if in effect as of the date of hereof; (6) increase bonus levels or other benefits payable to any director or executive officer; (7) provide for accelerated vesting, removal of restrictions or an exercise of any stock-based or stock-related awards (including stock options); (8) establish, adopt or amend (except as required by applicable Law) any collective bargaining agreement or similar agreement; (9) hire or engage, or amend the terms of employment or engagement of, any Company Employee or independent contractor with total annual salaries or fees for services (as applicable) exceeding $250,000 (other than to replace any existing Company Employee or dependent or independent contractor performing a similar function on substantially similar annual salaries or fees for services, as applicable); or (10) terminate the employment or engagement of any Company Employees (vice president or above), directors or other material service providers (other than for cause);
(xvi)save and except in connection with the termination of the Company Credit Facility pursuant to Section 5.9(a), enter into or terminate any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or other financial instruments or like transaction other than in the ordinary course;
(xvii)materially change the business carried on by the Company and its Subsidiaries, as a whole;
(xviii)amend its accounting policies or adopt new accounting policies, except as required by concurrent changes in IFRS;
(xix)knowingly take any action or knowingly permit any inaction or knowingly enter into any transaction (other than the implementation and fulfillment of a Pre-Acquisition Reorganization and actions taken in the ordinary course) that would have the effect of preventing the Purchaser or a Subsidiary of the Purchaser from obtaining a tax cost “bump”, otherwise available, pursuant to paragraphs 88(1)(c) and (d) of the Tax Act in respect of the non-depreciable capital property owned by the Company or a Subsidiary of the Company for the purposes of the Tax Act upon an amalgamation with the Company or such Subsidiary or a winding-up of the Company or such Subsidiary into the Purchaser or a Subsidiary of the Purchaser (or successor by amalgamation to the Purchaser or a Subsidiary of the Purchaser);
(xx)enter into any Contract or series of Contracts resulting in a new Contract or series of related new Contracts having a term in excess of 12 months and that would not be terminable by the Company or its Subsidiaries upon notice of 90 days or less from the date of the relevant Contract, or that would impose financial obligations on the Company or any of its Subsidiaries in excess of $20 million (in the aggregate) or would otherwise be a Company Material Contract, except as disclosed in Schedule 5.1(d)(xx) of the Company Disclosure Letter;
(xxi)(A) alter, amend or otherwise modify or supplement, or waive any Company Material Contract with Horizon (save for non-material amendments), except as disclosed in Schedule 5.1(d)(xxi) of the Company Disclosure Letter; (B) with respect to any Company Material Contract: (x) to which Horizon is not party; and (y) which is not a Principal Company Royalty and Stream Agreement, alter, amend, or otherwise modify or supplement or waive any material provision or condition of, any such Company Material Contract (other than the Company Credit Facility pursuant to Section 5.9); (C) enter into any new Company Standstill Agreement; or (D) alter, amend or otherwise modify or supplement, or waive, any Company Indemnity or Payment Agreement;
(xxii)incur any capital expenditures or enter into any agreement obligating the Company or its Subsidiaries to provide for future capital expenditures involving payments in excess of $5 million (in the aggregate), other than expenditures pursuant to existing commitments and as disclosed in Schedule 5.1(d)(xxii) of the Company Disclosure Letter;
(xxiii)cause or permit any Subsidiary of the Company to take any action which would render, or which would reasonably be expected to render, any representation or warranty made by the Company in this Agreement untrue or inaccurate in any material respect (disregarding for this purpose all materiality or Company Material Adverse Effect qualifications contained therein); or
(xxiv)commence, as plaintiff, any legal proceeding before a Governmental Entity that would reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby;
(xxv)except as set out in Schedule 5.1(d)(xxv) of the Company Disclosure Letter, alter, amend or otherwise modify or supplement, or waive any material provision of the Strategic Review Assets, which for clarity shall include any settlement, waiver, amendment, restructuring, or deferment of the maturity date of amounts payable thereunder; or
(xxvi)take any action or fail to take any action which action or failure to act would result in the Company and any of its Subsidiaries to, whether individually or jointly with any associates, affiliates, or other persons, hold more than 19.99% of the total outstanding common shares in the capital of the Strategic Review Party on a non-diluted basis;
(e)terminate, let lapse or amend or modify any insurance policy maintained by the Company and its Subsidiaries; and except as contemplated by Section 5.15, the Company shall use its commercially reasonable efforts to cause its and its Subsidiaries’ current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect, provided that, subject to Section 5.15, neither the Company nor any of its Subsidiaries shall obtain or renew any insurance (or re-insurance) policy for a term exceeding 12 months;
(f)the Company and each of its Subsidiaries shall:
(i)duly and timely file all Tax Returns required to be filed by it on or after the date hereof and all such Tax Returns will be true, complete and correct in all material respects;
(ii)timely deduct, withhold, collect, remit and pay all Taxes which are required to be deducted, withheld, collected, remitted or paid by it to the extent due and payable;
(iii)not make, change or rescind any material election, information return or designation relating to Taxes, except as may be required by applicable Laws;
(iv)not make a request for a Tax ruling, voluntarily disclose any potential or actual Tax issue to any taxing authority, or enter into or amend any agreement with any taxing authorities, or consent to any extension or waiver of any limitation period with respect to Taxes;
(v)not settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes affecting the Company or any of its Subsidiaries (other than the payment, discharge or satisfaction of liabilities reflected in or reserved against in the audited consolidated financial statements of the Company for the year ended December 31, 2024);
(vi)not surrender any right to claim any abatement, reduction, deduction, exemption, credit or refund in respect of Taxes;
(vii)not enter into any Tax Sharing Agreement;
(viii)terminate all Tax Sharing Agreements without further liability to Purchaser, the Company, or its Subsidiaries following the Effective Time;
(ix)not amend any Tax Return or change any of its methods or periods of reporting income, deductions or accounting for income Tax purposes from those employed in the preparation of its income Tax Return for the tax year ended December 31, 2024, except as may be required by applicable Laws; and
(x)keep the Purchaser reasonably informed of any events, discussions, correspondence or other action with respect to any Tax audit, investigation or assessment (other than ordinary course communications which could not reasonably be expected to be material to the Company and its subsidiaries); and
(g)the Company shall not authorize, agree or otherwise commit to do any of the matters otherwise prohibited by this Section 5.1.
5.2Covenants of the Company Relating to the Arrangement
The Company covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, it shall, and shall cause its Subsidiaries to perform all obligations required to be performed by the Company or any of its Subsidiaries under this Agreement, co-operate with the Purchaser in connection therewith, and do all such other acts and things as may be reasonably necessary or desirable in order to consummate and make effective the transactions contemplated in this Agreement and the Company shall, and shall cause its Subsidiaries to:

(a)other than in respect of the Regulatory Approvals, which shall be governed by Section 5.10, use its commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from it or its Subsidiaries relating to the Arrangement;
(b)use its commercially reasonable efforts to obtain all third party consents, approvals and notices required to complete the transactions contemplated by this Agreement under any of the Company Material Contracts (other than the Company Credit Facility);
(c)upon reasonable consultation with the Purchaser, use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings against the Company challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;
(d)other than in respect of the Regulatory Approvals, which shall be governed by Section 5.10, use commercially reasonable efforts to satisfy all conditions precedent in Section 6.1 and Section 6.2 of this Agreement and take all steps set forth in the Interim Order and the Final Order applicable to it and comply promptly with all requirements imposed by Law on it or its Subsidiaries with respect to this Agreement or the Arrangement to the extent the same is within its control;
(e)use its commercially reasonable efforts to carry out all actions necessary to ensure the availability of the exemption from registration under Section 3(a)(10) of the U.S. Securities Act and applicable U.S. state securities laws for the issuance of the Consideration Shares pursuant to the Plan of Arrangement;
(f)cooperate with, and provide commercially reasonable assistance to, Purchaser in the preparation of an election by the Company pursuant to subparagraph (c)(i) of the definition of “public corporation” contained in subsection 89(1) of the Tax Act such that the Company ceases to be a “public corporation” for the purposes of the Tax Act;
(g)not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with this Agreement or the Horizon Support Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement or the transactions contemplated by this Agreement or the Horizon Support Agreement, provided that for the avoidance of doubt nothing in this Section 5.2(g) shall require the Company to (w) change the time for performance of any of the obligations or acts of the Purchaser or AcquireCo; (x) waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto; (y) waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Purchaser or AcquireCo; or (z) waive compliance with or modify any conditions in Section 6.1 or Section 6.3;
(h)use its and their commercially reasonable efforts to procure, effective as of the Effective Time, resignations and mutual releases in form and substance satisfactory to the Company and the Purchaser, acting reasonably, from the directors and officers of the Company and its Subsidiaries (other than any directors and officers who will be continuing their employment or services with the Company or the Purchaser after the Effective Time);
(i)promptly (and, in any event, within 24 hours) notify the Purchaser of:
(i)any Company Material Adverse Effect or change, effect, event, occurrence or state of facts or circumstance that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(ii)any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation)

of such Person (or another Person) is required in connection with this Agreement or the Arrangement; or
(iii)any material proceedings commenced or, to the knowledge of the Company, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries in connection with this Agreement or the Arrangement. The Company shall give Purchaser a reasonable opportunity to participate in the defense or settlement of any substantive shareholder litigation against the Company or its directors or officers relating to the Arrangement, and no such settlement shall be agreed to without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.
5.3Covenants of the Company Relating to the Horizon Arrangement
(a)The Company shall comply with its obligations under the Horizon Support Agreement in all material respects.
(b)The Company shall not: (i) take any action that would cause a breach by Horizon of Horizon’s material obligations under the Horizon Arrangement Agreement; (ii) fail to take any action (provided that such action is commercially reasonable) that would cause a breach by Horizon of Horizon’s material obligations under the Horizon Arrangement Agreement; and (iii) consent, assent or approve to any breach by Horizon of Horizon’s material obligations under the Horizon Arrangement Agreement.
5.4Covenants of the Company Relating to TSX and NYSE Delisting
Prior to the Effective Date, the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the TSX and the NYSE to cause the delisting of the Company Shares from the TSX and the NYSE as promptly as practicable after the Effective Time.
5.5Covenants of the Purchaser and AcquireCo Relating to the Conduct of Business
Each of the Purchaser and AcquireCo covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, except (i) as required by Law; (ii) with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed); (iii) as set out in the Purchaser Disclosure Letter (which disclosures shall apply against any covenants to which it is reasonably apparent they should relate); or (iv) as otherwise expressly contemplated or permitted by this Agreement or the Plan of Arrangement:
(a)it shall, and shall cause each of its Subsidiaries to, conduct its and their respective businesses in, not take any action except in, and maintain and preserve its and their respective assets, contractual rights (including under Purchaser Royalty and Stream Agreements), facilities, books and records in the ordinary course and shall use commercially reasonable efforts to, maintain and preserve in all material respects its and their present business organization, operations, assets, contractual rights (including under Purchaser Royalty and Stream Agreements), properties and goodwill, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships consistent with past practice with suppliers, distributors, counterparties under Purchaser Royalty and Stream Agreements, employees and Governmental Entities having business relationships with them;

(b)without limiting the generality of Section 5.5(a):
(i)the Purchaser shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, lease, dispose of, licence, permit a Lien (other than a Purchaser Permitted Lien) to be created on or agree to sell, dispose of, licence, permit a Lien (other than a Purchaser Permitted Lien) to be created on or otherwise transfer (other than through the creation of Purchaser Permitted Lien) any Principal Purchaser Royalty and Stream Interest or in any interest in a Principal Purchaser Royalty and Stream Interest;
(ii)the Purchaser shall not, and shall not permit any of its Subsidiaries to, directly or indirectly other than as disclosed in Schedule 5.5(b)(ii) of the Purchaser Disclosure Letter, sell, lease, dispose of, licence, permit a Lien (other than a Purchaser Permitted Lien) to be created on or agree to sell, dispose of, licence, permit a Lien (other than a Purchaser Permitted Lien) to be created on or otherwise transfer (other than through the creation of Purchaser Permitted Lien) any Remaining Purchaser Royalty and Stream Interest or in any interest in a Remaining Purchaser Royalty and Stream Interest;
(iii)the Purchaser shall comply (and cause its Subsidiaries to comply) with their respective material obligations under the Principal Purchaser Royalty and Stream Agreements;
(iv)the Purchaser shall comply (and cause its Subsidiaries to comply) with their respective obligations under the Remaining Purchaser Royalty and Stream Agreements, except for such non-compliances as would not individually or in the aggregate materially and adversely impact the Purchaser and its Subsidiaries;
(v)the Purchaser shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, alter, amend or otherwise modify or supplement, or waive any material provision of a Principal Purchaser Royalty and Stream Agreement;
(vi)the Purchaser shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, alter, amend or otherwise modify or supplement, or waive any provision of a Remaining Purchaser Royalty and Stream Agreement except for such alterations, amendments, modifications, supplements or waivers as would not individually or in the aggregate materially and adversely impact the Purchaser and its Subsidiaries;
(vii)the Purchaser shall not, and shall not permit any of its Subsidiaries to, directly or indirectly to take or omit to take any action, or cause or permit any of its Subsidiaries to take or omit to take any action, which would cause any loss or diminishment of any of its contractual rights under any Purchaser Royalty and Stream Agreement, except as would not individually or in the aggregate materially and adversely impact the Purchaser and its Subsidiaries;
(c)without limiting the generality of Section 5.5(a), the Purchaser shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
(i)issue, sell, grant, award, pledge, dispose of, or permit a Lien (other than a Purchaser Permitted Lien) to be created on, or agree to issue, sell, grant, award, pledge, dispose of, or permit a Lien (other than a Purchaser Permitted Lien) to be created, any Purchaser Shares, other than: (A) pursuant to the exercise or settlement of any Purchaser Incentive Awards that are outstanding as of the date hereof in accordance with their terms or as required by the terms of the Purchaser Incentive Plan; (B) Purchaser Incentive Awards that are issued in the ordinary course (including for the avoidance of doubt pursuant to the exercise or settlement of any such awards); or (C) issuance of Purchaser Shares in connection with the acquisition of securities or assets of one or more third parties, provided that the aggregate number of Purchaser Shares issued in respect of all such transactions, individually or in the aggregate, shall not exceed 2% of the Purchaser Shares issued and outstanding at the date hereof;
(ii)amend or propose to amend the articles, by laws or other constating documents of AcquireCo or the Purchaser or the terms of any securities of AcquireCo or the Purchaser;
(iii)split, consolidate or reclassify any Purchaser Shares or undertake any other capital reorganization, or declare, accrue, set aside or pay any dividend or other distribution to Purchaser Stockholders (whether in cash, securities or property or any combination thereof) in respect of any Purchaser Shares, other than Purchaser Permitted Dividends and the declaration and issuance of rights in connection with a shareholder rights plan, stockholder rights agreement or similar “poison pill” adopted, renewed, amended or terminated by the Purchaser in a manner that (A) does not prevent or materially delay consummation of the Arrangement and (B) “grandfathers” Persons who are Company Shareholders at the time of such declaration and issuance, adoption, renewal, amendment or termination, if and as necessary to ensure such Company Shareholders are not adversely impacted (in comparison to a Purchaser Stockholder) by such declaration and issuance of rights, adoption, renewal, amendment or termination;
(iv)reorganize, amalgamate or merge the Purchaser or any of its Subsidiaries with any other Person, other than any internal reorganizations between the Purchaser and its Subsidiaries;
(v)reduce the stated capital of the Purchaser Shares;
(vi)except as disclosed in Schedule 5.5(c)(vi) of the Purchaser Disclosure Letter, acquire (by merger, consolidation, acquisition of stock or assets or otherwise) or agree to acquire, directly or indirectly, in one transaction or in a series of related transactions, any Person, or make any investment or agree to make any investment (by purchase of shares or securities, contributions of capital (other than to wholly-owned Subsidiaries), property transfer, purchase of any property or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, in any Person, other than acquisitions (A) in the ordinary course or (B) where the value of such acquisitions, investments, contributions of capital, property transfers or purchases does not exceed $500 million;
(vii)adopt a plan of liquidation or resolutions providing for the winding up, liquidation or dissolution of AcquireCo or the Purchaser;
(viii)materially change the business carried on by the Purchaser and its Subsidiaries, as a whole;
(ix)waive, release, grant, transfer, exercise, modify or amend in any material respect, other than in the ordinary course, any material Authorization, lease, concession, contract or other document (excluding any Purchaser Royalty and Stream Agreements, which are governed under Section 5.5(b));
(x)commence, as plaintiff, any legal proceeding before a Governmental Entity that could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby;
(xi)cause or permit any Subsidiary of the Purchaser to take any action which would render, or which reasonably may be expected to render, any representation or warranty made by the Purchaser in this Agreement untrue or inaccurate in any material respect (disregarding for this purpose all materiality or Purchaser Material Adverse Effect qualifications contained therein); and
(d)the Purchaser shall not authorize, agree or otherwise commit to do any of the matters otherwise prohibited by this Section 5.5.
5.6Covenants of the Purchaser and AcquireCo Relating to the Arrangement
(a)Each of AcquireCo and the Purchaser covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, it shall and shall cause its Subsidiaries to perform all obligations required to be performed by AcquireCo, the Purchaser or any of their Subsidiaries under this Agreement, co-operate with the Company in connection therewith, and do all such other acts and things as may be reasonably necessary or desirable in order to consummate and make effective the transactions contemplated in this Agreement and each of AcquireCo and the Purchaser shall, and shall cause its Subsidiaries to:
(i)other than in respect of the Regulatory Approvals, which shall be governed by Section 5.10, use its commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from it or its Subsidiaries relating to the Arrangement;
(ii)use its commercially reasonable efforts to obtain all third party consents, approvals and notices required to complete the transactions contemplated by this Agreement under any of the Purchaser Material Contracts;
(iii)upon reasonable consultation with the Company, use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings against AcquireCo or the Purchaser challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;
(iv)other than in respect of the Regulatory Approvals, which shall be governed by Section 5.10, use commercially reasonable efforts to satisfy all conditions precedent in Section 6.1 and Section 6.3 of this Agreement to the extent the same is within its control and take all steps set forth in the Interim Order and the Final Order applicable to it and comply promptly with all requirements imposed by Law on it or its Subsidiaries with respect to this Agreement or the Arrangement;
(v)use its commercially reasonable efforts to carry out all actions necessary to ensure the availability of the exemption from registration under Section 3(a)(10) of the U.S. Securities Act and applicable U.S. state securities laws for the issuance of the Consideration Shares pursuant to the Plan of Arrangement;
(vi)not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement or the transactions contemplated by this Agreement, provided that for the avoidance of doubt nothing in this Section 5.6(a)(vi) shall require the Purchaser to (w) change the time for performance of any of the obligations or acts of the Company; (x) waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto; (y) waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Company; or (z) waive compliance with or modify any conditions in Section 6.1 or Section 6.2; and

(vii)promptly (and, in any event, within 24 hours) notify the Company of:
(A)any Purchaser Material Adverse Effect or change, effect, event, occurrence or state of facts or circumstance that would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect;
(B)any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person (or another Person) is required in connection with this Agreement or the Arrangement; or
(C)any material proceedings commenced or, to the knowledge of the Purchaser, threatened against, relating to or involving or otherwise affecting the Purchaser or any of its Subsidiaries in connection with this Agreement or the Arrangement.
(b)With respect to the Consideration Shares, the Purchaser shall:
(i)apply for and use its commercially reasonable efforts to obtain approval of the listing for trading on Nasdaq by the Effective Time of the Purchaser Shares issuable pursuant to the Arrangement, subject to official notice of issuance;
(ii)apply for and use its commercially reasonable efforts to obtain approval of the listing for trading on the Nasdaq by the Effective Time of the Purchaser Shares issuable upon exercise of the Company Options, subject to official notice of issuance; and
(iii)to the extent the Purchaser deems necessary, on or as promptly as practicable following the Effective Date, file a registration statement on Form S-8 with the U.S. SEC to register the issuance of Purchaser Shares upon exercise of the Company Options.
(c)The Company shall use commercially reasonable efforts to cooperate with the Purchaser in connection with the matters described under Section 5.6(b), including by providing information reasonably requested by the Purchaser in connection therewith.
(d)Each of AcquireCo and the Purchaser shall ensure that the Consideration Shares shall, at the Effective Time, either be registered or qualified under all applicable U.S. state securities laws, or exempt from such registration and qualification requirements.
5.7Covenants of the Purchaser Relating to the Horizon Arrangement
(a)The Purchaser shall not, without the prior written consent of the Company, which shall not be unreasonably withheld or delayed, take any action that would amend the Horizon Arrangement Agreement for any of the following purposes:
(i)so that the Outside Date (as such term is defined in the Horizon Arrangement Agreement) becomes a date that is later than January 6, 2026;
(ii)so that the consideration payable to the securityholders of Horizon is decreased;
(iii)so that the covenants of the Purchaser and AcquireCo in Section 5.4 of the Horizon Arrangement Agreement are amended to make such covenants less burdensome on either of the Purchaser or AcquireCo;
(iv)so that the conditions to closing are amended in any material respect; or
(v)so that the termination rights of either party to the Horizon Arrangement Agreement are amended in any material respect.
(b)The Purchaser shall, subject to compliance with applicable Laws, provide information reasonably requested by the Company regarding the status of the Horizon Arrangement and the Horizon Arrangement’s progress towards consummation, including by providing the Company with a reasonable opportunity to discuss the same with the Purchaser, provided, however, that the Purchaser shall not be required to provide the Company with any information that would violate any contractual obligation of the Purchaser or the Purchaser’s Subsidiaries or breach, contravene or violate any applicable Law.
5.8Control and Supervision of the Company and the Purchaser
Nothing in this Agreement shall give one Party, directly or indirectly, the right to direct or control the other Party’s business or operations prior to the Effective Date. Prior to the Effective Date, each Party shall exercise, consistent with the terms of this Agreement, complete control and supervision over its own business and operations. Nothing in this Agreement, including any of the restrictions set forth herein, shall be interpreted in such a way as to place any Party in violation of Law.
5.9Termination of Company Credit Facility; Consents under Purchaser Credit Facility
(a)The Company shall deliver to the Purchaser at least two business days prior to the Effective Date a payout statement in form reasonably satisfactory to the Purchaser, setting forth, if applicable, the total amounts payable pursuant to the Company Credit Facility (if any) to fully satisfy all principal, interest, fees, costs, and expenses owed to each holder of indebtedness under the Company Credit Facility (including to fully cash collateralize all outstanding cash management obligations, letters of credit, bankers’ acceptances and hedging arrangements under the Company Credit Facility or with a lender under the Company Credit Facility or an affiliate of such lender, which may be satisfied by the Company) as of the anticipated Effective Date (and any applicable per diem amounts), together with appropriate wire instructions, together with a release and discharge from the administrative agent under the Company Credit Facility that upon payment in full of all such amounts owed to the administrative agent, the lenders under the Company Credit Facility and affiliates of such lenders (if any), (i) all indebtedness under such Company Credit Facility shall be discharged and satisfied in full (other than contingent obligations not then due, obligations which survive the termination of the Company Credit Facility and obligations in respect of cash management agreements, letters of credit, bankers’ acceptances and hedging arrangements with respect to which arrangements will be made to the satisfaction of the applicable cash management counterparties, issuing banks and hedge counterparties, respectively, and the Purchaser and the Company), (ii) all loan documents entered into in connection with the Company Credit Facility shall be terminated with respect to the Company and its Subsidiaries that are borrowers or guarantors thereof (or the assets of which secure such indebtedness, if applicable) and (iii) all Liens on the Company and its Subsidiaries and their respective assets relating to the Company Credit Facility (other than Liens securing obligations in respect of cash management obligations, letters of credit, bankers’ acceptances and hedging arrangements that may survive pursuant to the terms of such payoff letter) shall be released and terminated, together with an undertaking to deliver any applicable documents necessary to evidence the release and termination of such Liens and any guarantees by the Company and its Subsidiaries in respect of the Company Credit Facility.
(b)The Purchaser shall make adequate arrangements, and the Company shall cooperate with the Purchaser in making such arrangements, such that all outstanding indebtedness under the Company Credit Facility, as described in Section 5.9(a), shall be repaid in full by the Purchaser to the appropriate lenders so as to permit the full repayment and termination of the Company Credit Facility as contemplated therein concurrent with the Effective Time.
(c)The Purchaser shall use commercially reasonable efforts, at its sole cost and expense (notwithstanding any provision in this Agreement to the contrary), to obtain concurrent with the Effective Time all necessary waivers, consents or amendments to the Purchaser Credit Facility to give effect to the transactions contemplated by this Agreement and the Arrangement such that there shall be no default or event of default (however denominated)

under the Purchaser Credit Facility through the Effective Time, and the Purchaser shall provide copies of such waivers, consents or amendments (to the extent required) to the Purchaser Credit Facility to the Company at least one business day prior to the Effective Date.
5.10Regulatory Approvals
(a)Each of the Purchaser and the Company will, and will cause their respective Subsidiaries to, use commercially reasonable efforts to obtain the Regulatory Approvals as promptly as practicable and in any event so as to allow the Effective Time to occur before the Outside Date. Without limiting the generality of the foregoing:
(i)unless mutually agreed to in writing otherwise between the Purchaser and the Company, with respect to the transactions contemplated by this Agreement:
(A)the Purchaser shall, within 10 business days of the date of this Agreement, file with the Commissioner a request for an Advance Ruling Certificate or, in the alternative, a No Action Letter;
(B)if the Canadian Competition Act Approval is not obtained within 16 calendar days following the aforementioned filing by the Purchaser, any time thereafter either the Purchaser or the Company may notify the other in writing of its intention to file a complete pre-merger notification form pursuant to Section 114 of the Competition Act, in which case the Purchaser and the Company shall each file its respective pre-merger notification form within 10 business days after having received such written notice; and
(C)the Purchaser shall, within 10 business days of the date of this Agreement, file with the Director of Investments under the Investment Canada Act an application for review pursuant to Subsection 17(1) of the Investment Canada Act and, in connection with such filing, request feedback from the responsible Governmental Entity as soon as practicable thereafter, and the Purchaser shall submit its proposed written undertakings within 5 business days of receipt of such initial feedback from the responsible Governmental Entity on its application for review; and
(D)the Purchaser and the Company shall, within 15 business days of the date of the Agreement, file with the SA Competition Commission a joint merger notification, prepared in accordance with the requirements under the SA Competition Act; and
(ii)the Purchaser and the Company will, and will cause their respective Subsidiaries to, use commercially reasonable efforts to promptly furnish to any applicable Governmental Entity all additional information, documents or other materials that may be requested by any such Governmental Entity in connection with the Regulatory Approvals.
(b)The Purchaser and the Company will, and will cause their respective Subsidiaries to, coordinate and cooperate in exchanging information and supplying assistance that is reasonably requested in connection with this Section 5.10, including (i) providing each other with advance copies of and a reasonable opportunity to comment on all notices, filings, requests, submissions and other documents or information to be supplied to or filed with any Governmental Entity in connection with the Regulatory Approvals and considering in good faith any suggestions made by the other Party with respect to such notices, filings, requests, submissions and other documents or information; (ii) promptly providing each other with final copies of all notices, filings, requests, submissions and other documents or information supplied to or filed with any Governmental Entity and all notices, correspondence or other documents or information received from any Governmental Entity in connection with the

Regulatory Approvals; (iii) keeping the other Party and their respective counsel fully apprised of all written (including email) and oral communications and all meetings with any Governmental Entity in connection with the Regulatory Approvals, and, unless participation by a party is prohibited by applicable Law or by such Governmental Entity, neither party will engage in any such communications or meetings with a Governmental Entity without first giving the other Party or its external counsel a full and reasonable opportunity to participate; and (iv) providing the other Party, at a Party’s reasonable request, with any information that is in the first Party’s possession, or under its direction or control, that may be required or useful in connection with the matters in this Section 5.10.
(c)To the extent that any information or documentation to be provided by one Party to the other Party pursuant to this Section 5.10 is, in the reasonable view of the disclosing party, competitively sensitive, the disclosing party may supply such information or documentation on an “external counsel only basis” (or otherwise on a restricted basis at the disclosing party’s sole discretion) and such receiving party will not request or otherwise receive such information from any Persons to whom the disclosed information or documentation has been provided, while the disclosing party shall provide a redacted version of any such materials to the receiving party.
(d)The Parties, acting reasonably and diligently, will mutually determine and direct the efforts and strategy to obtain the Regulatory Approvals, provided, however, that, in the event of a disagreement between the Purchaser and Company regarding the strategy to obtain the Regulatory Approvals, the Purchaser shall make available its Chief Executive Officer to discuss the strategy with the Chief Executive Officer (or any other Person nominated by the Chief Executive Officer) of the Company and the Purchaser’s Chief Executive Officer shall give good faith consideration to the Company’s views before making a final decision, acting reasonably and in accordance with the Purchaser’s obligations in Section 5.10(e), on the strategy to take to obtain the Regulatory Approvals.
(e)For greater certainty, and notwithstanding anything to the contrary in this Agreement, in connection with obtaining the Key Regulatory Approvals, except in respect of the Purchaser’s obligation to offer and agree to undertakings necessary to obtain approval by the responsible Minister under Part IV of the Investment Canada Act, provided that such undertakings would not, in the aggregate, be reasonably expected to have a material adverse effect on the business or the results of operations of the Company and its Subsidiaries, taken as a whole, the Purchaser will not be required to offer, negotiate, effect or agree to: (A) the sale, divestiture, licensing or other disposition of all or any part of the businesses or assets of the Purchaser, the Company or any affiliate thereof; (B) the termination of any existing contractual rights, relationships and obligations or entry into, or amendment, of any licensing arrangements; (C) the taking of any action that, after consummation of the transactions contemplated by this Agreement, would limit the freedom of action of, or impose any other requirement on the Purchaser, the Company or any affiliate thereof with respect to the operation of one or more of the businesses or the assets of the Purchaser, the Company or any affiliate thereof; and (D) complete the transactions contemplated by this Agreement into a hold separate arrangement.
(f)The Purchaser and the Company shall (and shall cause their respective Subsidiaries to, as applicable) file, as promptly as practicable but in any event within 30 business days after the date of this Agreement or such other date as the Purchaser and the Company may reasonably agree, any other filings or notifications under any other applicable federal, provincial, state or foreign Law required to obtain any other Regulatory Approvals and which is not otherwise explicitly addressed in this Section 5.10.

(g)The Purchaser and the Company each will pay half of any filing fees (including any Taxes thereon) in respect of any filing made to any Governmental Entity in respect of any Regulatory Approvals.
(h)AcquireCo, the Purchaser and the Company shall not (and shall cause their respective Subsidiaries not to) enter into any transaction, investment, agreement, arrangement or joint venture or take any other action or fail or refrain from taking any commercially reasonable action, the effect of which would reasonably be expected to make obtaining the Regulatory Approvals materially more difficult or challenging, or reasonably be expected to materially delay the obtaining of the Regulatory Approvals.
(i)AcquireCo, the Purchaser and the Company shall use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable efforts to defend any judicial or administrative action or similar proceeding instituted (or threatened to be instituted) or pending by or before any Governmental Entity under any Law and to have any such action or proceeding withdrawn or discontinued and any stay, restraining order, injunction or similar order entered by any Governmental Entity vacated, lifted, reversed, or overturned.
5.11Employment Matters
(a)Prior to the Effective Time, the Company shall use commercially reasonable efforts to cause, and cause its Subsidiaries to cause, directors and officers of the Company and its Subsidiaries (other than any directors or officers who will be continuing their employment or services with the Company or the Purchaser after the Effective Time) to enter into mutual releases with the Company and its Subsidiaries of all claims against the other, in form and substance satisfactory to the Company and the Purchaser, acting reasonably, excluding any claims arising from (i) any rights to indemnity that the director or officer (including, for the avoidance of doubt, vice presidents and above) may have under applicable Law, including the BCBCA or the articles of the Company, or any agreement with the Company, (ii) any rights to contribution or indemnification that the director may have with respect to coverage under any applicable director’s and officer’s insurance policy of the Company and (iii) any amounts payable pursuant to the Arrangement.
(b)As of and from the Effective Time, the Purchaser shall cause the Company, its Subsidiaries and any successor to the Company to honour and fully comply with the terms of all of the severance, change of control, termination or other payment obligations of the Company or its Subsidiaries under the existing employment, consulting, change of control and severance agreements of the Company or its Subsidiaries which are disclosed in the Company Disclosure Letter.
5.12Pre-Acquisition Reorganization
(a)Subject to Section 5.12(b), the Company shall use commercially reasonable efforts to effect such reorganization of its business, operations, Subsidiaries and assets or such other transactions (each, a “Pre-Acquisition Reorganization”) as the Purchaser may reasonably request prior to the Effective Date, reasonably cooperate with the Purchaser in structuring, planning and implementing any such Pre-Acquisition Reorganization, and the Plan of Arrangement, if required, shall be modified accordingly in a manner acceptable to the Company, acting reasonably; provided, however, that the Pre-Acquisition Reorganization:
(i)will not prejudice the Company or the Company Shareholders;
(ii)would not impede or materially delay the consummation of the Arrangement;
(iii)does not require the approval of any of the Company Shareholders (other than the approval of the Arrangement Resolution);

(iv)is effected as close as reasonably practicable prior to the Effective Time, and, in any event, after all Regulatory Approvals have been obtained;
(v)shall not be effected until after the Purchaser has waived or confirmed that all of the conditions stipulated in the Purchaser’s favour under Section 6.1 and Section 6.2 have been satisfied, and has confirmed in writing that the Purchaser is prepared to promptly and without condition proceed to effect the Arrangement
(vi)does not require any filings with, notifications to or approvals of any Governmental Entity or third party which may not be made, effected or obtained prior to the Effective Date;
(vii)can be unwound in the event the Arrangement is not consummated without adversely affecting, or being prejudicial to, the Company, its Subsidiaries or the Company Shareholders;
(viii)does not result in a change of control, default or acceleration of any of the Company’s existing credit facilities, except as otherwise triggered by the Arrangement and the transactions contemplated herein;
(ix)does not unreasonably interfere with the Company’s operations prior to the Effective Time;
(x)does not result in any breach by the Company or any of its Subsidiaries of any Company Material Contract or Authorization material to the Company or any breach by the Company of the Company’s constating documents or by any of its Subsidiaries of their respective organizational documents or Law; and
(xi)does not require the Company or its Subsidiaries to take any action that could reasonably be expected to result in any Taxes being imposed on, or any adverse Tax or other consequences to, any Company Shareholder or holder of Company Incentive Awards incrementally greater than the Taxes or other consequences to such party in connection with the consummation of the Arrangement in the absence of any Pre-Acquisition Reorganization.
(b)Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to obtain any consents required to effect each Pre-Acquisition Reorganization. The Purchaser shall provide written notice to the Company of any proposed Pre-Acquisition Reorganization (which notice will include full particulars of all material steps and transactions with respect to such Pre-Acquisition Reorganization) at least 15 business days prior to the Effective Date.
(c)If this Agreement is terminated (other than by the Purchaser pursuant to Section 9.2(a)(iii)(A)), the Purchaser shall:
(i)forthwith reimburse the Company for all reasonable and documented out-of-pocket costs, fees and expenses incurred by the Company and its Subsidiaries in connection with any proposed Pre-Acquisition Reorganization, including all amounts relating to the considering, effecting, voiding, reversing or unwinding of a Pre-Acquisition Reorganization; and
(ii)indemnify and hold harmless the Company, its Subsidiaries and their respective officers, directors, employees, agents, advisors and Representatives from and against any and all liabilities, losses, damages, claims, penalties, interests, awards, judgements and Taxes suffered or incurred by any of them in connection with or as a result of any Pre-Acquisition Reorganization, including to reverse, terminate, modify or unwind any Pre-Acquisition Reorganization.

(d)The Purchaser acknowledges and agrees that the planning for and implementation of any Pre-Acquisition Reorganization shall not be considered a breach of any covenant under this Agreement and shall not be considered in determining whether a representation or warranty of the Company hereunder has been breached. The Purchaser and the Company shall work cooperatively and use commercially reasonable efforts to prepare prior to the Effective Time all documentation necessary and do such other acts and things as are necessary to give effect to such Pre-Acquisition Reorganization. For the avoidance of doubt, the Company shall not be liable for the failure of the Purchaser to benefit from any anticipated Tax efficiency as a result of a Pre-Acquisition Reorganization.
5.13Filings
The Parties will cooperate reasonably and in good faith to determine whether the transactions set out in this Agreement and any related transactions are required to be reported to any applicable taxing authority pursuant to section 237.3 or 237.4 of the Tax Act (or any provisions of similar effect) and, if so, the Parties shall cooperate to make such reporting in a comprehensive and timely manner, in the form required by such Law. The Parties may request reasonable representations and warranties from each other to the extent necessary to establish any factual matters relevant to the determination of whether reporting is required and the content of such reporting.
5.14Access to Information; Confidentiality
(a)From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to its terms, subject to compliance with applicable Law and the terms of any existing Contracts, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, afford to the Purchaser and to its Representatives such access as the Purchaser may reasonably require at all reasonable times, to the Company’s officers, employees, agents, properties, books, records and Contracts (including Tax Returns and Tax work papers), and shall furnish the Purchaser with all data and information as the Purchaser may reasonably request, provided that the Company shall not be required to afford such access or furnish such information to the extent that the Company believes, in its reasonable good faith judgment, that doing so would (i) result in the loss of attorney-client, work product or other privilege, (ii) result in the disclosure of any trade secrets of third parties or violate any obligations of the Company or any of the Company’s Subsidiaries with respect to confidentiality to any third party, or otherwise breach, contravene or violate any such effective Contract to which the Company or any Subsidiary of the Company is a party, or (iii) breach, contravene or violate any applicable Law. Without limiting the foregoing, during such period, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, afford the Purchaser and its Representatives such access to the Company Employees, the assets and property of the Company and its Subsidiaries and the data, information and records (including data, information and records relating to Company Employees and such monthly reports with respect to the operations of the Company and its Subsidiaries as the Purchaser may reasonably request) as is reasonably necessary in order for the Purchaser to observe the Company’s operations, to facilitate the closing of the Arrangement and the transition of the business of the Company and its Subsidiaries to the Purchaser; provided that any such access shall be during normal business hours upon reasonable advance notice to the Company, under the supervision of the Company’s personnel and in such a manner as not to interfere with the conduct of the Company’s business or any other businesses of the Company. All such access shall be at the sole risk of the Purchaser and its Representatives.

(b)The Purchaser and the Company acknowledge and agree that information furnished pursuant to this Section 5.14 shall be subject to the terms and conditions of the Confidentiality Agreement.
5.15Insurance and Indemnification
(a)All rights to indemnification existing in favour of the present and former directors and officers of the Company (each such present or former director or officer of the Company being herein referred to as an “Indemnified Party” and such persons collectively being referred to as the “Indemnified Parties”), as provided for in agreements to which the Company or any of its Subsidiaries is a party and that are in effect as of the date hereof (as set forth in Schedule 5.15(a) to the Company Disclosure Letter) and as of the Effective Time, will survive and continue in full force and effect and without modification provided that copies of all Company Indemnity or Payment Agreements have been provided to the Purchaser prior to the date hereof, and the Company and any successor to the Company shall continue to honour such rights of indemnification and indemnify the Indemnified Parties pursuant thereto, with respect to actions or omissions of the Indemnified Parties occurring prior to the Effective Time, for six years following the Effective Date.
(b)Prior to the Effective Time, notwithstanding any other provision hereof, the Company shall purchase customary prepaid non-cancellable “tail” directors’ and officers’ liability insurance providing protection no less favourable in the aggregate to the protection provided by the policies maintained by the Company and its Subsidiaries which are in effect immediately prior to the Effective Date and providing coverage no less favourable in the aggregate to the protection provided by the policies maintained by the Company and its Subsidiaries which are in effect immediately prior to the Effective Date for a period of six years from the Effective Date with respect to claims arising from or related to facts or events which occur prior to the Effective Date, and the Purchaser will, or will cause the Company and its Subsidiaries to, maintain such tail policies in effect without any reduction in scope or coverage for six years from the Effective Date, provided that the total cost of such “tail” directors’ and officers’ liability insurance shall not exceed 400% of the current annual aggregate premium for directors’ and officers’ liability insurance currently maintained by the Company and its Subsidiaries. As of and from the Effective Time, the Purchaser shall, or shall cause the Company and its Subsidiaries to maintain such tail policies in effect without any reduction in scope or coverage for six years from the Effective Date.
(c)If the Company or the Purchaser or any of their respective successors or assigns shall (i) amalgamate, consolidate with or merge or wind-up into any other Person and shall not be the continuing or surviving corporation or entity; or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns and transferees of the Company or the Purchaser, as the case may be, shall assume all of the obligations of the Company or the Purchaser, as applicable, set forth in this Section 5.15.
(d)The provisions of this Section 5.15 are intended for the benefit of, and shall be enforceable by, each insured or indemnified Person, his or her heirs and his or her legal representatives and, for such purpose, the Company hereby confirms that it is acting as agent on their behalf. Furthermore, this Section 5.15 shall survive the termination of this Agreement as a result of the occurrence of the Effective Date for a period of six years.

ARTICLE 6
CONDITIONS
6.1Mutual Conditions Precedent
The obligations of the Parties to complete the Arrangement are subject to the fulfillment of each of the following conditions precedent on or before the Effective Time, each of which may only be waived, in whole or in part, with the mutual consent of the Parties:
(a)the Arrangement Resolution shall have been approved and adopted by the Company Shareholders at the Company Meeting in accordance with the Interim Order;
(b)the Interim Order and the Final Order shall each have been obtained on terms consistent with this Agreement, and shall not have been set aside or modified in a manner unacceptable to either the Company or the Purchaser, each acting reasonably, on appeal or otherwise;
(c)the Purchaser Stockholder Approval shall have been obtained in accordance with Nasdaq rules and applicable Law at the Purchaser Meeting;
(d)all of the Key Regulatory Approvals shall have been obtained and shall remain in full force and effect;
(e)there shall be no Law in effect that makes the consummation of the Arrangement illegal or otherwise prohibits or enjoins the Company or the Purchaser from consummating the Arrangement (including, for the avoidance of doubt, any Law prohibiting the issuance of the Consideration Shares without an exemption from the registration requirements of the U.S. Securities Act pursuant to section 3(a)(10));
(f)the distribution of the Consideration Shares shall be exempt from the prospectus and registration requirements of applicable Canadian Securities Laws either by virtue of exemptive relief from the securities regulatory authorities of each of the provinces and territories of Canada or by virtue of applicable exemptions under Canadian Securities Laws and shall not be subject to resale restrictions under applicable Canadian Securities Laws;
(g)the Purchaser Shares to be issued pursuant to or in connection with the Arrangement, including the Purchaser Shares to be issued upon exercise of the Company Options, shall have been approved for listing on Nasdaq (subject only to official notice of issuance); and
(h)this Agreement shall not have been terminated in accordance with its terms.
6.2Additional Conditions Precedent to the Obligations of the Purchaser
The obligations of AcquireCo and the Purchaser to complete the Arrangement are subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of AcquireCo and the Purchaser and may be waived by the AcquireCo and the Purchaser, in whole or in part, at any time):
(a)all covenants of the Company under this Agreement to be performed on or before the Effective Time shall have been duly performed by the Company in all material respects and AcquireCo and the Purchaser shall have received a certificate of the Company addressed to AcquireCo and the Purchaser and dated the Effective Date, signed on behalf of the Company by a senior executive officer of the Company (on the Company’s behalf and without personal liability), confirming the same as of the Effective Date;
(b)(i) the representations and warranties of the Company set forth in this Agreement (other than as contemplated in clauses (ii) and (iii)) shall be true and correct in all respects, without regard to any materiality or Company Material Adverse Effect qualifications contained in them, as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; (ii) the representations and warranties of the Company set forth in Sections (a), (b), (c)(i)(A)(1) and (v)(v) of Schedule F shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), and (iii) the representations and warranties of the Company set forth in Sections (d)(i), (h) and (hh) of Schedule F shall be true and correct in all respects (except for de minimis inaccuracies and as a result of transactions, changes, conditions, events or circumstances permitted hereunder) as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), and AcquireCo and the Purchaser shall have received a certificate of the Company addressed to AcquireCo and the Purchaser and dated the Effective Date, signed on behalf of the Company by a senior executive officer of the Company (on the Company’s behalf and without personal liability), confirming the same;
(c)the Horizon Arrangement Agreement shall have been entered into and shall remain in full force and effect (unless Horizon has terminated the Horizon Arrangement Agreement pursuant to Section 8.2(a)(iv)(A) thereof);
(d)the Company shall have complied with its obligations under the Horizon Support Agreement in all material respects;
(e)provided that the Horizon Arrangement Agreement has not been terminated by Horizon pursuant to Section 8.2(a)(iv)(A) thereof, the conditions precedent to the obligations of the Purchaser set forth in Section 6.1 and Section 6.2 of the Horizon Arrangement Agreement (other than Section 6.2(c) and Section 6.2(d) of the Horizon Arrangement Agreement) shall have been satisfied or waived by the Purchaser and AcquireCo as of the Effective Time, provided that the failure of any of the foregoing conditions set forth in the Horizon Arrangement Agreement to be satisfied or waived is not due to the Purchaser having breached any of its representations, warranties, covenants or obligations under this Agreement;
(f)any notice set out in Schedule 6.2(f) of the Company Disclosure Letter, to the extent required by the terms of the Company Royalty and Stream Agreements to be delivered prior to the Effective Time, shall have been delivered, in accordance with the terms thereof in form and substance satisfactory to the Purchaser, acting reasonably;
(g)provided that the Purchaser has complied with its obligations hereunder in all material respects, including, without limitation, under Section 5.10, there shall not be pending or threatened any order or proceeding by any Governmental Entity or any other person that is reasonably likely to result in any:
(i)prohibition or restriction on the acquisition by the Purchaser of any Company Shares or the completion of the Arrangement or any Person obtaining from any of the Parties any material damages directly in connection with the Arrangement;
(ii)prohibition or material limit on the ownership by the Purchaser of the Company or any material portion of its businesses; or
(iii)imposition of limitations on the ability of the Purchaser to complete the Arrangement or acquire or hold, or exercise full rights of ownership of, any Company Shares, including the right to vote such Company Shares;

(h)between the date hereof and the Effective Time, there shall not have occurred a Company Material Adverse Effect that is continuing as of the Effective Time; and
(i)Dissent Rights shall not have been exercised (or, if exercised, not withdrawn) with respect to more than 5% of the issued and outstanding Company Shares.
6.3Additional Conditions Precedent to the Obligations of the Company
The obligation of the Company to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of the Company and may be waived by the Company, in whole or in part, at any time):
(a)all covenants of the Purchaser and AcquireCo under this Agreement to be performed on or before the Effective Time shall have been duly performed by the Purchaser and AcquireCo, as applicable, in all material respects and the Company shall have received (i) a certificate of the Purchaser, addressed to the Company and dated the Effective Date, signed on behalf of the Purchaser by a senior executive officer (on the Purchaser’s behalf and without personal liability), confirming the same with respect to the Purchaser as of the Effective Date; and (ii) a certificate of AcquireCo, addressed to the Company and dated the Effective Date, signed on behalf of AcquireCo by a senior executive officer (on AcquireCo’s behalf and without personal liability), confirming the same with respect to AcquireCo as of the Effective Date;
(b)(i) the representations and warranties of the Purchaser and AcquireCo set forth in this Agreement (other than as contemplated in clauses (ii) and (iii)) shall be true and correct in all respects, without regard to any materiality or Purchaser Material Adverse Effect qualifications contained in them, as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect; (ii) the representations and warranties of the Purchaser set forth in Sections (a), (b), (c)(i)(A)(1) and (q)(v) of Schedule G shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), and (iii) the representations and warranties of AcquireCo and the Purchaser set forth in Sections (d)(i), (g) and (w) of Schedule G shall be true and correct in all respects (except for de minimis inaccuracies and as a result of transactions, changes, conditions, events or circumstances permitted hereunder) as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), and the Company shall have received (i) a certificate of the Purchaser addressed to the Company and dated the Effective Date, signed on behalf of the Purchaser by a senior executive officer of the Purchaser (on the Purchaser’s behalf and without personal liability), confirming the same with respect to the Purchaser and (ii) a certificate of AcquireCo addressed to the Company and dated the Effective Date, signed on behalf of AcquireCo by a senior executive officer of AcquireCo (on the AcquireCo’s behalf and without personal liability), confirming the same with respect to AcquireCo;
(c)the notifications, waivers, amendments, consents, permits, approvals, releases, licences or authorizations under or pursuant to the Purchaser Material Contracts as set out in Schedule 6.3(c) of the Purchaser Disclosure Letter will have been obtained on terms which are satisfactory to the Company, acting reasonably;

(d)the Purchaser shall have complied with its obligations under Section 2.12, and the Depositary shall have confirmed to the Company its receipt of such Purchaser Shares; and
(e)between the date hereof and the Effective Time, there shall not have occurred a Purchaser Material Adverse Effect that is continuing as of the Effective Time.
6.4Satisfaction of Conditions
The conditions precedent set out in Section 6.1, Section 6.2 and Section 6.3 will be conclusively deemed to have been satisfied at the Effective Time. For greater certainty, and notwithstanding the terms of any escrow arrangement entered into among AcquireCo, the Purchaser and the Depositary, all Purchaser Shares held in escrow by the Depositary pursuant to Section 2.12 shall be released from escrow at the Effective Time without any further act or formality required on the part of any Person.
ARTICLE 7
ADDITIONAL AGREEMENTS OF THE COMPANY REGARDING
COMPANY ACQUISITION PROPOSALS
7.1Non-Solicitation by the Company
(a)Except as expressly provided in this Article 7, until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9.2, the Company shall not, and shall cause its Subsidiaries not to, and neither shall authorize any of their respective Representatives to and each shall direct their respective Representatives not to, on behalf of the Company and any Subsidiary, as applicable:
(i)solicit, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Company or any of its Subsidiaries) any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to a Company Acquisition Proposal;
(ii)engage or participate in any discussions or negotiations with any Person (other than the Purchaser or its affiliates) in respect of any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to a Company Acquisition Proposal, provided that the Company may (A) advise any Person of the restrictions of this Agreement, (B) clarify the terms of any inquiry, proposal or offer in order to determine if it may reasonably be expected to result in a Company Superior Proposal, and (C) advise any Person making a Company Acquisition Proposal that the Company Board has determined that such Company Acquisition Proposal does not constitute, or is not reasonably expected to result in, a Company Superior Proposal;
(iii)approve or authorize, or cause or permit the Company or any Company Subsidiary to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or any other agreement or commitment providing for, any Company Acquisition Proposal (other than an acceptable confidentiality agreement entered into in accordance with Section 7.3(d)); or
(iv)(A) adopt, approve, publicly endorse or publicly recommend or publicly propose to adopt, approve, endorse or recommend, any Company Acquisition Proposal, (B) withdraw, change, amend, modify or qualify, or otherwise publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to the Purchaser, the Company Board Recommendation (except as a result of the occurrence of a

Purchaser Material Adverse Effect), (C) if a Company Acquisition Proposal has been publicly disclosed, fail to (I) publicly recommend against any such Company Acquisition Proposal within five business days after the Purchaser’s written request that the Company or the Company Board do so (or subsequently withdraw, change, amend, modify or qualify (or publicly propose to do so), in a manner adverse to the Purchaser, such rejection of such Company Acquisition Proposal) and (II) reaffirm the Company Board Recommendation within such five business day period (or, with respect to any Company Acquisition Proposal or any material amendment, revision or change to the terms of any such previously publicly disclosed Company Acquisition Proposal that is publicly disclosed within the last five days immediately prior to the then-scheduled Company Meeting, fail to take the actions referred to in this clause (C), with references to the applicable five business day period being replaced with three business days), (D) fail to include the Company Board Recommendation in the Company Circular, (E) make any public announcement or take any other action inconsistent with, or that could reasonably be likely to be regarded as detracting from, the approval, recommendation or declaration of advisability of the Company Board of the transactions contemplated hereby, (F) permit the Company to accept or enter into any Contract requiring the Company to abandon, terminate or fail to consummate the Arrangement or providing for the payment of any break, termination or other fees or expenses to any Person proposing a Company Acquisition Proposal in the event that the Company completes the transactions contemplated hereby or any other transaction with the Purchaser or any of its affiliates or (G) commit or agree to do any of the foregoing (each a “Company Change in Recommendation”).
(b)The Company shall, and shall cause its Subsidiaries and each shall direct their respective Representatives to, immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Person (other than the Purchaser or its affiliates) with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to a Company Acquisition Proposal and, in connection therewith, the Company will discontinue access to any of its and its Subsidiaries’ confidential information (and not establish or allow access to any of its confidential information, or any data room, virtual or otherwise, in each case, except as permitted by this Agreement) and shall as promptly as reasonably practicable request, and use commercially reasonable efforts to exercise all rights it has (or cause its Subsidiaries to exercise rights that they have) to require the return or destruction of all confidential information regarding the Company and its Subsidiaries provided in the preceding 12-month period in connection therewith (to the extent such information has not already been returned or destroyed and shall use its commercially reasonable efforts to confirm that such requests are complied with in accordance with the terms of such rights) and shall, on request of the Purchaser, provide written confirmation that it has done so. The Company shall not, and shall not authorize or permit any of its Subsidiaries to, directly or indirectly, amend, modify or release any third party from any confidentiality, non-solicitation or standstill agreement (or standstill provisions contained in any such agreement) to which such third party is a party (it being understood that the automatic termination or release of any standstill provisions contained in any such agreements as a result of the entering into or announcement of this Agreement shall not be a violation of this Section 7.1(b), or terminate, modify, amend or waive the terms thereof).
(c)For the avoidance of doubt, any act or omission of the Company Board (including any committee thereof), the Company, any Subsidiary of the Company or any of its or their respective affiliates, directors, officers, employees, legal counsel, accountants, or financial or other advisors, that would constitute a violation of the restrictions set forth in this Section 7.1 if carried out or failed to be carried out, as the case may be, by the Company Board (including any committee thereof), shall constitute a breach of this Section 7.1 by the Company.
7.2Notification of Company Acquisition Proposals
If the Company or any of its Subsidiaries or any of their respective Representatives receives (x) any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to a Company Acquisition Proposal or (y) any request for non-public information relating to the Company or any of its Subsidiaries or access to the properties, books or records of the Company or any Subsidiary in connection with any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to a Company Acquisition Proposal, then the Company shall promptly notify the Purchaser orally and then as soon as reasonably practicable thereafter (and, in any event, within 24 hours) in writing of such Company Acquisition Proposal, inquiry, proposal, offer or request and shall indicate the identity of the Person or group of Persons making such proposal, inquiry or contact and all material terms and conditions thereof and shall provide a copy of any such Company Acquisition Proposal, inquiry, proposal, offer or request and unredacted copies of all material written communications (and a summary of all substantive discussions) related thereto. The Company shall keep the Purchaser promptly (and in any event within 24 hours) informed of the status, including any change to the material terms, of any such Company Acquisition Proposal, inquiry, proposal, offer or request. The Company agrees that it will not, directly or indirectly, enter into any agreement with any Person which directly or indirectly prohibits the Company from providing any information to the Purchaser in accordance with, or otherwise complying with, this Article 7.
7.3Responding to Company Acquisition Proposals
Notwithstanding Section 7.1, if, prior to the approval of the Arrangement Resolution by the Company Shareholders, the Company receives a bona fide written Company Acquisition Proposal, the Company may (x) engage in or participate in discussions or negotiations with the Person or group of Persons making such Company Acquisition Proposal, (y) provide such Person or group of Persons non-public information relating to the Company or any of its Subsidiaries or access to the properties, books or records of the Company or any Subsidiary, and (z) share any information relating to the Company Acquisition Proposal with Horizon and participate in and facilitate discussions between Horizon and such Person or group of Persons with respect to an acquisition proposal with respect to Horizon, if and only if:
(a)such Company Acquisition Proposal did not result from a breach of Section 7.1 by the Company in any material respect;
(b)the Company Board first determines, in good faith after consultation with the Company’s legal and financial advisors, that such Company Acquisition Proposal constitutes or would reasonably be expected to constitute or lead to a Company Superior Proposal and has provided the Purchaser with written notice of such determination;
(c)the Company Board first determines, in good faith after consultation with the Company’s legal advisors, that the failure to participate in such discussions or negotiations or to disclose such non-public information to such third party would be inconsistent with the fiduciary duties of the Company Board directors under applicable Law; and
(d)prior to providing any such information, copies, access or disclosures, (i) the Company enters into a confidentiality agreement with such Person, or confirms it has previously entered into such an agreement which remains in effect, in either case on terms not materially less stringent than the Confidentiality Agreement, (ii) the Company provides the Purchaser with a true, complete and final executed copy of such confidentiality agreement, and (iii) any such copies, access or disclosure provided to such Person shall have already been or shall concurrently be provided to the Purchaser.

7.4Superior Proposals and Right to Match
(a)Notwithstanding any other provision of this Agreement, if, prior to the approval of the Arrangement Resolution by the Company Shareholders, the Company receives a written Company Acquisition Proposal that the Company Board (after consultation from the Company’s legal and financial advisors) determines in good faith constitutes a Company Superior Proposal, the Company Board may make a Company Change in Recommendation and/or enter into a definitive agreement (a “Company Proposed Agreement”) with respect to such Company Superior Proposal if and only if:
(i)such Company Acquisition Proposal did not result from a breach of Section 7.1 by the Company in any material respect;
(ii)prior to making a Company Change in Recommendation and/or entering into a Company Proposed Agreement, the Company has provided the Purchaser with a notice in writing (a “Company Superior Proposal Notice”), which notice shall contain (A) a statement as to the intention of the Company Board to determine such Company Acquisition Proposal constitutes a Company Superior Proposal, (B) the value in financial terms that the Company Board has determined should be ascribed to any non-cash consideration offered (other than securities consideration for which a “liquid market” exists, within the meaning of MI 61-101, at the time of the delivery of such notice) under such Company Superior Proposal, (C) a copy of any Company Proposed Agreement relating to such Company Superior Proposal, and (D) copies of any material financing documents provided to the Company in connection therewith (with customary redactions);
(iii)at least five business days (the “Matching Period”) shall have elapsed from the date that the Purchaser received the Company Superior Proposal Notice;
(iv)during the Matching Period, the Purchaser shall have had the opportunity (but not the obligation) to propose amendments to the terms of the Arrangement in accordance with Section 7.4(b);
(v)after the Matching Period, the Company Board (after consultation with the Company’s legal and financial advisors) has determined in good faith that such Company Acquisition Proposal continues to constitute a Company Superior Proposal compared to any proposed amendments to the terms of the Arrangement by the Purchaser and has (A) provided the Purchaser with material details of the basis on which such determination was made and (B) determined in good faith that failure to take such action would be inconsistent with the fiduciary duties of the Company Board under applicable Law; and
(vi)prior to or concurrently with entering into such Company Proposed Agreement, the Company shall have terminated this Agreement pursuant to Section 9.2(a)(iv)(C) and shall have paid to the Purchaser the Company Termination Payment pursuant to Section 9.4(c)(ii).
(b)The Company acknowledges and agrees that, during the Matching Period, (i) the Purchaser shall have the opportunity, but not the obligation, to propose to amend the terms of the Arrangement, (ii) the Company shall negotiate in good faith with the Purchaser to enable the Purchaser to make such amendments to the terms of the Arrangement as would enable the Purchaser to proceed with the Arrangement and any related transactions on such amended terms, and (iii) the Company Board shall review any proposal by the Purchaser to amend the terms of the Arrangement in order to determine in good faith whether such proposal would result in the Company Acquisition Proposal previously constituting a Company Superior Proposal ceasing to constitute a Company Superior Proposal compared to the proposed amendments to the terms of the Arrangement. If the Company Board determines that the Company Acquisition Proposal would cease to constitute a Company Superior Proposal as compared to the proposed amendments to the terms of the Arrangement, the Company and the Purchaser will promptly amend this Agreement and the Plan of Arrangement to reflect such proposed amendments. If the Company Meeting is scheduled to occur during a Matching Period, the Company may, and upon the written request of the Purchaser the Company shall, adjourn or postpone the Company Meeting to (x) a date specified by the Purchaser in writing that is not later than six business days after the date on which the Company Meeting was originally scheduled to be held or (y), if the Purchaser does not specify such date, to the sixth business day after the date on which the Company Meeting was originally scheduled to be held.
(c)The Company Board shall promptly reaffirm the Company Board Recommendation by press release after: (i) any Company Acquisition Proposal which the Company Board determines not to constitute a Company Superior Proposal is publicly announced; or (ii) the Company Board determines that a proposed amendment to the terms of the Arrangement pursuant to Section 7.4(b) would result in any Company Acquisition Proposal which has been publicly announced no longer constituting a Company Superior Proposal. The Purchaser and its counsel shall be given a reasonable opportunity to review and comment on the form and content of any such press release, recognizing that whether or not such comments are appropriate will be determined by the Company, acting reasonably.
(d)Nothing contained in this Agreement shall prohibit the Company Board from responding through a directors’ circular or otherwise as required by applicable Securities Laws to a Company Acquisition Proposal that it determines is not a Company Superior Proposal if: (i) in the good faith judgment of the Company Board, after consultation with outside legal counsel, failure to make such disclosure would be inconsistent with the fiduciary duties of the Company Board under applicable Law, (ii) the Company provides each of the Purchaser and its legal counsel with a reasonable opportunity to review and comment on the form and content of any such disclosure, including but not limited to the directors’ circular or otherwise, and (iii) the Company considers all proposed amendments to such disclosure as requested by the Purchaser and its legal counsel, acting reasonably. Nothing in this Agreement shall prevent the Company Board from (x) calling and holding a meeting of Company Shareholders duly requisitioned by Company Shareholders in accordance with the BCBCA, or (y) calling and holding a meeting of Company Shareholders ordered to be held by a court of competent jurisdiction in accordance with Law.
(e)Each successive amendment or modification of any Company Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Company Shareholders or other material terms or conditions thereof, shall constitute a new Company Acquisition Proposal for the purposes of this Section 7.4.
(f)The Company shall not become a party to any Contract with any Person subsequent to the date hereof that limits or prohibits the Company from (i) providing or making available to the Purchaser and its affiliates and Representatives any information provided or made available to such person or its officers, directors, employees, consultants, advisors, agents or other representatives (including solicitors, accountants, investment bankers and financial advisors) pursuant to any confidentiality agreement described in this Section 7.4 or (ii) providing the Purchaser and its affiliates and Representatives with any other information required to be given to it by the Company under this Section 7.4.

ARTICLE 8
ADDITIONAL AGREEMENTS OF THE PURCHASER REGARDING PURCHASER ACQUISITION PROPOSALS
8.1Non-Solicitation by the Purchaser
(a)Except as expressly provided in this Article 8, until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9.2, the Purchaser shall not, and shall cause its Subsidiaries not to, and neither shall authorize any of their respective Representatives to and each shall direct their respective Representatives not to, on behalf of the Purchaser and any Subsidiary, as applicable:
(i)solicit, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Purchaser or any of its Subsidiaries) any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to a Purchaser Acquisition Proposal;
(ii)engage or participate in any discussions or negotiations with any Person (other than the Company or its affiliates) in respect of any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to a Purchaser Acquisition Proposal, provided that the Purchaser may (A) advise any Person of the restrictions of this Agreement, (B) clarify the terms of any inquiry, proposal or offer in order to determine if it may reasonably be expected to result in a Purchaser Superior Proposal, and (C) advise any Person making a Purchaser Acquisition Proposal that the Purchaser Board has determined that such Purchaser Acquisition Proposal does not constitute, or is not reasonably expected to result in, a Purchaser Superior Proposal;
(iii)approve or authorize, or cause or permit the Purchaser or any Purchaser Subsidiary to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or any other agreement or commitment providing for, any Purchaser Acquisition Proposal (other than an acceptable confidentiality agreement entered into in accordance with Section 8.3(d)); or
(iv)(A) adopt, approve, publicly endorse or publicly recommend or publicly propose to adopt, approve, endorse or recommend, any Purchaser Acquisition Proposal, (B) withdraw, change, amend, modify or qualify, or otherwise publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to the Company, the Purchaser Board Recommendation (except as a result of the occurrence of a Company Material Adverse Effect), (C) if a Purchaser Acquisition Proposal has been publicly disclosed, fail to (I) publicly recommend against any such Purchaser Acquisition Proposal within five business days after the Company’s written request that the Purchaser or the Purchaser Board do so (or subsequently withdraw, change, amend, modify or qualify (or publicly propose to do so), in a manner adverse to the Company, such rejection of such Purchaser Acquisition Proposal) and (II) reaffirm the Purchaser Board Recommendation within such five business day period (or, with respect to any Purchaser Acquisition Proposal or any material amendment, revision or change to the terms of any such previously publicly disclosed Purchaser Acquisition Proposal that is publicly disclosed within the last five days immediately prior to the then-scheduled Purchaser Meeting, fail to take the actions referred to in this clause (C), with references to the applicable five business day period being replaced with three business days), (D) fail to include the Purchaser Board Recommendation in the Purchaser Proxy Statement, (E) make any public announcement or take any other action inconsistent with, or that could reasonably be likely to be regarded as detracting from, the approval, recommendation or declaration of advisability of the Purchaser Board of the transactions contemplated hereby, (F) permit the Purchaser to accept or enter into any Contract requiring the Purchaser to abandon, terminate or fail to consummate the Arrangement or providing for the payment of any break, termination or other fees or expenses to any Person proposing a Purchaser Acquisition Proposal in the event that the Purchaser completes the transactions contemplated hereby or any other transaction with the Company or any of its affiliates or (G) commit or agree to do any of the foregoing (each a “Purchaser Change in Recommendation”).
(b)The Purchaser shall, and shall cause its Subsidiaries and each shall direct their respective Representatives to, immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Person (other than the Company or its affiliates) with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to a Purchaser Acquisition Proposal and, in connection therewith, the Purchaser will discontinue access to any of its and its Subsidiaries’ confidential information (and not establish or allow access to any of its confidential information, or any data room, virtual or otherwise, in each case, except as permitted by this Agreement) and shall as promptly as reasonably practicable request, and use commercially reasonable efforts to exercise all rights it has (or cause its Subsidiaries to exercise rights that they have) to require the return or destruction of all confidential information regarding the Purchaser and its Subsidiaries provided in the preceding 12-month period in connection therewith (to the extent such information has not already been returned or destroyed and shall use its commercially reasonable efforts to confirm that such requests are complied with in accordance with the terms of such rights) and shall, on request of the Company, provide written confirmation that it has done so. The Purchaser shall not, and shall not authorize or permit any of its Subsidiaries to, directly or indirectly, amend, modify or release any third party from any confidentiality, non-solicitation or standstill agreement (or standstill provisions contained in any such agreement) to which such third party is a party (it being understood that the automatic termination or release of any standstill provisions contained in any such agreements as a result of the entering into or announcement of this Agreement shall not be a violation of this Section 8.1(b), or terminate, modify, amend or waive the terms thereof).
(c)For the avoidance of doubt, any act or omission of the Purchaser Board (including any committee thereof), the Purchaser, any Subsidiary of the Purchaser or any of its or their respective affiliates, directors, officers, employees, legal counsel, accountants, or financial or other advisors, that would constitute a violation of the restrictions set forth in this Section 8.1 if carried out or failed to be carried out, as the case may be, by the Purchaser Board (including any committee thereof), shall constitute a breach of this Section 8.1 by the Purchaser.

8.2Notification of Purchaser Acquisition Proposals
If the Purchaser or any of its Subsidiaries or any of their respective Representatives receives (x) any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to a Purchaser Acquisition Proposal or (y) any request for non-public information relating to the Purchaser or any of its Subsidiaries or access to the properties, books or records of the Purchaser or any Subsidiary in connection with any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to a Purchaser Acquisition Proposal, then the Purchaser shall promptly notify the Company orally and then as soon as reasonably practicable thereafter (and, in any event, within 24 hours) in writing of such Purchaser Acquisition Proposal, inquiry, proposal, offer or request and shall indicate the identity of the Person or group of Persons making such proposal, inquiry or contact and all material terms and conditions thereof and shall provide a copy of any such Purchaser Acquisition Proposal, inquiry, proposal, offer or request and unredacted copies of all material written communications (and a summary of all substantive discussions) related thereto. The Purchaser shall keep the Company promptly (and in any event within 24 hours) informed of the status, including any change to the material terms, of any such Purchaser Acquisition Proposal, inquiry, proposal, offer or request. The Purchaser agrees that it will not, directly or indirectly, enter into any agreement with any Person which directly or indirectly prohibits the Purchaser from providing any information to the Company in accordance with, or otherwise complying with, this Article 8.
8.3Responding to Purchaser Acquisition Proposals
Notwithstanding Section 8.1, if, prior to the approval of the Purchaser Stock Issuance by the Purchaser Stockholders, the Purchaser receives a bona fide written Purchaser Acquisition Proposal, the Purchaser may (x) engage in or participate in discussions or negotiations with the Person or group of Persons making such Purchaser Acquisition Proposal, and (y) provide such Person or group of Persons non-public information relating to the Purchaser or any of its Subsidiaries or access to the properties, books or records of the Purchaser or any Subsidiary, if and only if:
(a)such Purchaser Acquisition Proposal did not result from a breach of Section 8.1 by the Purchaser in any material respect;
(b)the Purchaser Board first determines, in good faith after consultation with the Purchaser’s legal and financial advisors, that such Purchaser Acquisition Proposal constitutes or would reasonably be expected to constitute or lead to a Purchaser Superior Proposal and has provided the Company with written notice of such determination;
(c)the Purchaser Board first determines, in good faith after consultation with the Purchaser’s legal advisors, that the failure to participate in such discussions or negotiations or to disclose such non-public information to such third party would be inconsistent with the fiduciary duties of the Purchaser Board directors under applicable Law; and
(d)prior to providing any such information, copies, access or disclosures, (i) the Purchaser enters into a confidentiality agreement with such Person, or confirms it has previously entered into such an agreement which remains in effect, in either case on terms not materially less stringent than the Confidentiality Agreement, (ii) the Purchaser provides the Company with a true, complete and final executed copy of such confidentiality agreement, and (iii) any such copies, access or disclosure provided to such Person shall have already been or shall concurrently be provided to the Company.
8.4Purchaser Superior Proposal
(a)Notwithstanding any other provision of this Agreement, if, prior to the approval of the Purchaser Stock Issuance by the Purchaser Stockholders, the Purchaser receives a written Purchaser Acquisition Proposal that the Purchaser Board (after consultation with the Purchaser’s legal and financial advisors) determines in good faith constitutes a Purchaser

Superior Proposal, the Purchaser Board may make a Purchaser Change in Recommendation and/or enter into a definitive agreement (a “Purchaser Proposed Agreement”) with respect to such Purchaser Superior Proposal if and only if:
(i)such Purchaser Acquisition Proposal did not result from a breach of Section 8.1 by the Purchaser in any material respect;
(ii)at least three business days prior to making a Purchaser Change in Recommendation and/or entering into a Purchaser Proposed Agreement, the Purchaser has provided the Company with a notice in writing (a “Purchaser Superior Proposal Notice”), which notice shall contain (A) a statement as to the intention of the Purchaser Board to determine such Purchaser Acquisition Proposal constitutes a Purchaser Superior Proposal, (B) the value in financial terms that the Purchaser Board has determined should be ascribed to any non-cash consideration offered (other than securities consideration for which a “liquid market” exists, within the meaning of MI 61-101, at the time of the delivery of such notice) under such Purchaser Superior Proposal, (C) a copy of any Purchaser Proposed Agreement relating to such Purchaser Superior Proposal, and (D) copies of any material financing documents provided to the Purchaser in connection therewith (with customary redactions); and
(iii)prior to or concurrently with entering into such Purchaser Proposed Agreement, the Purchaser shall have terminated this Agreement pursuant to Section 9.2(a)(iii)(E) and shall have paid to the Company the Purchaser Termination Payment pursuant to Section 9.4(e)(ii).
(b)The Purchaser Board shall promptly reaffirm the Purchaser Board Recommendation by press release after any Purchaser Acquisition Proposal which the Purchaser Board determines not to constitute a Purchaser Superior Proposal is publicly announced. The Company and its counsel shall be given a reasonable opportunity to review and comment on the form and content of any such press release, recognizing that whether or not such comments are appropriate will be determined by the Purchaser, acting reasonably.
(c)Nothing contained in this Agreement shall prohibit the Purchaser Board from responding through a directors’ circular or otherwise as required by applicable Securities Laws to a Purchaser Acquisition Proposal that it determines is not a Purchaser Superior Proposal if: (i) in the good faith judgment of the Purchaser Board, after consultation with outside legal counsel, failure to make such disclosure would be inconsistent with the fiduciary duties of the Purchaser Board under applicable Law, (ii) the Purchaser provides each of the Company and its legal counsel with a reasonable opportunity to review and comment on the form and content of any such disclosure, including but not limited to the directors’ circular or otherwise, and (iii) the Purchaser considers all proposed amendments to such disclosure as requested by the Company and its legal counsel, acting reasonably. Nothing in this Agreement shall prevent the Purchaser Board from (x) calling and holding a meeting of Purchaser Stockholders duly requisitioned by Purchaser Stockholders in accordance with the DGCL, or (y) calling and holding a meeting of Purchaser Stockholders ordered to be held by a court of competent jurisdiction in accordance with Law
(d)The Purchaser shall not become a party to any Contract with any Person subsequent to the date hereof that limits or prohibits the Purchaser from (i) providing or making available to the Company and its affiliates and Representatives any information provided or made available to such Person or its officers, directors, employees, consultants, advisors, agents or other representatives (including solicitors, accountants, investment bankers and financial advisors) pursuant to any confidentiality agreement described in this Section 8.4 or (ii) providing the Company and its affiliates and Representatives with any other information required to be given to it by the Purchaser under this Section 8.4.

ARTICLE 9
TERM, TERMINATION, AMENDMENT AND WAIVER
9.1Term
This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.
9.2Termination
(a)This Agreement may be terminated at any time prior to the Effective Time:
(i)by mutual written agreement of the Company, the Purchaser and AcquireCo;
(ii)by either the Company or the Purchaser, if:
(A)the Effective Time shall not have occurred on or before the Outside Date; provided further that the right to terminate this Agreement under this Section 9.2(a)(ii)(A) shall not be available to any Party whose failure to perform any of its covenants or agreements or breach of any of its representations and warranties under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by the Outside Date; or
(B)after the date hereof, there shall have been enacted, made or enforced any applicable Law (or any applicable Law shall have been amended) that makes consummation of the Arrangement illegal or otherwise prohibits or enjoins the Company or the Purchaser from consummating the Arrangement and such applicable Law, prohibition or enjoinment shall have become final and non-appealable; or
(C)the Company Shareholder Approval shall not have been obtained at the Company Meeting (or any adjournment(s) or postponement(s) thereof) in accordance with the Interim Order, except that the right to terminate this Agreement under this Section 9.2(a)(ii)(C) shall not be available to any Party whose failure to perform any of its covenants or agreements or breach of any of its representations and warranties in any material respect under this Agreement has been the cause of, or resulted in, the failure to receive the Company Shareholder Approval; or
(D)the Purchaser Stockholder Approval shall not have been obtained at the Purchaser Meeting (or any adjournment(s) or postponement(s) thereof) in accordance with applicable Law, except that the right to terminate this Agreement under this Section 9.2(a)(ii)(D) shall not be available to any Party whose failure to perform any of its covenants or agreements or breach of any of its representations and warranties in any material respect under this Agreement has been the cause of, or resulted in, the failure to receive the Purchaser Stockholder Approval; or
(iii)by the Purchaser, if:
(A)subject to compliance with Section 9.3, (x) a breach of any representation or warranty, or (y) failure to perform any covenant or agreement on the part of the Company set forth in this Agreement (other than Section 7.1), in each case, shall have occurred that would cause the conditions set forth in Sections 6.1 or 6.2 not to be satisfied, and such breach or failure is incapable of being cured prior to the Outside Date; provided that the Purchaser is not then in breach of this Agreement so as to cause any condition in Sections 6.1 or 6.3 not to be satisfied; or

(B)(1) there is a Company Change in Recommendation or (2) the Company shall have breached Section 7.1 in any material respect; or
(C)the Horizon Arrangement Agreement is terminated in accordance with its terms, provided that the right to terminate this Agreement pursuant to this Section 9.2(a)(iii)(C) shall not be available to the Purchaser if the Horizon Arrangement Agreement has been terminated by Horizon pursuant to Section 8.2(a)(iv)(A) of the Horizon Arrangement Agreement; or
(D)the Company shall have failed to comply with its obligations under the Horizon Support Agreement in any material respect; or
(E)prior to the approval of the Purchaser Stock Issuance, the Purchaser wishes to enter into a Purchaser Proposed Agreement with respect to a Purchaser Superior Proposal (other than a confidentiality agreement permitted by Section 8.3, provided that the Purchaser is then in compliance with Article 8 in all material respects and that, prior to or concurrently with such termination, the Purchaser pays the Purchaser Termination Payment pursuant to Section 9.4(e)(ii); or
(iv)by the Company, if:
(A)subject to compliance with Section 9.3, (x) a breach of any representation or warranty, or (y) failure to perform any covenant or agreement on the part of the Purchaser set forth in this Agreement (other than Section 8.1), in each case, shall have occurred that would cause the conditions set forth in Sections 6.1 or 6.3 not to be satisfied, and such breach or failure is incapable of being cured prior to the Outside Date; provided that the Company is not then in breach of this Agreement so as to cause any condition in Sections 6.1 or 6.2 not to be satisfied; or
(B)(1) there is a Purchaser Change in Recommendation or (2) the Purchaser shall have breached Section 8.1 in any material respect; or
(C)prior to the approval of the Arrangement Resolution, the Company wishes to enter into a Company Proposed Agreement with respect to a Company Superior Proposal (other than a confidentiality agreement permitted by Section 7.3); provided that the Company is then in compliance with Article 7 in all material respects and that, prior to or concurrently with such termination, the Company pays the Company Termination Payment pursuant to Section 9.4(c)(ii).
(b)The Party desiring to terminate this Agreement pursuant to this Section 9.2 (other than pursuant to Section 9.2(a)(i)) shall give notice of such termination to the other Parties, specifying in reasonable detail the basis for such Party’s exercise of its termination right.
(c)If this Agreement is terminated pursuant to Section 9.1 (as a result of the Effective Time occurring) or Section 9.2, this Agreement shall become void and be of no further force or effect without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party hereto, except that: (i) in the event of termination under Section 9.1 as a result of the Effective Time occurring, the provisions of this Section 9.2(c) and Sections 2.14, 2.15, 5.11, 5.12, 5.14, 5.15, 10.1, 10.2, 10.3 and 10.11 and all related definitions set forth in Section 1.1 shall survive for a period of six years thereafter; and (ii) in the event of termination under Section 9.2, the provisions of this Section 9.2(c) and Sections 5.12, 5.14, 9.4, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 and all related definitions set forth in Section 1.1 and the provisions of the Confidentiality Agreement shall survive indefinitely; provided that, subject to Section 9.4(g), no Party shall be relieved or released from any liabilities or damages arising out of fraud or wilful breach by it of any provision of this Agreement.

9.3Notice and Cure
(a)Each Party shall give prompt notice to the others of the occurrence, or failure to occur, at any time from the date hereof until the earlier to occur of the termination of this Agreement in accordance with its terms and the Effective Time, of any event or state of facts which occurrence or failure would, or would be likely to:
(i)cause any of the representations or warranties of such Party contained herein to be untrue or inaccurate in any material respect from the date hereof to the Effective Time; or
(ii)result in the failure to comply with or satisfy any agreement, covenant or condition to be complied with or satisfied by such Party hereunder prior to the Effective Time, provided, however, that the delivery of any notice pursuant to this Section 9.3 shall not limit or otherwise affect the representations, warranties, covenants and agreements of the Parties (or remedies available hereunder to the Party receiving that notice) or the conditions to the obligations of the Parties under this Agreement.
(b)No Party may elect to terminate this Agreement pursuant to the conditions set forth herein or any termination right arising therefrom under Section 9.2(a)(iii)(A) or Section 9.2(a)(iv)(A), as applicable, and no payments are payable as a result of such termination pursuant to Section 9.4 unless, prior to the Effective Date, the Party seeking to terminate this Agreement has delivered a written notice to the other Parties indicating its intention to terminate this Agreement specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for termination. After delivering such notice, provided that a Party is proceeding diligently to cure such matter and such matter is capable of being cured, no Party may terminate this Agreement until the earlier of the Outside Date and the expiration of a period of 15 business days from the date of such notice. If such notice is delivered prior to the date of the Company Meeting or the Purchaser Meeting, as the case may be, the Company (in the case of the Company Meeting) or the Purchaser (in the case of the Purchaser Meeting) may postpone or adjourn such meeting to the earlier of a date that is five business days prior to the Outside Date and the date that is 15 business days following the delivery of such notice.
9.4Termination Payments
(a)Except as otherwise provided herein, all fees, costs and expenses incurred in connection with this Agreement and the Plan of Arrangement shall be paid by the Party incurring such fees, costs or expenses, whether or not the Arrangement is consummated.
(b)For the purposes of this Agreement, “Company Termination Payment Event” means the termination of this Agreement:
(i)by the Purchaser pursuant to Section 9.2(a)(iii)(B) or Section 9.2(a)(iii)(D);
(ii)by the Company pursuant to Section 9.2(a)(iv)(C);
(iii)by either the Company or the Purchaser pursuant to Section 9.2(a)(ii)(C), following a Company Change in Recommendation (but not including a termination by either the Company or the Purchaser pursuant to Section 9.2(a)(ii)(C) in circumstances where the Company Change in Recommendation resulted from an occurrence of a Purchaser Material Adverse Effect); or
(iv)by either the Purchaser or the Company pursuant to Section 9.2(a)(ii)(C) or by the Purchaser pursuant to Section 9.2(a)(iii)(A), in each case, if

(A)prior to such termination, a bona fide Company Acquisition Proposal shall have been made and publicly announced by any Person making the Company Acquisition Proposal (other than the Purchaser or its affiliates) after the date of this Agreement and prior to the Company Meeting,
(B)such Company Acquisition Proposal has not expired or been withdrawn at least five business days prior to the Company Meeting; and
(C)either
(1)the Company or one or more of its Subsidiaries enters into a definitive agreement in respect of any Company Acquisition Proposal other than a confidentiality agreement permitted by Section 7.3 (whether or not such Company Acquisition Proposal is the same Company Acquisition Proposal referred to in clause (A) above) within 12 months following the date of such termination and such Company Acquisition Proposal is subsequently consummated (whether or not within such 12-month period), or
(2)any Company Acquisition Proposal (whether or not such Company Acquisition Proposal is the same Company Acquisition Proposal referred to in clauses (A) and (C)(1) above) is consummated within 12 months following the date of such termination,
(and, for purposes of this Section 9.4(b)(iv), the term “Company Acquisition Proposal” shall have the meaning ascribed to such term in Section 1.1, except that any reference to “20%” therein shall be deemed to be a reference to “50%”);
(c)If a Company Termination Payment Event occurs, the Company shall pay the Company Termination Payment to the Purchaser, or as the Purchaser may direct, as liquidated damages in consideration for the disposition of the Purchaser’s rights under this Agreement, by wire transfer of immediately available funds, as follows:
(i)if the Company Termination Payment is payable pursuant to Section 9.4(b)(i), the Company Termination Payment shall be payable within two business days following such termination;
(ii)if the Company Termination Payment is payable pursuant to Section 9.4(b)(ii), the Company Termination Payment shall be payable prior to or concurrently with such termination;
(iii)if the Company Termination Payment is payable pursuant to Section 9.4(b)(iii), the Company Termination Payment shall be payable within two business days following such termination; or
(iv)if the Company Termination Payment is payable pursuant to Section 9.4(b)(iv), the Company Termination Payment shall be payable concurrently with the consummation of the Company Acquisition Proposal referred to therein.
(d)For purposes of this Agreement, “Purchaser Termination Payment Event” means the termination of this Agreement:
(i)by the Company pursuant to Section 9.2(a)(iv)(B);
(ii)by the Purchaser pursuant to Section 9.2(a)(iii)(E);
(iii)by the Company or the Purchaser pursuant to Section 9.2(a)(ii)(D) following a Purchaser Change in Recommendation (but not including a termination by either the Purchaser or the Company pursuant to Section 9.2(a)(ii)(D) in circumstances where the Purchaser Change in Recommendation resulted from the occurrence of a Company Material Adverse Effect); or

(iv)by either the Purchaser or the Company pursuant to Section 9.2(a)(ii)(D) or by the Company pursuant to Section 9.2(a)(iv)(A), in each case, if
(A)prior to such termination, a bona fide Purchaser Acquisition Proposal shall have been made and publicly announced by any Person making the Purchaser Acquisition Proposal (other than the Company, Horizon or their respective affiliates) after the date of this Agreement and prior to the Purchaser Meeting,
(B)such Purchaser Acquisition Proposal has not expired or been withdrawn at least five business days prior to the Purchaser Meeting; and
(C)either
(1)the Purchaser or one or more of its Subsidiaries enters into a definitive agreement in respect of any Purchaser Acquisition Proposal other than a confidentiality agreement permitted by Section 8.1 (whether or not such Purchaser Acquisition Proposal is the same Purchaser Acquisition Proposal referred to in clause (A) above) within 12 months following the date of such termination and such Purchaser Acquisition Proposal is subsequently consummated (whether or not within such 12-month period), or
(2)a Purchaser Acquisition Proposal (whether or not such Purchaser Acquisition Proposal is the same Purchaser Acquisition Proposal referred to in clauses (A) and (C)(1) above) is consummated within 12 months following the date of such termination,
(and, for purposes of this Section 9.4(d)(iv), the term “Purchaser Acquisition Proposal” shall have the meaning ascribed to such term in Section 1.1, except that any reference to “20%” therein shall be deemed to be a reference to “50%”).
(e)If a Purchaser Termination Payment Event occurs, the Purchaser shall pay the Purchaser Termination Payment to the Company, or as the Company may direct, as liquidated damages in consideration for the disposition of the Company’s rights under this Agreement, by wire transfer of immediately available funds, as follows:
(i)if the Purchaser Termination Payment is payable pursuant to Section 9.4(d)(i), the Purchaser Termination Payment shall be payable within two business days following such termination;
(ii)if the Purchaser Termination Payment is payable pursuant to Section 9.4(d)(ii), the Purchaser Termination Payment shall be payable prior to or concurrently with such termination;
(iii)if the Purchaser Termination Payment is payable pursuant to Section 9.4(d)(iii), the Purchaser Termination Payment shall be payable within two business days following such termination; or
(iv)if the Purchaser Termination Payment is payable pursuant to Section 9.4(d)(iv), the Purchaser Termination Payment shall be payable concurrently with the consummation of the Purchaser Acquisition Proposal referred to therein.
(f)In the event that either the Purchaser or the Company terminates this Agreement pursuant to:
(i)Section 9.2(a)(ii)(C), and no Company Change in Recommendation has occurred, provided that the Purchaser Meeting has been held and the Purchaser Stockholder Approval has been obtained at the Purchaser Meeting, the Company shall reimburse the Purchaser in respect of the reasonable and documented expenses of the

Purchaser’s third party Representatives incurred in respect of the Arrangement and this Agreement up to a maximum amount of $5,000,000; or
(ii)Section 9.2(a)(ii)(D), and no Purchaser Change in Recommendation has occurred, provided that the Company Meeting has been held and the Company Shareholder Approval has been obtained at the Company Meeting, the Purchaser shall reimburse the Company in respect of the reasonable and documented expenses of the Company’s third party Representatives incurred in respect of the Arrangement and this Agreement up to a maximum amount of $5,000,000, and in each case such reimbursement shall be made by wire transfer in immediately available funds within three business days following such termination to an account specified by the Purchaser or the Company, as applicable. Each of the Company and the Purchaser hereby acknowledges that in the event that an expense reimbursement becomes payable pursuant to this Section 9.4(f) and is paid by the Company or the Purchaser, as applicable, as required by this Section 9.4(f), in the event that a Company Termination Payment or a Purchaser Termination Payment shall subsequently become due and payable under this Agreement, the amount of any expense reimbursement previously paid pursuant to this Section 9.4(f) shall be credited toward the obligation of the Company to pay the Company Termination Payment (in the case of an expense reimbursement previously paid by the Company) or the obligation of the Purchaser to pay the Purchaser Termination Payment (in the case of an expense reimbursement previously paid by the Purchaser).
(g)Each Party acknowledges that the agreements contained in this Section 9.4 are an integral part of the transactions contemplated in this Agreement and that, without those agreements, the Parties would not enter into this Agreement. Each Party also acknowledges that all of the payment amounts set out in this Section 9.4 are payments in consideration for the disposition of rights of the Party entitled to receive such payments, and that the amounts set out in this Section 9.4 are payments of liquidated damages which are a genuine pre-estimate of the damages, which the Party entitled to such damages will suffer or incur as a result of the event giving rise to such payment and the resultant termination of this Agreement and are not penalties. Each Party irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. For greater certainty, each Party agrees that,
(i)upon any termination of this Agreement under circumstances where the Purchaser is entitled to the Company Termination Payment and the Company Termination Payment is paid in full, such payment shall be the sole and exclusive remedy of the Purchaser in respect of the event giving rise to such payment and the Purchaser shall be precluded from any other remedy against the Company at Law or in equity or otherwise (including damages, injunctive relief or specific performance) and shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Company or any of its Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby, and
(ii)upon any termination of this Agreement under circumstances where the Company is entitled to the Purchaser Termination Payment and the Purchaser Termination Payment is paid in full, such payment shall be the sole and exclusive remedy of the Company in respect of the event giving rise to such payment and the Company shall be precluded from any other remedy against the Purchaser at Law or in equity or otherwise (including damages, injunctive relief or specific performance) and shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Purchaser or any of its Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby;
provided, however, that the foregoing limitations shall not apply in the event of fraud or a wilful breach by the Company or the Purchaser of their respective obligations under this Agreement (or for the avoidance of doubt, the Horizon Support Agreement), as applicable. For clarity, nothing contained in this Section 9.4(g) shall preclude the Company or the Purchaser from seeking injunctive relief against the other party in accordance with Section 10.4 to restrain the breach or threatened breach of the covenants or agreements set forth in this Agreement or the Confidentiality Agreement (or for the avoidance of doubt, the Horizon Support Agreement) or otherwise to obtain specific performance of any of such acts, covenants or agreements, without the necessity of posting a bond or security in connection therewith.
(h)For the avoidance of doubt, in no event shall the Company be obligated to pay the Company Termination Payment on more than one occasion and in no event shall the Purchaser be obligated to pay the Purchaser Termination Payment on more than one occasion.
9.5Amendment
Subject to the provisions of the Interim Order and Final Order, the Plan of Arrangement and applicable Laws, this Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Company Meeting but not later than the Effective Time, be amended by mutual written agreement of the Parties, without further notice to or authorization on the part of the Company Shareholders, and any such amendment may without limitation:
(a)change the time for performance of any of the obligations or acts of the Parties;
(b)waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;
(c)waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Parties; and
(d)waive compliance with or modify any mutual conditions precedent herein contained.
9.6Waiver
No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party or Parties to be bound by the waiver. A Party’s failure or delay in exercising any right or remedy under this Agreement will not operate as a waiver of such right or remedy. A single or partial exercise of any right or remedy will not preclude a Party from any other or further exercise of that right or the exercise of any other right or remedy.

ARTICLE 10
GENERAL PROVISIONS
10.1Privacy
Each Party shall comply with applicable Privacy Laws in the course of collecting, using and disclosing Personal Information in connection with the transactions contemplated by this Agreement (the “Transaction Personal Information”). Prior to the Effective Date, the Purchaser shall not use or disclose Transaction Personal Information for any purposes other than those related to determining if it shall proceed with the transactions contemplated by this Agreement, the performance of this Agreement, or the consummation of the transactions contemplated by this Agreement. If the Purchaser completes the transactions contemplated by this Agreement, the Purchaser shall not, following the Effective Date, without the consent of the individuals to whom such Transaction Personal Information relates or as permitted or required by applicable Law, use or disclose Transaction Personal Information for purposes other than those for which such Transaction Personal Information was collected by the Company or for which subsequent consent was obtained by the Company prior to the Effective Date. The Parties shall protect and safeguard the Transaction Personal Information against unauthorized collection, use or disclosure. The Parties shall cause their advisors to observe the terms of this Section 10.1 and to protect and safeguard Transaction Personal Information in their possession. If this Agreement shall be terminated, each Party shall promptly deliver to the other Parties all Transaction Personal Information of the other Parties in their possession or in the possession of any of their advisors, including all copies, reproductions, summaries or extracts thereof, except, unless prohibited by applicable Law, for electronic backup copies made automatically in accordance with the usual backup procedures of the applicable Party. The Purchaser covenants and agrees, in respect of any Transaction Personal Information to deliver a notice to each individual, where required by applicable Laws, to whom any of such Transaction Personal Information pertains, within 30 days following the Effective Date, indicating that the transactions contemplated by this Agreement have been completed, that such individual’s personal information has been disclosed under the business or commercial transaction provisions of applicable Privacy Laws and that the Purchaser now holds Transaction Personal Information concerning such individual because of the Arrangement.
10.2Notices
All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given and received on the day it is delivered, provided that it is delivered on a business day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if notice is delivered after 5:00 p.m. local time or if such day is not a business day then the notice shall be deemed to have been given and received on the next business day. Notice shall be sufficiently given if delivered (either in Person, by courier service or other personal method of delivery), or if transmitted by email to the Parties at the following addresses (or at such other addresses as shall be specified by any Party by notice to the other given in accordance with these provisions):
(a)if to the Purchaser:
Royal Gold, Inc.
1144 15th Street, Suite 2500
Denver, Colorado
Attention:    William Heissenbuttel, President & Chief Executive Officer
Email:    [     ]

with a copy (which shall not constitute notice) to:
McCarthy Tétrault LLP
Suite 2400, 745 Thurlow Street
Vancouver, British Columbia V6E 0C5
Attention:    Roger Taplin; Adam Taylor
Email:    rtaplin@mccarthy.ca; ataylor@mccarthy.ca
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention:     Ryan Dzierniejko; Blair Thetford
Email:    ryan.dzierniejko@skadden.com; blair.thetford@skadden.com
(b)if to AcquireCo:
International Royalty Corporation
c/o Royal Gold, Inc.
1144 15th Street, Suite 2500
Denver, Colorado
Attention:    William Heissenbuttel, President
Email:    [     ]
with a copy (which shall not constitute notice) to:
McCarthy Tétrault LLP
Suite 2400, 745 Thurlow Street
Vancouver, British Columbia V6E 0C5
Attention:    Roger Taplin; Adam Taylor
Email:    rtaplin@mccarthy.ca; ataylor@mccarthy.ca
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention:     Ryan Dzierniejko; Blair Thetford
Email:    ryan.dzierniejko@skadden.com; blair.thetford@skadden.com
(c)if to the Company:
Sandstorm Gold Ltd.
Suite 1400, 400 Burrard Street
Vancouver, BC V6C 3A6
Attention:     Nolan Watson, President & Chief Executive Officer
Email:    [     ]

with a copy (which shall not constitute notice) to:
Cassels Brock & Blackwell LLP
Suite 2200, RBC Place
885 West Georgia Street
Vancouver, BC V6C 3E8
Attention:    Jen Hansen; Jennifer Traub
Email:    jhansen@cassels.com; jtraub@cassels.com
Crowell & Moring LLP
455 N. Cityfront Plaza Drive, Suite 3600
Chicago, IL 60611
Attention:    John Koenigsknecht; David Stone
Email:    jkoenigsknecht@crowell.com; dstone@crowell.com
10.3Governing Law; Waiver of Jury Trial
This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each of the Parties hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and the Arrangement. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.
10.4Injunctive Relief
Prior to the termination of this Agreement in accordance with Section 9.2 and subject to Section 9.4(g), the Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties acknowledge and agree that, in order to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof (including the obligations of the Purchaser pursuant to Section 2.12), the non-breaching Party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, and the Parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at Law. Prior to the termination of this Agreement in accordance with Section 9.2 and subject to Section 9.4(g), such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at Law or equity to each of the Parties. The Parties acknowledge and agree that the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor the Purchaser would have entered into this Agreement.
10.5Time of Essence
Time shall be of the essence in this Agreement.
10.6Entire Agreement, Binding Effect
This Agreement (including the exhibits and schedules hereto, the Company Disclosure Letter and the Purchaser Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof and, except as expressly provided herein, this Agreement is not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder.

10.7No Liability
No director or officer of AcquireCo or the Purchaser shall have any personal liability whatsoever to the Company under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of AcquireCo or the Purchaser. No director or officer of the Company shall have any personal liability whatsoever to AcquireCo or the Purchaser under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of the Company.
10.8Further Assurances
Each Party shall use commercially reasonable efforts to do all such things and provide reasonable assurances as may be required to consummate the Arrangement, and each Party shall provide such further documents or instruments as reasonably required by any other Party as necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Effective Time.
10.9Assignment and Enurement
The Purchaser may assign all or any part of its rights under this Agreement to, and its obligations under this Agreement may be assumed by, its wholly-owned Subsidiary, provided that if such assignment and/or assumption takes place, the Purchaser shall continue to be liable jointly and severally with such Subsidiary for all of its obligations hereunder and such Subsidiary shall remain at all times up to and including the Effective Date a wholly-owned Subsidiary of the Purchaser; and provided that such assignment and/or assumption does not result in any material Taxes being imposed on, or any adverse material Tax or other consequences in respect of Tax to any Company Shareholder, holder of Company Incentive Awards or the Company with respect to payments made under this Agreement. This Agreement shall not be otherwise assignable by any Party without the prior written consent of the other Party hereto. This Agreement shall be binding on and shall enure to the benefit of the Parties and their respective successors and permitted assigns.
10.10Severability
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
10.11No Third Party Beneficiaries
The provisions of Section 5.11 and Section 5.15 are: (a) intended for the benefit of all present and former directors and officers of the Company and its Subsidiaries, as and to the extent applicable in accordance with their terms, and shall be enforceable by each of such Persons and his or her heirs, executors, administrators and other legal representatives (collectively, the “Third Party Beneficiaries”) and the Company shall hold the rights and benefits of Section 5.11 and Section 5.15 in trust for and on behalf of the Third Party Beneficiaries and the Company hereby accepts such trust and agrees to hold the benefit of and enforce performance of such covenants on behalf of the Third Party Beneficiaries; and (b) in addition to, and not in substitution for, any other rights that the Third Party Beneficiaries may have by contract or otherwise. Except for the rights of Third Party Beneficiaries under Section 5.11 and Section 5.15, which rights are hereby acknowledged and agreed by the Parties, this Agreement is not intended to confer any rights or remedies upon any Person other than the Parties.
10.12Counterparts, Execution
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.

ROYAL GOLD, INC.
By:	/s/ William Heissenbuttel
Name: William Heissenbuttel
Title: President & Chief Executive Officer

INTERNATIONAL ROYALTY CORPORATION
By:	/s/ William Heissenbuttel
Name: William Heissenbuttel
Title: President

SANDSTORM GOLD LTD.
By:	/s/ David Awram
Name: David Awram
Title: Senior Executive Vice-President and Director

SCHEDULE A
PLAN OF ARRANGEMENT
See attached.

A-A-1

PLAN OF ARRANGEMENT
UNDER SECTION 288 OF THE
BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)
ARTICLE 1
DEFINITIONS AND INTERPRETATION
1.1Definitions
In this Plan of Arrangement, unless the context otherwise requires:
“Arrangement” means the arrangement of the Company under Part 9, Division 5 of the BCBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of the Arrangement Agreement, this Plan of Arrangement, or made at the direction of the Court in the Final Order (with the prior written consent of AcquireCo, the Company and the Purchaser, each acting reasonably);
“Arrangement Agreement” means the arrangement agreement dated July 6, 2025 among the Purchaser, AcquireCo and the Company to which this Plan of Arrangement is attached as Schedule A, together with the Company Disclosure Letter and the Purchaser Disclosure Letter;
“Arrangement Resolution” means the special resolution of the Company Shareholders approving the Plan of Arrangement, which is to be considered and, if thought fit, passed at the Company Meeting, substantially in the form and content of Schedule B to the Arrangement Agreement;
“AcquireCo” means International Royalty Corporation, a corporation incorporated under the laws of Canada;
“Authorization” means, with respect to any Person, any authorization, order, permit, approval, grant, agreement, licence, classification, restriction, registration, consent, order, right, notification, condition, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction or decision having the force of Law, of, from or required by any Governmental Entity having jurisdiction over such Person;
“BCBCA” means the Business Corporations Act (British Columbia);
“business day” means any day, other than a Saturday, a Sunday or a statutory or civic holiday in Denver, Colorado, Toronto, Ontario or Vancouver, British Columbia;
“Company” means Sandstorm Gold Ltd., a corporation existing under the laws of the Province of British Columbia;
“Company Equity Incentive Plans” means, collectively, the Company Option Plan, the Company RSR Plan and the Company PSR Plan;
“Company Incentive Awards” means, collectively, the Company Options, Company RSRs and Company PSRs;
“Company Meeting” means the special meeting of Company Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution and for any other purpose as may be set out in the Company Circular and agreed to in writing by the Purchaser, acting reasonably;
“Company Option Plan” means the amended and restated stock option plan of the Company effective May 10, 2013;
“Company Options” means the outstanding options to purchase Company Shares granted under the Company Option Plan;
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“Company PSR Plan” means the performance share plan of the Company effective December 12, 2024;
“Company PSRs” means the outstanding performance share rights granted under the Company PSR Plan;
“Company RSR Plan” means the restricted share plan of the Company effective April 4, 2011;
“Company RSRs” means the outstanding restricted share rights granted under the Company RSR Plan;
“Company Shareholders” means the registered and/or beneficial holders of Company Shares, as the context requires;
“Company Shares” means the common shares in the capital of the Company;
“Consideration” means the consideration in the form of Purchaser Shares equal to the Exchange Ratio for each Company Share to be issued to Company Shareholders pursuant to Section 2.3(c) of this Plan of Arrangement;
“Consideration Shares” means the Purchaser Shares to be issued to Company Shareholders pursuant to Section 2.3(c) hereof;
“Court” means the Supreme Court of British Columbia;
“Depositary” means Computershare Investor Services Inc., or such other Person as the Parties may appoint (acting reasonably) to act as depositary in respect of the Arrangement;
“Dissent Rights” has the meaning ascribed thereto in Section 4.1(a);
“Dissent Shares” means the Company Shares held by a Dissenting Shareholder in respect of which the Dissenting Shareholder has validly exercised Dissent Rights;
“Dissenting Shareholder” means a registered Company Shareholder who has properly and validly dissented in respect of the Arrangement Resolution in strict compliance with the Dissent Rights, who has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights and who is ultimately determined to be entitled to be paid the fair value of its Company Shares, but only in respect of the Dissent Shares;
“DRS Advice” has the meaning specified in Section 3.1;
“Effective Date” means the date upon which the Arrangement becomes effective in accordance with Section 2.11(a) of the Arrangement Agreement;
“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date or such other time as the Purchaser and the Company agree to in writing before the Effective Date;
“Exchange Ratio” means 0.0625;
“Final Order” means the final order of the Court made pursuant to Section 291 of the BCBCA, in a form and substance acceptable to the Company and the Purchaser, each acting reasonably, after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, approving the Arrangement, including as such order may be amended, supplemented, modified or varied by the Court (with the consent of both the Company and the Purchaser, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both the Company and the Purchaser, each acting reasonably) on appeal;
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“Governmental Entity” means: (a) any international, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, international arbitration institution, commission, board, ministry bureau, agency or entity, domestic or foreign, including the Canadian Securities Authorities and the U.S. SEC; (b) any stock exchange, including the TSX, the NYSE and Nasdaq; (c) any subdivision, agent, commission, board or authority of any of the foregoing; or (d) any quasi‑governmental or private body or self-regulatory organization exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;
“Interim Order” means the interim order of the Court to be issued following the application therefor submitted to the Court after being informed of the intention of the Parties to rely upon the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof with respect to the Consideration Shares to be issued pursuant to the Arrangement as contemplated by Section 2.3 of the Arrangement Agreement, in a form and substance acceptable to the Company and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, as the same may be amended, supplemented, modified or varied by the Court with the consent of the Company and the Purchaser, each acting reasonably;
“IRS” means the U.S. Internal Revenue Service;
“Law” or “Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgements, injunctions, determinations, awards, decrees or other requirements, whether domestic or foreign, that are binding upon or applicable to such Person or its business, and the terms and conditions of any Authorization of or from any Governmental Entity, and, for greater certainty, includes Securities Laws and applicable common law, and the term “applicable” with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its Subsidiaries or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party and/or its Subsidiaries or its or their business, undertaking, property or securities;
“Letter of Transmittal” means the letter of transmittal to be delivered to registered Company Shareholders for use in connection with the Arrangement;
“Liens” means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, encumbrances and adverse rights or claims or other third party interests or encumbrances of any kind, whether contingent or absolute, and any agreement, option, lease, sublease, restriction, easement, right-of-way, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;
“Nasdaq” means the Nasdaq Global Select Market;
“Notice of Dissent” means a written notice provided by a Company Shareholder that is a registered holder of Company Shares to the Company setting forth such Company Shareholder’s objection to the Arrangement Resolution and exercise of Dissent Rights;
“NYSE” means the New York Stock Exchange;
“Parties” means, together, the Purchaser, AcquireCo and the Company, and “Party” means any one of them, as the context requires;
“Payout Percentage” means 200%;
“Person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;
“Plan of Arrangement” means this plan of arrangement and any amendments or variations hereto made in accordance with this plan of arrangement or upon the direction of the Court in the Final Order with the consent of the Company, AcquireCo and the Purchaser, each acting reasonably;
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“Purchaser” means Royal Gold, Inc., a corporation existing under the laws of the State of Delaware;
“Purchaser Shares” means the common stock, par value U.S.$0.01 per share, in the capital of the Purchaser;
“Registrar” means the Registrar of Companies for the Province of British Columbia duly appointed under Section 400 of the BCBCA;
“Section 338(g) Election” has the meaning set out in Section 3.10;
“Tax Act” means the Income Tax Act (Canada);
“TSX” means the Toronto Stock Exchange;
“U.S. Securities Act” means the United States Securities Act of 1933; and
1.2Interpretation Not Affected by Headings
The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Plan of Arrangement. Unless the contrary intention appears, references in this Plan of Arrangement to an Article, Section or Step by number or letter or both refer to the Article, Section or Step, respectively, bearing that designation in this Plan of Arrangement.
1.3Number and Gender
In this Plan of Arrangement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender include all genders.
1.4Calculation of Time
Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends. Where the last day of any such time period is not a business day, such time period shall be extended to the next business day following the day on which it would otherwise end.
1.5Date for Any Action
If the date on which any action is required to be taken hereunder by a Party is not a business day, such action shall be required to be taken on the next succeeding day which is a business day.
1.6Currency
Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of the United States and “$” refers to U.S. dollars.
1.7No Strict Construction
The language used in this Plan of Arrangement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.
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1.8Statutory, Contractual and Other References
A reference to a statute includes all rules, regulations and policies made pursuant thereto and, unless otherwise specified, the provisions of any statute, rule, regulation or policy that amends, supplements or supersedes such statute, rule, regulation or policy. A reference to an agreement, plan, order, disclosure document or filing made pursuant to applicable Law refers to such agreement, such plan, such disclosure document or such filing, as the case may be, including all schedules, exhibits, appendices and other annexes appended thereto by whatever name and any documents or information incorporated by reference (unless otherwise specified in such agreement, plan, disclosure document or filing), as amended from time to time and in whatever form such amendment is duly and validly made, including by amendment and restatement, by notice, by side letter, by supplement or otherwise.
1.9Inclusion
In this Plan of Arrangement, “including” means including without limitation, and “include” and “includes” have a corresponding meaning.
1.10Governing Law
This Plan of Arrangement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the laws of Canada applicable therein.
1.11Time
Time is of the essence in the performance of the Parties’ respective obligations hereunder.
1.12Time References
In this Plan of Arrangement, unless otherwise specified, any references to time are to local time, Vancouver, British Columbia.
1.13Other Definitions
Capitalized terms that are used herein but not defined shall have the meanings ascribed thereto in the Arrangement Agreement.
ARTICLE 2
THE ARRANGEMENT
2.1Arrangement Agreement
This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement, except in respect of the sequence of the steps comprising the Arrangement, which shall occur in the order set out in this Plan of Arrangement.
2.2Effectiveness
This Plan of Arrangement will become effective at the Effective Time (except as otherwise provided herein) and will be binding from and after the Effective Time on the Purchaser, the Company, AcquireCo, the Depositary, the Company Shareholders, including the Dissenting Shareholders, and the holders of Company Incentive Awards, in each case, without any further authorization, act or formality on the part of any Person, except as expressly provided herein.
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2.3The Arrangement
The following steps shall occur and shall be deemed to occur, commencing at the Effective Time, sequentially in the following order, with each such step after the first occurring five minutes after the preceding step (except where otherwise indicated), and without any further authorization, act or formality on the part of any Person:
Treatment of Company RSRs
(a)each Company RSR outstanding immediately prior to the Effective Time, whether vested or unvested, notwithstanding the terms of the Company RSR Plan, shall and shall be deemed to be immediately and unconditionally vested to the fullest extent, and shall be settled by the Company at the Effective Time in exchange for Company Shares (provided that no share certificates shall be issued with respect to such Company Shares), less any applicable withholdings pursuant to Section 3.7 and such Company Shares shall be transferred to AcquireCo pursuant to Section 2.3(c) at the time and for the Consideration provided therein, and:
(i)the holders of such Company RSRs shall cease to be holders thereof and to have any rights as holders of such Company RSRs, other than the right to receive the consideration to which they are entitled under this Section 2.3(a);
(ii)such holders’ names shall be, and shall be deemed to be, removed from the register of the Company RSRs maintained by or on behalf of the Company; and
(iii)all agreements relating to the Company RSRs shall be terminated and shall be of no further force and effect.
Dissenting Shareholders
(b)Each Dissent Share shall be and shall be deemed to be transferred and assigned by the holder thereof without any further act or formality on its part, free and clear of all Liens, to AcquireCo in accordance with, and for the consideration contemplated in, Section 4.1, and:
(i)such Dissenting Shareholder shall cease to be, and shall be deemed to cease to be, the registered holder of each such Dissent Share and the name of such registered holder shall be, and shall be deemed to be, removed from the central securities register of the Company in respect of each such Dissent Share, and at such time each Dissenting Shareholder will have only the rights set out in Section 4.1;
(ii)such Dissenting Shareholder shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign each such Dissent Share; and
(iii)AcquireCo shall be the holder of all of the outstanding Dissent Shares, free and clear of all Liens, and the central securities register of the Company shall be revised accordingly.
Transfer of Company Shares to AcquireCo
(c)Each Company Share (other than Company Shares held by the Purchaser or an affiliate of the Purchaser) shall be and shall be deemed to be transferred and assigned by the holder thereof without any further act or formality on its part, free and clear of all Liens, to AcquireCo in exchange for the Consideration that will be delivered by AcquireCo for each such Company Share so transferred, in each case subject to Section 3.4 and Section 3.7. In respect of the Company Shares so transferred:
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(i)the holder thereof shall cease to be, and shall be deemed to cease to be, the registered or beneficial holder of each such Company Share and the name of such registered holder shall be removed from the central securities register of Company;
(ii)the holder thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign each such Company Share; and
(iii)AcquireCo shall be the holder of all of the outstanding Company Shares (other than the Company Shares held by the Purchaser or an affiliate of the Purchaser), free and clear of all Liens, and the central securities register of the Company shall be revised accordingly.
Treatment of Company Options and Company PSRs
(d)Notwithstanding Section 4.4 of the Company Option Plan, each Company Option (whether vested or unvested) outstanding immediately prior to the Effective Time held by a holder shall fully vest, and such Company Option shall remain outstanding in accordance with the terms of the Company Option Plan, and following the Effective Time, upon exercise of such Company Option, such Company Option shall entitle the holder to receive, pursuant to the terms of the Company Option and in accordance with the terms of the Company Option Plan, such number of Purchaser Shares equal to: (A) the number of Company Shares that were issuable upon exercise of such Company Option immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, rounded down to the nearest whole number of Purchaser Shares, at an exercise price equal to the quotient determined by dividing: (X) the exercise price per Company Share at which such Company Option was exercisable immediately prior to the Effective Time, by (Y) the Exchange Ratio, rounded up to the nearest whole cent. For greater certainty, notwithstanding Section 4.4 of the Company Option Plan, except as otherwise set out herein, the original grant agreement evidencing a Company Option, all terms and conditions of such Company Option, including the expiry date, and the conditions to and manner of exercising such Company Option existing prior to the Effective Time, shall remain the same and such Company Option shall continue to be the same Company Option after the Effective Time.
(e)Notwithstanding any vesting or exercise or other provisions to which a Company PSR might otherwise be subject (whether by contract, the conditions of grant, applicable Law or the terms of the Company PSR Plan), each Company PSR that is outstanding immediately prior to the Effective Time shall fully vest, and shall be deemed to fully vest, and shall be, and shall be deemed to be, transferred by the holder thereof to the Company in exchange for a cash payment from the Company equal to the Fair Market Value (as defined in the Company PSR Plan) of one Company Share on the last trading day prior to the Effective Date multiplied by the Payout Percentage, less any applicable withholdings pursuant to Section 3.7, and each such Company PSR shall be immediately cancelled and
(i)the holders of such Company PSRs shall cease to be holders thereof and to have any rights as holders of such Company PSRs, other than the right to receive the consideration to which they are entitled under this Section 2.3,
(ii)such holders’ names shall be, and shall be deemed to be, removed from the register of the Company PSRs maintained by or on behalf of the Company, and
(iii)all agreements relating to the Company PSRs shall be terminated and shall be of no further force and effect.
The exchanges and cancellations provided for in this Section 2.3 will be deemed to occur at or following the Effective Time as provided for in this Section 2.3, notwithstanding that certain procedures related thereto are not completed until after the Effective Date.
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ARTICLE 3
DELIVERY OF CONSIDERATION
3.1Deposit and Payment of Consideration
(a)Following receipt of the Final Order and no later than the business day prior to the Effective Date, the Purchaser shall deposit in escrow, or cause to be deposited in escrow, with the Depositary, sufficient Purchaser Shares to satisfy the Consideration payable to the Company Shareholders in accordance with Section 2.3, which shall be held by the Depositary in escrow as agent and nominee for such former Company Shareholders for distribution to such former Company Shareholders in accordance with the provisions of this Article 3.
(b)Upon surrender to the Depositary for cancellation of a certificate or a direct registration statement advice (a “DRS Advice”) which immediately prior to the Effective Time represented one or more Company Shares that were transferred under the Arrangement, together with a duly completed and executed Letter of Transmittal and such other documents and instruments as the Depositary or the Purchaser may reasonably require, the holder of the Company Shares represented by such surrendered certificate or DRS Advice shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder (in each case less any amounts withheld pursuant to Section 3.7 (if any)), the applicable Consideration that such holder has the right to receive, and the certificate or DRS Advice so surrendered shall forthwith be cancelled.
(c)In the event of a transfer of ownership of Company Shares which was not registered in the transfer records of the Company, the Consideration that such holder has the right to receive, subject to Section 2.3, shall be delivered to the transferee if the certificate or DRS Advice which immediately prior to the Effective Time represented Company Shares that were exchanged for the Consideration under the Arrangement is presented to the Depositary, accompanied by all documents reasonably required to evidence and effect such transfer.
(d)After the Effective Time and until surrendered for cancellation as contemplated by Section 3.1(b), each certificate or DRS Advice that immediately prior to the Effective Time represented one or more Company Shares, other than the Dissent Shares, shall be deemed at all times to represent only the right to receive in exchange therefor the Consideration that the holder of such certificate or DRS Advice is entitled to receive in accordance with Section 2.3, less any amounts withheld pursuant to Section 3.7 (if any).
3.2Distributions with Respect to Unsurrendered Certificates
No dividends or other distributions declared or made after the Effective Time with respect to Consideration Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Company Shares that were exchanged for Consideration Shares pursuant to Sections 2.3(c) until the holder of such certificate shall surrender such certificate in accordance with Section 3.1. Subject to applicable Law, at the time of such surrender of any such certificate (or, in the case of clause (b) below, at the appropriate payment date), there shall be paid to the holder of the certificates representing Company Shares that were exchanged for Consideration Shares pursuant to Section 2.3(c), without interest, (a) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Consideration Shares to which such holder is entitled pursuant hereto, and (b) to the extent not paid under clause (a), on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and the payment date subsequent to surrender payable with respect to such Consideration Shares.
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3.3Deemed Fully Paid and Non-Assessable Shares
All Consideration Shares issued pursuant to this Plan of Arrangement shall be deemed to be validly issued and outstanding as fully paid and non-assessable shares.
3.4No Fractional Shares
No fractional Consideration Shares shall be issued upon the exchange of Company Shares pursuant to Sections 2.3(c) and 3.1. Where the aggregate number of Consideration Shares to be issued to a Company Shareholder pursuant to Sections 2.3(c) and 3.1 as consideration under the Arrangement would result in a fractional Consideration Share being issuable, such fractional Consideration Share shall be rounded up to the nearest whole Consideration Share in the event that a Company Shareholder is entitled to a fractional share representing 0.5 or more of a Consideration Share and shall be rounded down to the nearest whole Consideration Share in the event that a Company Shareholder is entitled to a fractional share representing less than 0.5 of a Consideration Share.
3.5Lost Certificates
In the event that any certificate which, immediately prior to the Effective Time, represented one or more outstanding Company Shares, which were exchanged in accordance with Section 2.3(c) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary shall deliver in exchange for such lost, stolen or destroyed certificate, the aggregate Consideration which such holder is entitled to receive in accordance with this Plan of Arrangement. When authorizing such delivery of the aggregate Consideration which such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder to whom the Consideration is to be delivered shall, as a condition precedent to the delivery of such Consideration, give a bond satisfactory to AcquireCo, the Purchaser and the Depositary in such amount as AcquireCo, the Purchaser and the Depositary may direct (each acting reasonably), or otherwise indemnify AcquireCo, the Purchaser and the Depositary and/or any of their respective representatives or agents in a manner satisfactory to AcquireCo, the Purchaser and the Depositary (each acting reasonably), against any claim that may be made against AcquireCo, the Purchaser or the Depositary and/or any of their respective representatives or agents with respect to the certificate alleged to have been lost, stolen or destroyed.
3.6Extinction of Rights
Any certificate or DRS Advice which immediately prior to the Effective Time represented outstanding Company Shares that were exchanged pursuant to Section 2.3(c) that is not deposited with all other instruments required by Section 3.1 on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a securityholder of the Company, AcquireCo or the Purchaser. On such date, the Consideration Shares to which the former holder of the certificate or DRS Advice referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to the Purchaser or AcquireCo, as applicable. None of the Purchaser, AcquireCo, the Company or the Depositary shall be liable to any Person in respect of any Consideration Shares (or dividends, distributions and interest in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
3.7Withholding Taxes
The Purchaser, AcquireCo, the Company, the Depositary, their respective Subsidiaries and any other Person on their behalf, shall be entitled to deduct and withhold from any amounts payable to any Person pursuant to the Arrangement or under this Plan of Arrangement (including any amounts payable pursuant to Section 2.3, Article 3 and Article 4 of this Plan of Arrangement), and from all dividends, interest, and other amounts payable or distributable to any former Company Shareholder or former holders of Company Incentive Awards, such amounts as the Purchaser, AcquireCo, the Company, the Depositary and their respective
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Subsidiaries or any Person on behalf of any of the foregoing, is or may be required or permitted to deduct or withhold with respect to such payment under the Tax Act, the U.S. Tax Code, or any provision of local, state, federal, provincial or foreign Law. The Purchaser, AcquireCo, the Company, the Depositary, their respective Subsidiaries and any other Person on their behalf, shall exercise commercially reasonable efforts to reduce or eliminate any deduction or withholding with respect to payments made pursuant to the Arrangement and under this Agreement and shall be entitled to request from any recipient of any payment hereunder any necessary tax forms or any other proof of exemption from withholding or any similar information. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Person to whom such amounts would otherwise have been paid, provided that such deducted or withheld amounts are actually remitted to the appropriate authority or Person in accordance with applicable Law. In any case where the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the amount otherwise payable, the Purchaser, the Company, AcquireCo, the Depositary, their respective Subsidiaries and any Person on behalf of the foregoing, as the case may be, is authorized to sell or otherwise dispose of (or otherwise require the recipient of such payment to irrevocably direct the sale through a broker and irrevocably direct the broker to pay the proceeds of such sale of) such portion of the Consideration or other amounts payable or distributable pursuant to Section 2.3, Article 3 or Article 4 of this Plan of Arrangement as is necessary in order to fully fund such deduction or withholding requirement, and the payor shall use commercially reasonable efforts to notify the recipient of such payment of such withholding and sale, and such Person shall remit any unapplied balance of the net proceeds of such sale to the holder.
3.8Transfer Free and Clear
For greater certainty, any transfer or exchange of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind.
3.9Interest
Under no circumstances shall interest accrue or be paid by the Company, AcquireCo, the Purchaser, the Depositary or any other Person to any Company Shareholder or other Persons depositing certificates or DRS Advices pursuant to this Plan of Arrangement in respect of the Company Shares immediately existing prior to the Effective Time.
3.10Income Tax Elections
The Purchaser shall have the sole and exclusive right, in its discretion, to make an election under Section 338(g) of the U.S. Tax Code, and any corresponding elections under state, local or non-U.S. law (collectively, a “Section 338(g) Election”), with respect to the transfer of Company Shares to AcquireCo and any of the Company’s subsidiaries that qualify as target affiliates within the meaning of Treasury Regulation Section 1.338-2(c). Any Taxes arising as a result of the Purchaser’s Section 338(g) Election shall be borne exclusively by the Purchaser. The Purchaser shall deliver to each Company Shareholder (other than holders of Dissent Shares and Company Shares held by Purchaser or an affiliate of Purchaser) a copy of IRS Form 8883 (or successor form) and any other relevant forms or filings relating to the Section 338(g) Election within a reasonable time after filing and any additional forms or documentation reasonably requested by any Company Shareholder.
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ARTICLE 4
RIGHTS OF DISSENT
4.1Dissent Rights
(a)Pursuant to the Interim Order, Company Shareholders who are registered holders of Company Shares as of the record date of the Company Meeting may exercise rights to dissent in connection with the Arrangement under Division 2 of Part 8 of the BCBCA, as modified by this Article 4, the Interim Order and the Final Order (“Dissent Rights”), with respect to all (but not less than all) of the Company Shares held by such Company Shareholder, provided that the Notice of Dissent contemplated by Section 242 of the BCBCA, as may be modified by the Interim Order, must be received by the Company by 4:00 p.m. on the date that is at least two business days prior to the date of the Company Meeting, or any date to which the Company Meeting may be postponed or adjourned, and provided further that holders who duly exercise such Dissent Rights and who:
(i)are ultimately entitled to be paid the fair value of their Dissent Shares: (A) will be entitled to be paid the fair value of such Dissent Shares by AcquireCo, which fair value, notwithstanding anything to the contrary contained in the BCBCA, shall be the fair value of such Dissent Shares determined as of the close of business on the day immediately before the approval of the Arrangement Resolution; (B) shall be deemed not to have participated in the transactions in Article 2 (other than Section 2.3(b), if applicable); (C) shall be deemed to have transferred and assigned such Dissent Shares, free and clear of any Liens, to AcquireCo in accordance with Section 2.3(b); and (D) will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holders not exercised their Dissent Rights in respect of such Company Shares; and
(ii)are ultimately not entitled, for any reason, to be paid fair value for their Company Shares, shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-dissenting registered holder of Company Shares, and shall be entitled to receive only the Consideration pursuant to Section 2.3(c) that such holder would have received pursuant to the Arrangement if such holder had not exercised Dissent Rights.
(b)In no circumstances shall the Purchaser, AcquireCo, the Company or any other Person be required to recognize a Person exercising Dissent Rights unless such Person is the registered holder of those Company Shares in respect of which such rights are sought to be exercised as of the record date of the Company Meeting and as of the deadline for exercising such Dissent Rights.
(c)In no case shall the Purchaser, AcquireCo, the Company or any other Person be required to recognize holders of Company Shares who exercise Dissent Rights as holders of Company Shares after the time that is immediately prior to the Effective Time, and the names of the Dissenting Shareholders shall be deleted from the central securities register as holders of the Company at the time at which the step in Section 2.3(b) occurs.
(d)For greater certainty, in addition to any other restrictions in the Interim Order and under Section 238 of the BCBCA, none of the following shall be entitled to exercise Dissent Rights: (i) a holder of any Company Incentive Awards in respect of such holder’s Company Incentive Awards; (ii) Company Shareholders who vote or have instructed a proxyholder to vote such Company Shares in favour of the Arrangement Resolution; and (iii) any other Person who is not a registered Company Shareholder as of the record date for the Company Meeting.
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ARTICLE 5
GENERAL
5.1Paramountcy
From and after the Effective Time (a) this Plan of Arrangement shall take precedence and priority over any and all rights related to the Company Shares and the Company Incentive Awards issued prior to the Effective Time, and (b) the rights and obligations of the holders of Company Shares, the holders of Company Incentive Awards, the Parties, the Depositary and any trustee or transfer agent therefor in relation thereto, and any other Person having any right, title or interest in or to Company Shares and Company Incentive Awards, shall be solely as provided for in this Plan of Arrangement.
5.2Amendment
(a)The Purchaser and the Company reserve the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time, provided that each such amendment, modification or supplement must be (i) agreed to in writing by AcquireCo, the Company and the Purchaser, (ii) filed with the Court and, if made following the Company Meeting, approved by the Court, and (iii) communicated to Company Shareholders and the holders of Company Incentive Awards if and as required by the Court.
(b)Subject to the provisions of the Interim Order, any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Purchaser and the Company at any time prior to the Company Meeting (provided, however, that the Company and the Purchaser shall have consented thereto in writing), with or without any other prior notice or communication, and, if so proposed and accepted by the Persons voting at the Company Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.
(c)Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting shall be effective only if: (i) it is consented to in writing by each of AcquireCo, the Purchaser and the Company (each acting reasonably); and (ii) if required by the Court, it is consented to by the Company Shareholders voting in the manner directed by the Court.
(d)Any amendment, modification or supplement to this Plan of Arrangement may be made by the Company and the Purchaser without the approval of or communication to the Court or the Company Shareholders, provided that it concerns a matter which, in the reasonable opinion of the Company and the Purchaser, is of an administrative or ministerial nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any of the Company Shareholders or holders of Company Incentive Awards.
(e)This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.
5.3Further Assurances
Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and be deemed to have occurred in the order set out herein, without any further act or formality, each of the Parties shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to implement this Plan of Arrangement and to further document or evidence any of the transactions or events set out herein.
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ARTICLE 6
U.S. SECURITIES LAW EXEMPTION
6.1U.S. Securities Law Exemption
Notwithstanding any provision herein to the contrary, the Company, AcquireCo and the Purchaser each agree that this Plan of Arrangement will be carried out with the intention that all Consideration Shares issued pursuant to this Plan of Arrangement, whether in the United States, Canada or any other country, be issued or granted, as the case may be, and exchanged, in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof and applicable state securities Laws, and pursuant to the terms, conditions and procedures set forth in the Arrangement Agreement. To the extent necessary, to provide for the issuance of freely tradeable shares, the Purchaser shall, on or as promptly as practicable following the Effective Date, file one or more registration statements on Form S-8 with the U.S. SEC to register the issuance of Purchaser Shares upon exercise of Company Options from time to time after the Effective Time. The Purchaser has also agreed to apply and use commercially reasonable efforts to obtain approval for listing on Nasdaq by the Effective Time of the Consideration Shares and the Purchaser Shares issuable upon exercise of any Company Options.
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SCHEDULE F
COMPANY REPRESENTATIONS AND WARRANTIES
(a)Organization and Qualification. The Company and each of its Subsidiaries is duly incorporated or an entity duly created and validly existing under all applicable Laws of its jurisdiction of incorporation, continuance or creation, and has the requisite power and authority to own its assets and conduct its business as now owned and conducted, except as disclosed in Schedule (a) of the Company Disclosure Letter. The Company and each of its Subsidiaries is duly qualified to carry on business and has authority to own, lease and operate properties, assets and carry on business as presently conducted, and is in good standing in each jurisdiction where such qualification is applicable and in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Company Material Adverse Effect. True and complete copies of the constating documents of the Company and each of its Subsidiaries have been delivered or made available to the Purchaser, and no action has been taken to amend or supersede such documents.
(b)Authority Relative to this Agreement. The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations under this Agreement have been duly authorized by the Company Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the Arrangement, other than the Interim Order, the Final Order, approval of the Company Circular by the Company Board and the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable by AcquireCo and the Purchaser against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting creditors’ rights generally, and subject to the qualification that equitable remedies, including specific performance, may be granted only in the discretion of a court of competent jurisdiction.
(c)No Conflict; Required Filings and Consent.
(i)Except as disclosed in Schedule (c)(i) of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement and the performance by it of its obligations hereunder and the completion of the Arrangement and the other transactions contemplated hereby do not and will not (or would not with the giving of notice, the lapse of time or both, or the happening of any other event or condition):
(A)violate, conflict with or result in a breach of:
(1)the constating documents of the Company or those of any of its Subsidiaries;
(2)any Principal Company Royalty and Stream Agreement;
(3)any Company Material Contract (other than a Principal Company Royalty and Stream Agreement) or any material Authorization to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, except as would not, individually or in the aggregate, materially and adversely affect the Company and its Subsidiaries; or
(4)any Law to which the Company or its Subsidiaries is subject or by which the Company or its Subsidiaries is bound, subject to receipt of the Regulatory Approvals and except as would not, individually or in the aggregate, have a Company Material Adverse Effect;
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(B)give rise to any right of termination, allow any Person to exercise any rights, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled, under any Contract or Authorization to which the Company or any of its Subsidiaries is a party, except as would not, individually or in the aggregate, have a Company Material Adverse Effect; or
(C)give rise to any pre-emptive rights, including rights of first refusal or rights of first offer, or trigger any change in control provisions or any restriction or limitation under any Contract or Authorization, or result in the imposition of any Lien (other than a Company Permitted Lien) upon any of the Company’s assets or the assets of any of its Subsidiaries, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.
(ii)Other than the Regulatory Approvals, the rules and policies of the TSX and the NYSE, as applicable, the Interim Order and the Final Order, no Authorization of, or other action by or in respect of, or filing, recording, registering or publication with, or notification to, any Governmental Entity is necessary on the part of the Company or any of its Subsidiaries in order for the Company to proceed with the execution and delivery of this Agreement and the consummation of the Arrangement and the other transactions contemplated by this Agreement, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.
(d)Subsidiaries; Ownership of Common Shares of Horizon
(i)The Company does not have any Subsidiaries other than those listed in Schedule (d)(i) of the Company Disclosure Letter. Other than for the Regulatory Approvals, none of the Company’s Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s shares, or from repaying to the Company any loans or advances made thereto.
(ii)The following information with respect to each of the Company’s Subsidiaries is accurately set out in Schedule (d)(ii) of the Company Disclosure Letter: (A) its name; (B) the Company’s percentage equity ownership of it and if applicable, any other shareholder’s ownership of it; (C) capital stock; (D) its board of directors and any other officer; (E) its valid powers of attorney; and (F) its jurisdiction of incorporation, organization or formation.
(iii)Except as disclosed in Schedule (d)(ii) of the Company Disclosure Letter, the Company beneficially owns, directly or indirectly, all of the issued and outstanding securities of each of its Subsidiaries and there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) to acquire any issued or unissued securities or other ownership interests in any of the Company’s Subsidiaries.
(iv)All of the issued and outstanding shares or other equity securities in the capital of each of the Company’s Subsidiaries are: (A) validly issued, fully-paid and, where the concept exists, non-assessable (and no such shares or other equity interests have been issued in violation of any pre-emptive or similar rights) and all such shares or other equity interests are owned free and clear of all Liens (other than Company Permitted Liens); and (B) free of any other restrictions including any restriction on the right to vote, sell or otherwise dispose of shares or other equity interests.
(v)The Company legally and beneficially owns 29,274,086 common shares in the capital of Horizon and warrants entitling the Company to acquire 734,375 Horizon common shares, and all such common shares and warrants are owned free and clear of any Liens (other than Company Permitted Liens) and such securities are duly authorized, validly issued, fully paid and non-assessable. Other than as contemplated in the Horizon Support Agreement and the Horizon Arrangement Agreement and, other than Company Permitted Liens, there are no
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outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) providing to any third party the right to acquire any of the Horizon common shares and warrants owned by the Company.
(vi)Other than (A) as set forth in Schedule (d)(vi) of the Company Disclosure Letter and (B) with respect to Horizon as set forth in paragraph (d)(v) above, the Company does not legally or beneficially own any material equity interests in any companies. Other than as disclosed in Schedule (d)(vi) of the Company Disclosure Letter, such equity interests are owned free and clear of any Liens (other than Company Permitted Liens) and there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) providing to any third party the right to acquire any of such equity interests.
(vii)Neither the Company nor any of its Subsidiaries owns any Purchaser Shares or any other securities in the capital of the Purchaser.
(e)Strategic Review Assets.
(i)Except as disclosed in Schedule (e) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries have offered or agreed to amend or otherwise modify or supplement, or waive any material provision of, Strategic Review Assets, including, for certainty, any offer or agreement to settle, waive, amend, restructure, or defer the maturity date of amounts payable under the Strategic Review Assets.
(ii)Neither the Company nor any of its Subsidiaries have taken any action or omitted to take any action which action or omission would reasonably be expected to result in the Company or any of its Subsidiaries, whether individually or jointly with any associates, affiliates, or other persons, holding more than 19.99% of the total outstanding common shares in the capital of the Strategic Review Party on a non-diluted basis.
(f)Compliance with Laws and Constating Documents.
(i)To the knowledge of the Company, the Company and each of its Subsidiaries is and, since January 1, 2024, has been, in compliance, in all material respects, with all applicable Laws in each jurisdiction in which it conducts business and, to the knowledge of the Company, neither the Company nor any of its Subsidiaries is under investigation with respect to any material violation of applicable Laws from any Governmental Entity, or has received any notice that any material violation of any Law is being or may be alleged from any Governmental Entity.
(ii)As of the date hereof, none of the Company or its Subsidiaries is in conflict with, or in default (including cross defaults) under or in violation of its articles or by-laws or equivalent organizational documents, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.
(g)Company Authorizations.
(i)To the knowledge of the Company, the Company and its Subsidiaries have obtained, and are in compliance in all material respects with, all Authorizations required by Law that are necessary to conduct their business as now being conducted, and such Authorizations are in full force and effect in accordance with their terms. True copies of all such material Authorizations have been made available to the Purchaser.
(ii)The Company and its Subsidiaries have fully complied with and are in compliance with all such Authorizations, except, in each case, for such non-compliance which, individually or in the aggregate, would not have a Company Material Adverse Effect.
(iii)No action, investigation or proceeding is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries in respect of or regarding any such Authorization that would reasonably be expected to result in a suspension, loss or revocation of any such Authorization, except in each case, for revocations, non-renewals or amendments
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which would not, individually or in the aggregate, have a Company Material Adverse Effect. Schedule (g) of the Company Disclosure Letter lists the Authorizations that are material to the operations of the Company and its Subsidiaries, taken as a whole.
(h)Capitalization and Listing.
(i)The authorized share capital of the Company consists of an unlimited number of Company Shares without par value and an unlimited number of preferred shares without par value. As at the close of business on the business day immediately preceding the date of this Agreement, there were: (A) 293,157,955 Company Shares validly issued and outstanding as fully-paid and non-assessable shares of the Company; (B) 14,042,750 outstanding Company Options providing for the issuance of up to 14,042,750 Company Shares upon the exercise thereof; (C) 2,418,817 outstanding Company RSRs providing for the issuance of up to 2,418,817 Company Shares upon the settlement thereof; and (D) 614,500 outstanding Company PSRs providing for the issuance of 1,229,000 Company Shares upon the settlement thereof (assuming a maximum 200% multiplier). Except for the Company Options, Company RSRs and Company PSRs referred to in this Section (h) and as set forth in Schedule (h)(i) of the Company Disclosure Letter, (1) there are no other options, warrants, conversion privileges, calls or other rights, shareholder rights plans, agreements, arrangements, commitments, or obligations of the Company or any of its Subsidiaries requiring any of them to issue or sell any shares or other securities of the Company or of any of its Subsidiaries, or any securities or obligations convertible into, exchangeable or exercisable for, or otherwise carrying or evidencing the right or obligation to acquire, any securities of the Company (including Company Shares) or any Subsidiary of the Company, and (2) no Person is entitled to any pre-emptive or other similar right granted by the Company or any of its Subsidiaries. All Company Shares issuable upon the exercise of outstanding Company Options, Company RSRs, and Company PSRs will, when issued in accordance with the terms of their respective plans, as the case may be, be duly authorized, validly issued, fully-paid and non-assessable, and are not and will not be subject to, or issued in violation of, any pre-emptive rights.
(ii)Schedule (h)(ii) of the Company Disclosure Letter sets forth, as of the date hereof, (A) the names and holdings of each Person who holds outstanding Company Options, Company RSRs and Company PSRs, and (B) the exercise price of each Company Option.
(iii)There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Shares or any shares of any of its Subsidiaries, or qualify securities for public distribution in Canada or elsewhere, or with respect to the voting or disposition of any securities of the Company or any of its Subsidiaries. No Subsidiary of the Company owns any Company Shares.
(iv)All outstanding securities of the Company have been issued in material compliance with all applicable Laws and any pre-emptive or similar rights applicable to them.
(v)There are no outstanding bonds, debentures or other evidences of indebtedness of the Company or any of its Subsidiaries, or any other agreements, arrangements, instruments or commitments of any kind giving any Person, directly or indirectly, the right to vote (or that are convertible or exercisable for securities having the right to vote) with the holders of the Company Shares on any matters, except Company Options, Company RSRs and Company PSRs.
(i)Shareholder and Similar Agreements. Neither the Company nor any of its Subsidiaries is party to any shareholder, pooling, voting trust or other similar agreement relating to the ownership or voting of any issued and outstanding Company Shares or the shares of any of the Company’s Subsidiaries, other than any Company Material Contract.
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(j)Reporting Issuer Status.
(i)The Company is a reporting issuer not on the list of reporting issuers in default (or the equivalent) under applicable Securities Laws in each of the provinces and territories of Canada, and is in material compliance with all Securities Laws applicable therein.
(ii)The Company has not taken any action to cease to be a reporting issuer in any province or territory of Canada, nor has the Company received notification from the British Columbia Securities Commission, as principal regulator, or any other applicable securities commissions or securities regulatory authority of a province or territory of Canada seeking to revoke the Company’s reporting issuer status. No delisting of, suspension of trading in, or cease trade order with respect to, any securities of the Company and, to the knowledge of the Company, no inquiry or investigation (formal or informal) of any Canadian Securities Authority has occurred, is in effect or ongoing or, to the knowledge of the Company, has been threatened in writing with respect to the foregoing.
(k)Reports. Since January 1, 2024, the Company has filed with all applicable Governmental Entities the Company Public Documents that the Company is required to file in accordance with applicable Securities Laws. The Company Public Documents as of their respective dates (and the dates of any amendments thereto): (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the requirements of applicable Securities Laws. Any amendments to the Company Public Documents required to be made have been filed on a timely basis with the applicable Governmental Entity. The Company has not filed any confidential material change report with any Governmental Entity which at the date hereof remains confidential and does not have any unresolved comments from the staff of the U.S. SEC.
(l)Stock Exchange Matters.
(i)The Company Shares are listed on the TSX and the NYSE and are not listed on any market other than the TSX and the NYSE.
(ii)The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the TSX and the NYSE. The Company has not taken any action which would be reasonably expected to result in the delisting or suspension of the Company Shares on or from the TSX or the NYSE.
(m)Financial Statements.
(i)The audited consolidated financial statements for the Company and its Subsidiaries as at and for the fiscal years ended December 31, 2024 and 2023, including the notes thereto, the reports by the Company’s auditors thereon and related management’s discussion and analysis, have been, and all financial statements of the Company which are publicly disseminated by the Company in respect of any subsequent periods prior to the Effective Date will be, (A) prepared in accordance with IFRS applied on a basis consistent with prior periods and all applicable Laws, and (B) present fairly, in all material respects, the assets, liabilities (whether accrued, absolute, contingent or otherwise), consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and for the periods indicated therein, and its results of operations and cash flows for the respective periods covered thereby (except as may be indicated expressly in the notes thereto). There have been no material changes to the Company’s accounting policies since December 31, 2024.
(ii)The Company has: (A) designed such disclosure controls and procedures, or caused them to be designed under the supervision of its President and Chief Executive Officer and Chief Financial Officer, to provide reasonable assurance that material information relating to the Company and its Subsidiaries is made known to the President and Chief Executive Officer and
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Chief Financial Officer of the Company by others, particularly during the periods in which annual or interim filings are being prepared; and (B) designed such internal controls over financial reporting, or caused them to be designed under such President and Chief Executive Officer’s and Chief Financial Officer’s supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS.
(iii)The Company has established “disclosure controls and procedures” and “internal control over financial reporting” (each as defined in NI 52-109) to the extent required by NI 52-109 and Securities Laws, and, as of the date hereof, the Company does not have knowledge, and has not been advised by its auditors, of any “material weakness” (as defined in NI 52-109), in each case, except as disclosed in the Company Public Documents.
(iv)Since January 1, 2024, neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any Representative of the Company or any of its Subsidiaries has received or otherwise obtained knowledge of any complaint, allegation or claim, whether written or oral, regarding the accounting or auditing practices or internal auditing controls of the Company or any of its Subsidiaries, including any complaint, allegation, assertion, or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, which has not been resolved to the satisfaction of the audit committee of the Company Board.
(n)Auditors. There is not now, and there has never been, any reportable event (as defined in NI 51-102) with respect to the present or any former auditor of the Company.
(o)No Undisclosed Liabilities. The Company and its Subsidiaries, on a consolidated basis, have no material outstanding liabilities or obligations of any nature, whether or not accrued, contingent, unasserted or absolute, except for: (i) liabilities and obligations that are specifically presented on the audited balance sheet of the Company as of December 31, 2024 or disclosed in the notes thereto; (ii) liabilities and obligations that are disclosed in the Company Public Documents; (iii) liabilities and obligations incurred in the ordinary course; or (iv) liabilities and obligations incurred in connection with the Arrangement and this Agreement (including transaction related expenses).
(p)Real Property.
(i)Schedule (p) of the Company Disclosure Letter discloses, as of the date of this Agreement: (A) all material real property owned by the Company and its Subsidiaries excluding interests in Company Royalty and Stream Interests (“Company Owned Real Property”); and (B) all material real property leased, subleased, licensed and/or otherwise used or occupied (whether as tenant, subtenant, licensee or pursuant to any other occupancy arrangement) by the Company or its Subsidiaries, in each case, in connection with the operation of the business of the Company and its Subsidiaries as it is now being conducted (“Company Leased Real Property” and together with the Company Owned Real Property, the “Company Property”).
(ii)Schedule (p) of the Company Disclosure Letter also identifies each lease, sublease, license or other agreement under which the Company or its Subsidiaries lease, sublease, license or otherwise use or occupy the Company Leased Real Property (including all amendments, modifications, supplements, renewals and extensions thereto and guarantees thereof, the “Leases”).
(iii)Schedule (p) of the Company Disclosure Letter also identifies each sublease, license or other Contract or agreement under which the Company or its Subsidiaries sublease, license or otherwise permit a third party to use or occupy the Company Leased Real Property (including all amendments, modifications, supplements, renewals and extensions thereto and guarantees thereof, the “Sub-Leases”).
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(iv)The Company or its Subsidiaries holds good and valid leasehold interests in the Company Leased Real Property pursuant to the Leases, which leasehold interests are free and clear of all Liens (other than Company Permitted Liens), except as would not individually or in the aggregate materially and adversely impact the Company and its Subsidiaries. Neither the Company nor its Subsidiaries has received any written notice regarding a material violation, breach or default under any of the Leases or Sub-Leases that has not since been cured.
(q)Operational Matters. Except as would not, individually or in the aggregate, be reasonably expected to result in a Company Material Adverse Effect, all costs, expenses, and liabilities payable on or prior to the date hereof under the terms of any Contracts to which the Company or any of its Subsidiaries is a party, have been properly and timely paid, except for such expenses that are being currently paid prior to delinquency in the ordinary course.
(r)Principal Company Royalty and Stream Interests.
(i)Schedule (r) of the Company Disclosure Letter lists all Principal Company Royalty and Stream Interests.
(ii)Other than as set out in Schedule (r) of the Company Disclosure Letter, each of the Company and its Subsidiaries is the sole legal and beneficial owner of, and has valid, undisturbed and sufficient right, title and interest in, free and clear of any defect or Lien (other than Company Permitted Liens): (A) each of the Principal Company Royalty and Stream Interests; and (B) all Authorizations, licenses, and all other rights relating in any manner whatsoever to, or necessary for, the acquisition or holding of the Principal Company Royalty and Stream Interests, or necessary to perform the operation of its business as presently owned and conducted in all material respects; and is entitled to the benefits of, all of its material properties and assets of any nature whatsoever and to all benefits derived therefrom including all its material properties and assets reflected in the balance sheet forming part of the Company Public Documents, except as indicated in the notes thereto, together with all additions thereto, and other than Company Permitted Liens, such material properties and assets are not subject to any Lien or defect in title of any kind except as is specifically identified in the balance sheets forming part of the Company’s financial statements and in the notes thereto.
(iii)True and complete copies of the Principal Company Royalty and Stream Agreements and any material ancillary documentation (including applicable guarantees and security documents) and all amendments entered into in connection with any thereof have been made available to the Purchaser.
(iv)The Company and each of its Subsidiaries has duly and timely satisfied all of the material obligations required to be satisfied, performed and observed by it under each of the Principal Company Royalty and Stream Agreements prior to the date of this Agreement, and is in compliance with all ongoing material terms, conditions and covenants contained therein, and there exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default by the Company or any of its Subsidiaries under any Principal Company Royalty and Stream Agreements.
(v)Except as set out in Schedule (r) of the Company Disclosure Letter, each Principal Company Royalty and Stream Agreement and each of the Principal Company Royalty and Stream Interests is in good standing in all material respects, enforceable and in full force and effect, except: (x) as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting creditors’ rights generally, and subject to the qualification that equitable remedies, including specific performance, may be granted only in the discretion of a court of competent jurisdiction.
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(vi)To the knowledge of the Company, (A) no other party to any Principal Company Royalty and Stream Agreement is in breach, violation or default of the material terms, conditions or covenants of any such Principal Company Royalty and Stream Agreement and (B) except as set out in Schedule (r) of the Company Disclosure Letter, there exists no condition which with the passage of time or the giving of notice or both would result, or would reasonably be expected to result, in such a breach, violation or default by any such other party.
(vii)Other than pursuant to Company Permitted Liens or as would not, individually or in the aggregate, materially and adversely impact the Company and its Subsidiaries: (A) the Company and its Subsidiaries have the exclusive right to own and receive all benefits associated with the Principal Company Royalty and Stream Interests; (B) no person or entity of any nature whatsoever other than the Company or its Subsidiaries has any interest in the Principal Company Royalty and Stream Interests, or in the production, payments, benefits or profits therefrom, or any right to acquire or otherwise obtain any such interest; (C) except as disclosed in Schedule (r) of the Company Disclosure Letter, there are no back-in rights, earn-in rights, rights of first refusal, off-take rights or obligations, third party royalty rights, third party streaming rights, or other rights of any nature whatsoever in relation to the Principal Company Royalty and Stream Interests, and to the knowledge of the Company, no such rights are asserted by any person or entity; (D) there is no Contract, option or any other right or obligation binding upon, or which at any time in the future may become binding upon the Company or any of its Subsidiaries requiring it to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of, encumber or create any Lien over any of the Principal Company Royalty and Stream Interests; and (E) neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity or any other Person of any revocation or intention to revoke, materially diminish, materially adversely modify or challenge its interest in the Principal Company Royalty and Stream Interests.
(viii)Except as disclosed in Schedule (r) of the Company Disclosure Letter or as would not individually or in the aggregate materially and adversely impact the Company and its Subsidiaries, to the knowledge of the Company, there are no adverse claims, demands, actions, suits or proceedings that have been commenced or are pending or that are threatened, relating to the Principal Company Royalty and Stream Interests or the Principal Company Royalty and Stream Agreements, in each case which would reasonably be expected to affect the Company’s or its Subsidiaries’ right, title or interest in such Principal Company Royalty and Stream Agreements or the ability of the Company or its Subsidiaries to receive the benefits associated with such Principal Company Royalty and Stream Agreements, including the title to or ownership by the Company or its Subsidiaries of the foregoing, or which would reasonably be expected to involve the possibility of (A) any judgement or liability affecting the Principal Company Royalty and Stream Interests or (B) any judicial liens or attachments over any payments under, or monies received under, any of the Principal Company Royalty and Stream Agreements (other than Company Permitted Liens).
(ix)Except as disclosed in Schedule (r) of the Company Disclosure Letter, the Company has not been notified in writing by any Person of any fact relating to any of its Principal Company Royalty and Stream Interests, the Principal Company Royalty and Stream Agreements or the Company Underlying Mineral Properties, in each case which would reasonably be expected to, individually or in the aggregate, materially and adversely affect: (A) the Company and its Subsidiaries and/or (B) individually, any Principal Company Royalty and Stream Interest.
(x)To the extent requested by the Purchaser and permitted to be disclosed by the Company, the Company has provided the Purchaser with access to full and complete copies of all material third party exploration, development and production information and data including all material scientific and technical information (including all material drill, sample and assay results and all maps) and all technical reports, feasibility studies and other similar reports and studies prepared by third parties concerning the Company Underlying Mineral Properties.
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(xi)Except as would not, individually or in the aggregate, materially and adversely impact the Company and its Subsidiaries, or as disclosed in Schedule (r) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the completion and performance of the Arrangement and the other transactions contemplated by this Agreement will:
(A)give any Person the right to terminate, cancel or amend any contractual or other right of the Company or any of its Subsidiaries, including with respect to the Principal Company Royalty and Stream Interests;
(B)result in the creation of any Lien on the Principal Company Royalty and Stream Interests;
(C)result in a breach, contravention or default, or require the consent of any Person under any provision of the Principal Company Royalty and Stream Agreements; or
(D)give rise to any rights of first refusal, rights of first offer or acquisition rights, or trigger any change of control provisions, or any notices, consents, restrictions or limitations under any Principal Company Royalty and Stream Agreement.
(xii)No Person has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from the Company or its Subsidiaries of any of the Principal Company Royalty and Stream Interests. Neither the Company nor any of its Subsidiaries is obligated under any prepayment contract or other prepayment arrangement to deliver mineral products at some future time without then receiving full payment therefor.
(s)Remaining Company Royalty and Stream Interests.
(i)Schedule (s) of the Company Disclosure Letter lists all Remaining Company Royalty and Stream Interests.
(ii)Except as would not individually or in the aggregate materially and adversely impact the Company and its Subsidiaries, or as set out in Schedule (s) of the Company Disclosure Letter, to the knowledge of the Company, each of the Company and its Subsidiaries is the sole legal and beneficial owner of, and has valid, undisturbed and sufficient right, title and interest in, free and clear of any defect or Lien (other than Company Permitted Liens): (A) each of the Remaining Company Royalty and Stream Interests; and (B) all Authorizations, licenses, and all other rights relating in any manner whatsoever to, or necessary for, the acquisition or holding of the Remaining Company Royalty and Stream Interests; and is entitled to the benefits of all of its Remaining Company Royalty and Stream Interests reflected in the balance sheet forming part of the Company Public Documents, except as indicated in the notes thereto, together with all additions thereto, and other than Company Permitted Liens, such properties and assets are not subject to any Lien or defect in title of any kind except as is specifically identified in the balance sheets forming part of the Company’s financial statements and in the notes thereto.
(iii)True and complete copies of the Remaining Company Royalty and Stream Agreements and any material ancillary documentation (including applicable guarantees and security documents) and all amendments entered into in connection therewith have been made available to the Purchaser, except any Remaining Company Royalty and Stream Agreements which would not be individually or in the aggregate material to the Company and its Subsidiaries, but including the “Enumerated Remaining Company Royalty and Stream Agreements” set out in Schedule (s) of the Company Disclosure Letter,
(iv)Except as would not individually or in the aggregate materially and adversely impact the Company and its Subsidiaries, to the knowledge of the Company, the Company and each of its Subsidiaries has duly and timely satisfied all of the material obligations required to be satisfied, performed and observed by it under each of the Remaining Company Royalty and
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Stream Agreements, and is in compliance with all material terms, conditions and covenants contained therein, and there exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default by the Company or any of its Subsidiaries under any Remaining Company Royalty and Stream Agreements.
(v)Except as would not individually or in the aggregate materially and adversely impact the Company and its Subsidiaries, or as set out in Schedule (s) of the Company Disclosure Letter, to the knowledge of the Company, each Remaining Company Royalty and Stream Agreement and each of the Remaining Company Royalty and Stream Interests is in good standing in all respects, enforceable and in full force and effect, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting creditors’ rights generally, and subject to the qualification that equitable remedies, including specific performance, may be granted only in the discretion of a court of competent jurisdiction.
(vi)Except as would not individually or in the aggregate materially and adversely impact the Company and its Subsidiaries, or as set out in Schedule (s) of the Company Disclosure Letter, to the knowledge of the Company, (A) no other party to any Remaining Company Royalty and Stream Agreement is in breach, violation or default of the terms, conditions or covenants of any such Remaining Company Royalty and Stream Agreement and (B) there exists no condition which with the passage of time or the giving of notice or both would result, or would reasonably be expected to result, in such a breach, violation or default of the terms, conditions or covenants of any such Remaining Company Royalty and Stream Agreement.
(vii)Except as would not individually or in the aggregate materially and adversely impact the Company and its Subsidiaries, or as disclosed in Schedule (s) of the Company Disclosure Letter, and other than pursuant to Company Permitted Liens, to the knowledge of the Company; (A) there is no Contract, option or any other right or obligation binding upon, or which at any time in the future may become binding upon the Company or any of its Subsidiaries requiring it to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of, encumber or create any Lien over any of the Remaining Company Royalty and Stream Interests; and (B) neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity or any other Person of any revocation or intention to revoke, materially diminish, materially adversely modify or challenge its interest in the Remaining Company Royalty and Stream Interests.
(viii)Except as would not individually or in the aggregate materially and adversely impact the Company and its Subsidiaries, or as disclosed in Schedule (s) of the Company Disclosure Letter, to the knowledge of the Company, there are no adverse claims, demands, actions, suits or proceedings that have been commenced or are pending or that are threatened, relating to the Remaining Company Royalty and Stream Interests or the Remaining Company Royalty and Stream Agreements, in each case which would reasonably be expected to affect the Company’s or its Subsidiaries’ right, title or interest in such Remaining Company Royalty and Stream Agreements or the ability of the Company or its Subsidiaries to receive the benefits associated with such Remaining Company Royalty and Stream Agreements, including the title to or ownership by the Company or its Subsidiaries of the foregoing, or which would reasonably be expected to involve the possibility of (A) any judgement or liability affecting the interests of the Company or its Subsidiaries in the Remaining Company Royalty and Stream Interests or (B) any judicial liens or attachments over any payments under, or monies received under, any of the Remaining Company Royalty and Stream Agreements (other than Company Permitted Liens).
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(ix)Except as set out in Schedule (s) of the Company Disclosure Letter, the Company has not been notified in writing by any Person of any fact relating to any of its Remaining Company Royalty and Stream Interests or the Remaining Company Royalty and Stream Agreements, which would in the aggregate reasonably be expected to materially and adversely impact the Company and its Subsidiaries.
(x)Except as would not individually or in the aggregate materially and adversely impact the Company and its Subsidiaries or as disclosed in Schedule (s) of the Company Disclosure Letter, to the knowledge of the Company, neither the execution and delivery of this Agreement nor the completion and performance of the Arrangement and the other transactions contemplated by this Agreement will:
(A)give any Person the right to terminate, cancel or amend any contractual or other right of the Company or any of its Subsidiaries, including with respect to the Remaining Company Royalty and Stream Interests;
(B)result in the creation of any Lien on the Remaining Company Royalty and Stream Interests;
(C)result in a breach, contravention or default, or require the consent of any Person under any provision of the Remaining Company Royalty and Stream Agreements; or
(D)give rise to any rights of first refusal, rights of first offer or acquisition rights, or trigger any change of control provisions, or any notices, consents, restrictions or limitations under any Remaining Company Royalty and Stream Agreement.
(xi)Except as would not individually or in the aggregate materially and adversely impact the Company and its Subsidiaries, to the knowledge of the Company, no Person has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from the Company or its Subsidiaries of any of the Remaining Company Royalty and Stream Interests.
(t)Scientific and Technical Information. The Company Public Documents are in material compliance with the applicable provisions of Securities Laws. The Company has duly filed with the applicable regulatory authorities all reports required by Securities Laws, and all such reports complied in all material respects with the requirements of Securities Laws at the time of filing thereof. The scientific and technical information set forth in the Company Public Documents relating to mineral resources and mineral reserves required to be disclosed therein pursuant to Securities Laws has been prepared by the Company and/or the applicable Operators and their respective consultants, as applicable, in accordance with methods generally applied in the mining industry and materially conforms to the requirements of Securities Laws.
(u)Employment Matters.
(i)Schedule (u)(i) of the Company Disclosure Letter sets forth a complete list of each management level (executive vice president and above) Company Employee as at the date hereof, together with each such Company Employee’s (A) position or function, (B) work location, (C) date of hire, (D) annual base salary or hourly rate of pay, (E) any incentive or bonus arrangement, (F) bonuses paid for the most recently completed year; (G) accrued vacation time, (H) status as active or inactive (and where inactive, the reason for such leave and expected date of return, if known), and (I) Company Benefit Plan participation. The Company has provided a complete list of each Company Employee and material independent contractors as at the date hereof setting forth, for each Company Employee or independent contractor, the (J) position or function, (K) work location, (L) date of hire, (M) annual base salary or hourly rate of pay, (N) any incentive or bonus arrangement, (O) bonus paid for the two most recently completed years, (P) accrued vacation time, (Q) type of contract (i.e., for a
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definite or indefinite term) and (I) status as active or inactive (and where inactive, the reason for such leave and expected date of return, if known).
(ii)Except as disclosed in Schedule (u)(ii) of the Company Disclosure Letter, the Company and each of its Subsidiaries have made available to the Purchaser the form(s) of the Contracts executed by each management level (executive vice president and above) Company Employee and the Contracts of all management level (executive vice president and above) Company Employees are substantially in the form(s) of the Contracts made available to the Purchaser. Except as disclosed in Schedule (u)(ii) of the Company Disclosure Letter, no Company Employee has any agreement as to length of notice or severance payment required to terminate his or her employment in excess of the statutory minimum notice of termination (or payment in lieu of notice), and severance payment (if applicable) required pursuant to applicable employment standards legislation (other than such as results by Law for any employee without an agreement as to notice of termination or severance).
(iii)Other than as disclosed in Schedule (u)(iii) of the Company Disclosure Letter or as provided for or permitted by this Agreement or the Plan of Arrangement, neither the Company nor any of its Subsidiaries has entered into any agreement providing for employment, severance, retention, bonus, golden parachute, change of control, or termination payments or entitlements to any current or former Company Employee in connection with the termination of their position or their employment with the Company or any of its Subsidiaries, in connection with the consummation of the Arrangement, or as a result of a change in control of the Company.
(iv)As at the date hereof, neither the Company nor any of its Subsidiaries (A) is a party to any collective bargaining agreement, or (B) is subject to any application for certification or, to the knowledge of the Company, threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement. To the knowledge of the Company, no labour strike, lock-out, slowdown, picketing, hand-billing, boycott, work stoppage, grievance, complaint or application is pending or threatened against or directly affecting the Company or any of its Subsidiaries, and there have not been any such activities, disputes or proceedings in the last year. As at the date hereof, there are no employee associations, affiliated bargaining agent, voluntary recognized or certified unions or council of trade unions authorized to represent any of the employees of the Company or any of its Subsidiaries including by way of certification, interim certification, voluntary recognition, designation or successor rights.
(v)To the knowledge of the Company, all amounts due or accrued for all salary, wages, bonuses, commissions, vacation pay, overtime, sick days and benefits under the Company Benefit Plans have either been paid or are accurately reflected in the books and records of the Company and its Subsidiaries. All liabilities in respect of the Company Employees have or shall have been paid or accrued to the Effective Date, including premium contributions, remittances and assessments for employment insurance, employer health tax, Canada Pension Plan, income tax, workers’ compensation and any other employment-related legislation.
(vi)To the knowledge of the Company, the Company and its Subsidiaries are in material compliance with all terms and conditions of employment (including the terms of any applicable collective bargaining agreement) and applicable Laws relating to employment or termination of employment, including pay equity, employees’ profit sharing, assignment of employees and personnel provision services, wages, hours of work, overtime, vacation, human rights, employer health tax, workers compensation and occupational health and safety.
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(vii)To the knowledge of the Company, there are no material employment-related claims, complaints, investigations or orders under applicable Laws respecting employment now pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries by or before any Governmental Entity.
(viii)Each and every Company Employee has all the necessary permits under applicable Laws to lawfully work in the country of their employment, including any working visa that may be required. Each of the Company and its Subsidiaries has the necessary permits to employ each and every Company Employee in terms of applicable Laws, including any migratory permit to hire foreign employees, as applicable.
(ix)To the knowledge of the Company, each of the Company and its Subsidiaries has properly characterized retained individuals as either employees or independent contractors for the purposes of Taxes and other applicable Laws, including employment, labour and workers compensation Laws and none of them has received any notice from any Governmental Entity disputing such classification.
(x)The individual employment agreements entered into by the Company and its Subsidiaries with the Company Employees comply with and have complied, in all material respects, with all applicable Laws.
(xi)Other than as disclosed in Schedule (u)(xi) of the Company Disclosure Letter or as provided for or permitted by this Agreement or the Plan of Arrangement, other than in the ordinary course (including annual cost-of-living salary increases), (A) since December 31, 2024, the Company and its Subsidiaries have not granted or promised any Company Employee any extraordinary or special increases in compensation or benefits, or any payment of any bonus, deferred compensation, golden parachute, change of control or similar arrangement, and (B) no Company Employee is entitled to any increase in compensation or bonus or other increase in benefits after, or as a result of, the transactions contemplated by this Agreement.
(xii)No Company Employee has given written notice to the Company and/or its Subsidiaries of an intention to terminate employment and, to the knowledge of the Company, no such Company Employee intends to terminate employment. To the knowledge of the Company, the terminations of all past Company Employees have been implemented in material compliance with applicable Laws and to the knowledge of the Company, the departure, either by resignation or termination, of all past Company Employees have been duly documented pursuant to applicable Laws.
(xiii)True and complete copies of all Company Indemnity or Payment Agreements have been provided to the Purchaser prior to the date hereof.
(v)Absence of Certain Changes or Events. Except as disclosed in the Company Public Documents, since December 31, 2024:
(i)the Company and its Subsidiaries have conducted their respective businesses in the ordinary course in all material respects and have not taken any steps to take any actions which, if taken after the date hereof, would require the Purchaser’s consent pursuant to Section 5.1 of this Agreement;
(ii)there has not been any damage, destruction or other casualty loss with respect to any asset owned, leased or otherwise used by the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, whether or not covered by insurance (other than in the ordinary course or regular wear and tear);
(iii)there has not been any acquisition or disposition (including any reconveyance) by the Company or any of its Subsidiaries of any property or asset that would be material to the Company and its Subsidiaries, taken as a whole, other than the Arrangement or as expressly permitted by this Agreement;
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(iv)there has not been any material write down by the Company of the value of any of the assets, including the Principal Company Royalty and Stream Interests, of the Company and its Subsidiaries, taken as a whole; and
(v)through to the date of this Agreement, there has not been any change, effect, event, occurrence or state of facts or circumstance that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(w)Litigation. Except as disclosed in Schedule (w) of the Company Disclosure Letter, there are no claims, actions, suits, demands, arbitrations, charges, indictments, orders, hearings or other civil, criminal, administrative or investigative proceedings, or other investigations or examinations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, the business of the Company or any of its Subsidiaries, or affecting any of their properties or assets, before or by any Governmental Entity which, if adversely determined, would have, or would reasonably be expected to have, a Company Material Adverse Effect or would significantly impede the ability of the Company to consummate the Arrangement. To the knowledge of the Company, there are no events or circumstances which would reasonably be expected to give rise to or serve as a basis for the commencement of any such claim, action, suit, demand, arbitration, charge, indictment, order, hearing or other civil, criminal, administrative or investigative proceeding, or other investigation or examination. There are no outstanding orders, judgments, injunctions, or decrees against the Company or its Subsidiaries that materially and adversely impact the business, property or assets of the Company and its Subsidiaries. Each of the Company and its Subsidiaries does not intend to initiate any suits, actions, claims or arbitrations.
(x)Intellectual Property. Schedule (x) of the Company Disclosure Letter sets forth a complete list of all material registered and unregistered Intellectual Property of the Company and its Subsidiaries. The Company and its Subsidiaries have sufficient rights to use or otherwise exploit the Intellectual Property necessary to carry on the business now operated by them and (i) there is no action, suit, proceeding or claim pending or, to the knowledge of the Company, threatened by others challenging the rights of the Company and its subsidiaries in or to any Intellectual Property which is used for the conduct of the business of the Company and its Subsidiaries as currently carried on, and as set out in the Company Public Documents, and (ii) to the knowledge of the Company, the conduct of the business as currently carried on as set forth in the Company Public Documents, including the use of Intellectual Property, does not infringe upon the Intellectual Property of any Person in any material respect. To the knowledge of the Company, no Person is currently infringing upon, misappropriating or otherwise violating any of the Intellectual Property owned by the Company or its Subsidiaries in any material respect.
(y)Taxes.
(i)Each of the Company and its Subsidiaries has duly and timely filed all material Tax Returns required to be filed by it prior to the date hereof and all such Tax Returns are true, complete and correct in all material respects.
(ii)Except as disclosed in Schedule (y)(ii) of the Company Disclosure Letter, no Tax Return of the Company or any of its Subsidiaries is under audit by any Governmental Entity, and no written or oral notice of such an audit has been received by the Company. The Company is not a party to, or otherwise subject to, a proceeding in which Taxes are being contested.
(iii)Each of the Company and its Subsidiaries has paid on a timely basis all material Taxes which are due and payable by it on or before the date hereof (including instalments) and has provided accruals in accordance with IFRS in the most recently published consolidated financial statements of the Company for any Taxes of the Company and its Subsidiaries for the period covered by such financial statements that have not been paid whether or not shown as being due on any Tax Returns. Since such publication date, no material liability in respect
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of Taxes not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued, other than in the ordinary course.
(iv)Except as disclosed in Schedule (y)(iv) of the Company Disclosure Letter, to the knowledge of the Company, no material deficiencies, litigation, audits, claims, proposed adjustments or matters in controversy exist or have been asserted with respect to Taxes of the Company or any of its Subsidiaries, and neither the Company, nor any of its Subsidiaries, is a party to any action or proceeding for assessment or collection of Taxes and no such event has been asserted or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any of their respective assets.
(v)No claim has been made by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company, or any of its Subsidiaries, is or may be subject to Tax by that jurisdiction or is or may be required to file a tax return in that jurisdiction and none of the Company nor any of its Subsidiaries carries on business in a jurisdiction in which it does not file a Tax Return in respect of income.
(vi)There are no Liens with respect to Taxes upon any of the assets of the Company or any of its Subsidiaries (other than Company Permitted Liens).
(vii)Each of the Company and its Subsidiaries has withheld, deducted or collected all material amounts required to be withheld, deducted or collected by it on account of Taxes and has duly and timely remitted all such amounts to the appropriate Governmental Entity as required by Law. Each of the Company and its Subsidiaries has complied with all related information reporting, withholding and record retention requirements.
(viii)There are no outstanding agreements, arrangements, elections, waivers or objections extending or waiving the statutory period of limitations applicable to any material claim for, or the period for the collection or assessment or reassessment of Taxes due from the Company or any of its Subsidiaries, for any taxable period and no request for any such waiver or extension is currently pending.
(ix)The Company and each of its Subsidiaries has made available to the Purchaser true, correct and complete copies of all material Tax Returns, notices of assessment or reassessment of the Company and any of its Subsidiaries, all correspondence with any Governmental Entity relating to Taxes, examination reports and statements of deficiencies for taxable periods, or transactions consummated, for which the applicable statutory periods of limitations have not expired.
(x)None of the Company or any of its Subsidiaries has, at any time, directly or indirectly transferred any property or supplied any services to, or acquired any property or services from, a Person with whom the Company or Subsidiary, as the case may be, was not dealing at arm’s length (within the meaning of the Tax Act) for consideration other than consideration equal to the fair market value of such property or services at the time of transfer, supply or acquisition, as the case may be, nor has the Company or any of its Subsidiaries been deemed to have done so for purposes of the Tax Act.
(xi)To the knowledge of the Company, the Company and its Subsidiaries have complied in all material respects with the transfer pricing (including any contemporaneous documentation) provisions of each applicable Law, including for greater certainty, under section 247 of the Tax Act (and the corresponding provisions of any applicable provincial Law).
(xii)There are no circumstances existing which could result in the material application of Sections 15, 17, 78, 80 to 80.04 or 224 of the Tax Act, or any equivalent provision under provincial Law, to the Company or any of its Subsidiaries. Except as in accordance with past practices, the Company and its Subsidiaries have not claimed nor will they claim any reserve under any provision of the Tax Act or any equivalent provincial provision, if, as a result, any material
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amount could be included in the income of the Company or its Subsidiaries for any period ending after the Effective Date.
(xiii)None of the Company nor any of its Subsidiaries has any liability for Taxes of any other Person including, for greater certainty, under Sections 159 or 160 of the Tax Act (or any similar provisions of federal, state, local or foreign law).
(xiv)The total fair market value of all of the shares that are owned directly or indirectly by the Company and that are shares of “foreign affiliates”, as defined in the Tax Act, of the Company does not exceed 75% of the total fair market value of all properties owned by the Company for purposes of section 212.3 of the Tax Act.
(xv)The Company Shares are not “taxable Canadian property” within the meaning of the Tax Act.
(xvi)For the purposes of the Tax Act, any applicable Tax treaty and any other relevant Tax purposes (A) the Company is resident in, and is not a non-resident of, Canada, and is a “taxable Canadian Corporation” and (B) each of its Subsidiaries is resident in the jurisdiction in which it was formed, and is not resident in any other country and if resident in Canada and is a corporation, is a “taxable Canadian corporation”.
(xvii)Neither the Company nor any Subsidiary of the Company is, or has been, a member of any affiliated, consolidated, combined or unitary Tax group, other than a group the common parent of which is the Company or any Subsidiary of the Company.
(xviii)Neither the Company nor any of its Subsidiaries is a party to, or is bound by or has any obligation under any material Tax Sharing Agreement.
(xix)The Company and each of its Subsidiaries has retained all material tax, accounting and Corporate Records required by applicable Law to support any tax or accounting position, filing or claim made by them with respect to Taxes for taxable periods for which the applicable statutory periods of limitations have not expired.
(xx)The Company and each of its Subsidiaries has not incurred any material liability for Taxes arising from transactions outside the ordinary course.
(xxi)The Company and each of its Subsidiaries does not have an application pending with any Governmental Entity requesting permission for any change in accounting method that relates to its business.
(xxii)Each of the Company Options, as at the date hereof, was granted in accordance with and satisfies each of the provisions required by paragraph 110(1)(d) of the Tax Act and neither the Company nor any employer of the holder of a Company Option was a "specified person" as described by Subsection 110(0.1) of the Tax Act.
(z)Books and Records.
(i)The Corporate Records have been maintained in accordance with all applicable Laws in all material respects, and the minute books of the Company and except as set out in Schedule (z) of the Company Disclosure Letter, each of its Subsidiaries as made available to the Purchaser are complete and accurate in all material respects, except for minutes relating to the Arrangement or this Agreement.
(ii)The financial books and records and accounts of the Company and each of its Subsidiaries: (A) have been maintained, in all material respects, in accordance with IFRS; (B) are stated in reasonable detail and accurately and fairly reflect, in all material respects, the transactions and dispositions of assets of the Company and its Subsidiaries; and (C) accurately and fairly reflect, in all material respects, the basis for the Company’s consolidated financial statements.
(aa)Insurance. As at the date hereof, the Company and its Subsidiaries have in place the insurance policies disclosed in Schedule (aa) of the Company Disclosure Letter specifying the insurer, amount and nature of coverage, and the date through which coverage will continue by virtue of premiums
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already paid. All insurance maintained by the Company or any of its Subsidiaries is in full force and effect and in good standing, and neither the Company nor its Subsidiaries are in default, whether as to payment of premium or otherwise. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has failed to give notice to an insurer under any policy of an occurrence or claim on a timely basis, or received notice or otherwise become aware of any intent of an insurer to rescind any insurance policy, deny any property loss sustained and claimed by the Company or its Subsidiaries or deny coverage for any third party liability claim made against any insured (including the Company, its Subsidiaries and the Company Employees) or deny coverage relating to any claim made against a director or officer of the Company or one of its Subsidiaries or not to renew any policy of insurance on its expiry. To the knowledge of the Company, no notice of an occurrence or notice of circumstances has been given to any insurer by the either the Company or any of its Subsidiaries regarding an occurrence or circumstances that could rise to a potential claim against an insured under any insurance policy. The limits of coverage for the Company’s current insurance policies have not been eroded by any insurer’s indemnity paid for sustained property loss or indemnity paid for any third party claim made against an insured or defence costs incurred.
(bb)Benefit Plans.
(i)Schedule (bb)(i) of the Company Disclosure Letter contains a true and complete list of all material Company Benefit Plans. Current and complete copies of all the Company Benefit Plans as amended as of the date hereof, or if unwritten a summary of material terms, have been delivered or made available to the Purchaser together with (A) any annuity contract, trust agreement, insurance policy, or other funding agreement; and (B) any employee booklet, policy or plan summary. No fact, condition or circumstance exists that would materially affect the information contained in the documents required to be provided to the Purchaser pursuant to this Section (bb)(i).
(ii)No material Company Benefit Plan:
(A)is subject to federal or provincial pension standards legislation;
(B)is a “retirement compensation arrangement”, a “deferred profit sharing plan”, or a “salary deferral arrangement”, as each such term is defined in the Tax Act;
(C)provides for health and welfare benefits which are not fully-insured;
(D)provides for retiree or post-termination benefits to Company Employees or former Company Employees or beneficiaries or dependents thereof (other than as required by applicable Laws); or
(E)except as disclosed in Schedule (bb)(ii) of the Company Disclosure Letter, provides benefits to dependent or independent contractors.
(iii)Each Company Benefit Plan is, and has been, established, registered (if required), amended, funded, operated, communicated, administered and invested, in all material respects, in compliance with its terms and all Laws; all employer and employee payments, contributions and premiums required to be remitted, paid to or in respect of each Company Benefit Plan, as of the date hereof, have been paid or remitted in a timely fashion in accordance with its terms and all Laws; and all obligations in respect of each Company Benefit Plan have been properly accrued and reflected in the Company’s financial statements.
(iv)To the knowledge of the Company, there are no investigations by a Governmental Entity or material claims (other than routine claims for payment of benefits) pending involving any Company Benefit Plan, and to the knowledge of the Company there exists no state of facts which would reasonably be expected to give rise to such investigations or material claims (other than routine claims for payment of benefits).
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(v)There has been no amendment to, or announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Company Benefit Plan and no Company Benefit Plan contains provisions permitting retroactive increase or payments on termination which, in each case, would materially increase the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year.
(vi)Except as disclosed in Schedule (bb)(vi) of the Company Disclosure Letter, neither the execution of this Agreement by the Company nor the consummation of the Arrangement pursuant to the Plan of Arrangement (whether alone or in conjunction with any subsequent events) would result in (A) any Company Employees receiving termination or severance pay or any increase in termination or severance pay upon any termination of employment after the date hereof, (B) acceleration of the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to any of the Company Benefit Plans, or (C) limiting or restricting the right of the Company or, after the consummation of the Arrangement, the Purchaser to merge, amend or terminate any of the Company Benefit Plans, other than those limits or restrictions pursuant to applicable Laws.
(vii)There is no entity other than the Company or its Subsidiaries participating in any Company Benefit Plan.
(viii)All data necessary to administer each Company Benefit Plan is in the possession of the Company or its Subsidiaries or its agents and is in a form which is sufficient for the proper administration of the Company Benefit Plan in accordance with its terms and, to the knowledge of the Company, such data is complete and correct in all material respects.
(cc)Non-Arm’s Length Transactions. Other than employment, indemnification or compensation agreements entered into in the ordinary course, there are no current Contracts or other transactions currently in place (including relating to indebtedness by or to the Company or its Subsidiaries) between the Company or its Subsidiaries, on the one hand, and any (i) officer or director of the Company or any of its Subsidiaries, (ii) any holder of record or, to the knowledge of the Company, beneficial owner, of 10% or more of the voting securities of the Company, or (iii) to the knowledge of the Company, any affiliate or associate of any officer, director or beneficial owner, on the other hand.
(dd)Company Material Contracts. Schedule (dd) of the Company Disclosure Letter lists all of the Company Material Contracts other than the Principal Company Royalty and Stream Agreements (the “Other Company Material Contracts”). In relation to such Other Company Material Contracts:
(i)All such Other Company Material Contracts are legal, valid and binding, and in full force and effect and are enforceable by the Company (or a Subsidiary of the Company, as the case may be) in accordance with their terms (subject to bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction). The Company and each of its Subsidiaries has complied in all material respects with all the terms of such Other Company Material Contracts to which it is a party. Except as disclosed in Schedule (dd) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is in breach of, or default under, any such Other Company Material Contract to which it is a party or bound, nor does the Company have knowledge of any condition that with the passage of time or the giving of notice or both would result in such a breach or default, except in each case where any such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company and its Subsidiaries.
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(ii)As of the date hereof, neither the Company nor any of its Subsidiaries knows of, or has received written notice of, any breach or default under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a breach or default under) any such Other Company Material Contract by any other party thereto except where any such violation or default does not and would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company and its Subsidiaries.
(iii)To the knowledge of the Company, prior to the date hereof the Company has made available to the Purchaser true and complete copies of all of such Other Company Material Contracts.
(iv)Neither the Company nor any of its Subsidiaries has received written notice that any party to such Other Company Material Contract intends to cancel, terminate, materially modify or not renew such Other Company Material Contract.
(ee)Standstill Agreements. Neither the Company nor any of its Subsidiaries has waived any standstill agreements or provisions in respect of the securities of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a Party, except to permit submissions of expressions of interest prior to the date of this Agreement.
(ff)Whistleblower Reporting. Other than as disclosed in Schedule (ff) of the Company Disclosure Letter, no employee of the Company or any of its Subsidiaries, nor any legal counsel representing the Company or any of its Subsidiaries, has, to the knowledge of the Company, reported to any Person any evidence of a material violation of any Securities Laws, breach of fiduciary duty or similar material violation by the Company or any of its Subsidiaries or their respective officers, directors, employees, agents or independent contractors to the Company’s management, or audit committee (or other committee designated for such purpose) of the Company Board.
(gg)Restrictions on Business Activities. There is no agreement, judgement, injunction, order or decree binding upon the Company or any of its Subsidiaries that has or would reasonably be expected to have the effect of prohibiting or restricting any acquisition of property by the Company or any such Subsidiary or the conduct of business by the Company or any such Subsidiary as currently conducted (including following the transaction contemplated by this Agreement), other than the Company Credit Facility and such agreements, judgements, injunctions, orders or decrees which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(hh)Brokers. Other than the engagement of the Company Financial Advisors and the Company Special Committee Financial Advisors, none of the Company, any of its Subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement. A true and complete copy of the engagement letter between the Company and each Company Financial Advisor has been made available to the Purchaser.
(ii)Corrupt Practices Legislation.
(i)None of the Company, its Subsidiaries and affiliates, nor, to the Company’s knowledge, any of their officers, directors, employees or agents has, directly or indirectly, offered, promised, agreed, paid, authorized, given or taken any act in furtherance of any such offer, promise, agreement, payment or authorization on behalf of the Company or its Subsidiaries, anything of value, directly or indirectly, to any official of a Governmental Entity, any political party or official thereof or any candidate for political office, for the purpose of any of the following:
(A)influencing any action or decision of such person in such person’s official capacity, including a decision to fail to perform such person’s official function in order to obtain or retain an advantage in the course of business;
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(B)inducing such person to use such person’s influence with any Governmental Entity to affect or influence any act or decision of such Governmental Entity to assist the Company or one of its Subsidiaries in obtaining or retaining business for, with, or directing business to, any Person or otherwise to obtain or retain an advantage in the course of business; or
(C)to assist the Company or one of its Subsidiaries in obtaining or retaining business for, with, or directing business to, any Person.
(ii)None of the Company and its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers, employees or agents has, directly or indirectly, taken any action that is or would be otherwise inconsistent with or prohibited by or would cause the Company or one of its Subsidiaries to be in violation of the substantive prohibitions or requirements of the Anti-Corruption Laws. Neither the Company, nor its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers, employees or agents has violated any Anti-Corruption Laws and, to the knowledge of the Company, no condition or circumstances exist that would form the basis of any such allegations.
(iii)All contracts and arrangements between the Company or one of its Subsidiaries and any other Person are in compliance with Anti-Corruption Laws. Since January 1, 2024, the Company and its Subsidiaries have maintained policies and procedures applicable to each of them respectively and their respective directors, officers, employees, and agents in place in respect thereof designed to promote compliance with Anti-Corruption Laws.
(iv)None of the Company or its Subsidiaries. nor to the knowledge of the Company, any of their directors, officers, employees or agents has (A) conducted or initiated any review, audit or internal investigation that concluded that the Company or one of its Subsidiaries or any of their respective directors, officers, employees, or agents has materially violated any Anti-Corruption Laws, or (B) made a voluntary, directed or involuntary disclosure to any Governmental Entity responsible for enforcing Anti-Corruption Laws, in each case with respect to any alleged act or omission arising under or relating to material non-compliance with any such Anti-Corruption Laws, or received any notice, request or citation from any Person alleging material non-compliance with any such Anti-Corruption Laws.
(v)The Company and its Subsidiaries have maintained systems of internal controls designed to promote compliance by the foregoing and their respective directors, officers, employees, and agents, with Anti-Corruption Laws.
(vi)Neither the Company, nor any of its Subsidiaries, nor any of their respective directors or officers, has received written notice of or is aware of any claim, action, suit, proceeding or investigation against it by any Governmental Entity with respect to compliance with Anti-Corruption Laws.
(jj)Sanctions.
(i)Neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers, employees, nor, to the knowledge of the Company, agents: (A) is a Restricted Party; or (B) has received written notice of or is aware of any claim, action, suit, proceeding or investigation against the Company or any of its Subsidiaries with respect to compliance with applicable Sanctions by any Sanctions Authority.
(ii)To the knowledge of the Company, the Company, its Subsidiaries and, when acting within the scope of their employment, their respective directors, officers and employees are in compliance with all applicable Sanctions.
(iii)Except as disclosed in Schedule (jj) of the Company Disclosure Letter, the Company represents and covenants that neither the Company nor any of its Subsidiaries has knowingly engaged in, is now knowingly engaged in, or will knowingly engage in, any dealings or
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transactions with any Restricted Party or in property that is owned, held or controlled by or on behalf of any Restricted Party, in violation of Sanctions. The Company represents and covenants that neither the Company nor any of its Subsidiaries has knowingly engaged in, is now knowingly engaged in, or will knowingly engage in, any dealings or transactions in Russia, Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic of Ukraine, the Kherson and the Zaporizhzhia oblasts of Ukraine, Cuba, Iran, North Korea, and Syria, in violation of Sanctions. The representations, warranties and covenants given in this Section (ii) shall not apply in respect of the Company or its Subsidiaries insofar as compliance with any such covenant, representation or warranty would result in a contravention of an order issued under the Foreign Extraterritorial Measures Act (Canada).
(iv)No Principal Company Royalty and Stream Interest is the subject of any Sanctions.
(kk)Modern Slavery.
(i)The Company and its Subsidiaries are in compliance with the requirements of applicable Modern Slavery Laws.
(ii)Neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers or employees nor, to the knowledge of the Company, any agents or Persons acting on any of their behalf has received written notice of or is aware of any claim, action, suit, proceeding or investigation against it by any Governmental Entity with respect to applicable Modern Slavery Laws.
(iii)The Company and its Subsidiaries have policies and procedures in place reasonably designed to ensure compliance with applicable Modern Slavery Laws, and is in compliance with such policies.
(ll)Trade Laws. Neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers or employees, has received written notice of or is aware of any claim, action, suit, proceeding or investigation against the Company or any of its subsidiaries respectively by any Governmental Entity with respect to compliance with applicable Trade Laws.
(mm)Bankruptcy. Neither the Company nor any of its Subsidiaries has commenced or contemplated any proceeding, or filed or contemplated the filing of any petition, in any court relating to the bankruptcy, reorganization, insolvency, dissolution, liquidation or relief from debtors of the Company or any of its Subsidiaries. There is no legal basis for the bankruptcy, insolvency, dissolution or liquidation of the Company or any of its Subsidiaries.
(nn)Privacy and Security.
(i)The Company and its Subsidiaries (A) are in material compliance with applicable Privacy Laws, and (B) have implemented and maintained measures designed to provide reasonable assurance that each of the Company and its Subsidiaries: (I) comply with applicable Privacy Laws; and (II) will not collect, acquire, fail to secure, share, disclose, use, or otherwise process Personal Information in a manner inconsistent with applicable Privacy Laws, any notice to or consent from the provider of Personal Information, any Contract to which the each of the Company and its Subsidiaries is a party that is applicable to such Personal Information, or any privacy policy or privacy statement from time to time published or otherwise made available by the Company and its Subsidiaries to the Persons to whom the Personal Information relates.
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(ii)With respect to all Personal Information collected by the Company and its Subsidiaries, each of the Company and its Subsidiaries at all times has taken steps required and reasonably necessary to protect such Personal Information against loss and against unauthorized access, use, modification, disclosure or other misuse, including implementing and monitoring compliance with reasonable measures with respect to technological, organizational and physical security of such Personal Information. Each of the Company and its Subsidiaries has commercially reasonable safeguards in place designed to protect Personal Information in its possession or control from loss, unauthorized access, use or disclosure, including by its officers, employees, independent contractors and consultants. To the knowledge of the Company, there has been no unauthorized access to, use or disclosure of, or other misuse of any Personal Information in the custody or control of the Company or its Subsidiaries.
(oo)MI 61 -101. Except as set forth in Schedule (oo) of the Company Disclosure Letter, to the knowledge of the Company, no (i) related party of the Company (within the meaning of MI 61-101) is entitled to receive a “collateral benefit” (within the meaning of such instrument) as a consequence of the completion of the Arrangement and the completion of the other transactions contemplated by this Agreement, and (ii) Company Shares are required by MI 61-101 to be excluded from voting on the Arrangement Resolution.
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SCHEDULE G
PURCHASER REPRESENTATIONS AND WARRANTIES
(a)Organization and Qualification. The Purchaser and each of its Subsidiaries is duly incorporated or an entity duly created and validly existing under all applicable Laws of its jurisdiction of incorporation, continuance or creation and has the requisite power and authority to own its assets and conduct its business as now owned and conducted. The Purchaser and each of its Subsidiaries is duly qualified to carry on business and has authority to own, lease and operate properties, assets and carry on business as presently conducted, and is in good standing in each jurisdiction where such qualification is applicable and in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. True and complete copies of the constating documents of each of AcquireCo and the Purchaser have been delivered or made available to the Company, and no action has been taken to amend or supersede such documents.
(b)Authority Relative to this Agreement. Each of the Purchaser and AcquireCo has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Purchaser and AcquireCo and the performance by the Purchaser and AcquireCo of their obligations under this Agreement have been duly authorized by the Purchaser Board and the board of directors of AcquireCo and no other corporate proceedings on the part of the Purchaser or AcquireCo, or vote of any holders of any class of securities of the Purchaser are necessary to authorize this Agreement or consummate the Arrangement or other transactions contemplated hereby, other than the Purchaser Stockholder Approval. This Agreement has been duly executed and delivered by the Purchaser and AcquireCo and constitutes a valid and binding obligation of the Purchaser and AcquireCo, enforceable by the Company against the Purchaser and AcquireCo in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting creditors’ rights generally, and subject to the qualification that equitable remedies, including specific performance, may be granted only in the discretion of a court of competent jurisdiction.
(c)No Conflict; Required Filings and Consent.
(i)The execution and delivery by each of the Purchaser and AcquireCo of this Agreement and the performance by it of its obligations hereunder and the completion of the Arrangement and the other transactions contemplated hereby do not and will not (or would not with the giving of notice, the lapse of time or both, or the happening of any other event or condition):
(A)violate, conflict with or result in a breach of:
(1)the constating documents of the Purchaser or those of any of its Subsidiaries;
(2)any Principal Purchaser Royalty and Stream Agreement;
(3)any Purchaser Material Contract (other than a Principal Purchaser Royalty and Stream Agreement) or any material Authorization to which the Purchaser or any of its Subsidiaries is a party or by which the Purchaser or any of its Subsidiaries is bound, except as would not, individually or in the aggregate, materially and adversely affect the Purchaser and its Subsidiaries; or
(4)any Law to which the Purchaser or its Subsidiaries is subject or by which the Purchaser or its Subsidiaries is bound, subject to receipt of the Regulatory Approvals, and except as would not, individually or in the aggregate, have a Purchaser Material Adverse Effect;
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(B)give rise to any right of termination, allow any Person to exercise any rights, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Purchaser or any of its Subsidiaries is entitled, under any Contract or Authorization to which the Purchaser or any of its Subsidiaries is a party, except as would not, individually or in the aggregate, have a Purchaser Material Adverse Effect; or
(C)give rise to any pre-emptive rights, including rights of first refusal or rights of first offer, or trigger any change in control provisions or any restriction or limitation under any Contract or Authorization, or result in the imposition of any Lien (other than a Purchaser Permitted Lien) upon any of the Purchaser’s assets or the assets of any of its Subsidiaries, except as would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.
(ii)Other than the Regulatory Approvals, the rules and policies of Nasdaq, the Interim Order and the Final Order, no Authorization of, or other action by or in respect of, or filing, recording, registering or publication with, or notification to, any Governmental Entity is necessary on the part of the Purchaser or any of its Subsidiaries in order for the Purchaser to proceed with the execution and delivery of this Agreement and the consummation of the Arrangement and the other transactions contemplated by this Agreement, except as would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.
(d)Subsidiaries.
(i)As of the date of this Agreement, the Purchaser owns, directly or indirectly, all of the outstanding equity interests in AcquireCo.
(ii)The Purchaser does not have any Subsidiaries other than those listed in Schedule (d)(ii) of the Purchaser Disclosure Letter. Other than for the Regulatory Approvals, none of the Purchaser’s Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Purchaser, from making any other distribution on such Subsidiary’s shares, or from repaying to the Purchaser any loans or advances made thereto.
(iii)The following information with respect to each of the Purchaser’s Subsidiaries is accurately set out in the Purchaser’s annual report (Form 10-K) for the year ended December 31, 2024: (A) its name; (B) the Purchaser’s percentage equity ownership of it and if applicable, any other shareholder’s ownership of it; and (C) its jurisdiction of incorporation, organization or formation.
(iv)The Purchaser beneficially owns, directly or indirectly, all of the issued and outstanding securities of each of its Subsidiaries and there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) to acquire any issued or unissued securities or other ownership interests in any of the Purchaser’s Subsidiaries.
(v)All of the issued and outstanding stock or other equity securities in the capital of each of the Purchaser’s Subsidiaries are: (A) validly issued, fully-paid and, where the concept exists, non-assessable (and no such shares or other equity interests have been issued in violation of any pre-emptive or similar rights) and all such shares or other equity interests are owned free and clear of all Liens (other than Purchaser Permitted Liens); and (B) free of any other restrictions including any restriction on the right to vote, sell or otherwise dispose of shares or other equity interests.
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(vi)Other than as set forth in Schedule (d)(vi) of the Purchaser Disclosure Letter, the Purchaser does not legally or beneficially own any material equity interests in any companies. Such equity interests are owned free and clear of any Liens (other than Purchaser Permitted Liens) and there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) providing to any third party the right to acquire any of such equity interests.
(vii)Neither the Purchaser nor any of its Subsidiaries owns any Company Shares or any other securities in the capital of the Company.
(e)Compliance with Laws and Constating Documents.
(i)To the knowledge of the Purchaser, the Purchaser and each of its Subsidiaries is and, since January 1, 2024, has been, in compliance, in all material respects, with all applicable Laws in each jurisdiction in which it conducts business and, to the knowledge of the Purchaser, neither the Purchaser nor any of its Subsidiaries is under investigation with respect to any material violation of applicable Laws from any Governmental Entity, or has received any notice that any material violation of any Law is being or may be alleged from any Governmental Entity.
(ii)As of the date hereof, none of the Purchaser or its Subsidiaries is in conflict with, or in default (including cross defaults) under or in violation of its articles or by-laws or equivalent organizational documents, except as would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.
(f)Purchaser Authorizations.
(i)To the knowledge of the Purchaser, the Purchaser and its Subsidiaries have obtained, and are in compliance in all material respects with, all Authorizations required by Law that are necessary to conduct their business as now being conducted, and such Authorizations are in full force and effect in accordance with their terms. True copies of all such material Authorizations have been made available to the Company.
(ii)The Purchaser and its Subsidiaries have fully complied with and are in compliance with all such Authorizations, except, in each case, for such non-compliance which, individually or in the aggregate, would not have a Purchaser Material Adverse Effect.
(iii)No action, investigation or proceeding is pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any of its Subsidiaries in respect of or regarding any such Authorization that would reasonably be expected to result in a suspension, loss or revocation of any such Authorization, except in each case, for revocations, non-renewals or amendments which would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.
(g)Capitalization and Listing.
(i)The authorized capital stock of the Purchaser consists of (i) 200,000,000 Purchaser Shares and (ii) 10,000,000 shares of preferred stock, each share having a par value of $0.01. As at the close of business on the business day immediately preceding the date of this Agreement, there were: (A) 65,831,053 Purchaser Shares validly issued and outstanding as fully-paid and non-assessable shares of the Purchaser; (B) 30,862 restricted stock units providing for the issuance of up to 30,862 Purchaser Shares upon the settlement thereof; (C) 122,316 outstanding performance shares providing for the issuance of up to 244,631 Purchaser Shares upon the settlement thereof; (D) 2,232 outstanding options to acquire Purchaser Shares providing for the issuance of up to 2,232 Purchaser Shares upon the exercise thereof; and (E) 88,475 outstanding stock appreciation rights, providing for the issuance of up to 88,475 Purchaser Shares upon the exercise thereof. Except for the securities referred to in this Section, (1) there are no other options, warrants, conversion privileges, calls or other rights, shareholder rights plans, agreements, arrangements, commitments, or obligations of the
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Purchaser or any of its Subsidiaries requiring any of them to issue or sell any shares or other securities of the Purchaser or of any of its Subsidiaries, or any securities or obligations convertible into, exchangeable or exercisable for, or otherwise carrying or evidencing the right or obligation to acquire any securities of the Purchaser (including Purchaser Shares) or any Subsidiary of the Purchaser, and (2) no Person is entitled to any pre-emptive or other similar right granted by the Purchaser or any of its Subsidiaries. All Purchaser Shares issuable upon the exercise or settlement of the outstanding Purchaser Incentive Awards will, when issued in accordance with the terms of the Purchaser Incentive Plan, be duly authorized, validly issued, fully paid and non-assessable, and are not and will not be subject to, or issued in violation of, any pre-emptive rights.
(ii)There are no outstanding contractual obligations of the Purchaser or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Purchaser Shares or any shares of any of its Subsidiaries, or qualify securities for public distribution in Canada or elsewhere, or with respect to the voting or disposition of any securities of the Purchaser or any of its Subsidiaries. No Subsidiary of the Purchaser owns any Purchaser Shares.
(iii)All outstanding securities of the Purchaser have been issued in material compliance with all applicable Laws and any pre-emptive or similar rights applicable to them.
(iv)There are no outstanding bonds, debentures or other evidences of indebtedness of the Purchaser or any of its Subsidiaries, or any other agreements, arrangements, instruments or commitments of any kind giving any Person, directly or indirectly, the right to vote (or that are convertible or exercisable for securities having the right to vote) with the holders of the Purchaser Shares on any matters, except for the securities of the Purchaser referred to in Section (g)(i).
(v)All Consideration Shares will be issued in compliance with all applicable Securities Laws and, when issued in accordance with the terms of the Arrangement, be duly authorized, validly issued, fully-paid and non-assessable Purchaser Shares, free and clear of all Liens (other than Liens created by the holders thereof on issuance).
(h)Shareholder and Similar Agreements. Neither the Purchaser nor any of its Subsidiaries is party to any shareholder, pooling, voting trust or other similar agreement relating to the ownership or voting of any issued and outstanding Purchaser Shares or the shares of any of the Purchaser’s Subsidiaries.
(i)Reporting Issuer Status.
(i)The Purchaser is a reporting issuer not on the list of reporting issuers in default (or the equivalent) under applicable Securities Laws in each of the provinces of Canada and is in material compliance with all Securities Laws applicable therein.
(ii)The Purchaser has not taken any action to cease to be a reporting issuer in any province of Canada nor has the Purchaser received notification from the Ontario Securities Commission, as principal regulator, or any other applicable securities commissions or securities regulatory authority of a province of Canada seeking to revoke the Purchaser’s reporting issuer status. No delisting of, suspension of trading in, or cease trade order with respect to, any securities of the Purchaser and, to the knowledge of the Purchaser, no inquiry or investigation (formal or informal) of any Canadian Securities Authority has occurred, is in effect or ongoing or, to the knowledge of the Purchaser, has been threatened in writing with respect to the foregoing.
(j)Reports. Since January 1, 2024, the Purchaser has filed with all applicable Governmental Entities the Purchaser Public Documents that the Purchaser is required to file in accordance with applicable Securities Laws. The Purchaser Public Documents as of their respective dates (and the dates of any amendments thereto): (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) complied in all material
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respects with the requirements of applicable Securities Laws. Any amendments to the Purchaser Public Documents required to be made have been filed on a timely basis with the applicable Governmental Entity. The Purchaser has not filed any confidential material change report with any Governmental Entity which at the date hereof remains confidential and does not have any unresolved comments from the staff of the U.S. SEC.
(k)Stock Exchange Matters.
(i)The Purchaser Shares are listed on Nasdaq and are not listed on any market other than Nasdaq.
(ii)The Purchaser is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq. The Purchaser has not taken any action which would be reasonably expected to result in the delisting or suspension of the Purchaser Shares on or from Nasdaq.
(l)Financial Statements.
(i)The audited consolidated financial statements for the Purchaser and its Subsidiaries as at and for the fiscal years ended December 31, 2024 and 2023, including the notes thereto, the reports by the Purchaser’s auditors thereon and related management’s discussion and analysis, have been, and all financial statements of the Purchaser which are publicly disseminated by the Purchaser in respect of any subsequent periods prior to the Effective Date will be, (A) prepared in accordance with GAAP applied on a basis consistent with prior periods and all applicable Laws, and (B) present fairly, in all material respects, the assets, liabilities (whether accrued, absolute, contingent or otherwise), consolidated financial position of the Purchaser and its Subsidiaries as of the respective dates thereof and for the periods indicated therein, and its results of operations and cash flows for the respective periods covered thereby (except as may be indicated expressly in the notes thereto). There have been no material changes to the Purchaser’s accounting policies, except as described in the Purchaser Public Documents, since December 31, 2024.
(ii)The Purchaser has established and maintains a system of internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rules 13a-15(e) and 15d-15(e) under the U.S. Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Purchaser, including its consolidated Subsidiaries, required to be disclosed by the Purchaser in the reports that it files or submits under applicable U.S. Securities Laws is accumulated and communicated to the Purchaser’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure. The Purchaser has disclosed, based on the most recent evaluation of its principal executive officer and principal financial officer prior to the date of this Agreement, to Purchaser’s auditors and the audit committee of the Purchaser Board any significant deficiency or material weakness in the design or operation of internal controls of financial reporting (as defined in applicable U.S. Securities Laws) utilized by the Purchaser or its Subsidiaries, and, since January 1, 2024, there has not been any fraud, known to the Purchaser, whether or not material, that involves management or other employees who have a significant role in the Purchaser’s internal controls. The principal executive officer and the principal financial officer of the Purchaser have made all certifications required by the Sarbanes-Oxley Act, the U.S. Exchange Act and any related rules and regulations promulgated by the U.S. SEC with respect to the Purchaser Public Documents, and the statements contained in such certifications were complete and correct in all material respects as of the dates they were made.
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(m)No Undisclosed Liabilities. The Purchaser and its Subsidiaries, on a consolidated basis, have no material outstanding liabilities or obligations of any nature, whether or not accrued, contingent, unasserted or absolute, except for: (i) liabilities and obligations that are specifically presented on the audited balance sheet of the Purchaser as of December 31, 2024 or disclosed in the notes thereto; (ii) liabilities and obligations that are disclosed in the Purchaser Public Documents; (iii) liabilities and obligations incurred in the ordinary course; or (iv) liabilities and obligations incurred in connection with the Arrangement and this Agreement (including transaction related expenses).
(n)Principal Purchaser Royalty and Stream Interests.
(i)Schedule (n) of the Purchaser Disclosure Letter lists all Principal Purchaser Royalty and Stream Interests.
(ii)Other than as set out in Schedule (n) of the Purchaser Disclosure Letter, (i) the Purchaser or one of its Subsidiaries is the sole legal and beneficial owner of, and has valid, undisturbed and sufficient right, title and interest in, free and clear of any defect or Lien (other than Purchaser Permitted Liens): (A) each of the Principal Purchaser Royalty and Stream Interests; and (B) all Authorizations, licenses, and all other rights relating in any manner whatsoever to, or necessary for, the acquisition or holding of such Principal Purchaser Royalty and Stream Interests, or necessary to perform the operation of its business as presently owned and conducted in all material respects; (ii) each of the Purchaser and its Subsidiaries is entitled to the benefits of, all of its material properties and assets of any nature whatsoever and to all benefits derived therefrom including all its material properties and assets reflected in the balance sheet forming part of the Purchaser Public Documents, except as indicated in the notes thereto, together with all additions thereto; and (iii) other than Purchaser Permitted Liens, such material properties and assets are not subject to any Lien or defect in title of any kind except as is specifically identified in the balance sheets forming part of the Purchaser’s financial statements and in the notes thereto.
(iii)True and complete copies of the Principal Purchaser Royalty and Stream Agreements and all amendments entered into in connection with any thereof have been made available to the Company.
(iv)The Purchaser and each of its Subsidiaries has duly and timely satisfied all of the material obligations required to be satisfied, performed and observed by it under each of the Principal Purchaser Royalty and Stream Agreements prior to the date of this Agreement, and is in compliance with all ongoing material terms, conditions and covenants contained therein, and there exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default by the Purchaser or any of its Subsidiaries under any Principal Purchaser Royalty and Stream Agreements.
(v)Except as set out in Schedule (n) of the Purchaser Disclosure Letter, each Principal Purchaser Royalty and Stream Agreement and each of the Principal Purchaser Royalty and Stream Interests is in good standing in all material respects, enforceable and in full force and effect, except: (x) as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting creditors’ rights generally, and subject to the qualification that equitable remedies, including specific performance, may be granted only in the discretion of a court of competent jurisdiction.
(vi)To the knowledge of the Purchaser, (A) no other party to any Principal Purchaser Royalty and Stream Agreement is in breach, violation or default of the material terms, conditions or covenants of any such Principal Purchaser Royalty and Stream Agreement and (B) except as set out in Schedule (n) of the Purchaser Disclosure Letter, there exists no condition which with the passage of time or the giving of notice or both would result, or would reasonably be expected to result, in such a breach, violation or default by any such other party.
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(vii)Other than pursuant to Purchaser Permitted Liens, or as would not, individually or in the aggregate, materially and adversely impact the Purchaser and its Subsidiaries: (A) the Purchaser and its Subsidiaries have the exclusive right to own and receive all benefits associated with the Principal Purchaser Royalty and Stream Interests; (B) no person or entity of any nature whatsoever other than the Purchaser or its Subsidiaries has any interest in the Principal Purchaser Royalty and Stream Interests, or in the production, payments, benefits or profits therefrom, or any right to acquire or otherwise obtain any such interest; (C) except as disclosed in Schedule (n) of the Purchaser Disclosure Letter, there are no back-in rights, earn-in rights, rights of first refusal, off-take rights or obligations, third party royalty rights, third party streaming rights, or other rights of any nature whatsoever in relation to the Principal Purchaser Royalty and Stream Interests, and to the knowledge of the Purchaser, no such rights are asserted by any person or entity; (D) there is no Contract, option or any other right or obligation binding upon, or which at any time in the future may become binding upon the Purchaser or any of its Subsidiaries requiring it to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of, encumber or create any Lien over any of the Principal Purchaser Royalty and Stream Interests; and (E) neither the Purchaser nor any of its Subsidiaries has received any written notice from any Governmental Entity or any other Person of any revocation or intention to revoke, materially diminish, materially adversely modify or challenge its interest in any Principal Purchaser Royalty and Stream Interest.
(viii)Except as disclosed in Schedule (n) of the Purchaser Disclosure Letter or as would not individually or in the aggregate materially and adversely impact the Purchaser and its Subsidiaries, to the knowledge of the Purchaser, there are no adverse claims, demands, actions, suits or proceedings that have been commenced or are pending or that are threatened, relating to the Principal Purchaser Royalty and Stream Interests or the Principal Purchaser Royalty and Stream Agreements, in each case which would reasonably be expected to affect the Purchaser’s or its Subsidiaries’ right, title or interest in such Principal Purchaser Royalty and Stream Agreements or the ability of the Purchaser or its Subsidiaries to receive the benefits associated with such Principal Purchaser Royalty and Stream Agreements, including the title to or ownership by the Purchaser or its Subsidiaries of the foregoing, or which would reasonably be expected to involve the possibility of (A) any judgement or liability affecting the interests of Purchaser or its Subsidiaries in the Principal Purchaser Royalty and Stream Interests or (B) any judicial liens or attachments over any payments under, or monies received by the Purchaser or any Subsidiary under, any of the Principal Purchaser Royalty and Stream Agreements (other than Purchaser Permitted Liens).
(ix)The Purchaser has not been notified in writing by any Person of any fact relating to any of its Principal Purchaser Royalty and Stream Interests, the Principal Purchaser Royalty and Stream Agreements or the Purchaser Underlying Mineral Properties, in each case which would reasonably be expected to, individually or in the aggregate, materially and adversely affect: (A) the Purchaser and its Subsidiaries and/or (B) individually, any Principal Purchaser Royalty and Stream Interest.
(x)Except as would not, individually or in the aggregate, materially and adversely impact the Purchaser and its Subsidiaries, neither the execution and delivery of this Agreement nor the completion and performance of the Arrangement and the other transactions contemplated by this Agreement will:
(A)give any Person the right to terminate, cancel or amend any contractual or other right of the Purchaser or any of its Subsidiaries, including with respect to the Principal Purchaser Royalty and Stream Interests;
(B)result in the creation of any Lien on the Principal Purchaser Royalty and Stream Interests;
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(C)result in a breach, contravention or default, or require the consent of any Person under any provision of the Principal Purchaser Royalty and Stream Agreements; or
(D)give rise to any rights of first refusal, rights of first offer or acquisition rights, or trigger any change of control provisions, or any notices, consents, restrictions or limitations under any Principal Purchaser Royalty and Stream Agreement.
(xi)No Person has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from the Purchaser or its Subsidiaries of any of the Principal Purchaser Royalty and Stream Interests. Neither the Purchaser nor any of its Subsidiaries is obligated under any prepayment contract or other prepayment arrangement to deliver mineral products at some future time without then receiving full payment therefor.
(o)Remaining Purchaser Royalty and Stream Interests.
(i)Schedule (o) of the Purchaser Disclosure Letter lists all Remaining Purchaser Royalty and Stream Interests.
(ii)Except as would not individually or in the aggregate materially and adversely impact the Purchaser and its Subsidiaries or as set out in Schedule (o) of the Purchaser Disclosure Letter, to the knowledge of the Purchaser, each of the Purchaser and its Subsidiaries is the sole legal and beneficial owner of, and has valid, undisturbed and sufficient right, title and interest in, free and clear of any defect or Lien (other than Purchaser Permitted Liens): (A) each of the Remaining Purchaser Royalty and Stream Interests; and (B) all Authorizations, licenses, and all other rights relating in any manner whatsoever to, or necessary for, the acquisition or holding of the Remaining Purchaser Royalty and Stream Interests; and is entitled to the benefits of all of its Remaining Purchaser Royalty and Stream Interests reflected in the balance sheet forming part of the Purchaser Public Documents, except as indicated in the notes thereto, together with all additions thereto, and other than Purchaser Permitted Liens, such properties and assets are not subject to any Lien or defect in title of any kind except as is specifically identified in the balance sheets forming part of the Purchaser’s financial statements and in the notes thereto.
(iii)Except as would not individually or in the aggregate materially and adversely impact the Purchaser and its Subsidiaries, to the knowledge of the Purchaser, the Purchaser and each of its Subsidiaries has duly and timely satisfied all of the material obligations required to be satisfied, performed and observed by it under each of the Remaining Purchaser Royalty and Stream Agreements, and is in compliance with all material terms, conditions and covenants contained therein, and there exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default by the Purchaser or any of its Subsidiaries under any Remaining Purchaser Royalty and Stream Agreements.
(iv)Except as would not individually or in the aggregate materially and adversely impact the Purchaser and its Subsidiaries or as set out in Schedule (o) of the Purchaser Disclosure Letter, to the knowledge of the Purchaser, each Remaining Purchaser Royalty and Stream Agreement and each of the Remaining Purchaser Royalty and Stream Interests is in good standing in all respects, enforceable and in full force and effect, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting creditors’ rights generally, and subject to the qualification that equitable remedies, including specific performance, may be granted only in the discretion of a court of competent jurisdiction.
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(v)Except as would not individually or in the aggregate materially and adversely impact the Purchaser and its Subsidiaries or as set out in Schedule (o) of the Purchaser Disclosure Letter, to the knowledge of the Purchaser, (A) no other party to any Remaining Purchaser Royalty and Stream Agreement is in breach, violation or default of the terms, conditions or covenants of any such Remaining Purchaser Royalty and Stream Agreement and (B) there exists no condition which with the passage of time or the giving of notice or both would result, or would reasonably be expected to result, in such a breach, violation or default of the terms, conditions or covenants of any such Remaining Purchaser Royalty and Stream Agreement.
(vi)Except as would not individually or in the aggregate materially and adversely impact the Purchaser and its Subsidiaries and other than pursuant to Purchaser Permitted Liens, to the knowledge of the Purchaser, (A) the Purchaser and its Subsidiaries have the exclusive right to own and receive all benefits associated with the Remaining Purchaser Royalty and Stream Interests; (B) no person or entity of any nature whatsoever other than the Purchaser or its Subsidiaries has any interest in the Remaining Purchaser Royalty and Stream Interests, or in the production, payments, benefits or profits therefrom, or any right to acquire or otherwise obtain any such interest; (C) except as disclosed in Schedule (o) of the Purchaser Disclosure Letter, there are no back-in rights, earn-in rights, rights of first refusal, off-take rights or obligations, third party royalty rights, third party streaming rights, or other rights of any nature whatsoever in respect of any Remaining Purchaser Royalty and Stream Interest, which would materially adversely affect the Purchaser’s or its Subsidiaries’ interests in the Remaining Purchaser Royalty and Stream Interests, and to the knowledge of the Purchaser, no such rights are threatened; (D) there is no Contract, option or any other right or obligation binding upon, or which at any time in the future may become binding upon the Purchaser or any of its Subsidiaries requiring it to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of, encumber or create any Lien over any of the Remaining Purchaser Royalty and Stream Interests; and (E) neither the Purchaser nor any of its Subsidiaries has received any written notice from any Governmental Entity or any other Person of any revocation or intention to revoke, materially diminish, materially adversely modify or challenge its interest in the Remaining Purchaser Royalty and Stream Interests.
(vii)Except as would not individually or in the aggregate materially and adversely impact the Purchaser and its Subsidiaries or as disclosed in Schedule (o) of the Purchaser Disclosure Letter, to the knowledge of the Purchaser, there are no adverse claims, demands, actions, suits or proceedings that have been commenced or are pending or that are threatened, relating to the Remaining Purchaser Royalty and Stream Interests or the Remaining Purchaser Royalty and Stream Agreements, in each case which would reasonably be expected to affect the Purchaser’s or its Subsidiaries’ right, title or interest in such Remaining Purchaser Royalty and Stream Agreements or the ability of the Purchaser or its Subsidiaries to receive the benefits associated with such Remaining Purchaser Royalty and Stream Agreements, including the title to or ownership by the Purchaser or its Subsidiaries of the foregoing, or which would reasonably be expected to involve the possibility of (A) any judgement or liability affecting the Remaining Purchaser Royalty and Stream Interests or (B) any judicial liens or attachments over any payments under, or monies received under, any of the Remaining Purchaser Royalty and Stream Agreements (other than Purchaser Permitted Liens).
(viii)The Purchaser has not been notified in writing by any Person of any fact relating to any of its Remaining Purchaser Royalty and Stream Interests or the Remaining Purchaser Royalty and Stream Agreements, which would in the aggregate reasonably be expected to materially and adversely impact the Purchaser and its Subsidiaries.
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(ix)Except as would not individually or in the aggregate materially and adversely impact the Purchaser and its Subsidiaries or as disclosed in Schedule (o) of the Purchaser Disclosure Letter, to the knowledge of the Purchaser, neither the execution and delivery of this Agreement nor the completion and performance of the Arrangement and the other transactions contemplated by this Agreement will:
(A)give any Person the right to terminate, cancel or amend any contractual or other right of the Purchaser or any of its Subsidiaries, including with respect to the Remaining Purchaser Royalty and Stream Interests;
(B)result in the creation of any Lien on the Remaining Purchaser Royalty and Stream Interests;
(C)result in a breach, contravention or default, or require the consent of any Person under any provision of the Remaining Purchaser Royalty and Stream Agreements; or
(D)give rise to any rights of first refusal, rights of first offer or acquisition rights, or trigger any change of control provisions, or any notices, consents, restrictions or limitations under any Remaining Purchaser Royalty and Stream Agreement.
(x)Except as would not individually or in the aggregate materially and adversely impact the Purchaser and its Subsidiaries, to the knowledge of the Purchaser, no Person has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from the Purchaser or its Subsidiaries of any of the Remaining Purchaser Royalty and Stream Interests.
(p)Scientific and Technical Information. The Purchaser Public Documents are in material compliance with the applicable provisions of Securities Laws. The Purchaser has duly filed with the applicable regulatory authorities all reports required by Securities Laws, and all such reports complied in all material respects with the requirements of Securities Laws at the time of filing thereof. The scientific and technical information set forth in the Purchaser Public Documents relating to mineral resources and mineral reserves required to be disclosed therein pursuant to Securities Laws has been prepared by the Purchaser and/or the applicable Operators and their respective consultants, as applicable, in accordance with methods generally applied in the mining industry and materially conforms to the requirements of Securities Laws.
(q)Absence of Certain Changes or Events. Except as disclosed in the Purchaser Public Documents, since December 31, 2024:
(i)the Purchaser and its Subsidiaries have conducted their respective businesses in the ordinary course in all material respects and have not taken any steps to take any actions which, if taken after the date hereof, would require the Company’s consent pursuant to Section 5.5 of this Agreement;
(ii)there has not been any damage, destruction or other casualty loss with respect to any asset owned, leased or otherwise used by the Purchaser or any of its Subsidiaries that is material to the Purchaser and its Subsidiaries, taken as a whole, whether or not covered by insurance (other than in the ordinary course or regular wear and tear);
(iii)there has not been any acquisition or disposition (including any reconveyance) by the Purchaser or any of its Subsidiaries of any property or asset that would be material to the Purchaser and its Subsidiaries, taken as a whole, other than the Arrangement or as expressly permitted by this Agreement;
(iv)there has not been any material write down by the Purchaser of the value of any of the material assets, including the Principal Purchaser Royalty and Stream Interests, of the Purchaser and its Subsidiaries, taken as a whole; and
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(v)through to the date of this Agreement, there has not been any change, effect, event, occurrence or state of facts or circumstance that has had, or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.
(r)Litigation. There are no claims, actions, suits, demands, arbitrations, charges, indictments, orders, hearings or other civil, criminal, administrative or investigative proceedings, or other investigations or examinations pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any of its Subsidiaries, the business of the Purchaser or any of its Subsidiaries, or affecting any of their properties or assets, before or by any Governmental Entity which, if adversely determined, would have, or would reasonably be expected to have, a Purchaser Material Adverse Effect or would significantly impede the ability of the Purchaser to consummate the Arrangement. To the knowledge of the Purchaser, there are no events or circumstances which would reasonably be expected to give rise to or serve as a basis for the commencement of any such claim, action, suit, demand, arbitration, charge, indictment, order, hearing or other civil, criminal, administrative or investigative proceeding, or other investigation or examination. There are no outstanding orders, judgments, injunctions, or decrees against the Purchaser or its Subsidiaries that materially and adversely impact the business, property or assets of the Purchaser and its Subsidiaries. Each of the Purchaser and its Subsidiaries does not intend to initiate any suits, actions, claims or arbitrations.
(s)Taxes.
(i)Each of the Purchaser and its Subsidiaries has duly and timely filed all material Tax Returns required to be filed by it prior to the date hereof and all such Tax Returns are true, complete and correct in all material respects.
(ii)No Tax Return of the Purchaser or any of its Subsidiaries is under audit by any Governmental Entity, and no written notice of such an audit has been received by the Purchaser. Except as disclosed in Schedule (s) of the Purchaser Disclosure Letter, the Purchaser is not a party to, or otherwise subject to, a proceeding in which Taxes are being contested.
(iii)Each of the Purchaser and its Subsidiaries has paid on a timely basis all material Taxes which are due and payable by it on or before the date hereof (including instalments) and has provided accruals in accordance with GAAP in the most recently published consolidated financial statements of the Purchaser for any Taxes of the Purchaser and its Subsidiaries for the period covered by such financial statements that have not been paid whether or not shown as being due on any Tax Returns. Since such publication date, no material liability in respect of Taxes not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued, other than in the ordinary course.
(iv)To the knowledge of the Purchaser, no material deficiencies, litigation, audits, claims, proposed adjustments or matters in controversy exist or have been asserted with respect to Taxes of the Purchaser or any of its Subsidiaries, and neither the Purchaser, nor any of its Subsidiaries, is a party to any action or proceeding for assessment or collection of Taxes and no such event has been asserted or, to the knowledge of the Purchaser, threatened against the Purchaser or any of its Subsidiaries, or any of their respective assets.
(v)No claim has been made by any Governmental Entity in a jurisdiction where the Purchaser or any of its Subsidiaries does not file Tax Returns that the Purchaser, or any of its Subsidiaries, is or may be subject to Tax by that jurisdiction or is or may be required to file a tax return in that jurisdiction and none of the Purchaser nor any of its Subsidiaries carries on business in a jurisdiction in which it does not file a Tax Return in respect of income.
(vi)There are no Liens with respect to Taxes upon any of the assets of the Purchaser or any of its Subsidiaries (other than Purchaser Permitted Liens).
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(vii)Each of the Purchaser and its Subsidiaries has withheld, deducted or collected all material amounts required to be withheld, deducted or collected by it on account of Taxes and has duly and timely remitted all such amounts to the appropriate Governmental Entity as required by Law. Each of the Purchaser and its Subsidiaries has complied with all related information reporting, withholding and record retention requirements.
(viii)There are no outstanding agreements, arrangements, elections, waivers or objections extending or waiving the statutory period of limitations applicable to any material claim for, or the period for the collection or assessment or reassessment of Taxes due from the Purchaser or any of its Subsidiaries, for any taxable period and no request for any such waiver or extension is currently pending.
(ix)The Purchaser and each of its Subsidiaries has made available to the Company true, correct and complete copies of all material Tax Returns, notices of assessment or reassessment of the Purchaser and any of its Subsidiaries, all correspondence with any Governmental Entity relating to Taxes, examination reports and statements of deficiencies for taxable periods, or transactions consummated, for which the applicable statutory periods of limitations have not expired.
(x)To the knowledge of the Purchaser, the Purchaser and its Subsidiaries have complied in all material respects with the transfer pricing (including any contemporaneous documentation) provisions of each applicable Law, including for greater certainty, under Section 482 of the U.S. Tax Code.
(xi)The Purchaser has been properly organized and classified as a U.S. corporation for U.S. federal income tax purposes since its formation.
(xii)Neither the Purchaser nor any Subsidiary of the Purchaser has engaged in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).
(xiii)Neither the Purchaser nor any Subsidiary of the Purchaser is a party to any “closing agreement” as described in Section 7121 of the U.S. Tax Code.
(xiv)None of the Purchaser nor any of its Subsidiaries has any liability for Taxes of any other Person including, for greater certainty, under Treasury Regulations Section 1.1502-6.
(t)Non-Arm’s Length Transactions. Other than employment, indemnification or compensation agreements entered into in the ordinary course, there are no current Contracts or other transactions currently in place (including relating to indebtedness by or to the Purchaser or its Subsidiaries) between the Purchaser or its Subsidiaries, on the one hand, and any (i) officer or director of the Purchaser or any of its Subsidiaries, (ii) any holder of record or, to the knowledge of the Purchaser, beneficial owner, of 10% or more of the voting securities of the Purchaser, or (iii) to the knowledge of the Purchaser, any affiliate or associate of any officer, director or beneficial owner, on the other hand.
(u)Purchaser Material Contracts. Schedule (u) of the Purchaser Disclosure Letter lists all of the Purchaser Material Contracts (“Other Purchaser Material Contracts”) other than the Principal Purchaser Royalty and Stream Agreements. In relation to such Other Purchaser Material Contracts:
(i)All such Other Purchaser Material Contracts are legal, valid and binding, and in full force and effect and are enforceable by the Purchaser (or a Subsidiary of the Purchaser, as the case may be) in accordance with their terms (subject to bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction). The Purchaser and each of its Subsidiaries has complied in all material respects with all the terms of such Other Purchaser Material Contracts to which it is a party. Except as disclosed in Schedule (u) of the Purchaser Disclosure Letter, neither the Purchaser nor any of its Subsidiaries is in breach of, or default under, any such Other Purchaser Material Contract to which it is a party or bound, nor does the Purchaser have knowledge of any condition that
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with the passage of time or the giving of notice or both would result in such a breach or default, except in each case where any such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Purchaser and its Subsidiaries.
(ii)As of the date hereof, neither the Purchaser nor any of its Subsidiaries knows of, or has received written notice of, any breach or default under (nor, to the knowledge of the Purchaser, does there exist any condition which with the passage of time or the giving of notice or both would result in such a breach or default under) any such Other Purchaser Material Contract by any other party thereto except where any such violation or default would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Purchaser and its Subsidiaries.
(iii)To the knowledge of the Purchaser, the Purchaser has made available to the Company true and complete copies of all of such Other Purchaser Material Contracts.
(iv)Neither the Purchaser nor any of its Subsidiaries has received written notice that any party to such Other Purchaser Material Contract intends to cancel, terminate, materially modify or not renew such Purchaser Material Contract.
(v)Whistleblower Reporting. No employee of the Purchaser or any of its Subsidiaries, nor any legal counsel representing the Purchaser or any of its Subsidiaries, has, to the knowledge of the Purchaser, reported to any Person any evidence of a material violation of any Securities Laws, breach of fiduciary duty or similar material violation by the Purchaser or any of its Subsidiaries or their respective officers, directors, employees, agents or independent contractors to the Purchaser’s management, or audit committee (or other committee designated for such purpose) of the Purchaser Board.
(w)Brokers. Except as set out in Schedule (w) of the Purchaser Disclosure Letter, none of the Purchaser, any of its Subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees on behalf of the Purchaser or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.
(x)Corrupt Practices Legislation.
(i)None of the Purchaser, its Subsidiaries and affiliates, nor, to the Purchaser’s knowledge, any of their officers, directors, employees or agents has, directly or indirectly, offered, promised, agreed, paid, authorized, given or taken any act in furtherance of any such offer, promise, agreement, payment or authorization on behalf of the Purchaser or its Subsidiaries, anything of value, directly or indirectly, to any official of a Governmental Entity, any political party or official thereof or any candidate for political office, for the purpose of any of the following:
(A)influencing any action or decision of such person in such person’s official capacity, including a decision to fail to perform such person’s official function in order to obtain or retain an advantage in the course of business;
(B)inducing such person to use such person’s influence with any Governmental Entity to affect or influence any act or decision of such Governmental Entity to assist the Purchaser or one of its Subsidiaries in obtaining or retaining business for, with, or directing business to, any Person or otherwise to obtain or retain an advantage in the course of business; or
(C)to assist the Purchaser or one of its Subsidiaries in obtaining or retaining business for, with, or directing business to, any Person.
(ii)None of the Purchaser and its Subsidiaries, nor, to the knowledge of the Purchaser, any of their respective directors, officers, employees or agents has, directly or indirectly, taken any action that is or would be otherwise inconsistent with or prohibited by or would cause the Purchaser or one of its Subsidiaries to be in violation of the substantive prohibitions or
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requirements of Anti-Corruption Laws. Neither the Purchaser, nor its Subsidiaries, nor to the knowledge of the Purchaser, any of their respective officers, directors, employees or agents has violated any Anti-Corruption Laws and, to the knowledge of the Purchaser, no condition or circumstances exist that would form the basis of any such allegations.
(iii)All contracts and arrangements between the Purchaser or one of its Subsidiaries and any other Person are in compliance with Anti-Corruption Laws. Since January 1, 2024, the Purchaser and its Subsidiaries have maintained policies and procedures applicable to it and their respective directors, officers, employees, and agents in place in respect thereof designed to promote compliance with Anti-Corruption Laws.
(iv)None of the Purchaser or its Subsidiaries nor any of its directors, officers, employees, nor to their knowledge of the Purchaser, any agents has (A) conducted or initiated any review, audit or internal investigation that concluded that the Purchaser or one of its Subsidiaries or any of their respective directors, officers, employees, or agents has materially violated any Anti-Corruption Laws, or (B) made a voluntary, directed or involuntary disclosure to any Governmental Entity responsible for enforcing Anti-Corruption Laws, in each case with respect to any alleged act or omission arising under or relating to material non-compliance with any such Anti-Corruption Laws, or received any notice, request or citation from any Person alleging material non-compliance with any such Anti-Corruption Laws.
(v)The Purchaser and its Subsidiaries have maintained systems of internal controls designed to promote compliance by the foregoing and their respective directors, officers, employees, and agents, with Anti-Corruption Laws.
(vi)Neither the Purchaser, nor any of its Subsidiaries, nor any of their respective directors or officers, has received written notice of or is aware of any claim, action, suit, proceeding or investigation against it by any Governmental Entity with respect to compliance with Anti-Corruption Laws.
(y)Sanctions.
(i)Neither the Purchaser, nor any of its Subsidiaries, nor any of their respective directors, officers, or employees or, to the knowledge of the Purchaser, agents : (A) is a Restricted Party; or (B) has received written notice of or is aware of any claim, action, suit, proceeding or investigation against the Purchaser or any of its Subsidiaries with respect to compliance with applicable Sanctions by any Sanctions Authority.
(ii)To the knowledge of the Purchaser, the Purchaser, its Subsidiaries and, when acting within the scope of their employment, their respective directors, officers and employees are in compliance with all applicable Sanctions.
(iii)The Purchaser represents and covenants that neither the Purchaser nor any of its Subsidiaries has knowingly engaged in, is now knowingly engaged in, or will knowingly engage in, any dealings or transactions with any Restricted Party or in property that is owned, held or controlled by any Restricted Party, in violation of Sanctions. The Purchaser represents and covenants that neither the Purchaser nor any of its Subsidiaries has knowingly engaged in, is now knowingly engaged in, or will knowingly engage in, any dealings or transactions in Russia, Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic of Ukraine, the Kherson and the Zaporizhzhia oblasts of Ukraine, Cuba, Iran, North Korea, and Syria, in violation of Sanctions. The representations, warranties and covenants given in this Section (iii) shall not apply in respect of the Purchaser or its Subsidiaries insofar as compliance with any such covenant, representation or warranty would result in a contravention of an order issued under the Foreign Extraterritorial Measures Act (Canada).
(iv)No Principal Purchaser Royalty and Stream Interest is the subject of any Sanctions.
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(z)Trade Laws. Neither the Purchaser, nor any of its Subsidiaries, nor any of their respective directors, officers or employees, has received written notice of or is aware of any claim, action, suit, proceeding or investigation against the Purchaser or any of its Subsidiaries respectively by any governmental agency, authority or body with respect to compliance with applicable Trade Laws.
(aa)Antitakeover Statutes. The Purchaser Board has taken all actions necessary to reasonably ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are not, and will not be, applicable to the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, including the Arrangement. Except for Section 203 of the DGCL, no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statutes or regulations enacted under the DGCL or other Law applies or purports to apply to this Agreement or any of the transactions contemplated by this Agreement.
(bb)Bankruptcy. Neither the Purchaser nor any of its Subsidiaries has commenced or contemplated any proceeding, or filed or contemplated the filing of any petition, in any court relating to the bankruptcy, reorganization, insolvency, dissolution, liquidation or relief from debtors of the Purchaser or any of its Subsidiaries. There is no legal basis for the bankruptcy, insolvency, dissolution or liquidation of the Purchaser or any of its Subsidiaries.
(cc)Investment Canada Act. The Purchaser is a “trade agreement investor” and is not a “state-owned enterprise”, in each case within the meaning of the Investment Canada Act.
A-G-15

Annex B
Execution Version

ARRANGEMENT AGREEMENT
AMONG
ROYAL GOLD, INC.
AND
INTERNATIONAL ROYALTY CORPORATION
AND
HORIZON COPPER CORP.

July 6, 2025

B-i

B-ii

ARRANGEMENT AGREEMENT
THIS ARRANGEMENT AGREEMENT dated July 6, 2025,
BETWEEN:
ROYAL GOLD, INC., a corporation existing under the laws of the State of Delaware (the “Purchaser”),
- and -
INTERNATIONAL ROYALTY CORPORATION, a corporation existing under the laws of Canada (“AcquireCo”),
- and -
HORIZON COPPER CORP., a corporation existing under the laws of the Province of British Columbia (the “Company”).
RECITALS:
A.The Purchaser desires to cause AcquireCo to acquire all of the issued and outstanding Company Shares by way of a plan of arrangement under the provisions of the Business Corporations Act (British Columbia), as provided for in this Agreement.
B.The Company Special Committee, after receiving financial and legal advice and the Company Special Committee Fairness Opinion, has unanimously determined that the Arrangement and the entering into of this Agreement are in the best interests of the Company and has unanimously recommended to the Company Board that the Company Board (a) approve this Agreement and the Arrangement, and (b) recommend to Company Securityholders that they vote in favour of the Arrangement.
C.The Company Board, after receiving financial and legal advice and the Company Fairness Opinion and upon the unanimous recommendation of the Company Special Committee, has (subject to two directors having a “disclosable interest” within the meaning of the BCBCA and abstaining from voting) unanimously (a) determined that the Arrangement and the entering into of this Agreement are in the best interests of the Company, (b) approved the entering into of this Agreement and the Arrangement, and (c) resolved to recommend to Company Securityholders that they vote in favour of the Arrangement Resolution.
D.Concurrent with the execution of this Agreement, the Company has delivered to the Purchaser duly executed copies of the Company Voting Agreements from each of the directors and senior officers of the Company, as well as from certain other Securityholders.
E.Concurrent with the execution of this Agreement, the Sandstorm Arrangement Agreement has been entered into by the parties thereto and Sandstorm has duly executed and delivered to the Purchaser the Sandstorm Support Agreement pursuant to which, among other things, Sandstorm has agreed to vote the shares held by Sandstorm in the authorized share structure of the Company in favour of the Arrangement.
THIS AGREEMENT WITNESSES THAT in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION
1.1Definitions
In this Agreement, unless the context otherwise requires:
“1363013” means 1363013 B.C. Ltd., a corporation existing under the laws of the Province of British Columbia and a wholly-owned Subsidiary of the Company;
“AcquireCo” has the meaning ascribed thereto on the first page of this Agreement;
“Advance Ruling Certificate” means an advance ruling certificate issued by the Commissioner pursuant to Section 102 of the Competition Act with respect to the transactions contemplated by this Agreement, such advance ruling certificate having not been modified or withdrawn prior to the Effective Time;
“affiliate” except where otherwise indicated, has the meaning ascribed thereto in NI 45-106;
“Agreement” means this arrangement agreement together with the Company Disclosure Letter;
“Antamina Residual Royalty Agreement” means the royalty agreement dated June 15, 2023 between Sandstorm, as royalty holder, and the Company, as royalty payor;
“Antamina Interest” means the net profits interest royalty of the Company held under the Antamina Royalty Agreement and the other contractual rights of the Company associated with such interest;
“Antamina Royalty Agreement” means the royalty agreement dated July 10, 1998 among the Company (as successor in interest to Inmet Mining Corporation), Teck Base Metals Ltd., Teck Corporation and Compañía Minera Antamina;
“Antamina Silver Stream Agreement” means the silver purchase agreement dated June 15, 2023 between Sandstorm, as purchaser, and the Company, as seller;
“Arrangement” means the arrangement of the Company under Part 9, Division 5 of the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of this Agreement, the Plan of Arrangement, or made at the direction of the Court in the Final Order (with the prior written consent of AcquireCo, the Company and the Purchaser, each acting reasonably);
“Arrangement Resolution” means the special resolution of the Company Securityholders approving the Plan of Arrangement, which is to be considered and, if thought fit, passed at the Company Meeting, substantially in the form and content of Schedule B hereto;
“Artmin” means Artmin Madencilik Sanayi ve Ticaret A.Ş.;
“Authorization” means, with respect to any Person, any authorization, order, permit, approval, grant, agreement, licence, classification, restriction, registration, consent, order, right, notification, condition, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decision having the force of Law, of, from or required by any Governmental Entity having jurisdiction over such Person;
“BCBCA” means the Business Corporations Act (British Columbia);

“business day” means any day, other than a Saturday, a Sunday or a statutory or civic holiday in Denver, Colorado, Toronto, Ontario or Vancouver, British Columbia;
“Company” has the meaning ascribed thereto on the first page of this Agreement;
“Company 2020 Warrants” means the outstanding share purchase warrants issued by the Company on July 13, 2020 to purchase Company Shares, which Company 2020 Warrants are exercisable at a price of C$0.35 per Company Share and expire on July 13, 2025;
“Company 2022 Warrants” means the outstanding share purchase warrants issued by the Company on September 1, 2022 to purchase Company Shares, which are exercisable at a price of C$0.80 per Company Share and expire on September 1, 2027;
“Company 2023 Warrants” means the outstanding share purchase warrants issued by the Company on June 15, 2023 to purchase Company Shares, which are exercisable at a price of C$1.10 per Company Share and expire on June 15, 2027;
“Company Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry from any Person or group of Persons “acting jointly or in concert” (within the meaning of NI 62-104) (other than the Purchaser or any controlled affiliate of the Purchaser), whether written or oral, made after the date hereof, relating to:
(a)any sale or disposition (or any joint venture (for the avoidance of doubt, including where the Company retains an interest in a joint venture), lease, license, royalty agreement or other arrangement, in each such case having the same economic effect as a sale or disposition), in a single transaction or series of related transactions, of (i) the assets of the Company and/or one or more of its Subsidiaries that, individually or in the aggregate, (A) represent 20% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole, or (B) contribute 20% or more of the consolidated revenue of the Company and its Subsidiaries, taken as a whole (in each case, as applicable, determined based upon the most recent publicly available consolidated financial statements of the Company), or (ii) 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of the Company or (iii) 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of one or more Subsidiaries of the Company whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole (in each case, determined based upon the most recent publicly available consolidated financial statements of the Company); or
(b)any take-over bid, tender offer, exchange offer, treasury issuance or other transaction that, if consummated, would result in such Person or group of Persons beneficially owning (i) 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of the Company or (ii) 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of one or more Subsidiaries of the Company whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole (determined based upon the most recent publicly available consolidated financial statements of the Company); or
(c)a plan of arrangement, merger, amalgamation, consolidation, share exchange, share reclassification, business combination, reorganization, recapitalization, liquidation, dissolution, winding up or other similar transaction involving the Company and/or any of its Subsidiaries that, if consummated, would result in such Person or group of Persons beneficially owning (i) 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities)

of the Company or (ii) 20% or more of any class of voting or equity securities (and/or securities convertible into, or exchangeable or exercisable for such voting or equity securities) of one or more Subsidiaries of the Company whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole (determined based upon the most recent publicly available consolidated financial statements of the Company); or
(d)any other similar transaction or series of transactions (for the avoidance of doubt including a combination of one or more transactions described in clause (a), clause (b), and/or clause (c) which when considered individually would not constitute a Company Acquisition Proposal), the consummation of which would reasonably be expected to impede, interfere with, prevent or delay the transactions contemplated by this Agreement, the Arrangement or the Sandstorm Arrangement Agreement;
“Company Applicable Anti-Corruption Laws” means any applicable Law prohibiting corruption or bribery in any jurisdiction in which the Company conducts its business and to which it is subject, including without limitation the Corruption of Foreign Public Officials Act (Canada) and the Criminal Code (Canada);
“Company Benefit Plan” means each employee benefit plan, policy, practice, agreement, arrangement, or undertaking (whether written or unwritten, insured or uninsured, registered or unregistered, funded or unfunded), including all health and welfare (including dental, vision, prescription drug, accidental death and dismemberment, critical illness, emergency travel, life insurance, short term disability, long term disability or other medical coverage), mortgage insurance, employee loan, employee assistance, supplemental unemployment benefit, post-employment benefit, post-retirement benefit, bonus, profit sharing, incentive, equity or equity-based compensation, deferred compensation, termination or severance, retention, change of control, pension, supplemental pension, retirement saving, and each other agreement, policy, program, arrangement, practice or undertaking, which are maintained by, contributed to, required to be contributed to, or binding upon the Company or any of its affiliates (including, for certainty, Sandstorm) or for which the Company or its affiliates (including, for certainty, Sandstorm) has any liability or contingent liability for the benefit of any current or former Company Employees excluding any Statutory Plan;
“Company Board” means the board of directors of the Company as the same is constituted from time to time;
“Company Board Recommendation” has the meaning ascribed thereto in Section 2.2(d);
“Company Change in Recommendation” has the meaning ascribed thereto in Section 7.1(a)(iv);
“Company Circular” means the notice of the Company Meeting to be sent to the Company Securityholders, and the accompanying management information circular in connection with the Company Meeting;
“Company Credit Facility” means the Credit Agreement dated as of September 9, 2024 among, inter alia, the Company, National Bank of Canada, as co-lead arranger, joint bookrunner and administrative agent, The Bank of Nova Scotia, as co-lead arranger and joint bookrunner and the lenders from time to time parties thereto;
“Company Disclosure Letter” means the disclosure letter dated the date of this Agreement in the form executed by the Company and delivered to and accepted by the Purchaser concurrently with the execution of this Agreement;

“Company Employees” means all individuals who are employed by the Company and its Subsidiaries, including unionized, non-unionized, part-time, full-time, active and inactive employees, and any officers who provide services to the Company as consultants;
“Company Equity Incentive Plans” means, collectively, the Company Option Plan and the Company RSR Plan;
“Company Fairness Opinion” means the opinion of the Company Financial Advisor to the effect that, as of the date of such opinion and subject to the assumptions, limitations and qualifications set out therein, the Consideration to be received by Company Shareholders pursuant to the Arrangement is fair, from a financial point of view, to the Company Shareholders (other than Sandstorm);
“Company Financial Advisor” means Fort Capital Partners, as financial advisor to the Company;
“Company Incentive Awards” means, collectively, the Company Options and the Company RSRs;
“Company Indemnity or Payment Agreement” means any Contract (a) to which the Company or any of its Subsidiaries are party that provides for rights of indemnification to any director, officer or employee by the Company or any of its Subsidiaries or (b) that provides for any change of control payments (or other payment that would be triggered by the transactions contemplated herein) to any director, officer, Company Employee or former Company Employee or Company contractor or former Company contractor or agent of the Company or any of its Subsidiaries or to any other Person;
“Company Leased Real Property” has the meaning ascribed thereto in Section (o)(i) of Schedule D;
“Company Material Adverse Effect” means any one or more changes, effects, events, occurrences or states of fact or circumstance, either individually or in the aggregate, that (x) prevents, materially delays or materially impairs, or would reasonably be expected to prevent, materially delay or materially impair, the ability of the Company or its Subsidiaries to consummate the transactions contemplated by this Agreement, or (y) is, or would reasonably be expected to be, material and adverse to the business, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, except for any such change, effect, event, occurrence or state of facts or circumstance resulting or arising from or relating to:
(a)the announcement or execution of this Agreement or the implementation of the transactions contemplated hereby (including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company with customers, suppliers, service providers and employees) (for the avoidance of doubt, provided, that this clause (a) shall not apply with respect to any representation or warranty the purpose of which is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement or the performance of obligations under this Agreement);
(b)any change in the market price or trading volume of any securities of the Company or Entrée (it being understood that the changes, effects, events, occurrences or states of fact or circumstance underlying such change in market price or trading volume that are not otherwise excluded from the definition of a Company Material Adverse Effect may be taken into account in determining whether a Company Material Adverse Effect has occurred);
(c)any change affecting the mining industry as a whole;
(d)any change (on a current or forward basis) in the price of metals or any changes in commodity prices or general market prices affecting the mining industry generally;

(e)general political, economic, financial, currency exchange, inflation, interest rates, securities or commodity market conditions including the imposition, adjustment or revocation of tariffs;
(f)any change or prospective change after the date hereof in IFRS, or changes or prospective changes in regulatory accounting requirements applicable to the industries in which the Company conducts business;
(g)the commencement, continuation or escalation of any war, armed hostilities or acts of terrorism;
(h)the occurrence of any cyber-attack or data breach (other than, for the avoidance of doubt, a cyber-attack that is primarily directed at (or a data breach that primarily involves) the Company or any of its Subsidiaries);
(i)any general outbreak of illness, pandemic (including COVID-19 or derivatives or variants thereof), epidemic, national health emergency, forced quarantine, lockdown or similar event, or the worsening thereof;
(j)the failure of the Company to meet any internal or published projections, forecasts, guidance, budgets, or estimates of revenues, earnings, cash flow or other financial performance or results of operations for any period (provided, however, that the changes, effects, events, occurrences or states of fact or circumstance underlying such failure that are not otherwise excluded from the definition of a Company Material Adverse Effect may be considered to determine whether such failure constitutes a Company Material Adverse Effect);
(k)any natural disaster (including any hurricane, flood, tornado, earthquake, forest fire, weather-related event or man-made natural disaster); or
(l)any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of and by any Governmental Entity (including with respect to Taxes), provided, however, that if with respect to clauses (c), (d), (e), (f), (g), (h), (i), (k) and (l) any such change, effect, event, occurrence or state of facts or circumstance has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other entities that own and manage mining royalty and streaming interests, the disproportionate change, effect, event, occurrence or state of facts or circumstance may be taken into account in determining whether a Company Material Adverse Effect has occurred, and references in this Agreement to dollar amounts are not intended to be and shall not be deemed to be illustrative or interpretive for the purposes of determining whether a “Company Material Adverse Effect” has occurred;
“Company Material Contract” means any Contract:
(a)that, if terminated or modified or if it ceased to be in effect, would reasonably be expected to have a Company Material Adverse Effect;
(b)under which the Company or any of its Subsidiaries has directly or indirectly guaranteed any liabilities or obligations of a third party (other than endorsements for collection in the ordinary course or guarantees of Material Indebtedness for Borrowed Money) in excess of $5 million in the aggregate;
(c)relating to indebtedness for borrowed money of the Company or any of its Subsidiaries or any guarantee by the Company or any of its Subsidiaries of any other Person’s indebtedness for borrowed money, with an outstanding principal amount in excess of $5 million in the aggregate (“Material Indebtedness for Borrowed Money”);

(d)other than de minimis limitations or restrictions, that limits or restricts (i) the Company or any of its Subsidiaries, or following completion of the transactions contemplated hereby, the Purchaser or any of its Subsidiaries, from engaging in any type of activity or business, (ii) the manner in which, or the localities in which, all or any portion of the business of the Company or its Subsidiaries or, following consummation of the transactions contemplated hereby, all or any portion of the business of the Purchaser or its Subsidiaries, may be conducted, or (iii) the ability of the Company or its Subsidiaries or, following completion of the transactions contemplated hereby, the ability of the Purchaser or its Subsidiaries, to solicit customers or employees, other than such terms and conditions as are customary under non-disclosure or similar obligations entered into between exploration or mining companies and companies that are in the business of owning and managing mining royalty and stream interests;
(e)that contains any right on the part of any third party to acquire assets or other property rights from the Company or any of its Subsidiaries that are material to the Company and its Subsidiaries, taken as a whole;
(f)that contains any rights on the part of the Company or any of its Subsidiaries to acquire any royalty or streaming interests from any third party that, if acquired, would be material to the Company and its Subsidiaries, taken as a whole;
(g)that is a registration rights agreement;
(h)that is an agreement between the Company and any related party of the Company (excluding employment, consulting or indemnification agreements with officers or directors of the Company or its Subsidiaries) that is material to the Company and its Subsidiaries, taken as a whole;
(i)that is a Company Royalty and Stream Obligation;
(j)that is a Company Warrant and any agreements pursuant to which such Company Warrants are issued; or
(k)that is material to the Company and its Subsidiaries, taken as a whole; and, for greater certainty, includes the Company Material Contracts listed in Schedule (cc) of the Company Disclosure Letter;
“Company Meeting” means the special meeting of Company Securityholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution and for any other purpose as may be set out in the Company Circular and agreed to in writing by the Purchaser, acting reasonably;
“Company Option Plan” means the amended stock option plan of the Company effective July 26, 2022, as last approved by the Company Shareholders on May 30, 2025;
“Company Options” means the outstanding options to purchase Company Shares granted under the Company Option Plan;
“Company Permitted Liens” means, as of any particular time and in respect of the Company and any of its Subsidiaries, each of the following Liens:
(a)Liens for Taxes, assessments or governmental charges or levies which are not delinquent or that are being contested in good faith by appropriate proceedings, and that have been adequately reserved on the Company’s or its Subsidiary’s financial statements in accordance with IFRS;
(b)the Lien of any judgment or award rendered or the Lien of any claim filed which is being contested in good faith by appropriate proceedings and that have been adequately reserved on the Company’s or its Subsidiary’s financial statements in accordance with IFRS;

(c)the right reserved to or vested in any Governmental Entity by any statutory provision or by the terms of any lease, license, franchise, grant or Authorization of the Company or any Subsidiary, and the right reserved to or vested in any Governmental Entity to terminate any such lease, license, franchise, grant or Authorization, or to require annual or other payments as a condition of their continuance;
(d)easements, rights-of-way, encroachments, restrictions, covenants, conditions and other similar matters that, individually or in the aggregate, do not materially and adversely impact the Company’s and its Subsidiaries’ current or contemplated use, occupancy, utility or value of the applicable real property;
(e)the Lien resulting from the deposit of cash or securities (i) in connection with Contracts, tenders or expropriation proceedings, or (ii) to secure workers’ compensation, surety or appeal bonds, costs of litigation when required by Law and public and statutory obligations, or (iii) in connection with the discharge of Liens or claims incidental to construction and mechanics’, warehouseman’s, carriers’ and other similar liens;
(f)landlords’ Liens arising in the ordinary course of business;
(g)Liens securing indebtedness pursuant to the Company Credit Facility;
(h)the extension, renewal or refinancing of any Company Permitted Lien, provided that the amount so secured does not exceed the original amount secured immediately prior to such extension, renewal or refinancing and the Lien is not extended to any additional property;
(i)any other Liens that are, as of the date of this Agreement, registered against the Company, any of its Subsidiaries or any of their respective assets in a public personal property registry or similar registry system; and
(j)as disclosed in Schedule (o) of the Company Disclosure Letter;
“Company Proposed Agreement” has the meaning ascribed thereto in Section 7.4(a);
“Company Public Documents” means all forms, reports, schedules, statements and other documents filed by the Company on SEDAR+ since December 31, 2024;
“Company Royalty and Stream Obligations” means the Antamina Residual Royalty Agreement, the Antamina Silver Stream Agreement and the Hod Maden Gold Stream Agreement;
“Company RSR Plan” means the amended restricted share rights plan of the Company effective July 26, 2022;
“Company RSRs” means the outstanding restricted share rights granted under the Company RSR Plan;
“Company Securityholders” means the Company Shareholders and registered and/or beneficial holders of Company Warrants, as the context requires;
“Company Securityholder Approval” has the meaning ascribed thereto in Section 2.3(e);
“Company Shareholders” means the registered and/or beneficial holders of Company Shares, as the context requires;
“Company Shares” means the common shares in the capital of the Company;
“Company Special Committee” means the transaction committee of the Company Board;

“Company Special Committee Fairness Opinion” means the opinion of the Company Special Committee Financial Advisor to the effect that, as of the date of such opinion and subject to the assumptions, limitations and qualifications set out therein, the Consideration to be received by Company Shareholders pursuant to the Arrangement is fair, from a financial point of view, to the Company Shareholders (other than Sandstorm);
“Company Special Committee Financial Advisor” means Cormark Securities Inc., as financial advisor to the Company Special Committee;
“Company Standstill Agreement” means a Contract entered by the Company and/or any of its Subsidiaries that currently, or after the Effective Time, other than a confidentiality and standstill agreement permitted by Section 7.3, restricts the ability of the Company or any of its Subsidiaries to offer to purchase the assets or equity securities of another Person;
“Company Superior Proposal” means a bona fide unsolicited written Company Acquisition Proposal (with references to 20% in such definition being deemed to be replaced with references to 100%) in respect of the Company and its Subsidiaries that did not result from a breach of Section 7.1:
(a)that, in the opinion of the Company Board, acting in good faith, is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Company Acquisition Proposal and the Person or group of Persons making the Company Acquisition Proposal;
(b)that is not subject to any financing condition and in respect of which adequate arrangements have been made to complete any required financing to consummate the Company Acquisition Proposal to the satisfaction of the Company Board, acting in good faith (after consultation with the Company’s legal and financial advisors);
(c)that is not subject to a due diligence and/or access condition (but, for greater certainty, may include a customary access covenant);
(d)that complies with applicable Securities Laws in all material respects;
(e)in the case of a Company Acquisition Proposal that relates to the acquisition of the outstanding Company Shares, that is made available to all Company Shareholders on the same terms and conditions; and
(f)in respect of which the Company Board (after consultation with the Company’s legal and financial advisors) determines in good faith, and after taking into account all the terms and conditions of the Company Acquisition Proposal, including all legal, financial, regulatory and other aspects of the Company Acquisition Proposal, would, if consummated in accordance with its terms (but not assuming away any risk of non-completion), result in a transaction that is more favourable, from a financial point of view, to the Company Shareholders, than the Arrangement (including any amendments to the terms and conditions of this Agreement and the Plan of Arrangement proposed by the Purchaser pursuant to Section 7.4(b));
“Company Superior Proposal Notice” has the meaning ascribed thereto in Section 7.4(a)(ii);
“Company Termination Payment” means $10 million;
“Company Termination Payment Event” has the meaning ascribed thereto in Section 8.4(b);
“Company Underlying Mineral Properties” means the mineral properties and/or other assets underlying the Antamina Interest and the Hod Maden Interest;

“Company Voting Agreements” means the voting agreements between the Purchaser and certain Company Shareholders substantially in the forms of the agreements set forth in Schedule C;
“Company Warrants” means, collectively, the Company 2020 Warrants, the Company 2022 Warrants and the Company 2023 Warrants;
“Commissioner” means the Commissioner of Competition appointed under subsection 7(1) of the Competition Act or any Person duly authorized to perform duties on behalf of the Commissioner of Competition;
“Competition Act” means the Competition Act (Canada);
“Competition Act Approval” means, with respect to the transactions contemplated by this Agreement, (a) that the Commissioner shall have issued to the Purchaser an Advance Ruling Certificate, or (b) that (i) the waiting period under Section 123 of the Competition Act shall have expired or been terminated by the Commissioner, or the Commissioner shall have waived the requirement to submit a notification pursuant to Paragraph 113(c) of the Competition Act, and, unless waived in writing by the Purchaser, (ii) the Commissioner shall have issued to the Purchaser a No Action Letter;
“Confidentiality Agreement” means the confidentiality and standstill agreement between the Purchaser and the Company dated May 15, 2025, as supplemented by side letters between the Purchaser and the Company dated May 15 and 16, 2025;
“Consideration” has the meaning set forth under the Plan of Arrangement;
“Contract” means any legally binding contract, agreement, license, franchise, lease, arrangement, commitment, understanding, joint venture arrangement, partnership arrangement or other right or obligation and any amendment thereto to which a Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or affected or to which any of their respective properties or assets is subject;
“Corporate Records” shall mean, in respect of the Company and each of its Subsidiaries, the original or electronic corporate books, duly signed by such Persons if and as required under applicable Law and under its constating documents, including (as applicable) the shareholders’ meeting minutes, share register, the capital variations book, and the directors’ meeting minutes;
“Court” means the Supreme Court of British Columbia;
“Depositary” means Computershare Investor Services Inc., or such other Person as the Parties may jointly appoint (each acting reasonably) to act as depositary in respect of the Arrangement;
“Dissent Rights” means the rights of dissent exercisable by the Company Shareholders in respect of the Arrangement described in the Plan of Arrangement;
“Effective Date” means the date on which the Arrangement becomes effective in accordance with Section 2.10(a);
“Effective Time” means the time on the Effective Date that the Arrangement becomes effective, as set out in the Plan of Arrangement;
“Entrée” means Entrée Resources Ltd., a corporation existing under the laws of the Province of British Columbia;
“Entrée Interest” means 1363013’s equity ownership interest in Entrée;

“Environmental Laws” means all Laws imposing obligations, responsibilities, liabilities or standards of conduct for or relating to: (a) the regulation or control of pollution, contamination, activities, materials, substances or wastes in connection with or for the protection of human health or safety, the environment or natural resources (including climate, air, surface water, groundwater, wetlands, land surface, subsurface strata, wildlife, aquatic species and vegetation); or (b) the use, generation, disposal, treatment, processing, recycling, handling, transport, distribution, Release, destruction, transfer, import, export or sale, rehabilitation, reclamation, or remediation of Hazardous Substances;
“Environmental Permits” means all Authorizations or program participation requirements with or from any Governmental Entity under any Environmental Laws;
“Final Order” means the final order of the Court contemplated by Section 2.6, in a form and substance acceptable to the Company and the Purchaser, each acting reasonably, after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, approving the Arrangement, as such order may be amended, supplemented, modified or varied by the Court (with the consent of both the Company and the Purchaser, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both the Company and the Purchaser, each acting reasonably) on appeal;
“Governmental Entity” means: (a) any international, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, international arbitration institution, commission, board, ministry bureau, agency or entity, domestic or foreign, including the Securities Authorities; (b) any stock exchange, including the TSXV; (c) any subdivision, agent, commission, board or authority of any of the foregoing; or (d) any quasi-governmental or private body or self-regulatory organization exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;
“Hazardous Substance” means any radioactive, ignitable, corrosive, reactive or otherwise, toxic or hazardous material, substance or waste or any pollutant, contaminant or chemical, including petroleum or any fraction thereof, asbestos or asbestos-containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, radon gas, mold or urea-formaldehyde, in each case as defined, designated, classified, regulated or that could result in liability under, any applicable Environmental Law, including those that are (a) labeled as “pollutants”, “contaminants”, “hazardous material” and/or “hazardous waste”; (b) capable of causing harm to the environment or to human health from exposure thereto if and to the extent such capability or exposure (or prevention thereof) is regulated under Environmental Laws; and/or (c) any used recipients or containers that may have contained or stored Hazardous Substances, including above-ground or underground storage tanks or underground pipes or above ground pipelines, if and to the extent controlled, regulated or prohibited under Environmental Laws;
“Hod Maden Gold Stream Agreement” means the gold purchase agreement dated August 31, 2022 between Sandstorm, as purchaser, and the Company, as seller;
“Hod Maden Interest” means the Company’s indirect 30% ownership interest in Artmin and the contractual rights of the Company and its Subsidiaries associated with such equity interest, including the Hod Maden Joint Venture;
“Hod Maden Project” means the Hod Maden gold/copper project in Artvin, Türkiye;
“Hod Maden Joint Venture” means the shareholders agreement dated May 8, 2023 between Mariana Turkey Limited, Lidya Madencilik Sanayi Ticaret A.S., and Alacer Gold Corp., in relation to Artmin;

“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board and included in the CPA Canada Handbook (Part 1) published by the Chartered Professional Accountants of Canada;
“Intellectual Property” means anything that is or may be protected by any intellectual property rights in any jurisdiction such as, but not limited to works (including software), performances, trade secrets, inventions (whether patentable or not), improvements to such inventions, industrial designs, trade-marks, trade names, business names, corporate names, domain names, website names and world wide web addresses, whether or not they may also be protected, at any given time, as a trade secret or confidential information, including proprietary and non-public business information, know-how, methods, processes, designs, technology, technical data, schematics, models, simulations and documentation relating to any of the foregoing;
“Interim Order” means the interim order of the Court to be issued following the application therefor submitted to the Court, in a form and substance acceptable to the Company and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, as the same may be amended, supplemented, modified or varied by the Court with the consent of the Company and the Purchaser, each acting reasonably;
“Investment Canada Act” means the Investment Canada Act (Canada);
“Key Regulatory Approvals” means the Competition Act Approval and TSXV Conditional Acceptance;
“Law” or “Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgements, injunctions, determinations, awards, decrees or other requirements, whether domestic or foreign, that are binding upon or applicable to such Person or its business, and the terms and conditions of any Authorization of or from any Governmental Entity, and, for greater certainty, includes Securities Laws and applicable common law, and the term “applicable” with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its Subsidiaries or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party and/or its Subsidiaries or its or their business, undertaking, property or securities;
“Leases” has the meaning ascribed thereto in Section (o)(ii) of Schedule D;
“Liens” means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, encumbrances and adverse rights or claims or other third party interests or encumbrances of any kind, whether contingent or absolute, and any agreement, option, lease, sublease, restriction, easement, right-of-way, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;
“Matching Period” has the meaning ascribed thereto in Section 7.4(a)(iii);
“material fact” means a material fact relating to the Company or the Purchaser, as applicable, for purposes of applicable Securities Laws (and in the case of the Purchaser, “applicable Securities Laws” shall also include the United States Securities Exchange Act of 1934, the United States Securities Act of 1933 and all other applicable U.S. federal securities Laws);
“Material Indebtedness for Borrowed Money” has the meaning ascribed thereto in the definition of “Company Material Contract” above;
“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions of the Canadian Securities Administrators;

“Modern Slavery Laws” means all Laws regarding the provision of slavery, servitude and forced or child labour and about human trafficking including the Fighting Against Forced Labour and Child Labour in Supply Chains Act (Canada), the Customs Tariff Act (Canada), the Customs Act (Canada);
“Nasdaq” means the Nasdaq Global Select Market;
“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators;
“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations of the Canadian Securities Administrators;
“NI 52-109” means National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings of the Canadian Securities Administrators;
“NI 54-101” means National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators;
“NI 62-104” means National Instrument 62-104 – Take-Over Bids and Issuer Bids of the Canadian Securities Administrators;
“No Action Letter” means written confirmation from the Commissioner that he does not, at that time, intend to make an application under Section 92 of the Competition Act in respect of the transactions contemplated by this Agreement, such written confirmation having not been modified or withdrawn prior to the Effective Time;
“Operator” means an owner or operator of any Company Underlying Mineral Property;
“ordinary course” means, with respect to an action taken by a Person, that such action is consistent with the past practice of such Person and is taken in the ordinary course of the normal day-to-day business and operations of such Person;
“Other Company Assets” means any assets of the Company that are not the Principal Company Assets;
“Outside Date” means January 6, 2026 or such later date as may be agreed to in writing by the Parties; provided, however, that if the Effective Date has not occurred by January 6, 2026 as a result of the failure to satisfy the conditions set forth in Section 6.1(c) and no Key Regulatory Approval has been denied by a non-appealable decision of a Governmental Entity, then any Party may elect by notice in writing delivered to the other Party by no later than 5:00 p.m. (Vancouver time) on a date that is on or prior to such date or, in the case of subsequent extensions, the date that is on or prior to the Outside Date, as previously extended, to extend the Outside Date from time to time by a specified period of not less than 30 days from the then-current Outside Date (including as previously extended), provided further that, notwithstanding the foregoing, (a) a Party shall not be permitted to extend the Outside Date if the failure to satisfy the condition set forth in Section 6.1(c) is primarily the result of the failure by such Party to perform any of its covenants or agreements or breach by such Party of any of its representations and warranties in any material respect under this Agreement, and (b) the aggregate extension period from the Outside Date for the Parties, when combined, shall not exceed 90 days from January 6, 2026; provided further, however, that the Outside Date shall be automatically extended if the “Outside Date” in the Sandstorm Arrangement Agreement is extended.
“Outstanding Company Warrants” means the Company Warrants that remain outstanding and unexercised as of the Effective Date;

“Parties” means, together, the Purchaser, AcquireCo and the Company, and “Party” means any one of them, as the context requires;
“Person” includes an individual, partnership, association, body corporate, trust, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;
“Personal Information” means all information or data in any form, including paper, electronic and other forms, concerning any identified or identifiable individual, as provided under the applicable Privacy Laws;
“Plan of Arrangement” means the plan of arrangement of the Company, substantially in the form of Schedule A hereto, and any amendments or variations thereto made in accordance with the Plan of Arrangement or upon the direction of the Court in the Final Order with the consent of the Company, AcquireCo and the Purchaser, each acting reasonably;
“Pre-Acquisition Reorganization” has the meaning ascribed thereto in Section 5.11;
“Principal Company Assets” means, collectively, the Antamina Interest, the Entrée Interest and the Hod Maden Interest;
“Privacy Laws” include applicable Laws that govern the collection, use, disclosure, retention, disposition and other processing of Personal Information, including the Personal Information Protection and Electronic Documents Act and applicable provincial privacy legislation;
“Purchaser” has the meaning ascribed thereto on the first page of this Agreement;
“Purchaser Board” means the board of directors of the Purchaser, as the same is constituted from time to time;
“Purchaser Meeting” means the meeting of the Purchaser Stockholders, including any adjournment or postponement thereof, to be called and held in accordance with applicable Law to consider the Purchaser Stock Issuance and for any other purpose as may be set out in the Purchaser Proxy Statement;
“Purchaser Proxy Statement” means the proxy statement on Schedule 14A to be distributed to the Purchaser Stockholders in connection with the Purchaser Meeting;
“Purchaser Stockholders” means the registered and/or beneficial holders of the common stock in the capital of the Purchaser, as the context requires;
“Purchaser Stock Issuance” means the issuance of the common stock in the capital of the Purchaser to be issued to Sandstorm shareholders pursuant to the Sandstorm Arrangement;
“Purchaser Termination Payment” means $15 million;
“Purchaser Termination Payment Event” has the meaning ascribed thereto in Section 8.4(d);
“Regulatory Approvals” means those sanctions, rulings, consents, orders, exemptions, Authorizations and other approvals (including the lapse, without objections, of a prescribed period of time under a statute or regulation that states that a transaction may be implemented if a prescribed period of time lapses following the giving of notice without an objection being made) of any Governmental Entity required in relation to the transactions contemplated hereby, including the Key Regulatory Approvals;

“Release” means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, or leaching of any Hazardous Substance in the environment;
“Representatives” means, with respect to a Party, such Party’s directors, officers, employees, counsel, financial advisors, accountants, agents, consultants and other authorized representatives and advisors;
“Restricted Party” means a person that is (a) listed on, or subject to sanctions as a result of being owned, held or controlled, directly or indirectly, by one or more persons listed on, or acting on behalf of a person listed on, any Sanctions List, (b) resident in, operating in, or organized under the laws of, or subject to sanctions as a result of being owned or (directly or indirectly) controlled by, or acting on behalf of, a person resident in, operating in, or organized under the laws of, Russia, Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic of Ukraine, the Kherson and the Zaporizhzhia oblasts of Ukraine, Cuba, Iran, North Korea, or Syria or (c) otherwise a target of Sanctions and for the purpose of Canadian Sanctions also includes any entity deemed to be controlled by such person or persons described above, including the circumstances in which (i) any such person or persons, individually or in the aggregate hold, directly or indirectly, 50% or more of the shares or ownership interests in the entity or 50% or more of the voting rights in the entity or are able, directly or indirectly, to change the composition or powers of the entity’s board of directors, or (ii) it is reasonable to conclude, having regard to all the circumstances, any such person or persons, individually or in the aggregate, are able, directly or indirectly and through any means, to direct the entity’s activities;
“Sanctions” means the economic or financial sanctions laws, regulations, anti-terrorism measures, trade embargoes or restrictive measures administered, enacted or enforced by: (a) the United States government; (b) the United Nations; (c) the European Union; (d) the Canadian government; (e) the United Kingdom; or (f) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of Treasury, the United States Department of State, and Her Majesty’s Treasury, Global Affairs Canada, Public Safety Canada and the Royal Canadian Mounted Police or any other relevant sanctions authority (together the “Sanctions Authorities”);
“Sanctions List” means any lists of sanctioned persons maintained by the United Nations Security Council, or by the governments of Canada, the United States, the United Kingdom and the European Union, including but not limited to Global Affairs Canada, Public Safety Canada and the Office of Foreign Assets Control of the Department of the Treasury;
“Sandstorm” means Sandstorm Gold Ltd., a corporation existing under the laws of the Province of British Columbia;
“Sandstorm Arrangement” means the proposed transaction between the Purchaser and Sandstorm pursuant to which (among other things) the Purchaser (or an affiliate thereof) will acquire all of the issued and outstanding shares of Sandstorm pursuant to a plan of arrangement under the BCBCA;
“Sandstorm Arrangement Agreement” means the arrangement agreement dated the date of this Agreement between the Purchaser and Sandstorm;
“Sandstorm Meeting” means the special meeting of Sandstorm shareholders, including any adjournment or postponement thereof, to be called and held to consider and approve the Sandstorm Arrangement;

“Sandstorm Support Agreement” means the voting and support agreement between the Purchaser and Sandstorm dated the date of this Agreement substantially in the form of agreement scheduled to the Sandstorm Arrangement Agreement;
“SEC Clearance” means the earliest of: (a) confirmation from the U.S. SEC that it does not intend to review the Purchaser Proxy Statement; (b) if the Purchaser has not otherwise been informed by the U.S. SEC that the U.S. SEC intends to review the Purchaser Proxy Statement, the 11th calendar day immediately following the date of filing of the preliminary Purchaser Proxy Statement with the U.S. SEC; and (c) if the Purchaser receives comments from the U.S. SEC with respect to the Purchaser Proxy Statement, upon confirmation from the U.S. SEC that it has no further comments on the Purchaser Proxy Statement;
“Section 338(g) Election” has the meaning ascribed thereto in Section 2.14;
“Securities Act” means the Securities Act (British Columbia);
“Securities Authorities” means the British Columbia Securities Commission and any other applicable securities commissions and securities regulatory authority of a province or territory of Canada;
“Securities Laws” means the Securities Act and any other applicable Canadian provincial or territorial securities Laws;
“SEDAR+” means the System for Electronic Document Analysis and Retrieval +;
“Statutory Plan” means each plan or program established by federal, provincial or state legislation and administered by a Governmental Entity, including the Canada Pension Plan, the Quebec Pension Plan, the Quebec Parental Insurance Plan, Employment Insurance, and any health, drug, or workers’ compensation insurance program;
“Subsidiary” has the meaning ascribed thereto in NI 45-106;
“Tax Act” means the Income Tax Act (Canada);
“Tax Returns” includes all returns, reports, declarations, elections, notices, filings, forms, statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto and any claims for refunds and information returns (including estimated tax returns and reports, withholding tax returns and reports, and information returns and reports), made, prepared, filed or required to be made, prepared or filed by Law in respect of Taxes;
“Tax Sharing Agreement” means any agreement or arrangement binding the Company or any of its Subsidiaries that provides for the allocation, apportionment, sharing, indemnification or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability (other than customary Tax sharing or indemnification provisions contained in a commercial agreement entered into in the ordinary course, the primary subject matter of which does not relate to Taxes);
“Taxes” includes: (a) any taxes, duties, fees, premiums, assessments, imposts, levies, expansion fees and other charges of any kind whatsoever imposed by any Governmental Entity and including, but not limited to, those levied on, or measured by, or referred to as, income, gross receipts, earnings, profits, mining, mineral, windfall, environmental, royalty, capital, capital stock, transfer, land transfer, disability, ad valorem, sales, net worth, goods and services, harmonized sales, use, value-added, excise, stamp, recording, withholding, business, franchising, property, premium, development, occupation, occupancy, employer health, alternative or add-on minimum, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping, all license, franchise and registration fees and all employment insurance, health insurance and Canada Pension Plan and other pension plan premiums or contributions imposed by any Governmental Entity; (b) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity on or in respect of amounts of the type described in clause (a) above or this clause (b); (c) any liability for the payment of any amounts of the type described in clauses (a) or (b) for or to or in respect of any other Person, including as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or by virtue of any statute (including under sections 159 and 160 of the Tax Act); and (d) any liability for the payment of any amounts of the type described in clauses (a) or (b) as a result of any express or implied obligation to indemnify any other Person or as a result of being a transferee or successor in interest to any party;
“Third Party Beneficiaries” has the meaning ascribed thereto in Section 9.11;
“Trade Laws” means the Export and Import Permits Act (Canada), the Defence Production Act (Canada), the Nuclear Safety and Control Act (Canada), the Customs Act (Canada), the Customs Tariff (Canada), the Foreign Extraterritorial Measures Act (Canada), the Special Import Measures Act (Canada), any orders issued under the foregoing, and any similar Canadian laws relating to the export, re-export, import, possession, examination or transfer of goods, services or technology, anti-boycott or blocking measures, forced or child labour or modern slavery measures, anti-dumping, countervail or safeguard measures, or any similar applicable Laws of the United States;
“Transaction Personal Information” has the meaning ascribed thereto in Section 9.1;
“Treasury Regulations” means the U.S. Department of the Treasury regulations promulgated under the U.S. Tax Code;
“TSXV” means the TSX Venture Exchange;
“TSXV Conditional Acceptance” means conditional acceptance of the Arrangement by the TSXV;
“USRPI” has the meaning ascribed thereto in Section 2.14;
“U.S. SEC” has the meaning ascribed thereto in Section 2.3;
“U.S. Tax Code” means the United States Internal Revenue Code of 1986; and
“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.
1.2Interpretation Not Affected by Headings
The division of this Agreement into Articles and Sections, and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section or Schedule by number or letter or both refer to the Article, Section or Schedule, respectively, bearing that designation in this Agreement.
1.3Number and Gender
In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender include all genders.

1.4Calculation of Time
Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends. Where the last day of any such time period is not a business day, such time period shall be extended to the next business day following the day on which it would otherwise end.
1.5Date for Any Action
If the date on which any action is required to be taken hereunder by a Party is not a business day, such action shall be required to be taken on the next succeeding day which is a business day.
1.6Currency
References in this Agreement to “C$” refers to Canadian dollars and unless otherwise stated all other references in this Agreement to sums of money are expressed in lawful money of the United States and “$” refers to U.S. dollars.
1.7No Strict Construction
The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.
1.8Statutory, Contractual and Other References
A reference to a statute includes all rules, regulations and policies made pursuant thereto and, unless otherwise specified, the provisions of any statute, rule, regulation or policy that amends, supplements or supersedes such statute, rule, regulation or policy. A reference to an agreement, plan, order, disclosure document or filing made pursuant to applicable Law refers to such agreement, such plan, such disclosure document or such filing, as the case may be, including all schedules, exhibits, appendices and other annexes appended thereto by whatever name and any documents or information incorporated by reference (unless otherwise specified in such agreement, plan, disclosure document or filing), as amended from time to time and in whatever form such amendment is duly and validly made, including by amendment and restatement, by notice, by side letter, by supplement or otherwise.
1.9Time References
In this Agreement, unless otherwise specified, any references to time are to local time, Vancouver, British Columbia.
1.10Inclusion
In this Agreement, “including” means including without limitation, and “include” and “includes” have a corresponding meaning.
1.11Accounting Matters
Unless otherwise stated, all accounting terms used in this Agreement with respect to the Company shall have the meanings attributable thereto under IFRS and all determinations of an accounting nature required to be made shall be made in a manner consistent with IFRS consistently applied.
1.12Knowledge
In this Agreement, references to: (a) “the knowledge of the Company” mean matters within the actual knowledge, after due enquiry, of the Company’s (i) President and Chief Executive Officer and (ii) Chief Financial Officer; and (b) “the knowledge of the Purchaser” mean the actual knowledge, after due enquiry, of the Purchaser’s (i) President and Chief Executive Officer, (ii) Senior Vice President and Chief Financial

Officer, (iii) Senior Vice President and General Counsel, (iv) Senior Vice President, Strategy and Business Development, and (v) Vice President, Corporate Secretary and Chief Compliance Officer.
1.13Company Disclosure Letter
The Company Disclosure Letter itself and all information contained in it is confidential information and may not be disclosed unless (a) it is required to be disclosed pursuant to Law unless such Law permits the Parties to refrain from disclosing the information for confidentiality or other purposes, or (b) a Party, acting reasonably and in good faith, needs to disclose it in order to enforce or exercise its rights under this Agreement.
1.14Schedules
The following Schedules are annexed to this Agreement and are incorporated by reference into this Agreement and form a part hereof:
Schedule A -    Plan of Arrangement
Schedule B -    Arrangement Resolution
Schedule C -    Forms of Company Voting Agreement
Schedule D -    Company Representations and Warranties
Schedule E -    Purchaser Representations and Warranties
ARTICLE 2
THE ARRANGEMENT
2.1Arrangement
The Parties agree that the Arrangement will be implemented in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement.
2.2Approvals
The Company represents and warrants to the Purchaser that:
(a)the Company Special Committee has received the Company Special Committee Fairness Opinion from the Company Special Committee Financial Advisor orally which shall be subsequently confirmed in writing;
(b)the Company Board has received the Company Fairness Opinion from the Company Financial Advisor orally which shall be subsequently confirmed in writing;
(c)the Company Special Committee, after receiving financial and legal advice and the Company Special Committee Fairness Opinion, has unanimously (A) determined that the Arrangement and the entering into of this Agreement are in the best interests of the Company, and (B) recommended to the Company Board that the Company Board (1) approve this Agreement and the Arrangement, and (2) recommend that the Company Securityholders vote in favour of the Arrangement Resolution; and

(d)the Company Board, after receiving financial and legal advice and the Company Fairness Opinion and the recommendation of the Company Special Committee, has (subject to two directors having a “disclosable interest” within the meaning of the BCBCA and abstaining from voting) unanimously (A) determined that the Arrangement and the entering into of this Agreement are in the best interests of the Company, (B) approved this Agreement and the Arrangement, and (C) resolved to recommend that the Company Securityholders vote in favour of the Arrangement Resolution (the “Company Board Recommendation”).
2.3Interim Order
As promptly as reasonably practicable following the execution of this Agreement, the Company shall apply to the Court in a manner acceptable to the Purchaser, acting reasonably, pursuant to Part 9, Division 5 of the BCBCA, to schedule the Interim Order hearing with the Court for a date on or about the 15th calendar day immediately following the date of filing of the Purchaser Proxy Statement with the U.S. Securities and Exchange Commission (“U.S. SEC”); provided that the Company shall reschedule such hearing if the SEC Clearance is not obtained (or not obtainable) by the third business day prior to the date of the Interim Order hearing; provided further that in the event such hearing is rescheduled, the Company shall use commercially reasonable efforts to reschedule such hearing to occur as soon as reasonably practicable following the receipt of SEC Clearance, in each case subject to the availability of the Court and subject to and in accordance with the requirements of NI 54-101 with respect to the Company Meeting. Notwithstanding the foregoing, the Company shall not be required to schedule the Interim Order hearing for a date prior to the 30th day following the date of this Agreement. In connection with the foregoing, the Purchaser shall keep the Company reasonably informed about the status and timing of the SEC Clearance to the extent applicable information is within the knowledge of the Purchaser. The Company shall prepare, file and diligently pursue an application for the Interim Order, which shall provide, among other things:
(a)for the class(es) of Persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided;
(b)for confirmation of the record date for the purposes of determining the Company Securityholders entitled to notice of and to vote at the Company Meeting in accordance with the Interim Order;
(c)that the record date for Company Securityholders entitled to notice of and to vote at the Company Meeting will not change as a result of any adjournment(s) or postponement(s) of the Company Meeting;
(d)that the Company Meeting may be held as a virtual or hybrid meeting, and that Company Securityholders that participate in the Company Meeting through virtual means, if applicable, will be deemed to be present at the Company Meeting;
(e)that the requisite approval (collectively, the “Company Securityholder Approval”) for the Arrangement Resolution shall be at least:
(i)66⅔% of the votes cast on the Arrangement Resolution by the Company Shareholders present in person or by proxy at the Company Meeting and voting as a single class;
(ii)66⅔% of the votes cast on the Arrangement Resolution by the Company Securityholders present in person or by proxy at the Company Meeting and voting as a single class; and

(iii)a majority of the votes cast on the Arrangement Resolution by the Company Shareholders present in person or represented by proxy at the Company Meeting, voting as a single class, excluding, for this purpose, the votes cast by those Persons whose votes are required to be excluded by MI 61-101;
(f)that, in all other respects, the terms, conditions and restrictions of the Company’s constating documents, including quorum requirements and other matters, shall apply in respect of the Company Meeting unless otherwise ordered by the Court;
(g)for the grant of Dissent Rights to the Company Shareholders who are registered Company Shareholders as of the record date for the Company Meeting, as contemplated in the Plan of Arrangement;
(h)for the notice requirements with respect to the presentation of the application to the Court for the Final Order;
(i)that the Company Meeting may be adjourned or postponed from time to time by the Company Board subject to the terms of this Agreement or as otherwise agreed in writing between the Parties without the need for additional approval of the Court; and
(j)for such other matters as the Purchaser or the Company may reasonably require, subject to obtaining the prior consent of the other Party, such consent not to be unreasonably withheld or delayed.
2.4Company Meeting
Subject to the terms of this Agreement, as soon as reasonably practicable following receipt of the SEC Clearance, the Company shall:
(a)duly call, give notice of, convene and conduct the Company Meeting (including by virtual means) in accordance with the Interim Order, the Company’s constating documents and applicable Laws as promptly as reasonably practicable, using commercially reasonable efforts to convene and conduct the Company Meeting as soon as practicable, and in any event, within 45 days of the receipt of the SEC Clearance (and, in that regard, the Company shall abridge, as necessary, any time period that may be abridged under NI 54-101); provided that the Company shall cooperate with the Purchaser and use commercially reasonable efforts to set the record date for, schedule and convene the Company Meeting (including any adjournment or postponement thereof in accordance with this Agreement) on the same date and at the same time as the Purchaser Meeting and the Sandstorm Meeting;
(b)in consultation with the Purchaser, fix and publish a record date for the purposes of determining the Company Securityholders entitled to receive notice of and to vote at the Company Meeting;
(c)not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Company Meeting except (i) as required by applicable Laws, (ii) as required for quorum purposes (in which case the meeting shall be adjourned or postponed and not cancelled), (iii) as permitted by Section 7.4(b), (iv) as permitted by Section 8.3(b) or (v) with the Purchaser’s prior written consent; provided, that Company shall be permitted to postpone or adjourn the Company Meeting pursuant to clause (ii) on no more than two occasions in the aggregate and no such adjournment or postponement shall delay the Company Meeting by more than 10 days from the prior-scheduled date or to a date that is on or after the fifth business day preceding the Outside Date;

(d)promptly advise the Purchaser as the Purchaser may reasonably request, and at least on a daily basis on each of the last 10 business days prior to the date of the Company Meeting as to the aggregate tally of the proxies received by the Company in respect of the Arrangement Resolution;
(e)promptly (and in no event later than two business days after receipt of notice) advise the Purchaser of any written communication from any Company Shareholder in opposition to the Arrangement (except for non-substantive communications from any Company Shareholder that purports to hold less than 0.1% of Company Shares (provided that communications from such Company Shareholder are not substantive in the aggregate)), any written notice of dissent or purported exercise by any Company Shareholder of Dissent Rights received by the Company in relation to the Arrangement, any withdrawal of Dissent Rights received by the Company and any written communications sent by or on behalf of the Company to any Company Shareholder exercising or purporting to exercise Dissent Rights in relation to the Arrangement;
(f)unless the Company Board has made a Company Change in Recommendation in accordance with Section 7.4(a), solicit proxies in favour of the Arrangement Resolution and against any resolution submitted by any Company Shareholder (unless otherwise consented to by the Purchaser) and, in connection therewith, if reasonably requested by the Purchaser, use the services of one or more proxy solicitation services (at the expense of the Company);
(g)provide the Purchaser with copies of or access to information regarding the Company Meeting generated by any proxy solicitation services engaged by the Company, as requested from time to time by the Purchaser;
(h)not change the record date for the Company Securityholders entitled to notice of or to vote at the Company Meeting in connection with any adjournment or postponement of the Company Meeting unless required by Law (it being understood that a change will not be required where such date has been provided for in the Interim Order);
(i)not make any compromise, payment or settlement offer, or agree to any compromise, payment or settlement with respect to, or otherwise negotiate any exercise of any Dissent Rights without the prior written consent of the Purchaser (not to be unreasonably withheld, conditioned or delayed); and
(j)give notice to the Purchaser of the Company Meeting and allow its Representatives and legal counsel to attend the Company Meeting (including by virtual means).
2.5Preparation of Company Circular
(a)Promptly following the entry into this Agreement, the Company shall prepare, together with any other documents required by the BCBCA, Securities Laws and all other applicable Laws, and shall use its commercially reasonable efforts to cause to be filed with the TSXV and the Securities Authorities as promptly as practicable after obtaining the Interim Order (with the making of such filing subject to the Purchaser furnishing the information required under Section 2.5(c) and the Purchaser not otherwise failing to perform any of its covenants or agreements or breaching any of its representations and warranties in any material respect under this Agreement), the Company Circular relating to matters to be submitted to the Company Securityholders at the Company Meeting. Subject to Section 2.5(c), the Company shall use commercially reasonable efforts to cause the Company Circular to comply as to form and substance in all material respects with Securities Laws and any other requirements of applicable Law, and to respond as promptly as practicable to any comments of the TSXV, Securities Authorities and their respective staff. The Company will advise the Purchaser promptly after it receives any request by the TSXV or Securities Authorities to amend the Company Circular or receives any comments thereon and responses thereto or any request by the TSXV or Securities Authorities for additional information, and shall provide the Purchaser with copies of all substantive correspondence that is provided by or on behalf of it, on one hand, and by any of the TSXV or Securities Authorities, on the other hand. The Company shall use its commercially reasonable efforts to resolve any comments from the TSXV and Securities Authorities with respect to the Company Circular as promptly as reasonably practicable after receipt thereof. The Company agrees to permit the Purchaser (to the extent applicable) and its counsel, to participate in all substantive meetings and conferences with the TSXV or Securities Authorities with respect to the foregoing matters. Notwithstanding the foregoing, prior to filing or mailing the Company Circular (or any amendment or supplement thereto) or responding to any substantive comments of the TSXV or Securities Authorities with respect thereto, the Company will (i) provide the Purchaser with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) consider in good faith for inclusion in such document or response all comments reasonably and promptly proposed by the Purchaser and (iii) not file or mail such document or respond to the TSXV or Securities Authorities prior to receiving the written approval of the Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed.
(b)The Company Circular shall: (i) include copies of the Company Fairness Opinion and Company Special Committee Fairness Opinion; (ii) state that (A) the Company Special Committee has received the Company Special Committee Fairness Opinion, and (B) the Company Board has received the Company Fairness Opinion and the recommendation of the Company Special Committee, and, subject to the terms of this Agreement, has unanimously determined, after receiving legal and financial advice, that the Arrangement and entry into this Agreement are in the best interests of the Company; (iii) subject to the terms of this Agreement, contain the unanimous recommendation of the Company Board (subject to any abstentions due to a director having a “disclosable interest” within the meaning of the BCBCA) to Company Securityholders that they vote in favour of the Arrangement Resolution; and (iv) include statements that each of the directors and senior officers of the Company has signed a Company Voting Agreement, pursuant to which, and subject to the terms thereof, they have agreed to, among other things, vote their Company Shares in favour of the Arrangement Resolution.
(c)The Purchaser will promptly furnish to the Company such data and information relating to it and AcquireCo as is required by applicable Laws and as the Company may reasonably request for the purpose of including such data and information in the Company Circular and any amendments or supplements thereto. The Purchaser shall ensure that such information does not include any misrepresentation concerning the Purchaser and AcquireCo, and will indemnify the Company for all claims, losses, costs and expenses incurred by the Company in respect of any such misrepresentation contained in any information regarding the Purchaser that was provided by the Purchaser expressly for inclusion in the Company Circular pursuant to this Section 2.5(c).
(d)The Company will promptly furnish to the Purchaser such data and information relating to it, its Subsidiaries and the Company Shareholders, as is required by applicable Laws and as the Purchaser may reasonably request for the purpose of including such data and information in the Purchaser Proxy Statement and any amendments or supplements thereto, including any information required for the preparation by the Purchaser of any pro forma financial statements. The Company shall ensure that such information does not include any misrepresentation concerning the Company, its Subsidiaries and the Company Shareholders, and will indemnify the Purchaser for all claims, losses, costs and expenses incurred by the Purchaser in respect of any such misrepresentation contained in any information regarding the Company, its Subsidiaries and the Company Shareholders included in the Purchaser

Proxy Statement that was provided by the Company expressly for inclusion in the Purchaser Proxy Statement pursuant to this Section 2.5(d). The Company shall use commercially reasonable efforts to obtain any necessary consents from any of its auditors or other advisors to the use of any financial, technical or other expert information required to be included in the Purchaser Proxy Statement relating to it or its Subsidiaries and to the identification in the Purchaser Proxy Statement of each such advisor.
(e)The Purchaser and the Company shall each use commercially reasonable efforts to coordinate with each other to prepare common disclosure that will be included in both the Company Circular and the Purchaser Proxy Statement, and shall, to the extent reasonably practicable, provide that such disclosure is generally consistent as between the Company Circular and the Purchaser Proxy Statement.
(f)If at any time prior to the Effective Time, any information relating to the Purchaser or the Company, or any of their respective affiliates, officers or directors, should be discovered by the Company or the Purchaser that should be set forth in an amendment or supplement to either of the Company Circular or the Purchaser Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the U.S. SEC, the Securities Authorities or any other Governmental Entity as required, as applicable, and, to the extent required by applicable Law, disseminated to the Company Securityholders or the Purchaser Stockholders, as applicable.
2.6Final Order
If (a) the Interim Order is obtained and (b) the Company Securityholder Approval is obtained at the Company Meeting as provided for in the Interim Order, the Company shall (x) diligently pursue and take all steps necessary to submit the Arrangement before the Court as soon as reasonably practicable and (y) diligently pursue an application for the Final Order pursuant to section 291 of the BCBCA as soon as reasonably practicable but, in any event, within four business days after the Company Securityholder Approval is obtained.
2.7Court Proceedings
Subject to the terms of this Agreement, the Company will diligently pursue all Court proceedings relating to obtaining the Interim Order and Final Order, and the Purchaser will cooperate with, assist and consent to the Company in seeking the Interim Order and the Final Order, including by providing the Company on a timely basis any information reasonably requested or required to be supplied by the Purchaser in connection therewith. The Company will provide the Purchaser and its legal counsel with a reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement, including by providing on a timely basis a description of any information to be supplied by the Purchaser for inclusion in such material, prior to the service and filing of such material, and will give reasonable consideration to all such comments. Subject to applicable Law, the Company will not file any material with the Court in connection with the Arrangement or serve any such material, and will not agree to modify or amend materials so filed or served, except as contemplated by this Section 2.7 or with the Purchaser’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; provided that nothing herein shall require the Purchaser to agree or consent to any increase in Consideration or other modification or amendment to such filed or served materials that expands or increases the Purchaser’s obligations set forth in any such filed or served materials or under this Agreement or the Arrangement. The Company shall also provide to the Purchaser’s outside counsel on a timely basis copies of any notice of appearance or other Court documents served on the Company in respect of the application for the Interim Order or the Final Order or any appeal therefrom and of any notice, whether written or oral, received by the Company indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order. The Company will ensure that all materials filed with the Court in connection with the Arrangement are consistent in all material respects with the terms of this Agreement and the Plan of Arrangement. In addition, the Company will not object to the Purchaser’s legal counsel making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as such counsel considers appropriate, provided that the Company is advised as soon as is practicable prior to the hearing of the nature of any submissions to the hearing and such submissions are consistent with this Agreement and the Plan of Arrangement. The Company will also oppose any proposal from any party that the Final Order contain any provision inconsistent with this Agreement, and, if at any time after the issuance of the Final Order and prior to the Effective Date, the Company is required by the terms of the Final Order or by Law to return to Court with respect to the Final Order, it shall do so after notice to, and in consultation and cooperation with, the Purchaser.
2.8Treatment of Company Incentive Awards
(a)Subject to all other terms and conditions of this Agreement and the Plan of Arrangement, pursuant to the Arrangement:
(i)the Company RSRs and Company Options shall be treated in accordance with, and subject to the provisions of, the Plan of Arrangement; and
(ii)all amounts payable in respect of the Company RSRs and Company Options pursuant to the Plan of Arrangement shall be paid to the applicable recipient in accordance with, and subject to the provisions of, the Plan of Arrangement.
(b)Prior to the Effective Time, the Company Board (or an authorized committee thereof), as applicable, shall take any actions and adopt any resolutions as are required to effectuate the treatment of the Company Incentive Awards pursuant to the terms of this Section 2.8 and the Plan of Arrangement.
2.9Treatment of Outstanding Company Warrants
(a)Subject to all other terms and conditions of this Agreement and the Plan of Arrangement, pursuant to the Arrangement:
(i)the Outstanding Company Warrants shall be treated in accordance with, and subject to the provisions of, the Plan of Arrangement; and
(ii)all amounts payable in respect of the Outstanding Company Warrants pursuant to the Plan of Arrangement shall be paid to the applicable recipient in accordance with, and subject to the provisions of, the Plan of Arrangement.
(b)Prior to the Effective Time, the Company Board (or an authorized committee thereof), as applicable, shall take any actions and adopt any resolutions as are required to effectuate the treatment of the Outstanding Company Warrants pursuant to the terms of this Section 2.9 and the Plan of Arrangement.
2.10Effective Date
(a)The Arrangement shall become effective on the date that is three business days following the date on which all the conditions set forth in Section 6.1, Section 6.2 and Section 6.3 have been satisfied or waived in accordance with the terms of this Agreement and the Plan of Arrangement (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where permitted, waiver of those conditions as of the Effective Date) unless another date or time is agreed to in writing by the Parties. From and after the Effective Time, the Plan of Arrangement will have all of the effects provided by applicable Law, including the BCBCA.
(b)The closing of the Arrangement will take place remotely by electronic exchange of documents and signatures (or their electronic counterparts) at 8:00 a.m. (Toronto time) on the Effective Date, or at such other time and place as may be agreed to by the Parties.
2.11Payment of Consideration
The Purchaser will, following receipt by the Company of the Final Order and at least one business day prior to the Effective Date determined in accordance with Section 2.10, deposit in escrow, or cause to be deposited in escrow, with the Depositary (the terms and conditions of such escrow to be satisfactory to the Parties, acting reasonably) sufficient cash to satisfy the Consideration payable pursuant to the Arrangement. All payments of any kind in settlement or satisfaction of the rights of any Company Shareholder exercising Dissent Rights will be made by, and from the funds set aside prior to the Effective Time by, AcquireCo.
2.12Announcement and Shareholder Communications
The Purchaser and the Company shall each publicly announce the transactions contemplated hereby promptly following the execution of this Agreement by the Parties, the text and timing of the announcements of each Party to be approved by the other Party in advance, acting reasonably. The Purchaser and the Company shall co-operate in the preparation of presentations, if any, to the Company Securityholders or the Purchaser Stockholders regarding the transactions contemplated by this Agreement, and neither the Purchaser nor the Company (except as permitted by Article 7) shall (a) issue any press release or otherwise make public announcements with respect to this Agreement or the Plan of Arrangement without the prior written consent of the other applicable Party (which consent shall not be unreasonably withheld or delayed) or (b) make any filing with any Governmental Entity with respect thereto without prior consultation with the other applicable Party; provided, however, that each Party shall be permitted to make any disclosure or filing required under applicable Law and the applicable Party making such disclosure shall use its commercially reasonable efforts to give prior oral or written notice to the other applicable Party and reasonable opportunity to review or comment on the disclosure or filing, and if such prior notice is not reasonably practicable, to give such notice immediately following the making of such disclosure or filing. Reasonable consideration shall be given to any comments made by the receiving Party and its counsel pursuant to this Section 2.12. Notwithstanding the foregoing, the provisions of this Section 2.12 related to the approval or contents of filings with Governmental Entities will not apply with respect to filings in connection with (a) the Regulatory Approvals, (b) the Company Circular, (c) the Purchaser Proxy Statement, (d) the Interim Order, (e) the Final Order, (f) any Company Change in Recommendation or action taken pursuant thereto or (g) any dispute regarding this Agreement or the transactions contemplated hereby, which are governed by other sections of this Agreement. Nor shall the provisions of this Section 2.12 prevent any Party from making internal announcements to employees and having discussions with shareholders, financial analysts and other stakeholders, in each case so long as such announcements and discussions are limited to and consistent in all material respects with the most recent press releases, public disclosures or public statements made by such Party.
2.13Withholding Taxes
The Purchaser, AcquireCo, the Company, the Depositary, their respective Subsidiaries and any other Person on their behalf, shall be entitled to deduct and withhold from any amounts payable to any Person pursuant to the Arrangement and under this Agreement, including Company Shareholders exercising Dissent Rights and from all dividends, interest, and other amounts payable or distributable to any former Company Shareholder, any former holder of Company Incentive Awards or any former holder of Outstanding Company Warrants, such amounts as the Purchaser, AcquireCo, the Company, the Depositary and their respective Subsidiaries, or any Person on behalf of any of the foregoing, is or may be required or permitted to deduct or withhold with respect to such payment under the Tax Act, the U.S. Tax Code, or any provision of local, state, federal, provincial or foreign Law. The Purchaser, AcquireCo, the Company, the Depositary, their respective

Subsidiaries and any other Person on their behalf, shall exercise commercially reasonable efforts to reduce or eliminate any deduction or withholding with respect to payments made pursuant to the Arrangement and under this Agreement and shall be entitled to request from any recipient of any payment hereunder any necessary tax forms or any other proof of exemption from withholding or any similar information. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Person to whom such amounts would otherwise have been paid, provided that such deducted or withheld amounts are actually remitted to the appropriate authority or Person in accordance with applicable Law.
2.14Section 338(g) Election
(a)The Purchaser shall have the sole and exclusive right, in its discretion, to make an election under Section 338(g) of the U.S. Tax Code, and any corresponding elections under state, local or non-U.S. law (collectively, a “Section 338(g) Election”), with respect to the transfer of Company Shares to AcquireCo and any of the Company’s subsidiaries that qualify as target affiliates within the meaning of Treasury Regulation Section 1.338-2(c), in the manner set forth in the Plan of Arrangement.
(b)To the extent that any of the assets or subsidiaries of the Company constitute a United States real property interest (“USRPI”) under Section 897(c) of the U.S. Tax Code, the Company agrees to use good faith efforts to cooperate with Purchaser to minimize or eliminate withholding under Section 1445 of the U.S. Tax Code, where possible, provided that, in using such good faith efforts, the Company shall not knowingly take any action or knowingly permit any inaction that would have the effect of preventing the Purchaser from making a Section 338(g) Election as contemplated in Section 2.14(a). Specifically, where applicable, the Company, with the assistance of the Purchaser, shall exercise commercially reasonable efforts to cooperate with the Purchaser in preparation and filing, at the Purchaser’s expense, of a properly completed IRS Form 8288-B (Application for Withholding Certificate for Dispositions by Foreign Persons of U.S. Real Property Interests), together with all supporting documentation required by the Internal Revenue Service prior to the Effective Date. The Company shall provide the Purchaser with a reasonable opportunity to review and comment on the draft Form 8288-B and any supporting materials prior to submission and shall incorporate reasonable comments from the Purchaser.
2.15List of Company Securityholders
At the reasonable request of the Purchaser from time to time, the Company shall provide the Purchaser with a list (in both written and electronic form) of the registered Company Shareholders, together with their addresses and respective holdings of Company Shares, a list of the names and addresses and holdings of all Persons having rights issued by the Company to acquire Company Shares (including holders of Company Options, Company RSRs and Company Warrants), and a list of non-objecting beneficial owners of Company Shares, together with their addresses and respective holdings of Company Shares (provided such list may only be used in the manner permitted by NI 54‑101). The Company shall from time to time furnish, and shall require that its registrar and transfer agent furnish, the Purchaser with such additional information, including updated or additional lists of the Company Shareholders, the holdings of such Company Shareholders, holders of Company Options, Company RSRs and Company Warrants and other assistance as the Purchaser may reasonably request.
2.16Adjustment to Consideration Regarding Distributions
Notwithstanding anything to the contrary contained in this Agreement, if, between the date of this Agreement and the Effective Time, the Company pays any dividend or other distribution on the Company Shares (or declares a dividend or distribution with a record date prior to the Effective Date), then the Consideration to be paid per Company Share and any other dependent items shall be adjusted to achieve for the Company

Shareholders the economic effect contemplated by this Agreement and the Arrangement prior to the occurrence of such dividend or other distribution and the Consideration so adjusted shall, from and after the date of such event, be the Consideration to be paid per Company Share or other dependent item, subject to any other further adjustment as may be permitted or required by this Agreement.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
3.1Representations and Warranties
Except as disclosed in (a) the forms, documents and reports filed by the Company on SEDAR+ since January 1, 2022 (including all exhibits, supplements and schedules thereto and information incorporated by reference therein) and publicly available prior to the date hereof (but excluding any disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” or similar section, and any other disclosures included therein in each case to the extent they are predictive or forward looking in nature), or (b) the Company Disclosure Letter (which disclosures shall apply against any representations and warranties to which it is reasonably apparent they should relate), the Company hereby represents and warrants to the Purchaser as set forth in Schedule D, and acknowledges that the Purchaser is relying upon such representations and warranties in connection with its entry into this Agreement.
3.2Survival of Representations and Warranties
The representations and warranties of the Company contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
4.1Representations and Warranties
The Purchaser and AcquireCo jointly and severally hereby represent and warrant to the Company as set forth in Schedule E, and acknowledge that the Company is relying upon such representations and warranties in connection with its entry into this Agreement.
4.2Survival of Representations and Warranties
The representations and warranties of the Purchaser and AcquireCo contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.
ARTICLE 5
COVENANTS
5.1Covenants of the Company Relating to the Conduct of Business
The Company covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, except (i) as required by Law; (ii) with the prior written consent of the Purchaser (not to be unreasonably withheld, conditioned or delayed); (iii) as set out in the Company Disclosure Letter (which disclosures shall apply against any covenants to which it is reasonably apparent they should relate); or (iv) as otherwise expressly contemplated or permitted by this Agreement or the Plan of Arrangement:
(a)except as otherwise disclosed in Schedule 5.1(a) of the Company Disclosure Letter, the Company shall, and shall cause each of its Subsidiaries to, conduct its and their respective businesses in, not take any action except in, and maintain and preserve its and their respective assets, contractual rights (including under any Contracts in respect of the Principal Company Assets), facilities, books and records in, the ordinary course and shall use commercially reasonable efforts to maintain and preserve in all material respects its and their present business organization, operations, assets, contractual rights (including under any Contracts in respect of the Principal Company Assets), properties and goodwill, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships consistent with past practice with joint venture partners, suppliers, distributors, employees and Governmental Entities having business relationships with them;
(b)the Company shall, subject to compliance with applicable Laws, cooperate with and keep the Purchaser reasonably informed regarding the Company’s business and operations, including through meetings with the Purchaser, and shall provide such other access to its officers, employees, agents, properties, books and records as the Purchaser may reasonably request, including by providing the Purchaser with a reasonable opportunity to access and discuss material information or other technical information with respect to the Principal Company Assets and the Company Underlying Mineral Properties, and by facilitating business integration planning; provided, however, that the Company shall not be required to provide the Purchaser with any information that would (i) violate any obligations of the Company or any of the Company’s Subsidiaries with respect to confidentiality to any third party, or otherwise breach, contravene or violate any Contract to which the Company or any Subsidiary of the Company is a party; or (ii) breach, contravene or violate any applicable Law;
(c)the Company shall cause its nominees (or the nominees of any of its Subsidiaries) to the board of directors of Artmin to timely attend all meetings of the Artmin board of directors and to promptly enforce any such nominee’s rights as a director of Artmin, including any right to receive timely notice of the business of each director meeting in advance, which notice the Company will cause to be shared, subject to applicable Law and to the extent permitted under the Hod Maden Joint Venture, with the Purchaser;
(d)without limiting the generality of Section 5.1(a), the Company shall not consent to, condone or acquiesce to, or vote or cause or permit to be voted any of its Hod Maden Project Interest in favour of, and shall procure that any of its nominees (or the nominees of any of its Subsidiaries) to the board of directors of Artmin not consent to, condone, acquiesce to or vote in favour of:
(i)any director or shareholder matter enumerated in Section 6.1(3) or Section 6.2(3), as applicable, of the Hod Maden Joint Venture;
(ii)any matter that would prevent Artmin from continuing to carry on the Hod Maden Project in the ordinary course or maintaining the Hod Maden Project on at least a care and maintenance basis, including maintaining all Hod Maden Project assets in good standing, or would result in Artmin carrying on any business or conducting any activities other than with respect to the business of the Hod Maden Project;
(iii)any declaration, accrual, setting aside or paying of any dividend or the making of any other distribution (whether in cash, securities or property or any combination thereof) in respect of any securities in the capital of Artmin or of any of its Subsidiaries; or
(iv)any amendment to the constating documents of Artmin;
(e)without limiting the generality of Section 5.1(a):

(i)except as disclosed in Section 5.1(e)(i) of the Company Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, lease, dispose of, licence, permit a Lien (other than a Company Permitted Lien) to be created on or agree to sell, dispose of, licence, permit a Lien (other than a Company Permitted Lien) to be created on or otherwise transfer (subject to Company Permitted Liens) any interest in a Principal Company Asset;
(ii)except as disclosed in Schedule 5.1(e)(ii) of the Company Disclosure Letter, the Company shall comply (and cause its Subsidiaries to comply) with its respective material obligations under the Principal Company Assets;
(iii)except as disclosed in Schedule 5.1(e)(iii) of the Company Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, alter, amend or otherwise modify or supplement, or waive any material provision of any Contract in respect of any Principal Company Asset;
(iv)the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly to take or omit to take any action, or cause or permit any of its Subsidiaries to take or omit to take any action, which would cause any loss or diminishment of any of its contractual rights in respect of the Principal Company Assets, except as would not individually or in the aggregate materially and adversely impact the Company and its Subsidiaries;
(f)without limiting the generality of Section 5.1(a), the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
(i)other than as required by the terms of any Company Warrant, Company Equity Incentive Plan or written employment agreement, issue, sell, grant, award, pledge, dispose of, or permit a Lien (other than a Company Permitted Lien) to be created, or agree to issue, sell, grant, award, pledge, dispose of, or permit a Lien (other than a Company Permitted Lien) to be created, on any Company Shares, or other equity or voting interests or any options, stock appreciation rights, warrants, calls, conversion or exchange privileges or rights of any kind to acquire (whether on exchange, exercise, conversion or otherwise) any Company Shares or other equity or voting interests or other securities or any shares of its Subsidiaries (including, for greater certainty, Company Incentive Awards), other than pursuant to the exercise or settlement of any Company Warrant, Company Incentive Awards that are outstanding as of the date hereof and that are disclosed in Schedule (g)(ii) of the Company Disclosure Letter;
(ii)amend or propose to amend the notice of articles, articles or other constating documents of the Company and its Subsidiaries or the terms of any securities of the Company or any of its Subsidiaries;
(iii)declare, accrue, set aside or pay any dividend or make any other distribution to Company Shareholders (whether in cash, securities or property or any combination thereof) in respect of any Company Shares or the securities of any of its Subsidiaries;
(iv)other than in connection with any Pre-Acquisition Reorganization or as disclosed in Schedule 5.1(f)(iv) of the Company Disclosure Letter, split, consolidate or reclassify any outstanding Company Shares or the securities of any of its Subsidiaries or undertake any other capital reorganization;
(v)redeem, purchase or offer to purchase any Company Shares or other securities of the Company or any shares or other securities of its Subsidiaries, other than (i) in connection with any Pre-Acquisition Reorganization, and (ii) pursuant to the settlement of any Company Incentive Awards that are outstanding as of the date hereof and that are disclosed in Schedule (g)(ii) of the Company Disclosure Letter, in each case in accordance with their terms and except as may be required in connection with a Pre-Acquisition Reorganization;
(vi)except in connection with a Pre-Acquisition Reorganization or as disclosed in Schedule 5.1(f)(vi) of the Company Disclosure Letter, reorganize, amalgamate or merge the Company or any of its Subsidiaries with any other Person;
(vii)except in connection with a Pre-Acquisition Reorganization, reduce the stated capital of the shares of the Company or of any of its Subsidiaries;
(viii)other than as disclosed in Schedule 5.1(f)(viii) of the Company Disclosure Letter, sell, lease, dispose of, licence, permit a Lien (other than a Company Permitted Lien) to be created on or agree to sell, dispose of, licence, permit a Lien (other than a Company Permitted Lien) to be created on or otherwise transfer (other than through the creation of a Company Permitted Lien) any Other Company Assets or in any interest in any Other Company Assets;
(ix)other than as otherwise disclosed in Schedule 5.1(f)(ix) of the Company Disclosure Letter, acquire (by merger, consolidation, acquisition of stock or assets or otherwise) or agree to acquire, directly or indirectly, in one transaction or in a series of related transactions, any Person, or make any investment or agree to make any investment (by purchase of shares or securities, contributions of capital (other than to wholly-owned Subsidiaries), property transfer, purchase of any property or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, in any Person, other than acquisitions of assets, equipment and supplies in the ordinary course with a value that does not exceed $5 million (in the aggregate), excluding capital expenditures permitted by Section 5.1(f)(xii);
(x)incur, create, assume or otherwise become liable for any indebtedness for borrowed money or any other material liability or obligation or issue any debt securities, or guarantee or otherwise become responsible for, the obligations of any other Person or make any loans or advances to any Person that is not a Subsidiary of the Company in excess of $5 million (in the aggregate), except (A) in connection with ordinary course working capital needs (including, without limitation, the indebtedness incurred or to be incurred under the Company Credit Facility), or (B) as may be disclosed in Section 5.1(f)(x) of the Company Disclosure Letter;
(xi)adopt a plan of liquidation or resolutions providing for the winding-up, liquidation or dissolution of the Company or any of its Subsidiaries;
(xii)other than as disclosed in Schedule 5.1(f)(xii) of the Company Disclosure Letter, pay, discharge, settle, satisfy, compromise, waive, assign or release any material claims, liabilities or obligations prior to the same becoming due, other than (A) the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company’s financial statements or incurred in the ordinary course, (B) for an aggregate amount of no greater than $1 million, or (C) payment of any fees related to the Arrangement and that are disclosed in Schedule 5.1(f)(xii) of the Company Disclosure Letter;
(xiii)waive, release, grant, transfer, exercise, modify or amend in any material respect, other than in the ordinary course, any material Authorization, lease, concession, contract or other document (other than relating to any Contracts relating to the Principal Company Assets, which are governed under Section 5.1(e));
(xiv)take any action or fail to take any action which action or failure to act would result in the material loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension, revocation or limitation of rights under, any material Authorizations necessary to conduct its businesses as now conducted or planned to be conducted;
(xv)other than (A) as disclosed in Schedule 5.1(f)(xv) of the Company Disclosure Letter, (B) as required by the terms of the Company Equity Incentive Plans in the ordinary course, (C) in accordance with this Agreement or the Plan of Arrangement, or (D) as is necessary to comply with applicable Laws or the current terms of any Contracts or Company Benefit Plans: (1) grant to any Company Employee an increase in compensation in any form, or grant any general salary increase (other than base salary increases for Company Employees in the ordinary course); (2) make any loan to any Company Employee (other than expense reimbursements in the ordinary course); (3) take any action with respect to the grant of any severance, retention, change of control or bonus (or other payment that would be triggered by the transactions contemplated herein) to, or enter into any employment agreement, deferred compensation or other similar agreement (or amend any such existing agreement) with any Company Employee, former Company Employee, director, officer, contractor, former contractor or agent of the Company or any of its Subsidiaries, or to any other Person; (4) increase any benefits payable under any existing severance or termination pay policies or employment agreements, or adopt or materially amend or make any contribution to any Company Benefit Plan or other bonus, profit sharing, option, pension, retirement, deferred compensation, insurance, incentive compensation, compensation or other similar plan, agreement, trust, fund or arrangement for the benefit of directors or Company Employees or former directors or former Company Employees; (5) adopt, enter into, establish, modify, amend or terminate any Company Benefit Plan or any benefit plan, program, policy, practice, program, agreement, arrangement, or undertaking that would be a Company Benefit Plan if in effect as of the date of hereof; (6) increase bonus levels or other benefits payable to any director or executive officer; (7) provide for accelerated vesting, removal of restrictions or an exercise of any stock-based or stock-related awards (including stock options); (8) establish, adopt or amend (except as required by applicable Law) any collective bargaining agreement or similar agreement; (9) hire or engage, or amend the terms of employment or engagement of, any Company Employee or independent contractor with total annual salaries or fees for services (as applicable) exceeding $250,000 (other than to replace any existing Company Employee or dependent or independent contractor performing a similar function on substantially similar annual salaries or fees for services, as applicable); or (10) terminate the employment or engagement of any Company Employees (vice president or above), directors or other material service providers (other than for cause);
(xvi)save and except in connection with the termination of the Company Credit Facility pursuant to Section 5.8(a), enter into or terminate any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or other financial instruments or like transaction other than in the ordinary course;
(xvii)materially change the business carried on by the Company and its Subsidiaries, as a whole;
(xviii)amend its accounting policies or adopt new accounting policies, except as required by concurrent changes in IFRS;
(xix)knowingly take any action or knowingly permit any inaction or knowingly enter into any transaction (other than the implementation and fulfillment of a Pre-Acquisition Reorganization and actions taken in the ordinary course) that would have the effect of preventing the Purchaser or a Subsidiary of the Purchaser from obtaining a tax cost “bump”, otherwise available, pursuant to paragraphs 88(1)(c) and (d) of the Tax Act in respect of the non-depreciable capital property owned by the Company or a Subsidiary of the Company for the purposes of the Tax Act upon an amalgamation with the Company or such Subsidiary or a winding-up of the Company or such Subsidiary into the Purchaser or a Subsidiary of the Purchaser (or successor by amalgamation to the Purchaser or a Subsidiary of the Purchaser);
(xx)enter into any Contract or series of Contracts resulting in a new Contract or series of related new Contracts having a term in excess of 12 months and that would not be terminable by the Company or its Subsidiaries upon notice of 90 days or less from the date of the relevant Contract, or that would impose financial obligations on the Company or any of its Subsidiaries in excess of $5 million (in the aggregate) or would otherwise be a Company Material Contract, except as disclosed in Schedule 5.1(f)(xx) of the Company Disclosure Letter;
(xxi)(A) alter, amend or otherwise modify or supplement, or waive any Company Material Contract with Sandstorm (save for non-material amendments), except as disclosed in Schedule 5.1(f)(xxi) of the Company Disclosure Letter; (B) with respect to any Company Material Contract: (x) to which Sandstorm is not party; and (y) which is not a Contract in respect of a Principal Company Asset, alter, amend, or otherwise modify or supplement or waive any material provision or condition of, any such Company Material Contract (other than the Company Credit Facility pursuant to Section 5.8); (C) enter into any new Company Standstill Agreement; or (D) alter, amend or otherwise modify or supplement, or waive, any Company Indemnity or Payment Agreement;
(xxii)incur any capital expenditures or enter into any agreement obligating the Company or its Subsidiaries to provide for future capital expenditures involving payments in excess of $1 million (in the aggregate), other than expenditures pursuant to existing commitments and as disclosed in Schedule 5.1(f)(xxii) of the Company Disclosure Letter;
(xxiii)cause or permit any Subsidiary of the Company to take any action which would render, or which would reasonably be expected to render, any representation or warranty made by the Company in this Agreement untrue or inaccurate in any material respect (disregarding for this purpose all materiality or Company Material Adverse Effect qualifications contained therein); or
(xxiv)commence, as plaintiff, any legal proceeding before a Governmental Entity that would reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby;
(g)terminate, let lapse or amend or modify any insurance policy maintained by the Company and its Subsidiaries; and except as contemplated by Section 5.14, the Company shall use its commercially reasonable efforts to cause its and its Subsidiaries’ current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect, provided that, subject to Section 5.14, neither the Company nor any of its Subsidiaries shall obtain or renew any insurance (or re-insurance) policy for a term exceeding 12 months;

(h)the Company and each of its Subsidiaries shall:
(i)duly and timely file all Tax Returns required to be filed by it on or after the date hereof and all such Tax Returns will be true, complete and correct in all material respects;
(ii)timely deduct, withhold, collect, remit and pay all Taxes which are required to be deducted, withheld, collected, remitted or paid by it to the extent due and payable;
(iii)not make, change or rescind any material election, information return or designation relating to Taxes, except as may be required by applicable Laws;
(iv)not make a request for a Tax ruling, voluntarily disclose any potential or actual Tax issue to any taxing authority, or enter into or amend any agreement with any taxing authorities, or consent to any extension or waiver of any limitation period with respect to Taxes;
(v)not settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes affecting the Company or any of its Subsidiaries (other than the payment, discharge or satisfaction of liabilities reflected in or reserved against in the audited consolidated financial statements of the Company for the year ended December 31, 2024);
(vi)not surrender any right to claim any abatement, reduction, deduction, exemption, credit or refund in respect of Taxes;
(vii)not enter into any Tax Sharing Agreement;
(viii)terminate all Tax Sharing Agreements without further liability to Purchaser, the Company, or its Subsidiaries following the Effective Time;
(ix)not amend any Tax Return or change any of its methods or periods of reporting income, deductions or accounting for income Tax purposes from those employed in the preparation of its income Tax Return for the tax year ended December 31, 2024, except as may be required by applicable Laws; and
(x)keep the Purchaser reasonably informed of any events, discussions, correspondence or other action with respect to any Tax audit, investigation or assessment (other than ordinary course communications which could not reasonably be expected to be material to the Company and its Subsidiaries); and
(i)the Company shall not authorize, agree or otherwise commit to do any of the matters otherwise prohibited by this Section 5.1.
5.2Covenants of the Company Relating to the Arrangement
The Company covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, it shall, and shall cause its Subsidiaries to perform all obligations required to be performed by the Company or any of its Subsidiaries under this Agreement, co-operate with the Purchaser in connection therewith, and do all such other acts and things as may be reasonably necessary or desirable in order to consummate and make effective the transactions contemplated in this Agreement and the Company shall, and shall cause its Subsidiaries to:
(a)other than in respect of the Regulatory Approvals, which shall be governed by Section 5.9, use its commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from it or its Subsidiaries relating to the Arrangement;

(b)use its commercially reasonable efforts to obtain all third party consents, approvals and notices required to complete the transactions contemplated by this Agreement under any of the Company Material Contracts (other than the Company Credit Facility);
(c)upon reasonable consultation with the Purchaser, use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings against the Company challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;
(d)other than in respect of the Regulatory Approvals, which shall be governed by Section 5.9, use commercially reasonable efforts to satisfy all conditions precedent in Section 6.1 and Section 6.2 of this Agreement and take all steps set forth in the Interim Order and the Final Order applicable to it and comply promptly with all requirements imposed by Law on it or its Subsidiaries with respect to this Agreement or the Arrangement to the extent same is within its control;
(e)cooperate with, and provide commercially reasonable assistance to, Purchaser in the preparation of an election by the Company pursuant to subparagraph (c)(i) of the definition of “public corporation” contained in subsection 89(1) of the Tax Act such that the Company ceases to be a “public corporation” for the purposes of the Tax Act;
(f)not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement or the transactions contemplated by this Agreement, provided that for the avoidance of doubt nothing in this Section 5.2(f) shall require the Company to (w) change the time for performance of any of the obligations or acts of the Purchaser or AcquireCo; (x) waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto; (y) waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Purchaser or AcquireCo; or (z) waive compliance with or modify any conditions in Section 6.1 or Section 6.3;
(g)use its and their commercially reasonable efforts to procure, effective as of the Effective Time, resignations and mutual releases in form and substance satisfactory to the Company and the Purchaser, acting reasonably, from the directors and officers of the Company and its Subsidiaries (other than any directors and officers who will be continuing their employment or services with the Company or the Purchaser after the Effective Time);
(h)promptly (and, in any event, within 24 hours) notify the Purchaser of:
(i)any Company Material Adverse Effect or change, effect, event, occurrence or state of facts or circumstance that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(ii)any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person (or another Person) is required in connection with this Agreement or the Arrangement; or
(iii)any material proceedings commenced or, to the knowledge of the Company, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries in connection with this Agreement or the Arrangement. The Company shall give Purchaser a reasonable opportunity to participate in the defense or settlement of any substantive shareholder litigation against the Company or its directors or officers relating to the Arrangement, and no such settlement shall be agreed to without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.
5.3Covenants of the Company Relating to TSXV Delisting
Prior to the Effective Date, the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the TSXV to cause the delisting of the Company Shares from the TSXV as promptly as practicable after the Effective Time.
5.4Covenants of the Purchaser and AcquireCo Relating to the Arrangement
Each of AcquireCo and the Purchaser covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, it shall and shall cause its Subsidiaries to perform all obligations required to be performed by it or any of its Subsidiaries under this Agreement, co-operate with the Company in connection therewith, and do all such other acts and things as may be reasonably necessary or desirable in order to consummate and make effective the transactions contemplated in this Agreement and each of AcquireCo and the Purchaser shall, and shall cause its Subsidiaries to:
(a)other than in respect of the Regulatory Approvals, which shall be governed by Section 5.9, use its commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from it or its Subsidiaries relating to the Arrangement;
(b)use its commercially reasonable efforts to obtain all third party consents, approvals and notices required to complete the transactions contemplated by this Agreement;
(c)upon reasonable consultation with the Company, use commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings against AcquireCo or the Purchaser challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;
(d)other than in respect of the Regulatory Approvals, which shall be governed by Section 5.9, use commercially reasonable efforts to satisfy all conditions precedent in Section 6.1 and Section 6.3 of this Agreement to the extent the same is within its control and take all steps set forth in the Interim Order and the Final Order applicable to it and comply promptly with all requirements imposed by Law on it or its Subsidiaries with respect to this Agreement or the Arrangement;
(e)not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement or the transactions contemplated by this Agreement, provided that for the avoidance of doubt nothing in this Section 5.4(e) shall require the Purchaser to (w) change the time for performance of any of the obligations or acts of the Company; (x) waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto; (y) waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Company; or (z) waive compliance with or modify any conditions in Section 6.1 or Section 6.2;
(f)promptly (and, in any event, within 24 hours) notify the Company of:
(i)any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person (or another Person) is required in connection with this Agreement or the Arrangement; or

(ii)any material proceedings commenced or, to the knowledge of the Purchaser, threatened against, relating to or involving or otherwise affecting the Purchaser or any of its Subsidiaries in connection with this Agreement or the Arrangement.
5.5Covenants of the Purchaser Relating to the Sandstorm Arrangement
(a)The Purchaser shall not, without the prior written consent of the Company, which shall not be unreasonably withheld or delayed, take any action that would amend the Sandstorm Arrangement Agreement for any of the following purposes:
(i)so that the Outside Date (as such term is defined in the Sandstorm Arrangement Agreement) becomes a date that is later than January 6, 2026;
(ii)so that the consideration payable to the securityholders of Sandstorm is decreased;
(iii)so that the covenants of the Purchaser and AcquireCo in Section 5.6 of the Sandstorm Arrangement Agreement are amended to make such covenants less burdensome on either of the Purchaser or AcquireCo;
(iv)so that the conditions to closing are amended in any material respect; or
(v)so that the termination rights of either party to the Sandstorm Arrangement Agreement are amended in any material respect.
(b)The Purchaser shall, subject to compliance with applicable Laws, provide information reasonably requested by the Company regarding the status of the Sandstorm Arrangement and the Sandstorm Arrangement’s progress towards consummation, including by providing the Company with a reasonable opportunity to discuss the same with the Purchaser, provided, however, that the Purchaser shall not be required to provide the Company with any information that would violate any contractual obligation of the Purchaser or the Purchaser’s Subsidiaries or breach, contravene or violate any applicable Law.
5.6Covenants of the Parties Relating to Incentive Awards
The Parties acknowledge that no amount will be deducted by the Company or any Person not dealing at arm’s length with the Company in respect of any payment to or for the benefit of a holder of Company Options in respect of the Company Options pursuant to the Plan of Arrangement who is a resident of Canada or who is employed in Canada (both within the meaning of the Tax Act), in computing the taxable income of the Company or any Person not dealing at arm’s length with the Company for purposes of the Tax Act, and the Company shall, with respect to each such holder of Company Options: (i) make an election pursuant to subsection 110(1.1) of the Tax Act and any equivalent provision under the relevant provincial legislation in respect of the cash payments made in exchange for the surrender of Company Options; and (ii) provide evidence in writing of such election to holders of Company Options.
5.7Control and Supervision of the Company and the Purchaser
Nothing in this Agreement shall give one Party, directly or indirectly, the right to direct or control the other Party’s business or operations prior to the Effective Date. Prior to the Effective Date, each Party shall exercise, consistent with the terms of this Agreement, complete control and supervision over its own business and operations. Nothing in this Agreement, including any of the restrictions set forth herein, shall be interpreted in such a way as to place any Party in violation of Law.
5.8Termination of Company Credit Facility
(a)The Company shall deliver to the Purchaser at least two business days prior to the Effective Date a payout statement in form reasonably satisfactory to the Purchaser, setting forth, if applicable, the total amounts payable pursuant to the Company Credit Facility (if any) to fully satisfy all principal, interest, fees, costs, and expenses owed to each holder of indebtedness under the Company Credit Facility (including to fully cash collateralize all outstanding cash management obligations, letters of credit, bankers’ acceptances and hedging arrangements under the Company Credit Facility or with a lender under the Company Credit Facility or an affiliate of such lender, which may be satisfied by the Company) as of the anticipated Effective Date (and any applicable per diem amounts), together with appropriate wire instructions, together with a release and discharge from the administrative agent under the Company Credit Facility that upon payment in full of all such amounts owed to the administrative agent, the lenders under the Company Credit Facility and affiliates of such lenders (if any), (i) all indebtedness under such Company Credit Facility shall be discharged and satisfied in full (other than contingent obligations not then due, obligations which survive the termination of the Company Credit Facility and obligations in respect of cash management agreements, letters of credit, bankers’ acceptances and hedging arrangements with respect to which arrangements will be made to the satisfaction of the applicable cash management counterparties, issuing banks and hedge counterparties, respectively, and the Purchaser and the Company), (ii) all loan documents entered into in connection with the Company Credit Facility shall be terminated with respect to the Company and its Subsidiaries that are borrowers or guarantors thereof (or the assets of which secure such indebtedness, if applicable) and (iii) all Liens on the Company and its Subsidiaries and their respective assets relating to the Company Credit Facility (other than Liens securing obligations in respect of cash management obligations, letters of credit, bankers’ acceptances and hedging arrangements that may survive pursuant to the terms of such payoff letter) shall be released and terminated, together with an undertaking to deliver any applicable documents necessary to evidence the release and termination of such Liens and any guarantees by the Company and its Subsidiaries in respect of the Company Credit Facility.
(b)The Purchaser shall make adequate arrangements, and the Company shall cooperate with the Purchaser in making such arrangements, such that all outstanding indebtedness under the Company Credit Facility, as described in Section 5.8(a), shall be repaid in full by the Purchaser to the appropriate lenders so as to permit the full repayment and termination of the Company Credit Facility as contemplated therein concurrent with the Effective Time.
5.9Regulatory Approvals
(a)Each of the Purchaser and the Company will, and will cause their respective Subsidiaries to, use commercially reasonable efforts to obtain the Regulatory Approvals as promptly as practicable and in any event so as to allow the Effective Time to occur before the Outside Date. Without limiting the generality of the foregoing unless mutually agreed to in writing otherwise between the Purchaser and the Company, with respect to the transactions contemplated by this Agreement:
(i)the Purchaser shall, within 10 business days of the date of this Agreement, file with the Commissioner a request for an Advance Ruling Certificate or, in the alternative, a No Action Letter; and
(ii)if the Competition Act Approval is not obtained within 16 calendar days following the aforementioned filing by the Purchaser, any time thereafter either the Purchaser or the Company may notify the other in writing of its intention to file a complete pre-merger notification form pursuant to Section 114 of the Competition Act, in which case the Purchaser and the Company shall each file its respective pre-merger notification form within 10 business days after having received such written notice.
(b)The Purchaser and the Company will, and will cause their respective Subsidiaries to, use commercially reasonable efforts to promptly furnish to any applicable Governmental Entity all additional information, documents or other materials that may be requested by any such Governmental Entity in connection with the Regulatory Approvals.

(c)The Purchaser and the Company will, and will cause their respective Subsidiaries to, coordinate and cooperate in exchanging information and supplying assistance that is reasonably requested in connection with this Section 5.9, including (i) providing each other with advance copies of and a reasonable opportunity to comment on all notices, filings, requests, submissions and other documents or information to be supplied to or filed with any Governmental Entity in connection with the Regulatory Approvals and considering in good faith any suggestions made by the other Party with respect to such notices, filings, requests, submissions and other documents or information; (ii) promptly providing each other with final copies of all notices, filings, requests, submissions and other documents or information supplied to or filed with any Governmental Entity and all notices, correspondence or other documents or information received from any Governmental Entity in connection with the Regulatory Approvals; (iii) keeping the other Party and their respective counsel fully apprised of all written (including email) and oral communications and all meetings with any Governmental Entity in connection with the Regulatory Approvals, and, unless participation by a Party is prohibited by applicable Law or by such Governmental Entity, neither Party will engage in any such communications or meetings with a Governmental Entity without first giving the other Party or its external counsel a full and reasonable opportunity to participate; and (iv) providing the other Party, at a Party’s reasonable request, with any information that is in the first Party’s possession, or under its direction or control, that may be required or useful in connection with the matters in this Section 5.9.
(d)To the extent that any information or documentation to be provided by one Party to the other Party pursuant to this Section 5.9 is, in the reasonable view of the disclosing Party, competitively sensitive, the disclosing Party may supply such information or documentation on an “external counsel only basis” (or otherwise on a restricted basis at the disclosing Party’s sole discretion) and such receiving Party will not request or otherwise receive such information from any Persons to whom the disclosed information or documentation has been provided, while the disclosing Party shall provide a redacted version of any such materials to the receiving Party.
(e)The Parties, acting reasonably and diligently, will mutually determine and direct the efforts and strategy to obtain the Regulatory Approvals, provided, however, that, in the event of a disagreement between the Purchaser and Company regarding the strategy to obtain the Regulatory Approvals, the Purchaser shall make available its Chief Executive Officer to discuss the strategy with the Chief Executive Officer (or any other Person nominated by the Chief Executive Officer) of the Company and the Purchaser’s Chief Executive Officer shall give good faith consideration to the Company’s views before making a final decision, acting reasonably, on the strategy to take to obtain the Regulatory Approvals.
(f)For greater certainty, and notwithstanding anything to the contrary in this Agreement, in connection with obtaining the Key Regulatory Approvals, the Purchaser will not be required to offer, negotiate, effect or agree to: (A) the sale, divestiture, licensing or other disposition of all or any part of the businesses or assets of the Purchaser, the Company or any affiliate thereof; (B) the termination of any existing contractual rights, relationships and obligations or entry into, or amendment, of any licensing arrangements; (C) the taking of any action that, after consummation of the transactions contemplated by this Agreement, would limit the freedom of action of, or impose any other requirement on the Purchaser, the Company or any affiliate thereof with respect to the operation of one or more of the businesses or the assets of the Purchaser, the Company or any affiliate thereof; and (D) complete the transactions contemplated by this Agreement into a hold separate arrangement.
(g)The Purchaser and the Company shall (and shall cause their respective Subsidiaries to, as applicable) file, as promptly as practicable but in any event within 30 business days after the date of this Agreement or such other date as the Purchaser and the Company may reasonably agree, any other filings or notifications under any other applicable federal, provincial, state or foreign Law required to obtain any other Regulatory Approvals and which is not otherwise explicitly addressed in this Section 5.9.
(h)The Purchaser and the Company each will pay half of any filing fees (including any Taxes thereon) in respect of any filing made to any Governmental Entity in respect of any Regulatory Approvals.
(i)AcquireCo, the Purchaser and the Company shall not (and shall cause their respective Subsidiaries not to) enter into any transaction, investment, agreement, arrangement or joint venture or take any other action or fail or refrain from taking any commercially reasonable action, the effect of which would reasonably be expected to make obtaining the Regulatory Approvals materially more difficult or challenging, or reasonably be expected to materially delay the obtaining of the Regulatory Approvals.
(j)AcquireCo, the Purchaser and the Company shall use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable efforts to defend any judicial or administrative action or similar proceeding instituted (or threatened to be instituted) or pending by or before any Governmental Entity under any Law and to have any such action or proceeding withdrawn or discontinued and any stay, restraining order, injunction or similar order entered by any Governmental Entity vacated, lifted, reversed, or overturned.
(k)If the Purchaser elects to submit a notification under section 12 of the Investment Canada Act prior to the Effective Date, it shall do so within 10 business days of the date of this Agreement.
5.10Employment Matters
(a)Prior to the Effective Time, the Company shall use commercially reasonable efforts to cause, and cause its Subsidiaries to cause, directors and officers of the Company and its Subsidiaries (other than any directors or officers who will be continuing their employment or services with the Company or the Purchaser after the Effective Time) to enter into mutual releases with the Company and its Subsidiaries of all claims against the other, in form and substance satisfactory to the Company and the Purchaser, acting reasonably, excluding any claims arising from (i) any rights to indemnity that the director or officer (including, for the avoidance of doubt, vice presidents and above) may have under applicable Law, including the BCBCA or the articles of the Company, or any agreement with the Company, (ii) any rights to contribution or indemnification that the director may have with respect to coverage under any applicable director’s and officer’s insurance policy of the Company and (iii) any amounts payable pursuant to the Arrangement.
(b)As of and from the Effective Time, the Purchaser shall cause the Company, its Subsidiaries and any successor to the Company to honour and fully comply with the terms of all of the severance, change of control, termination or other payment obligations of the Company or its Subsidiaries under the existing employment, consulting, change of control and severance agreements of the Company or its Subsidiaries which are disclosed in the Company Disclosure Letter.
5.11Pre-Acquisition Reorganization
(a)Subject to Section 5.11(b), the Company shall use commercially reasonable efforts to effect such reorganization of its business, operations, Subsidiaries and assets or such other transactions (each, a “Pre-Acquisition Reorganization”) as the Purchaser may reasonably request prior to the Effective Date, reasonably cooperate with the Purchaser in structuring, planning and implementing any such Pre-Acquisition Reorganization, and the Plan of Arrangement, if required, shall be modified accordingly in a manner acceptable to the Company, acting reasonably; provided, however, that the Pre-Acquisition Reorganization:

(i)will not prejudice the Company or the Company Securityholders;
(ii)would not impede or materially delay the consummation of the Arrangement;
(iii)does not require the approval of any of the Company Securityholders (other than the approval of the Arrangement Resolution);
(iv)is effected as close as reasonably practicable prior to the Effective Time, and, in any event, after all Regulatory Approvals have been obtained;
(v)shall not be effected until after the Purchaser has waived or confirmed that all of the conditions stipulated in the Purchaser’s favour under Section 6.1 and Section 6.2 have been satisfied, and has confirmed in writing that the Purchaser is prepared to promptly and without condition proceed to effect the Arrangement;
(vi)does not require any filings with, notifications to or approvals of any Governmental Entity or third party which may not be made, effected or obtained prior to the Effective Date;
(vii)can be unwound in the event the Arrangement is not consummated without adversely affecting, or being prejudicial to, the Company, its Subsidiaries or the Company Securityholders;
(viii)does not result in a change of control, default or acceleration of any of the Company’s existing credit facilities, except as otherwise triggered by the Arrangement and the transactions contemplated herein;
(ix)does not unreasonably interfere with the Company’s operations prior to the Effective Time;
(x)does not result in any breach by the Company or any of its Subsidiaries of any Company Material Contract or Authorization material to the Company or any breach by the Company of the Company’s constating documents or by any of its Subsidiaries of their respective organizational documents or Law; and
(xi)does not require the Company or its Subsidiaries to take any action that could reasonably be expected to result in any Taxes being imposed on, or any adverse Tax or other consequences to, any Company Shareholder, any holder of Company Incentive Awards or any holder of Company Warrants incrementally greater than the Taxes or other consequences to such party in connection with the consummation of the Arrangement in the absence of any Pre-Acquisition Reorganization.
(b)Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to obtain any consents required to effect each Pre-Acquisition Reorganization. The Purchaser shall provide written notice to the Company of any proposed Pre-Acquisition Reorganization (which notice will include full particulars of all material steps and transactions with respect to such Pre-Acquisition Reorganization) at least 15 business days prior to the Effective Date.
(c)If this Agreement is terminated (other than by the Purchaser pursuant to Section 8.2(a)(iii)(A)), the Purchaser shall:
(i)forthwith reimburse the Company for all reasonable and documented out-of-pocket costs, fees and expenses incurred by the Company and its Subsidiaries in connection with any proposed Pre-Acquisition Reorganization, including all amounts relating to the considering, effecting, voiding, reversing or unwinding of a Pre-Acquisition Reorganization; and

(ii)indemnify and hold harmless the Company, its Subsidiaries and their respective officers, directors, employees, agents, advisors and Representatives from and against any and all liabilities, losses, damages, claims, penalties, interests, awards, judgements and Taxes suffered or incurred by any of them in connection with or as a result of any Pre-Acquisition Reorganization, including to reverse, terminate, modify or unwind any Pre-Acquisition Reorganization.
(d)The Purchaser acknowledges and agrees that the planning for and implementation of any Pre-Acquisition Reorganization shall not be considered a breach of any covenant under this Agreement and shall not be considered in determining whether a representation or warranty of the Company hereunder has been breached. The Purchaser and the Company shall work cooperatively and use commercially reasonable efforts to prepare prior to the Effective Time all documentation necessary and do such other acts and things as are necessary to give effect to such Pre-Acquisition Reorganization. For the avoidance of doubt, the Company shall not be liable for the failure of the Purchaser to benefit from any anticipated Tax efficiency as a result of a Pre-Acquisition Reorganization.
5.12Filings
The Parties will cooperate reasonably and in good faith to determine whether the transactions set out in this Agreement and any related transactions are required to be reported to any applicable taxing authority pursuant to section 237.3 or 237.4 of the Tax Act (or any provisions of similar effect) and, if so, the Parties shall cooperate to make such reporting in a comprehensive and timely manner, in the form required by such Law. The Parties may request reasonable representations and warranties from each other to the extent necessary to establish any factual matters relevant to the determination of whether reporting is required and the content of such reporting.
5.13Access to Information; Confidentiality
(a)From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to its terms, subject to compliance with applicable Law and the terms of any existing Contracts, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, afford to the Purchaser and to its Representatives such access as the Purchaser may reasonably require at all reasonable times, to the Company’s officers, employees, agents, properties, books, records and Contracts (including Tax Returns and Tax work papers), and shall furnish the Purchaser with all data and information as the Purchaser may reasonably request, provided that the Company shall not be required to afford such access or furnish such information to the extent that the Company believes, in its reasonable good faith judgment, that doing so would (i) result in the loss of attorney-client, work product or other privilege, (ii) result in the disclosure of any trade secrets of third parties or violate any obligations of the Company or any of the Company’s Subsidiaries with respect to confidentiality to any third party, or otherwise breach, contravene or violate any such effective Contract to which the Company or any Subsidiary of the Company is a party, or (iii) breach, contravene or violate any applicable Law. Without limiting the foregoing, during such period, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, afford the Purchaser and its Representatives such access to the Company Employees, the assets and property of the Company and its Subsidiaries and the data, information and records (including data, information and records relating to Company Employees and such monthly reports with respect to the operations of the Company and its Subsidiaries as the Purchaser may reasonably request) as is reasonably necessary in order for the Purchaser to observe the Company’s operations, to facilitate the closing of the Arrangement and the transition of the business of the Company and its Subsidiaries to the Purchaser; provided that any such access shall be during normal business hours upon reasonable advance notice to the Company, under the supervision of the Company’s personnel and in such a manner as not to interfere with the conduct of the Company’s business or any other businesses of the Company. All such access shall be at the sole risk of the Purchaser and its Representatives.
(b)The Purchaser and the Company acknowledge and agree that information furnished pursuant to this Section 5.13 shall be subject to the terms and conditions of the Confidentiality Agreement.
5.14Insurance and Indemnification
(a)All rights to indemnification existing in favour of the present and former directors and officers of the Company (each such present or former director or officer of the Company being herein referred to as an “Indemnified Party” and such persons collectively being referred to as the “Indemnified Parties”), as provided for in agreements to which the Company or any of its Subsidiaries is a party and that are in effect as of the date hereof (as set forth in Schedule 5.14(a) to the Company Disclosure Letter) and as of the Effective Time, will survive and continue in full force and effect and without modification provided that copies of all Company Indemnity or Payment Agreements have been provided to the Purchaser prior to the date hereof, and the Company and any successor to the Company shall continue to honour such rights of indemnification and indemnify the Indemnified Parties pursuant thereto, with respect to actions or omissions of the Indemnified Parties occurring prior to the Effective Time, for six years following the Effective Date.
(b)Prior to the Effective Time, notwithstanding any other provision hereof, the Company shall purchase customary prepaid non-cancellable “tail” directors’ and officers’ liability insurance providing protection no less favourable in the aggregate to the protection provided by the policies maintained by the Company and its Subsidiaries which are in effect immediately prior to the Effective Date and providing coverage no less favourable in the aggregate to the protection provided by the policies maintained by the Company and its Subsidiaries which are in effect immediately prior to the Effective Date for a period of six years from the Effective Date with respect to claims arising from or related to facts or events which occur on or prior to the Effective Date, and the Purchaser will, or will cause the Company and its Subsidiaries to, maintain such tail policies in effect without any reduction in scope or coverage for six years from the Effective Date, provided that the total cost of such “tail” directors’ and officers’ liability insurance shall not exceed 400% of the current annual aggregate premium for directors’ and officers’ liability insurance currently maintained by the Company and its Subsidiaries. As of and from the Effective Time, the Purchaser shall, or shall cause the Company and its Subsidiaries to maintain such tail policies in effect without any reduction in scope or coverage for six years from the Effective Date.
(c)If the Company or the Purchaser or any of their respective successors or assigns shall (i) amalgamate, consolidate with or merge or wind-up into any other Person and shall not be the continuing or surviving corporation or entity; or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns and transferees of the Company or the Purchaser, as the case may be, shall assume all of the obligations of the Company or the Purchaser, as applicable, set forth in this Section 5.14.
(d)The provisions of this Section 5.14 are intended for the benefit of, and shall be enforceable by, each insured or indemnified Person, his or her heirs and his or her legal representatives and, for such purpose, the Company hereby confirms that it is acting as agent on their behalf. Furthermore, this Section 5.14 shall survive the termination of this Agreement as a result of the occurrence of the Effective Date for a period of six years.

ARTICLE 6
CONDITIONS
6.1Mutual Conditions Precedent
The obligations of the Parties to complete the Arrangement are subject to the fulfillment of each of the following conditions precedent on or before the Effective Time, each of which may only be waived, in whole or in part, with the mutual consent of the Parties:
(a)the Arrangement Resolution shall have been approved and adopted by the Company Securityholders at the Company Meeting in accordance with the Interim Order;
(b)the Interim Order and the Final Order shall each have been obtained on terms consistent with this Agreement, and shall not have been set aside or modified in a manner unacceptable to either the Company or the Purchaser, each acting reasonably, on appeal or otherwise;
(c)all of the Key Regulatory Approvals shall have been obtained and shall remain in full force and effect;
(d)there shall be no Law in effect that makes the consummation of the Arrangement illegal or otherwise prohibits or enjoins the Company or the Purchaser from consummating the Arrangement; and
(e)this Agreement shall not have been terminated in accordance with its terms.
6.2Additional Conditions Precedent to the Obligations of the Purchaser
The obligations of AcquireCo and the Purchaser to complete the Arrangement are subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of AcquireCo and the Purchaser and may be waived by AcquireCo and the Purchaser, in whole or in part, at any time):
(a)all covenants of the Company under this Agreement to be performed on or before the Effective Time shall have been duly performed by the Company in all material respects and AcquireCo and the Purchaser shall have received a certificate of the Company addressed to AcquireCo and the Purchaser and dated the Effective Date, signed on behalf of the Company by a senior executive officer of the Company (on the Company’s behalf and without personal liability), confirming the same as of the Effective Date;
(b)(i) the representations and warranties of the Company set forth in this Agreement (other than as contemplated in clauses (ii) and (iii)) shall be true and correct in all respects, without regard to any materiality or Company Material Adverse Effect qualifications contained in them, as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; (ii) the representations and warranties of the Company set forth in Sections (a), (b), (c)(i)(A)(1) and (t)(v) of Schedule D shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), and (iii) the representations and warranties of the Company set forth in Sections (d)(i), (g) and (gg) of Schedule D shall be true and correct in all respects (except for de minimis inaccuracies and as a result of transactions, changes, conditions, events or circumstances permitted hereunder) as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), and AcquireCo and the Purchaser shall have received a certificate of the Company addressed to AcquireCo and the Purchaser and dated the Effective Date, signed on behalf of the Company by a senior executive officer of the Company (on the Company’s behalf and without personal liability), confirming the same;
(c)the Sandstorm Arrangement Agreement shall have been entered into and shall remain in full force and effect; unless Sandstorm has terminated the Sandstorm Arrangement Agreement pursuant to Section 9.2(a)(iv)(A) thereof in which case this condition shall not apply;
(d)provided that the Sandstorm Arrangement Agreement has not been terminated by Sandstorm pursuant to Section 9.2(a)(iv)(A) thereof, the conditions precedent to the obligations of the Purchaser set forth in Section 6.1 and Section 6.2 of the Sandstorm Arrangement Agreement (other than Section 6.2(c) and Section 6.2(e) of the Sandstorm Arrangement Agreement) shall have been satisfied or waived by the Purchaser and AcquireCo as of the Effective Time; provided that the failure of any of the foregoing conditions set forth in the Sandstorm Arrangement Agreement to be satisfied or waived is not due to the Purchaser having breached any of its representations, warranties, covenants or obligations under this Agreement;
(e)any waivers, amendments, consents, permits, approvals, releases, licences or authorizations under or pursuant to the Company Material Contracts set out in Schedule 6.2(e) of the Company Disclosure Letter will have been obtained on terms which are satisfactory to the Purchaser, acting reasonably;
(f)any notices set out in Schedule 6.2(f) of the Company Disclosure Letter have been delivered, to the extent required, in form and substance satisfactory to the Purchaser, acting reasonably;
(g)provided that the Purchaser has complied with its obligations hereunder in all material respects including, without limitation, under Section 5.9, there shall not be pending or threatened any order or proceeding by any Governmental Entity or any other person that is reasonably likely to result in any:
(i)prohibition or restriction on the acquisition by the Purchaser of any Company Shares or the completion of the Arrangement or any Person obtaining from any of the Parties any material damages directly in connection with the Arrangement;
(ii)prohibition or material limit on the ownership by the Purchaser of the Company or any material portion of its businesses; or
(iii)imposition of limitations on the ability of the Purchaser to complete the Arrangement or acquire or hold, or exercise full rights of ownership of, any Company Shares, including the right to vote such Company Shares;
(h)between the date hereof and the Effective Time, there shall not have occurred a Company Material Adverse Effect that is continuing as of the Effective Time; and
(i)Dissent Rights shall not have been exercised (or, if exercised, not withdrawn) with respect to more than 10% of the issued and outstanding Company Shares.
6.3Additional Conditions Precedent to the Obligations of the Company
The obligation of the Company to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of the Company and may be waived by the Company, in whole or in part, at any time):
(a)all covenants of the Purchaser and AcquireCo under this Agreement to be performed on or before the Effective Time shall have been duly performed by the Purchaser and AcquireCo, as applicable, in all material respects and the Company shall have received (i) a certificate of the Purchaser, addressed to the Company and dated the Effective Date, signed on behalf of the Purchaser by a senior executive officer (on the Purchaser’s behalf and without personal liability), confirming the same with respect to the Purchaser as of the Effective Date; and (ii) a certificate of AcquireCo, addressed to the Company and dated the Effective Date, signed on behalf of AcquireCo by a senior executive officer (on AcquireCo’s behalf and without personal liability), confirming the same with respect to AcquireCo as of the Effective Date;
(b)the representations and warranties of the Purchaser and AcquireCo set forth in this Agreement shall be true and correct in all respects, without regard to any materiality qualifications contained in them, as of the date of this Agreement and as of the Effective Time as though made on and as of such date or time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where the failure or failures of all such representations and warranties to be so true and correct in all respects, individually or in the aggregate, would not materially impede, interfere with, prevent or delay the completion of the Arrangement, and the Company shall have received (i) a certificate of the Purchaser addressed to the Company and dated the Effective Date, signed on behalf of the Purchaser by a senior executive officer of the Purchaser (on the Purchaser’s behalf and without personal liability), confirming the same with respect to the Purchaser and (ii) a certificate of AcquireCo addressed to the Company and dated the Effective Date, signed on behalf of AcquireCo by a senior executive officer of AcquireCo (on AcquireCo’s behalf and without personal liability), confirming the same with respect to AcquireCo; and
(c)the Purchaser shall have complied with its obligations under Section 2.11, and the Depositary shall have confirmed to the Company its receipt of sufficient funds in escrow to satisfy the aggregate Consideration payable pursuant to the Plan of Arrangement.
6.4Satisfaction of Conditions
The conditions precedent set out in Section 6.1, Section 6.2 and Section 6.3 will be conclusively deemed to have been satisfied at the Effective Time. For greater certainty, and notwithstanding the terms of any escrow arrangement entered into among AcquireCo, the Purchaser and the Depositary, all funds held in escrow by the Depositary pursuant to Section 2.11 shall be released from escrow at the Effective Time without any further act or formality required on the part of any Person.
ARTICLE 7
ADDITIONAL AGREEMENTS OF THE COMPANY REGARDING
COMPANY ACQUISITION PROPOSALS
7.1Non-Solicitation by the Company
(a)Except as expressly provided in this Article 7, until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.2, the Company shall not, and shall cause its Subsidiaries not to, and neither shall authorize any of their respective Representatives to and each shall direct their respective Representatives not to, on behalf of the Company and any Subsidiary, as applicable:
(i)solicit, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Company or any of its Subsidiaries) any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to a Company Acquisition Proposal;
(ii)engage or participate in any discussions or negotiations with any Person (other than the Purchaser or its affiliates) in respect of any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to a Company Acquisition Proposal, provided that the Company may (A) advise any Person of the restrictions of this Agreement, (B) clarify the terms of any inquiry, proposal or offer in order to determine if it may reasonably be expected to result in a Company Superior Proposal, and (C) advise any Person making a Company Acquisition Proposal that the Company Board has determined that such Company Acquisition Proposal does not constitute, or is not reasonably expected to result in, a Company Superior Proposal;
(iii)approve or authorize, or cause or permit the Company or any Company Subsidiary to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or any other agreement or commitment providing for, any Company Acquisition Proposal (other than an acceptable confidentiality agreement entered into in accordance with Section 7.3(c)); or
(iv)(A) adopt, approve, publicly endorse or publicly recommend or publicly propose to adopt, approve, endorse or recommend, any Company Acquisition Proposal, (B) withdraw, change, amend, modify or qualify, or otherwise publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to the Purchaser, the Company Board Recommendation, (C) if a Company Acquisition Proposal has been publicly disclosed, fail to (I) publicly recommend against any such Company Acquisition Proposal within five business days after the Purchaser’s written request that the Company or the Company Board do so (or subsequently withdraw, change, amend, modify or qualify (or publicly propose to do so), in a manner adverse to the Purchaser, such rejection of such Company Acquisition Proposal) and (II) reaffirm the Company Board Recommendation within such five business day period (or, with respect to any Company Acquisition Proposal or any material amendment, revision or change to the terms of any such previously publicly disclosed Company Acquisition Proposal that is publicly disclosed within the last five days immediately prior to the then-scheduled Company Meeting, fail to take the actions referred to in this clause (C), with references to the applicable five business day period being replaced with three business days), (D) fail to include the Company Board Recommendation in the Company Circular, (E) make any public announcement or take any other action inconsistent with, or that could reasonably be likely to be regarded as detracting from, the approval, recommendation or declaration of advisability of the Company Board of the transactions contemplated hereby, (F) permit the Company to accept or enter into any Contract requiring the Company to abandon, terminate or fail to consummate the Arrangement or providing for the payment of any break, termination or other fees or expenses to any Person proposing a Company Acquisition Proposal in the event that the Company completes the transactions contemplated hereby or any other transaction with the Purchaser or any of its affiliates or (G) commit or agree to do any of the foregoing (each a “Company Change in Recommendation”).
(b)The Company shall, and shall cause its Subsidiaries and each shall direct their respective Representatives to, immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Person (other than the Purchaser or its affiliates) with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to a Company Acquisition Proposal and, in connection therewith, the Company will discontinue access to any of its and its Subsidiaries’ confidential information (and not establish or allow access to any of its confidential information, or any data room, virtual or otherwise, in each case, except as permitted by this Agreement) and shall as promptly as reasonably practicable request, and use commercially reasonable efforts to exercise all rights it has (or cause its Subsidiaries to exercise rights that they have) to require the return or destruction of all confidential information regarding the Company and its Subsidiaries provided in the preceding 12-month period in connection therewith (to the extent such information has not already been returned or destroyed and shall use its commercially reasonable efforts to confirm that such requests are complied with in accordance with the terms of such rights) and shall, on the request of the Purchaser, provide written confirmation that it has done so. The Company shall not, and shall not authorize or permit any of its Subsidiaries to, directly or indirectly, amend, modify or release any third party from any confidentiality, non-solicitation or standstill agreement (or standstill provisions contained in any such agreement) to which such third party is a party (it being understood that the automatic termination or release of any standstill provisions contained in any such agreements as a result of the entering into or announcement of this Agreement shall not be a violation of this Section 7.1(b), or terminate, modify, amend or waive the terms thereof).
(c)For the avoidance of doubt, any act or omission of the Company Board (including any committee thereof), the Company, any Subsidiary of the Company or any of its or their respective affiliates, directors, officers, employees, legal counsel, accountants, or financial or other advisors, that would constitute a violation of the restrictions set forth in this Section 7.1 if carried out or failed to be carried out, as the case may be, by the Company Board (including any committee thereof), shall constitute a breach of this Section 7.1 by the Company.
7.2Notification of Company Acquisition Proposals
If the Company or any of its Subsidiaries or any of their respective Representatives receives (x) any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to a Company Acquisition Proposal or (y) any request for non-public information relating to the Company or any of its Subsidiaries or access to the properties, books or records of the Company or any Subsidiary in connection with any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to a Company Acquisition Proposal, then the Company shall promptly notify the Purchaser orally and then as soon as reasonably practicable thereafter (and, in any event, within 24 hours) in writing of such Company Acquisition Proposal, inquiry, proposal, offer or request and shall indicate the identity of the Person or group of Persons making such proposal, inquiry or contact and all material terms and conditions thereof and shall provide a copy of any such Company Acquisition Proposal, inquiry, proposal, offer or request and unredacted copies of all material written communications (and a summary of all substantive discussions) related thereto. The Company shall keep the Purchaser promptly (and in any event within 24 hours) informed of the status, including any change to the material terms, of any such Company Acquisition Proposal, inquiry, proposal, offer or request. The Company agrees that it will not, directly or indirectly, enter into any agreement with any Person which directly or indirectly prohibits the Company from providing any information to the Purchaser in accordance with, or otherwise complying with, this Article 7.
7.3Responding to Company Acquisition Proposals
Notwithstanding Section 7.1, if, prior to the approval of the Arrangement Resolution by the Company Securityholders, the Company receives a bona fide written Company Acquisition Proposal, the Company may (x) engage in or participate in discussions or negotiations with the Person or group of Persons making such Company Acquisition Proposal, (y) provide such Person or group of Persons non-public information relating to the Company or any of its Subsidiaries or access to the properties, books or records of the Company or any Subsidiary, and (z) share any information relating to the Company Acquisition Proposal with Sandstorm and participate in and facilitate discussions between Sandstorm and such Person or group of Persons with respect to an acquisition proposal with respect to Sandstorm, if and only if:
(a)such Company Acquisition Proposal did not result from a breach of Section 7.1 by the Company in any material respect;

(b)the Company Board first determines, in good faith after consultation with the Company’s legal and financial advisors, that such Company Acquisition Proposal constitutes or would reasonably be expected to constitute or lead to a Company Superior Proposal and has provided the Purchaser with written notice of such determination;
(c)the Company Board first determines, in good faith after consultation with the Company’s legal advisors, that the failure to participate in such discussions or negotiations or to disclose such non-public information to such third party would be inconsistent with the fiduciary duties of the Company Board directors under applicable Law; and
(d)prior to providing any such information, copies, access or disclosures, (i) the Company enters into a confidentiality agreement with such Person, or confirms it has previously entered into such an agreement which remains in effect, in either case on terms not materially less stringent than the Confidentiality Agreement, (ii) the Company provides the Purchaser with a true, complete and final executed copy of such confidentiality agreement, and (iii) any such copies, access or disclosure provided to such Person shall have already been or shall concurrently be provided to the Purchaser.
7.4Superior Proposals and Right to Match
(a)Notwithstanding any other provision of this Agreement, if, prior to the approval of the Arrangement Resolution by the Company Securityholders, the Company receives a written Company Acquisition Proposal that the Company Board (after consultation from the Company’s legal and financial advisors) determines in good faith constitutes a Company Superior Proposal, the Company Board may make a Company Change in Recommendation and/or enter into a definitive agreement (a “Company Proposed Agreement”) with respect to such Company Superior Proposal if and only if:
(i)such Company Acquisition Proposal did not result from a breach of Section 7.1 by the Company in any material respect;
(ii)prior to making a Company Change in Recommendation and/or entering into a Company Proposed Agreement, the Company has provided the Purchaser with a notice in writing (a “Company Superior Proposal Notice”), which notice shall contain (A) a statement as to the intention of the Company Board to determine such Company Acquisition Proposal constitutes a Company Superior Proposal, (B) the value in financial terms that the Company Board has determined should be ascribed to any non-cash consideration offered (other than securities consideration for which a “liquid market” exists, within the meaning of MI 61-101, at the time of the delivery of such notice) under such Company Superior Proposal, (C) a copy of any Company Proposed Agreement relating to such Company Superior Proposal, and (D) copies of any material financing documents provided to the Company in connection therewith (with customary redactions);
(iii)at least five business days (the “Matching Period”) shall have elapsed from the date that the Purchaser received the Company Superior Proposal Notice;
(iv)during the Matching Period, the Purchaser shall have had the opportunity (but not the obligation) to propose amendments to the terms of the Arrangement in accordance with Section 7.4(b);
(v)after the Matching Period, the Company Board (after consultation with the Company’s legal and financial advisors) has determined in good faith that such Company Acquisition Proposal continues to constitute a Company Superior Proposal compared to any proposed amendments to the terms of the Arrangement by the Purchaser and has (A) provided the Purchaser with material details of the basis on which such determination was made and (B) determined in good faith that failure to take such action would be inconsistent with the fiduciary duties of the Company Board under applicable Law; and
(vi)prior to or concurrently with entering into such Company Proposed Agreement, if applicable, the Company shall have terminated this Agreement pursuant to Section 8.2(a)(iv)(B) and shall have paid to the Purchaser the Company Termination Payment pursuant to Section 8.4(c)(ii).
(b)The Company acknowledges and agrees that, during the Matching Period, (i) the Purchaser shall have the opportunity, but not the obligation, to propose to amend the terms of the Arrangement, (ii) the Company shall negotiate in good faith with the Purchaser to enable the Purchaser to make such amendments to the terms of the Arrangement as would enable the Purchaser to proceed with the Arrangement and any related transactions on such amended terms, and (iii) the Company Board shall review any proposal by the Purchaser to amend the terms of the Arrangement in order to determine in good faith whether such proposal would result in the Company Acquisition Proposal previously constituting a Company Superior Proposal ceasing to constitute a Company Superior Proposal compared to the proposed amendments to the terms of the Arrangement. If the Company Board determines that the Company Acquisition Proposal would cease to constitute a Company Superior Proposal as compared to the proposed amendments to the terms of the Arrangement, the Company and the Purchaser will promptly amend this Agreement and the Plan of Arrangement to reflect such proposed amendments. If the Company Meeting is scheduled to occur during a Matching Period, the Company may, and upon the written request of the Purchaser the Company shall, adjourn or postpone the Company Meeting to (x) a date specified by the Purchaser in writing that is not later than six business days after the date on which the Company Meeting was originally scheduled to be held or (y), if the Purchaser does not specify such date, to the sixth business day after the date on which the Company Meeting was originally scheduled to be held.
(c)The Company Board shall promptly reaffirm the Company Board Recommendation by press release after: (i) any Company Acquisition Proposal which the Company Board determines not to constitute a Company Superior Proposal is publicly announced; or (ii) the Company Board determines that a proposed amendment to the terms of the Arrangement pursuant to Section 7.4(b) would result in any Company Acquisition Proposal which has been publicly announced no longer constituting a Company Superior Proposal. The Purchaser and its counsel shall be given a reasonable opportunity to review and comment on the form and content of any such press release, recognizing that whether or not such comments are appropriate will be determined by the Company, acting reasonably.
(d)Nothing contained in this Agreement shall prohibit the Company Board from responding through a directors’ circular or otherwise as required by applicable Securities Laws to a Company Acquisition Proposal that it determines is not a Company Superior Proposal if: (i) in the good faith judgment of the Company Board, after consultation with outside legal counsel, failure to make such disclosure would be inconsistent with the fiduciary duties of the Company Board under applicable Law, (ii) the Company provides each of the Purchaser and its legal counsel with a reasonable opportunity to review and comment on the form and content of any such disclosure, including but not limited to the directors’ circular or otherwise, and (iii) the Company considers all proposed amendments to such disclosure as requested by the Purchaser and its legal counsel, acting reasonably. Nothing in this Agreement shall prevent the Company Board from (x) calling and holding a meeting of Company Shareholders duly requisitioned by Company Shareholders in accordance with the BCBCA, or (y) calling and holding a meeting of Company Securityholders ordered to be held by a court of competent jurisdiction in accordance with Law.

(e)Each successive amendment or modification of any Company Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Company Shareholders or other material terms or conditions thereof, shall constitute a new Company Acquisition Proposal for the purposes of this Section 7.4.
(f)The Company shall not become a party to any Contract with any Person subsequent to the date hereof that limits or prohibits the Company from (i) providing or making available to the Purchaser and its affiliates and Representatives any information provided or made available to such person or its officers, directors, employees, consultants, advisors, agents or other representatives (including solicitors, accountants, investment bankers and financial advisors) pursuant to any confidentiality agreement described in this Section 7.4 or (ii) providing the Purchaser and its affiliates and Representatives with any other information required to be given to it by the Company under this Section 7.4.
ARTICLE 8
TERM, TERMINATION, AMENDMENT AND WAIVER
8.1Term
This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.
8.2Termination
(a)This Agreement may be terminated at any time prior to the Effective Time:
(i)by mutual written agreement of the Company, the Purchaser and AcquireCo;
(ii)by either the Company or the Purchaser, if:
(A)the Effective Time shall not have occurred on or before the Outside Date; provided further that the right to terminate this Agreement under this Section 8.2(a)(ii)(A) shall not be available to any Party whose failure to perform any of its covenants or agreements or breach of any of its representations and warranties under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by the Outside Date; or
(B)after the date hereof, there shall have been enacted, made or enforced any applicable Law (or any applicable Law shall have been amended) that makes consummation of the Arrangement illegal or otherwise prohibits or enjoins the Company or the Purchaser from consummating the Arrangement and such applicable Law, prohibition or enjoinment shall have become final and non-appealable; or
(C)the Company Securityholder Approval shall not have been obtained at the Company Meeting (or any adjournment(s) or postponement(s) thereof) in accordance with the Interim Order, except that the right to terminate this Agreement under this Section 8.2(a)(ii)(C) shall not be available to any Party whose failure to perform any of its covenants or agreements or breach of any of its representations and warranties in any material respect under this Agreement has been the cause of, or resulted in, the failure to receive the Company Securityholder Approval; or

(iii)by the Purchaser, if:
(A)subject to compliance with Section 8.3, (x) a breach of any representation or warranty, or (y) failure to perform any covenant or agreement on the part of the Company set forth in this Agreement (other than Section 7.1), in each case, shall have occurred that would cause the conditions set forth in Sections 6.1 or 6.2 not to be satisfied, and such breach or failure is incapable of being cured prior to the Outside Date; provided that the Purchaser is not then in breach of this Agreement so as to cause any condition in Sections 6.1 or 6.3 not to be satisfied; or
(B)(1) there is a Company Change in Recommendation or (2) the Company shall have breached Section 7.1 in any material respect; or
(C)the Sandstorm Arrangement Agreement is terminated in accordance with its terms, provided that the right to terminate this Agreement pursuant to this Section 8.2(a)(iii)(C) shall not be available to the Purchaser if the Sandstorm Arrangement Agreement has been terminated by Sandstorm pursuant to Section 9.2(a)(iv)(A) of the Sandstorm Arrangement Agreement; or
(iv)by the Company, if:
(A)subject to compliance with Section 8.3, (x) a breach of any representation or warranty, or (y) failure to perform any covenant or agreement on the part of the Purchaser set forth in this Agreement, in each case, shall have occurred that would cause the conditions set forth in Sections 6.1 or 6.3 not to be satisfied, and such breach or failure is incapable of being cured prior to the Outside Date; provided that the Company is not then in breach of this Agreement so as to cause any condition in Sections 6.1 or 6.2 not to be satisfied; or
(B)prior to the approval of the Arrangement Resolution, the Company wishes to enter into a Company Proposed Agreement with respect to a Company Superior Proposal (other than a confidentiality agreement permitted by Section 7.3); provided that the Company is then in compliance with Article 7 in all material respects and that, prior to or concurrently with such termination, the Company pays the Company Termination Payment pursuant to Section 8.4(c)(ii).
(b)The Party desiring to terminate this Agreement pursuant to this Section 8.2 (other than pursuant to Section 8.2(a)(i)) shall give notice of such termination to the other Parties, specifying in reasonable detail the basis for such Party’s exercise of its termination right.
(c)If this Agreement is terminated pursuant to Section 8.1 (as a result of the Effective Time occurring) or Section 8.2, this Agreement shall become void and be of no further force or effect without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party hereto, except that: (i) in the event of termination under Section 8.1 as a result of the Effective Time occurring, the provisions of this Section 8.2(c) and Sections 2.13, 2.14, 5.10, 5.11, 5.13, 5.14, 9.1, 9.2, 9.3 and 9.11 and all related definitions set forth in Section 1.1 shall survive for a period of six years thereafter; and (ii) in the event of termination under Section 8.2, the provisions of this Section 8.2(c) and Sections 5.11, 5.13, 8.4, 9.1, 9.2, 9.3, 9.4, 9.5, 9.6 and 9.7 and all related definitions set forth in Section 1.1 and the provisions of the Confidentiality Agreement shall survive indefinitely; provided that, subject to Section 8.4(f), no Party shall be relieved or released from any liabilities or damages arising out of fraud or wilful breach by it of any provision of this Agreement.

8.3Notice and Cure
(a)Each Party shall give prompt notice to the others of the occurrence, or failure to occur, at any time from the date hereof until the earlier to occur of the termination of this Agreement in accordance with its terms and the Effective Time, of any event or state of facts which occurrence or failure would, or would be likely to:
(i)cause any of the representations or warranties of such Party contained herein to be untrue or inaccurate in any material respect from the date hereof to the Effective Time; or
(ii)result in the failure to comply with or satisfy any agreement, covenant or condition to be complied with or satisfied by such Party hereunder prior to the Effective Time, provided, however, that the delivery of any notice pursuant to this Section 8.3 shall not limit or otherwise affect the representations, warranties, covenants and agreements of the Parties (or remedies available hereunder to the Party receiving that notice) or the conditions to the obligations of the Parties under this Agreement.
(b)No Party may elect to terminate this Agreement pursuant to the conditions set forth herein or any termination right arising therefrom under Section 8.2(a)(iii)(A) or Section 8.2(a)(iv)(A), as applicable, and no payments are payable as a result of such termination pursuant to Section 8.4 unless, prior to the Effective Date, the Party seeking to terminate this Agreement has delivered a written notice to the other Parties indicating its intention to terminate this Agreement specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for termination. After delivering such notice, provided that a Party is proceeding diligently to cure such matter and such matter is capable of being cured, no Party may terminate this Agreement until the earlier of the Outside Date and the expiration of a period of 15 business days from the date of such notice. If such notice is delivered prior to the date of the Company Meeting, the Company may postpone or adjourn such meeting to the earlier of a date that is five business days prior to the Outside Date and the date that is 15 business days following the delivery of such notice.
8.4Termination Payments
(a)Except as otherwise provided herein, all fees, costs and expenses incurred in connection with this Agreement and the Plan of Arrangement shall be paid by the Party incurring such fees, costs or expenses, whether or not the Arrangement is consummated.
(b)For the purposes of this Agreement, “Company Termination Payment Event” means the termination of this Agreement:
(i)by the Purchaser pursuant to Section 8.2(a)(iii)(B);
(ii)by the Company pursuant to Section 8.2(a)(iv)(B);
(iii)by either the Company or the Purchaser pursuant to Section 8.2(a)(ii)(C), following a Company Change in Recommendation; or
(iv)by either the Purchaser or the Company pursuant to Section 8.2(a)(ii)(C) or by the Purchaser pursuant to Section 8.2(a)(iii)(A), in each case, if
(A)prior to such termination, a bona fide Company Acquisition Proposal shall have been made and publicly announced by any Person making the Company Acquisition Proposal (other than the Purchaser or its affiliates) after the date of this Agreement and prior to the Company Meeting,

(B)such Company Acquisition Proposal has not expired or been withdrawn at least five business days prior to the Company Meeting; and
(C)either
(1)the Company or one or more of its Subsidiaries enters into a definitive agreement in respect of any Company Acquisition Proposal other than a confidentiality agreement permitted by Section 7.3 (whether or not such Company Acquisition Proposal is the same Company Acquisition Proposal referred to in clause (A) above) within 12 months following the date of such termination and such Company Acquisition Proposal is subsequently consummated (whether or not within such 12-month period), or
(2)any Company Acquisition Proposal (whether or not such Company Acquisition Proposal is the same Company Acquisition Proposal referred to in clauses (A) and (C)(1) above) is consummated within 12 months following the date of such termination,
(and, for purposes of this Section 8.4(b)(iv), the term “Company Acquisition Proposal” shall have the meaning ascribed to such term in Section 1.1, except that any reference to “20%” therein shall be deemed to be a reference to “50%”);
(c)If a Company Termination Payment Event occurs, the Company shall pay the Company Termination Payment to the Purchaser, or as the Purchaser may direct, as liquidated damages in consideration for the disposition of the Purchaser’s rights under this Agreement, by wire transfer of immediately available funds, as follows:
(i)if the Company Termination Payment is payable pursuant to Section 8.4(b)(i), the Company Termination Payment shall be payable within two business days following such termination;
(ii)if the Company Termination Payment is payable pursuant to Section 8.4(b)(ii), the Company Termination Payment shall be payable prior to or concurrently with such termination;
(iii)if the Company Termination Payment is payable pursuant to Section 8.4(b)(iii), the Company Termination Payment shall be payable within two business days following such termination; or
(iv)if the Company Termination Payment is payable pursuant to Section 8.4(b)(iv), the Company Termination Payment shall be payable concurrently with the consummation of the Company Acquisition Proposal referred to therein.
(d)For purposes of this Agreement, “Purchaser Termination Payment Event” means the termination of this Agreement by the Purchaser pursuant to Section 8.2(a)(iii)(C), in each case, only if the termination of the Sandstorm Arrangement Agreement constitutes a “Purchaser Termination Payment Event” pursuant to Section 9.4(d) of the Sandstorm Arrangement Agreement.
(e)If a Purchaser Termination Payment Event occurs, the Purchaser (or its Subsidiary, as agreed by the Parties) shall pay the Purchaser Termination Payment to the Company, or as the Company may direct, as liquidated damages in consideration for the disposition of the Company’s rights under this Agreement, by wire transfer of immediately available funds, concurrently with such termination.

(f)Each Party acknowledges that the agreements contained in this Section 8.4 are an integral part of the transactions contemplated in this Agreement and that, without those agreements, the Parties would not enter into this Agreement. Each Party also acknowledges that all of the payment amounts set out in this Section 8.4 are payments in consideration for the disposition of rights of the Party entitled to receive such payments, and that the amounts set out in this Section 8.4 are payments of liquidated damages which are a genuine pre-estimate of the damages, which the Party entitled to such damages will suffer or incur as a result of the event giving rise to such payment and the resultant termination of this Agreement and are not penalties. Each Party irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. For greater certainty, each Party agrees that,
(i)upon any termination of this Agreement under circumstances where the Purchaser is entitled to the Company Termination Payment and the Company Termination Payment is paid in full, such payment shall be the sole and exclusive remedy of the Purchaser in respect of the event giving rise to such payment and the Purchaser shall be precluded from any other remedy against the Company at Law or in equity or otherwise (including damages, injunctive relief or specific performance) and shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Company or any of its Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby, and
(ii)upon any termination of this Agreement under circumstances where the Company is entitled to the Purchaser Termination Payment and the Purchaser Termination Payment is paid in full, such payment shall be the sole and exclusive remedy of the Company in respect of the event giving rise to such payment and the Company shall be precluded from any other remedy against the Purchaser at Law or in equity or otherwise (including damages, injunctive relief or specific performance) and shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the Purchaser or any of its Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective Representatives in connection with this Agreement or the transactions contemplated hereby;
provided, however, that the foregoing limitations shall not apply in the event of fraud or a wilful breach by the Company or the Purchaser of their respective obligations under this Agreement, as applicable. For clarity, nothing contained in this Section 8.4(f) shall preclude the Company or the Purchaser from seeking injunctive relief against the other party in accordance with Section 9.4 to restrain the breach or threatened breach of the covenants or agreements set forth in this Agreement or the Confidentiality Agreement or otherwise to obtain specific performance of any of such acts, covenants or agreements, without the necessity of posting a bond or security in connection therewith.
(g)For the avoidance of doubt, in no event shall the Company be obligated to pay the Company Termination Payment on more than one occasion and in no event shall the Purchaser be obligated to pay the Purchaser Termination Payment on more than one occasion.
8.5Amendment
Subject to the provisions of the Interim Order and Final Order, the Plan of Arrangement and applicable Laws, this Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Company Meeting but not later than the Effective Time, be amended by mutual written agreement of the Parties, without further notice to or authorization on the part of the Company Securityholders, and any such amendment may without limitation:
(a)change the time for performance of any of the obligations or acts of the Parties;
(b)waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;
(c)waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Parties; and
(d)waive compliance with or modify any mutual conditions precedent herein contained.
8.6Waiver
No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party or Parties to be bound by the waiver. A Party’s failure or delay in exercising any right or remedy under this Agreement will not operate as a waiver of such right or remedy. A single or partial exercise of any right or remedy will not preclude a Party from any other or further exercise of that right or the exercise of any other right or remedy.
ARTICLE 9
GENERAL PROVISIONS
9.1Privacy
Each Party shall comply with applicable Privacy Laws in the course of collecting, using and disclosing Personal Information in connection with the transactions contemplated by this Agreement (the “Transaction Personal Information”). Prior to the Effective Date, the Purchaser shall not use or disclose Transaction Personal Information for any purposes other than those related to determining if it shall proceed with the transactions contemplated by this Agreement, the performance of this Agreement, or the consummation of the transactions contemplated by this Agreement. If the Purchaser completes the transactions contemplated by this Agreement, the Purchaser shall not, following the Effective Date, without the consent of the individuals to whom such Transaction Personal Information relates or as permitted or required by applicable Law, use or disclose Transaction Personal Information for purposes other than those for which such Transaction Personal Information was collected by the Company or for which subsequent consent was obtained by the Company prior to the Effective Date. The Parties shall protect and safeguard the Transaction Personal Information against unauthorized collection, use or disclosure. The Parties shall cause their advisors to observe the terms of this Section 9.1 and to protect and safeguard Transaction Personal Information in their possession. If this Agreement shall be terminated, each Party shall promptly deliver to the other Parties all Transaction Personal Information of the other Parties in their possession or in the possession of any of their advisors, including all copies, reproductions, summaries or extracts thereof, except, unless prohibited by applicable Law, for electronic backup copies made automatically in accordance with the usual backup procedures of the applicable Party. The Purchaser covenants and agrees, in respect of any Transaction Personal Information to deliver a notice to each individual, where required by applicable Laws, to whom any of such Transaction Personal Information pertains, within 30 days following the Effective Date, indicating that the transactions contemplated by this Agreement have been completed, that such individual’s personal information has been disclosed under the business or commercial transaction provisions of applicable Privacy Laws and that the Purchaser now holds Transaction Personal Information concerning such individual because of the Arrangement.
9.2Notices
All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given and received on the day it is delivered, provided that it is delivered on a business day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if notice is delivered after 5:00 p.m. local time or if such day is not a business day then the notice shall be deemed to have been given and received on the next business day. Notice shall be sufficiently given if delivered (either in Person, by courier service or other personal method of delivery), or if transmitted by email to the Parties at the following addresses (or at such other addresses as shall be specified by any Party by notice to the other given in accordance with these provisions):
(a)if to the Purchaser:
Royal Gold, Inc.
1144 15th Street, Suite 2500
Denver, Colorado
Attention:    William Heissenbuttel
Email:        [     ]
with a copy (which shall not constitute notice) to:
McCarthy Tétrault LLP
Suite 2400, 745 Thurlow Street
Vancouver, British Columbia V6E 0C5
Attention:    Roger Taplin; Adam Taylor
Email:        rtaplin@mccarthy.ca; ataylor@mccarthy.ca
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention:    Ryan Dzierniejko; Blair Thetford
Email:        ryan.dzierniejko@skadden.com; blair.thetford@skadden.com
(b)if to AcquireCo:
International Royalty Corporation
c/o Royal Gold, Inc.
1144 15th Street, Suite 2500
Denver, Colorado
Attention:    William Heissenbuttel
Email:        [     ]
with a copy (which shall not constitute notice) to:
McCarthy Tétrault LLP
Suite 2400, 745 Thurlow Street
Vancouver, British Columbia V6E 0C5
Attention:    Roger Taplin; Adam Taylor
Email:        rtaplin@mccarthy.ca; ataylor@mccarthy.ca
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention:    Ryan Dzierniejko; Blair Thetford
Email:        ryan.dzierniejko@skadden.com; blair.thetford@skadden.com

(c)if to the Company:
Horizon Copper Corp.
3200 – 733 Seymour Street
Vancouver, BC V6B 0S6
Attention:    Erfan Kazemi; Craig McMillan
Email:        [     ]; [     ]
with a copy (which shall not constitute notice) to:
Gowling WLG
Suite 1600, First Canadian Place
100 King Street West
Toronto, ON M5X 1G5
Attention:    Kathleen Ritchie; Erik Goldsilver
Email:    kathleen.ritchie@gowlingwlg.com; erik.goldsilver@gowlingwlg.com
9.3Governing Law; Waiver of Jury Trial
This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each of the Parties hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and the Arrangement. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.
9.4Injunctive Relief
Prior to the termination of this Agreement in accordance with Section 8.2 and subject to Section 8.4(f), the Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties acknowledge and agree that, in order to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof (including the obligations of the Purchaser pursuant to Section 2.11), the non-breaching Party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, and the Parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at Law. Prior to the termination of this Agreement in accordance with Section 8.2 and subject to Section 8.4(f), such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at Law or equity to each of the Parties. The Parties acknowledge and agree that the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor the Purchaser would have entered into this Agreement.
9.5Time of Essence
Time shall be of the essence in this Agreement.
9.6Entire Agreement, Binding Effect
This Agreement (including the exhibits and schedules hereto and the Company Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof and, except as expressly provided herein, this Agreement is not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder.
9.7No Liability
No director or officer of AcquireCo or the Purchaser shall have any personal liability whatsoever to the Company under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of AcquireCo or the Purchaser. No director or officer of the Company shall have any personal liability whatsoever to AcquireCo or the Purchaser under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of the Company.
9.8Further Assurances
Each Party shall use commercially reasonable efforts to do all such things and provide reasonable assurances as may be required to consummate the Arrangement, and each Party shall provide such further documents or instruments as reasonably required by any other Party as necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Effective Time.
9.9Assignment and Enurement
The Purchaser may assign all or any part of its rights under this Agreement to, and its obligations under this Agreement may be assumed by, its wholly-owned Subsidiary, provided that if such assignment and/or assumption takes place, the Purchaser shall continue to be liable jointly and severally with such Subsidiary for all of its obligations hereunder and such Subsidiary shall remain at all times up to and including the Effective Date a wholly-owned Subsidiary of the Purchaser; and provided that such assignment and/or assumption does not result in any material Taxes being imposed on, or any adverse material Tax or other consequences in respect of Tax to any Company Shareholder, holder of Company Incentive Awards or the Company with respect to payments made under this Agreement. This Agreement shall not be otherwise assignable by any Party without the prior written consent of the other Party hereto. This Agreement shall be binding on and shall enure to the benefit of the Parties and their respective successors and permitted assigns.
9.10Severability
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
9.11No Third Party Beneficiaries
The provisions of Section 5.10 and Section 5.14 are: (a) intended for the benefit of all present and former directors and officers of the Company and its Subsidiaries, as and to the extent applicable in accordance with their terms, and shall be enforceable by each of such Persons and his or her heirs, executors, administrators and other legal representatives (collectively, the “Third Party Beneficiaries”) and the Company shall hold the rights and benefits of Section 5.10 and Section 5.14 in trust for and on behalf of the Third Party Beneficiaries and the Company hereby accepts such trust and agrees to hold the benefit of and enforce performance of such covenants on behalf of the Third Party Beneficiaries; and (b) in addition to, and not in substitution for, any other rights that the Third Party Beneficiaries may have by contract or otherwise. Except for the rights of Third Party Beneficiaries under Section 5.10 and Section 5.14, which rights are hereby acknowledged and agreed by the Parties, this Agreement is not intended to confer any rights or remedies upon any Person other than the Parties.

9.12Counterparts, Execution
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.

ROYAL GOLD, INC.
By:	/s/ William Heissenbuttel
Name: William Heissenbuttel
Title: President & Chief Executive Officer

INTERNATIONAL ROYALTY CORPORATION
By:	/s/ William Heissenbuttel
Name: William Heissenbuttel
Title: President

HORIZON COPPER CORP.
By:	/s/ Craig McMillan
Name: Craig McMillan
Title: Chief Financial Officer

SCHEDULE A
PLAN OF ARRANGEMENT
See attached.

B-A-1

PLAN OF ARRANGEMENT
UNDER SECTION 288 OF THE
BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)
ARTICLE 1
DEFINITIONS AND INTERPRETATION
1.1Definitions
In this Plan of Arrangement, unless the context otherwise requires:
“AcquireCo” means International Royalty Corporation, a corporation incorporated under the laws of Canada;
“Arrangement” means the arrangement of the Company under Part 9, Division 5 of the BCBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the terms of the Arrangement Agreement, this Plan of Arrangement, or made at the direction of the Court in the Final Order (with the prior written consent of AcquireCo, the Company and the Purchaser, each acting reasonably);
“Arrangement Agreement” means the arrangement agreement dated July 6, 2025 among the Purchaser, AcquireCo and the Company to which this Plan of Arrangement is attached as Schedule A, together with the Company Disclosure Letter;
“Arrangement Resolution” means the special resolution of the Company Shareholders and holders of Company Warrants approving the Plan of Arrangement, which is to be considered and, if thought fit, passed at the Company Meeting, substantially in the form and content of Schedule B to the Arrangement Agreement;
“Authorization” means, with respect to any Person, any authorization, order, permit, approval, grant, agreement, licence, classification, restriction, registration, consent, order, right, notification, condition, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction or decision having the force of Law, of, from or required by any Governmental Entity having jurisdiction over such Person;
“BCBCA” means the Business Corporations Act (British Columbia);
“business day” means any day, other than a Saturday, a Sunday or a statutory or civic holiday in Denver, Colorado, Toronto, Ontario or Vancouver, British Columbia;
“Company” means Horizon Copper Corp, a corporation existing under the laws of the Province of British Columbia;
“Company 2020 Warrants” means the outstanding share purchase warrants issued by the Company on July 13, 2020 to purchase Company Shares which Company 2020 Warrants are exercisable at a price of C$0.35 per Company Share and expire on July 13, 2025;
“Company 2022 Warrants” means the outstanding share purchase warrants issued by the Company on September 1, 2022 to purchase Company Shares which are exercisable at a price of C$0.80 per Company Share and expire on September 1, 2027;
“Company 2023 Warrants” means the outstanding share purchase warrants issued by the Company on June 15, 2023 to purchase Company Shares which are exercisable at a price of C$1.10 per Company Share and expire on June 15, 2027;
“Company Incentive Awards” means, collectively, the Company Options and the Company RSRs;
B-A-2

“Company Meeting” means the special meeting of Company Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution and for any other purpose as may be set out in the Company Circular and agreed to in writing by the Purchaser, acting reasonably;
“Company Option Plan” means the amended stock option plan of the Company effective July 26, 2022, as last approved by the Company Shareholders on May 30, 2025;
“Company Options” means the outstanding options to purchase Company Shares granted under the Company Option Plan;
“Company RSR Plan” means the amended restricted share rights plan of the Company effective July 26, 2022;
“Company RSRs” means the outstanding restricted share rights granted under the Company RSR Plan;
“Company Shareholders” means the registered and/or beneficial holders of Company Shares, as the context requires;
“Company Securityholders” means the holders of Company Shares, Company Options, Company RSRs and Company Warrants;
“Company Shares” means the common shares in the capital of the Company;
“Company Warrants” means the outstanding share purchase warrants to purchase Company Shares;
“Consideration” means C$2.00 in cash per Company Share;
“Court” means the Supreme Court of British Columbia;
“Depositary” means Computershare Investor Services Inc., or such other Person as the Parties may appoint (acting reasonably) to act as depositary in respect of the Arrangement;
“Dissent Rights” has the meaning ascribed thereto in Section 4.1(a);
“Dissent Shares” means the Company Shares held by a Dissenting Shareholder in respect of which the Dissenting Shareholder has validly exercised Dissent Rights;
“Dissenting Shareholder” means a registered Company Shareholder who has properly and validly dissented in respect of the Arrangement Resolution in strict compliance with the Dissent Rights, who has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights and who is ultimately determined to be entitled to be paid the fair value of its Company Shares, but only in respect of the Dissent Shares;
“DRS Advice” has the meaning specified in Section 3.1;
“Effective Date” means the date upon which the Arrangement becomes effective in accordance with Section 2.10(a) of the Arrangement Agreement;
“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date or such other time as the Purchaser and the Company agree to in writing before the Effective Date;
“Final Order” means the final order of the Court made pursuant to Section 291 of the BCBCA, in a form and substance acceptable to the Company and the Purchaser, each acting reasonably, after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, approving the Arrangement, including as such order may be amended, supplemented, modified or varied by the Court (with the consent of both the Company and the Purchaser, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both the Company and the Purchaser, each acting reasonably) on appeal;
B-A-3

“Governmental Entity” means: (a) any international, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, international arbitration institution, commission, board, ministry bureau, agency or entity, domestic or foreign, including the Securities Authorities; (b) any stock exchange, including the TSXV; (c) any subdivision, agent, commission, board or authority of any of the foregoing; or (d) any quasi‑governmental or private body or self-regulatory organization exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;
“Interim Order” means the interim order of the Court to be issued following the application therefor submitted to the Court to be issued pursuant to the Arrangement as contemplated by Section 2.3 of the Arrangement Agreement, in a form and substance acceptable to the Company and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, as the same may be amended, supplemented, modified or varied by the Court with the consent of the Company and the Purchaser, each acting reasonably;
“Law” or “Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgements, injunctions, determinations, awards, decrees or other requirements, whether domestic or foreign, that are binding upon or applicable to such Person or its business, and the terms and conditions of any Authorization of or from any Governmental Entity, and, for greater certainty, includes Securities Laws and applicable common law, and the term “applicable” with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its Subsidiaries or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party and/or its Subsidiaries or its or their business, undertaking, property or securities;
“Letter of Transmittal” means the letter of transmittal to be delivered to registered Company Shareholders for use in connection with the Arrangement;
“Liens” means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, encumbrances and adverse rights or claims or other third party interests or encumbrances of any kind, whether contingent or absolute, and any agreement, option, lease, sublease, restriction, easement, right-of-way, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;
“Notice of Dissent” means a written notice provided by a Company Shareholder that is a registered holder of Company Shares to the Company setting forth such Company Shareholder’s objection to the Arrangement Resolution and exercise of Dissent Rights;
“Outstanding Company Warrants” means the Company Warrants that remain outstanding, unexpired and unexercised as of the Effective Time;
“Parties” means, together, the Purchaser, AcquireCo and the Company, and “Party” means any one of them, as the context requires;
“Person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;
“Plan of Arrangement” means this plan of arrangement and any amendments or variations hereto made in accordance with this plan of arrangement or upon the direction of the Court in the Final Order with the consent of the Company, AcquireCo and the Purchaser, each acting reasonably;
“Purchaser” means Royal Gold, Inc., a corporation existing under the laws of the State of Delaware;
“Registrar” means the Registrar of Companies for the Province of British Columbia duly appointed under Section 400 of the BCBCA;
“Section 338(g) Election” has the meaning set out in Section 3.7;
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“Tax Act” means the Income Tax Act (Canada); and
“TSXV” means the TSX Venture Exchange.
1.2Interpretation Not Affected by Headings
The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Plan of Arrangement. Unless the contrary intention appears, references in this Plan of Arrangement to an Article, Section or Step by number or letter or both refer to the Article, Section or Step, respectively, bearing that designation in this Plan of Arrangement.
1.3Number and Gender
In this Plan of Arrangement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender include all genders.
1.4Calculation of Time
Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends. Where the last day of any such time period is not a business day, such time period shall be extended to the next business day following the day on which it would otherwise end.
1.5Date for Any Action
If the date on which any action is required to be taken hereunder by a Party is not a business day, such action shall be required to be taken on the next succeeding day which is a business day.
1.6Currency
References in this Plan of Arrangement to “C$” refers to Canadian dollars and unless otherwise stated all other references in this Plan of Arrangement to sums of money are expressed in lawful money of the United States and “$” refers to U.S. dollars.
1.7No Strict Construction
The language used in this Plan of Arrangement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.
1.8Statutory, Contractual and Other References
A reference to a statute includes all rules, regulations and policies made pursuant thereto and, unless otherwise specified, the provisions of any statute, rule, regulation or policy that amends, supplements or supersedes such statute, rule, regulation or policy. A reference to an agreement, plan, order, disclosure document or filing made pursuant to applicable Law refers to such agreement, such plan, such disclosure document or such filing, as the case may be, including all schedules, exhibits, appendices and other annexes appended thereto by whatever name and any documents or information incorporated by reference (unless otherwise specified in such agreement, plan, disclosure document or filing), as amended from time to time and in whatever form such amendment is duly and validly made, including by amendment and restatement, by notice, by side letter, by supplement or otherwise.
1.9Inclusion
In this Plan of Arrangement, “including” means including without limitation, and “include” and “includes” have a corresponding meaning.
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1.10Governing Law
This Plan of Arrangement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the laws of Canada applicable therein.
1.11Time
Time is of the essence in the performance of the Parties’ respective obligations hereunder.
1.12Time References
In this Plan of Arrangement, unless otherwise specified, any references to time are to local time, Vancouver, British Columbia.
1.13Other Definitions
Capitalized terms that are used herein but not defined shall have the meanings ascribed thereto in the Arrangement Agreement.
ARTICLE 2
THE ARRANGEMENT
2.1Arrangement Agreement
This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement, except in respect of the sequence of the steps comprising the Arrangement, which shall occur in the order set out in this Plan of Arrangement.
2.2Effectiveness
This Plan of Arrangement will become effective at the Effective Time (except as otherwise provided herein) and will be binding from and after the Effective Time on the Purchaser, the Company, AcquireCo, the Depositary, the Company Shareholders, including the Dissenting Shareholders, and the holders of Company Incentive Awards and the holders of Outstanding Company Warrants, in each case, without any further authorization, act or formality on the part of any Person, except as expressly provided herein.
2.3The Arrangement
The following steps shall occur and shall be deemed to occur, commencing at the Effective Time, sequentially in the following order, with each such step after the first occurring five minutes after the preceding step (except where otherwise indicated), and without any further authorization, act or formality on the part of any Person:
Dissenting Shareholders
(a)Each Dissent Share shall be and shall be deemed to be transferred and assigned by the holder thereof without any further act or formality on its part, free and clear of all Liens, to AcquireCo in accordance with, and for the consideration contemplated in, Section 4.1, and:
(i)such Dissenting Shareholder shall cease to be, and shall be deemed to cease to be, the registered holder of each such Dissent Share and the name of such registered holder shall be, and shall be deemed to be, removed from the central securities register of the Company in respect of each such Dissent Share, and at such time each Dissenting Shareholder will have only the rights set out in Section 4.1;
(ii)such Dissenting Shareholder shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign each such Dissent Share; and
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(iii)AcquireCo shall be the holder of all of the outstanding Dissent Shares, free and clear of all Liens, and the central securities register of AcquireCo shall be revised accordingly.
Treatment of Company Options
(b)Notwithstanding any vesting or exercise or other provisions to which a Company Option might otherwise be subject (whether by contract, the conditions of grant, applicable Law or the terms of the Company Option Plan), each Company Option (whether vested or unvested) outstanding immediately prior to the Effective Time held by a holder shall be, and shall be deemed to be, surrendered and transferred by the holder thereof to the Company in exchange for a cash payment from the Company equal to the amount by which the Consideration exceeds the per share exercise price of such Company Option, in each case less any applicable withholdings pursuant to Section 3.4, and each such Company Option shall be immediately cancelled and, for greater certainty, where such amount is a negative number, such Company Option will be cancelled for no consideration and neither the Company, AcquireCo, nor the Purchaser shall be obligated to pay the holder of such Company Option any amount in respect of such Company Option, and:
(i)the holders of such Company Options shall cease to be holders thereof and to have any rights as holders of such Company Options, other than the right to receive the consideration to which they are entitled under this Section 2.3(b),
(ii)such holders’ names shall be, and shall be deemed to be, removed from the register of the Company Options maintained by or on behalf of the Company, and
(iii)all agreements, including the Company Option Plan, relating to the Company Options shall be terminated and shall be of no further force and effect.
Transfer of Company Shares to AcquireCo
(c)Each Company Share (other than Company Shares held by the Purchaser or an affiliate of the Purchaser and Company Shares held by Sandstorm or a Subsidiary of Sandstorm) shall be and shall be deemed to be transferred and assigned by the holder thereof without any further act or formality on its part, free and clear of all Liens, to AcquireCo in exchange for the Consideration for each such Company Share so transferred, and:
(i)the holder thereof shall cease to be, and shall be deemed to cease to be, the registered or beneficial holder of each such Company Share and the name of such registered holder shall be removed from the central securities register of Company;
(ii)the holder thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign each such Company Share; and
(iii)AcquireCo shall be the holder of all of the outstanding Company Shares (other than Company Shares held by the Purchaser or an affiliate of the Purchaser and Company Shares held by Sandstorm or a Subsidiary of Sandstorm), free and clear of all Liens, and the central securities register of the Company shall be revised accordingly.
Treatment of Company RSRs
(d)Notwithstanding any vesting or exercise or other provisions to which a Company RSR might otherwise be subject (whether by contract, the conditions of grant, applicable Law or the terms of the Company RSR Plan), each Company RSR that is outstanding immediately prior to the Effective Time shall be, and shall be deemed to be, transferred by the holder thereof to the Company in exchange for a cash payment from the Company equal to the number of
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Company Shares underlying such Company RSRs multiplied by the Consideration, in each case less any applicable withholdings pursuant to Section 3.4, and each such Company RSR shall be immediately cancelled, and:
(i)the holders of such Company RSRs shall cease to be holders thereof and to have any rights as holders of such Company RSRs, other than the right to receive the consideration to which they are entitled under this Section 2.3(d),
(ii)such holders’ names shall be, and shall be deemed to be, removed from the register of the Company RSRs maintained by or on behalf of the Company, and
(iii)all agreements relating to the Company RSRs, including the Company RSR Plan, shall be terminated and shall be of no further force and effect.
Treatment of Outstanding Company Warrants
(e)Notwithstanding any vesting or exercise or other provisions to which an Outstanding Company Warrant might otherwise be subject (whether by contract, the conditions of grant, applicable Law or the terms of the applicable warrant certificate), each Outstanding Company Warrant (whether vested or unvested) outstanding immediately prior to the Effective Time held by a holder shall be, and shall be deemed to be, transferred by the holder thereof to the Company in exchange for a cash payment from the Company equal to the amount by which the Consideration exceeds the per share exercise price of such Outstanding Company Warrant, in each case less any applicable withholdings pursuant to Section 3.4, and each such Outstanding Company Warrant shall be immediately cancelled and, for greater certainty, where such amount is a negative number, such Outstanding Company Warrant shall be cancelled for no consideration and neither the Company, AcquireCo, nor the Purchaser shall be obligated to pay the holder of such Outstanding Company Warrant any amount in respect of such Outstanding Company Warrant, and
(i)the holders of such Outstanding Company Warrants shall cease to be holders thereof and to have any rights as holders of such Outstanding Company Warrants, other than the right to receive the consideration to which they are entitled under this Section 2.3(e),
(ii)such holders’ names shall be, and shall be deemed to be, removed from the register of the Outstanding Company Warrants maintained by or on behalf of the Company,
(iii)all agreements relating to the Outstanding Company Warrants shall be terminated and shall be of no further force and effect, and
(iv)for greater certainty any Company Warrants other than Outstanding Company Warrants shall be cancelled and terminated for no consideration.
The exchanges and cancellations provided for in this Section 2.3 will be deemed to occur at or following the Effective Time as provided for in this Section 2.3, notwithstanding that certain procedures related thereto are not completed until after the Effective Date.

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ARTICLE 3
DELIVERY OF CONSIDERATION
3.1Deposit and Payment of Consideration
(a)Following receipt of the Final Order and no later than the business day prior to the Effective Date, the Purchaser and AcquireCo shall deposit in escrow, or cause to be deposited in escrow, with the Depositary, sufficient cash, including sufficient cash to satisfy the Consideration payable to each holder of Company Options, Company RSRs and Outstanding Company Warrants (which amount shall be advanced on behalf of the Company and treated as a demand non-interest bearing loan by the Purchaser to the Company), to satisfy the Consideration payable to the Company Securityholders in accordance with Section 2.3, which shall be held by the Depositary in escrow as agent and nominee for such former Company Securityholders for distribution to such former Company Securityholders in accordance with the provisions of this Article 3.
(b)Upon surrender to the Depositary for cancellation of a certificate or a direct registration statement advice (a “DRS Advice”) which immediately prior to the Effective Time represented one or more Company Shares that were transferred under the Arrangement, together with a duly completed and executed Letter of Transmittal and such other documents and instruments as the Depositary or the Purchaser may reasonably require, the holder of the Company Shares represented by such surrendered certificate or DRS Advice shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder (in each case less any amounts withheld pursuant to Section 3.4 (if any)), the applicable Consideration that such holder has the right to receive, and the certificate or DRS Advice so surrendered shall forthwith be cancelled.
(c)On or as soon as practicable after the Effective Date, the Depositary shall deliver, on behalf of the Purchaser and AcquireCo, to each holder of Company RSRs and Outstanding Company Warrants as reflected on the register maintained by or on behalf of the Company in respect of Company RSRs and Outstanding Company Warrants (in each case less any amounts withheld pursuant to Section 3.4 (if any)) the consideration which such holder of Company RSRs and Outstanding Company Warrants, as applicable, has the right to receive under this Plan of Arrangement for such Company RSRs and Outstanding Company Warrants, as applicable.
(d)On or as soon as practicable after the Effective Date, the Depositary shall pay or cause to be paid, on behalf of the Company, to each holder of Company Options as reflected on the register maintained by or on behalf of the Company in respect of Company Options (in each case less any amounts withheld pursuant to Section 3.4 (if any)) the consideration which such holder of Company Options has the right to receive under this Plan of Arrangement for such Company Options, either (i) pursuant to the normal payroll practices and procedures of Company, or (ii) by cheque or similar means.
(e)In the event of a transfer of ownership of Company Shares which was not registered in the transfer records of the Company, the Consideration that such holder has the right to receive, subject to Section 2.3, shall be delivered to the transferee if the certificate or DRS Advice which immediately prior to the Effective Time represented Company Shares that were exchanged for the Consideration under the Arrangement is presented to the Depositary, accompanied by all documents reasonably required to evidence and effect such transfer.
(f)After the Effective Time:
(i)until surrendered for cancellation as contemplated by Section 3.1(b), each certificate or DRS Advice that immediately prior to the Effective Time represented one or more Company Shares, other than the Dissent Shares, shall be deemed at all times to represent only the right to receive in exchange therefor the Consideration that the
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holder of such certificate or DRS Advice is entitled to receive in accordance with Section 2.3, less any amounts withheld pursuant to Section 3.4 (if any); and
(ii)no holder of Company Options, Company RSRs or Outstanding Company Warrants will be entitled to receive any consideration with respect to such holder’s Company Options, Company RSRs or Outstanding Company Warrants other than any cash payment of the consideration which such holder is entitled to receive in accordance with Section 2.3, less any amounts withheld pursuant to Section 3.4 (if any), and no such holder, will be entitled to receive any interest, dividends, premium or other payment in connection therewith.
3.2Lost Certificates
In the event that any certificate which, immediately prior to the Effective Time, represented one or more outstanding Company Shares, which were exchanged in accordance with Section 2.3(c) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary shall deliver in exchange for such lost, stolen or destroyed certificate, the aggregate Consideration which such holder is entitled to receive in accordance with this Plan of Arrangement. When authorizing such delivery of the aggregate Consideration which such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder to whom the Consideration is to be delivered shall, as a condition precedent to the delivery of such Consideration, give a bond satisfactory to AcquireCo, the Purchaser and the Depositary in such amount as AcquireCo, the Purchaser and the Depositary may direct (each acting reasonably), or otherwise indemnify AcquireCo, the Purchaser and the Depositary and/or any of their respective representatives or agents in a manner satisfactory to AcquireCo, the Purchaser and the Depositary (each acting reasonably), against any claim that may be made against AcquireCo, the Purchaser or the Depositary and/or any of their respective representatives or agents with respect to the certificate alleged to have been lost, stolen or destroyed.
3.3Extinction of Rights
Any certificate or DRS Advice which immediately prior to the Effective Time represented outstanding Company Shares that were exchanged pursuant to Section 2.3(c) that is not deposited with all other instruments required by Section 3.1, and any payment made by the Depositary pursuant to this Plan of Arrangement that has not been deposited or has been returned to the Depositary or that otherwise remains unclaimed, in each case, on or before the sixth anniversary of the Effective Date, shall cease to represent a claim or interest of any kind or nature as a securityholder of the Company, AcquireCo or the Purchaser. On such date, the Consideration to which the former Company Securityholder was ultimately entitled under this Plan of Arrangement shall be deemed to have been surrendered for no consideration to the Purchaser or AcquireCo, as applicable. None of the Purchaser, AcquireCo, the Company or the Depositary shall be liable to any Person in respect of any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
3.4Withholding Taxes
The Purchaser, AcquireCo, the Company, the Depositary, their respective Subsidiaries and any other Person on their behalf, shall be entitled to deduct and withhold from any amounts payable to any Person pursuant to the Arrangement or under this Plan of Arrangement (including any amounts payable pursuant to Section 2.3, Article 3 and Article 4 of this Plan of Arrangement), and from all dividends, interest, and other amounts payable or distributable to any former Company Shareholder or former holders of Company Incentive Awards or Outstanding Company Warrants, such amounts as the Purchaser, AcquireCo, the Company, the Depositary and their respective Subsidiaries or any Person on behalf of any of the foregoing, is or may be required or permitted to deduct or withhold with respect to such payment under the Tax Act, the U.S. Tax Code, or any provision of local, state, federal, provincial or foreign Law. The Purchaser, AcquireCo, the Company, the Depositary, their respective Subsidiaries and any other Person on their behalf, shall exercise commercially
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reasonable efforts to reduce or eliminate any deduction or withholding with respect to payments made pursuant to the Arrangement and under this Agreement and shall be entitled to request from any recipient of any payment hereunder any necessary tax forms or any other proof of exemption from withholding or any similar information. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Person to whom such amounts would otherwise have been paid, provided that such deducted or withheld amounts are actually remitted to the appropriate authority or Person in accordance with applicable Law.
3.5Transfer Free and Clear
For greater certainty, any transfer or exchange of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind.
3.6Interest
Under no circumstances shall interest accrue or be paid by the Company, AcquireCo, the Purchaser, the Depositary or any other Person to any Company Securityholder or other Persons depositing certificates or DRS Advices pursuant to this Plan of Arrangement in respect of the Company Shares immediately existing prior to the Effective Time.
3.7Income Tax Elections
The Purchaser shall have the sole and exclusive right, in its discretion, to make an election under Section 338(g) of the U.S. Tax Code, and any corresponding elections under state, local or non-U.S. law (collectively, a “Section 338(g) Election”), with respect to the transfer of Company Shares to AcquireCo and any of the Company’s subsidiaries that qualify as target affiliates within the meaning of Treasury Regulation Section 1.338-2(c). Any Taxes arising as a result of the Purchaser’s Section 338(g) Election shall be borne exclusively by the Purchaser. The Purchaser shall deliver to each Company Shareholder (other than holders of Dissent Shares and Company Shares held by the Purchaser or an affiliate of Purchaser) a copy of IRS Form 8883 (or successor form) and any other relevant forms or filings relating to the Section 338(g) Election within a reasonable time after filing and any additional forms or documentation reasonably requested by any Company Shareholder.
ARTICLE 4
RIGHTS OF DISSENT
4.1Dissent Rights
(a)Pursuant to the Interim Order, Company Shareholders who are registered holders of Company Shares as of the record date of the Company Meeting may exercise rights to dissent in connection with the Arrangement under Division 2 of Part 8 of the BCBCA, as modified by this Article 4, the Interim Order and the Final Order (“Dissent Rights”), with respect to all (but not less than all) of the Company Shares held by such Company Shareholder, provided that the Notice of Dissent contemplated by Section 242 of the BCBCA, as may be modified by the Interim Order, must be received by the Company by 4:00 p.m. on the date that is at least two business days prior to the date of the Company Meeting, or any date to which the Company Meeting may be postponed or adjourned, and provided further that holders who duly exercise such Dissent Rights and who:
(i)are ultimately entitled to be paid the fair value of their Dissent Shares: (A) will be entitled to be paid the fair value of such Dissent Shares by AcquireCo, which fair value, notwithstanding anything to the contrary contained in the BCBCA, shall be the fair value of such Dissent Shares determined as of the close of business on the day immediately before the approval of the Arrangement Resolution; (B) shall be deemed not to have participated in the transactions in Article 2 (other than Section 2.3(a), if
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applicable); (C) shall be deemed to have transferred and assigned such Dissent Shares, free and clear of any Liens, to AcquireCo in accordance with Section 2.3(a); and (D) will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holders not exercised their Dissent Rights in respect of such Company Shares; and
(ii)are ultimately not entitled, for any reason, to be paid fair value for their Company Shares, shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-dissenting registered holder of Company Shares, and shall be entitled to receive only the Consideration pursuant to Section 2.3(c) that such holder would have received pursuant to the Arrangement if such holder had not exercised Dissent Rights.
(b)In no circumstances shall the Purchaser, AcquireCo, the Company or any other Person be required to recognize a Person exercising Dissent Rights unless such Person is the registered holder of those Company Shares in respect of which such rights are sought to be exercised as of the record date of the Company Meeting and as of the deadline for exercising such Dissent Rights.
(c)In no case shall the Purchaser, AcquireCo, the Company or any other Person be required to recognize holders of Company Shares who exercise Dissent Rights as holders of Company Shares after the time that is immediately prior to the Effective Time, and the names of the Dissenting Shareholders shall be deleted from the central securities register as holders of the Company at the time at which the step in Section 2.3(a) occurs.
(d)For greater certainty, in addition to any other restrictions in the Interim Order and under Section 238 of the BCBCA, none of the following shall be entitled to exercise Dissent Rights: (i) a holder of any Company Incentive Awards or Outstanding Company Warrants in respect of such holder’s Company Incentive Awards or Outstanding Company Warrants, as applicable; (ii) Company Shareholders who vote or have instructed a proxyholder to vote such Company Shares in favour of the Arrangement Resolution; and (iii) any other Person who is not a registered Company Shareholder as of the record date for the Company Meeting.
ARTICLE 5
GENERAL
5.1Paramountcy
From and after the Effective Time (a) this Plan of Arrangement shall take precedence and priority over any and all rights related to the Company Shares, the Company Incentive Awards and the Outstanding Company Warrants issued prior to the Effective Time, and (b) the rights and obligations of the Company
Securityholders, the Parties, the Depositary and any trustee or transfer agent therefor in relation thereto, and any other Person having any right, title or interest in or to Company Shares, the Company Incentive Awards and the Outstanding Company Warrants, shall be solely as provided for in this Plan of Arrangement.
5.2Amendment
(a)The Purchaser and the Company reserve the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time, provided that each such amendment, modification or supplement must be (i) agreed to in writing by AcquireCo, the Company and the Purchaser, (ii) filed with the Court and, if made following the Company Meeting, approved by the Court, and (iii) communicated to Company Securityholders if and as required by the Court.
(b)Subject to the provisions of the Interim Order, any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Purchaser and the Company at any time
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prior to the Company Meeting (provided, however, that the Company and the Purchaser shall have consented thereto in writing), with or without any other prior notice or communication, and, if so proposed and accepted by the Persons voting at the Company Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.
(c)Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Company Meeting shall be effective only if: (i) it is consented to in writing by each of AcquireCo, the Purchaser and the Company (each acting reasonably); and (ii) if required by the Court, it is consented to by the Company Shareholders voting in the manner directed by the Court.
(d)Any amendment, modification or supplement to this Plan of Arrangement may be made by the Company and the Purchaser without the approval of or communication to the Court or the Company Shareholders, provided that it concerns a matter which, in the reasonable opinion of the Company and the Purchaser, is of an administrative or ministerial nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any of the Company Securityholders.
(e)This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.
5.3Further Assurances
Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and be deemed to have occurred in the order set out herein, without any further act or formality, each of the Parties shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to implement this Plan of Arrangement and to further document or evidence any of the transactions or events set out herein.
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SCHEDULE D
COMPANY REPRESENTATIONS AND WARRANTIES
(a)Organization and Qualification. The Company and each of its Subsidiaries is duly incorporated or an entity duly created and validly existing under all applicable Laws of its jurisdiction of incorporation, continuance or creation, and has the requisite power and authority to own its assets and conduct its business as now owned and conducted, except as disclosed in Schedule (a) of the Company Disclosure Letter. The Company and each of its Subsidiaries is duly qualified to carry on business and has authority to own, lease and operate properties, assets and carry on business as presently conducted, and is in good standing in each jurisdiction where such qualification is applicable and in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Company Material Adverse Effect . True and complete copies of the constating documents of the Company and each of its Subsidiaries have been delivered or made available to the Purchaser, and no action has been taken to amend or supersede such documents.
(b)Authority Relative to this Agreement. The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations under this Agreement have been duly authorized by the Company Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the Arrangement, other than the Interim Order, the Final Order, approval of the Company Circular by the Company Board and the Company Securityholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable by AcquireCo and the Purchaser against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting creditors’ rights generally, and subject to the qualification that equitable remedies, including specific performance, may be granted only in the discretion of a court of competent jurisdiction.
(c)No Conflict; Required Filings and Consent.
(i)Except as disclosed in Schedule (c)(i) of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement and the performance by it of its obligations hereunder and the completion of the Arrangement and the other transactions contemplated hereby do not and will not (or would not with the giving of notice, the lapse of time or both, or the happening of any other event or condition):
(A)violate, conflict with or result in a breach of:
(1)the constating documents of the Company or those of any of its Subsidiaries;
(2)any Contract in respect of a Principal Company Asset;
(3)any Company Material Contract or any material Authorization to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, except as would not, individually or in the aggregate, materially and adversely affect the Company and its Subsidiaries; or
(4)any Law to which the Company or its Subsidiaries is subject or by which the Company or its Subsidiaries is bound, subject to receipt of the Regulatory Approvals and except as would not, individually or in the aggregate, have a Company Material Adverse Effect;
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(B)give rise to any right of termination, allow any Person to exercise any rights, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled, under any Contract or Authorization to which the Company or any of its Subsidiaries is a party, except as would not, individually or in the aggregate, have a Company Material Adverse Effect; or
(C)give rise to any pre-emptive rights, including rights of first refusal or rights of first offer, or trigger any change in control provisions or any restriction or limitation under any Contract or Authorization, or result in the imposition of any Lien (other than a Company Permitted Lien) upon any of the Company’s assets or the assets of any of its Subsidiaries, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.
(ii)Other than the Regulatory Approvals, the rules and policies of the TSXV, the Interim Order and the Final Order, no Authorization of, or other action by or in respect of, or filing, recording, registering or publication with, or notification to, any Governmental Entity is necessary on the part of the Company or any of its Subsidiaries in order for the Company to proceed with the execution and delivery of this Agreement and the consummation of the Arrangement and the other transactions contemplated by this Agreement, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.
(d)Subsidiaries; Equity Interests
(i)The Company does not have any Subsidiaries other than those listed in Schedule (d)(i) of the Company Disclosure Letter. Other than for the Regulatory Approvals, none of the Company’s Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s shares, or from repaying to the Company any loans or advances made thereto.
(ii)The following information with respect to each of the Company’s Subsidiaries, is accurately set out in Schedule (d)(ii) of the Company Disclosure Letter: (A) its name; (B) the Company’s percentage equity ownership of it and if applicable, any other shareholder’s ownership of it; (C) capital stock; (D) its board of directors and any other officer; (E) its valid powers of attorney; and (F) its jurisdiction of incorporation, organization or formation (except as further set out in Schedule (d)(ii) of the Company Disclosure Letter).
(iii)Except as disclosed in Schedule (d)(ii) of the Company Disclosure Letter, the Company beneficially owns, directly or indirectly, all of the issued and outstanding securities of each of its Subsidiaries and there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) to acquire any issued or unissued securities or other ownership interests in any of the Company’s Subsidiaries.
(iv)All of the issued and outstanding shares or other equity securities in the capital of each of the Company’s Subsidiaries are: (A) validly issued, fully-paid and, where the concept exists, non-assessable (and no such shares or other equity interests have been issued in violation of any pre-emptive or similar rights) and all such shares or other equity interests are owned free and clear of all Liens (other than Company Permitted Liens); and (B) free of any other restrictions including any restriction on the right to vote, sell or otherwise dispose of shares or other equity interests.
(v)Other than as set forth in Schedule (d)(v) of the Company Disclosure Letter, the Company and its Subsidiaries do not legally or beneficially own any material equity interests in any companies. The equity interests referenced in in Schedule (d)(v) of the Company Disclosure Letter are owned free and clear of any Liens (other than Company Permitted Liens) and there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) providing to any third party the right to acquire any of such equity interests.
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(vi)Neither the Company nor any of its Subsidiaries owns any common stock or any other securities in the capital of the Purchaser.
(e)Compliance with Laws and Constating Documents.
(i)To the knowledge of the Company, the Company and each of its Subsidiaries is and, since January 1, 2024, has been, in compliance, in all material respects, with all applicable Laws in each jurisdiction in which it conducts business and, to the knowledge of the Company, neither the Company nor any of its Subsidiaries is under investigation with respect to any material violation of applicable Laws from any Governmental Entity, or has received any notice that any material violation of any Law is being or may be alleged from any Governmental Entity.
(ii)As of the date hereof, none of the Company or its Subsidiaries is in conflict with, or in default (including cross defaults) under or in violation of its articles or by-laws or equivalent organizational documents, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.
(f)Company Authorizations.
(i)To the knowledge of the Company, the Company and its Subsidiaries have obtained, and are in compliance in all material respects with, all Authorizations required by Law that are necessary to conduct their business as now being conducted, and such Authorizations are in full force and effect in accordance with their terms. True copies of all such material Authorizations have been made available to the Purchaser.
(ii)The Company and its Subsidiaries have fully complied with and are in compliance with all such Authorizations, except, in each case, for such non-compliance which, individually or in the aggregate, would not have a Company Material Adverse Effect.
(iii)No action, investigation or proceeding is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries in respect of or regarding any such Authorization that would reasonably be expected to result in a suspension, loss or revocation of any such Authorization, except in each case, for revocations, non-renewals or amendments which would not, individually or in the aggregate, have a Company Material Adverse Effect. Schedule (f) of the Company Disclosure Letter lists the Authorizations that are material to the operations of the Company and its Subsidiaries, taken as a whole.
(g)Capitalization and Listing.
(i)The authorized share capital of the Company consists of an unlimited number of Company Shares without par value. As at the close of business on the business day immediately preceding the date of this Agreement, there were: (A) 86,643,105 Company Shares validly issued and outstanding as fully-paid and non-assessable shares of the Company; (B) 3,850,000 outstanding Company Options providing for the issuance of up to 3,850,000 Company Shares upon the exercise thereof; (C) 1,570,000 outstanding Company RSRs providing for the issuance of up to 1,570,000 Company Shares upon the settlement thereof; (D) 1,104,570 outstanding Company 2020 Warrants providing for the issuance of up to 1,104,570 Company Shares which Company 2020 Warrants are exercisable at an exercise price of $0.35 per Company Share until July 13, 2025 and, as of the Effective Date, there will be nil Company 2020 Warrants outstanding; (E) 35,447,261 outstanding Company 2022 Warrants providing for the issuance of up to 35,447,261 Company Shares which Company 2022 Warrants are exercisable at an exercise price of $0.80 per Company Share until September 1, 2027; and (F) 4,189,250 outstanding Company 2023 Warrants providing for the issuance of up to 4,189,250 Company Shares which Company 2023 Warrants are exercisable at an exercise price of $1.10 per Company Share until June 15, 2027. Except for the Company Options, Company RSRs and Company Warrants referred to in this Section (g) and as set forth in Schedule (g)(i) of the Company Disclosure Letter, (1) there are no other options,
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warrants, conversion privileges, calls or other rights, shareholder rights plans, agreements, arrangements, commitments, or obligations of the Company or any of its Subsidiaries requiring any of them to issue or sell any shares or other securities of the Company or of any of its Subsidiaries, or any securities or obligations convertible into, exchangeable or exercisable for, or otherwise carrying or evidencing the right or obligation to acquire, any securities of the Company (including Company Shares) or any Subsidiary of the Company, and (2) except as disclosed in Schedule (g)(i) of the Company Disclosure Letter, no Person is entitled to any pre-emptive or other similar right granted by the Company or any of its Subsidiaries. All Company Shares issuable upon the exercise of outstanding Company Options, Company RSRs, and Company Warrants will, when issued in accordance with the terms of their respective plans or certificates, as the case may be, be duly authorized, validly issued, fully-paid and non-assessable, and are not and will not be subject to, or issued in violation of, any pre-emptive rights.
(ii)Schedule (g)(ii) of the Company Disclosure Letter sets forth, as of the date hereof, (A) the names and holdings of each Person who holds outstanding Company Options, Company RSRs and Company Warrants, and (B) the exercise price of each Company Option and Company Warrant.
(iii)There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Shares or any shares of any of its Subsidiaries, or qualify securities for public distribution in Canada or elsewhere, or with respect to the voting or disposition of any securities of the Company or any of its Subsidiaries. No Subsidiary of the Company owns any Company Shares.
(iv)All outstanding securities of the Company have been issued in material compliance with all applicable Laws and any pre-emptive or similar rights applicable to them.
(v)Except as disclosed in Schedule (g)(v) of the Company Disclosure Letter, there are no outstanding bonds, debentures or other evidences of indebtedness of the Company or any of its Subsidiaries, or any other agreements, arrangements, instruments or commitments of any kind giving any Person, directly or indirectly, the right to vote (or that are convertible or exercisable for securities having the right to vote) with the holders of the Company Shares on any matters, except Company Options, Company RSRs and Company Warrants.
(h)Shareholder and Similar Agreements. Neither the Company nor any of its Subsidiaries is party to any shareholder, pooling, voting trust or other similar agreement relating to the ownership or voting of any issued and outstanding Company Shares or the shares of any of the Company’s Subsidiaries, other than any Company Material Contract.
(i)Reporting Issuer Status.
(i)The Company is a reporting issuer not on the list of reporting issuers in default (or the equivalent) under applicable Securities Laws in each of the provinces and territories of Canada in which it is a reporting issuer, and is in material compliance with all Securities Laws applicable in each of the jurisdictions in which it is a reporting issuer.
(ii)The Company has not taken any action to cease to be a reporting issuer in any province or territory of Canada in which it is a reporting issuer, nor has the Company received notification from the British Columbia Securities Commission, as principal regulator, or any other applicable securities commissions or securities regulatory authority of a province or territory of Canada in which it is a reporting issuer seeking to revoke the Company’s reporting issuer status. No delisting of, suspension of trading in, or cease trade order with respect to, any securities of the Company and, to the knowledge of the Company, no inquiry or investigation (formal or informal) of any Securities Authority has occurred, is in effect or ongoing or, to the knowledge of the Company, has been threatened in writing with respect to the foregoing.
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(j)Reports. Since January 1, 2024, the Company has filed with all applicable Governmental Entities the Company Public Documents that the Company is required to file in accordance with applicable Securities Laws. The Company Public Documents as of their respective dates (and the dates of any amendments thereto): (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the requirements of applicable Securities Laws. Any amendments to the Company Public Documents required to be made have been filed on a timely basis with the applicable Governmental Entity. The Company has not filed any confidential material change report with any Governmental Entity which at the date hereof remains confidential.
(k)Stock Exchange Matters.
(i)The Company Shares are listed on the TSXV and are not listed on any market other than the TSXV.
(ii)The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the TSXV. The Company has not taken any action which would be reasonably expected to result in the delisting or suspension of the Company Shares on or from the TSXV.
(l)Financial Statements.
(i)The audited consolidated financial statements for the Company and its Subsidiaries as at and for the fiscal years ended December 31, 2024 and 2023, including the notes thereto, the reports by the Company’s auditors thereon and related management’s discussion and analysis, have been, and all financial statements of the Company which are publicly disseminated by the Company in respect of any subsequent periods prior to the Effective Date will be, (A) prepared in accordance with IFRS applied on a basis consistent with prior periods and all applicable Laws, and (B) present fairly, in all material respects, the assets, liabilities (whether accrued, absolute, contingent or otherwise), consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and for the periods indicated therein, and its results of operations and cash flows for the respective periods covered thereby (except as may be indicated expressly in the notes thereto). There have been no material changes to the Company’s accounting policies since December 31, 2024.
(ii)The Company has: (A) designed such disclosure controls and procedures, or caused them to be designed under the supervision of its President and Chief Executive Officer and Chief Financial Officer, to provide reasonable assurance that material information relating to the Company and its Subsidiaries is made known to the President and Chief Executive Officer and Chief Financial Officer of the Company by others, particularly during the periods in which annual or interim filings are being prepared; and (B) designed such internal controls over financial reporting, or caused them to be designed under such President and Chief Executive Officer’s and Chief Financial Officer’s supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS.
(iii)The Company has established “disclosure controls and procedures” and “internal control over financial reporting” (each as defined in NI 52-109) to the extent required by NI 52-109 and Securities Laws, and, as of the date hereof, the Company does not have knowledge, and has not been advised by its auditors, of any “material weakness” (as defined in NI 52-109), in each case, except as disclosed in the Company Public Documents.
(iv)Since January 1, 2024, neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any Representative of the Company or any of its Subsidiaries has received or otherwise obtained knowledge of any complaint, allegation or claim, whether written or oral,
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regarding the accounting or auditing practices or internal auditing controls of the Company or any of its Subsidiaries, including any complaint, allegation, assertion, or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, which has not been resolved to the satisfaction of the audit committee of the Company Board.
(m)Auditors. There is not now, and there has never been, any reportable event (as defined in NI 51-102) with respect to the present or any former auditor of the Company.
(n)No Undisclosed Liabilities. The Company and its Subsidiaries, on a consolidated basis, have no material outstanding liabilities or obligations of any nature, whether or not accrued, contingent, unasserted or absolute, except for: (i) liabilities and obligations that are specifically presented on the audited balance sheet of the Company as of December 31, 2024 or disclosed in the notes thereto; (ii) liabilities and obligations that are disclosed in the Company Public Documents; (iii) liabilities and obligations incurred in the ordinary course; or (iv) liabilities and obligations incurred in connection with the Arrangement and this Agreement (including transaction related expenses).
(o)Real Property.
(i)Neither the Company nor any of its Subsidiaries owns any real property. Schedule (o) of the Company Disclosure Letter discloses all material real property leased, subleased, licensed and/or otherwise used or occupied (whether as tenant, subtenant, licensee or pursuant to any other occupancy arrangement) by the Company or its Subsidiaries, in each case, in connection with the operation of the business of the Company and its Subsidiaries as it is now being conducted (“Company Leased Real Property”).
(ii)Schedule (o) of the Company Disclosure Letter also identifies each lease, sublease, license or other agreement under which the Company or its Subsidiaries lease, sublease, license or otherwise use or occupy the Company Leased Real Property (including all amendments, modifications, supplements, renewals and extensions thereto and guarantees thereof, the “Leases”).
(iii)Neither the Company nor any of its Subsidiaries is party to any sublease, license or other Contract or agreement under which the Company or any of its Subsidiaries subleases, licenses or otherwise permits a third party to use or occupy the Company Leased Real Property.
(iv)The Company or its Subsidiaries holds good and valid leasehold interests in the Company Leased Real Property pursuant to the Leases, which leasehold interests are free and clear of all Liens (other than Company Permitted Liens), except as would not individually or in the aggregate materially and adversely impact the Company and its Subsidiaries. Neither the Company nor its Subsidiaries has received any written notice regarding a material violation, breach or default under any of the Leases that has not since been cured.
(p)Operational Matters. Except as would not, individually or in the aggregate, be reasonably expected to result in a Company Material Adverse Effect, all costs, expenses, and liabilities payable on or prior to the date hereof under the terms of any Contracts to which the Company or any of its Subsidiaries is a party, have been properly and timely paid, except for such expenses that are being currently paid prior to delinquency in the ordinary course.
(q)The Assets.
(i)Schedule (q) of the Company Disclosure Letter lists all:
(A)Principal Company Assets; and
(B)rights or options to acquire, any royalty, streaming, net profit, production payment or other similar interests in production from, or interests in or rights or options to acquire interests in, mineral rights and interests (including mining, mineral or exploration concessions, claims, leases, licenses, applications, Authorizations or other
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rights to apply for, exploit, explore, develop, mine or produce any minerals or any interest therein) which are expected to be material to the Company and its Subsidiaries, taken as a whole.
(ii)Other than as set out in Schedule (q) of the Company Disclosure Letter, each of the Company and its Subsidiaries is the sole legal and beneficial owner of, and has valid, undisturbed and sufficient right, title and interest in, free and clear of any defect or Lien (other than Company Permitted Liens): (A) each of the Principal Company Assets; and (B) all Authorizations, licenses, and all other rights relating in any manner whatsoever to, or necessary for, the acquisition or holding of the Principal Company Assets, or necessary to perform the operation of its business as presently owned and conducted in all material respects; and is entitled to the benefits of all of its material properties and assets of any nature whatsoever and to all benefits derived therefrom including all its material properties and assets reflected in the balance sheet forming part of the Company Public Documents, except as indicated in the notes thereto, together with all additions thereto, and other than Company Permitted Liens, such properties and assets are not subject to any Lien or defect in title of any kind except as is specifically identified in the balance sheets forming part of the Company’s financial statements and in the notes thereto.
(iii)The information with respect to the Hod Maden Interest and the Entrée Interest set forth in Schedule (d)(v) of the Company Disclosure Letter is true and accurate.
(iv)True and complete copies of the Company Royalty and Stream Obligations and the Contracts relating to the Principal Company Assets and all amendments or waivers entered into in connection with any thereof have been made available to the Purchaser.
(v)Other than as set out in Schedule (q) of the Company Disclosure Letter, the Company and each of its Subsidiaries has duly and timely satisfied all of the material obligations required to be satisfied, performed and observed by it under the Contracts relating to the Principal Company Assets prior to the date of this Agreement, and is in compliance with all ongoing material terms, conditions and covenants contained therein, and there exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default by the Company or any of its Subsidiaries thereunder. The Contracts relating to the Principal Company Assets are in good standing in all material respects, enforceable and in full force and effect, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting creditors’ rights generally, and subject to the qualification that equitable remedies, including specific performance, may be granted only in the discretion of a court of competent jurisdiction. To the knowledge of the Company, (A) no other party to any Contract in respect of the Principal Company Assets is in breach, violation or default of the material terms, conditions or covenants thereof and (B) except as set out in Schedule (q) of the Company Disclosure Letter, there exists no condition which with the passage of time or the giving of notice or both would result, or would reasonably be expected to result, in such a breach, violation or default by any such other party.
(vi)Other than (i) as set out in Schedule (q) of the Company Disclosure Letter or (ii) pursuant to Company Permitted Liens: (A) the Company and its Subsidiaries has the exclusive right to own and receive all benefits associated with the Principal Company Assets; (B) no Person or entity of any nature whatsoever other than the Company has any interest in the Principal Company Assets, or in the production, payments, benefits or profits therefrom, or any right to acquire or otherwise obtain any such interest; (C) there are no back-in rights, earn-in rights, rights of first refusal, off-take rights or obligations, third party royalty rights, third party streaming rights, or other rights of any nature whatsoever in relation to the Principal
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Company Assets, which would materially adversely affect the Company’s or its Subsidiaries’ interests in the Principal Company Assets, and to the knowledge of the Company, no such rights are asserted by any person or entity; (D) there is no Contract, option or any other right or obligation binding upon, or which at any time in the future may become binding upon the Company or any of its Subsidiaries requiring it to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of, encumber or create any Lien over any interest of the Company or any of its Subsidiaries in the Principal Company Assets; and (E) neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity or any other Person of any revocation or intention to revoke, materially diminish, materially adversely modify or challenge its interest in the Principal Company Assets.
(vii)Except as disclosed in Schedule (q) of the Company Disclosure Letter, to the knowledge of the Company, there are no adverse claims, demands, actions, suits or proceedings that have been commenced or are pending or that are threatened relating to any of the Principal Company Assets, in each case which would reasonably be expected to materially adversely affect the Company’s right, title or interest in any of the Principal Company Assets or the ability of the Company or its Subsidiaries to receive the benefits associated with any of the Principal Company Assets, including the title to or ownership by the Company or its Subsidiaries of the foregoing, or which would reasonably be expected to involve the possibility of (A) any judgement or liability affecting the Principal Company Assets or (B) any judicial liens or attachments over any payments under, or monies received under, any of the Principal Company Assets (other than Company Permitted Liens).
(viii)Except as disclosed in Schedule (q) of the Company Disclosure Letter, the Company has not been notified in writing by any Person of any fact relating to the Principal Company Assets or any Company Underlying Mineral Property that would reasonably be expected to materially and adversely affect: (A) the Company and its Subsidiaries, taken as a whole and/or (B) individually, any of the Principal Company Assets.
(ix)To the extent requested by the Purchaser and permitted to be disclosed by the Company, the Company has provided the Purchaser with access to full and complete copies of all material third party exploration, development and production information and data it has access to including all material scientific and technical information (including all material drill, sample and assay results and all maps) and all technical reports, feasibility studies prepared by third parties and other similar reports and studies concerning the Principal Company Assets and Other Company Assets.
(x)Except as would not, individually or in the aggregate, materially and adversely impact the Company and its Subsidiaries, or as disclosed in Schedule (q) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the completion and performance of the Arrangement and the other transactions contemplated by this Agreement will:
(A)give any Person the right to terminate, cancel or amend any contractual or other right of the Company or any of its Subsidiaries, including with respect to the Principal Company Assets;
(B)result in the creation of any Lien on any of the Principal Company Assets;
(C)result in a breach, contravention or default, or require the consent of any Person under any provision of the Contracts relating to the Principal Company Assets; or
(D)give rise to any rights of first refusal, rights of first offer or acquisition rights, or trigger any change of control provisions, or any notices, consents, restrictions or limitations under any of the Contracts relating to the Principal Company Assets.
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(xi)Except as disclosed in Schedule (q) of the Company Disclosure Letter, to the Company’s knowledge, in respect of the Hod Maden Project):
(A)the Operator of the Hod Maden Project holds all licenses, registrations, qualifications, Authorizations and consents (including, for certainty, (1) mineral rights (including exploration licenses, mining licenses, or other tenure granting rights to explore for or extract minerals); (2) Environmental Permits; and (3) land ownership rights, land access agreements, surface use rights or servitudes, whether granted by Governmental Entities or private parties) necessary or appropriate for carrying on its respective business as currently carried on with respect to the Hod Maden Project and that such licenses, registrations, qualifications, Authorizations and consents are valid, subsisting and in good standing in accordance with applicable Laws;
(B)the Operator of the Hod Maden Project has not received any notice of proceedings relating to the revocation, cancellation or adverse modification of any mining license, Environmental Permit, registration, qualification or Authorization, nor has the Operator of the Hod Maden Project received notice of the revocation, cancellation or adverse modification of, or any intention to revoke, cancel or modify, any mining rights, Environmental Permits, exploration or prospecting rights, concessions or licenses with respect to the Hod Maden Project;
(C)no part of the Hod Maden Project has been taken, reduced, revoked, condemned or expropriated by any Governmental Entity nor has any written notice or proceeding in respect thereof been given, commenced or threatened or is pending, nor does the Company have any knowledge of the intent or proposal to give any such notice or commence any such proceeding; and
(D)there are no actions, proceedings, inquiries, disruptions, protests, blockades or initiatives by non-governmental organizations or activist groups that are ongoing or threatened which could reasonably be expected to materially and adversely affect the ability to explore, develop or otherwise operate the Hod Maden Project;
(E)the Operator of the Hod Maden Project has timely and duly performed all obligations required under applicable Laws to maintain the Hod Maden Project in good standing and free and clear of any Liens or causes of invalidity that could affect or limit the validity or enforceability of the Hod Maden Project; and
(F)there are no other concessions, exploitation or exploration applications or any other rights that have preferential rights to carry out mining work in the areas occupied by the Hod Maden Project.
(xii)Except as disclosed in Schedule (q) of the Company Disclosure Letter, no Person has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from the Company or its Subsidiaries of any of the Principal Company Assets. Neither the Company nor any of its Subsidiaries is obligated under any prepayment contract or other prepayment arrangement to deliver mineral products at some future time without then receiving full payment therefor.
(r)Scientific and Technical Information. The Company Public Documents are in material compliance with the applicable provisions of Securities Laws. The Company has duly filed with the applicable regulatory authorities all reports required by Securities Laws, and all such reports complied in all material respects with the requirements of Securities Laws at the time of filing thereof. The scientific and technical information set forth in the Company Public Documents relating to mineral resources and mineral reserves required to be disclosed therein pursuant to Securities Laws has been prepared by the Company and/or the applicable Operators and their respective consultants, as applicable, in accordance with methods generally applied in the mining industry and materially conforms to the requirements of Securities Laws.
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(s)Employment Matters.
(i)Schedule (s)(i) of the Company Disclosure Letter sets forth a complete list of each management level (executive vice president and above) Company Employee as at the date hereof, together with each such Company Employee’s (A) position or function, (B) work location, (C) date of hire, (D) annual base salary or hourly rate of pay, (E) any incentive or bonus arrangement, (F) bonuses paid for the most recently completed year, (G) accrued vacation time, (H) status as active or inactive (and where inactive, the reason for such leave and expected date of return, if known), and (I) Company Benefit Plan participation. The Company has provided a complete list of each Company Employee and material independent contractors as at the date hereof setting forth, for each Company Employee or independent contractor, the (A) position or function, (B) work location, (C) date of hire, (D) annual base salary or hourly rate of pay, (E) any incentive or bonus arrangement, (F) bonus paid for the two most recently completed years, (G) accrued vacation time, (H) type of contract (i.e., for a definite or indefinite term) and (I) status as active or inactive (and where inactive, the reason for such leave and expected date of return, if known).
(ii)Except as disclosed in Schedule (s)(ii) of the Company Disclosure Letter, the Company and each of its Subsidiaries have made available to the Purchaser the form(s) of the Contracts executed by each management level (executive vice president and above) Company Employee and the Contracts of all management level (executive vice president and above) Company Employees are substantially in the form(s) of the Contracts made available to the Purchaser. Except as disclosed in Schedule (s)(ii) of the Company Disclosure Letter, no Company Employee has any agreement as to length of notice or severance payment required to terminate his or her employment in excess of the statutory minimum notice of termination (or payment in lieu of notice), and severance payment (if applicable) required pursuant to applicable employment standards legislation (other than such as results by Law for any employee without an agreement as to notice of termination or severance).
(iii)Other than as disclosed in Schedule (s)(iii) of the Company Disclosure Letter or as provided for or permitted by this Agreement or the Plan of Arrangement, neither the Company nor any of its Subsidiaries has entered into any agreement providing for employment, severance, retention, bonus, golden parachute, change of control, or termination payments or entitlements to any current or former Company Employee in connection with the termination of their position or their employment with the Company or any of its Subsidiaries, in connection with the consummation of the Arrangement, or as a result of a change in control of the Company.
(iv)As at the date hereof, neither the Company nor any of its Subsidiaries (A) is a party to any collective bargaining agreement, or (B) is subject to any application for certification or, to the knowledge of the Company, threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement. To the knowledge of the Company, no labour strike, lock-out, slowdown, picketing, hand-billing, boycott, work stoppage, grievance, complaint or application is pending or threatened against or directly affecting the Company or any of its Subsidiaries, and there have not been any such activities, disputes or proceedings in the last year. As at the date hereof, there are no employee associations, affiliated bargaining agent, voluntary recognized or certified unions or council of trade unions authorized to represent any of the employees of the Company or any of its Subsidiaries including by way of certification, interim certification, voluntary recognition, designation or successor rights.
(v)To the knowledge of the Company, all amounts due or accrued for all salary, wages, bonuses, commissions, vacation pay, overtime, sick days and benefits under the Company Benefit Plans have either been paid or are accurately reflected in the books and records of the
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Company and its Subsidiaries. All liabilities in respect of the Company Employees have or shall have been paid or accrued to the Effective Date, including premium contributions, remittances and assessments for employment insurance, employer health tax, Canada Pension Plan, income tax, workers’ compensation and any other employment-related legislation.
(vi)To the knowledge of the Company, the Company and its Subsidiaries are in material compliance with all terms and conditions of employment (including the terms of any applicable collective bargaining agreement) and applicable Laws relating to employment or termination of employment, including pay equity, employees’ profit sharing, assignment of employees and personnel provision services, wages, hours of work, overtime, vacation, human rights, employer health tax, workers compensation and occupational health and safety.
(vii)To the knowledge of the Company, there are no material employment-related claims, complaints, investigations or orders under applicable Laws respecting employment now pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries by or before any Governmental Entity.
(viii)Each and every Company Employee has all the necessary permits under applicable Laws to lawfully work in the country of their employment, including any working visa that may be required. Each of the Company and its Subsidiaries has the necessary permits to employ each and every Company Employee in terms of applicable Laws, including any migratory permit to hire foreign employees, as applicable.
(ix)To the knowledge of the Company, each of the Company and its Subsidiaries has properly characterized retained individuals as either employees or independent contractors for the purposes of Taxes and other applicable Laws, including employment, labour and workers compensation Laws and none of them has received any notice from any Governmental Entity disputing such classification.
(x)The individual employment agreements entered into by the Company and its Subsidiaries with the Company Employees comply with and have complied, in all material respects, with all applicable Laws.
(xi)Other than as disclosed in Schedule (s)(xi) of the Company Disclosure Letter or as provided for or permitted by this Agreement or the Plan of Arrangement, other than in the ordinary course (including annual cost-of-living salary increases), (A) since December 31, 2024, the Company and its Subsidiaries have not granted or promised any Company Employee any extraordinary or special increases in compensation or benefits, or any payment of any bonus, deferred compensation, golden parachute, change of control or similar arrangement, and (B) no Company Employee is entitled to any increase in compensation or bonus or other increase in benefits after, or as a result of, the transactions contemplated by this Agreement.
(xii)No Company Employee has given written notice to the Company and/or its Subsidiaries of an intention to terminate employment and, to the knowledge of the Company, no such Company Employee intends to terminate employment. To the knowledge of the Company, the terminations of all past Company Employees have been implemented in material compliance with applicable Laws and to the knowledge of the Company, the departure, either by resignation or termination, of all past Company Employees have been duly documented pursuant to applicable Laws.
(xiii)Except as disclosed in Schedule (s)(xiii) of the Company Disclosure Letter, true and complete copies of all Company Indemnity or Payment Agreements have been provided to the Purchaser prior to the date hereof.
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(t)Absence of Certain Changes or Events. Except as disclosed in the Company Public Documents, since December 31, 2024:
(i)the Company and its Subsidiaries have conducted their respective businesses in the ordinary course in all material respects and have not taken any steps to take any actions which, if taken after the date hereof, would require the Purchaser’s consent pursuant to Section 5.1 of this Agreement;
(ii)there has not been any damage, destruction or other casualty loss with respect to any asset owned, leased or otherwise used by the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, whether or not covered by insurance (other than in the ordinary course or regular wear and tear);
(iii)there has not been any acquisition or disposition (including any reconveyance) by the Company or any of its Subsidiaries of any property or asset that would be material to the Company and its Subsidiaries, taken as a whole, other than the Arrangement or as expressly permitted by this Agreement;
(iv)there has not been any material write down by the Company of the value of any of the material assets, including the Principal Company Assets, of the Company and its Subsidiaries, taken as a whole; and
(v)through to the date of this Agreement, there has not been any change, effect, event, occurrence or state of facts or circumstance that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(u)Litigation. Except as disclosed in Schedule (u) of the Company Disclosure Letter, there are no claims, actions, suits, demands, arbitrations, charges, indictments, orders, hearings or other civil, criminal, administrative or investigative proceedings, or other investigations or examinations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, the business of the Company or any of its Subsidiaries, or affecting any of their properties or assets, before or by any Governmental Entity which, if adversely determined, would have, or would reasonably be expected to have, a Company Material Adverse Effect or would significantly impede the ability of the Company to consummate the Arrangement. To the knowledge of the Company, there are no events or circumstances which would reasonably be expected to give rise to or serve as a basis for the commencement of any such claim, action, suit, demand, arbitration, charge, indictment, order, hearing or other civil, criminal, administrative or investigative proceeding, or other investigation or examination. There are no outstanding orders, judgments, injunctions, or decrees against the Company or its Subsidiaries that materially and adversely impact the business, property or assets of the Company and its Subsidiaries. Each of the Company and its Subsidiaries does not intend to initiate any suits, actions, claims or arbitrations.
(v)Intellectual Property. Schedule (v) of the Company Disclosure Letter sets forth a complete list of all registered and unregistered Intellectual Property of the Company and its Subsidiaries. The Company and its Subsidiaries have sufficient rights to use or otherwise exploit the Intellectual Property necessary to carry on the business now operated by them and (i) there is no action, suit, proceeding or claim pending or, to the knowledge of the Company, threatened by others challenging the rights of the Company and its Subsidiaries in or to any Intellectual Property which is used for the conduct of the business of the Company and its Subsidiaries as currently carried on, and as set out in the Company Public Documents, and (ii) to the knowledge of the Company, the conduct of the business as currently carried on as set forth in the Company Public Documents, including the use of Intellectual Property, does not infringe upon the Intellectual Property of any Person in any material respect. To the knowledge of the Company, no Person is currently infringing upon, misappropriating or otherwise violating any of the Intellectual Property owned by the Company or its Subsidiaries in any material respect.
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(w)Taxes.
(i)Each of the Company and its Subsidiaries has duly and timely filed all material Tax Returns required to be filed by it prior to the date hereof and all such Tax Returns are true, complete and correct in all material respects.
(ii)No Tax Return of the Company or any of its Subsidiaries is under audit by any Governmental Entity, and no written notice of such an audit has been received by the Company. The Company is not a party to, or otherwise subject to, a proceeding in which Taxes are being contested.
(iii)Each of the Company and its Subsidiaries has paid on a timely basis all material Taxes which are due and payable by it on or before the date hereof (including instalments) and has provided accruals in accordance with IFRS in the most recently published consolidated financial statements of the Company for any Taxes of the Company and its Subsidiaries for the period covered by such financial statements that have not been paid whether or not shown as being due on any Tax Returns. Since such publication date, no material liability in respect of Taxes not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued, other than in the ordinary course.
(iv)To the knowledge of the Company, no material deficiencies, litigation, audits, claims, proposed adjustments or matters in controversy exist or have been asserted with respect to Taxes of the Company or any of its Subsidiaries, and neither the Company, nor any of its Subsidiaries, is a party to any action or proceeding for assessment or collection of Taxes and no such event has been asserted or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any of their respective assets.
(v)No claim has been made by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company, or any of its Subsidiaries, is or may be subject to Tax by that jurisdiction or is or may be required to file a tax return in that jurisdiction and none of the Company nor any of its Subsidiaries carries on business in a jurisdiction in which it does not file a Tax Return in respect of income.
(vi)There are no Liens with respect to Taxes upon any of the assets of the Company or any of its Subsidiaries (other than Company Permitted Liens).
(vii)Each of the Company and its Subsidiaries has withheld, deducted or collected all material amounts required to be withheld, deducted or collected by it on account of Taxes and has duly and timely remitted all such amounts to the appropriate Governmental Entity as required by Law. Each of the Company and its Subsidiaries has complied with all related information reporting, withholding and record retention requirements.
(viii)There are no outstanding agreements, arrangements, elections, waivers or objections extending or waiving the statutory period of limitations applicable to any material claim for, or the period for the collection or assessment or reassessment of Taxes due from the Company or any of its Subsidiaries, for any taxable period and no request for any such waiver or extension is currently pending.
(ix)The Company and each of its Subsidiaries has made available to the Purchaser true, correct and complete copies of all material Tax Returns, notices of assessment or reassessment of the Company and any of its Subsidiaries, all correspondence with any Governmental Entity relating to Taxes, examination reports and statements of deficiencies for taxable periods, or transactions consummated, for which the applicable statutory periods of limitations have not expired.
(x)None of the Company or any of its Subsidiaries has, at any time, directly or indirectly transferred any property or supplied any services to, or acquired any property or services from, a Person with whom the Company or Subsidiary, as the case may be, was not dealing at
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arm’s length (within the meaning of the Tax Act) for consideration other than consideration equal to the fair market value of such property or services at the time of transfer, supply or acquisition, as the case may be, nor has the Company or any of its Subsidiaries been deemed to have done so for purposes of the Tax Act.
(xi)To the knowledge of the Company, the Company and its Subsidiaries have complied in all material respects with the transfer pricing (including any contemporaneous documentation) provisions of each applicable Law, including for greater certainty, under section 247 of the Tax Act (and the corresponding provisions of any applicable provincial Law).
(xii)There are no circumstances existing which could result in the material application of Sections 15, 17, 78, 80 to 80.04 or 224 of the Tax Act, or any equivalent provision under provincial Law, to the Company or any of its Subsidiaries. Except as in accordance with past practices, the Company and its Subsidiaries have not claimed nor will they claim any reserve under any provision of the Tax Act or any equivalent provincial provision, if, as a result, any material amount could be included in the income of the Company or its Subsidiaries for any period ending after the Effective Date.
(xiii)None of the Company nor any of its Subsidiaries has any liability for Taxes of any other Person including, for greater certainty, under Sections 159 or 160 of the Tax Act (or any similar provisions of federal, state, local or foreign law).
(xiv)The Company Shares are not “taxable Canadian property” within the meaning of the Tax Act.
(xv)For the purposes of the Tax Act, any applicable Tax treaty and any other relevant Tax purposes (A) the Company is resident in, and is not a non-resident of, Canada, and is a “taxable Canadian Corporation” and (B) each of its Subsidiaries is resident in the jurisdiction in which it was formed, and is not resident in any other country and if resident in Canada and is a corporation, is a “taxable Canadian corporation”.
(xvi)Neither the Company nor any Subsidiary of the Company is, or has been, a member of any affiliated, consolidated, combined or unitary Tax group, other than a group the common parent of which is the Company or any Subsidiary of the Company.
(xvii)Neither the Company nor any of its Subsidiaries is a party to, or is bound by or has any obligation under any material Tax Sharing Agreement.
(xviii)The Company and each of its Subsidiaries has retained all material tax, accounting and Corporate Records required by applicable Law to support any tax or accounting position, filing or claim made by them with respect to Taxes for taxable periods for which the applicable statutory periods of limitations have not expired.
(xix)The Company and each of its Subsidiaries has not incurred any material liability for Taxes arising from transactions outside the ordinary course.
(xx)The Company and each of its Subsidiaries does not have an application pending with any Governmental Entity requesting permission for any change in accounting method that relates to its business.
(x)Books and Records.
(i)The Corporate Records have been maintained in accordance with all applicable Laws in all material respects, and the minute books of the Company and each of its Subsidiaries as made available to the Purchaser are complete and accurate in all material respects, except for minutes relating to the Arrangement or this Agreement.
(ii)The financial books and records and accounts of the Company and each of its Subsidiaries: (A) have been maintained, in all material respects, in accordance with IFRS; (B) are stated in reasonable detail and accurately and fairly reflect, in all material respects, the transactions
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and dispositions of assets of the Company and its Subsidiaries; and (C) accurately and fairly reflect, in all material respects, the basis for the Company’s consolidated financial statements.
(y)Insurance. As at the date hereof, the Company and its Subsidiaries have in place the insurance policies disclosed in Schedule (y) of the Company Disclosure Letter specifying the insurer, amount and nature of coverage, and the date through which coverage will continue by virtue of premiums already paid. All insurance maintained by the Company or any of its Subsidiaries is in full force and effect and in good standing, and neither the Company nor its Subsidiaries are in default, whether as to payment of premium or otherwise. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has failed to make a claim thereunder on a timely basis, or received notice or otherwise become aware of any intent of an insurer to either claim any default on the part of the Company or its Subsidiaries or not to renew any policy of insurance on its expiry. The Company and its Subsidiaries maintain the insurance policies required by applicable Laws and any Company Material Contract, including all required insurance policies to operate their business as currently conducted.
(z)Benefit Plans.
(i)Schedule (z)(i) of the Company Disclosure Letter contains a true and complete list of all material Company Benefit Plans.
(ii)No Company Benefit Plan:
(A)is subject to federal or provincial pension standards legislation;
(B)is a “retirement compensation arrangement”, a “deferred profit sharing plan”, or a “salary deferral arrangement”, as each such term is defined in the Tax Act;
(C)provides for health and welfare benefits which are not fully-insured;
(D)provides for retiree or post-termination benefits to Company Employees or former Company Employees or beneficiaries or dependents thereof (other than as required by applicable Laws); or
(E)provides benefits to independent contractors.
(iii)To the knowledge of the Company, there are no investigations by a Governmental Entity or material claims (other than routine claims for payment of benefits) pending involving any Company Benefit Plan, and to the knowledge of the Company there exists no state of facts which would reasonably be expected to give rise to such investigations or material claims (other than routine claims for payment of benefits).
(iv)There has been no amendment to, or announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Company Benefit Plan and no Company Benefit Plan contains provisions permitting retroactive increase or payments on termination which, in each case, would materially increase the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year.
(v)Except as disclosed in Schedule (z)(v) of the Company Disclosure Letter, neither the execution of this Agreement by the Company nor the consummation of the Arrangement pursuant to the Plan of Arrangement (whether alone or in conjunction with any subsequent events) would result in (A) any Company Employees receiving termination or severance pay or any increase in termination or severance pay upon any termination of employment after the date hereof, (B) acceleration of the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to any of the Company Benefit Plans, or (C) limiting or restricting the right of the Company or, after the
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consummation of the Arrangement, the Purchaser to merge, amend or terminate any of the Company Benefit Plans, other than those limits or restrictions pursuant to applicable Laws.
(vi)There is no entity other than the Company or its Subsidiaries participating in any Company Benefit Plan.
(vii)All data necessary to administer each Company Benefit Plan is in the possession of the Company or its Subsidiaries or its agents and is in a form which is sufficient for the proper administration of the Company Benefit Plan in accordance with its terms and, to the knowledge of the Company, such data is complete and correct in all material respects.
(aa)Non-Arm’s Length Transactions. Other than employment, indemnification or compensation agreements entered into in the ordinary course and as disclosed in Schedule (aa) of the Company Disclosure Letter, there are no current Contracts or other transactions currently in place (including relating to indebtedness by or to the Company or its Subsidiaries) between the Company or its Subsidiaries, on the one hand, and any (i) officer or director of the Company or any of its Subsidiaries, (ii) any holder of record or, to the knowledge of the Company, beneficial owner, of 10% or more of the voting securities of the Company, or (iii) to the knowledge of the Company, any affiliate or associate of any officer, director or beneficial owner, on the other hand.
(bb)Environment.
(i)Neither the Company nor any of its Subsidiaries has received from any Person or Governmental Entity any notice, formal or informal, of any proceeding, action or other claim, liability or potential liability with respect to the Hod Maden Project arising under any Environmental Laws that are pending as of the date of this Agreement. The Company is not aware of any facts or circumstances that reasonably could be expected to give rise to any such notice, action or other claim, liability or potential liability.
(ii)To the Company’s knowledge, the Operator of the Hod Maden Project has carried on its operations in material compliance with all applicable Environmental Laws and to the Company’s knowledge the Hod Maden Project complies with all applicable Environmental Laws in all material respects, except to the extent that a failure to be in such compliance, individually or in the aggregate, would not materially and adversely impact the ability of the Company to receive all benefits associated with the Hod Maden Project.
(cc)Company Material Contracts. Schedule (cc) of the Company Disclosure Letter lists all of the Company Material Contracts. In relation to such Company Material Contracts:
(i)All such Company Material Contracts are legal, valid and binding, and in full force and effect and are enforceable by the Company (or a Subsidiary of the Company, as the case may be) in accordance with their terms (subject to bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction). The Company and each of its Subsidiaries has complied in all material respects with all the terms of such Company Material Contracts to which it is a party. Except as disclosed in Schedule (cc) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is in breach of, or default under, any such Company Material Contract to which it is a party or bound, nor does the Company have knowledge of any condition that with the passage of time or the giving of notice or both would result in such a breach or default, except in each case where any such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company and its Subsidiaries.
(ii)As of the date hereof, neither the Company nor any of its Subsidiaries knows of, or has received written notice of, any breach or default under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of
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notice or both would result in such a breach or default under) any such Company Material Contract by any other party thereto except where any such violation or default does not and would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company and its Subsidiaries.
(iii)Other than as disclosed in Schedule (cc)(iii) of the Company Disclosure Letter, prior to the date hereof the Company has made available to the Purchaser true and complete copies of all of such Company Material Contracts.
(iv)Neither the Company nor any of its Subsidiaries has received written notice that any party to such Company Material Contract intends to cancel, terminate, materially modify or not renew such Company Material Contract.
(dd)Standstill Agreements. Neither the Company nor any of its Subsidiaries has waived any standstill agreements or provisions in respect of the securities of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a Party, except to permit submissions of expressions of interest prior to the date of this Agreement.
(ee)Whistleblower Reporting. No employee of the Company or any of its Subsidiaries, nor any legal counsel representing the Company or any of its Subsidiaries, has, to the knowledge of the Company, reported to any Person any evidence of a material violation of any Securities Laws, breach of fiduciary duty or similar material violation by the Company or any of its Subsidiaries or their respective officers, directors, employees, agents or independent contractors to the Company’s management, or audit committee (or other committee designated for such purpose) of the Company Board.
(ff)Restrictions on Business Activities. There is no agreement, judgement, injunction, order or decree binding upon the Company or any of its Subsidiaries that has or would reasonably be expected to have the effect of prohibiting or restricting any acquisition of property by the Company or any such Subsidiary or the conduct of business by the Company or any such Subsidiary as currently conducted (including following the transaction contemplated by this Agreement), other than the Company Credit Facility and such agreements, judgements, injunctions, orders or decrees which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(gg)Brokers. Other than the engagement of the Company Financial Advisor and the Company Special Committee Financial Advisor, none of the Company, any of its Subsidiaries, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement. A true and complete copy of the engagement letter between the Company and each of the Company Financial Advisor and Company Special Committee Financial Advisor has been made available to the Purchaser.
(hh)Corrupt Practices Legislation.
(i)None of the Company, its Subsidiaries and affiliates, nor, to the Company’s knowledge, any of their officers, directors, employees or agents or any of its Subsidiaries has, directly or indirectly, offered, promised, agreed, paid, authorized, given or taken any act in furtherance of any such offer, promise, agreement, payment or authorization on behalf of the Company or its Subsidiaries, anything of value, directly or indirectly, to any official of a Governmental Entity, any political party or official thereof or any candidate for political office, for the purpose of any of the following:
(A)influencing any action or decision of such Person in such Person’s official capacity, including a decision to fail to perform such Person’s official function in order to obtain or retain an advantage in the course of business;
(B)inducing such Person to use such Person’s influence with any Governmental Entity to affect or influence any act or decision of such Governmental Entity to assist the Company or one of its Subsidiaries in obtaining or retaining business for, with, or
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directing business to, any Person or otherwise to obtain or retain an advantage in the course of business; or
(C)to assist the Company or one of its Subsidiaries in obtaining or retaining business for, with, or directing business to, any Person.
(ii)None of the Company and its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers, employees or agents has, directly or indirectly, taken any action that is or would be otherwise inconsistent with or prohibited by or would cause the Company or one of its Subsidiaries to be in violation of the substantive prohibitions or requirements of the Company Applicable Anti-Corruption Laws. Neither the Company, nor its Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers, employees or agents has violated any Company Applicable Anti-Corruption Laws and, to the knowledge of the Company, no condition or circumstances exist that would form the basis of any such allegations.
(iii)All contracts and arrangements between the Company or one of its Subsidiaries and any other Person are in compliance with Company Applicable Anti-Corruption Laws. Since January 1, 2024, the Company and its Subsidiaries have maintained policies and procedures applicable to each of them respectively and their respective directors, officers, employees and agents in place in respect thereof designed to promote compliance with Company Applicable Anti-Corruption Laws.
(iv)None of the Company or its Subsidiaries nor to the knowledge of the Company, any of its directors, officers, employees or agents has (A) conducted or initiated any review, audit or internal investigation that concluded that the Company or one of its Subsidiaries or any of their respective directors, officers, employees or agents has materially violated any Company Applicable Anti-Corruption Laws, or (B) made a voluntary, directed or involuntary disclosure to any Governmental Entity responsible for enforcing Company Applicable Anti-Corruption Laws, in each case with respect to any alleged act or omission arising under or relating to material non-compliance with any such Company Applicable Anti-Corruption Laws, or received any notice, request or citation from any Person alleging material non-compliance with any such Company Applicable Anti-Corruption Laws.
(v)The Company and its Subsidiaries have maintained systems of internal controls designed to promote compliance by the foregoing and their respective directors, officers, employees, and agents, with Company Applicable Anti-Corruption Laws.
(vi)Neither the Company, nor any of its Subsidiaries, nor any of their respective directors or officers, has received written notice of or is aware of any claim, action, suit, proceeding or investigation against it by any Governmental Entity with respect to compliance with Company Applicable Anti-Corruption Laws.
(ii)Sanctions.
(i)Neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers, employees, nor, to the knowledge of the Company, agents: (A) is a Restricted Party; or (B) has received written notice of or is aware of any claim, action, suit, proceeding or investigation against the Company or any of its Subsidiaries with respect to compliance with applicable Sanctions by any applicable Sanctions Authority.
(ii)To the knowledge of the Company, the Company, its Subsidiaries and, when acting within the scope of their employment, their respective directors, officers and employees, are in compliance with all applicable Sanctions.
(iii)The Company represents and covenants that neither the Company nor any of its Subsidiaries has knowingly engaged in, is now knowingly engaged in, or will knowingly engage in, any dealings or transactions with any Restricted Party or in property that is owned, held or
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controlled by or on behalf of any Restricted Party, in violation of Sanctions. The Company represents and covenants that neither the Company nor any of its Subsidiaries has knowingly engaged in, is now knowingly engaged in, or will knowingly engage in, any dealings or transactions in Russia, Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic of Ukraine, the Kherson and the Zaporizhzhia oblasts of Ukraine, Cuba, Iran, North Korea or Syria, in violation of Sanctions. The representations, warranties and covenants given in this Section (iii) shall not apply in respect of the Company or its Subsidiaries insofar as compliance with any such covenant, representation or warranty would result in a contravention of an order issued under the Foreign Extraterritorial Measures Act (Canada).
(iv)No Principal Company Asset is the subject of any Sanctions.
(jj)Modern Slavery.
(i)The Company and its Subsidiaries are in compliance with the requirements of applicable Modern Slavery Laws.
(ii)Neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers or employees nor, to the knowledge of the Company, any agents or Persons acting on any of their behalf has received written notice of or is aware of any claim, action, suit, proceeding or investigation against it by any Governmental Entity with respect to applicable Modern Slavery Laws.
(iii)The Company and its Subsidiaries have policies and procedures in place reasonably designed to ensure compliance with applicable Modern Slavery Laws, and is in compliance with such policies.
(kk)Trade Laws.
(i)None of the Company or its Subsidiaries, nor, to the knowledge of the Company, any of their respective Representatives, has directly or indirectly taken any action or failed to take any action that would cause it to violate Trade Laws.
(ii)Neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers or employees, has received written notice of or is aware of any claim, action, suit, proceeding or investigation against the Company or any of its Subsidiaries respectively by any Governmental Entity with respect to compliance with applicable Trade Laws.
(ll)Bankruptcy. Neither the Company nor any of its Subsidiaries has commenced or contemplated any proceeding, or filed or contemplated the filing of any petition, in any court relating to the bankruptcy, reorganization, insolvency, dissolution, liquidation or relief from debtors of the Company or any of its Subsidiaries. There is no legal basis for the bankruptcy, insolvency, dissolution or liquidation of the Company or any of its Subsidiaries.
(mm)Privacy and Security.
(i)The Company and its Subsidiaries (A) are in material compliance with applicable Privacy Laws, and (B) have implemented and maintained measures designed to provide reasonable assurance that each of the Company and its Subsidiaries: (I) comply with applicable Privacy Laws; and (II) will not collect, acquire, fail to secure, share, disclose, use, or otherwise process Personal Information in a manner inconsistent with applicable Privacy Laws, any notice to or consent from the provider of Personal Information, any Contract to which the each of the Company and its Subsidiaries is a party that is applicable to such Personal Information, or any privacy policy or privacy statement from time to time published or otherwise made available by the Company and its Subsidiaries to the Persons to whom the Personal Information relates.
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(ii)With respect to all Personal Information collected by the Company and its Subsidiaries, each of the Company and its Subsidiaries at all times has taken steps required and reasonably necessary to protect such Personal Information against loss and against unauthorized access, use, modification, disclosure or other misuse, including implementing and monitoring compliance with reasonable measures with respect to technological, organizational and physical security of such Personal Information. Each of the Company and its Subsidiaries has commercially reasonable safeguards in place designed to protect Personal Information in its possession or control from loss, unauthorized access, use or disclosure, including by its officers, employees, independent contractors and consultants. To the knowledge of the Company, there has been no unauthorized access to, use or disclosure of, or other misuse of any Personal Information in the custody or control of the Company or its Subsidiaries.
(nn)MI 61 -101. Except as set forth in Schedule (nn) of the Company Disclosure Letter, to the knowledge of the Company, no (i) related party of the Company (within the meaning of MI 61-101) is entitled to receive a “collateral benefit” (within the meaning of such instrument) as a consequence of the completion of the Arrangement and the completion of the other transactions contemplated by this Agreement, and (ii) Company Shares are required by MI 61-101 to be excluded from voting on the Arrangement Resolution.
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SCHEDULE E
PURCHASER REPRESENTATIONS AND WARRANTIES
(a)Organization and Qualification. Each of the Purchaser and AcquireCo is duly incorporated or an entity duly created and validly existing under all applicable Laws of its jurisdiction of incorporation, continuance or creation and has the requisite power and authority to own its assets and conduct its business as now owned and conducted. Each of the Purchaser and AcquireCo is duly qualified to carry on business and has authority to own, lease and operate properties, assets and carry on business as presently conducted, and is in good standing in each jurisdiction where such qualification is applicable and in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, materially impede, interfere with, prevent or delay the completion of the Arrangement.
(b)Authority Relative to this Agreement. Each of the Purchaser and AcquireCo has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Purchaser and AcquireCo and the performance by the Purchaser and AcquireCo of their obligations under this Agreement have been duly authorized by the Purchaser Board and the board of directors of AcquireCo and no other corporate proceedings on the part of the Purchaser or AcquireCo, or vote of any holders of any class of securities of the Purchaser are necessary to authorize this Agreement or consummate the Arrangement or other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and AcquireCo and constitutes a valid and binding obligation of the Purchaser and AcquireCo, enforceable by the Company against the Purchaser and AcquireCo in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting creditors’ rights generally, and subject to the qualification that equitable remedies, including specific performance, may be granted only in the discretion of a court of competent jurisdiction.
(c)No Conflict; Required Filings and Consent.
(i)The execution and delivery by each of the Purchaser and AcquireCo of this Agreement and the performance by it of its obligations hereunder and the completion of the Arrangement and the other transactions contemplated hereby do not and will not (or would not with the giving of notice, the lapse of time or both, or the happening of any other event or condition):
(A)violate, conflict with or result in a breach of:
(1)the constating documents of the Purchaser or AcquireCo;
(2)any Contract or any material Authorization to which the Purchaser or AcquireCo is a party or by which the Purchaser or AcquireCo is bound, except as would not, individually or in the aggregate, materially impede, interfere with, prevent or delay the completion of the Arrangement; or
(3)any Law to which the Purchaser or AcquireCo is subject or by which the Purchaser or AcquireCo is bound, subject to receipt of the Regulatory Approvals, and except as would not, individually or in the aggregate, materially impede, interfere with, prevent or delay the completion of the Arrangement;
(ii)Other than the Regulatory Approvals, the rules and policies of the Nasdaq, the Interim Order and the Final Order, no Authorization of, or other action by or in respect of, or filing, recording, registering or publication with, or notification to, any Governmental Entity is necessary on the part of the Purchaser or AcquireCo in order for the Purchaser and AcquireCo to proceed with the execution and delivery of this Agreement and the consummation of the Arrangement and the other transactions contemplated by this Agreement, except as would
B-E-1

not, individually or in the aggregate, materially impede, interfere with, prevent or delay the completion of the Arrangement.
(d)Ownership of AcquireCo. The Purchaser indirectly through an affiliate beneficially owns all of the issued and outstanding equity interests of AcquireCo.
(e)Availability of Funds. The Purchaser has, or will have at the Effective Time, sufficient cash on hand or committed under credit facilities to satisfy its obligations under the Plan of Arrangement.
(f)Bankruptcy. Neither the Purchaser nor AcquireCo has commenced or contemplated any proceeding, or filed or contemplated the filing of any petition, in any court relating to the bankruptcy, reorganization, insolvency, dissolution, liquidation or relief from debtors of the Purchaser or AcquireCo. There is no legal basis for the bankruptcy, insolvency, dissolution or liquidation of the Purchaser or AcquireCo.
(g)Investment Canada Act. The Purchaser is a “trade agreement investor” and is not a “state-owned enterprise”, in each case within the meaning of the Investment Canada Act.
B-E-2

Annex C-1
July 6, 2025
To:    Sandstorm Gold Ltd. (the “Company”)
Dear Sirs/Madams:
Re:    Support and Voting Agreement
The undersigned understands that Royal Gold, Inc. (the “Purchaser”) and the Company intend to enter into an arrangement agreement on the date hereof (the “Arrangement Agreement”), which will provide for, among other things, the acquisition by the Purchaser of all of the issued and outstanding common shares in the capital of the Company pursuant to a plan of arrangement under the provisions of the Business Corporations Act (British Columbia).
The undersigned understands that the Purchaser must obtain Purchaser Stockholder Approval for the Purchaser Stock Issuance pursuant to the Arrangement. The undersigned acknowledges that the Company would not enter into the Arrangement Agreement but for the execution and delivery of this letter agreement by the undersigned.
Capitalized terms used in this letter agreement and not otherwise defined herein shall have the respective meanings given to them in the Arrangement Agreement.
In this letter agreement words importing the singular shall include the plural and vice versa and words importing any gender include all genders. Whenever the words “include”, “includes” or “including” are used in this letter agreement, they will be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. The inclusion of headings in this letter agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.
The undersigned is the beneficial owner of, or exercises control or direction over the securities of the Purchaser set forth in Schedule A, together with any other securities of the Purchaser directly or indirectly acquired by or issued to the undersigned during the term of this letter agreement, are collectively referred to herein as the “Subject Securities”.
This letter agreement sets out the terms and conditions of the agreement of the undersigned, among other things, to vote or cause to be voted any Purchaser Shares and any other Subject Securities entitled to be voted at the Purchaser Meeting and that are held by the undersigned, or over which the undersigned has control or direction, in favour of the Arrangement and any other matter that would reasonably be expected to facilitate the Arrangement and to abide by the restrictions and covenants set forth herein.
1.Support and Voting Covenants. Subject to Section 3 hereof, from the date of this letter agreement until Termination, the undersigned agrees, in his or her capacity as a securityholder of the Purchaser:
(a)at any meeting of stockholder of the Purchaser to be held to consider the Arrangement (including the Purchaser Meeting) or any of the other transactions contemplated by the Arrangement Agreement, or any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) with respect to the Arrangement or any of the transactions contemplated by the Arrangement Agreement is sought, to attend (in person or by proxy) and be counted as present for purposes of establishing quorum and to vote or to cause to be voted (and not withdraw any proxies or change his or her vote in respect thereof) the Subject Securities entitled to be voted (i) in favour of the approval, consent, ratification and adoption of the Purchaser Stock Issuance and any other matter necessary for the consummation of the Arrangement, and (ii) against any resolution, action, proposal, transaction or agreement, that would reasonably be expected to adversely affect or reduce the likelihood of the successful
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completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement;
(b)without limiting the generality of the obligations in Section 1(a) hereof, no later than 10 days prior to a meeting where the undersigned is required to vote or cause to be voted the Subject Securities in accordance with Section 1(a) hereof, to deliver or to cause to be delivered to the Purchaser or its transfer agent in accordance with the instructions to be set out in the management information circular of the Purchaser in connection with such meeting, duly executed proxies or voting instruction forms, as applicable, in respect of all of the Subject Securities required to be voted or caused to be voted at such meeting (x) instructing the holder thereof to vote (i) in favour of the Purchaser Stock Issuance and any other matter necessary for the consummation of the Arrangement, and (ii) against any matter that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement, and (y) naming those individuals as may be designated by the Purchaser in the proxy statement in connection with the meeting of shareholders of the Purchaser at which the Purchaser Stock Issuance will be voted on;
(c)without the prior written consent of the Company, not to join in the requisitioning of any meeting of shareholders of the Purchaser for the purposes of considering any resolution which would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement;
(d)to revoke any and all authorities pursuant to any proxy, power of attorney, attorney-in-fact, voting trust, vote pooling, voting instruction form, other voting document or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind with respect to the Subject Securities, in any case, that may conflict or be inconsistent with the matters set forth in this letter agreement;
(e)not to (i) grant or agree to grant any proxy, power of attorney or other right to vote the Subject Securities, except for proxies or voting instructions to vote, or cause to be voted, securities in accordance with this letter agreement, or (ii) enter into any agreement or undertaking (including any voting agreement or voting trust with respect to the Subject Securities) that is inconsistent with, or would interfere with, or prohibit or prevent the undersigned from satisfying, his or her obligations pursuant to this letter agreement;
(f)not to exercise any rights of appraisal provided under any Laws or otherwise in connection with the Arrangement and not to exercise any shareholder rights or remedies available at common law or pursuant to securities or corporate Laws which would reasonably be regarded as likely to delay or prevent the Arrangement;
(g)not to make any statements or take any action against the Arrangement or any aspect thereof and to not bring, or threaten to bring, any suit or proceeding for the purpose of, or which has the effect of, directly or indirectly, frustrating, stopping, preventing, impeding, delaying or varying the Arrangement;
(h)not to, directly or indirectly, sell, transfer, gift, assign, grant a participation interest in, option, pledge, hypothecate, grant a security or voting interest in or otherwise convey or encumber (each, a “Transfer”), or enter into any agreement, option or other arrangement (including any profit sharing arrangement, forward sale or other monetization arrangement) with respect to the Transfer of any of his or her Subject Securities to any Person without the prior written consent of the Company, other than:
(i)as contemplated by the Arrangement Agreement;
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(ii)[with respect to the sale of no more than 1,500 Purchaser Shares;][applicable in the case of one support and voting agreement]
(iii)a Transfer by the undersigned of no more than 5% of his or her Subject Securities (to the extent such Subject Securities are otherwise Transferable according to their terms) following the holding of the vote relating to the Purchaser Stock Issuance at the Purchaser Meeting and only to one or more charitable entities or institutions;
(iv)with respect to any Subject Securities that are stock options or stock appreciation rights, and any Subject Securities that are restricted stock units or performance shares that vest prior to the Termination, a Transfer by the undersigned of such number of the underlying Purchaser Shares issued upon exercise or settlement, as applicable, of such Subject Securities as is necessary in order to satisfy (A) if applicable, payment of the exercise price of such Subject Securities, and (B) taxes or tax withholding obligations applicable to the exercise or settlement of such Subject Securities;
(v)with respect to any Subject Securities that are stock options or stock appreciation rights which expire on or prior to the Termination, a Transfer by the undersigned of the underlying Purchaser Shares issued upon exercise of such Purchaser Options;
(i)not to tender or cause to be tendered any Subject Securities to any Purchaser Acquisition Proposal or other take-over bid or similar transaction involving the Purchaser or the Purchaser Shares that is reasonably likely to in any manner delay, hinder, prevent, frustrate, interfere with or challenge the Arrangement or any transaction contemplated by the Arrangement Agreement;
(j)notify the Company promptly if any of the undersigned’s representations and warranties contained in this letter agreement becomes untrue or incorrect in any material respect; and
(k)not do indirectly that which it may not do directly in respect of the restrictions on his or her rights with respect to the Subject Securities pursuant to this Agreement.
2.Company Covenants. From the date of this letter agreement until Termination, the Company agrees:
(a)it shall comply with its obligations under the Arrangement Agreement; and
(b)it shall take all steps required of it to consummate the Arrangement in accordance with and subject to the terms and conditions of the Arrangement Agreement and the Plan of Arrangement.
3.Directors and Officers. Notwithstanding any other provision of this letter agreement to the contrary, the Company acknowledges and agrees that the undersigned is executing this letter agreement and is bound hereunder solely in the undersigned’s capacity as a securityholder of the Purchaser and not in the undersigned’s capacity as a director, officer or employee of the Purchaser or any of its Subsidiaries. Notwithstanding any provision of this letter agreement to the contrary, nothing in this letter agreement shall (or shall require the undersigned or any of his or her representatives to attempt to) limit or restrict any actions or omissions of a director or officer of the Purchaser or any of its Subsidiaries, including, without limitation, in the exercise of his or her fiduciary duties as a director or officer of the Purchaser and any of its Subsidiaries or prevent or be construed as creating any obligation on the part of any director or officer of the Purchaser or any of its Subsidiaries from taking any action in his or her capacity as such director or officer, and the Company acknowledges and agrees that actions taken in good faith by the undersigned to discharge his or her fiduciary duties as a director or officer of the Purchaser and any of its Subsidiaries shall not be a violation of this letter agreement.
C-1, Page 3

Notwithstanding any provisions of this letter agreement to the contrary, the undersigned will be entitled to exercise his or her rights to acquire Purchaser Shares (if any) issuable upon the exercise or settlement of the Purchaser Incentive Awards held by the undersigned upon the vesting thereof, as applicable, in compliance with the respective terms of such securities (which such Purchaser Shares will be subject to the terms of this Agreement).
4.Termination. This Agreement will terminate upon the earliest to occur of:
(a)the mutual written agreement of the Company and the undersigned to terminate this letter agreement;
(b)the Effective Time;
(c)delivery by written notice of the undersigned to the Company if without the written consent of the undersigned:
(i)the Outside Date is changed to a date that is later than January 6, 2026; or
(ii)the conditions to closing of the Arrangement Agreement are amended in a manner that is materially adverse to the undersigned;
(d)provided that the Company has not breached this letter agreement and is not then in default of the Company’s obligations under this letter agreement, written notice by the Company to the undersigned if: (i) any of the representations and warranties of the undersigned in this letter agreement shall not be true and correct in all material respects; or (ii) the undersigned shall not have complied with the covenants to the Company contained in this letter agreement in all material respects;
(e)provided that the undersigned has not breached this letter agreement and is not then in default of the undersigned’s obligations under this letter agreement, written notice by the undersigned to the Company if (i) any of the representations and warranties of the Company in this letter agreement shall not be true and correct in all material respects; or (ii) the Company shall not have complied with its covenants to the undersigned contained in this letter agreement in all material respects;
(f)the Outside Date;
(g)a Purchaser Change in Recommendation; or
(h)the termination of the Arrangement Agreement in accordance with its terms
(the “Termination”). This letter agreement shall automatically terminate and be of no further force or effect following Termination. No party shall have liability to any other party except in respect of a breach of this Agreement which occurred prior to such Termination.
5.Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants that:
(a)neither the execution and delivery by the undersigned of this letter agreement nor the performance of the undersigned’s obligations hereunder will result in a breach of (i) any agreement or instrument to which the undersigned is a party or (ii) any Law or any judgment, decree, order or award of any Governmental Entity, except in each case as would not reasonably be expected to materially impair the ability of the undersigned to perform the undersigned’s obligations hereunder;
(b)it is the sole beneficial or sole registered and beneficial owner of the Subject Securities, with good and marketable title thereto free of any encumbrances and demands of any nature or kind whatsoever, and, other than pursuant to the covenants set out in this letter agreement, the undersigned has the sole right to vote (in the case of the Subject Securities entitled to be voted) and dispose of (in the case of transferable Subject Securities) all of the Subject Securities;
C-1, Page 4

(c)except for this letter agreement, no Person has any agreement or option, or any legal or contractual right or privilege capable of becoming an agreement or option for the purchase, acquisition or transfer from the undersigned or the applicable holder any of the Subject Securities or any interest therein or right thereto;
(d)the only securities of the Purchaser beneficially owned or controlled, directly or indirectly, by the undersigned on the date hereof are the Subject Securities;
(e)except as provided for in this letter agreement, none of the Subject Securities is subject to any power of attorney, proxy, voting trust, vote pooling or other agreement with respect to the voting or right to vote, call meetings of any of the shareholders of the Purchaser or give consents or approvals of any kind; and
(f)there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, or, to the knowledge of the undersigned, threatened against the undersigned or any of his or her property that, individually or in the aggregate, would reasonably be expected to prevent or delay the undersigned’s ability to perform his or her obligations hereunder. There is no order of any Governmental Entity against the undersigned that would reasonably be expected to prevent or delay the undersigned’s ability to perform his or her obligations hereunder.
6.Acknowledgement of Reliance by the Company. The undersigned acknowledges that the Company is relying on the representations and warranties of the undersigned set forth in this letter agreement in connection with the Company’s execution and delivery of this letter agreement and the Arrangement Agreement.
7.Representations and Warranties of the Company. The Company hereby represents and warrants that:
(a)neither the execution and delivery by the Company of this letter agreement nor the performance of the Company’s obligations hereunder will result in a breach of (i) any agreement or instrument to which the Company is a party or (ii) any Law or any judgment, decree, order or award of any Governmental Entity, except in each case as would not reasonably be expected to materially impair the ability of the Company to perform the Company’s obligations hereunder; and
(b)there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, or, to the knowledge of the Company, threatened against the undersigned or any of its property that, individually or in the aggregate, would reasonably be expected to prevent or delay the Company’s ability to perform its obligations hereunder. There is no order of any Governmental Entity against the undersigned that would reasonably be expected to prevent or delay the Company’s ability to perform its obligations hereunder.
8.Acknowledgement of Reliance by the Undersigned. The Company acknowledges that the undersigned is relying on the representations and warranties of the Company set forth in this letter agreement in connection with the undersigned’s execution and delivery of the this letter agreement.
9.Public Announcement; Filings. The undersigned agrees that the details of this letter agreement may be described in any press release, proxy statement or information circular or other communication prepared by the Purchaser or the Company in connection with the Arrangement or the Horizon Arrangement and in any material change report prepared by the Purchaser or the Company in connection with the execution and delivery of this letter agreement and the undersigned further agrees to this letter agreement being made publicly available, including by filing on EDGAR and SEDAR+ and by any filings required under Securities Laws (including disclosure of the undersigned’s identity and the nature of his or her commitments, arrangements and understandings under this letter agreement and any other information required by Law), in accordance with Securities Laws.
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10.Governing Law. This letter agreement shall be governed, including as to validity, interpretation and effect, by the Laws of the Province of British Columbia and the Laws of Canada applicable therein and each of the parties hereto hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this letter agreement.
11.Binding Effect; Assignment. This letter agreement shall be binding upon the undersigned and the Company and upon their respective successors and permitted assigns (as applicable), provided that neither the undersigned nor the Company may assign, delegate or otherwise transfer any of his, her or its respective rights, interests or obligations under this letter agreement without the prior written consent of the other.
12.Performance. The undersigned acknowledges and agrees that the Company would be damaged irreparably in the event any of the provisions of this letter agreement are not strictly performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, the undersigned agrees that, without posting bond or other undertaking, the Company will be entitled to seek an injunction or injunctions to prevent breaches or violations of the provisions of this letter agreement and to seek to enforce by specific performance this letter agreement and the terms and provisions hereof. Such remedies shall not be exclusive remedies for the breach or threatened breach of this Agreement but shall be in addition to all other remedies at law or in equity.
13.Counterparts. This letter agreement may be executed in any number of counterparts (including counterparts by electronic mail) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed electronic copy of this letter agreement, and such executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.
If the foregoing is in accordance with the Company’s understanding and is agreed by the Company, please signify the Company’s acceptance by executing the enclosed copies of this letter agreement where indicated below by an authorized signatory of the Company and return the same to the undersigned, upon which this letter agreement as so accepted shall constitute an agreement among the Company and the undersigned.
[remainder of this page intentionally left blank]
C-1, Page 6

Yours truly,

Per:
Name:
Title:
Accepted and agreed as of the date first written above.

SANDSTORM GOLD LTD.

Per:
Name:
Title:

C-1, Page 7

SCHEDULE A
Purchaser Securities in Respect of Which
Beneficial Ownership, Control or Direction is Held

Securityholder Name	_______________________________

Purchaser Shares (#)	_______________________________
Purchaser stock options (#)	_______________________________
Purchaser stock appreciation rights (#)	_______________________________
Purchaser restricted stock units (#)	_______________________________
Purchaser performance shares (#)	_______________________________
C-1, Page 8

Annex C-2
July 6, 2025
To:    Royal Gold, Inc. (the “Purchaser”)
Dear Sirs/Madams:
Re:    Support and Voting Agreement
The undersigned understands that Sandstorm Gold Ltd. (the “Company”) and the Purchaser intend to enter into an arrangement agreement on the date hereof (the “Arrangement Agreement”), which will provide for, among other things, the acquisition by the Purchaser of all of the issued and outstanding common shares in the capital of the Company pursuant to a plan of arrangement under the provisions of the Business Corporations Act (British Columbia).
The undersigned understands that the Company must obtain Company Shareholder Approval for the Arrangement Resolution pursuant to the Arrangement. The undersigned acknowledges that the Purchaser would not enter into the Arrangement Agreement but for the execution and delivery of this letter agreement by the undersigned.
Capitalized terms used in this letter agreement and not otherwise defined herein shall have the respective meanings given to them in the Arrangement Agreement.
In this letter agreement words importing the singular shall include the plural and vice versa and words importing any gender include all genders. Whenever the words “include”, “includes” or “including” are used in this letter agreement, they will be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. The inclusion of headings in this letter agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.
The undersigned is the beneficial owner of, or exercises control or direction over the securities of the Company set forth in Schedule A, together with any other securities of the Company directly or indirectly acquired by or issued to the undersigned during the term of this letter agreement, are collectively referred to herein as the “Subject Securities”.
This letter agreement sets out the terms and conditions of the agreement of the undersigned, among other things, to vote or cause to be voted any Company Shares and any other Subject Securities entitled to be voted at the Company Meeting and that are held by the undersigned, or over which the undersigned has control or direction, in favour of the Arrangement and any other matter that would reasonably be expected to facilitate the Arrangement and to abide by the restrictions and covenants set forth herein.
1.    Support and Voting Covenants. Subject to Section 3 hereof, from the date of this letter agreement until Termination, the undersigned agrees, in his or her capacity as a securityholder of the Company:
(a)    at any meeting of shareholders of the Company to be held to consider the Arrangement (including the Company Meeting) or any of the other transactions contemplated by the Arrangement Agreement, or any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) with respect to the Arrangement or any of the transactions contemplated by the Arrangement Agreement is sought, to attend (in person or by proxy) and be counted as present for purposes of establishing quorum and to vote or to cause to be voted (and not withdraw any proxies or change his or her vote in respect thereof) the Subject Securities entitled to be voted (i) in favour of the approval, consent, ratification and adoption of the Arrangement Resolution and any other matter necessary for the consummation of the Arrangement, and (ii) against any resolution, action, proposal, transaction or agreement, that would reasonably be expected to adversely affect or reduce the likelihood of the successful
C-2, Page 1

completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement;
(b)    without limiting the generality of the obligations in Section 1(a) hereof, no later than 10 days prior to a meeting where the undersigned is required to vote or cause to be voted the Subject Securities in accordance with Section 1(a) hereof, to deliver or to cause to be delivered to the Company or its transfer agent in accordance with the instructions to be set out in the management information circular of the Company in connection with such meeting, duly executed proxies or voting instruction forms, as applicable, in respect of all of the Subject Securities required to be voted or caused to be voted at such meeting (x) instructing the holder thereof to vote (i) in favour of the Arrangement Resolution and any other matter necessary for the consummation of the Arrangement, and (ii) against any matter that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement, and (y) naming those individuals as may be designated by the Company in the management information circular in connection with the meeting of shareholders of the Company at which the Arrangement Resolution will be voted on;
(c)    without the prior written consent of the Purchaser, not to join in the requisitioning of any meeting of shareholders of the Company for the purposes of considering any resolution which would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement;
(d)    to revoke any and all authorities pursuant to any proxy, power of attorney, attorney-in-fact, voting trust, vote pooling, voting instruction form, other voting document or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind with respect to the Subject Securities, in any case, that may conflict or be inconsistent with the matters set forth in this letter agreement;
(e)    not to (i) grant or agree to grant any proxy, power of attorney or other right to vote the Subject Securities, except for proxies or voting instructions to vote, or cause to be voted, securities in accordance with this letter agreement, or (ii) enter into any agreement or undertaking (including any voting agreement or voting trust with respect to the Subject Securities) that is inconsistent with, or would interfere with, or prohibit or prevent the undersigned from satisfying, his or her obligations pursuant to this letter agreement;
(f)    not to exercise any rights to dissent or rights of appraisal provided under any Laws or otherwise in connection with the Arrangement and not to exercise any shareholder rights or remedies available at common law or pursuant to securities or corporate Laws which would reasonably be regarded as likely to delay or prevent the Arrangement;
(g)    not to make any statements or take any action against the Arrangement or any aspect thereof and to not bring, or threaten to bring, any suit or proceeding for the purpose of, or which has the effect of, directly or indirectly, frustrating, stopping, preventing, impeding, delaying or varying the Arrangement;
(h)    not to, directly or indirectly, sell, transfer, gift, assign, grant a participation interest in, option, pledge, hypothecate, grant a security or voting interest in or otherwise convey or encumber (each, a “Transfer”), or enter into any agreement, option or other arrangement (including any profit sharing arrangement, forward sale or other monetization arrangement) with respect to the Transfer of any of his or her Subject Securities to any Person without the prior written consent of the Purchaser, other than:
(i)    as contemplated by the Arrangement Agreement;
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(ii)    a Transfer by the undersigned of no more than 5% of his or her Subject Securities (to the extent such Subject Securities are otherwise Transferable according to their terms) following the holding of the vote relating to the Arrangement Resolution at the Company Meeting and only to one or more charitable entities or institutions;
(iii)    with respect to any Subject Securities that are Company Options, and any Subject Securities that are Company RSRs or Company PSRs that vest prior to the Termination, a Transfer by the undersigned of such number of the underlying Company Shares issued upon exercise or settlement, as applicable, of such Subject Securities as is necessary in order to satisfy (A) if applicable, payment of the exercise price of such Subject Securities, and (B) taxes or tax withholding obligations applicable to the exercise or settlement of such Subject Securities;
(iv)    with respect to any Subject Securities that are Company Options which expire on or prior to the Termination, a Transfer by the undersigned of the underlying Company Shares issued upon exercise of such Company Options;
(i)    not to tender or cause to be tendered any Subject Securities to any Company Acquisition Proposal or other take-over bid or similar transaction involving the Company or the Company Shares that is reasonably likely to in any manner delay, hinder, prevent, frustrate, interfere with or challenge the Arrangement or any transaction contemplated by the Arrangement Agreement;
(j)    notify the Purchaser promptly if any of the undersigned’s representations and warranties contained in this letter agreement becomes untrue or incorrect in any material respect; and
(k)    not do indirectly that which it may not do directly in respect of the restrictions on his or her rights with respect to the Subject Securities pursuant to this Agreement.
2.    Purchaser Covenants. From the date of this letter agreement until Termination, the Purchaser agrees:
(a)    it shall comply with its obligations under the Arrangement Agreement; and
(b)    it shall take all steps required of it to consummate the Arrangement and cause the Consideration to be made available to pay for the Subject Securities, in each case in accordance with and subject to the terms and conditions of the Arrangement Agreement and the Plan of Arrangement.
3.    Directors and Officers. Notwithstanding any other provision of this letter agreement to the contrary, the Purchaser acknowledges and agrees that the undersigned is executing this letter agreement and is bound hereunder solely in the undersigned’s capacity as a securityholder of the Company and not in the undersigned’s capacity as a director, officer or employee of the Company or any of its Subsidiaries. Notwithstanding any provision of this letter agreement to the contrary, nothing in this letter agreement shall (or shall require the undersigned or any of his or her representatives to attempt to) limit or restrict any actions or omissions of a director or officer of the Company or any of its Subsidiaries, including, without limitation, in the exercise of his or her fiduciary duties as a director or officer of the Company and any of its Subsidiaries or prevent or be construed as creating any obligation on the part of any director or officer of the Company or any of its Subsidiaries from taking any action in his or her capacity as such director or officer, and the Purchaser acknowledges and agrees that actions taken in good faith by the undersigned to discharge his or her fiduciary duties as a director or officer of the Company and any of its Subsidiaries shall not be a violation of this letter agreement.
C-2, Page 3

Notwithstanding any provisions of this letter agreement to the contrary, the undersigned will be entitled to exercise his or her rights to acquire Company Shares (if any) issuable upon the exercise or settlement of the Company Options, Company RSRs and/or Company PSRs held by the undersigned upon the vesting thereof, as applicable, in compliance with the respective terms of such securities (which such Company Shares will be subject to the terms of this Agreement).
4.    Termination. This Agreement will terminate upon the earliest to occur of:
(a)    the mutual written agreement of the Purchaser and the undersigned to terminate this letter agreement;
(b)    the Effective Time;
(c)    delivery by written notice of the undersigned to the Purchaser if without the written consent of the undersigned:
(i)    the Outside Date is changed to a date that is later than January 6, 2026;
(ii)    the conditions to closing of the Arrangement Agreement are amended in a manner that is materially adverse to the undersigned; or
(iii)    there is any decrease or change in form of the Consideration.
(d)    provided that the Purchaser has not breached this letter agreement and is not then in default of the Purchaser’s obligations under this letter agreement, written notice by the Purchaser to the undersigned if: (i) any of the representations and warranties of the undersigned in this letter agreement shall not be true and correct in all material respects; or (ii) the undersigned shall not have complied with the covenants to the Purchaser contained in this letter agreement in all material respects;
(e)    provided that the undersigned has not breached this letter agreement and is not then in default of the undersigned’s obligations under this letter agreement, written notice by the undersigned to the Purchaser if (i) any of the representations and warranties of the Purchaser in this letter agreement shall not be true and correct in all material respects; or (ii) the Purchaser shall not have complied with its covenants to the undersigned contained in this letter agreement in all material respects;
(f)    the Outside Date;
(g)    a Company Change in Recommendation; or
(h)    the termination of the Arrangement Agreement in accordance with its terms
(the “Termination”). This letter agreement shall automatically terminate and be of no further force or effect following Termination. No party shall have liability to any other party except in respect of a breach of this Agreement which occurred prior to such Termination.
5.    Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants that:
(a)    neither the execution and delivery by the undersigned of this letter agreement nor the performance of the undersigned’s obligations hereunder will result in a breach of (i) any agreement or instrument to which the undersigned is a party or (ii) any Law or any judgment, decree, order or award of any Governmental Entity, except in each case as would not
C-2, Page 4

reasonably be expected to materially impair the ability of the undersigned to perform the undersigned’s obligations hereunder;
(b)    it is the sole beneficial or sole registered and beneficial owner of the Subject Securities, with good and marketable title thereto free of any encumbrances and demands of any nature or kind whatsoever, and, other than pursuant to the covenants set out in this letter agreement, the undersigned has the sole right to vote (in the case of the Subject Securities entitled to be voted) and dispose of (in the case of transferable Subject Securities) all of the Subject Securities;
(c)    except for the Arrangement Agreement and this letter agreement, no Person has any agreement or option, or any legal or contractual right or privilege capable of becoming an agreement or option for the purchase, acquisition or transfer from the undersigned or the applicable holder any of the Subject Securities or any interest therein or right thereto;
(d)    the only securities of the Company beneficially owned or controlled, directly or indirectly, by the undersigned on the date hereof are the Subject Securities;
(e)    except as provided for in this letter agreement, none of the Subject Securities is subject to any power of attorney, proxy, voting trust, vote pooling or other agreement with respect to the voting or right to vote, call meetings of any of the shareholders of the Company or give consents or approvals of any kind; and
(f)    there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, or, to the knowledge of the undersigned, threatened against the undersigned or any of his or her property that, individually or in the aggregate, would reasonably be expected to prevent or delay the undersigned’s ability to perform his or her obligations hereunder. There is no order of any Governmental Entity against the undersigned that would reasonably be expected to prevent or delay the undersigned’s ability to perform his or her obligations hereunder.
6.    Acknowledgement of Reliance by the Purchaser. The undersigned acknowledges that the Purchaser is relying on the representations and warranties of the undersigned set forth in this letter agreement in connection with the Purchaser’s execution and delivery of this letter agreement, the Arrangement Agreement and the Horizon Arrangement Agreement.
7.    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants that:
(a)    neither the execution and delivery by the Purchaser of this letter agreement nor the performance of the Purchaser’s obligations hereunder will result in a breach of (i) any agreement or instrument to which the Purchaser is a party or (ii) any Law or any judgment, decree, order or award of any Governmental Entity, except in each case as would not reasonably be expected to materially impair the ability of the Purchaser to perform the Purchaser’s obligations hereunder; and
(b)    there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, or, to the knowledge of the Purchaser, threatened against the undersigned or any of its property that, individually or in the aggregate, would reasonably be expected to prevent or delay the Purchaser’s ability to perform its obligations hereunder. There is no order of any Governmental Entity against the undersigned that would reasonably be expected to prevent or delay the Purchaser’s ability to perform its obligations hereunder.
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8.    Acknowledgement of Reliance by the Undersigned. The Purchaser acknowledges that the undersigned is relying on the representations and warranties of the Purchaser set forth in this letter agreement in connection with the undersigned’s execution and delivery of the this letter agreement.
9.    Public Announcement; Filings. The undersigned agrees that the details of this letter agreement may be described in any press release, proxy statement or information circular or other communication prepared by the Company or the Purchaser in connection with the Arrangement or the Horizon Arrangement and in any material change report prepared by the Company or the Purchaser in connection with the execution and delivery of this letter agreement and the undersigned further agrees to this letter agreement being made publicly available, including by filing on EDGAR and SEDAR+ and by any filings required under Securities Laws (including disclosure of the undersigned’s identity and the nature of his or her commitments, arrangements and understandings under this letter agreement and any other information required by Law), in accordance with Securities Laws.
10.    Governing Law. This letter agreement shall be governed, including as to validity, interpretation and effect, by the Laws of the Province of British Columbia and the Laws of Canada applicable therein and each of the parties hereto hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this letter agreement.
11.    Binding Effect; Assignment. This letter agreement shall be binding upon the undersigned and the Purchaser and upon their respective successors and permitted assigns (as applicable), provided that neither the undersigned nor the Purchaser may assign, delegate or otherwise transfer any of his, her or its respective rights, interests or obligations under this letter agreement without the prior written consent of the other.
12.    Performance. The undersigned acknowledges and agrees that the Purchaser would be damaged irreparably in the event any of the provisions of this letter agreement are not strictly performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, the undersigned agrees that, without posting bond or other undertaking, the Purchaser will be entitled to seek an injunction or injunctions to prevent breaches or violations of the provisions of this letter agreement and to seek to enforce by specific performance this letter agreement and the terms and provisions hereof. Such remedies shall not be exclusive remedies for the breach or threatened breach of this Agreement but shall be in addition to all other remedies at law or in equity.
13.    Counterparts. This letter agreement may be executed in any number of counterparts (including counterparts by electronic mail) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed electronic copy of this letter agreement, and such executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.
If the foregoing is in accordance with the Purchaser’s understanding and is agreed by the Purchaser, please signify the Purchaser’s acceptance by executing the enclosed copies of this letter agreement where indicated below by an authorized signatory of the Purchaser and return the same to the undersigned, upon which this letter agreement as so accepted shall constitute an agreement among the Purchaser and the undersigned.
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C-2, Page 6

Yours truly,

[COMPANY SHAREHOLDER]

Accepted and agreed as of the date first written above.

ROYAL GOLD, INC.

Per:
Name:
Title:
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SCHEDULE A
Company Securities in Respect of Which
Beneficial Ownership, Control or Direction is Held

Securityholder Name	________________________________

Company Shares (#)	________________________________
Company Options (#)	________________________________
Company RSRs (#)	________________________________
Company PSRs (#)	________________________________
C-2, Page 8

Annex C-3
July 6, 2025
To:    Royal Gold, Inc. (the “Purchaser”)
Dear Sirs/Madams:
Re:    Support and Voting Agreement
The undersigned understands that Horizon Copper Corp. (the “Company”) and the Purchaser intend to enter into an arrangement agreement on the date hereof (the “Horizon Arrangement Agreement”), which will provide for, among other things, the acquisition by the Purchaser of all of the issued and outstanding common shares in the capital of the Company pursuant to a plan of arrangement under the provisions of the Business Corporations Act (British Columbia). Concurrent with the entry of the Horizon Arrangement Agreement, the Purchaser and the undersigned intend to enter into an arrangement agreement (the “Sandstorm Arrangement Agreement”) that will provide for, among other things, the acquisition by the Purchaser of all of the issued and outstanding common shares in the capital of the undersigned pursuant to a plan of arrangement under the provisions of the Business Corporations Act (British Columbia).
The undersigned understands that the Company must obtain shareholder approval for the Arrangement Resolution pursuant to the Arrangement. The undersigned acknowledges that the Purchaser would not enter into the Horizon Arrangement Agreement but for the execution and delivery of this letter agreement by the undersigned.
Capitalized terms used in this letter agreement and not otherwise defined herein shall have the respective meanings given to them in the Horizon Arrangement Agreement.
In this letter agreement words importing the singular shall include the plural and vice versa and words importing any gender include all genders. Whenever the words “include”, “includes” or “including” are used in this letter agreement, they will be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. The inclusion of headings in this letter agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.
The undersigned is the beneficial owner of, or exercises control or direction over the securities of the Company set forth in Schedule A, together with any other securities of the Company directly or indirectly acquired by or issued to the undersigned during the term of this letter agreement, are collectively referred to herein as the “Subject Securities”.
This letter agreement sets out the terms and conditions of the agreement of the undersigned, among other things, to vote or cause to be voted any Company Shares and any other Subject Securities entitled to be voted at the Company Meeting and that are held by the undersigned, or over which the undersigned has control or direction, in favour of the Arrangement and any other matter that would reasonably be expected to facilitate the Arrangement and to abide by the restrictions and covenants set forth herein.
1.    Support and Voting Covenants. From the date of this letter agreement until Termination, the undersigned agrees, in its capacity as a securityholder of the Company:
(a)    at any meeting of Company Shareholders to be held to consider the Arrangement (including the Company Meeting) or any of the other transactions contemplated by the Horizon Arrangement Agreement, or any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) with respect to the Arrangement or any of the transactions contemplated by the Horizon Arrangement Agreement is sought, to attend (in person or by proxy) and be counted as present for purposes of establishing quorum and to vote or to cause to be voted (and not withdraw any proxies or change its vote in respect thereof) the Subject Securities
C-3, Page 1

entitled to be voted (i) in favour of the approval, consent, ratification and adoption of the Arrangement Resolution and any other matter necessary for the consummation of the Arrangement, and (ii) against any resolution, action, proposal, transaction or agreement, that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement (for the avoidance of doubt including any Company Acquisition Proposal, Company Superior Proposal or any action that would result in a Company Material Adverse Effect);
(b)    without limiting the generality of the obligations in Section 1(a) hereof, no later than 10 days prior to a meeting where the undersigned is required to vote or cause to be voted the Subject Securities in accordance with Section 1(a) hereof, to deliver or to cause to be delivered to the Company or its transfer agent in accordance with the instructions to be set out in the management information circular of the Company in connection with such meeting, duly executed proxies or voting instruction forms, as applicable, in respect of all of the Subject Securities required to be voted or caused to be voted at such meeting (x) instructing the holder thereof to vote (i) in favour of the Arrangement Resolution and any other matter necessary for the consummation of the Arrangement, and (ii) against any matter that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement, and (y) naming those individuals as may be designated by the Company in the management information circular in connection with the meeting of shareholders of the Company at which the Arrangement Resolution will be voted on;
(c)    without the prior written consent of the Purchaser, not to join in the requisitioning of any meeting of shareholders of the Company for the purposes of considering any resolution;
(d)    to revoke any and all authorities pursuant to any proxy, power of attorney, attorney-in-fact, voting trust, vote pooling, voting instruction form, other voting document or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind with respect to the Subject Securities, in any case, that may conflict or be inconsistent with the matters set forth in this letter agreement;
(e)    not to (i) grant or agree to grant any proxy, power of attorney or other right to vote the Subject Securities, except for proxies or voting instructions to vote, or cause to be voted, securities in accordance with this letter agreement, or (ii) enter into any agreement or undertaking (including any voting agreement or voting trust with respect to the Subject Securities) that is inconsistent with, or would interfere with, or prohibit or prevent the undersigned from satisfying, its obligations pursuant to this letter agreement;
(f)    provided that the Purchaser is not in material breach of this Agreement or the Horizon Arrangement Agreement, not to exercise any rights to dissent or rights of appraisal provided under any Laws or otherwise in connection with the Arrangement and not to exercise any shareholder rights or remedies available at common law or pursuant to securities or corporate Laws which would reasonably be regarded as likely to delay or prevent the Arrangement;
(g)    not to make any statements or take any action against the Arrangement or any aspect thereof and to not bring, or threaten to bring, any suit or proceeding for the purpose of, or which has the effect of, directly or indirectly, frustrating, stopping, preventing, impeding, delaying or varying the Arrangement;
(h)    not to, directly or indirectly (i) sell, transfer, gift, assign, grant a participation interest in, option, pledge, hypothecate, grant a security or voting interest in or otherwise convey or encumber (each, a “Transfer”), or enter into any agreement, option or other arrangement (including any profit sharing arrangement, forward sale or other monetization arrangement)
C-3, Page 2

with respect to the Transfer of any of its Subject Securities to any Person without the prior written consent of the Purchaser, other than as contemplated by the Horizon Arrangement Agreement or the Sandstorm Arrangement Agreement; or (ii) agree to take any actions described in the foregoing clause (i);
(i)    not to tender or cause to be tendered any Subject Securities to any Company Acquisition Proposal, Company Superior Proposal or other take-over bid or similar transaction involving the Company or its Shares that is reasonably likely to in any manner delay, hinder, prevent, frustrate, interfere with or challenge the Arrangement or any transaction contemplated by the Horizon Arrangement Agreement;
(j)    not directly or through any officer, director, employee, authorized representative or authorized agent:
(i)    solicit proxies or become a participant in a solicitation in opposition to or competition with the Purchaser’s proposed purchase of the Company Shares as contemplated by the Arrangement;
(ii)    assist any Person in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the Purchaser’s proposed purchase of the Company Shares as contemplated by the Arrangement;
(iii)    act jointly or in concert with others with respect to the Company Shares for the purpose of opposing or competing with the Purchaser’s proposed purchase of Company Shares as contemplated by the Arrangement;
(iv)    solicit, initiate, knowingly encourage or otherwise facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information of Horizon or any of its Subsidiaries or entering into any form of agreement, arrangement or understanding) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, a Company Acquisition Proposal;
(v)    participate in any discussions or negotiations with any Person (other than the Purchaser) regarding any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to a Company Acquisition Proposal;
(vi)    accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement, arrangement or understanding regarding any Company Acquisition Proposal; or
(vii)    knowingly encourage or otherwise knowingly facilitate any effort or attempt by any other Person to do or seek to do any of the foregoing;
(k)    notify the Purchaser promptly if any of the undersigned’s representations and warranties contained in this letter agreement becomes untrue or incorrect in any material respect;
(l)    notify the Purchaser promptly if the undersigned receives or otherwise becomes aware of any inquiry, proposal or offer that constitutes, or would reasonably be expected to constitute or lead to a Company Acquisition Proposal, or any request for copies of, access to, or disclosure of, confidential information relating to Horizon or any of its Subsidiaries, including material terms and conditions of, and the identity of the Person making, the Company Acquisition Proposal, inquiry, proposal, offer or request, and shall provide the Purchaser with copies of all material documents, material correspondence and other materials received from or on behalf of such Person; and
C-3, Page 3

(m)    not do indirectly that which it may not do directly in respect of the restrictions on its rights with respect to the Subject Securities pursuant to this Agreement.
2.    Purchaser Covenants. From the date of this letter agreement until Termination, the Purchaser agrees:
(a)    it shall comply with its obligations under the Horizon Arrangement Agreement; and
(b)    it shall take all steps required of it to consummate the Arrangement and cause the Consideration to be made available to pay for the Company Shares, in each case in accordance with and subject to the terms and conditions of the Horizon Arrangement Agreement and the Plan of Arrangement.
3.    Acknowledgement. Notwithstanding any provision of this letter agreement to the contrary, the Purchaser acknowledges and agrees that the undersigned is executing this letter agreement and is bound hereunder solely in the undersigned’s capacity as a securityholder of the Company.
4.    Termination. This Agreement will terminate upon the earliest to occur of:
(a)    the mutual written agreement of the Purchaser and the undersigned to terminate this letter agreement;
(b)    the Effective Time;
(c)    delivery by written notice of the undersigned to the Purchaser if without the written consent of the undersigned:
(i)    the Outside Date is changed to a date that is later than January 6, 2026;
(ii)    conditions to closing are amended in any material respect;
(iii)    the covenants of the Purchaser and AcquireCo in Section 5.4 of the Horizon Arrangement Agreement are amended to make such covenants less burdensome on either of the Purchaser or AcquireCo;
(iv)    the termination rights of either party to the Horizon Arrangement Agreement are amended in any material respect; or
(v)    there is any decrease or change in form of the Consideration.
(d)    provided that the Purchaser has not breached this letter agreement and is not then in default of the Purchaser’s obligations under this letter agreement, written notice by the Purchaser to the undersigned if: (i) any of the representations and warranties of the undersigned in this letter agreement shall not be true and correct in all material respects; or (ii) the undersigned shall not have complied with the covenants to the Purchaser contained in this letter agreement in all material respects;
(e)    provided that the undersigned has not breached this letter agreement and is not then in default of the undersigned’s obligations under this letter agreement, written notice by the undersigned to the Purchaser if (i) any of the representations and warranties of the Purchaser in this letter agreement shall not be true and correct in all material respects; or (ii) the Purchaser shall not have complied with its covenants to the undersigned contained in this letter agreement in all material respects;
(f)    the Outside Date; or
C-3, Page 4

(g)    the termination of the Sandstorm Arrangement Agreement in accordance with its terms
(the “Termination”).
5.    Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants that:
(a)    neither the execution and delivery by the undersigned of this letter agreement nor the performance of the undersigned’s obligations hereunder will result in a breach of (i) any agreement or instrument to which the undersigned is a party or (ii) any Law or any judgment, decree, order or award of any Governmental Entity, except in each case as would not reasonably be expected to materially impair the ability of the undersigned to perform the undersigned’s obligations hereunder;
(b)    it is the sole beneficial or sole registered and beneficial owner of the Subject Securities, with good and marketable title thereto free of any encumbrances and demands of any nature or kind whatsoever, and the undersigned has the sole right to vote (in the case of the Subject Securities entitled to be voted) and dispose of (in the case of transferable Subject Securities) all of the Subject Securities;
(c)    except for the Horizon Arrangement Agreement and this letter agreement, no Person has any agreement or option, or any legal or contractual right or privilege capable of becoming an agreement or option for the purchase, acquisition or transfer from the undersigned or the applicable holder any of the Subject Securities or any interest therein or right thereto;
(d)    the only securities of the Company beneficially owned or controlled, directly or indirectly, by the undersigned on the date hereof are the Subject Securities;
(e)    except as provided for in this letter agreement, none of the Subject Securities is subject to any power of attorney, proxy, voting trust, vote pooling or other agreement with respect to the voting or right to vote, call meetings of any of the shareholders of the Company or give consents or approvals of any kind; and
(f)    there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, or, to the knowledge of the undersigned, threatened against the undersigned or any of its property that, individually or in the aggregate, would reasonably be expected to prevent or delay the undersigned’s ability to perform its obligations hereunder. There is no order of any Governmental Entity against the undersigned that would reasonably be expected to prevent or delay the undersigned’s ability to perform its obligations hereunder.
6.    Acknowledgement of Reliance by the Purchaser. The undersigned acknowledges that the Purchaser is relying on the representations and warranties of the undersigned set forth in this letter agreement in connection with the Purchaser’s execution and delivery of this letter agreement, the Horizon Arrangement Agreement and the Sandstorm Arrangement Agreement.
7.    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants that:
(a)    neither the execution and delivery by the Purchaser of this letter agreement nor the performance of the Purchaser’s obligations hereunder will result in a breach of (i) any agreement or instrument to which the Purchaser is a party or (ii) any Law or any judgment, decree, order or award of any Governmental Entity, except in each case as would not reasonably be expected to materially impair the ability of the Purchaser to perform the Purchaser’s obligations hereunder; and
C-3, Page 5

(b)    there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, or, to the knowledge of the Purchaser, threatened against the undersigned or any of its property that, individually or in the aggregate, would reasonably be expected to prevent or delay the Purchaser’s ability to perform its obligations hereunder. There is no order of any Governmental Entity against the undersigned that would reasonably be expected to prevent or delay the Purchaser’s ability to perform its obligations hereunder.
8.    Acknowledgement of Reliance by the Undersigned. The Purchaser acknowledges that the undersigned is relying on the representations and warranties of the Purchaser set forth in this letter agreement in connection with the Purchaser’s execution and delivery of the this letter agreement.
9.    Public Announcement; Filings. The undersigned agrees that the details of this letter agreement may be described in any press release, proxy statement or information circular or other communication prepared by the Company or the Purchaser in connection with the Arrangement or the Sandstorm Arrangement and in any material change report prepared by the Company or the Purchaser in connection with the execution and delivery of this letter agreement and the undersigned further agrees to this letter agreement being made publicly available, including by filing on EDGAR and SEDAR+ and by any filings required under Securities Laws (including disclosure of the undersigned’s identity and the nature of its commitments, arrangements and understandings under this letter agreement and any other information required by Law), in accordance with Securities Laws.
10.    Termination. This letter agreement shall automatically terminate and be of no further force or effect following Termination. No party shall have liability to any other party except in respect of a breach of this Agreement which occurred prior to such Termination
11.    Governing Law. This letter agreement shall be governed, including as to validity, interpretation and effect, by the Laws of the Province of British Columbia and the Laws of Canada applicable therein and each of the parties hereto hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this letter agreement.
12.    Binding Effect; Assignment. This letter agreement shall be binding upon the undersigned and the Purchaser and upon their respective successors and permitted assigns (as applicable), provided that neither the undersigned nor the Purchaser may assign, delegate or otherwise transfer any of its respective rights, interests or obligations under this letter agreement without the prior written consent of the other.
13.    Performance. The undersigned acknowledges and agrees that the Purchaser would be damaged irreparably in the event any of the provisions of this letter agreement are not strictly performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, the undersigned agrees that, without posting bond or other undertaking, the Purchaser will be entitled to seek an injunction or injunctions to prevent breaches or violations of the provisions of this letter agreement and to seek to enforce by specific performance this letter agreement and the terms and provisions hereof. Such remedies shall not be exclusive remedies for the breach or threatened breach of this Agreement but shall be in addition to all other remedies at law or in equity.
14.    Counterparts. This letter agreement may be executed in any number of counterparts (including counterparts by electronic mail) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed electronic copy of this letter agreement, and such executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.
If the foregoing is in accordance with the Purchaser’s understanding and is agreed by the Purchaser, please signify the Purchaser’s acceptance by executing the enclosed copies of this letter agreement where indicated
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below by an authorized signatory of the Purchaser and return the same to the undersigned, upon which this letter agreement as so accepted shall constitute an agreement among the Purchaser and the undersigned.
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C-3, Page 7

Yours truly,

SANDSTORM GOLD LTD.

Per:	/s/ David Awram
Name: David Awram
Title: Senior Executive Vice-President and Director

Accepted and agreed as of the date first written above.

ROYAL GOLD, INC.

Per:	/s/ William Heissenbuttel
Name: William Heissenbuttel
Title: President and CEO

C-3, Page 8

SCHEDULE A
Company Securities in Respect of Which
Beneficial Ownership, Control or Direction is Held

Securityholder Name	Sandstorm Gold Ltd.

Company Shares (#)	29,274,086
Company Warrants (#)	734,375
Convertible Debentures (#)	$240,059,623
C-3, Page 9

Annex C-4
July 6, 2025
To:    Royal Gold, Inc. (the “Purchaser”)
Dear Sirs/Madams:
Re:    Support and Voting Agreement
The undersigned understands that Horizon Copper Corp. (the “Company”) and the Purchaser intend to enter into an arrangement agreement on the date hereof (the “Arrangement Agreement”), which will provide for, among other things, the acquisition by the Purchaser of all of the issued and outstanding common shares in the capital of the Company pursuant to a plan of arrangement under the provisions of the Business Corporations Act (British Columbia).
The undersigned understands that the Company must obtain Company Securityholder Approval for the Arrangement Resolution pursuant to the Arrangement. The undersigned acknowledges that the Purchaser would not enter into the Arrangement Agreement but for the execution and delivery of this letter agreement by the undersigned.
Capitalized terms used in this letter agreement and not otherwise defined herein shall have the respective meanings given to them in the Arrangement Agreement.
In this letter agreement words importing the singular shall include the plural and vice versa and words importing any gender include all genders. Whenever the words “include”, “includes” or “including” are used in this letter agreement, they will be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. The inclusion of headings in this letter agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.
The undersigned is the beneficial owner of, or exercises control or direction over the securities of the Company set forth in Schedule A, together with any other securities of the Company directly or indirectly acquired by or issued to the undersigned during the term of this letter agreement, are collectively referred to herein as the “Subject Securities”.
This letter agreement sets out the terms and conditions of the agreement of the undersigned, among other things, to vote or cause to be voted any Company Shares and any other Subject Securities entitled to be voted at the Company Meeting and that are held by the undersigned, or over which the undersigned has control or direction, in favour of the Arrangement and any other matter that would reasonably be expected to facilitate the Arrangement and to abide by the restrictions and covenants set forth herein.
1.    Support and Voting Covenants. Subject to Section 3 hereof, from the date of this letter agreement until Termination, the undersigned agrees, in his or her capacity as a securityholder of the Company:
(a)    at any meeting of shareholders of the Company to be held to consider the Arrangement (including the Company Meeting) or any of the other transactions contemplated by the Arrangement Agreement, or any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) with respect to the Arrangement or any of the transactions contemplated by the Arrangement Agreement is sought, to attend (in person or by proxy) and be counted as present for purposes of establishing quorum and to vote or to cause to be voted (and not withdraw any proxies or change his or her vote in respect thereof) the Subject Securities entitled to be voted (i) in favour of the approval, consent, ratification and adoption of the Arrangement Resolution and any other matter necessary for the consummation of the Arrangement, and (ii) against any resolution, action, proposal, transaction or agreement, that
C-4, Page 1

would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement;
(b)    without limiting the generality of the obligations in Section 1(a) hereof, no later than 10 days prior to a meeting where the undersigned is required to vote or cause to be voted the Subject Securities in accordance with Section 1(a) hereof, to deliver or to cause to be delivered to the Company or its transfer agent in accordance with the instructions to be set out in the management information circular of the Company in connection with such meeting, duly executed proxies or voting instruction forms, as applicable, in respect of all of the Subject Securities required to be voted or caused to be voted at such meeting (x) instructing the holder thereof to vote (i) in favour of the Arrangement Resolution and any other matter necessary for the consummation of the Arrangement, and (ii) against any matter that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement, and (y) naming those individuals as may be designated by the Company in the management information circular in connection with the meeting of shareholders of the Company at which the Arrangement Resolution will be voted on;
(c)    without the prior written consent of the Purchaser, not to join in the requisitioning of any meeting of shareholders of the Company for the purposes of considering any resolution which would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement;
(d)    to revoke any and all authorities pursuant to any proxy, power of attorney, attorney-in-fact, voting trust, vote pooling, voting instruction form, other voting document or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind with respect to the Subject Securities, in any case, that may conflict or be inconsistent with the matters set forth in this letter agreement;
(e)    not to (i) grant or agree to grant any proxy, power of attorney or other right to vote the Subject Securities, except for proxies or voting instructions to vote, or cause to be voted, securities in accordance with this letter agreement, or (ii) enter into any agreement or undertaking (including any voting agreement or voting trust with respect to the Subject Securities) that is inconsistent with, or would interfere with, or prohibit or prevent the undersigned from satisfying, his or her obligations pursuant to this letter agreement;
(f)    not to exercise any rights to dissent or rights of appraisal provided under any Laws or otherwise in connection with the Arrangement and not to exercise any shareholder rights or remedies available at common law or pursuant to securities or corporate Laws which would reasonably be regarded as likely to delay or prevent the Arrangement;
(g)    not to make any statements or take any action against the Arrangement or any aspect thereof and to not bring, or threaten to bring, any suit or proceeding for the purpose of, or which has the effect of, directly or indirectly, frustrating, stopping, preventing, impeding, delaying or varying the Arrangement;
(h)    not to, directly or indirectly, sell, transfer, gift, assign, grant a participation interest in, option, pledge, hypothecate, grant a security or voting interest in or otherwise convey or encumber (each, a “Transfer”), or enter into any agreement, option or other arrangement (including any profit sharing arrangement, forward sale or other monetization arrangement) with respect to the Transfer of any of his or her Subject Securities to any Person without the prior written consent of the Purchaser, other than:
C-4, Page 2

(i)    as contemplated by the Arrangement Agreement;
(ii)    a Transfer by the undersigned of no more than 5% of his or her Subject Securities (to the extent such Subject Securities are otherwise Transferable according to their terms) following the holding of the vote relating to the Arrangement Resolution at the Company Meeting until receipt of the Final Order and only to one or more charitable entities or institutions; provided further that following receipt of the Final Order (and regardless, at least 3 Business Days prior to the Effective Date), a Transfer by the undersigned of 100% of his or her Subject Securities (to the extent such Subject Securities are otherwise Transferable according to their terms) to one or more charitable entities or institutions shall be permitted;
(iii)    with respect to any Subject Securities that are Company Options or Company Warrants, and any Subject Securities that are Company RSRs that vest prior to the Termination, a Transfer by the undersigned of such number of the underlying Company Shares issued upon exercise or settlement, as applicable, of such Subject Securities as is necessary in order to satisfy (A) if applicable, payment of the exercise price of such Subject Securities, and (B) taxes or tax withholding obligations applicable to the exercise or settlement of such Subject Securities;
(iv)    with respect to any Subject Securities that are Company Options or Company Warrants which expire on or prior to the Termination, a Transfer by the undersigned of the underlying Company Shares issued upon exercise of such Company Options or Company Warrants;
(i)    not to tender or cause to be tendered any Subject Securities to any Company Acquisition Proposal or other take-over bid or similar transaction involving the Company or the Company Shares that is reasonably likely to in any manner delay, hinder, prevent, frustrate, interfere with or challenge the Arrangement or any transaction contemplated by the Arrangement Agreement;
(j)    notify the Purchaser promptly if any of the undersigned’s representations and warranties contained in this letter agreement becomes untrue or incorrect in any material respect; and
(k)    not do indirectly that which it may not do directly in respect of the restrictions on his or her rights with respect to the Subject Securities pursuant to this Agreement.
2.    Purchaser Covenants. From the date of this letter agreement until Termination, the Purchaser agrees:
(a)    it shall comply with its obligations under the Arrangement Agreement; and
(b)    it shall take all steps required of it to consummate the Arrangement and cause the Consideration to be made available to pay for the Subject Securities, in each case in accordance with and subject to the terms and conditions of the Arrangement Agreement and the Plan of Arrangement.
3.    Directors and Officers. Notwithstanding any other provision of this letter agreement to the contrary, the Purchaser acknowledges and agrees that the undersigned is executing this letter agreement and is bound hereunder solely in the undersigned’s capacity as a securityholder of the Company and not in the undersigned’s capacity as a director, officer or employee of the Company or any of its Subsidiaries. Notwithstanding any provision of this letter agreement to the contrary, nothing in this letter agreement shall (or shall require the undersigned or any of his or her representatives to attempt to) limit or restrict any actions or omissions of a director or officer of the Company or any of its Subsidiaries, including, without limitation, in the exercise of his or her
C-4, Page 3

fiduciary duties as a director or officer of the Company and any of its Subsidiaries or prevent or be construed as creating any obligation on the part of any director or officer of the Company or any of its Subsidiaries from taking any action in his or her capacity as such director or officer, and the Purchaser acknowledges and agrees that actions taken in good faith by the undersigned to discharge his or her fiduciary duties as a director or officer of the Company and any of its Subsidiaries shall not be a violation of this letter agreement.
Notwithstanding any provisions of this letter agreement to the contrary, the undersigned will be entitled to exercise his or her rights to acquire Company Shares (if any) issuable upon the exercise or settlement of the Company Options, Company RSRs and/or Company Warrants held by the undersigned upon the vesting thereof, as applicable, in compliance with the respective terms of such securities (which such Company Shares will be subject to the terms of this Agreement).
4.    Termination. This Agreement will terminate upon the earliest to occur of:
(a)    the mutual written agreement of the Purchaser and the undersigned to terminate this letter agreement;
(b)    the Effective Time;
(c)    delivery by written notice of the undersigned to the Purchaser if without the written consent of the undersigned:
(i)    the Outside Date is changed to a date that is later than January 6, 2026;
(ii)    the conditions to closing of the Arrangement Agreement are amended in a manner that is materially adverse to the undersigned; or
(iii)    there is any decrease or change in form of the Consideration.
(d)    provided that the Purchaser has not breached this letter agreement and is not then in default of the Purchaser’s obligations under this letter agreement, written notice by the Purchaser to the undersigned if: (i) any of the representations and warranties of the undersigned in this letter agreement shall not be true and correct in all material respects; or (ii) the undersigned shall not have complied with the covenants to the Purchaser contained in this letter agreement in all material respects;
(e)    provided that the undersigned has not breached this letter agreement and is not then in default of the undersigned’s obligations under this letter agreement, written notice by the undersigned to the Purchaser if (i) any of the representations and warranties of the Purchaser in this letter agreement shall not be true and correct in all material respects; or (ii) the Purchaser shall not have complied with its covenants to the undersigned contained in this letter agreement in all material respects;
(f)    the Outside Date;
(g)    a Company Change in Recommendation; or
(h)    the termination of the Arrangement Agreement in accordance with its terms
(the “Termination”). This letter agreement shall automatically terminate and be of no further force or effect following Termination. No party shall have liability to any other party except in respect of a breach of this Agreement which occurred prior to such Termination.
C-4, Page 4

5.    Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants that:
(a)    neither the execution and delivery by the undersigned of this letter agreement nor the performance of the undersigned’s obligations hereunder will result in a breach of (i) any agreement or instrument to which the undersigned is a party or (ii) any Law or any judgment, decree, order or award of any Governmental Entity, except in each case as would not reasonably be expected to materially impair the ability of the undersigned to perform the undersigned’s obligations hereunder;
(b)    it is the sole beneficial or sole registered and beneficial owner of the Subject Securities, with good and marketable title thereto free of any encumbrances and demands of any nature or kind whatsoever, and, other than pursuant to the covenants set out in this letter agreement, the undersigned has the sole right to vote (in the case of the Subject Securities entitled to be voted) and dispose of (in the case of transferable Subject Securities) all of the Subject Securities;
(c)    except for the Arrangement Agreement and this letter agreement, no Person has any agreement or option, or any legal or contractual right or privilege capable of becoming an agreement or option for the purchase, acquisition or transfer from the undersigned or the applicable holder any of the Subject Securities or any interest therein or right thereto;
(d)    the only securities of the Company beneficially owned or controlled, directly or indirectly, by the undersigned on the date hereof are the Subject Securities;
(e)    except as provided for in this letter agreement, none of the Subject Securities is subject to any power of attorney, proxy, voting trust, vote pooling or other agreement with respect to the voting or right to vote, call meetings of any of the shareholders of the Company or give consents or approvals of any kind; and
(f)    there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, or, to the knowledge of the undersigned, threatened against the undersigned or any of his or her property that, individually or in the aggregate, would reasonably be expected to prevent or delay the undersigned’s ability to perform his or her obligations hereunder. There is no order of any Governmental Entity against the undersigned that would reasonably be expected to prevent or delay the undersigned’s ability to perform his or her obligations hereunder.
6.    Acknowledgement of Reliance by the Purchaser. The undersigned acknowledges that the Purchaser is relying on the representations and warranties of the undersigned set forth in this letter agreement in connection with the Purchaser’s execution and delivery of this letter agreement, the Arrangement Agreement and the Sandstorm Arrangement Agreement.
7.    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants that:
(a)    neither the execution and delivery by the Purchaser of this letter agreement nor the performance of the Purchaser’s obligations hereunder will result in a breach of (i) any agreement or instrument to which the Purchaser is a party or (ii) any Law or any judgment, decree, order or award of any Governmental Entity, except in each case as would not reasonably be expected to materially impair the ability of the Purchaser to perform the Purchaser’s obligations hereunder; and
(b)    there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, or, to the knowledge of the Purchaser,
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threatened against the undersigned or any of its property that, individually or in the aggregate, would reasonably be expected to prevent or delay the Purchaser’s ability to perform its obligations hereunder. There is no order of any Governmental Entity against the undersigned that would reasonably be expected to prevent or delay the Purchaser’s ability to perform its obligations hereunder.
8.    Acknowledgement of Reliance by the Undersigned. The Purchaser acknowledges that the undersigned is relying on the representations and warranties of the Purchaser set forth in this letter agreement in connection with the undersigned’s execution and delivery of the this letter agreement.
9.    Public Announcement; Filings. The undersigned agrees that the details of this letter agreement may be described in any press release, proxy statement or information circular or other communication prepared by the Company or the Purchaser in connection with the Arrangement or the Sandstorm Arrangement and in any material change report prepared by the Company or the Purchaser in connection with the execution and delivery of this letter agreement and the undersigned further agrees to this letter agreement being made publicly available, including by filing on EDGAR and SEDAR+ and by any filings required under Securities Laws (including disclosure of the undersigned’s identity and the nature of his or her commitments, arrangements and understandings under this letter agreement and any other information required by Law), in accordance with Securities Laws.
10.    Governing Law. This letter agreement shall be governed, including as to validity, interpretation and effect, by the Laws of the Province of British Columbia and the Laws of Canada applicable therein and each of the parties hereto hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this letter agreement.
11.    Binding Effect; Assignment. This letter agreement shall be binding upon the undersigned and the Purchaser and upon their respective successors and permitted assigns (as applicable), provided that neither the undersigned nor the Purchaser may assign, delegate or otherwise transfer any of his, her or its respective rights, interests or obligations under this letter agreement without the prior written consent of the other.
12.    Performance. The undersigned acknowledges and agrees that the Purchaser would be damaged irreparably in the event any of the provisions of this letter agreement are not strictly performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, the undersigned agrees that, without posting bond or other undertaking, the Purchaser will be entitled to seek an injunction or injunctions to prevent breaches or violations of the provisions of this letter agreement and to seek to enforce by specific performance this letter agreement and the terms and provisions hereof. Such remedies shall not be exclusive remedies for the breach or threatened breach of this Agreement but shall be in addition to all other remedies at law or in equity.
13.    Counterparts. This letter agreement may be executed in any number of counterparts (including counterparts by electronic mail) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed electronic copy of this letter agreement, and such executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.
If the foregoing is in accordance with the Purchaser’s understanding and is agreed by the Purchaser, please signify the Purchaser’s acceptance by executing the enclosed copies of this letter agreement where indicated below by an authorized signatory of the Purchaser and return the same to the undersigned, upon which this letter agreement as so accepted shall constitute an agreement among the Purchaser and the undersigned.
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C-4, Page 6

Yours truly,

Per:
Name:
Title:

Accepted and agreed as of the date first written above.

ROYAL GOLD, INC.

Per:
Name:
Title:

C-4, Page 7

SCHEDULE A
Company Securities in Respect of Which
Beneficial Ownership, Control or Direction is Held

Securityholder Name	________________________________

Company Shares (#)	________________________________
Company Options (#)	________________________________
Company RSRs (#)	________________________________
Company Warrants (#)	________________________________

C-4, Page 8

Annex C-5
July 6, 2025
To:    Royal Gold, Inc. (the “Purchaser”)
Dear Sirs/Madams:
Re:    Support and Voting Agreement
The undersigned understands that Horizon Copper Corp. (the “Company”) and the Purchaser intend to enter into an arrangement agreement on the date hereof (the “Arrangement Agreement”), which will provide for, among other things, the acquisition by the Purchaser of all of the issued and outstanding common shares in the capital of the Company pursuant to a plan of arrangement under the provisions of the Business Corporations Act (British Columbia).
The undersigned understands that the Company must obtain Company Securityholder Approval for the Arrangement Resolution pursuant to the Arrangement. The undersigned acknowledges that the Purchaser would not enter into the Arrangement Agreement but for the execution and delivery of this letter agreement by the undersigned.
Capitalized terms used in this letter agreement and not otherwise defined herein shall have the respective meanings given to them in the Arrangement Agreement.
In this letter agreement words importing the singular shall include the plural and vice versa and words importing any gender include all genders. Whenever the words “include”, “includes” or “including” are used in this letter agreement, they will be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. The inclusion of headings in this letter agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.
The undersigned is the beneficial owner of, or exercises control or direction over the securities of the Company set forth in Schedule A, together with any other securities of the Company directly or indirectly acquired by or issued to the undersigned during the term of this letter agreement, are collectively referred to herein as the “Subject Securities”.
This letter agreement sets out the terms and conditions of the agreement of the undersigned, among other things, to vote or cause to be voted any Company Shares and any other Subject Securities entitled to be voted at the Company Meeting and that are held by the undersigned, or over which the undersigned has control or direction, in favour of the Arrangement and any other matter that would reasonably be expected to facilitate the Arrangement and to abide by the restrictions and covenants set forth herein.
1.    Support and Voting Covenants. Subject to Section 3 hereof, from the date of this letter agreement until Termination, the undersigned agrees, in his or her capacity as a securityholder of the Company:
(a)    at any meeting of shareholders of the Company to be held to consider the Arrangement (including the Company Meeting) or any of the other transactions contemplated by the Arrangement Agreement, or any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) with respect to the Arrangement or any of the transactions contemplated by the Arrangement Agreement is sought, to attend (in person or by proxy) and be counted as present for purposes of establishing quorum and to vote or to cause to be voted (and not withdraw any proxies or change his or her vote in respect thereof) the Subject Securities entitled to be voted (i) in favour of the approval, consent, ratification and adoption of the Arrangement Resolution and any other matter necessary for the consummation of the Arrangement, and (ii) against any resolution, action, proposal, transaction or agreement, that
C-5, Page 1

would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement;
(b)    without limiting the generality of the obligations in Section 1(a) hereof, no later than 10 days prior to a meeting where the undersigned is required to vote or cause to be voted the Subject Securities in accordance with Section 1(a) hereof, to deliver or to cause to be delivered to the Company or its transfer agent in accordance with the instructions to be set out in the management information circular of the Company in connection with such meeting, duly executed proxies or voting instruction forms, as applicable, in respect of all of the Subject Securities required to be voted or caused to be voted at such meeting (x) instructing the holder thereof to vote (i) in favour of the Arrangement Resolution and any other matter necessary for the consummation of the Arrangement, and (ii) against any matter that would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement, and (y) naming those individuals as may be designated by the Company in the management information circular in connection with the meeting of shareholders of the Company at which the Arrangement Resolution will be voted on;
(c)    without the prior written consent of the Purchaser, not to join in the requisitioning of any meeting of shareholders of the Company for the purposes of considering any resolution which would reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement, or delay, frustrate or interfere with the completion of the Arrangement;
(d)    to revoke any and all authorities pursuant to any proxy, power of attorney, attorney-in-fact, voting trust, vote pooling, voting instruction form, other voting document or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind with respect to the Subject Securities, in any case, that may conflict or be inconsistent with the matters set forth in this letter agreement;
(e)    not to (i) grant or agree to grant any proxy, power of attorney or other right to vote the Subject Securities, except for proxies or voting instructions to vote, or cause to be voted, securities in accordance with this letter agreement, or (ii) enter into any agreement or undertaking (including any voting agreement or voting trust with respect to the Subject Securities) that is inconsistent with, or would interfere with, or prohibit or prevent the undersigned from satisfying, his or her obligations pursuant to this letter agreement;
(f)    not to exercise any rights to dissent or rights of appraisal provided under any Laws or otherwise in connection with the Arrangement and not to exercise any shareholder rights or remedies available at common law or pursuant to securities or corporate Laws which would reasonably be regarded as likely to delay or prevent the Arrangement;
(g)    not to make any statements or take any action against the Arrangement or any aspect thereof and to not bring, or threaten to bring, any suit or proceeding for the purpose of, or which has the effect of, directly or indirectly, frustrating, stopping, preventing, impeding, delaying or varying the Arrangement;
(h)    not to, directly or indirectly, sell, transfer, gift, assign, grant a participation interest in, option, pledge, hypothecate, grant a security or voting interest in or otherwise convey or encumber (each, a “Transfer”), or enter into any agreement, option or other arrangement (including any profit sharing arrangement, forward sale or other monetization arrangement) with respect to the Transfer of any of his or her Subject Securities to any Person without the prior written consent of the Purchaser, other than:
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(i)    as contemplated by the Arrangement Agreement;
(ii)    a Transfer by the undersigned of no more than 5% of his or her Subject Securities (to the extent such Subject Securities are otherwise Transferable according to their terms) following the holding of the vote relating to the Arrangement Resolution at the Company Meeting until receipt of the Final Order and only to one or more charitable entities or institutions; provided further that following receipt of the Final Order (and regardless, at least 3 Business Days prior to the Effective Date), a Transfer by the undersigned of 100% of his or her Subject Securities (to the extent such Subject Securities are otherwise Transferable according to their terms) to one or more charitable entities or institutions shall be permitted;
(iii)    with respect to any Subject Securities that are Company Options or Company Warrants, and any Subject Securities that are Company RSRs that vest prior to the Termination, a Transfer by the undersigned of such number of the underlying Company Shares issued upon exercise or settlement, as applicable, of such Subject Securities as is necessary in order to satisfy (A) if applicable, payment of the exercise price of such Subject Securities, and (B) taxes or tax withholding obligations applicable to the exercise or settlement of such Subject Securities;
(iv)    with respect to any Subject Securities that are Company Options or Company Warrants which expire on or prior to the Termination, a Transfer by the undersigned of the underlying Company Shares issued upon exercise of such Company Options or Company Warrants;
(i)    not to tender or cause to be tendered any Subject Securities to any Company Acquisition Proposal or other take-over bid or similar transaction involving the Company or the Company Shares that is reasonably likely to in any manner delay, hinder, prevent, frustrate, interfere with or challenge the Arrangement or any transaction contemplated by the Arrangement Agreement;
(j)    notify the Purchaser promptly if any of the undersigned’s representations and warranties contained in this letter agreement becomes untrue or incorrect in any material respect; and
(k)    not do indirectly that which it may not do directly in respect of the restrictions on his or her rights with respect to the Subject Securities pursuant to this Agreement.
2.    Purchaser Covenants. From the date of this letter agreement until Termination, the Purchaser agrees:
(a)    it shall comply with its obligations under the Arrangement Agreement; and
(b)    it shall take all steps required of it to consummate the Arrangement and cause the Consideration to be made available to pay for the Subject Securities, in each case in accordance with and subject to the terms and conditions of the Arrangement Agreement and the Plan of Arrangement.
3.    Exercise of Company Options, Company RSRs and Company Warrants.
Notwithstanding any provisions of this letter agreement to the contrary, the undersigned will be entitled to exercise his or her rights to acquire Company Shares (if any) issuable upon the exercise or settlement of the Company Options, Company RSRs and/or Company Warrants held by the undersigned upon the vesting thereof, as applicable, in compliance with the respective terms of such securities (which such Company Shares will be subject to the terms of this Agreement).
C-5, Page 3

4.    Termination. This Agreement will terminate upon the earliest to occur of:
(a)    the mutual written agreement of the Purchaser and the undersigned to terminate this letter agreement;
(b)    the Effective Time;
(c)    delivery by written notice of the undersigned to the Purchaser if without the written consent of the undersigned:
(i)    the Outside Date is changed to a date that is later than January 6, 2026;
(ii)    the conditions to closing of the Arrangement Agreement are amended in a manner that is materially adverse to the undersigned; or
(iii)    there is any decrease or change in form of the Consideration.
(d)    provided that the Purchaser has not breached this letter agreement and is not then in default of the Purchaser’s obligations under this letter agreement, written notice by the Purchaser to the undersigned if: (i) any of the representations and warranties of the undersigned in this letter agreement shall not be true and correct in all material respects; or (ii) the undersigned shall not have complied with the covenants to the Purchaser contained in this letter agreement in all material respects;
(e)    provided that the undersigned has not breached this letter agreement and is not then in default of the undersigned’s obligations under this letter agreement, written notice by the undersigned to the Purchaser if (i) any of the representations and warranties of the Purchaser in this letter agreement shall not be true and correct in all material respects; or (ii) the Purchaser shall not have complied with its covenants to the undersigned contained in this letter agreement in all material respects;
(f)    the Outside Date;
(g)    a Company Change in Recommendation; or
(h)    the termination of the Arrangement Agreement in accordance with its terms
(the “Termination”). This letter agreement shall automatically terminate and be of no further force or effect following Termination. No party shall have liability to any other party except in respect of a breach of this Agreement which occurred prior to such Termination.
5.    Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants that:
(a)    neither the execution and delivery by the undersigned of this letter agreement nor the performance of the undersigned’s obligations hereunder will result in a breach of (i) any agreement or instrument to which the undersigned is a party or (ii) any Law or any judgment, decree, order or award of any Governmental Entity, except in each case as would not reasonably be expected to materially impair the ability of the undersigned to perform the undersigned’s obligations hereunder;
(b)    it is the sole beneficial or sole registered and beneficial owner of the Subject Securities, with good and marketable title thereto free of any encumbrances and demands of any nature or kind whatsoever, and, other than pursuant to the covenants set out in this letter agreement, the undersigned has the sole right to vote (in the case of the Subject Securities entitled to be
C-5, Page 4

voted) and dispose of (in the case of transferable Subject Securities) all of the Subject Securities;
(c)    except for the Arrangement Agreement and this letter agreement, no Person has any agreement or option, or any legal or contractual right or privilege capable of becoming an agreement or option for the purchase, acquisition or transfer from the undersigned or the applicable holder any of the Subject Securities or any interest therein or right thereto;
(d)    the only securities of the Company beneficially owned or controlled, directly or indirectly, by the undersigned on the date hereof are the Subject Securities;
(e)    except as provided for in this letter agreement, none of the Subject Securities is subject to any power of attorney, proxy, voting trust, vote pooling or other agreement with respect to the voting or right to vote, call meetings of any of the shareholders of the Company or give consents or approvals of any kind; and
(f)    there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, or, to the knowledge of the undersigned, threatened against the undersigned or any of his or her property that, individually or in the aggregate, would reasonably be expected to prevent or delay the undersigned’s ability to perform his or her obligations hereunder. There is no order of any Governmental Entity against the undersigned that would reasonably be expected to prevent or delay the undersigned’s ability to perform his or her obligations hereunder.
6.    Acknowledgement of Reliance by the Purchaser. The undersigned acknowledges that the Purchaser is relying on the representations and warranties of the undersigned set forth in this letter agreement in connection with the Purchaser’s execution and delivery of this letter agreement, the Arrangement Agreement and the Sandstorm Arrangement Agreement.
7.    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants that:
(a)    neither the execution and delivery by the Purchaser of this letter agreement nor the performance of the Purchaser’s obligations hereunder will result in a breach of (i) any agreement or instrument to which the Purchaser is a party or (ii) any Law or any judgment, decree, order or award of any Governmental Entity, except in each case as would not reasonably be expected to materially impair the ability of the Purchaser to perform the Purchaser’s obligations hereunder; and
(b)    there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, or, to the knowledge of the Purchaser, threatened against the undersigned or any of its property that, individually or in the aggregate, would reasonably be expected to prevent or delay the Purchaser’s ability to perform its obligations hereunder. There is no order of any Governmental Entity against the undersigned that would reasonably be expected to prevent or delay the Purchaser’s ability to perform its obligations hereunder.
8.    Acknowledgement of Reliance by the Undersigned. The Purchaser acknowledges that the undersigned is relying on the representations and warranties of the Purchaser set forth in this letter agreement in connection with the undersigned’s execution and delivery of the this letter agreement.
9.    Public Announcement; Filings. The undersigned agrees that the details of this letter agreement may be described in any press release, proxy statement or information circular or other communication prepared by the Company or the Purchaser in connection with the Arrangement or the Sandstorm Arrangement and in any material change report prepared by the Company or the
C-5, Page 5

Purchaser in connection with the execution and delivery of this letter agreement and the undersigned further agrees to this letter agreement being made publicly available, including by filing on EDGAR and SEDAR+ and by any filings required under Securities Laws (including disclosure of the undersigned’s identity and the nature of his or her commitments, arrangements and understandings under this letter agreement and any other information required by Law), in accordance with Securities Laws.
10.    Governing Law. This letter agreement shall be governed, including as to validity, interpretation and effect, by the Laws of the Province of British Columbia and the Laws of Canada applicable therein and each of the parties hereto hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this letter agreement.
11.    Binding Effect; Assignment. This letter agreement shall be binding upon the undersigned and the Purchaser and upon their respective successors and permitted assigns (as applicable), provided that neither the undersigned nor the Purchaser may assign, delegate or otherwise transfer any of his, her or its respective rights, interests or obligations under this letter agreement without the prior written consent of the other.
12.    Performance. The undersigned acknowledges and agrees that the Purchaser would be damaged irreparably in the event any of the provisions of this letter agreement are not strictly performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, the undersigned agrees that, without posting bond or other undertaking, the Purchaser will be entitled to seek an injunction or injunctions to prevent breaches or violations of the provisions of this letter agreement and to seek to enforce by specific performance this letter agreement and the terms and provisions hereof. Such remedies shall not be exclusive remedies for the breach or threatened breach of this Agreement but shall be in addition to all other remedies at law or in equity.
13.    Counterparts. This letter agreement may be executed in any number of counterparts (including counterparts by electronic mail) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed electronic copy of this letter agreement, and such executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.
If the foregoing is in accordance with the Purchaser’s understanding and is agreed by the Purchaser, please signify the Purchaser’s acceptance by executing the enclosed copies of this letter agreement where indicated below by an authorized signatory of the Purchaser and return the same to the undersigned, upon which this letter agreement as so accepted shall constitute an agreement among the Purchaser and the undersigned.
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C-5, Page 6

Yours truly,

Per:
Name:
Title:

Accepted and agreed as of the date first written above.

ROYAL GOLD, INC.

Per:
Name:
Title:
C-5, Page 7

SCHEDULE A
Company Securities in Respect of Which
Beneficial Ownership, Control or Direction is Held

Securityholder Name	________________________________

Company Shares (#)	________________________________
Company Options (#)	________________________________
Company RSRs (#)	________________________________
Company Warrants (#)	________________________________
C-5, Page 8

Annex C-6
SUPPORT AND VOTING AGREEMENT
THIS AGREEMENT is made as of July 6, 2025
BETWEEN:    Royal Gold, Inc., a corporation incorporated under the laws of Canada (hereinafter, the “Purchaser”)

AND:    International Royalty Corporation, a corporation incorporated under the laws of Canada (hereinafter, “AcquireCo”)

AND:    [Name of Holder] (hereinafter, the “Holder”)
WHEREAS the Purchaser, Horizon Copper Corp. (the “Corporation”) and AcquireCo wish to enter into an arrangement agreement dated as of the date hereof (the “Arrangement Agreement”) contemplating an arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia) and pursuant to which each shareholder of the Corporation at the effective time of the Arrangement will be entitled to receive C$2.00 in cash per common share (the “Consideration”) in the authorized share structure of the Corporation (a “Share”) and each holder of common share purchase warrants (“Warrants”) will receive a cash payment in exchange for each Warrant equal to (i) the Consideration less (ii) the applicable exercise price with respect to such Warrant, in each case as set forth in the terms of the Arrangement Agreement;
WHEREAS the Holder is the registered and beneficial owner of the Shares (the “Holder Shares”) and the Warrants (the “Holder Warrants”) set forth on the signature page hereto;
WHEREAS this support and voting agreement (this “Agreement”) sets out the terms and conditions of the agreement of the Holder to support the Arrangement;
NOW THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereby covenant and agree as follows:
1.    Covenants of the Holder
(a)    The Holder hereby agrees, in his/her capacity as shareholder of the Corporation, that he/she will support the Arrangement and vote the Holder Shares, and any Shares issued upon the exercise of Holder Warrants, if any, in favour of the Arrangement and any other matter reasonably necessary for the consummation of the Arrangement.
(b)    The Holder hereby agrees not to, directly or indirectly, transfer any of his/her Shares or Warrants to any person without the prior written consent of the Purchaser; provided that, the Holder is entitled to sell Holder Shares for the purposes of funding the exercise of the Holder Warrants and any taxes associated therewith following the adoption of the Arrangement Resolution at the Company Meeting (as such terms are defined in the Arrangement Agreement).
(c)    The Holder acknowledges that it is subject to restrictions imposed by applicable securities laws on the purchase or sale of securities of an issuer while in the possession of material non-public information concerning that issuer, and on the communication of that information to any other person.
C-6, Page 1

2.    Representations and Warranties of the Holder
The Holder represents and warrants to and in favour of the Purchaser that the Holder is the sole registered and beneficial owner of the Holder Shares and Holder Warrants, with good and marketable title thereto free of any and all encumbrances.
3.    Amendment
This Agreement may, at any time and from time to time prior to the effective date of the Arrangement, be amended by mutual written agreement of the parties hereto.
4.    Termination
This Agreement shall terminate automatically upon the earlier of (i) the effective time for the closing of the Arrangement, and (ii) the termination of the Arrangement Agreement in accordance with its terms. In addition, this Agreement may, at any time prior to the effective time for the closing of the Arrangement, be terminated by mutual written consent of the Purchaser and the Holder.
Any such termination of this Agreement in accordance with this Section 4 shall render the provisions of this Agreement of no further force and effect and no party shall have any further liability or obligations to any other party hereunder.
5.    Notices
All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally, or as of the following business day if sent by prepaid overnight courier, to the parties at the following addresses (or at such other addresses as shall be specified by any party by notice to the other given in accordance with these provisions):
(a)    If to the Holder at:

[Email address of Holder]

with a copy (which shall not constitute notice) to:
Gowling WLG (Canada) LLP
Attention: Erik Goldsilver and Kathleen Ritchie
Email: erik.goldsilver@gowlingwlg.com and kathleen.ritchie@gowlingwlg.com

(b)     If to the Purchaser or AcquireCo at:

Royal Gold, Inc.
Attention: [     ]
Email: [     ]

with a copy (which shall not constitute notice) to:
McCarthy Tétrault LLP
Attention: Roger Taplin
Email: rtaplin@mccarthy.ca

C-6, Page 2

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery thereof.

6.    Assignment
No party hereto may assign its rights or obligations under this Agreement without the prior written consent of the other party, except that the Purchaser may assign all or part of its rights and/or obligations to a wholly-owned subsidiary, provided that the Purchaser shall remain liable solidarily with its assignee for any obligations hereunder.
7.    Binding Effect
This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns and no third party shall have any rights hereunder.
8.    Public Disclosure
Except to the extent required by law, no copy of this Agreement may be provided by the Purchaser or the Holder to any other person, except their respective directors, officers, employees, advisors, counsel or lenders, without the prior written consent of the other party, such consent not be unreasonably withheld. Notwithstanding the foregoing, this Agreement and the support of the Arrangement by the Holder may be referred to in a press release and publicly filed on SEDAR+ and/or EDGAR by the Purchaser and/or the Corporation and the provisions of this Agreement may be summarized in any documents filed by the Corporation in connection with the public announcement of the Arrangement.
9.    Governing Laws
This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and shall be construed and treated in all respects as a British Columbia contract. Each of the Parties hereby irrevocably attorns to the exclusive jurisdiction of the Courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and the Arrangement.
10.    Counterparts
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Signatures in the form of facsimile or electronically imaged “PDF” shall be deemed to be original signatures for all purposes hereunder.
[Signature page follows]
C-6, Page 3

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

ROYAL GOLD, INC.

Per: ________________________________
    Name: William Heissenbuttel
    Title: President

INTERNATIONAL ROYALTY CORPORATION

Per: ________________________________
    Name: William Heissenbuttel
    Title: President

HOLDER

Per: ________________________________

    Name: ________________________

    # of Shares: ____________________

    # of Warrants: ___________________

C-6, Page 4

Annex D
Opinion of Scotia Capital (USA) Inc.

[SCOTIA CAPITAL (USA) INC. LETTERHEAD]
July 6, 2025
The Board of Directors of Royal Gold, Inc.
1144 15th Street, Suite 2500
Denver, Colorado 80202-1161
Dear Members of the Board of Directors:
We understand that Royal Gold, Inc. (the “Purchaser”) proposes to enter into an Arrangement Agreement (the “Sandstorm Agreement”) among the Purchaser, International Royalty Corporation, a wholly-owned subsidiary of the Purchaser (“AcquireCo”), and Sandstorm Gold Ltd. (“Sandstorm”), pursuant to which, among other things, AcquireCo will acquire all the outstanding common shares in the capital of Sandstorm (“Sandstorm Common Shares”) in exchange for 0.0625 (the “Exchange Ratio”) shares of common stock, par value $0.01 per share, of the Purchaser (“Purchaser Common Stock”) for each Sandstorm Common Share, effected by way of a plan of arrangement under the provisions of the Business Corporations Act (British Columbia) (such transaction, the “Sandstorm Arrangement”). We also understand that the Purchaser proposes to enter into an Arrangement Agreement (the “Horizon Agreement” and, together with the Sandstorm Agreement, the “Agreements”) among the Purchaser, AcquireCo, and Horizon Copper Corp. (“Horizon”), pursuant to which, among other things, AcquireCo will acquire all the outstanding common shares in the capital of Horizon (“Horizon Common Shares”) in exchange for C$2.00 in cash (the “Horizon Per Share Consideration”) for each Horizon Common Share, effected by way of a plan of arrangement under the provisions of the Business Corporations Act (British Columbia) (such transaction, the “Horizon Arrangement” and, together with the Sandstorm Arrangement, as a single unitary transaction, the “Transaction”).
You have asked us whether, in our opinion, as of the date hereof, the Exchange Ratio and the Horizon Per Share Consideration, taken together, provided for in the Transaction pursuant to the Agreements is fair, from a financial point of view, to the Purchaser. With your consent and approval, we have evaluated the foregoing (i) as though Sandstorm and Horizon were being acquired directly by the Purchaser, and (ii) based on a comparison of (a) the Exchange Ratio and (b) the implied exchange ratio reference ranges we believe are indicated by our financial analyses of (1) Sandstorm and Horizon, taken together and adjusted for the Horizon Per Share Consideration, and (2) the Purchaser.
In connection with rendering our opinion, we have, among other things:
(i)reviewed a draft, dated July 3, 2025, of the Sandstorm Agreement;
(ii)reviewed a draft, dated July 5, 2025, of the Horizon Agreement;
(iii)reviewed certain publicly available business and financial information relating to the Purchaser, Sandstorm and Horizon that we deemed to be relevant;
(iv)reviewed certain non-public financial and operating data relating to the Purchaser made available to us by the Purchaser, including financial projections, commodity price estimates and other estimates and data relating to the Purchaser prepared by the management of the Purchaser (the “Purchaser Projections for the Purchaser”);
(v)reviewed certain non-public financial and operating data relating to Sandstorm and Horizon made available to us by the Purchaser, including financial projections, commodity price estimates and other estimates and data relating to Sandstorm, which included information related to assets of Horizon, prepared by the management of Sandstorm (the “Sandstorm Projections”), as adjusted by the management of the Purchaser to, among other things, include Horizon (the “Purchaser Projections for Sandstorm and Horizon”);
(vi)had discussions with members of the management, and certain representatives and advisors, of the Purchaser concerning the businesses, operations, financial condition and prospects of the Purchaser, Sandstorm and Horizon, the Transaction and related matters;
(vii)reviewed the publicly available financial terms of certain other transactions we deemed relevant;
(viii)reviewed the financial and operating performance of the Purchaser, and Sandstorm and Horizon taken together, as compared to that of other companies with publicly traded equity securities that we deemed relevant;
(ix)reviewed the reported prices and the historical trading activity of the Purchaser Common Stock, Sandstorm Common Shares and Horizon Common Shares;
(x)solely for informational purposes reviewed (a) certain estimates as to potential cost savings expected by the management of the Purchaser to result from the Transaction and (b) certain potential pro forma financial effects of the Transaction on the net asset value per share of the Purchaser; and
(xi)performed such other analyses and examinations and considered such other factors that we deemed appropriate.
For purposes of our analysis and opinion, we have, with your consent, assumed and relied upon, without independent verification, the accuracy and completeness of all data, material, and other information furnished, or otherwise made available to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material, or other information. We have also assumed that the Sandstorm Projections have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Sandstorm as to the future financial and operating results of Sandstorm. Management of the Purchaser has advised us, and, with your consent, we have assumed, that the Purchaser Projections for the Purchaser have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of such management as to the future financial and operating results of the Purchaser. In addition, management of the Purchaser has advised us, and, with your consent, we have assumed, that the Purchaser Projections for Sandstorm and Horizon have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of such management as to the future financial and operating results of Sandstorm and Horizon, taken together. At your direction we have used and relied upon the Purchaser Projections for the Purchaser and the Purchaser Projections for Sandstorm and Horizon for purposes of our analyses and this opinion, and we have assumed that the Purchaser Projections for the Purchaser and the Purchaser Projections for Sandstorm and Horizon provide a reasonable basis upon which to evaluate the Purchaser, Sandstorm, Horizon and the proposed Transaction. We express no view as to the Purchaser Projections for the Purchaser, the Sandstorm Projections, the Purchaser Projections for Sandstorm and Horizon, or the respective assumptions on which they are based.
As you are aware, we have not been provided with access to the management of Sandstorm or Horizon regarding the businesses, operations, financial condition and prospects of Sandstorm or Horizon and, accordingly, at the direction of the Purchaser, we have relied upon the Purchaser with respect to such matters and we have assumed, with your consent, that had such access been provided, any information received would not affect our analyses or this opinion. We understand that the financial statements, financial forecasts and other information relating to Sandstorm and Horizon were prepared in accordance with international financial reporting standards (“IFRS”) and we have assumed that any reconciliations or other differences with respect to such financial statements, financial forecasts and other information between IFRS and U.S. generally accepted accounting principles would not be material to our analyses or this opinion. With respect to financial statements, financial forecasts and other information and data utilized in our analyses that are prepared in foreign currencies and converted based on certain exchange rates, we have assumed that such exchange rates are reasonable to utilize for purposes of our analyses and this opinion and we express no view as to currency or exchange rate fluctuations or the impact thereof on our analyses or this opinion. We also have assumed, without independent verification, that there has been no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Purchaser, Sandstorm or Horizon since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.
We have relied upon the assessments of the management of the Purchaser as to, among other things, (i) the potential impact on the Purchaser, Sandstorm and Horizon of market, competitive, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the mining industry and the geographies in which the Purchaser, Sandstorm and Horizon operate or have interests, including with respect to mineral reserves and mineral resources, the pricing of, and supply and demand for, metals and the exploration and development projects in which the Purchaser, Sandstorm and Horizon may participate, including the likelihood and timing of such projects and activities and associated production profile and capital expenditures, operating and other costs and other financial aspects involved, which are subject to significant volatility and which, if different than as assumed, could have a material impact on our analyses or opinion, (ii) existing and future agreements and other arrangements involving, and ability to attract, retain and replace, key employees, suppliers, service providers and other commercial relationships of the Purchaser, Sandstorm and Horizon and (iii) the ability of the Purchaser to integrate the businesses of the Purchaser, Sandstorm and Horizon and to realize the potential cost savings expected by the management of the Purchaser to result from the Transaction as contemplated. We have assumed that there will be no developments with respect to any such matters that would have an adverse effect on the Purchaser, Sandstorm, Horizon or the Transaction (including the contemplated benefits thereof) or that otherwise would be material to our analyses or this opinion.
Furthermore, for purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreements are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreements and that all conditions to the consummation of the Transaction will be satisfied without waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Purchaser, Sandstorm, Horizon or the consummation of the Transaction or reduce the contemplated benefits of the Transaction. We have not reviewed the exhibits and schedules to the Agreements (other than the plans of arrangement included therein) and assume no responsibility for the contents thereof. We have also assumed that the final executed Agreements will conform in all material respects to the drafts of the Agreements identified above.
Furthermore, in connection with this opinion, we have not made nor assumed any responsibility for making any independent appraisal of the assets or liabilities of the Purchaser, Sandstorm or Horizon, nor have we been furnished with any such appraisals. We are not experts in the evaluation of mining resources or reserves and we express no view or opinion as to the exploration, development or production with respect to any properties or projects in which the Purchaser, Sandstorm or Horizon may have an interest. We have not evaluated the solvency or fair value of the Purchaser, Sandstorm or Horizon under any state, provincial, or federal laws relating to bankruptcy, insolvency or similar matters. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, or any settlements thereof, to which the Purchaser, Sandstorm or Horizon is or may be a party or is or may be subject. Our opinion is necessarily based upon information made available to us as of the date hereof, and financial, economic, monetary, market and other conditions and circumstances as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. As you are aware, the industries and geographies in which the Purchaser, Sandstorm and Horizon operate or participate (including commodity prices relating to such industries), and the securities of the Purchaser, Sandstorm and Horizon, have experienced and may continue to experience volatility and we express no view or opinion as to any potential effects of such volatility on the Purchaser, Sandstorm, Horizon or the Transaction (including the contemplated benefits thereof).
We have not been asked to pass upon, and express no view with respect to, any matter other than the fairness, from a financial point of view, as of the date hereof, to the Purchaser of the Exchange Ratio and the Horizon Per Share Consideration, taken together, provided for in the Transaction pursuant to the Agreements. We do not express any view on, and our opinion does not address, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of the Purchaser, Sandstorm or Horizon or the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Purchaser, Sandstorm or Horizon, or any class of such persons, whether relative to the Exchange Ratio or the Horizon Per Share Consideration or otherwise. Our opinion does not address the relative merits of the Transaction as compared to other business or financial strategies that might be available to the Purchaser, Sandstorm or Horizon, nor does it address the underlying business decision of the Purchaser, Sandstorm or Horizon to engage in the Transaction.
This letter, including our opinion, does not constitute a recommendation to the Board of Directors of the Purchaser, or to any other persons, in respect of the Transaction, including, without limitation, as to how any holder of shares of Purchaser Common Stock should vote or act in respect of the Transaction. We express no view herein as to the price at which Purchaser Common Stock, Sandstorm Common Shares, Horizon Common Shares or any other security of the Purchaser, Sandstorm or Horizon will trade at any time. In addition, we are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Purchaser, Sandstorm or Horizon or the ability of the Purchaser, Sandstorm or Horizon to pay their obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Purchaser, Sandstorm, Horizon and their respective advisors with respect to legal, regulatory, accounting and tax matters.
We have acted as financial advisor to the Purchaser in connection with the Transaction and will receive an advisory fee for our services, a portion of which is payable and contingent upon the consummation of the Sandstorm Arrangement and a portion of which is payable and contingent upon the consummation of the Horizon Arrangement. In addition, we became entitled to a fee upon the rendering of this opinion, all of which is creditable against the advisory fee. The Purchaser has also agreed to reimburse our expenses and to indemnify us and our affiliates and their respective directors, officers, employees, partners, agents and shareholders against certain liabilities arising out of this engagement.
Scotia Capital (USA) Inc. is wholly owned by The Bank of Nova Scotia which, together with its affiliates (collectively, “Scotiabank”), is a full-service financial institution that conducts a full range of investment banking, merchant banking, corporate banking and securities brokerage activities. Scotiabank provides loans, structured products, investment banking, corporate banking and financial advisory services to governments, corporations and institutions. In addition, Scotiabank has an active proprietary trading book that trades securities on behalf of Scotiabank in a wide range of public companies. In the ordinary course of its activities and subject to compliance with applicable securities laws, Scotiabank may hold long or short positions, may trade or otherwise effect transactions for its own account or for the account of Scotiabank’s clients, in debt or equity securities or related derivative securities (including in the securities of the Purchaser, Sandstorm, Horizon and their respective affiliates). In addition, as of the date hereof, Scotiabank holds, on a proprietary basis, less than 0.1% of the outstanding Purchaser Common Stock, Sandstorm Common Shares and Horizon Common Shares.
Scotiabank has in the past provided, and is currently providing, investment banking and other financial advice and services to the Purchaser, Sandstorm, Horizon and their respective affiliates for which advice and services

Scotiabank has received and would expect to receive compensation, including among other things, during the past two years, (i) with respect to the Purchaser, (a) acting as Co-Lead Arranger, Joint Bookrunner and Administrative Agent on its revolving credit facility (the “Purchaser Revolving Credit Facility”), and (b) providing certain syndication and cash management services, (ii) with respect to Sandstorm, (a) acting as Co-Lead Arranger, Joint Bookrunner and Administrative Agent on its revolving credit facility (the “Sandstorm Revolving Credit Facility”), and (b) providing certain syndication, cash management and foreign exchange services, and (iii) with respect to Horizon, (a) acting as Co-Lead Arranger and Joint Bookrunner on its revolving credit facility (the “Horizon Revolving Credit Facility”), and (b) providing certain cash management services. In addition, proceeds from current or future borrowings under the Purchaser Revolving Credit Facility, or a refinancing thereof, or other indebtedness in which Scotiabank expects to participate, are expected to be used by the Purchaser to fund a portion of the amounts necessary to finance the Transaction, including the expected repayment of the amounts owed to Scotiabank under the Sandstorm Revolving Credit Facility and the Horizon Revolving Credit Facility. Scotiabank may provide investment banking, financial advisory or other services to the Purchaser, Sandstorm, Horizon or any of their respective affiliates in the future, and in connection with any such services we may receive compensation.
This letter, including the opinion expressed herein, is addressed to, and is for the information and benefit of, the Board of Directors of the Purchaser (in its capacity as such) in connection with and for purposes of its evaluation of the Transaction. The issuance of this opinion has been approved by an Opinion Committee of Scotia Capital (USA) Inc.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio and the Horizon Per Share Consideration, taken together, provided for in the Transaction pursuant to the Agreements is fair, from a financial point of view, to the Purchaser.
Very truly yours,
/s/ Scotia Capital (USA) Inc.
SCOTIA CAPITAL (USA) INC.

Annex E
Opinion of Raymond James Ltd.

[RAYMOND JAMES LETTERHEAD]
July 6, 2025
Board of Directors
Royal Gold, Inc.
1144 15th Street, #2500
Denver, Colorado 80202-1161
Members of the Board of Directors:
We understand that Sandstorm Gold Ltd. (the “Company”), Royal Gold, Inc. (the “Purchaser”), and a wholly owned subsidiary of the Purchaser (“AcquireCo”), propose to enter into the Agreement (defined below) pursuant to which, among other things, AcquireCo will acquire all of the issued and outstanding common shares in the capital of the Company (the “Company Shares”) by way of a plan of arrangement (the “Transaction”) and that, in connection with the Transaction, each Company Share will be converted into the right to receive 0.0625 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share (“Purchaser Shares”), of the Purchaser, subject to certain adjustments as provided for in the Agreement (as to which adjustments we express no opinion). We also understand that Horizon Copper Corp. (“Horizon”), the Purchaser, and AcquireCo propose to enter into an arrangement agreement (the “Horizon Arrangement Agreement”) pursuant to which, among other things, AcquireCo will acquire each of the issued and outstanding common shares of Horizon in exchange for consideration of C$2.00 in cash per share (the “Acquisition”). We understand that the Horizon Arrangement Agreement is currently being negotiated and, with your consent, we have relied upon and assumed, that the Horizon Arrangement Agreement will be finalized on terms that will not have a material effect on this Opinion and the financial analyses underlying this Opinion. In addition, for purposes of this Opinion and the financial analyses underlying this Opinion, you have directed us to rely upon and assume that the Acquisition will close substantially concurrently with the consummation of Transaction. The Board of Directors of the Purchaser (the “Board”) has requested that Raymond James Ltd. (“Raymond James”) provide an opinion (this “Opinion”) to the Board as to whether, as of the date hereof, the Exchange Ratio in the Transaction pursuant to the Agreement is fair from a financial point of view to the Purchaser.
In connection with our review of the proposed Transaction and the preparation of this Opinion, we have, among other things:
1.reviewed the financial terms and conditions as stated in the draft dated July 5, 2025 of the Arrangement Agreement among the Company, the Purchaser and AcquireCo (the “Agreement”);
2.reviewed certain information related to the historical condition and prospects of the Company, the Purchaser and Horizon, as made available to Raymond James by or on behalf of the Purchaser, including, but not limited to, (a) financial projections of the Company prepared by the management of the Company, as adjusted by management of the Purchaser (the “Company Projections”), (b) financial projections of the Purchaser prepared by the management of the Purchaser (the “Purchaser Projections”), (c) financial projections of Horizon prepared by the management of Horizon, as adjusted by management of the Purchaser (the “Horizon Projections”, and collectively with the Company Projections and the Purchaser Projections, the “Projections”), and (d) certain forecasts and estimates of potential cost savings expected to result from the Transaction, as prepared by management of the Purchaser (the “Cost Savings”);

3.reviewed the Company’s, the Purchaser’s and Horizon’s audited financial statements for the fiscal years ended December 31, 2022, December 31, 2023, and December 31, 2024, and unaudited financial statements for the three-month period ended March 31, 2025;
4.reviewed the Company’s, the Purchaser’s and Horizon’s recent public filings and certain other publicly available information regarding the Company, the Purchaser and Horizon;
5.reviewed the financial and operating performance of the Company and the Purchaser and those of other public companies that we deemed to be relevant;
6.considered certain publicly available financial terms of certain transactions we deemed to be relevant;
7.reviewed the current and historical market prices and trading volume for the Company Shares and the Purchaser Shares;
8.conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate;
9.compared the relative contributions of the Purchaser, on the one hand, and the Company and Horizon, on the other hand, to certain financial statistics of the combined company on a pro forma basis;
10.reviewed certain potential pro forma financial effects of the Transaction on estimated cash flow per share for 2027, 2028 and 2029 as well as net asset value per share for the Purchaser;
11.received a certificate addressed to Raymond James from a member of senior management of the Purchaser regarding, among other things, the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Raymond James by or on behalf of the Purchaser; and
12.discussed with members of the senior management of the Purchaser certain information relating to the aforementioned and any other matters which we deemed to be relevant to our inquiry including, but not limited to, the past and current business operations of the Company, the Purchaser and Horizon and the financial condition and future prospects and operations of the Company, the Purchaser and Horizon.
With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company, the Purchaser or Horizon or otherwise reviewed by or discussed with us, and we have undertaken no duty or responsibility to, nor did we, independently verify any of such information. Furthermore, we have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company, the Purchaser or Horizon is a party or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company, the Purchaser or Horizon is a party or may be subject. With your consent, this Opinion makes no assumption concerning, and therefore does not consider, the potential effects of any such litigation, claims or investigations or possible assertions. At the direction of the Purchaser, we have assumed and relied upon, without independent verification, that (i) the Purchaser has approximately 66.2 million shares issued and outstanding on a fully diluted basis, (ii) the Company has approximately 310.3 million shares issued and outstanding on a fully diluted basis; and (iii) Horizon has approximately 132.8 million shares issued and outstanding on a fully diluted basis. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company, the Purchaser or Horizon. With respect to the Purchaser Projections, Cost Savings and any other information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that the Purchaser Projections and such other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of the Purchaser, and we have relied upon the Purchaser to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. With respect to the Company Projections, we have, with your consent, assumed that the Company Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the managements of each of the Purchaser and the Company, and with respect to the Horizon Projections, we have, with your consent, assumed that the Horizon Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the managements of each of the Purchaser and Horizon. Furthermore, upon the advice of the management of the Purchaser, we have assumed that the estimated Cost Savings reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of the Purchaser and that the Cost Savings will be realized in the amounts and the time periods indicated thereby. We express no opinion with respect to the Projections or Cost Savings, or the assumptions on which they are based. We have assumed that the final form of the Agreement will be substantially similar to the draft reviewed by us, and that the Transaction will be consummated in accordance with the terms of the Agreement without waiver or amendment of any conditions thereto. Furthermore, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the Agreement without being waived. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of Horizon, the Company or the Purchaser, or otherwise have an effect on the Transaction, the Company, the Purchaser or Horizon or any expected benefits of the Transaction that would be material to this Opinion or our financial analyses related thereto.
This Opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of July 3, 2025 and any material change in such circumstances and conditions, including potential changes in U.S. trade, tax or other laws, regulations and government policies and the enforcement thereof as have been or may be proposed or effected, and the potential effects such changes may have on the Transaction or the participants in the Transaction or their respective businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects, would require a reevaluation of this Opinion, which we are under no obligation to undertake. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company, the Purchaser or Horizon since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect.
We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Transaction or the availability or advisability of any alternatives to the Transaction. We did not provide advice to the Purchaser or the Board with respect to the proposed Transaction, nor did we recommend any specific amount of consideration or that any specific consideration constituted the only appropriate consideration for the Transaction. We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, businesses or operations of the Purchaser or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Board or any other party with respect to alternatives to the Transaction. This letter does not express any opinion as to the likely trading range of the Company Shares, the Purchaser Shares or Horizon’s stock following the announcement or closing of Transaction, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of the Company, the Purchaser and Horizon at that time. This Opinion is limited to the fairness, from a financial point of view, to the Purchaser of the Exchange Ratio in the Transaction pursuant to the Agreement.

We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board to approve or consummate the Transaction. Furthermore, no opinion, counsel or interpretation is intended by Raymond James on matters that require legal, accounting, regulatory, environmental or tax advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the fact that the Purchaser has been assisted by legal, accounting, regulatory, environmental and tax advisors and we have, with the consent of the Board, relied upon and assumed the accuracy and completeness of the assessments by the Purchaser and its advisors as to all legal, accounting, regulatory, environmental and tax matters with respect to the Company, the Purchaser, Horizon and the Transaction.
In formulating this Opinion, we have considered only what we understand to be the Exchange Ratio as is described above and we did not consider and we express no opinion on the fairness of the amount or nature of any compensation to be paid or payable to any person or entity (including any of the officers, directors or employees of the Company, the Purchaser or Horizon) or class of any persons and/or entities, whether relative to the Exchange Ratio or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) the fairness of the Transaction to the holders of any class of securities, creditors, or other constituencies of the Company, the Purchaser or Horizon, or to any other party, except and only to the extent expressly set forth in the last sentence of this Opinion or (2) the fairness of the Transaction to any one class or group of the Company’s, the Purchaser’s, Horizon’s or any other party’s security holders or other constituencies vis-à-vis any other class or group of the Company’s, the Purchaser’s, Horizon’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Transaction amongst or within such classes or groups of security holders or other constituents). We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company, the Purchaser or Horizon or the ability of the Company, the Purchaser or Horizon to pay their respective obligations when they come due.
The delivery of this Opinion was approved by an opinion committee of Raymond James.
Raymond James will receive a fee upon the delivery of this Opinion, which is not contingent upon the successful completion of the Transaction or on the conclusion reached herein. In addition, the Purchaser has agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement.
In the ordinary course of our business, Raymond James may trade in the securities of the Company, the Purchaser and Horizon for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Furthermore, Raymond James may provide investment banking, financial advisory and other financial services to the Company, the Purchaser and/or Horizon or other participants in the Transaction in the future, for which Raymond James may receive compensation. Raymond James has not provided investment banking, financial advisory or lending services to the Company, the Purchaser or Horizon (in the previous two years), for which it has been paid any fees.
It is understood that this letter is for the information of the Board (in its capacity as such) in evaluating the proposed Transaction and does not constitute a recommendation to the Board or any shareholder of the Company, the Purchaser or Horizon regarding how such person should act or vote or make any election with respect to the proposed Transaction, whether to enter into a support agreement or any other matter. This Opinion may not be disclosed, reproduced, quoted, summarized, referred to at any time, in any manner, or used for any other purpose, nor shall any references to Raymond James or any of its affiliates be made, without our prior written consent, except that this Opinion may be disclosed in and filed with a proxy statement and/or a registration statement used in connection with the Transaction that is required to be filed with the Securities and Exchange Commission (or equivalent regulatory authority), provided that this Opinion is quoted in full in such document.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Transaction pursuant to the Agreement is fair, from a financial point of view, to the Purchaser.
Very truly yours,
/s/ Raymond James Ltd.
RAYMOND JAMES LTD.

Annex G
Side Letter Agreement
THIS AGREEMENT made as of July 6, 2025.
BETWEEN:
ROYAL GOLD, INC., a corporation existing under the laws the State of Delaware
(“Royal”)
- and –
SANDSTORM GOLD LTD., a corporation existing under the laws of the Province of British Columbia
(“Sandstorm”)
- and –
HORIZON COPPER CORP., a corporation existing under the laws of the Province of British Columbia
(“Horizon” and, collectively with Royal and Sandstorm, the “Parties”)
WHEREAS:
A.Royal and Sandstorm, inter alios, have entered into an arrangement agreement dated July 6, 2025 (the “Sandstorm Arrangement Agreement”), pursuant to which Royal has agreed to acquire, directly or indirectly, all of the issued and outstanding common shares in the authorized share capital of Sandstorm pursuant to a statutory plan of arrangement in accordance with Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “Sandstorm Arrangement”);
B.Royal and Horizon, inter alios, have entered into an arrangement agreement dated July 6, 2025 (the “Horizon Arrangement Agreement”), pursuant to which Royal has agreed to acquire, directly or indirectly, all of the issued and outstanding common shares in the authorized share capital of Horizon pursuant to a statutory plan of arrangement in accordance with Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “Horizon Arrangement” and, together with the Sandstorm Arrangement, the “Transactions”);
C.Sandstorm and Horizon, either directly or indirectly, are parties to certain agreements, pursuant to which each of Sandstorm and Horizon have agreed to certain terms and conditions with respect to commercial arrangements and each party has undertaken various covenants and agreements in favour of the other party.
D.For the purposes of this Side Letter Agreement, reference is made to the following relevant agreements between Sandstorm and Horizon (collectively, the “Relevant Documents”):
i.Gold Purchase Agreement between Sandstorm and Horizon (formerly Royalty North Partners Ltd.) dated August 31, 2022, as amended by an Amendment Agreement between Sandstorm and Horizon dated June 23, 2023, and as further amended by a Second Amendment Agreement between Sandstorm and Horizon dated May 26, 2025;
ii.Amended and Restated Secured Convertible Promissory Note dated June 15, 2023, between Horizon, as payor, Sandstorm, as holder, and Hod Maden Holdings Ltd., Mariana Resources Ltd., Mariana Turkey Limited, and 1363013 B.C. Ltd, as guarantors, as amended by Amending Agreement No. 1, dated March 28, 2025, between Horizon, as payor, Sandstorm, as holder, and Hod Maden Holdings Ltd., Mariana Resources Ltd., Mariana Turkey Limited, and 1363013 B.C. Ltd, as guarantors (the “Hod Maden Note”);
iii.Royalty Agreement between Sandstorm and Horizon dated June 15, 2023;
iv.Silver Purchase Agreement between Sandstorm and Horizon (formerly Royalty North Partners Ltd.) dated June 15, 2023;
v.Convertible Promissory Note dated June 15, 2023, between Horizon, as payor, Sandstorm, as holder, and 1359212 B.C. Ltd., as guarantor, as amended by Amending Agreement No. 1, dated March 28, 2025, between Horizon, as payor, Sandstorm, as holder (the “Antamina Note”); and
vi.Investor Rights Agreement between Sandstorm and Horizon (formerly Royalty North Partners Ltd.) dated August 31, 2022.
E.It is the intent and desire of the Parties to, under the terms of Sandstorm Arrangement Agreement and the Horizon Arrangement Agreement, complete the Transactions concurrently.
F.In the event that the Sandstorm Arrangement is completed but the Horizon Arrangement is not completed concurrently with the Sandstorm Arrangement for any reason other than a material breach of the Horizon Arrangement Agreement by Helium (such event a “Separation Event” and the date (if any) of completion of the Sodium Arrangement, the “Separation Date”), Rhodium recognizes that (i) Horizon is entitled to continue to receive the benefit of the terms and conditions it has negotiated with Sandstorm as set out in the Relevant Documents in accordance with their terms, (ii) it will be desirable for Horizon to receive Royal’s guarantee of Sandstorm’s obligations thereunder, and (iii) it will be desirable for Horizon to continue to receive the Waivers (as defined below) from Sandstorm, provided, however, Rhodium has indicated those waivers should only continue for a period continuing until the date that is the earlier of: (x) five years following the Separation Date; and (y) 36 months following the date of an affirmative decision by the board of directors of Artmin Madencilik Sanayi ve Ticaret A.S. to proceed with full construction of the Hod Maden project (the “Interim Period”).
G.The Parties desire to enter into this Side Letter Agreement to confirm that the obligations of Sodium will be guaranteed by Royal in the event of a Separation Event on the terms and conditions set out in the Relevant Documents and to set out certain actions that shall be taken upon the occurrence of such Separation Event.
NOW THEREFORE, in consideration of the mutual agreements contained in the Sandstorm Arrangement Agreement, Horizon Arrangement Agreement and this Side Letter Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.Acknowledgements
1.1Each of the Parties acknowledges that the Recitals are true and correct in all material respects.
1.2Royal acknowledges that Royal has been advised by Horizon that the concurrent closing of the Transactions was a material consideration of the board of directors and special committee of Horizon in recommending and approving, respectively, the execution of, and performance of obligations under, the Horizon Arrangement Agreement.
2.Representations and Warranties of Helium
2.2Horizon hereby represents and warrants to Royal as set forth below, and acknowledges that Royal is relying upon such representations and warranties in connection with its entry into this Side Letter Agreement:
2.1.1As of the date of this Side Letter Agreement true and complete copies of the Relevant Documents and any material ancillary documentation (including applicable guarantees and security documents) and all amendments entered into in connection therewith (the “Side Letter Agreement Date Relevant Document Instruments”) have been made available to Royal prior to the date of this Side Letter Agreement.
2.1.2As of the Separation Date (if any), the provisions of the Side Letter Agreement Date Relevant Document Instruments shall not have been amended, modified or waived.
2.1.3As of the date of this Side Letter Agreement and the Separation Date (if any), subject to the Waivers, Horizon has (or will have (as applicable)) duly and timely satisfied all of the material obligations required to be satisfied, performed and observed by it under each of the Relevant Documents, and is (or will be (as applicable)) in compliance with all material terms, conditions and covenants contained therein, and there exists no (or will not exist any (as applicable)) default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default by Helium.
2.1.4As of the date of this Side Letter Agreement and the Separation Date (if any), to the knowledge of Helium: (a) no other party to any Relevant Documents is (or will be (as applicable)) in breach, violation or default of the material terms, conditions or covenants of any such Relevant Document; and (b) there exists no (nor will there exist any (as applicable)) condition which with the passage of time or the giving of notice or both would result, or would reasonably be expected to result, in such a breach, violation or default.
3.Continued Performance and Support
3.1Provided that Helium’s representations and warranties made or given in Section 2 are true and correct in all material respects (or where qualified by materiality, in all respects) as of each date made or given:
3.1.1If a Separation Event occurs, Royal shall cause Sandstorm to continue to perform, in good faith all of Sandstorm’s actions and obligations under each of the Relevant Documents, including, for greater certainty, the Hod Maden Note, and comply with the terms and conditions set out therein.
3.1.2If a Separation Event occurs, the Parties hereby agree that the following shall be deemed to occur automatically on the Separation Date:
3.1.2.1Horizon’s obligations under the Antamina Note to: (i) pay Interest on the Interest Bearing Advance on each Interest Payment Date (other than the Maturity Date) (as such terms are defined in the Antamina Note); and (ii) prepay any Advances with Excess Cash Flow for each Cash Sweep Period (as such terms are defined in the Antamina Note), shall, in each case, be deemed to have been waived (the “Waivers”), effective on the Separation Date, by Sandstorm, without further action by the Parties, provided that, (X) the Waivers shall only be in effect until the end of the Interim Period, upon which date the Waivers shall expire and be of no further force or effect, and (Y) the Waivers shall not constitute an agreement, waiver or consent to any other event, circumstance matter or thing (other than the Waivers) and is without prejudice to any of the rights or remedies of Sodium under the Antamina Note with respect to any other event, circumstance, matter or thing;
3.1.2.2the Hod Maden Note shall be amended as follows:
(1)the definition of “Revolving Facility Commitment” in the Hod Maden Note shall be amended, without further action by the Parties, to read:
““Revolving Facility Commitment” means the commitment of the Holder, subject to all conditions precedent contained herein, to make Revolving Facility Advances up to an aggregate principal amount outstanding at any one time not to exceed $150,000,000 U.S. Dollars, without regard to Holder Available Liquidity;”; and

3.1.2.3Royal hereby unconditionally and irrevocably guarantees (the “Guarantee”) to Horizon full and prompt performance and satisfaction of all of the obligations of Sandstorm under the Hod Maden Note (the “Guaranteed Obligations”) on the following terms:
(1)Royal shall perform and satisfy (or procure such performance or satisfaction) the Guaranteed Obligations immediately after demand to do so is made by Horizon in writing stating that Sandstorm has failed to perform such Guaranteed Obligations.
(2)The obligations of Royal under this Guarantee shall be continuing, unconditional, absolute and irrevocable.
(3)Horizon shall not be bound to exhaust its recourse against Sandstorm, any other guarantor or person or under any other security before being entitled to performance by Royal.
(4)Any of the Guaranteed Obligations for which Sandstorm may not be able to enforce performance and satisfaction by Royal on the basis of the Guarantee will be performed and satisfied by Royal as principal obligant of such Guaranteed Obligations, and such Guaranteed Obligations will be performed and satisfied by Royal immediately after demand for that performance and satisfaction is made by Horizon in writing.
4.General
4.1Governing Law. This Side Letter Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each of the Parties hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this Side Letter Agreement.
4.2Assignment and Enurement.
4.2.1Each Party hereto may not assign this Side Letter Agreement or any of their rights and obligations hereunder without the prior written consent of the other Parties hereto.
4.2.2This Side Letter Agreement shall enure to the benefit of and be binding upon each Party and, as applicable, their respective successors and permitted assigns.
4.3Amendments. No amendment to this Side Letter Agreement shall be valid or binding unless set forth in writing and duly executed by each of the Parties.
4.4Termination. This Side Letter Agreement shall terminate and be of no further force and effect upon the earliest of:
4.4.1the Horizon Arrangement having been completed; and
4.4.1all Relevant Documents having expired or been terminated in accordance with their terms.
4.5No Waiver. No waiver by any of the Parties hereto of the conditions, or of the breach of any term or covenant, contained in this Side Letter Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or as a waiver of any condition nor of the breach of any other term or covenant contained in this Side Letter Agreement
4.6Further Assurances. Notwithstanding that the Transactions and the events set out in the Sandstorm Arrangement Agreement and the Horizon Arrangement Agreement shall occur and be deemed to have occurred in the order and in the manner set out therein, the Parties agree, within 30 calendar days of any Separation Event, to use commercially reasonable efforts to perform, or cause to be performed, all necessary actions and do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents, including the obtaining of any necessary consents, licenses, or approvals, as may reasonably be necessary or desirable to effectuate the purposes of this Side Letter Agreement and to further document or evidence any of the transactions or events set out herein. The Parties agree to use commercially reasonable efforts to cooperate fully with each other in the performance of their respective obligations under this Side Letter.
4.7Time of Essence. Time shall be of the essence in this Side Letter Agreement.
4.8Entire Agreement. This Side Letter Agreement (together with the Horizon Arrangement Agreement) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof and, except as expressly provided herein, this Side Letter Agreement is not intended to and shall not confer upon any person other than the Parties any rights or remedies hereunder.
4.9Severability. If any term or other provision of this Side Letter Agreement is invalid, illegal or incapable of being enforced by any rule or law or public policy, all other conditions and provisions of this Side Letter Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Side Letter Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
4.10Counterparts, Execution. This Side Letter Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Side Letter Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.
[Signature page follows]

This Side Letter Agreement has been duly executed and delivered by all Parties as of the date first written above.

ROYAL GOLD, INC.
Per: /s/ William Heissenbuttel Name: William Heissenbuttel Title: President and CEO

SANDSTORM GOLD LTD.
Per: /s/ David Awram Name: David Awram Title: Senior Executive Vice-President and Director

HORIZON COPPER CORP.
Per: /s/ Craig McMillan Name: Craig McMillan Title: Chief Financial Officer

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# ROYAL GOLD, INC.
## SPECIAL MEETING OF STOCKHOLDERS
## [ ] [ ], 2025 [ ]
## THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

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